UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

180 DEGREE CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. Yukon New Parent, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This preliminary joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

PRELIMINARY - SUBJECT TO COMPLETION, DATED [month day], 2025

LETTER TO SHAREHOLDERS OF MOUNT LOGAN CAPITAL INC.

Dear Mount Logan Capital Inc. (“Mount Logan”) shareholders,

The Mergers:

On January 16, 2025, Mount Logan and 180 Degree Capital Corp., a corporation organized under the laws of the State of New York (“180 Degree Capital”), entered into an Agreement and Plan of Merger, together with Yukon New Parent, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of 180 Degree Capital (“New Parent”), Polar Merger Sub, Inc., a corporation organized under the laws of the State of New York and a wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and Moose Merger Sub, LLC, a limited liability company formed under the laws of the State of Delaware and a wholly-owned subsidiary of New Parent (“MLC Merger Sub”), to combine 180 Degree Capital and Mount Logan under a new publicly traded company, New Parent (the “Business Combination”). If the transactions contemplated by the Merger Agreement are consummated, New Parent will change its registered name with the Secretary of State of Delaware to “Mount Logan Capital Inc.” (and hereafter referred to as “New Mount Logan” in the accompanying preliminary joint proxy statement/prospectus) and will become a newly-listed public company on Nasdaq trading under the symbol “MLCI.”

The Merger Agreement provides for, subject to the terms and conditions therein: (i) the merger of TURN Merger Sub with and into 180 Degree Capital, with 180 Degree Capital being the surviving company, and a wholly-owned subsidiary of New Mount Logan (the “TURN Merger”); and (ii) the merger of MLC Merger Sub with and into Mount Logan, with Mount Logan being the surviving company, and a wholly-owned subsidiary of New Mount Logan (the “MLC Merger,” and together with the TURN Merger, the “Mergers”).

Immediately prior to the Mergers (and as a condition to closing of the Mergers), if approved by the Mount Logan shareholders, Mount Logan will domesticate from the Province of Ontario, Canada to the state of Delaware (the “MLC Domestication”). Accordingly, Mount Logan shareholders who are in favor of the Business Combination should vote in favor of the resolution in respect of the MLC Domestication.

The Consideration:

If the Mergers are completed, shareholders of each of Mount Logan and 180 Degree Capital will receive approximately [●] and [●] newly issued shares of common stock of New Mount Logan, respectively, based on the ratio of Mount Logan’s transaction equity value at signing of $67.4 million, subject to certain pre-closing adjustments, relative to the net asset value of 180 Degree Capital at closing. Based on the net asset value of 180 Degree Capital as of [month day], 2025, the estimated pro forma post-Mergers shareholder ownership of New Mount Logan would be approximately [60%] for current Mount Logan shareholders and [40%] for current 180 Degree Capital shareholders. For more information on the consideration to be paid in connection with the consummation of the Mergers including in respect of the estimated pro forma post-Mergers shareholder ownership of New Mount Logan, see the section entitled “The Mergers - Merger Consideration” and “Risk Factors - Risk Relating to the Mergers.”

The Meeting:

Mount Logan will hold an annual and special meeting of their shareholders to vote on the MLC Domestication and the resolutions (the “Proposals”) necessary to complete the Mergers. Such annual and special meeting is referred to as the “MLC Special Meeting.”

At the MLC Special Meeting, Mount Logan shareholders will be asked to vote on the following in respect of the Business Combination:

Proposal No. 1 - Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

Proposal No. 2 – Plan of Arrangement Proposal: a proposal to approve the Arrangement Resolution pursuant to section 182 of the OBCA involving, among other things, the continuance of Mount Logan from Ontario to the State of Delaware; and
Proposal No. 3 - New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan.
Additionally, as the MLC Special Meeting is also an annual general meeting for Mount Logan, Mount Logan will present its consolidated financial statements for the year ended December 31, 2024, together with the report of the auditor thereon, and Mount Logan shareholders will also be asked to vote in respect of the election of directors of Mount Logan and the appointment of Mount Logan’s auditor for the ensuing year. Assuming the Business Combination is completed, it is expected that the board of directors of Mount Logan will be reconstituted in a manner customary for that of a board of a wholly-owned subsidiary of a Nasdaq listed company, and that Mount Logan will not require an auditor separate from the auditor of New Mount Logan.
The Mount Logan board of directors (the “Mount Logan Board”) has unanimously determined that each of the MLC Domestication and the MLC Merger, and any other matters required to be approved or adopted by the Mount Logan shareholders in connection therewith each is advisable and in the best interests of, Mount Logan and its shareholders. It is expected that the Mount Logan Board will approve the New Mount Logan Equity Incentive Plan Proposal prior to the MLC Special Meeting and that the board of directors of New Mount Logan will approve and ratify the plan post-Closing before any grants or issuances are made thereunder. The Mount Logan Board unanimously recommends that Mount Logan shareholders vote “FOR” THE BUSINESS COMBINATION PROPOSAL, and “FOR” THE PLAN OF ARRANGEMENT PROPOSAL.

Additionally, as the MLC Special Meeting is also an annual general meeting for Mount Logan, Mount Logan will present its consolidated financial statements for the year ended December 31, 2024, together with the report of the auditor thereon, and Mount Logan shareholders will also be asked to vote in respect of the election of directors of Mount Logan and the appointment of Mount Logan’s auditor for the ensuing year. Assuming the Business Combination is completed, it is expected that the board of directors of Mount Logan will be reconstituted in a manner customary for that of a board of a wholly-owned subsidiary of a Nasdaq listed company, and that Mount Logan will not require an auditor separate from the auditor of New Mount Logan.

We urge you to read the enclosed preliminary joint proxy statement/prospectus, including the Annexes, carefully and in their entirety, as they include important information about the Business Combination. In particular, we urge you to carefully read the section titled “Risk Factors” beginning on page 35 of the enclosed preliminary joint proxy statement/prospectus for a description of the risks that you should consider in evaluating the Business Combination.

Your vote is very important. We cannot complete the Business Combination unless Mount Logan shareholders approve the MLC Domestication and the MLC Merger. Whether or not you expect to attend the MLC Special Meeting, the details of which are described in the enclosed preliminary joint proxy statement/prospectus, please immediately submit your proxy by the Internet or by completing, signing, dating and returning your signed instrument of proxy in the enclosed prepaid return envelope.

Any Mount Logan shareholder with questions or who requires assistance in voting their shares should contact Mount Logan’s proxy solicitor for the MLC Special Meeting, toll-free at [●].

We look forward to the successful completion of the Business Combination.

Sincerely,

Edward (Ted) Goldthorpe
Chairman and Chief Executive Officer
Mount Logan Capital Inc.

Neither the Securities and Exchange Commission nor any state securities commission nor any Canadian securities regulatory authority has approved or disapproved of the securities to be issued pursuant to the Mergers or determined if the enclosed preliminary joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The enclosed preliminary joint proxy statement/prospectus is dated [month day], 2025, and is first being mailed to stockholders on or about [month day], 2025.

LETTER TO SHAREHOLDERS OF 180 DEGREE CAPITAL CORP.

Dear 180 Degree Capital Corp. (“180 Degree Capital”) shareholders,

The Mergers:

On January 16, 2025, Mount Logan and 180 Degree Capital entered into an Agreement and Plan of Merger, by and among 180 Degree Capital, Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada (“Mount Logan”), Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of 180 Degree Capital (“New Parent”), Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Mount Logan (“TURN Merger Sub”), and Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Parent (“MLC Merger Sub”), to combine 180 Degree Capital and Mount Logan under a new publicly traded company, New Parent (the “Business Combination”). At the closing of the transactions contemplated by the Merger Agreement, New Parent will change its registered name with the Secretary of State of Delaware to “Mount Logan Capital Inc.” (and hereafter referred to as “New Mount Logan” in the accompanying preliminary joint proxy statement/prospectus).

The Merger Agreement provides for, subject to the terms and conditions therein: (i) the merger of TURN Merger Sub with and into 180 Degree Capital, with 180 Degree Capital being the surviving company, a wholly-owned subsidiary of New Mount Logan (the “TURN Merger”); and (ii) the merger of MLC Merger Sub with and into Mount Logan, with Mount Logan being the surviving company, a wholly-owned subsidiary of New Mount Logan (the “MLC Merger,” and together with the TURN Merger, the “Mergers”).

Following the completion of the Mergers, 180 Degree Capital plans to file for deregistration (the “Deregistration,” and together with the Mergers, the “Transactions”) as a management closed-end investment company registered under the Investment Company Act of 1940 (the “1940 Act”) with the Securities and Exchange Commission (the “SEC”).

New Mount Logan will be the surviving entity as a newly-listed public company on Nasdaq trading under the symbol “MLCI.”

The Consideration:

If the Mergers are completed, shareholders of each of Mount Logan and 180 Degree Capital will receive approximately [●] and [●] newly issued shares of common stock of New Mount Logan, respectively based on the ratio of Mount Logan’s transaction equity value at signing of $67.4 million, subject to certain pre-closing adjustments, relative to the net asset value of 180 Degree Capital at closing. Based on the net asset value of 180 Degree Capital as of [month day], 2025, the estimated pro forma post-Mergers shareholder ownership of New Mount Logan would be approximately [60%] for current Mount Logan shareholders and [40%] for current 180 Degree Capital shareholders. For more information on the consideration to be paid in connection with the consummation of the Mergers including in respect of the estimated pro rata post-Mergers shareholder ownership of New Mount Logan, see the section entitled “The Mergers - Merger Consideration” and “Risk Factors - Risk Relating to the Mergers.”

The Meeting:

180 Degree Capital will hold a special meeting of its shareholders on [month day], 2025, to vote on the proposals necessary to complete the Mergers (the “180 Degree Capital Special Meeting”).

At the 180 Degree Capital Special Meeting, 180 Degree Capital shareholders will be asked to vote on:

•Proposal No. 1 - The Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

•Proposal No. 2 - The TURN 1940 Act Deregistration: a proposal to approve the deregistration of 180 Degree Capital as a management closed-end investment company registered under the 1940 Act;

•Proposal No. 3 - The New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan; and

•Proposal No. 4 - The Adjournment Proposal: a proposal to adjourn the 180 Degree Capital Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the 180 Degree Capital Special Meeting.

The 180 Degree Capital board of directors (the “180 Degree Capital Board”) has unanimously determined that the transactions contemplated by the Merger Agreement, including the Business Combination and the issuance of shares of New Mount Logan Common Stock in connection with the Mergers, are advisable, fair to, and in the best interests of, 180 Degree Capital and its shareholders; has unanimously approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Business Combination and the issuance of shares of New Mount Logan Common Stock in connection with the Mergers. It is expected that the 180 Degree Capital Board will approve the New Mount Logan Equity Incentive Plan Proposal prior to the 180 Degree Capital Special Meeting and that the board of directors of New Mount Logan will approve and ratify the plan post-Closing before any grants or issuances are made thereunder. The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal, “FOR” the TURN 1940 Act Deregistration Proposal, and “FOR” the Adjournment Proposal.

We urge you to read the enclosed preliminary joint proxy statement/prospectus, including the Annexes, carefully and in their entirety, as they include important information about the Business Combination. In particular, we urge you to carefully read the section titled “Risk Factors” beginning on page 35 of the enclosed preliminary joint proxy statement/prospectus for a description of the risks that you should consider in evaluating the Business Combination.

Your vote is very important. We cannot complete the Business Combination unless 180 Degree Capital shareholders adopt the Merger Agreement and approve the transactions, including the Business Combination. Whether or not you expect to attend the 180 Degree Capital Special Meeting, the details of which are described in the enclosed preliminary joint proxy statement/prospectus, please immediately submit your proxy by telephone, by the Internet or by completing, signing, dating and returning your signed proxy card(s) in the enclosed prepaid return envelope.

180 Degree Capital shareholders with any questions or require assistance in voting their shares should call EQ Funds Solutions, LLC, 180 Degree Capital’s proxy solicitor for the 180 Degree Capital Special Meeting, toll-free at [●].

We look forward to the successful completion of the Business Combination.

Sincerely,

Kevin M. Rendino
Chairman and Chief Executive Officer
180 Degree Capital Corp.

Neither the Securities and Exchange Commission nor any state securities commission nor any Canadian securities regulatory authority has approved or disapproved of the securities to be issued pursuant to the Mergers or determined if the enclosed preliminary joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The enclosed preliminary joint proxy statement/prospectus is dated [month day], 2025, and is first being mailed to stockholders on or about [month day], 2025.

MOUNT LOGAN CAPITAL INC.
NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [month day], 2025
NOTICE IS HEREBY GIVEN that, in accordance with an order of the Ontario Superior Court of Justice (Commercial List) (the “Court”) dated [month day], 2025 (the “Interim Order”), an annual and special meeting (the “MLC Special Meeting”) of the shareholders of Mount Logan Capital Inc. (“Mount Logan”) will be held, online only via live audio webcast, on [day of week], [month day], 2025 at [time] (Eastern time) for the following purposes:
1.to receive the consolidated financial statements of Mount Logan for the year ended December 31, 2024, together with the report of the auditor thereon;
2.to elect directors of Mount Logan to hold office until the close of business of the next annual meeting of Mount Logan’s shareholders;
3.to appoint the auditor of Mount Logan to hold office until the close of business of the next annual meeting of Mount Logan’s shareholders and to authorize the directors of Mount Logan to fix the auditor’s remuneration;
4.to consider and, if deemed advisable, approve, with or without variation, a resolution (the “Arrangement Resolution”), the full text of which is set out in the accompanying preliminary joint proxy statement/prospectus (the “Preliminary Joint Proxy Statement/Prospectus”), to approve a plan of arrangement (the “Plan of Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving, among other things, the continuance of Mount Logan out of the jurisdiction of the OBCA to the State of Delaware, as more fully described below and in the Preliminary Joint Proxy Statement/Prospectus (the “MLC Domestication”);
5.to consider and, if deemed advisable, approve, with or without variation a resolution (the “MLC Merger Resolution”) (including in their capacity as shareholders of Mount Logan following the MLC Domestication), the full text of which is set out in the accompanying Preliminary Joint Proxy Statement/Prospectus, to approve the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 16, 2025, by and among Mount Logan, 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York (“180 Degree Capital”), Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of 180 Degree Capital, which will be renamed Mount Logan Capital Inc. (“New Mount Logan”), Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Mount Logan, and Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Mount Logan (“MLC Merger Sub”), pursuant to which, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement (including the prior consummation of the MLC Domestication), MLC Merger Sub shall be merged with and into Mount Logan, with Mount Logan as the surviving company;
6.to consider and, if deemed advisable, approve, with or without variation (including in their capacity as shareholders of Mount Logan following the MLC Domestication), a resolution, the full text of which is set out in the accompanying Preliminary Joint Proxy Statement/Prospectus, to approve the Mount Logan Capital Inc. 2025 Omnibus Incentive Plan; and
7.to transact such other business as may be properly brought before the MLC Special Meeting or any adjournment thereof (including in their capacity as shareholders of Mount Logan following the MLC Domestication).

Information relating to the items described above is set forth in the accompanying Preliminary Joint Proxy Statement/Prospectus.
Only shareholders of record as of [month day], 2025, the record date for the MLC Special Meeting, are entitled to receive notice of and to vote at the MLC Special Meeting. Shareholders who wish to vote at the MLC Special Meeting must attend the MLC Special Meeting via live audio webcast or deposit an instrument of proxy in accordance with the instructions set forth below and in the accompanying Preliminary Joint Proxy Statement/Prospectus.
Mount Logan will hold the MLC Special Meeting in a virtual only format, which will be conducted via live audio webcast. All shareholders, regardless of their geographic location and equity ownership, will have an equal opportunity to participate in the MLC Special Meeting and engage with management of Mount Logan as well as with other shareholders. The MLC Special Meeting will not take place at a physical location and therefore shareholders will not be able to attend the MLC Special Meeting in person. Each shareholder who is entitled to attend at shareholders’ meetings is encouraged to participate in the MLC Special Meeting and shareholders are urged to vote on matters to be considered via live audio webcast or by proxy.
Registered shareholders and duly appointed proxyholders will be able to attend, participate, vote and submit questions at the MLC Special Meeting online at [LUMI link to be inserted] (meeting identification number [●]). Non-registered shareholders (being shareholders who hold their shares through a securities dealer or broker, bank, trust company or trustee, custodian, nominee or other intermediary) who have not duly appointed themselves as their proxy will be able to attend the MLC Special Meeting only as guests. Guests will be able to listen to the MLC Special Meeting but will not be able to vote or ask questions. Inside this document, you will find important information and detailed instructions about how to participate in the MLC Special Meeting.
Pursuant to the Interim Order, registered holders of common shares of Mount Logan (“MLC Common Shares”) have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement (as defined in the accompanying Preliminary Joint Proxy Statement/Prospectus) becomes effective, to be paid the fair value of their MLC Common Shares in accordance with the provisions of section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court. A registered holder of MLC Common Shares wishing to exercise rights of dissent with respect to the Arrangement must send to Mount Logan a written objection to the Arrangement Resolution, which written objection must be received by Mount Logan at Suite 800, Wildeboer Dellelce Place, 365 Bay Street, Toronto, Ontario M5H 2V1, Attention: Corporate Secretary, not later than 5:00 p.m. (Toronto time) two business days immediately preceding the date of the MLC Special Meeting, and must otherwise strictly comply with the dissent procedures prescribed by the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court. A shareholder’s right to dissent is more particularly described in the Preliminary Joint Proxy Statement/Prospectus. A copy of the Interim Order and the text of section 185 of the OBCA are set forth in [Annex [●] and Annex [●]] of the Preliminary Joint Proxy Statement/Prospectus, respectively.
Failure to strictly comply with the requirements set forth in section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, may result in the loss of any right of dissent. Persons who are beneficial owners of MLC Common Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only registered shareholders of Mount Logan are entitled to dissent. Accordingly, a beneficial owner of MLC Common Shares desiring to exercise this right must make arrangements for the MLC Common Shares beneficially owned by such shareholder to be registered in the shareholder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by Mount Logan or, alternatively, make arrangements for the registered holder of such MLC Common Shares to dissent on the shareholder’s behalf. It is strongly suggested that any shareholder wishing to dissent seek independent legal advice, as the failure to comply strictly with the provisions of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, may prejudice such shareholder’s right to dissent.
Shareholders that have any questions or need additional information with respect to the voting of their MLC Common Shares should consult their financial, legal, tax or other professional advisors.

DATED at Toronto, Ontario this [day][th] day of [month], 2025.
By Order of the Board of Directors

Edward (Ted) Goldthorpe Chief Executive Officer

IMPORTANT
It is desirable that as many shares as possible be represented at the MLC Special Meeting. If you do not expect to attend the MLC Special Meeting and would like your shares represented, please complete the enclosed instrument of proxy and return it as soon as possible in the envelope provided for that purpose. To be valid, all instruments of proxy must be delivered to the Proxy Department of Odyssey Trust Company, 67 Yonge Street, Suite 702, Toronto, Ontario, Canada M5E 1J8 not later than 48 hours, excluding Saturdays, Sundays and statutory holidays in the City of Toronto, prior to the time of the MLC Special Meeting or any adjournment thereof. Late instruments of proxy may be accepted or rejected by the chair of the MLC Special Meeting in his or her discretion but he or she is under no obligation to accept or reject any particular late instrument of proxy. As an alternative to completing and submitting an instrument of proxy, you may vote electronically on the internet at https://login.odysseytrust.com/pxlogin. Shareholders who wish to vote using the internet should follow the instructions in the enclosed instrument of proxy.

7 N. Willow Street, Suite 4B
Montclair, NJ 07042

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
OF 180 DEGREE CAPITAL CORP.

TO BE HELD ON [month day], 2025

Dear Stockholders,

A special meeting of 180 Degree Capital Corp. (“180 Degree Capital”) shareholders will be held on [month day], 2025, at [time], local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. As in recent years, we recommend that shareholders participate via webcast at https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082 passcode 415049.

This special meeting (the “180 Degree Capital Special Meeting”) has been called by the Board of Directors of 180 Degree Capital (the “180 Degree Capital Board”), and this notice is being issued at its direction. It has called this 180 Degree Capital Special Meeting to consider and vote on the following:

•Proposal No. 1 - The Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

•Proposal No. 2 - The TURN 1940 Act Deregistration Proposal: a proposal to approve the deregistration of 180 Degree Capital as a management closed-end investment company registered under the 1940 Act;

•Proposal No. 3 - The New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan; and

•Proposal No. 4 - The Adjournment Proposal: a proposal to adjourn the 180 Degree Capital Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the 180 Degree Capital Special Meeting.

The Business Combination Proposal and the TURN 1940 Act Deregistration Proposal are cross-conditioned on the approval of the other. The New Mount Logan Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this Preliminary Joint Proxy Statement/Prospectus. The Business Combination Proposal, the TURN 1940 Act Deregistration Proposal, the New Mount Logan Equity Incentive Plan Proposal and the Adjournment Proposal are collectively referred to as the “Proposals.” 180 Degree Capital will transact no other business at the 180 Degree Capital Special Meeting, except such business as may be properly brought before the 180 Degree Capital Special Meeting or any adjournment thereof by or at the direction of the 180 Degree Capital Board in accordance with the bylaws of 180 Degree Capital.

Only stockholders of record on the books of 180 Degree Capital at the close of business on [month day], 2025, will be entitled to vote at the 180 Degree Capital Special Meeting or any adjournment or postponement thereof. If a new record date is set, you will be entitled to vote at the 180 Degree Capital Special Meeting if you hold 180 Degree Capital common shares as of such new record date.

THE 180 DEGREE CAPITAL BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL, “FOR” THE TURN 1940 ACT DEREGISTRATION PROPOSAL, AND “FOR” THE ADJOURNMENT PROPOSAL.

The accompanying Preliminary Joint Proxy Statement/Prospectus describes the Proposals in more detail. Please refer to the attached document, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the 180 Degree Capital Special Meeting. You are encouraged to read the entire document carefully before voting. A summary of the Merger Agreement is included in the accompanying Preliminary Joint Proxy Statement/Prospectus in the section entitled “The Merger Agreement” and a copy of the Merger Agreement is attached as Annex A to the accompanying Preliminary Joint Proxy Statement/Prospectus, each of which is incorporated by reference into this notice to the same extent as if fully set forth herein. In addition, see the section entitled “Risk Factors” beginning on page 35 of the Preliminary Joint Proxy Statement/Prospectus accompanying this notice for an explanation of the material risks associated with the Mergers and the other transactions contemplated by the Merger Agreement.

PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE 180 DEGREE CAPITAL SPECIAL MEETING VIA THE 180 DEGREE CAPITAL SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS.

If you have any questions concerning the Proposals, the Mergers or the accompanying Preliminary Joint Proxy Statement/Prospectus, would like additional copies or need help voting your 180 Degree Capital common shares, please contact 180 Degree Capital’s proxy solicitor:

EQ Fund Solutions, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
[●]

Your vote is very important. The Mergers are conditioned on the approval of the Business Combination Proposal by 180 Degree Capital shareholders. Approval of the Business Combination Proposal requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding 180 Degree Capital common shares. 180 Degree Capital stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes by phone or the Internet. Simply follow the instructions provided on the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Kevin M. Rendino
Chairman and Chief Executive Officer
180 Degree Capital Corp.

REFERENCES TO ADDITIONAL INFORMATION

This Preliminary Joint Proxy Statement/Prospectus incorporates by reference important business and financial information about 180 Degree Capital Corp. (“180 Degree Capital”) and Mount Logan Capital Inc. (“Mount Logan”) from other documents that are not included in or delivered with this Preliminary Joint Proxy Statement/Prospectus, including documents that 180 Degree Capital has filed with the U.S. Securities and Exchange Commission (“SEC”) and Mount Logan has filed with Canadian securities regulators on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”). For a listing of documents incorporated by reference herein, see the section entitled “Where You Can Find More Information.” Information regarding 180 Degree Capital is available for you to review free of charge through the SEC’s website at https://www.sec.gov. Information regarding Mount Logan is available for you to review free of charge under Mount Logan’s SEDAR+ profile available on the Canadian securities regulator’s website at https://www.sedarplus.com.

180 Degree Capital shareholders may request copies of this Preliminary Joint Proxy Statement/Prospectus and any of the documents incorporated by reference herein or other information filed with the SEC or applicable Canadian securities regulatory authorities on SEDAR, by 180 Degree Capital or Mount Logan, as applicable, without charge, upon written or oral request to its principal executive office listed below:

180 Degree Capital Corp. 7 N. Willow Street, Suite 4B Montclair, NJ 07042 Attn: Corporate Secretary (973) 746-4500

To obtain timely delivery of these documents before the 180 Degree Special Meeting (as defined in the section entitled “Certain Defined Terms”), 180 Degree Capital shareholders must request the information no later than [month day], 2025 (which is five business days before the date of the 180 Degree Special Meeting).

In addition, 180 Degree Capital shareholders who have questions about the merger or this Preliminary Joint Proxy Statement/Prospectus, would like additional copies of this Preliminary Joint Proxy Statement/Prospectus or need to obtain proxy cards or other information related to the proxy solicitation, should contact EQ Funds Solutions, LLC, the proxy solicitor for 180 Degree Capital, toll-free at [●], or for banks and brokers, collect at [●].

Mount Logan shareholders who have questions about the merger or this Preliminary Joint Proxy Statement/Prospectus, would like additional copies of this Preliminary Joint Proxy Statement/Prospectus or need to obtain instruments of proxy or other information related to the voting of their shares, should contact their nominee (bank, trust company, securities broker, investment dealer or other nominee). In addition, [name of proxy solicitor] is available to answer any questions you might have in respect of the information contained in this Preliminary Joint Proxy Statement/Prospectus. Interested Mount Logan shareholders may contact [●], by telephone at: [●] (North American Toll Free) or [●] (Collect Outside North America); or by email at: [●].

ABOUT THIS PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS

This Preliminary Joint Proxy Statement/Prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by New Mount Logan (Registration No. 333-[ ]), constitutes a prospectus of New Mount Logan under Section 5 of the Securities Act of 1933 with respect to the shares of New Mount Logan Common Stock to be issued to 180 Degree Capital and Mount Logan shareholders in the Business Combination contemplated by the Merger Agreement. This document also constitutes a proxy statement of 180 Degree Capital under Section 14(a) of the Exchange Act of 1934, as amended, and a management information circular of Mount Logan under applicable corporate and securities laws in Canada. This Preliminary Joint Proxy Statement/Prospectus also constitutes a notice of the 180 Degree Capital Special Meeting to be held on [month day], 2025 and the MLC Special Meeting to be held on [month day], 2025.

180 Degree Capital has supplied all information contained or incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus relating to 180 Degree Capital, Yukon Merger Sub, Inc., Moose Merger Sub, LLC, and Polar Merger Sub, Inc. (the “180 Degree Capital Information”), and Mount Logan has supplied all such information relating to Mount Logan (the “Mount Logan Information”). 180 Degree Capital and Mount Logan have both contributed to such information relating to the Mergers and the other transactions contemplated by the Merger Agreement. With respect to the 180 Degree Capital Information, Mount Logan has relied exclusively upon 180 Degree Capital, without independent verification by Mount Logan. Although Mount Logan does not have any knowledge that would indicate that such information is untrue or incomplete, neither Mount Logan nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information including any of 180 Degree Capital’s financial statements, or for the failure by 180 Degree Capital to disclose events or information that may affect the completeness or accuracy of such information. With respect to the Mount Logan Information, 180 Degree Capital has relied exclusively upon Mount Logan, without independent verification by 180 Degree Capital. Although 180 Degree Capital does not have any knowledge that would indicate that such information is untrue or incomplete, neither 180 Degree Capital nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information including any of Mount Logan’s financial statements, or for the failure by Mount Logan to disclose events or information that may affect the completeness or accuracy of such information.

You should rely only on the information contained or incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus. 180 Degree Capital and Mount Logan have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus. This Preliminary Joint Proxy Statement/Prospectus is dated [month day], 2025 and you should not assume that the information contained in this Preliminary Joint Proxy Statement/Prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.

Further, you should not assume that the information incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this Preliminary Joint Proxy Statement/Prospectus to 180 Degree Capital shareholders or Mount Logan shareholders nor the issuance by New Mount Logan of shares of New Mount Logan Common Stock pursuant to the Merger Agreement will create any implication to the contrary.

This Preliminary Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

All references in this Preliminary Joint Proxy Statement/Prospectus to dollars or “$” are to U.S. dollars, unless otherwise indicated.

All references in this Preliminary Joint Proxy Statement/Prospectus to “C$” are to Canadian dollars.

CURRENCY EXCHANGE RATE DATA

The following table shows, for the years and dates indicated, certain information regarding the Canadian dollar/U.S. dollar exchange rate. The information is based on the daily exchange rate as reported by the Bank of Canada. Such exchange rate on [month day], 2025 was C$[●] = $1.00.

	Period End	Average	Low	High
Year ended December 31,
(C$ per $)
2024	1.4389	1.3698	1.3316	1.4416
2023	1.3226	1.3497	1.3128	1.3875
2022	1.3544	1.3011	1.2451	1.3856
2021	1.2678	1.2535	1.2040	1.2942
2020	1.2732	1.3415	1.2718	1.4496
2019	1.2988	1.3269	1.2988	1.3600
			Low	High
Month ended,
(C$ per $)
March 2025 (through March [●], 2025)			[●]	[●]
February 2025			1.4166	1.4603
January 2025			1.4330	1.4484
December 2024			1.4038	1.4416
November 2024			1.3854	1.4082
October 2024			1.3491	1.3916
September 2024			1.3462	1.3599
August 2024			1.3460	1.3858
July 2024			1.3613	1.3852
June 2024			1.3635	1.3767
May 2024			1.3615	1.3759
April 2024			1.3504	1.3821
March 2024			1.3471	1.3593
February 2024			1.3404	1.3574
January 2024			1.3316	1.3522
Source: Bank of Canada website

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CERTAIN DEFINED TERMS
When used in this document, unless otherwise indicated in this document or the context otherwise requires:
•“40 Act Closing Date Plan” means, to the extent necessary in connection with Closing, to avoid having New Mount Logan be deemed an investment company under the 1940 Act (i.e., to avoid New Mount Logan failing the “40% test” in Section 3(a)(1)(C) of the 1940 Act), ensuring that, following Closing, the fair value of Mount Logan equates to 60% or more of New Mount Logan’s total assets (exclusive of cash and “government securities” (as defined in Section 2(a)(16) of the 1940 Act) and that the fair value of 180 Degree Capital equates to less than 40% of New Mount Logan’s total assets (exclusive of cash and government securities)), a mutually agreed plan between 180 Degree Capital and Mount Logan pursuant to which 180 Degree Capital would, in connection with Closing, either (1) convert certain investment assets to cash and distribute the cash to New Mount Logan, which cash New Mount Logan would in turn contribute to Mount Logan or one of its Subsidiaries, in connection with Closing or (2) distribute in kind certain investment assets to New Mount Logan, which assets New Mount Logan would in turn contribute on a cashless basis to Mount Logan or one of its Subsidiaries, in connection with Closing. The assets to be liquidated or distributed in kind by 180 Degree Capital will be subject to regulatory, tax and other considerations and mutual agreement of 180 Degree Capital and Mount Logan, with each of Mount Logan and 180 Degree Capital required to act reasonably in connection with such determination and the 40 Act Closing Date Plan to the extent required to be implemented.
•“180 Degree Capital” refers to 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York;
•“180 Degree Capital Board” refers to the Board of Directors of 180 Degree Capital;
•“180 Degree Capital Independent Directors” refers to the independent members of the 180 Degree Capital Board in their capacity as such;
•“180 Degree Capital Record Date” refers to [month day], 2025;
•“180 Degree Capital Shareholders” refers to holders of TURN Common Shares;
•“180 Degree Capital Special Committee” refers to the special committee of the 180 Degree Capital Board comprised of 180 Degree Capital Independent Directors;
•“180 Degree Capital Special Meeting” refers to a special meeting of the shareholders of 180 Degree Capital;
•“1940 Act” refers to the Investment Company Act of 1940, as amended;
•“Advisers Act” refers to the Investment Advisers Act of 1940, as amended;
•“Arrangement” refers to the arrangement of Mount Logan under the provisions of Section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement as amended or varied from time to time in accordance with the terms of the Merger Agreement and the Plan of Arrangement or at the direction of the Court in the Final Order (with the prior written consent of Mount Logan and 180 Degree Capital, each acting reasonably);
•“Articles of Arrangement” refers to the articles of arrangement of Mount Logan in respect of the Arrangement, required by the OBCA to be sent to the OBCA Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to Mount Logan and 180 Degree Capital, each acting reasonably;
•“AUM” refers to assets under management;
•“BC Partners” refers to BC Partners LLP, an adviser of private equity and real estate funds affiliated with BCPA;
•“BC Partners PE/RE Affiliates” refers to affiliates of BC Partners involved in the private equity and real estate businesses, and, for the avoidance of doubt, does not include BCPA or the BCPA Credit Affiliates;
•“BCPA” refers to BC Partners Advisors L.P., an adviser of credit funds affiliated with BC Partners;

•“BCPA Credit Affiliates” refers to affiliates of BCPA involved in the credit business, and for the avoidance of doubt, does not include BC Partners or the BC Partners PE/RE Affiliates;
•“Business Combination” refers to the combination of the businesses of 180 Degree Capital and Mount Logan and any other transactions contemplated by and pursuant to the terms of the Merger Agreement;
•“Business Day” refers to any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York or Toronto, Ontario, Canada;
•“Canadian Securities Laws” refers to applicable Canadian provincial and territorial securities laws;
•“Certificate of Arrangement” refers to the certificate of Arrangement issued by the OBCA Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;
•“Certificates of Merger” refers to the certificate of merger to be filed by TURN Merger Sub and 180 Degree Capital with the New York Department of State, together with, unless the context otherwise requires, the certificate of merger to be filed by MLC Merger Sub and Mount Logan with the Secretary of State of the State of Delaware;
•“Closing” refers to the closing of the Mergers;
•“Closing Date” refers to 10:00 a.m., Eastern Time, on the date that is three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless otherwise agreed in writing by the Parties to the Merger Agreement;
•“Closing MLC Net Asset Value” refers to an amount, as finally determined in accordance with Section 2.6(a) of the Merger Agreement, equal to the following: (i) the MLC NAV, minus (ii) the aggregate amount of cash dividends or in kind distributions (other than distributions of MLC Common Shares), if any, paid by Mount Logan to its stockholders during the Measurement Period (as defined in the Merger Agreement), excluding, for the avoidance of doubt, MLC Common Shares issued in the MLC Domestication, plus (iii) to the extent permitted under Section 6.2(a) of the Merger Agreement (giving effect for the avoidance of doubt to the first paragraph of Section 6.2), the value ascribed by Mount Logan to any new capital stock actually issued by Mount Logan during the Measurement Period in exchange for cash contributions (including cash contributed in connection with any exercise of MLC Warrants) or other assets actually received (including by way of any acquisition, however structured) during the Measurement Period, including for purposes of this clause (iii) new capital stock issued in connection with any acquisition, but excluding for purposes of this clause (iii), for the avoidance of doubt, (x) any equity issued as compensation to directors, officers, employees, contractors, service providers, any Affiliate (as defined in the Merger Agreement) of BCPA or any Affiliate (as defined in the Merger Agreement) of Mount Logan or any such equity the vesting of which occurs in connection with the Business Combination or otherwise and (y) MLC Common Shares issued in the MLC Domestication;
•“Closing TURN Net Asset Value” refers to an amount, as finally determined in accordance with Section 2.6(b) of the Merger Agreement, equal to the following: (i) the TURN NAV, minus (ii) TURN Transaction Expenses to the extent the same did not otherwise reduce on a dollar-for-dollar basis the calculation of TURN NAV, plus (iii) the amount of TURN Change of Control Severance Payments (as defined in the Merger Agreement) included in TURN Transaction Expenses pursuant to the foregoing clause (ii);
•“Code” refers to the Internal Revenue Code of 1986;
•“Combined Closing NAV” means the sum of (i) the Closing TURN Net Asset Value, plus (ii) the Closing MLC Net Asset Value;
•“Confidential Information” refers to any confidential or proprietary information supplied or otherwise provided by or on behalf of any other Party as specified in the Merger Agreement;
•“Court” refers to the Ontario Superior Court of Justice (Commercial List);
•“Delaware LLC Act” refers to the Delaware Limited Liability Company Act;
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•“Deregistration” refers to the deregistration of 180 Degree Capital as a closed-end investment company registered under the 1940 Act with the SEC;
•“Determination Date” refers to a date no earlier than two (2) Business Days prior to the Closing Date;
•“DGCL” refers to the Delaware General Corporation Law;
•“Disclosed Canadian Personal Information” refers to Personal Information subject to Canadian Privacy and Data Security Laws that a Party receives from the other Party in connection with the Merger Agreement;
•“Dissent Procedures” refers to the procedures to be taken by a MLC Shareholder in exercising Dissent Rights;
•“Dissent Rights” refers to the rights of dissent in respect of the Arrangement as contemplated in the Plan of Arrangement;
•“Dissenting MLC Shareholders” refers to Registered MLC Shareholders who have duly and validly exercised their Dissent Rights in strict compliance with the Dissent Procedures and whose Dissent Rights have not been withdrawn or waived;
•“Effect” refers to any event, change, circumstance, effect, development, condition or occurrence;
•“Effective Time” refers to the date and time when the Mergers become effective as set forth in the Certificates of Merger;
•“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•“Excluded Shares” means (a) with respect to the TURN Merger, TURN Common Shares owned by 180 Degree Capital, New Mount Logan, TURN Merger Sub or any of their respective direct or indirect wholly-owned Subsidiaries or (b) with respect to the MLC Merger, MLC Common Shares owned by Mount Logan, New Mount Logan, MLC Merger Sub or any of their respective direct or indirect wholly-owned Subsidiaries.
•“Fenchurch” refers to Fenchurch Advisory Partners US, LP, a financial advisor to the 180 Degree Capital Special Committee;
•“Final Order” refers to the order made after application to the Court approving the Arrangement, in form and substance acceptable to Mount Logan and 180 Degree Capital, each acting reasonably, as such order may be amended, supplemented, varied or modified by the Court (with the consent of both Mount Logan and 180 Degree Capital, each acting reasonably) or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to Mount Logan and 180 Degree Capital, each acting reasonably);
•“Governmental Entities” refers to any federal, state, provincial, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any stock exchange, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing;
•“HSR Act” refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976;
•“Indemnified Party” refers to each person who (i) is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Mount Logan or 180 Degree Capital, as applicable, or any of their respective subsidiaries, or (ii) is now serving, or has served at any time prior to the date of the Merger Agreement or who serves or agrees to serve prior to the Effective Time, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Mount Logan or 180 Degree Capital;
•“Interim Order” refers to the interim order of the Court made pursuant to the OBCA in a form acceptable to Mount Logan and 180 Degree Capital, each acting reasonably, providing for, among other things, the calling and the holding of the MLC Special Meeting and the MLC Domestication, as such order may be amended, supplemented or varied by the Court (with the consent of both Mount Logan and 180 Degree Capital, each acting reasonably);

•“Laws” refers to any federal, state, provincial, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity;
•“Liens” refers to all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances;
•“Merger Agreement” refers to the agreement and plan of merger among 180 Degree Capital, Mount Logan, New Mount Logan, Polar Merger Sub, and Moose Merger Sub, dated January 16, 2025, as it may from time to time be amended, modified or supplemented;
•“Merger Consideration” refers to, collectively, the MLC Merger Consideration and the TURN Merger Consideration;
•“Mergers” refers to the TURN Merger, together with, unless the context otherwise requires, the MLC Merger;
•“MI 61-101” refers to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, as adopted by the securities regulatory authorities in the provinces of Alberta, Manitoba, Ontario, Québec and New Brunswick and presently in effect;
•“Minority MLC Shareholders” refers to all MLC Shareholders, other than New Mount Logan, 180 Degree Capital and any MLC Shareholder that meets the criteria set out in Section 8.1(2)(a) to (d), inclusive, of MI 61-101;
•“MLC Adverse Recommendation Change” refers to the (A) withdrawal or qualification (or to modify or amend in a manner adverse to 180 Degree Capital), or public proposal to withdraw or qualify (or otherwise modify or amend in a manner adverse to 180 Degree Capital), the MLC Recommendation and (B) taking of any action or making of any statement, filing or release, in connection with the MLC Special Meeting or otherwise, inconsistent with the MLC Recommendation;
•“MLC Common Shares” refers to, prior to giving effect to the MLC Domestication, common shares in the capital of Mount Logan and, after giving effect to the MLC Domestication, units representing membership interests of Mount Logan;
•“MLC Delaware Unit” refers to units representing membership interests of Mount Logan after giving effect to the MLC Domestication;
•“MLC Disclosure Letter” refers to the MLC disclosure letter to the Merger Agreement, dated January 16, 2025, as it may from time to time be amended, modified or supplemented.
•“MLC Domestication” refers to the continuance of Mount Logan pursuant to the OBCA from a corporation existing under and governed by the OBCA to a limited liability company existing under and governed by the Delaware LLC Act, as contemplated in the Plan of Arrangement, that will file IRS Form 8832 to elect to be treated as a corporation for U.S. federal income tax purposes; provided, that, prior to obtaining the approval of the shareholders of Mount Logan with respect to the MLC Matters, Mount Logan may, at its option and upon prior written approval of 180 Degree Capital (not to be unreasonably conditioned, delayed or withheld), cause the continuance of Mount Logan to a corporation incorporated under and governed by the Delaware General Corporation Law;
•“MLC Domestication Effective Date” refers to the date shown on the Certificate of Arrangement giving effect to the Arrangement;
•“MLC Domestication Effective Time” refers to 30 minutes prior to the effective time of the merger of MLC Merger Sub with and into Mount Logan as set forth in the certificate of merger that shall be filed by MLC Merger Sub and Mount Logan with the Delaware Secretary of State on the Effective Time;
•“MLC Exchange Ratio” refers to the product of: (i) the quotient of (x) one, divided by (y) the Outstanding MLC Delaware Units, multiplied by: (ii) the product of (x) New Mount Logan Shares for Issuance, multiplied by (y) the MLC NAV Multiplier;

•“MLC Intervening Event” refers to, with respect to Mount Logan, any event, change or development first occurring or arising after the date hereof that is material to Mount Logan and its subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, any member of the Mount Logan Board, as of or prior to the date of the Merger Agreement and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by Mount Logan (or to be refrained from being taken by Mount Logan) pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an MLC Intervening Event: (i) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of this MLC Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (ii) any change in the price, or change in trading volume, of the MLC Common Shares (provided, however, that the exception to this clause (ii) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an MLC Intervening Event has occurred); (iii) changes in general economic, social or political conditions or the financial markets in general; or (iv) general changes or developments in the industries in which Mount Logan and its subsidiaries operate, including general changes in Law after the date hereof across such industries;
•“MLC Investment Objectives” refers to Mount Logan’s investment objectives and policies as publicly disclosed and in effect immediately prior to the date of the Merger Agreement;
•“MLC Matters” refers to (i) the authorization, adoption and approval of the Merger Agreement and the MLC Merger and (ii) the MLC Domestication;
•“MLC Merger” refers to the merger of MLC Merger Sub with and into Mount Logan;
•“MLC Merger Consideration” refers to the right to receive a number of shares of New Mount Logan Common Stock equal to the MLC Exchange Ratio set forth in the Merger Agreement;
•“MLC Merger Sub” refers to Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Mount Logan;
•“MLC NAV” refers to $67,410,000;
•“MLC NAV Multiplier” refers to the difference of (i) one (1) minus (ii) the TURN NAV Multiplier;
•“MLC Recommendation” refers to, prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters, the determination of the Mount Logan Board, after consultation with its outside counsel, that the continued recommendation of the MLC Matters to its shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of Mount Logan under applicable law as a result of an MLC Superior Proposal, including withdrawing, qualifying, or modifying the recommendation that the Merger Agreement, the Business Combination contemplated by the Merger Agreement and the other MLC Matters are advisable and in the best interests of Mount Logan and the shareholders of Mount Logan and that the shareholders of Mount Logan adopt the Merger Agreement and authorize and approve the MLC Matters;
•“MLC Requisite Vote” refers to the affirmative vote of (i) two thirds of the votes cast on the Arrangement Resolution by MLC Shareholders present in person or represented by proxy and entitled to vote at the MLC Special Meeting, (ii) holders representing greater than 50% of all the issued and outstanding MLC Common Shares on the MLC Merger Resolution, and (iii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote;
•“MLC Shareholders” refers to the Registered MLC Shareholders or beneficial owners of MLC Common Shares as the context requires;
•“MLC Special Meeting” refers to the annual and special meeting of the shareholders of Mount Logan, including any adjournments or postponements thereof, to consider and, if deemed advisable, to approve, among other things, the Arrangement Resolution and the MLC Merger Resolution;

•“MLC Superior Proposal” refers to a bona fide written Takeover Proposal that was not solicited in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of Mount Logan or more than 50% of the assets of MLC on a consolidated basis (i) on terms which the Mount Logan Board determines in good faith to be superior for the shareholders of Mount Logan (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Mergers (after giving effect to the payment of the expense reimbursement obligations set forth in the Merger Agreement and any alternative proposed by 180 Degree Capital in accordance with the Merger Agreement), and (ii) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror, that the Mount Logan Board deems relevant) in accordance with its terms;
•“MLC Transfer Agent” refers to Odyssey Trust Company;
•“MLC Warrant Indentures” refers to, together, (i) the Warrant Indenture, dated as of January 26, 2024, between Mount Logan and Odyssey Trust Company and (ii) the Warrant Indenture, dated as of October 19, 2018, between Mount Logan (formerly Marret Resource Corp.) and Computershare Trust Company of Canada, in each case, providing for the issue of MLC Warrants;
•“MLC Warrants” refers to, together, the 2018 Warrants and 2024 Warrants;
•“Mount Logan” refers to Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada;
•“Mount Logan Board” refers to the Board of Directors of Mount Logan;
•“Nasdaq” refers to Nasdaq Global Market;
•“NAV” refers to net asset value;
•“New Mount Logan” refers to Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of 180 Degree Capital, which will be renamed Mount Logan Capital Inc. at the time of Closing;
•“New Mount Logan Common Stock” refers to shares of New Mount Logan common stock, par value $0.001 per share;
•“New Mount Logan Shares for Issuance” refers to 13,000,000 or such other number as may be mutually agreed in writing by 180 Degree Capital and Mount Logan;
•“NI 45-102” refers to National Instrument 45-102 – Resale of Securities;
•“NI 51-102” refers to National Instrument 51-102 – Continuous Disclosure Obligations;
•“NI 71-102” refers to National Instrument 71-102 – Continuous Disclosure Obligations and Other Exemptions Relating to Foreign Issuers;
•“Notice of Application for Final Order” refers to the Notice of Application for Final Order substantially in the form set out in Annex [●] to this Preliminary Joint Proxy Statement/Prospectus;
•“OBCA” refers to the Business Corporations Act (Ontario);
•“OBCA Director” refers to the director appointed pursuant to section 278 of the OBCA;
•“Order” refers to any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity;
•“Outstanding MLC Delaware Units” refers to the number of MLC Delaware Units issued and outstanding as of immediately prior to the Effective Time;
•“Outstanding TURN Shares” refers to the number of TURN Common Shares issued and outstanding as of immediately prior to the Effective Time;
•“Parties” refers to the parties to the Merger Agreement;

•“Permit” refers to any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity;
•“Person” refers to an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization;
•“Personal Information” refers to (a) all information identifying, or that alone or in combination with other information allows for the identification of, an individual; and (b) any information that is defined as “personal information” or “personal data” under applicable Privacy and Data Security Laws;
•“Plan of Arrangement” refers to the plan of arrangement, substantially in the form attached to the Merger Agreement, as amended, modified or supplemented from time to time in accordance with either (i) the Merger Agreement and the Plan of Arrangement; or (ii) at the direction of the Court in the Final Order, which Plan of Arrangement, for greater certainty, shall only be in respect of the MLC Domestication and not in respect of any other MLC Matter;
•“Privacy and Data Security Laws” refers to any Laws with which 180 Degree Capital or Mount Logan (as applicable) or any of its Subsidiaries is required to comply relating to anti-spam or the privacy, Processing or security of Personal Information, including regarding data breach disclosure and notification;
•“Processing” (or its conjugates) refers to any operation or set of operations that is performed upon data, including Personal Information, whether or not by automatic means, such as collection, recording, organization, structuring, transfer, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or instruction, training or other learning relating to such data or combination of data, including Personal Information;
•“Registered MLC Shareholder” means a person or company whose name appears on the books and records of Mount Logan as a holder of MLC Common Shares;
•“SEC” refers to the U.S. Securities and Exchange Commission;
•“Section 3(a)(10) Exemption” refers to the exemption from registration requirements of the Securities Act provided by Section 3(a)(10) thereof;
•“Securities Act” refers to the United States Securities Act of 1933, as amended;
•“Special Meetings” refers to the MLC Special Meeting, together with the 180 Degree Capital Special Meeting;
•“Subsidiary,” when used with respect to any Person, refers to any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under generally accepted accounting principles;
•“Takeover Approval” refers to, with respect to either Mount Logan or 180 Degree Capital, after fulfilling its obligations set forth in the Merger Agreement, the adoption, approval or recommendation, or public proposal to adopt, approve or recommend, a Takeover Proposal, including entering into an agreement with respect thereto;
•“Takeover Proposal” refers to any inquiry, proposal, discussions, negotiations or offer from any Person or group of persons (other than Mount Logan or 180 Degree Capital or any of their respective affiliates) (i) with respect to a merger, arrangement, amalgamation, consolidation, tender offer, exchange offer, takeover bid, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving Mount Logan or 180 Degree Capital, as applicable, or any of such Party’s respective subsidiaries, as applicable (excluding any internal reorganization involving only Mount Logan or 180 Degree Capital, as applicable, and/or one or more of their respective subsidiaries), or (ii) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (a) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of Mount Logan or 180 Degree Capital, as applicable (based on the most recent publicly disclosed financial statements of the applicable Party), and such Party’s respective subsidiaries, taken as a whole, or (b) 25% or more of the outstanding shares of capital stock of, or
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other equity or voting interests in, Mount Logan or 180 Degree Capital, as applicable, in each case other than the Mergers and the other transactions contemplated by the Merger Agreement (including shares held by the acquiring party on or before the date of the Merger Agreement);
•“Tax Act” refers to the Income Tax Act (Canada), as amended;
•“Termination Date” refers to October 31, 2025;
•“TURN Adverse Recommendation Change” refers to the (A) withdrawal or qualification (or to modify or amend in a manner adverse to Mount Logan), or public proposal to withdraw or qualify (or otherwise modify or amend in a manner adverse to Mount Logan), the TURN Recommendation and (B) taking of any action or making of any statement, filing or release, in connection with the 180 Degree Capital Special Meeting or otherwise, inconsistent with the TURN Recommendation ;
•“TURN Common Shares” refers to 180 Degree Capital common shares, par value $0.03 per share;
•“TURN Disclosure Letter” refers to the 180 Degree Capital disclosure letter to the Merger Agreement, dated January 16, 2025, as it may from time to time be amended, modified or supplemented.
•“TURN Exchange Ratio” refers to the product of: (i) the quotient of (x) one, divided by (y) the Outstanding TURN Shares, multiplied by: (ii) the product of (x) New Mount Logan Shares for Issuance, multiplied by (y) the TURN NAV Multiplier;
•“TURN Intervening Event” refers to, with respect to 180 Degree Capital, any event, change or development first occurring or arising after the date of the Merger Agreement that is material to 180 Degree Capital and its subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, any member of the 180 Degree Capital Board, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by 180 Degree Capital (or to be refrained from being taken by 180 Degree Capital) pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an TURN Intervening Event: (i) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of this TURN Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof), (ii) any change in the price, or change in trading volume, of the TURN Common Shares (provided, however, that the exception to this clause (ii) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an TURN Intervening Event has occurred), (iii) changes in general economic, social or political conditions or the financial markets in general, or (iv) general changes or developments in the industries in which 180 Degree Capital and its subsidiaries operate, including general changes in Law after the date hereof across such industries;
•“TURN Investment Objectives” refers to 180 Degree Capital’s investment objectives and policies as publicly disclosed and in effect immediately prior to the date of the Merger Agreement;
•“TURN Matters” refers to (i) the adoption of the Merger Agreement and (ii) the deregistration of 180 Degree Capital under the 1940 Act pursuant to Section 7.15 of the Merger Agreement;
•“TURN Merger” refers to the merger of TURN Merger Sub with and into 180 Degree Capital;
•“TURN Merger Consideration” refers to the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio set forth in the Merger Agreement;
•“TURN Merger Sub” refers to Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Mount Logan;
•“TURN NAV” refers to the net asset value of 180 Degree Capital, calculated using the same assumptions and methodologies, and applying the same categories of adjustments to net asset value, historically used by 180 Degree Capital in calculating the net asset value of 180 Degree Capital that has been publicly reported by 180 Degree Capital in its financial statements; provided that, notwithstanding anything in the Merger Agreement to the contrary, the TURN NAV shall be calculated (i) without taking into account any conversion of 180 Degree Capital investment assets to cash, any subsequent distribution of such cash by 180 Degree Capital to New Mount Logan or any of its Subsidiaries or any distribution in kind of 180 Degree Capital investment assets to New Mount Logan or any of its Subsidiaries, in each case, as required to implement the mutually agreed 40 Act Closing Date Plan, if applicable, and (ii) to the extent not settled prior to the Determination Date (such settlement to be documented in a form reasonably acceptable to Mount Logan) and reflected in the Closing TURN Net Asset Value, to include all current and future Liabilities (as defined in the Merger Agreement) under the Retiree Medical Benefit Plan (as defined in the Merger Agreement), in an amount equal to the figure actuarially determined and included in 180 Degree Capital’s Annual Report on Form N-CSR for the year ending December 31, 2024, net of any payments made under such plan through the Determination Date and reflected in the Closing TURN Net Asset Value;
•“TURN NAV Multiplier” refers to the quotient (rounded to the nearest fourth decimal place, with 0.00005 rounding up) of (i) the Closing TURN Net Asset Value, divided by (ii) the Combined Closing NAV (as defined in the Merger Agreement);
•“TURN Recommendation” refers to, prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters, the determination of the board of directors of 180 Degree Capital, after consultation with its outside counsel, that the continued recommendation of the TURN Matters to its shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of 180 Degree Capital under applicable law as a result of an TURN Superior Proposal, including withdrawing, qualifying, or modifying the recommendation that the Merger Agreement, the Business Combination contemplated by the Merger Agreement and the other TURN Matters are advisable and in the best interests of 180 Degree Capital and the shareholders of 180 Degree Capital and that the shareholders of 180 Degree Capital adopt the Merger Agreement and authorize and approve the TURN Matters;
•“TURN Requisite Vote” refers to the affirmative vote of (i) with respect to the adoption of the Merger Agreement, shares representing two thirds of the outstanding TURN Common Shares entitled to vote thereon, and (ii) with respect to the deregistration of 180 Degree Capital under the 1940 Act pursuant to the Merger Agreement, shares representing the majority of the outstanding TURN Common Shares entitled to vote thereon, each at a duly held meeting of such shareholders;
•“TURN Superior Proposal” refers to a bona fide written Takeover Proposal that was not solicited in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of 180 Degree Capital or more than 50% of the assets of 180 Degree Capital on a consolidated basis (i) on terms which the 180 Degree Capital Board determines in good faith to be superior for the shareholders of 180 Degree Capital (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Mergers (after giving effect to the payment of the expense reimbursement obligations set forth in the Merger Agreement and any alternative proposed by Mount Logan in accordance with the Merger Agreement), and (ii) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror, that the 180 Degree Capital Board deems relevant) in accordance with its terms;
•“TURN Transaction Expenses” refers to the aggregate amount of all unpaid fees, costs, expenses and other amounts incurred or otherwise payable, directly or indirectly, by 180 Degree Capital, New Mount Logan, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries in connection with, arising from or related to (a) the negotiation, preparation, execution or delivery of the Merger Agreement or the consummation of the Business Combination, including all legal, accounting, proxy solicitation, financial printer, investment banking and financial advisory fees, costs and expenses of 180 Degree Capital, New Mount Logan, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries, in each case other than to the extent constituting Shared Expenses (as defined in the Merger Agreement); (b) all performance awards, deferred compensation, bonuses, including transaction bonuses and stay bonuses, change of control payments, retention payments, termination, severance or other bonuses or payments that are triggered or accelerated or otherwise due or payable in connection with or incident to (whether at or after Closing) the consummation of the Business Combination (including for the avoidance of doubt all retention bonus payments payable to each of Kevin M.

Rendino and Daniel B. Wolfe and any TURN Change of Control Severance Payments, including any gross-up or similar payments for Taxes (as defined in the Merger Agreement), (c) the employer’s portion of all payroll, employment, unemployment and similar Taxes applicable to any amounts set forth in the preceding subclause (b), (d) one hundred percent (100%) of (i) Transfer Taxes (as defined in the Merger Agreement) associated with the TURN Merger and (ii) the costs of obtaining a six (6) year tail insurance policy for director and officer liability for 180 Degree Capital; and (e) fifty percent (50%) of all Shared Expenses;
•“U.S. Securities Laws” refers to the Securities Act, the Exchange Act, the 1940 Act, the rules and regulations promulgated thereunder and any applicable U.S. state securities laws.

QUESTIONS AND ANSWERS

Questions and Answers about the Special Meetings

Q:    Why did I receive these materials?
A:    180 Degree Capital is furnishing these materials in connection with the solicitation of proxies by the 180 Degree Capital Board for use at the 180 Degree Capital Special Meeting to be held on [month day], 2025, at [time], local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042 and via webcast at [https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082, passcode 415049], and any adjournments or postponements thereof.
Mount Logan is furnishing these materials in connection with the solicitation, by or on behalf of management of Mount Logan, of proxies for use at the MLC Special Meeting to be held on [day of week], [month day], 2025 at [time] (Eastern time) in a virtual only format which will be conducted via live audio webcast at [LUMI link to be inserted] (meeting identification number [●]), or at such other time or place to which the MLC Special Meeting may be postponed or adjourned.
This Preliminary Joint Proxy Statement/Prospectus and the accompanying materials are being mailed on or about [month day], 2025 to shareholders of record of 180 Degree Capital and Mount Logan described below and are available, in respect of materials relating to 180 Degree Capital, at https://ir.180degreecapital.com/sec-filings, and, in respect of materials relating to Mount Logan, under Mount Logan’s SEDAR+ profile at www.sedarplus.com.
Q:    What items will be considered and voted on at the 180 Degree Capital Special Meeting?
A:     At the 180 Degree Capital Special Meeting, 180 Degree Capital shareholders will be asked to approve the following proposals:
Proposal No. 1 - The Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

Proposal No. 2 - The TURN 1940 Act Deregistration Proposal: a proposal to approve the deregistration of 180 Degree Capital as a closed-end investment company registered under the 1940 Act;

Proposal No. 3 - The New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan; and

Proposal No. 4 - The Adjournment Proposal: a proposal to adjourn the 180 Degree Capital Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the 180 Degree Capital Special Meeting.

No other business may be presented or transacted at the 180 Degree Capital Special Meeting.

Q:    What items will be considered and voted on at the MLC Special Meeting?
A:     At the MLC Special Meeting, MLC Shareholders will be asked to approve the following proposals:
Proposal No. 1 - The Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

Proposal No. 2 – Plan of Arrangement Proposal: a proposal to approve the Arrangement Resolution pursuant to section 182 of the OBCA involving, among other things, the continuance of Mount Logan from Ontario to the State of Delaware; and
Proposal No. 3 - New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan.
Additionally, as the MLC Special Meeting is also an annual general meeting for Mount Logan, Mount Logan will present its consolidated financial statements for the year ended December 31, 2024, together with the report of the auditor thereon, and MLC Shareholders will also be asked to vote in respect of the election of directors of Mount Logan and the appointment of Mount Logan’s auditor for the ensuing year. Assuming the Business Combination is completed, it is expected that the board of directors of Mount Logan will be reconstituted in a manner customary for that of a board of a wholly-owned subsidiary of a Nasdaq listed company, and that Mount Logan will not require an auditor separate from the auditor of New Mount Logan.
Q:    How does the 180 Degree Capital Board recommend that 180 Degree Capital shareholders vote with respect to the proposals?
A:    The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal, “FOR” the TURN 1940 Act Deregistration Proposal, and “FOR” the Adjournment Proposal.

Q:    How does the Mount Logan Board recommend that MLC Shareholders vote with respect to the proposals in respect of the Business Combination?
A:    The Mount Logan Board unanimously recommends that MLC Shareholders vote “FOR” the Arrangement Resolution, and “FOR” the MLC Merger Resolution.

Q:    Which 180 Degree Capital shareholders are eligible to vote?
A:    Only shareholders of record on the books of 180 Degree Capital at the close of business on [month day], 2025, will be entitled to receive notice of the 180 Degree Capital Special Meeting and to attend and vote at the 180 Degree Capital Special Meeting, or any adjournment or postponement thereof. If a new record date is set, you will be entitled to vote at the 180 Degree Capital Special Meeting if you hold TURN Common Shares as of such new record date. As of the record date, there were [●] TURN Common Shares outstanding.

Q:    Which MLC Shareholders are eligible to vote?
A:    Only shareholders of record on the books of Mount Logan at the close of business on [month day], 2025, will be entitled to receive notice of the MLC Special Meeting and to attend and vote at the MLC Special Meeting, or any adjournment or postponement thereof. As of the record date, there were [●] MLC Common Shares outstanding.

Q:    As a 180 Degree Capital shareholder, how many votes do I have?
A:    Each TURN Common Share held by a holder of record as of the record date has one vote on each matter properly brought before the 180 Degree Capital Special Meeting.

Q:    As a MLC Shareholder, how many votes do I have?
A:    Each MLC Common Share held by a holder of record as of the record date carries the right to two votes on each matter properly brought before the MLC Special Meeting.

Q:    What vote is required to approve the 180 Degree Capital proposals?
A:    Approval of the Business Combination Proposal requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting.
Approval of the TURN 1940 Act Deregistration Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the affirmative vote of the holders of the lesser of (a) 67% or more of the TURN Common Shares present or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote, if the holders of more than 50% of the outstanding TURN Common Shares are present or represented by proxy, or (b) more than 50% of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting.

Approval of the New Mount Logan Equity Incentive Plan Proposal requires the affirmative vote of a majority of the TURN Common Shares cast at the 180 Degree Capital Special Meeting and entitled to vote.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote.

Q:    What vote is required to approve the Mount Logan proposals in respect of the Business Combination?
A:    To be effective, the MLC Merger Resolution must be approved at the MLC Special Meeting by: (i) holders representing greater than 50% of all the issued and outstanding MLC Common Shares on the MLC Merger Resolution; and (ii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote.

MLC Shareholders should be aware that under Section 18-209(b) of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, no approval of the members of MLC Delaware will be required to approve the MLC Merger. Pursuant to the form of MLC Delaware LLCA, Mr. Goldthorpe will be appointed as the Manager of MLC Delaware and, in accordance with Section 18-209(b) of the Delaware LLC Act, Mr. Goldthorpe will be empowered to provide all required approvals and authorizations necessary to effectuate the MLC Merger. Assuming all conditions in the Merger Agreement required for consummation of the MLC Merger and the other transactions contemplated by the Merger Agreement are satisfied or waived (including approval of the MLC Merger Resolution by the MLC Shareholders), Mr. Goldthorpe, as Manager of MLC Delaware, will cause MLC Delaware to effectuate the MLC Merger following the MLC Domestication. Notwithstanding the foregoing features of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, Mount Logan will ask MLC Shareholders to approve at the MLC Special Meeting the MLC Merger as part of the Business Combination.

To be effective, the Arrangement Resolution must be approved at the MLC Special Meeting by at least 66 and 2/3% of the votes cast on the Arrangement Resolution by MLC Shareholders present in person or represented by proxy and entitled to vote at the MLC Special Meeting.
To be effective, the Incentive Plan Resolution must be approved at the MLC Special Meeting by the affirmative vote of a majority of the MLC Common Shares cast at the MLC Special Meeting and entitled to vote.

Q:    As a 180 Degree Capital shareholder, what constitutes a “quorum”?
A:    The 180 Degree Capital By-Laws provide that at any meeting of the 180 Degree Capital shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes.

Q:    As a MLC Shareholder, what constitutes a “quorum”?
A:    The by-laws of Mount Logan provide that two persons present (either in person or virtually) each being a shareholder entitled to vote at the meeting, or a duly appointed proxyholder for an absent shareholder entitled to vote at the meeting, and holding or representing by proxy, not less than 5% of the total number of the issued shares of Mount Logan, shall constitute a quorum.

Q:    What will happen if there are not enough votes to have the 180 Degree Capital Special Meeting?
A:    If there are not sufficient votes to have a quorum at the 180 Degree Capital Special Meeting, the 180 Degree Capital Special Meeting may be adjourned from time to time without notice other than announcement at the 180 Degree Capital Special Meeting so that 180 Degree Capital can continue to seek more votes.

Q:    What will happen if there are not enough votes to have the MLC Special Meeting?
A:    If there are not sufficient votes to have a quorum at the MLC Special Meeting within 30 minutes after the time appointed for the MLC Special Meeting, then the MLC Special Meeting shall be adjourned to such date not being less than 30 days later and to such time and place as may be announced by the chairman at the meeting without notice of the adjourned meeting unless otherwise required pursuant to the by-laws of Mount Logan or applicable law.

Q:    As a 180 Degree Capital shareholder, how are “abstentions” treated?
A:    Abstentions will be treated as shares present for quorum purposes. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes “against” the Business Combination Proposal and the TURN 1940 Act Deregistration Proposal.
Q:    Who will pay for the proxy solicitation?
A:    Mount Logan and 180 Degree Capital will each bear the cost of the solicitation related to the Proposals, including any costs directly associated with preparing, printing and mailing this Preliminary Joint Proxy Statement/Prospectus and the accompanying Notice of Special Meeting of Shareholders and proxy card to MLC Shareholders and 180 Degree Capital shareholders, respectively. For additional details regarding the treatment of Shared Expenses, which includes the foregoing expenses, please see the section titled “The Merger Agreement - Merger Consideration.” 180 Degree Capital intends to use the services of EQ Funds Solutions, LLC to aid in the distribution and collection of proxy votes for an estimated fee of $70,000, plus reasonable out-of-pocket expenses. [Mount Logan intends to use the services of [●] to aid in the distribution and collection of proxy votes for an estimated fee of $[●], plus reasonable out-of-pocket expenses.] No additional compensation will be paid to directors, officers or employees for such services.

Q:    Are any of the proposals contingent upon the approval of other proposals, and what happens if some, but not all, of the proposals are approved by 180 Degree Capital shareholders?
A:    Yes. The Business Combination Proposal and the TURN 1940 Act Deregistration Proposal are cross-conditioned on the approval of the other, as well as on the approval of the Arrangement Resolution and the MLC Merger Resolution by the MLC Shareholders at the MLC Special Meeting. The New Mount Logan Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal. If 180 Degree Capital shareholders do not approve the Business Combination Proposal, the 180 Degree

Capital Board will consider what further actions to take, including adjourning the 180 Degree Capital Special Meeting to a later date and making a reasonable effort to solicit sufficient support for the Business Combination Proposal. If, following such adjournment, the 180 Degree Capital Board determines that the approval of the Business Combination Proposal is unlikely to occur, the 180 Degree Capital Board will consider alternatives. To avoid additional costs to 180 Degree Capital associated with seeking such alternatives, the 180 Degree Capital Board is recommending that 180 Degree Capital shareholders approve the Business Combination Proposal.

Please note that if 180 Degree Capital shareholders do not approve the Business Combination Proposal, 180 Degree Capital will not move forward with the TURN 1940 Act Deregistration Proposal or the New Mount Logan Equity Incentive Plan Proposal.

Q:    Are any of the proposals contingent upon the approval of other proposals, and what happens if some, but not all, of the proposals are approved by MLC Shareholders?
A:    Yes. The Arrangement Resolution and the MLC Merger Resolution are each cross-conditioned on the approval of the other, as well as on the approval of the Business Combination Proposal and the TURN 1940 Act Deregistration Proposal by the 180 Degree Capital shareholders at the 180 Degree Capital Special Meeting.

Please note that if MLC Shareholders do not approve the Arrangement Resolution, Mount Logan will not move forward with the MLC Merger Resolution or the Incentive Plan Resolution, and the Business Combination will not be completed.
Q:    As a 180 Degree Capital shareholder, how do I participate in the 180 Degree Capital Special Meeting and vote my shares?
A:    180 Degree Capital shareholders of record may vote virtually at the 180 Degree Capital Special Meeting or by proxy in accordance with the instructions provided below. A 180 Degree Capital shareholder may also authorize a proxy by telephone or through the internet using the toll-free telephone numbers or web address printed on your proxy card. [Authorizing a proxy by telephone or through the internet requires you to input the 16-digit control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or internet link.]

●    By telephone, by calling the toll-free number [ ] and following the recorded instructions;

●    By accessing the internet website at [ ] and following the instructions on the website; or

●    By mail, by indicating their vote on each proxy card received, signing and dating each proxy card and returning each proxy card in the prepaid envelope that accompanied the proxy card.

Q:    As a MLC Shareholder, how do I participate in the MLC Special Meeting and vote my shares?
A:    MLC Shareholders of record may vote virtually at the MLC Special Meeting or by proxy in accordance with the instructions provided below. A MLC Shareholder may also authorize a proxy through the internet using the web address printed on your instrument of proxy. Authorizing a proxy through the internet requires you to input the control number located on your instrument of proxy. After inputting the control number, you will be prompted to direct your proxy to vote on each resolution. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the internet link.

●    By accessing the internet website at [ ] and following the instructions on the website; or

●    By mail, by indicating their vote on each instrument of proxy received, signing and dating each instrument of proxy and returning each instrument of proxy in the prepaid envelope that accompanied the instrument of proxy.
Q:    How can I authorize a proxy to vote my shares?
A:    Please follow the instructions included on the enclosed proxy card or instrument of proxy, as applicable, or voting instruction form.

Q:    What if a 180 Degree Capital shareholder does not specify a choice for a matter when authorizing a proxy?
A:    All properly executed proxies representing TURN Common Shares received prior to the 180 Degree Capital Special Meeting will be voted in accordance with the instructions marked thereon. If a proxy card is signed and returned without any instructions marked, the TURN Common Shares will be voted “FOR” each of the proposals.

Q:    What if a MLC Shareholder does not specify a choice for a matter when authorizing a proxy?
A:    All properly executed proxies representing MLC Common Shares received prior to the MLC Special Meeting will be voted in accordance with the instructions marked thereon. If an instrument of proxy is signed and returned without any instructions marked, the MLC Common Shares will be voted “FOR” each of the resolutions.

Q:    If my TURN Common Shares or MLC Common Shares, as applicable, are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?
A:    No. You should follow the instructions provided by your broker on your voting instruction form. It is important to note that your broker will vote your shares only if you provide instructions on how you would like your shares to be voted at the applicable Special Meeting.

Q:    As a 180 Degree Capital shareholder, how can I change my vote or revoke a proxy?
A:    Any proxy authorized may be revoked by notice from you at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the 180 Degree Capital Special Meeting, by attending the 180 Degree Capital Special Meeting and voting virtually, or by a notice, provided in writing and signed by you, delivered to 180 Degree Capital’s Secretary on any business day before the date of the 180 Degree Capital Special Meeting.

Q:    As a MLC Shareholder, how can I change my vote or revoke a proxy?
A:    Any proxy authorized may be revoked by notice from you at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the internet voting site, by obtaining and properly completing another instrument of proxy that is dated later than the original instrument of proxy and returning it, by mail, in time to be received before the MLC Special Meeting, by attending the MLC Special Meeting and voting virtually, or by a notice, provided in writing and signed by you, delivered to Mount Logan on any business day before the date of the MLC Special Meeting.

Q:    How will the final voting results be announced?
A:    Preliminary voting results will be announced at each Special Meeting. Final voting results will be published by 180 Degree Capital in a Form 425 filing within [●] Business Days after the date of the 180 Degree Capital Special Meeting.

Promptly following the MLC Special Meeting, Mount Logan will issue a news release announcing the results of the vote on each of the matters considered at the MLC Special Meeting, and file a report of voting results on its SEDAR+ profile at www.sedarplus.com as required by NI 51-102.
Q:    Are 180 Degree Capital shareholders able to exercise appraisal rights?
A:    No. 180 Degree Capital shareholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the 180 Degree Capital Special Meeting. Any 180 Degree Capital shareholder may abstain from voting or vote against any such matters.

Q:    Are MLC Shareholders able to exercise appraisal rights?
A:    If you are a registered holder of MLC Common Shares as of the record date of the MLC Special Meeting, you are entitled to dissent from the Arrangement Resolution, in the manner provided in Section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, and seek payment of the fair value of your MLC Common Shares. See the section entitled “Dissent Rights for MLC Shareholders in respect of the Arrangement” in this Preliminary Joint Proxy Statement/Prospectus for additional details.

MLC Shareholders are not entitled to exercise dissent rights with respect to any other matter to be voted on at the MLC Special Meeting. No appraisal rights are available under the Delaware LLC Act or the terms of the MLC Delaware LLCA (as defined below) agreement in respect of the Mergers.
Q:    As a 180 Degree Capital shareholder, whom should I contact for additional information about the proxy solicitation?
A:    Additional information can be obtained by calling EQ Funds Solutions, LLC, 180 Degree Capital’s proxy solicitor for the 180 Degree Capital Special Meeting, toll-free at [●]. 180 Degree Capital shareholders who do not vote their shares may receive ca call from 180 Degree Capital’s proxy solicitor.

Q:    As a MLC Shareholder, whom should I contact for additional information about the proxy solicitation?
A:    Additional information can be obtained by calling [●], Mount Logan’s proxy solicitor for the MLC Special Meeting, toll-free at [●].

Q:    What do I need to do now?
A:    We urge you to read the enclosed Preliminary Joint Proxy Statement/Prospectus, including the Annexes, carefully and in their entirety, as they include important information about the proposals. In particular, we urge you to carefully read the section titled “Risk Factors” beginning on page 35 of the enclosed Preliminary Joint Proxy Statement/Prospectus for a description of the risks that you should consider in evaluating the Business Combination.

Questions and Answers about the Business Combination

Q:    What will happen in the TURN Merger and the MLC Merger?
A:    At the Effective Time, TURN Merger Sub will merge with and into 180 Degree Capital, and 180 Degree Capital will be the surviving company in the TURN Merger and will continue its existence as a corporation under the laws of the State of New York. At the Effective Time, MLC Merger Sub will merge with and into Mount Logan, and Mount Logan will be the surviving company in the MLC Merger and will continue its existence as a limited liability company under the laws of the State of Delaware with Mount Logan and 180 Degree Capital continuing as wholly-owned subsidiaries of New Mount Logan. By virtue of the Mergers, each TURN Common Share and each MLC Common Share, as applicable, issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of New Mount Logan Common Stock, as discussed further in this Preliminary Joint Proxy Statement/Prospectus.

Q:    What are the benefits of the proposed Business Combination for 180 Degree Capital shareholders?
A:    The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal. For a discussion of the factors considered by the 180 Degree Capital Board in reaching its decision to approve the Merger Agreement and the Business Combination contemplated by the Merger Agreement, including the Mergers, see the section entitled “The Mergers—180 Degree Capital’s Reasons for the Mergers and Recommendation of the 180 Degree Capital Board.”

Q:    What are the benefits of the proposed Business Combination for MLC Shareholders?
A:    The Mount Logan Board unanimously recommends that MLC Shareholders vote “FOR” each of the Arrangement Resolution, and the MLC Merger Resolution. For a discussion of the factors considered by the Mount Logan Board in reaching its decision to approve the Merger Agreement and the Business Combination contemplated by the Merger Agreement, including the Mergers, see the section entitled “The Mergers—Mount Logan’s Reasons for the Mergers and Recommendation of the Mount Logan Board.”

Q:    How will the combined company be managed following the Mergers?
A:    In accordance with the Merger Agreement, the New Mount Logan board of directors will be a classified board and will consist of seven (7) directors comprised of the following: Edward (Ted) Goldthorpe; four (4) independent directors (as defined in Nasdaq Listing Rule 5605(a)(2)) designated in writing by Mount Logan; one (1) independent director designated in writing by 180 Degree Capital; and one (1) independent director mutually agreed in writing by Mount Logan and 180 Degree Capital. The officers of New Mount Logan will be designated by Mount Logan, with Ted Goldthorpe to be appointed as Chief Executive Officer. The directors are expected to be [●].

Q:    Did the 180 Degree Capital Board receive an opinion from the 180 Degree Capital Special Committee’s financial advisor regarding the TURN Exchange Ratio?
A:    Yes. The 180 Degree Capital Board received an opinion from Fenchurch. For additional information, see the section entitled “The Mergers—Opinion of 180 Degree Capital’s Financial Advisor” and the full text of the written opinion of Fenchurch attached to this Preliminary Joint Proxy Statement/Prospectus as Annex B.

Q:    How many shares of New Mount Logan Common Stock will 180 Degree Capital shareholders own following the Mergers?
A:    Based on the estimated NAV of 180 Degree Capital as of [month day], 2025 of [$46.4] million the estimated pro forma post-merger shareholder ownership would be approximately [40%] for current 180 Degree Capital shareholders.

Q:    How many shares of New Mount Logan Common Stock will MLC Shareholders own following the Mergers?
A:    Based on a valuation of approximately [$67.4] million, before certain adjustments as applicable as defined in the Merger Agreement, the estimated pro forma post-merger shareholder ownership would be approximately [60%] for current MLC Shareholders.

Q:     How will the rights of TURN Common Shares compare to the rights of shares of New Mount Logan
Common Stock?

A:     The rights of TURN Common Shares will vary in certain ways from the rights of shares of New Mount Logan Common Stock. For more information, please see “Comparison of 180 Degree Capital Shareholders’ Rights.”

Q:    How will the rights of MLC Common Shares compare to the rights of shares of New Mount Logan Common Stock?
A:    The rights of MLC Common Shares will vary in certain ways from the rights of shares of New Mount Logan Common Stock. For more information, please see “Comparison of Mount Logan Shareholders’ Rights.”
Q:    Are the Mergers subject to any third party consents other than the applicable shareholder approvals described elsewhere?
A:    Under the Merger Agreement, 180 Degree Capital and Mount Logan have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all permits, consents, approvals, confirmations and authorizations of all third parties (including any required applications, notices or other filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), though at this time, no HSR Act related approval is expected to be required), in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Business Combination, in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of New Mount Logan following the Mergers.

Q:    What is the timetable for the Mergers?
A:    If the 180 Degree Capital shareholder and MLC Shareholder voting and other conditions to closing are satisfied, the Mergers are expected to take effect by mid-2025, or as soon as practicable thereafter.

Q:    Are the Mergers expected to be taxable events for 180 Degree Capital shareholders for U.S. federal income tax purposes?
A:    No. It is intended that the Mergers, taken together, will qualify as a non-taxable transfer to a corporation controlled by the transferors under Section 351 of the Code. If the Mergers, taken together, qualify as a non-taxable transaction under Section 351 of the Code, a 180 Degree Capital shareholder that receives shares of New Mount Logan generally will not recognize any gain or loss for U.S. federal income tax purposes (subject to the limitations and qualification set forth under the section entitled “Certain U.S. Federal Income Tax Consequences of the Mergers”).

Q:    Are the Mergers expected to be taxable events for MLC Shareholders for U.S. and Canadian federal income tax purposes?
A:    No. The Mergers are intended to qualify as tax-free for both U.S. and Canadian federal income tax purposes. This means it is expected that MLC Shareholders (other than Dissenting MLC Shareholders) will recognize no gain or loss for both U.S. and Canadian federal income tax purposes as a result of the Mergers (subject to the limitations and qualification set forth under “The Mergers - Certain U.S. Federal Income Tax Consequences of the Mergers” and “The Mergers - Certain Canadian Federal Income Tax Consequences”).
Q:    As a 180 Degree Capital shareholder, how will the Deregistration affect me?
A:    180 Degree Capital is currently registered under the 1940 Act. The 1940 Act, among other things, (i) regulates the composition of the 180 Degree Capital Board; (ii) regulates the capital structure of 180 Degree Capital by limiting the issuance of senior equity and debt securities and limiting the issuance of stock options, rights and warrants and limits 180 Degree Capital’s ability to obtain leverage through derivative instruments; (iii) prohibits certain transactions between 180 Degree Capital and affiliated persons, including directors and officers of 180 Degree Capital or affiliated companies, unless such transactions are exempted by the SEC; (iv) prohibits the issuance of common stock at less than net asset value; (v) regulates the form, content and frequency of financial reports to shareholders; (vi) requires 180 Degree Capital to carry its assets at fair value rather than at cost in financial reports; (vii) requires that 180 Degree Capital file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information; (viii) prohibits 180 Degree Capital from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; (ix) restricts pyramiding of investment companies and the cross ownership of securities; (x) provides for the custody of securities and bonding of certain employees; (xi) prohibits voting trusts; (xii) provides that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization; (xiii) regulates the manner in which repurchases of TURN Common Shares may be effected; (xiv) regulates plans of reorganization, including mergers with affiliates; (xv) provides for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; (xvi) creates a right in private persons to bring injunctive and damage actions in federal courts to enforce compliance with certain limited provisions of the 1940 Act; (xvii) requires 180 Degree Capital to have a written code of ethics and compliance policies and procedures designed to prevent violations of federal securities laws and a chief compliance officer charged with administering these policies; and (xviii) prohibits 180 Degree Capital from limiting the liability of any director and officer for willful misfeasance, bad faith, gross negligence or reckless regard of the duties involved in the conduct of his or her office.

After Deregistration, 180 Degree Capital would no longer be subject to the foregoing regulation, all of which is designed to protect the interests of shareholders. Instead, 180 Degree Capital will be wholly-owned by New Mount Logan and, for purposes of the 1940 Act, will be excluded from the definition of an “investment company” by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and shareholders of New Mount Logan who indirectly own interests in 180 Degree Capital will no longer be afforded the regulatory protections of the 1940 Act.

Your vote is very important. We encourage you as a 180 Degree Capital shareholder or MLC Shareholder to authorize a proxy to vote your shares as soon as possible. If enough 180 Degree Capital shareholders or MLC Shareholders fail to cast their votes at the applicable Special Meeting, 180 Degree Capital and/or Mount Logan may not be able to hold the applicable Special Meeting or the vote on each proposal and will be required to incur additional solicitation costs in order to obtain sufficient shareholder participation. Whether or not you expect to attend the 180 Degree Capital Special Meeting or the MLC Special Meeting, the details of which are described in the enclosed Preliminary Joint Proxy Statement/Prospectus, please immediately submit your proxy by telephone, by the internet or by completing, signing, dating and returning your signed proxy card(s) in the enclosed prepaid return envelope.

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this Preliminary Joint Proxy Statement/Prospectus. This summary highlights selected information from this Preliminary Joint Proxy Statement/Prospectus and does not contain all of the information that may be important to you as a MLC Shareholder or a 180 Degree Capital shareholder. To understand the Business Combination fully and for a more complete description of the terms of the Business Combination, you should read carefully this entire Preliminary Joint Proxy Statement/Prospectus, its annexes and the other documents to which you are referred. Items in this summary include a section reference directing you to a more complete description of those items. You may obtain the information incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus, without charge, by following the instructions under “Where You Can Find More Information.”

The Parties

Mount Logan Capital Inc.

Mount Logan, an Ontario (Canada) corporation, is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly-owned Subsidiaries Mount Logan Management LLC (“ML Management”) and Ability Insurance Company (“Ability”), respectively. ML Management, on behalf of the investors in the funds it manages and policyholders through Ability, also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle. Mount Logan’s principal executive offices are located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is 212-891-2880.

MLC Common Shares are listed on Cboe Canada, trading under the symbol “MLC.”

180 Degree Capital Corp.

180 Degree Capital, a New York corporation, is a publicly traded registered closed-end fund focused on investing in and providing value-added assistance through constructive activism to what it believes are substantially undervalued small, publicly traded companies that have potential for significant turnarounds. 180 Degree Capital’s goal is that the result of its constructive activism leads to a reversal in direction for the share price of these investee companies, i.e., a 180-degree turn. 180 Degree Capital’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.

TURN Common Shares are listed on Nasdaq, trading under the symbol “TURN.”

Yukon New Parent, Inc.

New Mount Logan, a Delaware corporation, was formed by 180 Degree Capital solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Mergers, 180 Degree Capital and Mount Logan will be wholly-owned Subsidiaries of New Mount Logan, which will be renamed Mount Logan Capital Inc. Under the terms of the Merger Agreement, shareholders of each of 180 Degree Capital and Mount Logan will receive an amount of newly issued shares of common stock of New Mount Logan as described in the section “Merger Agreement - Merger Consideration.”
New Mount Logan Common Stock is expected to be listed on Nasdaq trading under the symbol “MLCI” after the Effective Time.

Polar Merger Sub, Inc.

TURN Merger Sub, a New York corporation, was formed by New Mount Logan solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the TURN Merger, TURN Merger Sub will be merged with and into 180 Degree Capital, with 180 Degree Capital continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan. TURN Merger Sub’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.
Moose Merger Sub, LLC

MLC Merger Sub, a Delaware limited liability company, was formed by New Mount Logan solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the MLC Merger, MLC Merger Sub will be merged with and into Mount Logan, with Mount Logan continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan. MLC Merger Sub’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.
The Mergers

Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) in the TURN Merger, TURN Merger Sub will merge with and into 180 Degree Capital, with 180 Degree Capital being the surviving company, and a wholly-owned Subsidiary of New Mount Logan, and (ii) in the MLC Merger, MLC Merger Sub will merge with and into Mount Logan, with Mount Logan being the surviving company, and a wholly-owned Subsidiary of New Mount Logan.
Following the completion of the Mergers, New Mount Logan, the parent company of 180 Degree Capital and Mount Logan, will be a newly-listed public company on Nasdaq trading under the symbol “MLCI.”
Also following the completion of the Mergers, 180 Degree Capital plans to deregister as a closed-end investment company registered under the 1940 Act with the SEC.
At the Effective Time, by virtue of the TURN Merger, (i) each share of common stock, par value $0.001 per share, of TURN Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock, par value $0.001 per share, of 180 Degree Capital, and (ii) each TURN Common Share issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio, subject to the treatment of fractional shares pursuant to the Merger Agreement (see the “Merger Agreement – Merger Consideration”). By virtue of the applicable Merger all of the Excluded Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, without any payment or consideration therefor.
At the Effective Time, by virtue of the MLC Merger, (i) each unit representing a membership interest in MLC Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) unit representing a membership interest in Mount Logan, and (ii) each MLC Common Share issued and outstanding immediately prior to the Effective time but, for the avoidance of doubt, after giving effect to the MLC Domestication and, other than any Excluded Shares, will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the MLC Exchange Ratio, subject to the treatment of fractional shares pursuant to the Merger Agreement (see “Merger Agreement – Merger Consideration”). At the Effective Time, all of the Excluded Shares will no longer be outstanding and will be automatically cancelled and cease to exist, without any payment or consideration therefor.
If the relative NAVs of 180 Degree Capital and Mount Logan would result in either the TURN NAV Multiplier being greater than 50%, such that (i) shareholders of 180 Degree Capital would own in the aggregate more than 50% of the issued and outstanding shares of New Mount Logan Common Stock immediately after the Effective Time or (ii) any shareholder of 180 Degree Capital would be expected to own 25% or more of the issued and outstanding shares of New Mount Logan Common Stock immediately after the Effective Time, 180 Degree Capital will, prior to Closing and subject to the prior approval of Mount Logan, make in-kind distributions to its shareholders such that the TURN NAV Multiplier is less than 50% or such shareholder would not be entitled to 25% or more of the issued and outstanding New Mount Logan Common Stock immediately following the Effective Time, as applicable.
No fractional shares will be issued in connection with the Mergers, and any fractional shares to which an applicable holder of TURN Common Shares or MLC Common Shares would otherwise be entitled will be aggregated as to each such holder and such fraction will be rounded down to the nearest whole number of shares of New Mount Logan Common Stock.
Risk Factors

The Mergers and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks that are discussed in detail in the section entitled, “Risk Factors.” 180 Degree Capital shareholders and MLC Shareholders should carefully consider these risks before deciding how to vote on the Proposals to be voted on at their respective Special Meetings.

Risks Relating to the Mergers

•180 Degree Capital shareholders and MLC Shareholders will experience a reduction in percentage ownership and voting power in New Mount Logan as a result of the Business Combination.
•Sales of shares of New Mount Logan Common Stock after the completion of the Business Combination may cause the market price of New Mount Logan Common Stock to decline.
•Because the market price and the NAV per share of TURN Common Shares and the MLC Common Shares will fluctuate, 180 Degree Capital shareholders and MLC Shareholders cannot be sure of the market value of the Merger Consideration they will receive in connection with the Mergers.
•New Mount Logan may be unable to realize the benefits anticipated by the Business Combination, or it may take longer than anticipated to achieve such benefits.
•Any delay in completing the Business Combination may reduce or eliminate the benefits expected to be achieved thereunder.
•The Business Combination may trigger certain “anti-assignment” provisions and other restrictions in contracts of 180 Degree Capital, Mount Logan and/or their affiliates and the failure to obtain any required consents or waivers could adversely impact New Mount Logan.
•The opinion delivered to the 180 Degree Capital Board and the 180 Degree Capital Special Committee by the financial advisor to the 180 Degree Capital Special Committee prior to the signing of the Merger Agreement will not reflect changes in circumstances since the date of the opinions.
•The announcement and pendency of the proposed Business Combination could adversely affect each of 180 Degree Capital’s and Mount Logan’s business, financial results and operations.
•If the Business Combination does not close, neither 180 Degree Capital nor Mount Logan will benefit from the expenses incurred in pursuit of the Business Combination.
•The termination of the Merger Agreement could negatively impact 180 Degree Capital and Mount Logan.
•The Merger Agreement limits the ability of 180 Degree Capital and Mount Logan to pursue alternatives to the Business Combination.

•The Business Combination is subject to closing conditions, including shareholder and regulatory approvals, that, if not satisfied or (to the extent legally allowed) waived, will result in the Business Combination not being completed, which may result in material adverse consequences to 180 Degree Capital’s and Mount Logan’s business and operations.
•Litigation filed against 180 Degree Capital and/or Mount Logan in connection with the Business Combination could result in substantial costs and could delay or prevent the Business Combination from being completed.
•180 Degree Capital and Mount Logan will be subject to operational uncertainties and contractual restrictions while the Business Combination is pending.
•180 Degree Capital and Mount Logan may, to the extent legally allowed, waive one or more conditions to the Business Combination without resoliciting shareholder approval.
•The shares of New Mount Logan Common Stock to be received by 180 Degree Capital shareholders and MLC Shareholders as a result of the Business Combination will have different rights associated with them than TURN Common Shares and MLC Common Shares currently held by them.
•The market price of New Mount Logan Common Stock after the Business Combination may be affected by factors different from those affecting TURN Common Shares and MLC Common Shares currently.
•180 Degree Capital shareholders do not have appraisal rights in connection with the Business Combination.
•The Mergers may not be treated as a tax-free exchange under Section 351(a) of the Code.
•The tax treatment of the Mergers for U.S. holders of MLC Warrants is uncertain.

Risks Relating to Mount Logan and New Mount Logan

•A portion of New Mount Logan’s revenues, earnings and cash flow is expected to be highly variable, which may make it difficult for it to achieve steady earnings growth on a quarterly basis and may cause the price of shares of New Mount Logan Common Stock to be volatile.
•New Mount Logan will operate in highly competitive industries, which could limit its ability to achieve its growth strategies.
•New Mount Logan will rely on technology and information systems (including those of BCPA through its expected Servicing Agreement (as defined and described below) with BCPA), some of which are expected to be controlled by third-party vendors, to maintain the security of its information and technology networks and to conduct its businesses.
•New Mount Logan’s business, financial condition, results of operations, liquidity and cash flows will depend on the accuracy of its management’s assumptions and estimates.
•Some of the funds ML Management manages invest in illiquid assets, and some of the investments of New Mount Logan’s insurance business are expected to be relatively illiquid.
•New Mount Logan will rely on the financing markets for the operation of its business.
•New Mount Logan, and particularly its insurance business, may acquire various financial instruments for purposes of “hedging” or reducing its risks, which may be costly and ineffective and could reduce its cash available for distribution to its shareholders.
•Difficult political, market or economic conditions may adversely affect New Mount Logan’s businesses in many ways.
•Changes in laws or regulations governing New Mount Logan’s operations may adversely affect New Mount Logan’s business or cause New Mount Logan to alter its business strategy.

•Any changes in tax regulations or tax reform may have an adverse impact on investors and policyholders.
•There can be no guarantee as to the timing or amount of dividends, and shareholders may not receive dividends.
•New Mount Logan will incur increased costs as a result of operating as a U.S. public company.
•If New Mount Logan fails to maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
•Any misconduct by Mount Logan’s current and former, and New Mount Logan’s future, employees, directors, advisers, third-party service providers or others affiliated with New Mount Logan could harm New Mount Logan.
•New Mount Logan will rely on BCPA and Key BCPA Personnel.
•New Mount Logan’s expected relationship with BCPA will result in significant actual and potential conflicts of interest that could impact New Mount Logan’s business.
•BCPA will be able to terminate the Staffing Agreement (as defined and described below) and Servicing Agreement upon 60 days’ written notice, and New Mount Logan, which is expected to have a limited number of employees, may not be able to find a suitable replacement for such services provided under those agreements within that time.
•Because New Mount Logan’s business model will depend upon relationships with various counterparties, the inability of BCPA to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect New Mount Logan’s business.
•The asset management business is competitive.
•New Mount Logan may be subject to focus by certain current or prospective clients or other stakeholders on environmental, social and governance matters.
•Valuations for illiquid assets under management entail significant complications.
•New Mount Logan, through ML Management, may only manage a limited number of funds and investments.
•New Mount Logan’s insurance business will be heavily regulated and changes in regulation could reduce New Mount Logan’s profitability.
•Ability operates in a highly competitive industry that includes a number of companies, many of which are larger and more well-known, which could limit Ability’s capacity to increase or maintain market share and/or margins.
•Differences between Ability’s policyholder behavior estimates, reserve assumptions and actual claims experience, in particular with respect to the timing and magnitude of claims and surrenders, may adversely affect Ability’s results of operations or financial condition.
•Ability’s historical growth rates may not be indicative of its future growth, and Ability may not be able to identify attractive insurance markets, reinsurance opportunities or investments with returns that are as favorable as Ability’s historical returns and grow new business volumes at historical levels.
•Interest rate fluctuations could negatively affect the income Ability derives from the difference between the interest rates it earns on its investments and interest it pays under its reinsurance contracts.
•Ability faces risks associated with business it reinsures and business it cedes to reinsurers.
•The determination of the amount of impairments and allowances for credit losses recognized on Ability’s investments is highly subjective.

•Ability’s liabilities for insurance products may prove to be inadequate, requiring Ability to increase liabilities which results in reduced net income and shareholders’ equity.
•Ability is subject to regulatory capital requirements in the United States.
•Ability faces risks from borrower clients.
•Second priority liens on collateral securing debt investments that Ability makes may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and Ability.
•Ability is subject to additional risks associated with investments in the form of loan participation interests.
•Ability may not be able to exercise control over borrower clients.
•Use of leverage and changes in interest rates may affect Ability’s cost of capital and net investment income.
Risks relating to 180 Degree Capital

•180 Degree Capital’s shares of common stock are trading at a discount to net asset value and may continue to do so in the future.
•Regulations governing 180 Degree Capital’s operation as a registered closed-end fund (“CEF”) may limit 180 Degree Capital’s ability to raise additional capital, as well as the way in which it does so, which could have a material adverse impact on 180 Degree Capital’s liquidity, financial condition and results of operations.
•180 Degree Capital is a non-diversified investment company within the meaning of the 1940 Act, and, therefore, is not limited with respect to the proportion of 180 Degree Capital’s assets that may be invested in securities of a single issuer.
•When 180 Degree Capital is a debt or minority equity investor in a portfolio company, 180 Degree Capital is often not in a position to exert influence on the entity, and other equity holders and management of the company may make decisions that could decrease the value of 180 Degree Capital’s portfolio holdings.
•180 Degree Capital’s business model depends upon the development and maintenance of strong referral relationships with asset managers, investment banking firms and other entities active in working with small publicly traded companies.
•180 Degree Capital’s equity securities may be affected by general economic and market conditions.
•180 Degree Capital’s financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.
•The value of 180 Degree Capital’s portfolio is subject to greater volatility than the value of companies with more broadly diversified investments.
•180 Degree Capital may expose itself to risks if it engages in hedging transactions.
•Quarterly results fluctuate and are not indicative of future quarterly performance.
•Investment in foreign securities could result in additional risks.
•180 Degree Capital’s strategy of writing covered calls and buying put options on public portfolio company securities held by it could result in it receiving a lower return for such investments than if it had not employed such a strategy.
•Investing in 180 Degree Capital’s stock is highly speculative and an investor could lose some or all of the amount invested.

•180 Degree Capital’s ability to enter into transactions with its affiliates is restricted.
•180 Degree Capital’s business may be adversely affected by the small size of 180 Degree Capital’s market capitalization.
•180 Degree Capital is dependent upon key management personnel for future success, and may not be able to retain them.
•The failure of cyber-security systems, as well as the occurrence of events unanticipated by 180 Degree Capital’s disaster recovery systems and management continuity planning, could impair 180 Degree Capital’s ability to conduct business effectively.
•180 Degree Capital is dependent on information systems and systems failures could disrupt 180 Degree Capital’s business, which may, in turn, negatively affect the market price of TURN Common Shares.
•180 Degree Capital is subject to risks associated with its strategy of increasing assets under management by raising third-party funds to manage.
•Ineffective internal controls could impact 180 Degree Capital’s business and operating results.
•180 Degree Capital may in the future choose to pay dividends in TURN Common Shares, in which case 180 Degree Capital shareholders may be required to pay tax in excess of the cash they receive.
•180 Degree Capital is authorized to issue preferred stock, which would convey special rights and privileges to its owners that are senior to those of common stock shareholders.
•Bank borrowing or the issuance of debt securities or preferred stock by 180 Degree Capital, to fund investments in portfolio companies or to fund 180 Degree Capital’s operating expenses, would make 180 Degree Capital’s total return to holders of TURN Common Shares more volatile.
•The need to satisfy certain asset diversification, gross income, and distributions requirements applicable to a RIC may limit investment flexibility of 180 Degree Capital.
•Failure to qualify as a RIC could reduce 180 Degree Capital’s net asset value and distributable income.
•A deemed dividend election could affect the value of TURN Common Shares.
•180 Degree Capital operates in a heavily regulated environment, and changes to, or non-compliance with, regulations and laws could harm 180 Degree Capital’s business.
•Market prices of TURN Common Shares will continue to be volatile.
•Governmental interventions may impact 180 Degree Capital’s investment strategies.
•180 Degree Capital’s compensation structure as an internally managed registered CEF could be materially different than 180 Degree Capital’s compensation structure if 180 Degree Capital was externally managed.
•Future sales of TURN Common Shares in the public market, if any, could cause 180 Degree Capital’s stock price to fall.
•A 180 Degree Capital shareholder has no right to require 180 Degree Capital to repurchase their shares.
•180 Degree Capital’s investments are subject to valuation risk, which is the risk that one or more of the assets in which 180 Degree Capital invests are priced incorrectly.
•Changing interest rates may have unpredictable effects on markets, heighten market volatility and detract from 180 Degree Capital’s performance to the extent it is exposed to such interest rates.
•180 Degree Capital may temporarily depart from its principal investment strategies by investing in high quality fixed-income securities.

Voting and Support Agreements

The directors and executive officers of Mount Logan and 180 Degree Capital as well as certain of their shareholders have entered into Voting and Support Agreements pursuant to which, among other things and subject to the terms thereof, they have agreed to vote their MLC Common Shares and TURN Common Shares in favor of the Business Combination.

180 Degree Capital’s Reasons for the Mergers and Recommendation of the 180 Degree Capital Board

The 180 Degree Capital Board consulted with 180 Degree Capital’s management as well as its legal and other advisors and considered numerous factors and, as a result, unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal, “FOR”” the TURN 1940 Act Deregistration Proposal, and “FOR” the Adjournment Proposal.
Certain material factors considered by the 180 Degree Capital Board that favored the conclusion of the 180 Degree Capital Board that the TURN Merger is in 180 Degree Capital’s best interests and the best interests of 180 Degree Capital’s shareholders included, among others:
•New Mount Logan is expected to benefit from: increased access to additional capital, a strengthened balance sheet, and increased analyst coverage as a result of its listing on a US exchange;
•Meaningful scaling and further diversification of business, as well as increased liquidity of public equity;
•Accelerated expansion of sourcing investments in the public markets;
•Mount Logan’s business model is highly complementary to 180 Degree Capital’s business model;
•The support of services that is expected to be provided by BCPA, which provides administrative services that leverage BCPA’s capabilities, strength, resources and scale as a global credit firm;
•An attractive valuation relative to industry comparables;
•The expectation that the Mergers will result in a compelling business model built on predictable earnings growth supported by durable fee and spread related earnings;
•The opinion of Fenchurch, the financial advisor to the 180 Degree Capital Special Committee, as more fully described in the section entitled “The Mergers—Opinion of 180 Degree Capital’s Financial Advisor”;
•That the TURN Merger is expected to qualify as a tax-free exchange for U.S. federal income tax purposes;
•The absence of an adverse impact on New Mount Logan’s regulatory obligations; and
•The Mergers are subject to the approval of the shareholders of 180 Degree Capital and Mount Logan.

The foregoing list does not include all the factors that the 180 Degree Capital Board considered in approving the proposed Business Combination and the Merger Agreement and recommending that the 180 Degree Capital shareholders approve Merger Agreement and the proposed Business Combination. For a further discussion of the material factors considered by the 180 Degree Capital Board in reaching its decision to approve the Merger Agreement (as amended or modified) and the transactions contemplated by the Merger Agreement (as amended or modified), including the Business Combination, see the sections entitled “The Mergers—180 Degree Capital’s Reasons for the Mergers” and “Recommendation of the 180 Degree Capital Board.”
Mount Logan’s Reasons for the Mergers and Recommendation of the Mount Logan Board

The Mount Logan Board consulted with Mount Logan’s management as well as its legal and other advisors and considered numerous factors and, as a result, the Mount Logan Board, including its independent directors, determined that the MLC Merger is in Mount Logan’s best interests and the best interests of Mount Logan’s shareholders.

Certain material factors considered by the Mount Logan Board, including its independent directors, that favored the conclusion of the Mount Logan Board that the MLC Merger is in Mount Logan’s best interests and the best interests of Mount Logan’s shareholders included, among others:

•180 Degree Capital’s track record of investing in public markets and its deep network of relationships, which are expected to help further expand New Mount Logan’s business;
•New Mount Logan will have a larger balance sheet that will support future investment;
•the Business Combination will result in continuity of the management team, with Mount Logan’s current CEO, Ted Goldthorpe, expected to serve as Chairman and CEO of New Mount Logan, and Mount Logan will be entitled to appoint four independent directors (as defined in Nasdaq Listing Rule 5605(a)(2)) on New Mount Logan’s seven-person board;
•MLC Shareholders will receive proportionate ownership of New Mount Logan determined by reference to Mount Logan’s $67.4 million transaction equity value at signing of the Merger Agreement, subject to certain pre-closing adjustments, relative to 180 Degree Capital’s net asset value at Closing;
•the expected tax treatment of the MLC Merger;
•support of the Business Combination from directors, officers and shareholders of Mount Logan who collectively held approximately 29% of the outstanding MLC Common Shares as of January 16, 2025;
•Mount Logan’s ability to respond to an unsolicited bona fide written proposal that is or is reasonably likely to lead to an MLC Superior Proposal;
•the implied breakeven return on equity to shareholders of Mount Logan taking into account the economics and structuring of the Business Combination;
•the vigilance, patience and prudence of the Mount Logan management team in evaluating similar transactions;
•the Merger Agreement is the result of an arm’s length negotiation process and has been unanimously recommended by the Mount Logan Board, including independent directors;
•the required approvals of the shareholders of Mount Logan to the Business Combination is protective of their rights;
•shareholders of Mount Logan who do not vote in favor of the Arrangement Resolution will have dissent rights with respect to the Arrangement pursuant to the OBCA and the Interim Order;
•the potential for Mount Logan to deliver near and long term value to shareholders of Mount Logan as a result of the Business Combination, when compared to not consummating the Business Combination;
•the uncertainty surrounding Mount Logan’s ability to raise required financing if the Business Combination is not consummated;
•the absence of required material regulatory approvals, other than customary regulatory approvals;
•the requirement that 180 Degree Capital pay Mount Logan’s cost and expenses, up to $1,000,000, in certain circumstances if the Merger Agreement is terminated; and
•Mount Logan’s preexisting connections to the United States.
The foregoing list does not include all the factors that the Mount Logan Board considered in approving the Merger Agreement and recommending that MLC Shareholders approve the Merger Agreement, the MLC Domestication and the Business Combination as a whole. For a further discussion of the material factors considered by the Mount Logan Board, see “The Merger— Mount Logan's Reasons for the Merger.”

Opinion of 180 Degree Capital’s Financial Advisor
In connection with the Business Combination, Fenchurch rendered to the 180 Degree Capital Special Committee on January 16, 2025 its oral opinion, and confirmed its oral opinion by delivering to the 180 Degree Capital Special Committee its written opinion, dated January 16, 2025, as discussed in more detail in the section entitled “The Mergers—Opinion of 180 Degree Capital’s Financial Advisor,” to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the January Exchange Ratio (as defined on page 126) is fair, from a financial point of view, to the holders of TURN Common Shares, other than the Excluded Shares. The full text of Fenchurch’s opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by Fenchurch in preparing the opinion, is attached as Annex B to this Preliminary Joint Proxy Statement/Prospectus and is incorporated herein by reference. Fenchurch’s written opinion was addressed to the 180 Degree Capital Special Committee (in their capacity as such) in connection with and for the purposes of their evaluation of the proposed Transaction, was directed only to the January Exchange Ratio and did not address any other aspect of the Transaction. Fenchurch expressed no opinion as to the underlying decision by 180 Degree Capital to engage in the Transaction or enter into the Agreement. Fenchurch’s opinion did not constitute a recommendation to the 180 Degree Capital Board or the 180 Degree Capital Special Committee in connection with the Transaction, and it does not constitute a recommendation to any stockholder of 180 Degree Capital or of any other entity as to how such stockholder should vote with respect to the Transaction or any other matter.

Overview of the Merger Agreement

The terms and conditions of the Mergers are contained in the Merger Agreement, a copy of which is attached hereto as Annex A. Mount Logan and 180 Degree Capital encourage you to read the Merger Agreement carefully and in its entirety.
The Merger Agreement provides for a business combination of 180 Degree Capital and Mount Logan through: (i) the merger of TURN Merger Sub with and into 180 Degree Capital, with 180 Degree Capital being the surviving company, and a wholly-owned Subsidiary of New Mount Logan; and (ii) the merger of MLC Merger Sub with and into Mount Logan, with Mount Logan being the surviving company, and a wholly-owned Subsidiary of New Mount Logan. New Mount Logan will be the parent entity of 180 Degree Capital and Mount Logan following the Business Combination and renamed “Mount Logan Capital Inc.”
If the Mergers are completed, each issued and outstanding TURN Common Share and each issued and outstanding MLC Common Share, other than, in each case, Excluded Shares, will be converted into the right to receive the applicable Merger Consideration.
Interests of 180 Degree Capital’s Directors and Executive Officers in the Mergers

In considering the recommendation of the 180 Degree Capital Board, 180 Degree Capital shareholders should be aware that 180 Degree Capital directors and executive officers may have certain interests in the Mergers that may be different from, or in addition to, the interests of 180 Degree Capital shareholders generally. The members of the 180 Degree Capital Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend to the 180 Degree Capital shareholders that they vote to approve the Business Combination Proposal at the 180 Degree Capital Special Meeting. These interests include:
•certain 180 Degree Capital executive officers are party to change in control and severance agreements with 180 Degree Capital that provide for severance benefits upon a qualifying termination, including enhanced severance benefits if a qualifying termination of the executive officer occurs within the period beginning three months prior to, and ending one year following, a “change in control” (which includes the Mergers) as described in the section entitled “Interests of 180 Degree Capital Directors and Executive Officers in the Mergers—Severance Entitlements”;
•certain 180 Degree Capital executive officers will receive cash retention bonuses payable after the closing date as described in the section entitled “Interests of 180 Degree Capital Directors and Executive Officers in the Mergers—Retention Bonuses”; and
•180 Degree Capital directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement as described in the section entitled “Interests of 180 Degree Capital Directors and Executive Officers in the Mergers—Director and Officer Indemnification and Insurance.”
For more information regarding these interests, see the section entitled “Interests of 180 Degree Capital Directors and Executive Officers in the Mergers.”
Interests of Mount Logan’s Directors and Executive Officers in the Mergers

In considering the recommendation of the Mount Logan Board, MLC Shareholders should be aware that Mount Logan directors and executive officers may have certain interests in the Mergers that may be different from, or in addition to, the interests of MLC Shareholders generally. The members of the Mount Logan Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend to the MLC Shareholders that they vote to approve the Arrangement Resolution and the MLC Merger Resolution at the MLC Special Meeting. These interests include:
•Each outstanding Mount Logan equity award held by an executive officer or director will receive the treatment, and is eligible for, the applicable vesting acceleration benefit described in the section entitled “Interests of Mount Logan Directors and Executive Officers in the Mergers—MLC RSU and MLC DEU Acceleration;”
•Certain Mount Logan directors and executive officers are expected to serve in director and executive roles for New Mount Logan and may enter into new individualized compensation arrangements; and
•Mount Logan directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement as described in the section entitled “Interests of Mount Logan Directors and Executive Officers in the Mergers—Director and Officer Indemnification and Insurance.”
For more information regarding these interests, see the section entitled “Interests of Mount Logan Directors and Executive Officers in the Mergers.”
Management of New Mount Logan

New Mount Logan’s business and affairs are managed under the direction of its Board of Directors (the “New Mount Logan Board”). At the time the Mergers are consummated, the New Mount Logan Board will consist of seven members, six of whom will qualify as “independent directors” as defined in Nasdaq Listing Rule 605(a)(2) (each such qualifying director, an “Independent Director”). The New Mount Logan Board appoints New Mount Logan’s officers, who serve at the discretion of the New Mount Logan Board.

For more information, see the section entitled “The Merger Agreement – Additional Agreements – Board of Directors.”

Treatment of Mount Logan Equity Awards and Warrants

With respect to Mount Logan’s equity awards, the Merger Agreement provides that, following the MLC Domestication and prior to the Effective Time, all outstanding issued restricted share units and dividend equivalent units will become fully vested with the holders ultimately receiving shares of New Mount Logan Common Stock for their MLC Delaware Units issued upon such vesting. For more information, see the section entitled “The Merger Agreement – Treatment of Equity Awards.”
With respect to the outstanding MLC Warrants, the Merger Agreement provides that, at or prior to the Effective Time, New Mount Logan will execute one or more supplemental indentures to the MLC Warrant Indentures to evidence and effectuate the assumption by New Mount Logan of the obligation to issue shares of New Mount Logan Common Stock upon the exercise of the MLC Warrants in accordance with their terms.
On October 19, 2018, Mount Logan issued warrants to acquire an aggregate of 20,468,128 MLC Common Shares (the “2018 Warrants”). As of December 31, 2024, Mount Logan had all 20,468,128 2018 Warrants outstanding which are exercisable at any time up to October 19, 2025. As a result of a reverse share split completed by Mount Logan on December 3, 2019, every eight (8) 2018 Warrants entitle the holder to receive, upon exercise, one MLC Common Share at a price of C$6.16 per common share. Accordingly, an aggregate of up to 2,558,516 MLC Common Shares were issuable upon the exercise of the 20,468,128 outstanding 2018 Warrants as of December 31, 2024.
On January 26, 2024, Mount Logan completed a private placement of debentures and warrants (the “2024 Warrants”). Each 2024 Warrant is exercisable to acquire MLC Common Share at a price of C$2.75 per share for a period of eight (8) years from the issuance thereof. Accordingly, an aggregate of up to 937,600 MLC Common Shares were issuable upon the exercise of the 937,600 outstanding 2024 Warrants as of December 31, 2024.
Prior to the Effective Time, 180 Degree Capital will cause New Mount Logan to execute one or more supplemental indentures to the MLC Warrant Indentures to evidence and effectuate the due assumption by New Mount Logan of all obligations of Mount Logan under such MLC Warrant Indentures, which supplemental indentures will obligate New Mount Logan to issue New Mount Logan Common Stock upon the exercise of any 2018 Warrants or 2024 Warrants outstanding under the MLC Warrant Indentures in accordance with their terms. In connection with this assumption of obligations, the MLC Warrants will be adjusted in accordance with their terms such that upon exercise of such MLC Warrants by a holder, such holder will receive a number of shares of New Mount Logan Common Stock (having regard to the MLC Exchange Ratio) in lieu of the number of MLC Common Shares such holder would have received if such MLC Warrants had been exercised prior to the Mergers, for the same aggregate consideration. If such assumption of obligations had taken place on [●], 2025, (i) the number of shares of New Mount Logan Common Stock that would have been issuable upon exercise of all outstanding 2018 Warrants would have been [●], and (ii) the number of shares of New Mount Logan Common Stock that would have been issuable upon exercise of all outstanding 2024 Warrants would have been [●], in each case, reflecting the MLC Exchange Ratio as at such date. The information in the prior sentence is provided for illustrative purposes only, and the numbers of shares of New Mount Logan Common Stock issuable in connection with any exercise following the assumption at the Effective Time may be higher or lower than the amounts set forth in the prior sentence to reflect the MLC Exchange Ratio as at the Effective Time. Following the Effective Time, New Mount Logan will comply with all terms and conditions of the MLC Warrant Indentures. Neither the 2018 Warrants nor the 2024 Warrants are expected to be listed on any exchange in connection with the assumption by New Mount Logan at the Effective Time or thereafter.

Regulatory Approvals Required for the Mergers

The obligations of Mount Logan and 180 Degree Capital to consummate the Mergers are subject to, among other conditions, (i) the consent of the Ontario Securities Commission in respect of the MLC Domestication pursuant to the OBCA, (ii) the authorization of the Ministry of Public and Business Service Delivery for Mount Logan to continue out of Ontario to another jurisdiction, (iii) the consent of Cboe Canada in respect of the Business Combination, (iv) if required, the non-objection or approval of the Canadian securities regulators of the jurisdictions in which Crown Private Credit Partners Inc. is a registered firm (as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations) pursuant to Section 11.10 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations, (v) either (a) consent from the Nebraska Department of Insurance in respect of the Business Combination or (b) written confirmation from the Nebraska Department of Insurance that consent from the Nebraska Department of Insurance is not required in respect of the Business Combination, (vi) the filing with the SEC of this Preliminary Joint Proxy Statement/Prospectus in definitive form relating to the 180 Degree Capital Special Meeting and the MLC Special Meeting to be held in connection with the Merger Agreement and the Business Combination and of a registration statement on Form S-4 in which this Preliminary Joint Proxy Statement/Prospectus is included as a prospectus, and declaration of effectiveness of the registration statement by the SEC, and (vii) approval of listing of such New Mount Logan Common Stock on the Nasdaq, subject to official notice of issuance. For more information, see the section entitled “The Mergers—Regulatory Approvals Required for the Mergers.”
Conditions to the Completion of the Mergers

In addition to the conditions described above, the obligations of Mount Logan and 180 Degree Capital to consummate the Mergers are subject to the satisfaction, or waiver, of the following conditions:
•the approval of the Arrangement Resolution by a vote of at least 66 and 2/3% of the votes cast on the Arrangement Resolution by MLC Shareholders present in person or represented by proxy and entitled to vote at the MLC Special Meeting;
•the approval and adoption of the Merger Agreement by a vote of: (i) holders representing greater than 50% of all the issued and outstanding MLC Common Shares on the MLC Merger Resolution; and (ii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote. MLC Shareholders should be aware that under Section 18-209(b) of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, no approval of the members of MLC Delaware will be required to approve the MLC Merger. Pursuant to the form of MLC Delaware LLCA, Mr. Goldthorpe will be appointed as the Manager of MLC Delaware and, in accordance with Section 18-209(b) of the Delaware LLC Act, Mr. Goldthorpe will be empowered to provide all required approvals and authorizations necessary to effectuate the MLC Merger. Assuming all conditions in the Merger Agreement required for consummation of the MLC Merger and the other transactions contemplated by the Merger Agreement are satisfied or waived (including approval of the MLC Merger Resolution by the MLC Shareholders), Mr. Goldthorpe, as Manager of MLC Delaware, will cause MLC Delaware to effectuate the MLC Merger following the MLC Domestication. Notwithstanding the foregoing features of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, Mount Logan will ask MLC Shareholders to approve at the MLC Special Meeting the MLC Merger as part of the Business Combination;

•the adoption of the Merger Agreement by a vote of at least two-thirds of the outstanding TURN Common Shares entitled to vote thereon;
•the approval of the deregistration of 180 Degree Capital under the 1940 Act, by a vote of at least a majority of the outstanding TURN Common Shares entitled to vote thereon;
•receipt of all regulatory approvals, which regulatory approvals remain in full force and effect. For more information, see the section entitled “The Mergers—Regulatory Approvals Required for the Mergers”;
•the effectiveness of the registration statement of which this document forms a part and the absence of a stop order suspending the effectiveness of the registration or proceedings initiated by the SEC for that purpose;

•the shares of New Mount Logan Common Stock to be issued under the Merger Agreement in connection with the Mergers having been authorized for listing on the Nasdaq, subject to official notice of issuance;
•the 40 Act Closing Date Plan, if applicable, shall have been mutually agreed by Mount Logan and 180 Degree Capital and shall be implemented contemporaneously with the Closing; and
•the MLC Domestication shall have occurred or shall be occurring on the Closing Date prior to the Effective Time;
In addition, each party’s obligation to complete the Mergers is subject to, among other things, (1) the accuracy of certain representations and warranties of the other party, in each case, subject to the materiality standards set forth in the Merger Agreement, (2) the compliance, in all material respects, by the other party of all covenants and obligations required to be complied with by such party at or prior to the Effective Time, and (3) the absence of the occurrence of any material adverse effect on the other party and the receipt of certificates signed by a duly authorized executive officer of MLC certifying the fulfillment of the aforementioned conditions.
The obligation of Mount Logan to consummate the Mergers is subject to the satisfaction, or waiver, of the following additional conditions:
•180 Degree Capital shall have terminated certain specified contracts;
•Mount Logan shall have received the opinion of its counsel, Dechert LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange as described in Section 351 of the Code; and
•the board of directors of New Mount Logan shall have been appointed in accordance with the Merger Agreement (see “Merger Agreement – Board of Directors of New Mount Logan”).
The obligation of 180 Degree Capital to consummate the Mergers is subject to the satisfaction, or waiver, of the following additional conditions:
•180 Degree Capital shall have received the opinion of its counsel, Proskauer Rose LLP, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange as described in Section 351 of the Code; and
•the period during which holders of MLC Common Shares can exercise their dissent rights shall have expired and holders of no more than 10% of the issued and outstanding MLC Common Shares shall have exercised (and not subsequently withdrawn or waived) such rights.
Neither Mount Logan nor 180 Degree Capital can be certain when, or if, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed. See “The Merger Agreement – Conditions to Closing the Mergers.”
Closing of the Mergers

Unless the Parties agree otherwise, the Closing will take place on the date that is three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). For more information on the conditions that must be satisfied or waived for the Mergers to occur, see “The Merger Agreement – Conditions to Closing the Mergers.” The Mergers will be effective on the date and time set forth in the Certificates of Merger filed with the Office of the Secretary of State of the State of New York, in accordance with the Laws of the State of New York, with respect to the TURN Merger, and the Secretary of State of the State of Delaware, in accordance with the Laws of the State of Delaware, with respect to the MLC Merger.
Termination Amount and Expenses

The Merger Agreement contains certain termination rights for 180 Degree Capital and Mount Logan, each of which is discussed below in “Merger Agreement —Termination of the Merger Agreement.” The Merger Agreement provides that, in connection with the termination of the Merger Agreement by a party under specified circumstances, such Party may be required to reimburse the other party for the documented third-party fees and expenses incurred in connection with the negotiation, preparation and performance of the Merger Agreement and the other documents and agreements contemplated by the Merger Agreement in an amount not to exceed $1,000,000 in the aggregate (the “Expense Reimbursement Cap”). See “The Merger Agreement—Termination of the Merger Agreement – Termination – Expense Reimbursements” for a discussion of the circumstances that could result in the payment of the expense reimbursement. 180 Degree Capital or Mount Logan, as applicable, will be the entities entitled to receive any expense reimbursement under the Merger Agreement. The 180 Degree Capital Board and Mount Logan Board have each approved, through their respective approval of the Merger Agreement, the Expense Reimbursement Cap.
Rights of Dissent for Mount Logan Shareholders

The Interim Order is expected to provide that each Registered MLC Shareholder as of the close of business on the record date of the MLC Special Meeting will have the right to dissent and, if the Arrangement becomes effective, to be paid the fair value of their MLC Common Shares by Mount Logan, which shall be the fair value of such MLC Common Shares as of the close of the last business on the day before the Arrangement Resolution is approved by MLC Shareholders at the MLC Special Meeting, and such dissenting shareholders shall not be entitled to any other payment or consideration, including any payment that would be payable pursuant to the Mergers had such holders not exercised their Dissent Rights in respect of such MLC Common Shares. If a dissenting shareholder fails to strictly comply with the requirements of the Dissent Rights set out in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, such dissenting shareholder may lose his, her or its Dissent Rights. See the section entitled “Dissent Rights for MLC Shareholders in respect of the Arrangement” in this Preliminary Joint Proxy Statement/Prospectus. No appraisal rights are available under the Delaware LLC Act or the terms of the MLC Delaware LLCA in respect of the Mergers.
180 Degree Capital Shareholders Do Not Have Dissenters’ Rights
No shareholder of 180 Degree Capital will be entitled to exercise dissenters’ rights in connection with the Mergers under the Laws of the State of New York. See “The Mergers – 180 Degree Capital Shareholders Do Not Have Dissenters’ Rights.”
Comparison of rights of TURN Common Shares and MLC Common Shares, and shares of New Mount Logan Common Stock
The rights of TURN Common Shares and MLC Common Shares will vary in certain ways from the rights of shares of New Mount Logan common stock. For more information, please see “Comparison of 180 Degree Capital Shareholders’ Rights” and “Comparison of Mount Logan Shareholders’ Rights.”
Listing of New Mount Logan Common Stock

The Parties are required to use reasonable best efforts to cause the shares of New Mount Logan Common Stock to be issued as Merger Consideration to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time. See “The Mergers – Listing of New Mount Logan’s Common Stock.”

Required Mount Logan Approval for the Mergers

To be effective, the Arrangement Resolution must be approved at the MLC Special Meeting by at least 66 and 2/3% of the votes cast on the Arrangement Resolution by MLC Shareholders present in person or represented by proxy and entitled to vote at the MLC Special Meeting.
To be effective, the MLC Merger Resolution must be approved at the MLC Special Meeting by: (i) holders representing greater than 50% of all the issued and outstanding MLC Common Shares on the MLC Merger Resolution; and (ii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote.
MLC Shareholders should be aware that under Section 18-209(b) of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, no approval of the members of MLC Delaware will be required to approve the MLC Merger. Pursuant to the form of MLC Delaware LLCA, Mr. Goldthorpe will be appointed as the Manager of MLC Delaware and, in accordance with Section 18-209(b) of the Delaware LLC Act, Mr. Goldthorpe will be empowered to provide all required approvals and authorizations necessary to effectuate the MLC Merger. Assuming all conditions in the Merger Agreement required for consummation of the MLC Merger and the other transactions contemplated by the Merger Agreement are satisfied or waived (including approval of the MLC Merger Resolution by the MLC Shareholders), Mr. Goldthorpe, as Manager of MLC Delaware, will cause MLC Delaware to effectuate the MLC Merger following the MLC Domestication. Notwithstanding the foregoing features of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, Mount Logan will ask MLC Shareholders to approve at the MLC Special Meeting the MLC Merger as part of the Business Combination.
To be effective, the Incentive Plan Resolution must be approved at the MLC Special Meeting by the affirmative vote of a majority of the MLC Common Shares cast at the MLC Special Meeting and entitled to vote.
Required 180 Degree Capital Approval for the Mergers

Approval of the Business Combination Proposal requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting.

Approval of the TURN 1940 Act Deregistration Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the affirmative vote of the holders of the lesser of (a) 67% or more of the TURN Common Shares present or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote, if the holders of more than 50% of the outstanding TURN Common Shares are present or represented by proxy.

Approval of the New Mount Logan Equity Incentive Plan Proposal requires the affirmative vote of a majority of the TURN Common Shares cast at the 180 Degree Capital Special Meeting and entitled to vote.

Approval of the Adjournment Proposal requires the affirmative vote of the TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote.

MLC Special Meeting

The MLC Special Meeting will be held on [day of week], [month day], 2025 at [time] (Eastern time) in a virtual only format which will be conducted via live audio webcast at [LUMI link to be inserted] (meeting identification number [●]), or at such other time or place to which the MLC Special Meeting may be postponed or adjourned, for the purposes set forth in the MLC Notice.

The record date for determining the MLC Shareholders entitled to receive notice of and to vote at the MLC Special Meeting is [month day], 2025. Only MLC Shareholders of record as of the record date are entitled to receive notice of and to attend and vote at the MLC Special Meeting.
At the MLC Special Meeting, MLC Shareholders will be asked to vote on the following in respect of the Business Combination:

Proposal No. 1 - Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

Proposal No. 2 – Plan of Arrangement Proposal: a proposal to approve the Arrangement Resolution pursuant to section 182 of the OBCA involving, among other things, the continuance of Mount Logan from Ontario to the State of Delaware; and
Proposal No. 3 - New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan.
180 Degree Capital Special Meeting

Date, Time and Place. The 180 Degree Capital Special Meeting will be held on [month day], 2025, beginning at [time], local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. As in recent years, we recommend that shareholders participate via webcast at https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082 passcode 415049.

Purpose. The 180 Degree Capital Special Meeting is being held to consider and vote on the following Proposals:

•Proposal 1 – the Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the Mergers;

•Proposal 2 – the TURN 1940 Act Deregistration Proposal: a proposal to approve the deregistration of 180 Degree Capital as a closed-end investment company registered under the 1940 Act;

•Proposal 3 – the New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan; and

•Proposal 4 – the Adjournment Proposal – a proposal to adjourn the 180 Degree Capital Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the 180 Degree Capital Special Meeting.

Record Date; Voting Rights. The record date for the determination of 180 Degree Capital shareholders entitled to notice of and to vote at the 180 Degree Capital Special Meeting is [month day], 2025 (the “180 Degree Capital Record Date”). Only 180 Degree Capital shareholders who held TURN Common Shares of record at the close of business on the 180 Degree Capital Record Date are entitled to vote at the 180 Degree Capital Special Meeting and any adjournment or postponement of the 180 Degree Capital Special Meeting. Each TURN Common Share held by a holder of record as of the 180 Degree Capital Record Date has one vote on each matter to be considered at the 180 Degree Capital Special Meeting.

Quorum. In order for business to be conducted at the 180 Degree Capital Special Meeting, a quorum must be present. The presence at the 180 Degree Capital Special Meeting, virtually or represented by proxy, of 180 Degree Capital shareholders entitled to cast a majority of all the votes entitled to be cast at the 180 Degree Capital

Special Meeting will constitute a quorum of 180 Degree Capital. Abstentions will be treated as shares present for quorum purposes.

Vote Required. The votes required for each proposal are as follows:

•Business Combination Proposal – requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting.

•TURN 1940 Act Deregistration Proposal – requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, this means the affirmative vote of the holders of the lesser of: (a) 67% or more of the TURN Common Shares present or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote, if the holders of more than 50% of the outstanding TURN Common Shares are present or represented by proxy; or (b) more than 50% of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting.

•New Mount Logan Equity Incentive Plan Proposal: requires the affirmative vote of a majority of the TURN Common Shares cast at the 180 Degree Capital Special Meeting and entitled to vote.

•Adjournment Proposal – requires the affirmative vote of a majority of the TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote.

As of the 180 Degree Capital Record Date, there were [●] TURN Common Shares issued and outstanding and entitled to vote. As of the 180 Degree Capital Record Date, 180 Degree Capital’s officers and directors owned and were entitled to vote [●] TURN Common Shares, representing approximately [●]% of the outstanding TURN Common Shares on the 180 Degree Capital Record Date.

Voting by Officers and Directors. The 180 Degree Capital directors and executive officers have entered into Voting and Support Agreements pursuant to which, among other things and subject to the terms thereof, they have agreed to vote their TURN Common Shares “FOR” each Proposal.

Certain U.S. Federal Income Tax Consequences of the Mergers

The following is a general discussion of (A) certain U.S. federal income tax consequences of the MLC Domestication to U.S. Holders (as defined below) of MLC Common Shares and (B) certain U.S. federal income tax consequences of the Mergers to (i) U.S. Holders (as defined below) of 180 Degree Capital and Mount Logan who receive common stock of New Mount Logan pursuant to the Mergers and (ii) solely with respect to the discussion set forth under “—U.S. Federal Income Tax Consequence of the Mergers to U.S. holders of MLC Warrants,” U.S. Holders of MLC Warrants. This discussion does not purport to be a complete description of all of the tax considerations applicable to New Mount Logan or its stockholders. This discussion assumes that the Mergers will be consummated in accordance with the Merger Agreement and as further described in this Preliminary Joint Proxy Statement/Prospectus.
In particular, this discussion does not address certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders that are not U.S. Holders (as defined below), stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, stockholders that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes, beneficial owners of a stockholder, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, exchanging stockholders of Mount Logan or 180 Degree Capital that held their exchanged shares part of a straddle or a hedging or conversion transaction, real estate investment trusts, registered investment companies, banks and other financial institutions, stockholders whose functional currency is not the U.S. dollar, controlled foreign corporations, and passive foreign investment companies. This discussion does not discuss any aspects of U.S.

estate or gift tax or non-U.S., state or local tax laws. This summary is limited to persons participating in the Mergers that held their TURN Common Shares or MLC Common Shares as capital assets (within the meaning of the Code).

This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this Preliminary Joint Proxy Statement/Prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. 180 Degree Capital and Mount Logan have not sought, and will not seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and this discussion is not binding on the IRS. Accordingly, there can be no assurance that the IRS would not assert, and that a court would not sustain, a position contrary to any of the tax consequences discussed herein.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of either: (i) TURN Common Shares or (ii) MLC Common Shares that is for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;
•a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States, any state thereof or the District of Columbia;
•a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has made a valid election to be treated as a United States person for U.S. federal income tax purposes; or
•an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds TURN Common Shares or MLC Common Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds TURN Common Shares or MLC Common Shares and any partners in such partnership should consult their tax advisors regarding the tax consequences of the Mergers to them.

THE FOLLOWING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE MERGERS. ALL HOLDERS OF TURN COMMON SHARES OR MLC COMMON SHARES OR MLC WARRANTS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S., AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the MLC Domestication to U.S. Holders
The MLC Domestication is intended to be treated as a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Code. Assuming that this treatment applies, a U.S. Holder (i) will not recognize any gain or loss in connection with the MLC Domestication, (ii) will have a tax basis in the MLC Common Shares it holds after the MLC Domestication equal to the tax basis of MLC Delaware Units it held prior to the MLC Domestication and (iii) will have a holding period for the MLC Common Shares it holds after the MLC Domestication that includes the holding period for its MLC Delaware Units it held prior to the MLC Domestication.

U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders

The Mergers, taken together, are intended to qualify as a non-taxable transfer to a corporation controlled by the transferors within the meaning of Section 351 of the Code.

Neither 180 Degree Capital nor Mount Logan intends to obtain a ruling from the IRS with respect to the tax consequences of the Mergers. If the IRS were to successfully challenge whether the Mergers qualify as a non-

taxable transaction under Section 351 of the Code, the tax consequences would differ materially from those described in this Preliminary Joint Proxy Statement/Prospectus.

Stock for stock. Assuming that the Mergers qualify as a non-taxable transaction under Section 351 of the Code, generally, a U.S. Holder that receives shares of New Mount Logan Common Stock in the Mergers:

•will not recognize any gain or loss in connection in the Mergers;
•will have a tax basis in the New Mount Logan Common Stock received in the Mergers equal to the tax basis of the TURN Common Shares or MLC Common Shares, as applicable, surrendered in exchange therefor; and
•will have a holding period for the New Mount Logan Common Stock received in the Mergers that includes its holding period for its TURN Common Shares or MLC Common Shares, as applicable, surrendered in exchange therefor.

The New Mount Logan Common Stock received in the Mergers by a U.S. Holder that acquired different blocks of TURN Common Shares or MLC Common Shares, as applicable, at different times or at different prices will be allocated pro rata to each block of TURN Common Shares or MLC Common Shares, as applicable, of such U.S. Holder, and the basis and holding period of such New Mount Logan Common Stock will be determined using a block for block approach and will depend on the basis and holding period of each block of TURN Common Shares or MLC Common Shares, as applicable, exchanged for such New Mount Logan Common Stock.

In the event that the Mergers do not qualify as a non-taxable transaction under Section 351 of the Code, the Mergers generally will be treated as a taxable sale or exchange of MLC Common Shares or TURN Common Shares, as applicable, by U.S. holders in exchange for New Mount Logan Common Stock. In such case, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its TURN Common Shares or MLC Common Shares (as applicable). Any such capital gain or loss generally will be long term capital gain or loss if the U.S. Holder’s holding period in the TURN Common Shares or MLC Common Shares, as applicable, exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at preferential rates. The deductibility of capital losses realized by a U.S. Holder on a taxable sale or exchange of TURN Common Shares or MLC Common Shares is subject to certain limitations.

A U.S. holder’s adjusted tax basis in the TURN Common Shares or MLC Common Shares generally will equal the U.S. Holder’s acquisition cost of such shares, reduced by any prior distributions with respect to such shares treated as a return of basis.

Tax Opinions.

180 Degree Capital and Mount Logan each has received an opinion of their respective counsels to the effect that the Mergers, taken together, qualify as a non-taxable transaction under Section 351 of the Code. However, these opinions of counsel are not binding on the IRS.

In order for the Mergers, taken together, to qualify as a non-taxable transaction under Section 351 of the Code, among other requirements, U.S. Holders simultaneously acquiring stock in New Mount Logan must together own and control at least 80% of the stock of New Mount Logan immediately after the Mergers.

Reporting Requirements.

If the Mergers, taken together, qualify as a non-taxable transaction under Section 351 of the Code, each U.S. Holder who owns 5% or more of the stock of New Mount Logan after the Mergers must file a statement with its tax return that provides information about the Mergers and about property that the U.S. Holder transferred in the transaction (listed in Treasury Regulation Section 1.351-3).

Each U.S. Holder should consult with its own tax advisor about information required to be maintained and filed in connection with the Mergers.

U.S. Federal Income Tax Consequence of the Mergers to U.S. holders of MLC Warrants.
The appropriate U.S. federal income tax treatment of the Mergers to U.S. holders of MLC Warrants whose MLC Warrants remain outstanding following the Effective Time and which will have the right to receive MLC Merger Consideration upon exercise of such MLC Warrants, is uncertain. It is possible that U.S. holders of MLC Warrants whose MLC Warrants remain outstanding following the Effective Time could be treated as if such holder exchanged their existing MLC Warrants for new MLC Warrants in a taxable transaction. If this treatment were to apply, such U.S. holder would generally recognize capital gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the MLC Warrants and (ii) such U.S. holder’s adjusted tax basis in such MLC Warrants. Any such capital gain or loss generally will be long term capital gain or loss if the U.S. holder’s holding period in the shares of Common Stock exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at preferential rates. The deductibility of capital losses realized by a U.S. holder on a taxable sale or exchange of MLC Warrants is subject to certain limitations. U.S. holders of MLC Warrants are urged consult with their tax advisors regarding the treatment of their MLC Warrants in connection with the Mergers.
Certain Canadian Federal Income Tax Consequences

For a summary of certain of the material Canadian federal income tax consequences of the Business Combination applicable to MLC Shareholders, see the section entitled “The Mergers - Certain Canadian Federal Income Tax Consequences” in this Preliminary Joint Proxy Statement/Prospectus. Such summary is not intended to be legal or tax advice. MLC Shareholders should consult their own tax advisors as to the tax consequences of the Business Combination to them having regard to their particular circumstances.
In particular, pursuant to the MLC Domestication, holders of MLC Common Shares prior to the MLC Domestication will hold MLC Delaware Units for a short period of time after the completion of the MLC Domestication and before completion of the MLC Merger.  It is unclear whether the MLC Delaware Units will not be listed on a “designated stock exchange” for the purpose of the Tax Act. Therefore, it is unclear whether the MLC Delaware Units will be a qualified investment under the Tax Act for trusts governed by Registered Plans prior to the shares of New Mount Logan Common Stock being issued to MLC Shareholders.  MLC Shareholders are urged to consult their own tax advisors in this regard.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Prices

The MLC Common Shares are listed on Cboe Canada under the symbol “MLC” and TURN Common Shares are listed on the Nasdaq Global Market under the symbol “TURN.”

The following table sets forth the closing sale price of the MLC Common Shares reported on Cboe Canada and TURN Common Shares reported on the Nasdaq Global Market, respectively, as of (1) January 16, 2025, the last trading day before the public announcement of the execution of the Merger Agreement and (2) [month day], 2025, the latest practicable trading date before the date of this Preliminary Joint Proxy Statement/Prospectus.

	MLC Common Shares	TURN Common Shares
January 16, 2025	$1.7517 *	$3.75
[month day], 2025	$[●]	$[●]
* The closing price was C$2.52 which was converted into USD using a conversation ratio of 1.4396 C$/USD.

The market prices of the MLC Common Shares and TURN Common Shares have fluctuated since the date of the announcement of the Business Combination and will continue to fluctuate from the date of this Preliminary Joint Proxy Statement/Prospectus to the date of the 180 Degree Capital Special Meeting, the date of the MLC Special Meeting and the date the Business Combination is completed. No assurance can be given concerning the market prices of the MLC Common Shares or TURN Common Shares before completion of the Mergers or the market price of New Mount Logan Common Stock after completion of the Mergers.

Dividends

Mount Logan currently pays a regular quarterly dividend of C$0.02 per MLC Common Share.

180 Degree Capital does not pay cash dividends and 180 Degree Capital has no plan to declare or pay cash dividends in the foreseeable future. Under the terms of the Merger Agreement, 180 Degree Capital is not permitted to declare, set aside or pay any dividends or make other distributions in respect of any outstanding capital stock or other equity interests prior to the Effective Time without the prior written consent of Mount Logan. Mount Logan is not permitted to make, authorize, declare, pay or set aside any dividend on any outstanding shares of its capital stock or equity interests except for dividends paid in the ordinary course consistent with past practice (including Mount Logan’s quarterly dividend) prior to the Effective Time without the prior written consent of 180 Degree Capital.

It is currently anticipated that New Mount Logan will declare and pay a regular quarterly cash dividend on New Mount Logan Common Stock; however, any decision to declare and pay dividends in the future will be subject to the approval of the board of directors of New Mount Logan, after considering New Mount Logan’s operating results, financial condition, cash requirements, financing agreement restrictions and any other factors the board of directors of New Mount Logan may deem relevant.

Cautionary Statement Regarding Forward-Looking Statements

This Preliminary Joint Proxy Statement/Prospectus and oral statements made from time to time by representatives of 180 Degree Capital and Mount Logan, may contain certain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities legislation. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s and 180 Degree Capital’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the Business Combination involving Mount Logan and 180 Degree Capital, including future financial and operating results, Mount Logan’s and 180 Degree Capital’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the Business Combination, and other statements that are not historical facts, including but not limited to future results of operations, projected cash flow and liquidity, business strategy, payment of dividends to shareholders of New Mount Logan, and other plans and objectives for future operations (including those of New Mount Logan). No assurances can be given that the forward-looking statements contained in this Preliminary Joint Proxy Statement/Prospectus will occur as projected, and actual results may differ materially from such predictions, forecasts, conclusions or projections. Forward-looking statements are based on current expectations, estimates and assumptions that Mount Logan and 180 Degree Capital believe to be current, reasonable and complete, although such statements are necessarily subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, predicted or forecasted.

These risks, uncertainties and assumptions include, without limitation:

•the ability to obtain the requisite Mount Logan and 180 Degree Capital shareholder approvals;
•the risk that Mount Logan or 180 Degree Capital may be unable to obtain governmental and regulatory approvals required for the Business Combination (and the risk that such approvals may result in the imposition of conditions that could adversely affect New Mount Logan or the expected benefits of the Business Combination);
•the risk that an event, change or other circumstance could give rise to the termination of the Business Combination;
•the risk that a condition to closing of the Business Combination may not be satisfied; the risk of delays in completing the Business Combination;
•the risk that the businesses will not be integrated successfully;
•the risk that any synergies from the Business Combination may not be fully realized or may take longer to realize than expected;
•the risk that any announcement relating to the Business Combination could have adverse effects on the market price of MLC Common Shares or TURN Common Shares;
•unexpected costs resulting from the Business Combination; the possibility that competing offers or acquisition proposals will be made;
•the risk of litigation related to the Business Combination;
•the risk that the credit ratings of New Mount Logan or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the Business Combination;
•the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Business Combination; competition, government regulation or other actions; and the ability of management to execute its plans to meet its goals;
•risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; and civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and
•other risks inherent in Mount Logan’s and 180 Degree Capital’s businesses.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the section entitled “Risk Factors” and Mount Logan’s and 180 Degree Capital’s respective periodic reports and other filings with the SEC and/or applicable Canadian securities regulatory authorities. See the section entitled “Where You Can Find More Information.”

The forward-looking statements included in this Preliminary Joint Proxy Statement/Prospectus are made only as of the date hereof. Mount Logan and 180 Degree Capital undertake no obligation to update any forward-looking statements to reflect actual results, new information, future events, changes in expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

RISK FACTORS

In addition to the other information included or incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus, shareholders should carefully consider the matters described below in determining whether to approve (i) in the case of 180 Degree Capital shareholders, the 180 Degree Capital Special Meeting proposals and (ii) in the case of MLC Shareholders, the MLC Special Meeting resolutions. The risks set out below and incorporated by reference herein, are not the only risks 180 Degree Capital and Mount Logan face and, following the Business Combination, New Mount Logan, will face. Additional risks and uncertainties not currently known to 180 Degree Capital or Mount Logan or that they currently deem to be immaterial also may materially adversely affect their or, following the Business Combination, New Mount Logan’s, business, financial condition or operating results. If any of the following events occur, 180 Degree Capital or Mount Logan or, following the Business Combination, New Mount Logan’s, business, financial condition or results of operations could be materially adversely affected. See also “Where You Can Find More Information” in this Preliminary Joint Proxy Statement/Prospectus.

Risks Relating to the Mergers

180 Degree Capital shareholders and MLC Shareholders will experience a reduction in percentage ownership and voting power in New Mount Logan as a result of the Business Combination.

180 Degree Capital shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of New Mount Logan relative to their respective percentage ownership interests in 180 Degree Capital prior to the Business Combination. Consequently, 180 Degree Capital shareholders should generally expect to exercise less influence over the management and policies of New Mount Logan following the Business Combination than they currently exercise over the management and policies of 180 Degree Capital. Prior to completion of the Business Combination, subject to certain restrictions in the Merger Agreement and the prior written consent of Mount Logan, 180 Degree Capital may issue additional TURN Common Shares, which would further reduce the percentage ownership of New Mount Logan to be held by 180 Degree Capital shareholders. MLC Shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of New Mount Logan relative to their respective ownership interests in Mount Logan prior to the Business Combination. Consequently, MLC Shareholders should generally expect to exercise less influence over the management and policies of New Mount Logan following the Business Combination than they currently exercise over the management and policies of Mount Logan. Prior to completion of the Business Combination, subject to certain restrictions in the Merger Agreement, Mount Logan may issue additional MLC Common Shares, which would further reduce the percentage ownership of New Mount Logan to be held by MLC Shareholders.

Sales of shares of New Mount Logan Common Stock after the completion of the Business Combination may cause the market price of New Mount Logan Common Stock to decline.

At the Effective Time, each TURN Common Share and each MLC Common Share issued and outstanding immediately prior to such time will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio and MLC Exchange Ratio, respectively. Former 180 Degree

Capital shareholders and former MLC Shareholders may decide not to hold the shares of New Mount Logan Common Stock that they will receive pursuant to the Merger Agreement. In addition, shareholders who acquire shares of New Mount Logan Common Stock following the Mergers may decide not to hold their shares for a significant period. In each case, such sales of New Mount Logan Common Stock could have the effect of depressing the market price for New Mount Logan Common Stock and may take place soon after the completion of the Mergers.

Because the market price and the NAV per share of TURN Common Shares and the MLC Common Shares will fluctuate, 180 Degree Capital shareholders and MLC Shareholders cannot be sure of the market value of the Merger Consideration they will receive in connection with the Mergers.

At the Effective Time, each TURN Common Share and each MLC Common Share issued and outstanding immediately prior to such time will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio and MLC Exchange Ratio, respectively. The market value of TURN Merger Consideration to be received by 180 Degree Capital shareholders upon completion of the TURN Merger may vary from the closing price of TURN Common Shares on the date the TURN Merger was announced, on the date of the 180 Degree Capital Special Meeting to consider the proposals in respect of the Business Combination and on the date the TURN Merger is completed. The market value of MLC Merger Consideration to be received by MLC Shareholders upon completion of the MLC Merger may vary from the closing price of MLC Common Shares on the date the MLC Merger was announced, on the date of the MLC Special Meeting to consider the resolutions in respect of the Business Combination and on the date the MLC Merger is completed. Both the TURN Merger Consideration and the MLC Merger Consideration may vary from their respective closing prices and NAV on the date the TURN Merger and MLC Merger are announced, respectively. Additionally, the TURN Exchange Ratio and MLC Exchange Ratio will fluctuate as 180 Degree Capital’s and Mount Logan’s respective NAVs change prior to the Closing.

Accordingly, at the time of the Special Meetings, 180 Degree Capital shareholders and MLC Shareholders, respectively, will not know or be able to calculate the market price of the Merger Consideration they would receive upon completion of the Business Combination. The market price and liquidity of the market for TURN Common Shares and the MLC Common Shares may be significantly affected by numerous factors, some of which are beyond 180 Degree Capital’s and Mount Logan’s control and may not be directly related to 180 Degree Capital’s or Mount Logan’s operating performance. These factors include:

•significant volatility in the market price and trading volume of securities of companies in 180 Degree Capital’s or Mount Logan’s sector, which are not necessarily related to the operating performance of these companies;
•changes in regulatory policies, accounting pronouncements or tax guidelines;
•changes in earnings or variations in operating results;
•changes in the value of 180 Degree Capital’s portfolio investments or Mount Logan’s assets, including as a result of general economic conditions, interest rate shifts and changes in the performance of 180 Degree Capital’s portfolio companies or Mount Logan;
•any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•departure of 180 Degree Capital’s or Mount Logan’s key personnel; and
•general economic trends and other external factors.

See “Cautionary Statement Regarding Forward-Looking Statements” for other factors that could cause the market price of TURN Common Shares and MLC Common Shares to change.

These factors are generally beyond the control of 180 Degree Capital and Mount Logan. The range of high and low sales prices per TURN Common Share as reported on the Nasdaq for the three-month period ended [month day], 2025 was a low of $[●] and a high of $[●]. The range of high and low sales prices per share of MLC Common Shares as reported on Cboe Canada for the three-month period ended [month day], 2025 was a low of $[●] and a high of $[●]. However, historical trading prices are not necessarily indicative of future performance. 180 Degree

Capital shareholders and MLC Shareholders should obtain current market quotations for TURN Common Shares and MLC Common Shares, respectively, prior to the Special Meetings.

New Mount Logan may be unable to realize the benefits anticipated by the Business Combination or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of the Business Combination will depend in part on the integration of 180 Degree Capital’s investment portfolio with Mount Logan’s investment portfolio and the integration of 180 Degree Capital’s business with Mount Logan’s business. There can be no assurance that 180 Degree Capital’s investment portfolio or business can be operated profitably or integrated successfully into Mount Logan’s operations in a timely fashion or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of New Mount Logan, and there can be no assurance that there will not be substantial costs associated with the transition process or that there will not be other material adverse effects as a result of these integration efforts. Such effects, including incurring unexpected costs or delays in connection with such integration and failure of 180 Degree Capital’s or Mount Logan’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of New Mount Logan.

Any delay in completing the Business Combination may reduce or eliminate the benefits expected to be achieved thereunder.

The Business Combination is subject to a number of conditions beyond Mount Logan’s and 180 Degree Capital’s control that may prevent, delay or otherwise materially adversely affect their completion. Mount Logan and 180 Degree Capital cannot predict whether and when these other conditions will be satisfied. Any delay in completing the Business Combination could cause the combined company not to realize, or to be delayed in realizing, some or all of the synergies and other benefits that the parties expect to achieve if the Business Combination is successfully completed within its expected time frame. For more information, see the section “The Merger Agreement—Conditions to Closing of the Mergers” in this Preliminary Joint Proxy Statement/Prospectus.

The Business Combination may trigger certain “anti-assignment” provisions and other restrictions in contracts of 180 Degree Capital, Mount Logan and/or their affiliates and the failure to obtain any required consents or waivers could adversely impact New Mount Logan.

Certain agreements of each of 180 Degree Capital and Mount Logan or their respective affiliates may require the consent or waiver of one or more counterparties in connection with the Business Combination. The failure to obtain any such consent or waiver may permit such counterparties to terminate, or otherwise increase their rights or 180 Degree Capital’s or Mount Logan’s obligations under, any such agreement because the Business Combination or other transactions contemplated by the Merger Agreement may violate an anti-assignment or other similar provision relating to any of such transactions. If this occurs, New Mount Logan may have to seek to replace the applicable agreement with a new agreement or seek an amendment to such agreement. New Mount Logan, 180 Degree Capital and Mount Logan cannot assure you that New Mount Logan will be able to replace or amend any such agreement on comparable terms or at all. If any such agreement is material, the failure to obtain consents, amendments or waivers under, or to replace on similar terms or at all, any of these agreements could adversely affect the financial performance or results of operations of New Mount Logan following the Business Combination, including preventing New Mount Logan from operating a material part of 180 Degree Capital’s or Mount Logan’s business. In addition, the consummation of the Business Combination may violate, conflict with, result in a breach of provisions of, or the loss of any benefit under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation, acceleration or other change of any right or obligation (including any payment obligation) under, certain agreements of New Mount Logan, 180 Degree Capital or Mount Logan. Any such violation, conflict, breach, loss, default or other effect could, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of New Mount Logan following completion of the Business Combination.

The opinion delivered to the 180 Degree Capital Board and the 180 Degree Capital Special Committee by the financial advisor to the 180 Degree Capital Special Committee prior to the signing of the Merger Agreement will not reflect changes in circumstances since the date of the opinions.

The opinion of the financial advisor to the 180 Degree Capital Special Committee (the “Fairness Opinion”) was delivered to the 180 Degree Capital Board and the 180 Degree Capital Special Committee on, and dated, January 16, 2025. Changes in the operations and prospects of 180 Degree Capital or Mount Logan, general market and economic conditions and other factors that may be beyond the control of 180 Degree Capital or Mount Logan may significantly alter 180 Degree Capital’s value or the price of TURN Common Shares or MLC Common Shares by the time the Business Combination is completed. The Fairness Opinion does not speak as of the time the Business Combination will be completed or as of any date other than the date of the Fairness Opinion. For a description of the Fairness Opinion, see “The Mergers - Opinion of 180 Degree Capital’s Financial Advisor.”

The announcement and pendency of the proposed Business Combination could adversely affect each of 180 Degree Capital’s and Mount Logan’s business, financial results and operations.

The announcement and pendency of the proposed Business Combination could cause disruptions in and create uncertainty surrounding each of 180 Degree Capital’s and Mount Logan’s business, including affecting relationships with existing and future commercial counterparties, which could have a significant negative impact on future revenues and results of operations, regardless of whether the Business Combination is completed. In addition, 180 Degree Capital and Mount Logan have diverted, and will continue to divert, management resources towards the completion of the Business Combination, which could have a negative impact on each of 180 Degree Capital’s and Mount Logan’s future revenues and results of operations. 180 Degree Capital and Mount Logan are also subject to restrictions on the conduct of their respective businesses prior to the completion of the Business Combination as provided in the Merger Agreement, generally requiring 180 Degree Capital and Mount Logan to conduct business only in the ordinary course and subject to specific limitations, including, among other things, certain restrictions on each of their ability to make certain investments and acquisitions, sell, transfer or dispose of their respective assets, amend their respective organizational documents and enter into or modify certain material contracts. These restrictions could prevent 180 Degree Capital or Mount Logan from pursuing otherwise attractive business opportunities, industry developments and future opportunities and may otherwise have a significant negative impact on the respective future investment income and results of operations of 180 Degree Capital and Mount Logan following the Business Combination.

If the Business Combination does not close, neither 180 Degree Capital nor Mount Logan will benefit from the expenses incurred in pursuit of the Business Combination.

The Business Combination may not be completed. If the Business Combination is not completed, 180 Degree Capital and Mount Logan will have incurred substantial expenses for which no ultimate benefit will have been received. Both companies have incurred out-of-pocket expenses in connection with the Business Combination for legal and accounting fees and financial printing and other related charges, and in the case of 180 Degree Capital’s investment banking much of which in each case will be incurred even if the Business Combination is not completed. See “The Merger Agreement – Termination Amount and Expenses; Liability for Breach.”

The termination of the Merger Agreement could negatively impact 180 Degree Capital and Mount Logan.

If the Merger Agreement is terminated, there may be various consequences, including:

•180 Degree Capital’s and Mount Logan’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Business Combination, without realizing any of the anticipated benefits of completing the Business Combination;
•the market price of TURN Common Shares or MLC Common Shares might decline to the extent that the market price of such TURN Common Shares or MLC Shares prior to termination reflects a market assumption that the Business Combination will be completed;

•in the case of 180 Degree Capital, it may not be able to find a party willing to pay an equivalent or more attractive price than the price Mount Logan agreed to pay in the Business Combination; and
•180 Degree Capital and Mount Logan will be obligated for the payment of expenses of the other under certain circumstances up to a $1,000,000 cap.
The Merger Agreement limits the ability of 180 Degree Capital and Mount Logan to pursue alternatives to the Business Combination.

The Merger Agreement contains provisions that limit each of 180 Degree Capital’s and Mount Logan’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of 180 Degree Capital or Mount Logan, as applicable. These provisions, which are typical for transactions of this type, might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of 180 Degree Capital or Mount Logan from considering or proposing that acquisition or might result in a potential competing acquirer proposing to pay less consideration to acquire 180 Degree Capital or Mount Logan than it might otherwise have proposed to pay.

The Business Combination is subject to closing conditions, including shareholder and regulatory approvals, that, if not satisfied or (to the extent legally allowed) waived, will result in the Business Combination not being completed, which may result in material adverse consequences to 180 Degree Capital’s and Mount Logan’s business and operations.

The Business Combination is subject to closing conditions, including certain approvals of 180 Degree Capital shareholders and MLC Shareholders that, if not satisfied, will prevent the Business Combination from being completed. The closing condition that 180 Degree Capital shareholders approve the Business Combination Proposal may not be waived under applicable law and must be satisfied for the Business Combination to be completed. If 180 Degree Capital shareholders do not approve the Business Combination Proposal and the Business Combination is not completed, the resulting failure of the Business Combination could have a material adverse impact on 180 Degree Capital’s and Mount Logan’s business and operations. In addition, the closing condition that MLC Shareholders approve the Arrangement Resolution and the MLC Merger Resolution may not be waived under applicable law and must be satisfied for the Business Combination to be completed. If MLC Shareholders do not approve the Arrangement Resolution and the MLC Merger Resolution and the Business Combination is not completed, the resulting failure of the Business Combination could have a material adverse impact on 180 Degree Capital’s and Mount Logan’s business and operations. In addition to the required approvals of 180 Degree Capital shareholders and MLC Shareholders, the Business Combination is subject to a number of other conditions beyond 180 Degree Capital’s and Mount Logan’s control, including a required consent from the Nebraska Department of Insurance in respect of the Business Combination, that may prevent, delay or otherwise materially adversely affect completion of the Business Combination. 180 Degree Capital or Mount Logan cannot predict whether and when these other conditions will be satisfied.

Litigation filed against 180 Degree Capital and/or Mount Logan in connection with the Business Combination could result in substantial costs and could delay or prevent the Business Combination from being completed.

From time to time, 180 Degree Capital and Mount Logan may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Business Combination. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on the liquidity and financial condition of New Mount Logan, 180 Degree Capital and/or Mount Logan and could prevent the Business Combination from being completed.

180 Degree Capital and Mount Logan will be subject to operational uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination may have an adverse effect on 180 Degree Capital and Mount Logan and, consequently, on New Mount Logan following completion of the Business Combination. These uncertainties may cause those that deal with 180 Degree Capital and/or Mount Logan to seek to change their existing business relationships with 180 Degree Capital and Mount Logan, respectively. In addition, the Merger Agreement restricts 180 Degree Capital and Mount Logan from taking certain actions that each might otherwise consider to be in its best interests. These restrictions may prevent 180 Degree Capital and/or Mount Logan from pursuing certain business opportunities that may arise prior to the completion of the Business Combination.

180 Degree Capital and Mount Logan may, to the extent legally allowed, waive one or more conditions to the Business Combination without resoliciting shareholder approval.

Certain conditions to 180 Degree Capital’s and Mount Logan’s respective obligations to complete the Business Combination may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by mutual agreement of 180 Degree Capital and Mount Logan. In the event that any such waiver does not require resolicitation of shareholders, the Parties to the Merger Agreement will have the discretion to complete the Business Combination without seeking further shareholder approval. The conditions requiring the approval of 180 Degree Capital shareholders and MLC Shareholders, respectively, however, cannot be waived.

The shares of New Mount Logan Common Stock to be received by 180 Degree Capital shareholders and MLC Shareholders as a result of the Business Combination will have different rights associated with them than TURN Common Shares and MLC Common Shares currently held by them.

The rights associated with TURN Common Shares and MLC Common Shares are different from the rights associated with New Mount Logan Common Stock. See “Comparison of Mount Logan Shareholders’ Rights” and “Comparison of 180 Degree Capital Shareholders’ Rights.”

The market price of New Mount Logan Common Stock after the Business Combination may be affected by factors different from those affecting TURN Common Shares and MLC Common Shares currently.

The businesses of 180 Degree Capital and Mount Logan differ and, accordingly, the results of operations of New Mount Logan and the market price of New Mount Logan Common Stock after the Business Combination may be affected by factors different from those currently affecting the independent results of operations of 180 Degree Capital and Mount Logan and the market prices of TURN Common Shares and MLC Common Shares. These factors include a larger shareholder base, a different portfolio composition and a different capital structure. Accordingly, the historical trading prices and financial results of 180 Degree Capital and Mount Logan, respectively, may not be indicative of these matters for New Mount Logan following the Business Combination. For a discussion of the business of 180 Degree Capital and Mount Logan and of certain factors to consider in connection with each of their respective business, see “The Merger Agreement - Conduct of Business Prior to Completion of the Mergers.”

180 Degree Capital shareholders do not have appraisal rights in connection with the Business Combination.

Appraisal rights are statutory rights that enable shareholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the applicable transaction. Under New York law, 180 Degree Capital shareholders will not have rights to an appraisal of the fair value of their shares in connection with the Business Combination.

The Mergers may not be treated as a tax-free exchange under Section 351(a) of the Code.

180 Degree Capital and Mount Logan intend that the Mergers will qualify as a tax-free exchange under Section 351(a) of the Code, and each expect to receive a legal opinion to that effect. However, if the United States Internal Revenue Service or a court determines that the Mergers should not be treated as a tax-free exchange under Section 351(a) of the Code, then a 180 Degree Capital and MLC Shareholder, as applicable, would generally recognize gains or losses for U.S. federal income tax purposes upon the exchange of TURN Common Shares or MLC Common Shares for New Mount Logan Common Stock in the Mergers.

The tax treatment of the Mergers for U.S. holders of MLC Warrants is uncertain.

The appropriate U.S. federal income tax treatment of the Mergers to U.S. holders of MLC Warrants whose MLC Warrants remain outstanding following the Effective Time and which will have the right to receive MLC Merger Consideration upon exercise of such MLC Warrants, is uncertain. It is possible that U.S. holders of MLC Warrants whose MLC Warrants remain outstanding following the Effective Time could be treated as if such holder exchanged their existing MLC Warrants for new MLC Warrants in a taxable transaction. If this treatment were to apply, such U.S. holder would generally recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value of the MLC Warrants and (ii) such U.S. holder’s adjusted tax basis in such MLC Warrants. U.S. holders of MLC Warrants are urged consult with their tax advisors regarding the treatment of their MLC Warrants in connection with the Mergers

Risks Relating to Mount Logan and New Mount Logan
Risks Related to the Business – General
A portion of New Mount Logan’s revenues, earnings and cash flow is expected to be highly variable, which may make it difficult for it to achieve steady earnings growth on a quarterly basis and may cause the price of shares of New Mount Logan Common Stock to be volatile.
As is the case for Mount Logan, a portion of New Mount Logan’s revenues, earnings and cash flow is expected to be highly variable, primarily due to the nature of the insurance business of Ability (which will become a subsidiary of New Mount Logan) and the fact that fees from New Mount Logan’s asset management business are expected to vary significantly from quarter to quarter and year to year. New Mount Logan may also experience fluctuations in its results from quarter to quarter and year to year due to a number of other factors, including changes in its operating expenses, policyholder behavior, the degree to which New Mount Logan will encounter competition and general economic and market conditions. New Mount Logan’s future results will also be dependent on the success of the vehicles ML Management manages, changes in the value of which may result in fluctuations in New Mount Logan’s results. Such variability may lead to volatility in the trading price of shares of New Mount Logan Common Stock and cause New Mount Logan’s results for a particular period not to be indicative of New Mount Logan’s performance in a future period. It may be difficult for New Mount Logan to achieve steady growth in earnings and cash flow on a quarterly basis, which could in turn lead to adverse movements in the price of shares of New Mount Logan Common Stock or increased volatility in the price of shares of New Mount Logan Common Stock in general.
New Mount Logan will operate in highly competitive industries, which could limit its ability to achieve its growth strategies and could materially and adversely affect its businesses, financial condition, results of operations, cash flows and prospects.
As is the case for Mount Logan, New Mount Logan will operate in highly competitive markets and compete with a large number of investment management firms, private credit fund sponsors, U.S. and non-U.S. insurance and reinsurance companies and other financial institutions. In particular, New Mount Logan’s asset management business will face competition in the pursuit of clients, and its insurance business will face competition with respect to both the products it offers and insurance transactions it pursues. These competitive pressures may have a material and adverse effect on New Mount Logan’s growth, business, financial condition, results of operations, cash flows and prospects.
New Mount Logan will rely on technology and information systems (including those of BCPA through its expected Servicing Agreement with BCPA), some of which are expected to be controlled by third-party vendors, to maintain the security of its information and technology networks and to conduct its businesses, and any failures or interruptions of these systems could adversely affect its businesses and results of operations.
Mount Logan is subject, and New Mount Logan will be subject, to various risks and costs associated with the collection, handling, storage and transmission of proprietary or confidential information. In the ordinary course of New Mount Logan’s business, it will collect and store a range of data, including its proprietary business information and intellectual property, which may include personally identifiable information relating to its insurance business or of its employees, its investors, and other third parties, in data centers and on its or BCPA’s networks, and it will rely on technology and information systems in its business activities. New Mount Logan will rely on a host of information systems and hardware systems, including those of BCPA and BCPA’s third party vendors, for the secure processing, maintenance and transmission of this information, and the unavailability of these systems or the failure of these systems to perform as anticipated for any reason could disrupt its businesses and could result in decreased performance and increased operating costs, causing its businesses and results of operations to suffer.
There can be no assurance that the various procedures and controls New Mount Logan expects to utilize to mitigate the threat of cyberattacks or other similar incidents will be sufficient to prevent disruptions to its systems, especially because the cyberattack techniques used change frequently and are not recognized until launched, the full scope of a cyberattack may not be realized until an investigation has been performed and cyberattacks can originate from a wide variety of sources. Although New Mount Logan and BCPA will take protective measures to prevent and address potential cyberattacks, there can be no assurance that any of these measures will prove effective. The rapid evolution and increasing prevalence of artificial intelligence technologies may also increase New Mount Logan’s cybersecurity risks.
New Mount Logan expects to rely on BCPA and third-party service providers for certain aspects of its businesses, including for certain information systems and technology. New Mount Logan cannot guarantee that BCPA, third party vendors, service providers and lenders have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to New Mount Logan’s information technology systems or the BCPA or third-party information technology systems that support New Mount Logan’s business. New Mount Logan’s ability to monitor these third parties’ information security practices is limited, and they may not have adequate information security measures in place. In addition, if BCPA or one of New Mount Logan’s third-party counterparties suffers a security breach, New Mount Logan’s response may be limited or more difficult because it may not have direct access to their systems. A disaster, disruption or compromise in technology or infrastructure that supports New Mount Logan’s businesses, including a disruption involving electronic communications or other services used by New Mount Logan, may have an adverse impact on its ability to continue to operate its businesses without interruption, which could have a material adverse effect on New Mount Logan. These risks could increase due to the increasing use of cloud-based software services. In addition, costs related to data security threats or disruptions may not be fully insured or indemnified by other means.
As new technologies, including tools that harness generative artificial intelligence and other machine learning techniques, rapidly develop and become even more accessible, the use of such new technologies by New Mount Logan, its affiliates and its third party service providers and other vendors will present additional known and unknown risks, including, among others, the risk that confidential information may be stolen, misappropriated or disclosed and the risk that New Mount Logan and/or third party service providers or other vendors may rely on incorrect, unclear or biased outputs generated by such technologies, any of which could have an adverse impact on New Mount Logan and its business.
A significant actual or potential theft, loss, corruption, exposure, fraudulent, unauthorized or accidental use or misuse of personally identifiable or proprietary business data could result in significant remediation and other costs, fines, litigation and regulatory actions against New Mount Logan, in addition to significant reputational harm.

New Mount Logan’s business, financial condition, results of operations, liquidity and cash flows will depend on the accuracy of its management’s assumptions and estimates, and New Mount Logan could experience significant gains or losses if these assumptions and estimates differ significantly from actual results.
Mount Logan makes and relies on, and New Mount Logan is expected to make and rely on, certain assumptions and estimates regarding many matters related to its businesses, including interest rates, expenses and operating costs, tax assets and liabilities, tax rates, business mix, and contingent liabilities. New Mount Logan will also use these assumptions and estimates to make decisions crucial to its business operations. The factors influencing these various assumptions and estimates cannot be calculated or predicted with certainty, and if New Mount Logan’s assumptions and estimates differ significantly from actual outcomes and results, New Mount Logan’s business, financial condition, results of operations, liquidity and cash flows may be materially and adversely affected.
Some of the funds ML Management manages invest in illiquid assets, and some of the investments of New Mount Logan’s insurance business are expected to be relatively illiquid. Funds holding such assets and New Mount Logan, as applicable, may fail to realize profits from these assets for a considerable period of time, or lose some or all of the amount that is invested in these assets if such assets are required to be sold at inopportune times or in response to changes in applicable rules and regulations.
Some of the funds ML Management manages invest in securities or other financial instruments that are not publicly traded or are otherwise viewed as “illiquid.” In such cases, there may be limitations by contract or by applicable securities laws on the sale of such securities or financial instruments, such that they can only be sold after a period of time and then only at such times when New Mount Logan will not possess material nonpublic information. In addition, the ability to dispose of private credit investments prior to maturity is generally heavily dependent upon the secondary trading market for such instruments. Such markets may not be available. Accordingly, the funds ML Management manages may be forced, under certain conditions, to sell securities at a loss.
In addition, some investments by Ability, which will be New Mount Logan’s insurance business, are in securities that are not publicly traded or that otherwise lack liquidity. These relatively illiquid types of investments are recorded at fair value. If a material liquidity demand is triggered and New Mount Logan’s insurance business is unable to satisfy the demand with the sources of liquidity available to it, New Mount Logan’s insurance business could be forced to sell certain of its assets and there can be no assurance that it would be able to sell them for the values at which such assets are recorded and it might be forced to sell them at significantly lower prices. In some cases, New Mount Logan’s insurance business may also be prohibited by contract or applicable securities laws from selling such securities for a period of time. Thus, it may be impossible or costly to liquidate positions rapidly in order to meet unexpected obligations. This potential mismatch between the liquidity of assets and liabilities could have a material and adverse effect on New Mount Logan’s business, financial condition, results of operations and cash flows.
Further, governmental and regulatory authorities periodically review legislative and regulatory initiatives, and may promulgate new or revised, or adopt changes in the interpretation and enforcement of existing, rules and regulations at any time that may impact New Mount Logan’s investments. Such changes in regulatory requirements could disrupt market liquidity, make it more difficult for New Mount Logan to operate its business, and cause securities that are not publicly traded to lose value, any of which could have a material and adverse effect on its business, financial condition or results of operations.
New Mount Logan will rely on the financing markets for the operation of its business.
Mount Logan relies, and New Mount Logan will rely, on the debt and equity financing markets for the operation of its business. To the extent that debt and equity markets render financing difficult to obtain, refinance or extend, or more expensive, this may have a material and adverse effect on New Mount Logan’s business, financial condition, results of operations, liquidity and cash flows.

In particular, New Mount Logan’s insurance business will rely on access to lending and debt markets to provide capital and liquidity. Changes in debt financing markets may impact New Mount Logan’s insurance business’s access to capital and liquidity. Calculations of required insurance capital may move with market movements and result in greater capital needs during economic downturns. New Mount Logan’s insurance business may also need additional liquidity to pay insurance liabilities in excess of its assumptions.
The absence of available sources of debt financing for extended periods of time could materially and adversely affect New Mount Logan. In the event that New Mount Logan is unable to obtain debt financing, or can only obtain debt at an increased interest rate or otherwise on unfavorable terms, it may be forced to find alternative sources of financing (including equity), may have difficulty executing its business objectives or may generate profits that are lower than would otherwise be the case, any of which could lead to a decrease in the income earned by New Mount Logan. If New Mount Logan uses leverage in the future, shareholders should be aware that investments in leveraged entities are inherently more sensitive to declines in revenues, increases in expenses and interest rates and adverse economic, market and industry developments. As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt.
New Mount Logan, and particularly its insurance business, may acquire various financial instruments for purposes of “hedging” or reducing its risks, which may be costly and ineffective and could reduce its cash available for distribution to its shareholders.
As is the case for Mount Logan, New Mount Logan, and particularly its insurance business, may seek to hedge against certain risks by using financial instruments such as futures, options, swaps and forward contracts. These financial instruments may be purchased on exchanges or may be individually negotiated and traded in over-the-counter markets. Use of such financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase New Mount Logan’s losses. Further, hedging transactions may reduce cash available to pay distributions to its shareholders.
Difficult political, market or economic conditions may adversely affect New Mount Logan’s businesses in many ways, which could materially reduce its revenue, net income and cash flow and adversely affect its financial prospects and condition.
Mount Logan’s businesses are, and New Mount Logan’s businesses will be, materially affected by conditions in the political environment and financial markets and economic conditions throughout the world, such as changes in interest rates, availability of credit, inflation rates (including persistent inflation), economic uncertainty, changes in laws, changes in governmental policy and regulatory reform, the ongoing Russia-Ukraine conflict, the conflicts in the Middle East, commodity prices, wars, other national and international political circumstances (including terrorist acts or security operations), natural disasters, climate change, pandemics or other severe public health crises and other events outside of New Mount Logan’s control. Market uncertainty and volatility could also be magnified as a result of the new U.S. administration and resulting uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies, such as tariffs on imports from various countries.
Both domestic and international markets continued to experience significant inflationary pressures in fiscal year 2024 and inflation rates in the United States could continue at elevated levels for the near term. Although the Federal Reserve in the United States and central banks in various other countries have started to cut interest rates as the rate of inflation slowly weakened, they may again raise interest rates in response to concerns about inflation in the future, which, coupled with reduced government spending and volatility in financial markets, may have the effect of further increasing economic uncertainty and heightening these risks. Interest rate increases or other government actions taken to reduce inflation could also result in recessionary pressures in many parts of the world. A recession could have a material and adverse effect on New Mount Logan’s business, financial condition, results of operations, liquidity and cash flows.

The ongoing conflict between Russia and Ukraine and the conflict in the Middle East have increased global economic and political uncertainty. Furthermore, governments in the United States, U.K., and EU have each imposed export controls on certain products and financial and economic sanctions on certain industry sectors and parties in Russia, and additional controls and sanctions could be enacted in the future. New Mount Logan cannot predict the impact these conflicts may have on the global economy or its business, financial condition and operations in the future. These conflicts may also heighten the impact of other risks described herein.
Volatility caused by political, market or economic conditions can materially hinder business growth and may adversely impact New Mount Logan’s operating results. Any such volatility may also increase the risk that cash flows generated from operations may differ from expectations in timing or amount. There is also a risk of both sector-specific and broad-based corrections and/or downturns in the equity and/or credit markets. New Mount Logan’s profitability may also be adversely affected by New Mount Logan’s fixed costs and the possibility that New Mount Logan would be unable to scale back other costs, within a time frame sufficient to match any further decreases in net income or increases in net losses relating to changes in market and economic conditions.
Moreover, Ability, which will be New Mount Logan’s insurance business, is materially affected by conditions in the capital markets and the U.S. economy generally, as well as by the global economy. Actual or perceived stressed conditions, volatility and disruptions in financial asset classes or various capital and credit markets may have an adverse effect on New Mount Logan’s insurance business, both because such conditions may decrease the returns on, and value of, its investment portfolio and because its liabilities are sensitive to changing market factors.
Changes in laws or regulations governing New Mount Logan’s operations may adversely affect New Mount Logan’s business or cause New Mount Logan to alter its business strategy.
As is the case for Mount Logan, New Mount Logan, and particularly its insurance business, is and will be subject to regulation at the municipal, local, state, and federal level, including in some cases in both the United States and Canada. New legislation may be enacted, or new interpretations, rulings or regulations could be adopted, including those governing the types of reinsurance products in which Ability deals, any of which could harm New Mount Logan and its shareholders, potentially with retroactive effect.
Additionally, any changes to the laws and regulations governing New Mount Logan or its business activities may cause New Mount Logan to alter its strategy to avail itself of new or different opportunities. Such changes could result in material differences to strategies and plans as set forth in this Preliminary Joint Proxy Statement/Prospectus and may result in New Mount Logan’s business focus shifting to other types of activities in which the management of New Mount Logan may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on New Mount Logan’s financial condition and results of operations.
Any changes in tax regulations or tax reform may have an adverse impact on investors and policyholders.
As is the case with Mount Logan, there is the potential that tax changes in the United States or Canada could result in adverse effects on New Mount Logan’s financial results and share price. New Mount Logan cannot predict how changes in tax legislation will affect New Mount Logan or New Mount Logan’s business (including Ability), but these provisions may in certain circumstances negatively affect New Mount Logan’s financial condition, results of operations, liquidity and cash flows.
There can be no guarantee as to the timing or amount of dividends, and shareholders may not receive dividends.
Holders of New Mount Logan Common Stock will not have a right to dividends on such shares unless declared by the New Mount Logan Board. The declaration of dividends will be at the discretion of the New Mount Logan Board, even if New Mount Logan has sufficient distributable cash to pay such dividends. The declaration of any dividend will depend on New Mount Logan’s financial results, cash requirements, future prospects and other factors deemed relevant by the New Mount Logan Board.

Dividends are not guaranteed, and the amount of any dividend may fluctuate or be reduced or eliminated. There can be no assurance as to the levels of dividends to be paid by New Mount Logan, if any. The market value of the New Mount Logan Common Stock may deteriorate if New Mount Logan is unable to pay dividends and such deterioration may be material.
Holders of New Mount Logan Common Stock will be entitled to receive only such dividends as the New Mount Logan Board may declare out of funds legally available for such payments. New Mount Logan is incorporated in Delaware and governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, New Mount Logan will not be able to pay dividends out of net profits if, after New Mount Logan pays the dividend, New Mount Logan’s capital would be less than the capital represented by the outstanding stock of all classes, if any, having a preference upon the distribution of assets. New Mount Logan’s ability to pay dividends will be subject to New Mount Logan’s future earnings, capital requirements and financial condition, as well as its compliance with covenants related to any indebtedness of New Mount Logan or its subsidiaries and would only be declared in the discretion of the New Mount Logan Board. Additionally, subject to certain limited exceptions, income received by Ability may only be used for the benefit of policyholders, so such proceeds will not be available for the payment of dividends to holders of New Mount Logan Common Stock.
New Mount Logan will be subject to changes in accounting policies or accounting standards.
From time to time, the Financial Accounting Standards Board (the “FASB”) and the SEC can be expected to change their guidance governing the form and content of New Mount Logan’s external financial statements. In addition, accounting standard setters and those who interpret accounting principles generally accepted in the United States of America (“U.S. GAAP”), such as the FASB, the SEC and New Mount Logan’s outside auditors, may change or even reverse their previous interpretations or positions on how these standards should be applied. Such changes are expected to continue. Changes in U.S. GAAP and changes in current interpretations are beyond New Mount Logan’s control, can be hard to predict and could materially impact how it reports financial results and condition. In certain cases, New Mount Logan could be required to apply a new or revised guidance retroactively or apply existing guidance differently, which may result in restating prior period financial statements for material amounts. Additionally, significant changes to U.S. GAAP may require costly technology changes, additional training and personnel and other expenses that would negatively impact results of operations.
The value of New Mount Logan Common Stock may fluctuate.
The market value of New Mount Logan’s Common Stock will fluctuate with changes in, among other things, changes in the amount of New Mount Logan dividends, market reaction to any acquisitions or other transactions, and liquidity in the trading of New Mount Logan Common Stock. Such changes in value may occur as a result of various factors, including those described above and general economic and market conditions and the performance of New Mount Logan relative to entities engaged in similar businesses.
New Mount Logan will incur increased costs as a result of operating as a U.S. public company.
As a U.S. public company, New Mount Logan will incur significant legal, accounting, insurance and other expenses that Mount Logan has not incurred, or incurred only to a lesser extent, as a Canadian public company. Among other costs, New Mount Logan will incur costs associated with its compliance with the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and related rules implemented by the SEC, and the listing standards of Nasdaq, and could incur costs in connection with possible shareholder litigation. The expenses incurred by U.S. public companies generally for reporting and corporate governance purposes have been increasing. New Mount Logan expects these laws and regulations to increase its legal and financial compliance costs and to make some activities more time-consuming and costly, although it is currently unable to estimate these costs with any degree of certainty. These laws and regulations could also make it more difficult or costly for New Mount Logan to obtain certain types of insurance, including director and officer liability insurance, and New Mount Logan may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for New Mount Logan to attract and retain qualified persons to serve on its board of directors, its board committees or as its executive officers. Furthermore, if New Mount Logan is unable to satisfy its obligations as a U.S. public company, it could be subject to delisting of the New Mount Logan Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.
If New Mount Logan fails to maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
The Sarbanes-Oxley Act requires, among other things, that New Mount Logan maintain effective disclosure controls and procedures and internal control over financial reporting. In addition, pursuant to Section 404 of the Sarbanes Oxley-Act, New Mount Logan is required to perform system and process evaluation and testing of its internal control over financial reporting to allow New Mount Logan’s management to furnish a report on, among other things, the effectiveness of New Mount Logan’s internal control over financial reporting.
In order to maintain and improve the effectiveness of New Mount Logan’s disclosure controls and procedures and internal control over financial reporting, it will expend significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, New Mount Logan may experience deficiencies in New Mount Logan’s controls.
During the evaluation and testing process of New Mount Logan’s internal controls in future years, if New Mount Logan identifies one or more material weaknesses in its internal control over financial reporting, it will be unable to certify that New Mount Logan’s internal control over financial reporting is effective. New Mount Logan cannot assure you that there will not be material weaknesses in its internal control over financial reporting in the future, and its testing, or the subsequent testing by its independent public accounting firm, may reveal deficiencies in New Mount Logan’s internal control over financial reporting that are deemed to be material weaknesses.
New Mount Logan’s current controls and any new controls that it develops may become inadequate because of changes in conditions in its business. Further, weaknesses in New Mount Logan’s disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm its results of operations or cause it to fail to meet New Mount Logan’s reporting obligations and may result in a restatement of its financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of its internal control over financial reporting that New Mount Logan is required to include in its periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in New Mount Logan’s reported financial and other information, which would likely have a negative effect on the trading price of New Mount Logan Common Stock. In addition, if New Mount Logan is unable to continue to meet these requirements, New Mount Logan may not be able to remain listed on Nasdaq.
If New Mount Logan is unable to assert that its internal control over financial reporting is effective, or if its independent registered public accounting firm is unable to express an opinion on the effectiveness of its internal control over financial reporting, investors could lose confidence in the reliability of New Mount Logan’s financial statements, the market price of New Mount Logan Common Stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on New Mount Logan’s business, results of operations and financial condition and could cause a decline in the market price of New Mount Logan Common Stock.
Any misconduct by Mount Logan’s current and former, and New Mount Logan’s future, employees, directors, advisers, third-party service providers or others affiliated with New Mount Logan could harm New Mount Logan by impairing New Mount Logan’s ability to attract and retain investors and by subjecting New Mount Logan to significant legal liability, regulatory scrutiny and reputational harm.
There is a risk that Mount Logan’s (and New Mount Logan’s future) employees, directors, advisers, third-party service providers or others affiliated with it could engage, including deliberately or recklessly, in misconduct or fraud that creates legal exposure for New Mount Logan and adversely affects its businesses. If anyone associated or affiliated with New Mount Logan were to engage, or be accused of engaging, in illegal or suspicious activities, harassment, impermissible discrimination, improper use or disclosure of confidential information, fraud, payment or solicitation of bribes, or any other type of similar misconduct or violation of other laws and regulations, New Mount Logan could suffer serious harm to its brand, reputation, be subject to penalties or sanctions, face difficulties in raising funds, suffer serious harm to New Mount Logan’s financial position and current and future business relationships, as well as face potentially significant litigation or investigations.
Climate change-related risks and regulatory and other efforts to address climate change could adversely affect New Mount Logan’s business.
Mount Logan does, and New Mount Logan will, face a number of risks associated with climate change, including risks related to the impact of U.S. and foreign climate-related legislation and regulation, as well as risks arising from climate-related business trends. Climate change-related regulations or interpretations of existing laws have resulted, and may continue to result, in enhanced disclosure obligations that could negatively affect New Mount Logan and also materially increase New Mount Logan’s regulatory burden. New Mount Logan may also face business trend-related climate risks. Certain asset management clients are increasingly taking climate-related risks into account in their investment decisions.
New Mount Logan will be subject to risks associated with pandemics, epidemics, disease outbreaks and other public health crises, which could impact New Mount Logan’s business, financial condition and results of operations in the future.
Mount Logan is, and New Mount Logan will be, subject to risks associated with pandemics, epidemics, disease outbreaks and other public health crises. Such public health crises could adversely affect New Mount Logan’s business in a number of ways, including by increasing volatility in the financial markets; preventing New Mount Logan from capitalizing on certain market opportunities; causing prolonged asset price inflation; hurting economic activity; straining New Mount Logan’s liquidity, which may impact New Mount Logan’s credit ratings and limit the availability of future financing; and reducing New Mount Logan’s ability to understand and foresee trends and changes in the markets in which New Mount Logan operate.
Delaware law, the certificate of incorporation of New Mount Logan and the New Mount Logan bylaws will contain certain provisions, including antitakeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The certificate of incorporation of New Mount Logan, the New Mount Logan bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the New Mount Logan Board and therefore depress the trading price of the New Mount Logan Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the New Mount Logan Board or taking other corporate actions, including effecting changes in management. Among other things, the certificate of incorporation of New Mount Logan and the New Mount Logan bylaws include provisions regarding:
•the ability of the New Mount Logan Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•the limitation of the liability of, and the indemnification of, New Mount Logan’s directors and officers;

•the right of the New Mount Logan Board to elect a director to fill a vacancy created by the expansion of the New Mount Logan Board or the resignation or death of a director, which, in some cases, prevents stockholders from being able to fill vacancies on the New Mount Logan Board;
•controlling the procedures for the conduct and scheduling of the New Mount Logan Board and stockholder meetings;
•the ability of the New Mount Logan Board to amend the New Mount Logan bylaws, which may allow the New Mount Logan Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the New Mount Logan bylaws to facilitate an unsolicited takeover attempt; and
•advance notice procedures with which stockholders must comply to nominate candidates to the New Mount Logan Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the New Mount Logan Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New Mount Logan.
These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the New Mount Logan Board or management.
In addition, because New Mount Logan has not chosen to be exempt from Section 203 of the DGCL, this provision could also delay or prevent a change of control that New Mount Logan stockholders may favor. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, subject to certain exceptions.
Any provision of the certificate of incorporation of New Mount Logan, the New Mount Logan bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of New Mount Logan’s capital stock and could also affect the price that some investors are willing to pay for New Mount Logan’s common stock.
The certificate of incorporation of New Mount Logan will designate the state courts of the State of Delaware in and for New Castle County as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by New Mount Logan’s stockholders, which could limit New Mount Logan’s stockholders’ ability to obtain a favorable judicial forum for disputes with New Mount Logan or its directors, officers or other employees.
New Mount Logan’s amended and restated certificate of incorporation will provide, in all cases to the fullest extent permitted by law, that, unless New Mount Logan consents in writing to the selection of an alternative forum, the state courts of the State of Delaware in and for New Castle County will be the sole and exclusive forum for (i) any derivative action or proceeding brought on New Mount Logan’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of New Mount Logan’s directors, officers, employees or agents to New Mount Logan or New Mount Logan stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws; or (v) any action asserting a claim against New Mount Logan or any of New Mount Logan’s directors, officers, employees, or agents governed by the internal affairs doctrine. However, if no state court located within the State of Delaware has jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware. In addition, New Mount Logan’s amended and restated certificate of incorporation will provide that the foregoing provision will not apply to claims arising under the Securities Act or the Exchange Act or the respective rules and regulations promulgated thereunder. Unless New Mount Logan consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder. These exclusive forum provisions may impose additional costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware and may limit the ability of a stockholder to bring a claim in a judicial forum that such stockholder finds favorable for disputes with New Mount Logan or any of New Mount Logan directors, officers or stockholders, which may discourage lawsuits with respect to such claims. New Mount Logan stockholders will not be deemed to have waived New Mount Logan’s compliance with the federal securities laws and the rules and regulations thereunder as a result of these exclusive forum provisions.
Any person or entity purchasing or otherwise receiving or acquiring any interest in any shares of New Mount Logan’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the certificate of incorporation of New Mount Logan. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.
This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Mount Logan or its directors, officers, stockholders, agents or other employees, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near Delaware, which may discourage such lawsuits. New Mount Logan notes that there is uncertainty as to whether a court would enforce this provision, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. Further, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that a court could find these types of provisions to be inapplicable or unenforceable, and if a court were to find this provision of the certificate of incorporation of New Mount Logan inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, New Mount Logan may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect New Mount Logan’s business, financial condition and results of operations and result in a diversion of the time and resources of New Mount Logan’s management and board of directors.
Risks related to Mount Logan’s Business – New Mount Logan’s Relationship with BCPA
New Mount Logan will rely on BCPA and Key BCPA Personnel.
As is the case with Mount Logan, the success of New Mount Logan, which is expected to have a limited number of employees, will depend, in large part, upon the skill, expertise and network of relationships of key BCPA personnel to develop and implement strategies that achieve New Mount Logan’s business objectives, and upon BCPA providing certain administrative and other services to New Mount Logan. The senior management of New Mount Logan will be comprised of substantially the same personnel as the senior management team of BCPA, and these individuals will have significant influence with respect to New Mount Logan’s business plans and policies. There can be no assurance that any such senior management individuals will continue to be associated with BCPA. The loss or reduction of the services of one or more such persons, including as a result of the death, disability or departure of one or more such persons, or to the extent any such persons do not dedicate sufficient time to Mount Logan, could have a material and adverse impact on the business or performance of New Mount Logan. In addition, such BCPA personnel have other responsibilities, including to BCPA, its clients and to other entities and organizations and, therefore, conflicts can be expected to arise in the allocation of investment opportunities and personnel and the management of time, services or functions. The fulfillment of such other responsibilities may not be in New Mount Logan’s best interests or in the best interest of New Mount Logan’s stockholders. In addition, BCPA and the BCPA Credit Affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to or in direct conflict with those of New Mount Logan. As a result of these activities, BCPA, its officers and employees and the BCPA Credit Affiliates will have conflicts of interest in allocating their time between New Mount Logan and other activities in which they are or may become involved, including the management of funds advised by BCPA. The ability of BCPA and such personnel to access other resources for the benefit of New Mount Logan may be limited under certain circumstances. In addition, the success of New Mount Logan will depend to a significant extent on BCPA continuing to provide staffing, services and support to New Mount Logan pursuant to the arrangements described above. BCPA personnel, including New Mount Logan’s senior management that is shared with BCPA, will devote as much time to New Mount Logan as such individuals deem appropriate but that will not be the entirety of their time dedicated to business activities. See “Certain Relationships and Related Person Transactions of Mount Logan” for additional information.
New Mount Logan’s expected relationship with BCPA will result in significant actual and potential conflicts of interest that could impact New Mount Logan’s business.
As is the case with Mount Logan, New Mount Logan’s expected relationship with BCPA will result in significant actual and potential conflicts of interests. Addressing conflicts of interests (i) is complex, (ii) may result in New Mount Logan dedicating additional resources, incurring additional costs and implementing more administratively burdensome policies and procedures to address conflicts-related matters and (iii) may require New Mount Logan’s board of directors to spend considerable time to analyzing and assessing conflicts-related matters. Such actions, together with the use of a special committee of disinterested directors or a board otherwise authorizing the disinterested directors to approve a transaction where actual or potential conflicts are present, may not result in terms that could otherwise be negotiated on an arm’s length basis between unrelated parties. New and different types of conflicts should be expected to arise in the future. BCPA and the BCPA Credit Affiliates engage in a broad range of business activities and have interests directly and indirectly in a wide range of enterprises. Such interests will conflict with and may adversely affect the performance and operations of New Mount Logan’s business. None of BCPA or the BCPA Credit Affiliates is generally restricted, relative to New Mount Logan, from engaging in any types of activities and accordingly, such activities are expected to compete with New Mount Logan. Moreover, in circumstances where New Mount Logan or a client of one of its subsidiaries is invested alongside any of the foregoing (including BCPA clients), conflicts will arise with respect to such holdings, which may create circumstances where different actions or decisions are made or taken with respect to New Mount Logan or such client of its subsidiary relative to BCPA or the BCPA Credit Affiliates, as the case may be. See “Certain Relationships and Related Person Transactions of Mount Logan” for additional information.
BCPA will be able to terminate the Staffing Agreement and Servicing Agreement upon 60 days’ written notice, and New Mount Logan, which is expected to have a limited number of employees, may not be able to find a suitable replacement for such services provided under those agreements within that time, resulting in a disruption in New Mount Logan’s operations, which could adversely affect New Mount Logan’s financial condition, business or results of operations.
New Mount Logan expects that BCPA will continue to provide it with staffing, administrative and other services that it has historically provided to Mount Logan pursuant to the arrangements that are described in more detail in the section titled “Certain Relationships and Related Person Transactions.” Pursuant to the terms of the Staffing Agreement and the Servicing Agreement, BCPA will have the right to terminate either agreement upon 60 days’ written notice. If BCPA terminates either agreement, it may be difficult to find replacement arrangements providing for similar expertise and the ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If replacement arrangements are not quickly identified, New Mount Logan’s business, results of operations and financial condition, together with New Mount Logan’s ability to pay distributions, are likely to be adversely affected and the value of New Mount Logan’s Common Stock may decline. In addition, the coordination of New Mount Logan’s management and administrative functions are likely to suffer if New Mount Logan is unable to identify and reach an agreement with a single institution having the expertise possessed by BCPA. Even if a comparable service provider or individuals performing such services are retained, their integration into New Mount Logan’s business and lack of familiarity with New Mount Logan’s business strategy may result in additional costs and time delays that may materially adversely affect New Mount Logan’s business, results of operations or financial condition.

BCPA’s liability is limited under the Servicing and Staffing Agreements, and New Mount Logan is required to indemnify BCPA against certain liabilities, which may lead BCPA to act in a riskier manner on New Mount Logan’s behalf than it would when acting for its own account.
Under the terms of the Staffing Agreement and the Servicing Agreement, as is the case for Mount Logan, BCPA will not assume any responsibility to New Mount Logan other than to render the services described in such agreements. Pursuant to the terms of such agreements, BCPA and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with BCPA will not be liable to New Mount Logan for their acts under such agreements, absent criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations. New Mount Logan will agree to indemnify, defend and protect BCPA and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with BCPA with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of BCPA’s duties or obligations under such agreements, and not arising out of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations under such agreements. These protections may lead BCPA to act in a riskier manner when acting on New Mount Logan’s behalf than it would when acting for its own account.
New Mount Logan’s financial condition and results of operations will depend in large part on BCPA’s ability to effectively support New Mount Logan’s business.
As is the case with Mount Logan, New Mount Logan’s ability to succeed in the future will depend on BCPA’s ability to effectively support New Mount Logan’s business, which depends, in turn, on BCPA’s ability to dedicate sufficient time and resources to New Mount Logan. Accomplishing execution of New Mount Logan’s business objectives on a cost-effective basis will depend in large part on BCPA’s ability to provide competent, attentive and efficient services and access to business opportunities through BCPA’s relationships. Even if New Mount Logan is able to grow, any failure to manage that growth effectively could have a material and adverse effect on New Mount Logan’s business, financial condition, results of operations and prospects. The results of New Mount Logan’s operations will depend on many factors, including the availability of business opportunities, readily accessible funding alternatives in the financial markets and economic conditions. A number of entities compete with BCPA for business opportunities and some of those competitors are substantially larger and have considerably greater resources. In addition, New Mount Logan will compete with other entities that are managed by BCPA or the BCPA Credit Affiliates or in which BCPA or the BCPA Credit Affiliates have an interest. These competitive pressures could have a material and adverse effect on New Mount Logan’s business, financial condition or prospects. As a result of this competition, New Mount Logan can provide no assurance that it will be able to take advantage of attractive business opportunities that may arise from time to time.
Because New Mount Logan’s business model will depend upon relationships with various counterparties, the inability of BCPA to maintain or develop these relationships, or the failure of these relationships to generate business opportunities, could adversely affect New Mount Logan’s business.
If BCPA fails to maintain its existing relationships, or develop new relationships, on which Mount Logan currently relies, and on which New Mount Logan will rely, to generate business opportunities, New Mount Logan may not be able to grow and its business could be materially and adversely impacted. In addition, entities and individuals with whom BCPA has relationships generally are not obligated to provide BCPA with business opportunities and, therefore, there is no assurance that such relationships will generate business opportunities for New Mount Logan.
Risks Related to Mount Logan’s Business – Asset Management
The asset management business is competitive.
The asset management business is competitive, with competition based on a variety of factors, including investment performance, business relationships, quality of service provided to clients, client liquidity and willingness to invest, fund terms (including fees), brand recognition and business reputation. New Mount Logan, through ML Management, will compete for prospective clients with a number of other asset managers, public and private funds, business development companies, interval funds and others. Numerous factors increase ML Management’s competitive risks, including:
•a number of ML Management competitors have greater financial, technical, marketing and other resources and more personnel than ML Management does;
•several of ML Management’s competitors have raised significant amounts of capital, and many of them have similar investment objectives to those of ML Management, which may create additional competition for prospective clients and investment opportunities;
•some of ML Management’s competitors may have a lower cost of capital and access to funding sources that are not expected to be available to ML Management, which may create competitive disadvantages for ML Management;
•some of ML Management’s competitors may be subject to less regulation and, accordingly, may have more flexibility to undertake and execute certain business or investments than ML Management does and/or bear less compliance expense than ML Management does;
•some of ML Management’s competitors may have better expertise or be regarded by prospective clients as having better expertise in a specific asset class or geographic region than ML Management does; and
•other industry participants may, from time to time, seek to recruit its investment professionals and other employees away from ML Management.
In addition, current or prospective clients of ML Management may negotiate for lower fees or more limited reimbursement requirements relating to expenses. Such economic terms may be less favorable, reducing ML Management’s financial opportunity from any such asset management activities.
These and other competitive pressures could adversely affect ML Management, which in turn may adversely impact New Mount Logan’s business, results of operations and financial condition.
Additionally, BCPA or the BCPA Credit Affiliates may establish one or more other asset management businesses, which may be competitive with ML Management and would lead to additional conflicts of interest. For example, individuals providing services to ML Management would likely be expected to provide similar services for any such new asset management business as well, and would face conflicts of interest in allocating time to the activities of ML Management and any such new asset management business. See the section “Certain Relationships and Related Person Transactions of Mount Logan” for additional information.
New Mount Logan may experience a decline in revenue associated with its asset management business for a variety of reasons.
Mount Logan’s asset management business derives, and New Mount Logan’s asset management business will derive, revenues from fees generated from advisory and other services such business provides.
Certain fees that ML Management may earn, such as origination, arranger, structuring and other similar fees, are driven in part by the pace at which ML Management sources investment opportunities. Any decline in such pace would reduce ML Management’s fee income from such sources. Likewise, any increase in the pace at which the clients ML Management manages exit investments would reduce origination, arranger, structuring and other similar fees to the extent additional investment opportunities are not available to redeploy all or a portion of the proceeds. New Mount Logan’s ability to maintain or grow these services, and the related fees ML Management will earn therefrom, will depend on a number of factors, some of which are outside New Mount Logan’s control, including conditions in the debt, equity or merger markets.
In addition, with respect to any clients that are funds regulated under the 1940 Act, each such fund’s investment management agreement must generally be re-approved annually by such fund’s board of directors or by the vote of a majority of the stockholders and the majority of the independent members of such fund’s board of directors. Moreover, as required by the 1940 Act, these contracts are terminable without penalty upon 60 days’ written notice. Because New Mount Logan, through ML Management, expects to receive management fees and other revenue from investment advisory agreements that are subject to the foregoing requirements, there can be no assurance that such agreements will remain in place, which could result in a loss of revenue.
If a client of ML Management performs poorly, ML Management may receive little or no performance fees, if applicable. In addition, poor performance may result in lower assets under management and a corresponding reduction in fee-related revenue. With respect to any private fund clients, if as a result of poor performance of later investments in a such a fund’s life, that fund does not achieve investment returns that exceed a specified return threshold for the life of the fund, ML Management could be obligated to repay the amount by which performance fees that were previously distributed to ML Management exceeds amounts to which ML Management is ultimately entitled.
New Mount Logan, through ML Management, is expected to receive collateral management fees pursuant to collateral management agreements for acting as the collateral manager of certain of the collateralized loan obligations (“CLOs”). If all the notes issued by one of the CLOs are redeemed, or if the collateral management agreement is otherwise terminated, ML Management will no longer receive collateral management fees from that CLO. In general, a collateral management agreement may be terminated both with and without cause at the direction of holders of a specified supermajority in principal amount of the notes issued by the CLO. Furthermore, such fees are based on the total amount of assets held by the CLO. If the assets held by the CLO are prepaid or go into default, ML Management will receive lower collateral management fees than expected or the collateral management fees may be eliminated. In addition, collateral management agreements typically provide that if certain over-collateralization tests are failed, the collateral management agreement may be terminated by a vote of the security holders, which would result in ML Management’s loss of management fees from these CLOs.
In each instance, a decrease in the fees received by ML Management from its asset management activities will lead to a decrease in revenues and may have a materially adverse impact on New Mount Logan’s business and results of operations. The historical performance of Mount Logan’s asset management business should not be considered indicative of the future performance, which may vary considerably from historical performance.
New Mount Logan may be subject to focus by certain current or prospective clients or other stakeholders on environmental, social and governance matters.
Certain current or prospective clients, regulators and other stakeholders are increasingly focused on sustainability matters, such as climate change and environmental stewardship, human rights, support for local communities, corporate governance and transparency, or other environmental- or social-related areas. Certain stakeholder groups have increased their activism and scrutiny of asset managers’ approaches to considering sustainability matters as part of their investment management decision making. Moreover, a growing number of states having enacted or proposed policies or legislation or have engaged in related litigation regarding sustainability matters. Increased focus and activism related to sustainability matters may constrain New Mount Logan’s asset management-related business opportunities or otherwise negatively impact New Mount Logan’s prospects or results of operations.
Growing interest on the part of various stakeholders, including regulators, in sustainability factors and increased demand for, and scrutiny of, asset managers’ sustainability-related disclosure, have also increased the risk that asset managers could be perceived as, or accused of, making inaccurate or misleading statements regarding these matters. The occurrence of any of the foregoing could have a material and adverse impact on New Mount Logan’s business and could lead to inquiries, investigations, or lawsuits.

Additionally, New Mount Logan’s business could be adversely affected if it fails to comply with applicable sustainability regulations. If regulators enact new rules, it may materially and adversely affect us in various ways, including the incurrence of significant compliance costs and an increase in the risk of litigation and regulatory action.
Valuations for illiquid assets under management entail significant complications.
The value of any illiquid investments held by entities ML Management manages will generally be based on estimates of fair value as of the date of determination based on third-party valuations or models, or, in some cases, models developed by New Mount Logan. Because these valuations are inherently uncertain, they may fluctuate greatly from period to period. Also, they may vary greatly from the prices that would be obtained if the assets were to be liquidated on the date of the valuation. In addition, if any such illiquid investments are in industries or sectors that are unstable, in distress, or undergoing some uncertainty, such investments will be subject to rapid changes in value caused by sudden company-specific or industry-wide developments.
If realized values are significantly lower than the estimated value, there could be a decline in ML Management’s management fees (particularly expected performance fees, if any). If actual asset values turn out to be materially different compared to those determined by the valuations described above, clients could lose confidence in ML Management which could, in turn, negatively impact New Mount Logan’s business, operations and financial results.
New Mount Logan, through ML Management, may only manage a limited number of funds and investments.
New Mount Logan, through ML Management, may only manage a limited number of funds or products, and each fund or product may participate in a limited number of investments. Such investments may be concentrated within relatively few industries, sectors, countries or regions. Such investments may be exposed to one or more common or systemic risks as result. The performance of New Mount Logan’s asset management business may be negatively affected by the unfavorable performance of a limited subset of funds or products or a small group or type of investments. Any such unfavorable performance may have a material adverse effect on New Mount Logan’s business, operations and financial results.
Risks Related to the Business – Insurance
New Mount Logan’s insurance business will be heavily regulated and changes in regulation could reduce New Mount Logan’s profitability.
As is the case with Mount Logan, New Mount Logan’s insurance and reinsurance subsidiary will be Ability, which is highly regulated by insurance regulators in the United States and changes in regulations affecting the Ability’s insurance business may reduce New Mount Logan’s profitability and limit its growth. Ability operates in 42 U.S. states and the District of Columbia. The insurance and reinsurance industry are generally heavily regulated and Ability’s operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of the jurisdictions in which Ability operates may require Ability to, among other things, maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of its financial condition, and restrict payments of dividends and distributions of capital. Ability is also subject to laws and regulations that may restrict its ability to write insurance and reinsurance policies, make certain types of investments and distribute funds. With respect to investments, Ability must comply with applicable regulations regarding the type and concentration of investments it may make. These restrictions are set forth in investment guidelines that ML Management must comply with when providing investment management to Ability. These restrictions may limit Ability’s capacity to invest and ML Management’s ability to earn fees on those investments. In addition, Ability is subject to laws and regulations governing affiliate transactions. The investment management agreement between ML Management and Ability was approved by applicable insurance regulators, and any changes of such agreement, including with respect to fees, must receive applicable approval.

In connection with the conduct of Ability’s insurance and reinsurance business, it is crucial that Ability establish and maintain good working relationships with the various regulatory authorities having jurisdiction over its business. If those relationships and that reputation were to deteriorate, Ability’s business could be materially adversely affected. For example, Ability requires various consents and approvals from its regulators, both with respect to transactions Ability enters into and in the ordinary course of the conduct of its business. If Ability fails to maintain good working relationships with its regulators, it may become more difficult or impossible for Ability to obtain those consents and approvals, either on a timely basis or at all.
Regulations applicable to Ability and interpretations and enforcement of such regulations may change. Insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States. Ability is unable to predict whether, when or in what form legislators will enact legislative and regulatory changes, and Ability cannot provide any assurances that more stringent restrictions will not be adopted from time to time in jurisdictions in which Ability conducts business.
The cost of compliance with existing laws and regulations is high and the cost of compliance with any new regulatory requirements could have a significant and negative effect on Ability’s business. Ability may not be able to comply fully with, or obtain desired exemptions from, any such new laws and regulations that govern the conduct of Ability’s business. Failure to comply with, or to obtain desired authorizations and/or exemptions under, any applicable laws could result in restrictions on Ability’s capacity to do business or undertake activities that are regulated in one or more of the jurisdictions in which Ability operates, could impact Ability’s potential growth and could subject Ability to fines and other sanctions. In addition, changes in the laws or regulations to which Ability is subject, or in the interpretations thereof by enforcement or regulatory agencies, could have a material adverse effect on Ability’s business, results of operations and financial condition.
Ability operates in a highly competitive industry that includes a number of companies, many of which are larger and more well-known, which could limit Ability’s capacity to increase or maintain market share and/or margins.
Ability operates in highly competitive markets and competes with large and small industry participants. Ability faces intense competition, based upon price, terms and conditions, relationships with distribution partners and other clients, quality of service, capital and perceived financial strength (including independent rating agencies’ ratings), technology, innovation, ease of use, capacity, product breadth, reputation and experience, brand recognition and claims processing.
Ability’s competitors include other insurers, reinsurers and other financial institutions that offer investment products. Many of Ability’s competitors are large and well-established, and some have greater market share or breadth of distribution, assume a greater level of risk while maintaining financial strength ratings, or have higher financial strength, claims-paying or credit ratings than Ability does or benefit, by offering various lines of insurance, from diversification of risks and possible positive impacts on capital requirements.
Ability’s competitors may also have lower operating costs than Ability, which may allow them to price insurance products, reinsurance solutions or acquisitions more competitively. Furthermore, Ability may face greater operational complexity when compared to competitors who offer a more limited range of products due to the breadth of Ability’s product offering.
The reinsurance industry is highly competitive, and Ability encounters significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Ability’s competitors vary by geographic market, and many of Ability’s competitors have greater financial resources than Ability does. Ability’s capacity to compete depends on, among other things, pricing and other terms and conditions of reinsurance agreements, Ability’s capacity to maintain strong financial strength ratings, and Ability’s service and experience in the types of business that Ability underwrites.
The insurance and reinsurance industries are subject to ongoing changes from market pressures brought about by customer demands, changes in law, changes in economic conditions such as interest rates and investment performance, technological innovation, marketing practices and new providers of insurance and reinsurance solutions. Failure to anticipate market trends or to differentiate Ability’s products and services may affect Ability’s capacity to grow or maintain its current position in the industry. A failure by the insurance industry to meet evolving consumer demands, including demands to address disparate impacts that may exist against certain groups in insurers’ underwriting and sales models, could adversely affect the insurance industry and Ability’s operating results. Similarly, Ability’s failure to meet the changing demands of its insurance company clients through innovative product development, effective distribution channels and investments in technology could negatively impact its financial performance over the long-term. Additionally, Ability’s failure to adjust its strategies in response to changing economic conditions could impact its competitive position and have a material adverse effect on its business, financial condition and results of operations.
Because of the highly competitive nature of the insurance industry, there can be no assurance that Ability will maintain or grow its market share, continue to identify attractive opportunities in either the individual or institutional markets, or that competitive pressure will not have a material adverse effect on Ability’s business, results of operations and financial condition.
Additionally, BCPA or the BCPA Credit Affiliates are likely to establish one or more other reinsurance businesses, which may be competitive with Ability and would lead to additional conflicts of interest. For example, individuals providing services to Ability would likely be expected to provide similar services for any such new reinsurance business as well, and would face conflicts of interest in allocating time to the activities of Ability and any such new reinsurance business. See the section “Certain Relationships and Related Person Transactions of Mount Logan” for additional information.
Differences between Ability’s policyholder behavior estimates, reserve assumptions and actual claims experience, in particular with respect to the timing and magnitude of claims and surrenders, may adversely affect Ability’s results of operations or financial condition.
Ability holds reserves to pay future policy benefits and claims. Ability’s reserves are estimated based on data and models that include many assumptions and projections, which are inherently uncertain and involve significant judgment, including assumptions as to the levels and/or timing of receipt or payment of premiums, benefits, claims, expenses, interest credits, investment results (including equity and other market returns), mortality, morbidity, longevity and persistency.
While Ability periodically reviews the adequacy of its reserves and the assumptions underlying those reserves, Ability cannot determine with precision the amounts that Ability will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. For Ability’s reinsurance of fixed-rate annuities, reserves are equal to policyholder account balances before applicable surrender charges, and lapse, surrender rates and persistency assumptions are important assumptions used in calculating these reserves and drivers of profitability with respect to these products. Advances in technology, including predictive medical technology that enables consumers to select products better matched to their individual longevity or mortality risk profile and other medical breakthroughs that extend lives, could cause Ability’s future experience to deviate significantly from actuarial assumptions, which could significantly impact the level of reserves and profitability. The resulting acceleration of expense amortization, reduced spread or increased payments could have a material adverse effect on Ability’s business, financial condition and results of operations.
If actual experience differs significantly from assumptions or estimates, certain balances included in Ability’s balance sheet may not be adequate, particularly deferred acquisition costs, policy reserves and other actuarial balances. If Ability concludes that its reserves, together with future premiums, are insufficient to cover future policy benefits and claims, Ability would be required to increase its reserves and incur income statement charges for the period in which it makes the determination, which could have a material adverse effect on Ability’s business, financial condition and results of operations. An increase in the statutory reserves of Ability may negatively affect liquidity and capitalization.

Estimates used in the preparation of financial statements and models for insurance products may differ materially from actual experience.
U.S. GAAP requires the application of accounting guidance and policies that often involve a significant degree of judgment when accounting for insurance products. These estimates include, but are not limited to, premium persistency, future policy benefits and related expenses, valuation of embedded derivatives, valuation and impairment of investments and amortization of deferred revenues and expenses, and the valuation and impairment of goodwill recognized in accordance with the acquisition of Ability. These accounting estimates require the use of assumptions, some of which are highly uncertain at the time of estimation. These estimates are based on judgment, current facts and circumstances and, when applicable, internally developed models. Therefore, actual results could differ from these estimates, possibly in the near term. Inaccuracies could result in, among other things, an increase in policyholder benefit reserves or acceleration of the amortization of deferred revenues and expenses, which would result in a charge to earnings, a restatement of Ability’s historical financial statements or other material adjustments. Additionally, the potential for unforeseen developments, including changes in laws, regulations or accounting standards, may result in losses and loss expenses materially different from the reserves initially established.
In addition, Ability employs models to price products, calculate reserves and value assets, as well as evaluate risk and determine capital requirements, among other uses. These models rely on estimates and projections that are inherently uncertain, may use incomplete, outdated or incorrect data or assumptions and may not operate properly. As Ability’s business continues to expand and evolve, the number and complexity of models it employs has grown, increasing exposure to error in the design, implementation or use of models, including the associated data input, controls and assumptions, and the controls in place to mitigate their risk may not be effective in all cases.
Ability’s historical growth rates may not be indicative of its future growth, and Ability may not be able to identify attractive insurance markets, reinsurance opportunities or investments with returns that are as favorable as Ability’s historical returns and grow new business volumes at historical levels.
Ability’s historical growth rates may not reflect its future growth rates. While Ability anticipates that it will continue to grow by deepening existing and adding new distribution relationships in Ability’s individual market, pursuing attractive reinsurance opportunities and expanding its funding agreement business in the institutional market, taking advantage of investment opportunities to support Ability’s growth, developing new products and entering new markets, Ability may not be able to identify opportunities to do so. With future growth, there can be no guarantee that Ability’s net underwriting return will be as favorable as its historic returns. Weaker margins may challenge Ability’s capacity to grow profitably or at the returns targeted. Further, in order to maintain or increase investment returns, it may be necessary to expand the scope of Ability’s investing activities to asset classes in which Ability historically has not invested, which may increase the risk of Ability’s investment portfolio. If Ability is unable to find profitable growth opportunities, it will be more difficult for Ability to continue to grow, and could negatively affect its results of operations and financial condition.
Interest rate fluctuations could negatively affect the income Ability derives from the difference between the interest rates it earns on its investments and interest it pays under its reinsurance contracts.
Significant changes in interest rates expose reinsurance companies to the risk of reduced investment income or actual losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts. Both rising and declining interest rates can negatively affect the income Ability derives from these interest rate spreads. During periods of rising interest rates, Ability may be contractually obligated to reimburse its clients for the greater amounts they credit on certain interest-sensitive products. However, Ability may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on its reinsurance contracts. During periods of falling interest rates, Ability’s investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. Ability may not be able to fully offset the decline in investment earnings with lower crediting rates on underlying annuity products related to certain of its reinsurance contracts. Ability’s asset/liability management programs and procedures may not reduce the volatility of its income when interest rates are rising or falling, and thus Ability cannot assure you that changes in interest rates will not affect its interest rate spreads. Changes in interest rates may also affect Ability’s business in other ways. Higher interest rates may result in increased surrenders on interest-based products of Ability’s clients, which may affect its fees and earnings on those products. Lower interest rates may result in lower sales of certain insurance and investment products of Ability’s clients, which would reduce the demand for its reinsurance of these products. If interest rates remain low for an extended period, it may adversely affect Ability’s cash flows, financial condition and results of operations.
Ability faces risks associated with business it reinsures and business it cedes to reinsurers and which could cause a material adverse effect on Ability’s business, results of operations and financial condition.
As part of Ability’s overall risk management strategy, it cedes business to other insurance companies through reinsurance. Ability’s inability to collect from its reinsurers (including reinsurance clients in transactions where Ability reinsures business net of ceded reinsurance) on its reinsurance claims could have a material adverse effect on Ability’s business, results of operations and financial condition. Although reinsurers are liable to Ability to the extent of the reinsurance coverage it acquires, Ability remains primarily liable as the direct insurer on all risks that it writes; therefore, Ability’s reinsurance agreements do not eliminate its obligation to pay claims. As a result, Ability is subject to the risk that it may not recover amounts due from reinsurers. The risk could arise primarily in two situations: (i) Ability’s reinsurers may dispute some of its reinsurance claims based on contract terms, and, as a result, Ability may receive partial or no payment; or (ii) Ability’s reinsurers may default on their obligations. While Ability may manage these risks through transaction-related diligence, contract terms, collateral requirements, hedging, and other oversight mechanisms, Ability’s efforts may not be successful. A reinsurer’s insolvency, or its inability or unwillingness to make payments due to Ability under the terms of the relevant reinsurance agreements, could have a material adverse effect on Ability’s business, results of operations and financial condition.
Ability also bears the risk that the companies that reinsure its mortality risk on a yearly renewable term, where the reinsurer may reset the premium and other terms each year, increase the premiums they charge to levels Ability deems unacceptable. If that occurs, Ability will either need to pay such increased premiums, which will affect margins and financial results, or alternatively, Ability will need to limit or potentially terminate reinsurance, which will increase the risks that Ability retains.
Conversely, Ability assumes liabilities from other insurance companies. Changes in the ratings, creditworthiness or market perception of such ceding companies or in the administration of policies reinsured to Ability could cause policyholders of contracts reinsured to Ability to surrender or lapse their policies in unexpected amounts. In addition, to the extent such ceding companies do not perform their obligations under the relevant reinsurance agreements, Ability may not achieve the results intended and could suffer unexpected losses. In either case, Ability has exposure to reinsurance clients, which could materially and adversely affect Ability’s business, financial condition, results of operations and cash flows.
The determination of the amount of impairments and allowances for credit losses recognized on Ability’s investments is highly subjective and could materially affect its results of operations or financial condition.
The determination of the amount of impairments and allowances for credit losses is based upon Ability’s periodic evaluation and assessment of known and inherent risks associated with the respective asset class and the specific investment being reviewed. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in its financial results as such evaluations are revised. Impairments result in a non-cash charge to earnings during the period in which the impairment charge is taken. Changes in allowances for credit losses can result in either a charge or credit to earnings.
For example, an allowance is recognized on Ability’s fixed maturity securities when the fair value of the security is less than its amortized cost basis and credit related losses are deemed to have occurred. The determination of the allowance requires assessment of the security’s expected future cash flows, which depend on a variety of macroeconomic factors and security-specific considerations. Similarly, the determination of the allowance on Ability’s mortgage and other loan receivables requires an assessment of expected credit losses that considers current, historical and forecasted macroeconomic data and loan-specific factors. As expectations change based on macroeconomic data and individual investment considerations, the associated allowance for credit losses can be adjusted, up or down.
There can be no assurance that management has accurately determined the amount of impairments and allowances for credit losses recognized in New Mount Logan’s financial statements and their potential impact on regulatory capital. Furthermore, additional impairments and allowance provisions may be taken in the future.
Ability’s liabilities for insurance products may prove to be inadequate, requiring Ability to increase liabilities which results in reduced net income and shareholders’ equity.
Liabilities for insurance products are calculated based on numerous assumptions including, but not limited to, investment yields, mortality, morbidity, withdrawals, lapses, cash flow assumptions and discount rates. Such assumptions are based on Ability’s experience, and in cases of limited experience, industry experience. Such assumptions also consider future expectations in policyholder behavior that may vary from past experience.
Many factors can affect these reserves and liabilities, such as economic and social conditions, inflation, hospital and pharmaceutical costs, changes in life expectancy, regulatory actions, changes in doctrines of legal liability and extra-contractual damage awards. Therefore, the reserves and liabilities Ability establishes are necessarily based on estimates, assumptions, industry data and prior years’ statistics. Ability’s financial performance depends significantly upon the extent to which Ability’s actual claims experience and future expenses are consistent with the assumptions Ability used in setting its reserves. If Ability’s future claims are higher than its assumptions, and Ability’s reserves prove to be insufficient to cover Ability’s actual losses and expenses, Ability would be required to increase Ability’s liabilities, and this could have a material adverse effect on Ability’s results of operations and financial condition.
Ability is subject to regulatory capital requirements in the United States.
Ability’s business is subject to external capital requirements in the United States, as required by Nebraska statute. Regulatory capital requirements for Ability are determined in accordance with guidelines issued by the National Association of Insurance Commissioners (“NAIC”). The risk-based capital ratio (“RBC”) requirement is a statutory minimum level of capital that is based on two factors: an insurance company’s size, and the inherent riskiness of its financial assets and operations. That is, Ability must hold capital in proportion to its risk. Under those requirements, the amount of statutory capital and surplus maintained by an insurance company is to be determined based on the various risk factors related to it. The minimum RBC ratio for Ability is 200% and Ability must have a ratio in excess of 300% to be able to write new business. Ability’s RBC ratio is tested annually at the end of Ability’s financial year and was in excess of the minimum requirement as of December 31, 2024. From time to time during a particular financial year, Ability may take steps to increase its RBC ratio to ensure it remains above the minimum requirement or exceeds the ratio required to write new business, which steps may include, among other things, securing additional funding. Failure to meet or exceed the regulatory capital requirements issued by NAIC could significantly limit Ability’s ability to write new business.
Ability will face risks associated with credit.
The assets and other debt securities in which Ability will invest, including mortgage loans, are subject to credit and liquidity risk. Any loan investment may become a defaulted obligation for a variety of reasons, including non-payment of principal or interest, as well as covenant violations by the borrower in respect of the underlying loan documents. A defaulted loan may become subject to either substantial workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of principal, and a substantial change in the terms, conditions and covenants with respect to such defaulted loan. In addition, such negotiations or restructuring may be extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery on such defaulted loan. In addition, substantial costs in such situations may be imposed on Ability, further affecting the value of the investment. The liquidity in defaulted loans may also be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon, which would adversely affect New Mount Logan’s financial condition and consequently, the market value of shares of New Mount Logan Common Stock.
Ability will face due diligence risks.
The due diligence process undertaken by Ability in connection with investments that it expects to make or wishes to make, may not reveal all relevant facts in connection with an investment. Before making investments, Ability will conduct due diligence investigations that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence investigations, Ability may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence investigations and making an assessment regarding an investment, Ability relies on resources available, including information provided by the target of the investment and, in some circumstances, third party investigations. The due diligence investigations that are carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary.
Ability faces risks from borrower clients.
Each borrower client is also subject to risks which affect its financial condition. As Ability is not privy to all aspects of its clients’ businesses, it is impossible to predict exactly what risks borrowers will face. Nonetheless, typical risks include the following: (i) the success of Ability’s borrowers may depend on the management talents and efforts of certain key persons or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse effect on a borrower; (ii) borrowers may require additional working capital to carry out their business activities and to expand their businesses. If such working capital is not available, or is not available on beneficial terms, the financial performance and development of the businesses of the borrowers may be adversely affected; (iii) damage to the reputation of the borrowers’ brands could negatively impact consumer opinion of those businesses or their related products and services, which could have an adverse effect on their business; (iv) borrowers may face competition, including competition from companies with greater financial or other resources, more extensive development, manufacturing, marketing, and other capabilities. There can be no assurance that Ability’s borrower clients will be able to successfully compete against their competitors or that such competition will not have a material adverse effect on their businesses; (v) borrowers may experience reduced revenues from the loss of one or more customers representing a high percentage of their revenues; (vi) borrowers may experience reduced revenues due to an inability to meet regulatory requirements, or may experience losses of revenues due to unforeseeable changes in regulations imposed by various levels of government; (vii) borrowers may rely on government or other subsidy programs for revenue or profit generation, and changes to or elimination of such programs may have an adverse effect on the borrower; and (viii) borrowers may derive some of their revenues from foreign sources and may experience negative financial results based on foreign exchange losses, hedging costs or foreign investment restrictions.
Ability faces risks from prepayments by borrower clients.
Certain of Ability’s investments may be prepayable by the borrowers, subject to prepayment penalties. Ability is unable to predict if or when a borrower will make a prepayment. Typically, a borrower’s decision to prepay depends on its continued positive economic performance and the existence of favorable financing market conditions that permit the borrower to replace its existing financing with less expensive capital. As market conditions change frequently, it is difficult to predict if or when a borrower may deem market and business conditions to be favorable for prepayment. Prepayment by a borrower may have the effect of reducing the achievable yield of the loan to a level below that which was anticipated by Ability. Such a reduction may occur when Ability is unable to invest the funds prepaid by the borrower in other transactions with an expected yield greater than or equal to the yield Ability expected to receive from the prepaying borrower.
Ability faces risk of default by and bankruptcy of a borrower client.

A borrower’s failure to satisfy its borrowing obligations, including any covenants imposed by Ability, could lead to defaults and the termination of the borrower’s loans and enforcement against its assets. In order to protect and recover its investments, Ability may be required to bear significant expenses (including legal, accounting, valuation and transaction expenses) to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting borrower. In certain circumstances, a borrower’s default under one loan could also trigger cross-defaults under other agreements and jeopardize that borrower’s ability to meet its obligations under a loan agreement it may have with Ability.
Second priority liens on collateral securing debt investments that Ability makes may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and Ability.
Certain debt investments that Ability makes may be secured on a second priority basis by the same collateral securing first priority debt of such companies. The first priority liens on the collateral will secure the portfolio corporation’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by Ability under the agreements governing the loans. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before Ability. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then Ability, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.
The rights Ability may have with respect to the collateral securing the debt investments it makes with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that Ability enters into with the holders of senior debt. Under such an intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. Ability may not have the ability to control or direct such actions, even if its rights are adversely affected.
Ability is subject to additional risks associated with investments in the form of loan participation interests.
Ability invests in loan participation interests in which another lender or lenders share with it the rights, obligations and benefits of a loan made by an originating lender to a borrower. Accordingly, Ability will not be in privity of contract with a borrower because the other lender or participant is the record holder of the loan and, therefore, Ability will not have any direct right to any underlying collateral for the loan. These loan participations may be senior, pari passu or junior to the interests of the other lender or lenders in respect of distributions from the loan. Furthermore, Ability may not be able to control the pursuit of any rights or remedies under the loan, including enforcement proceedings in the event of default thereunder. In certain cases, the original lender or another participant may be able to take actions in respect of the loan that are not in Ability’s best interests. In addition, in the event that (1) the owner of the loan participation interest does not have the benefit of a perfected security interest in the lender’s rights to payments from the borrower under the loan or (2) there are substantial differences between the terms of the loan and those of the applicable loan participation interest, such loan participation interest could be recharacterized as an unsecured loan to a lender that is the record holder of the loan in such lender’s bankruptcy, and the assets of such lender may not be sufficient to satisfy the terms of such loan participation interest. Accordingly, Ability may face greater risks from loan participation interests than if it had made loans directly to the borrowers.
Ability faces risk on the collateral securing Ability’s loans.

Where the loans provided by Ability are secured by a lien on specified collateral of the borrower (particularly inventory, receivables and tangible fixed assets), there is no assurance that Ability will have obtained or properly perfected its liens, or that the value of the collateral securing any particular loan will protect Ability from suffering a partial or complete loss if the loan becomes non-performing and Ability moves to enforce against the collateral. In such event, New Mount Logan could suffer losses that could have a material adverse effect. In addition, during its underwriting process, Ability will make an estimate of the value of the collateral. A decrease in the market value of collateral assets at a rate greater than the rate projected by Ability may adversely affect the current realization values of such collateral. The degree of realization risk varies by the business of the borrower and the nature of the security.
Ability may not be able to exercise control over borrower clients.
Ability will not always be in a position to exercise control over its borrower clients or prevent decisions by the management or shareholders of a borrower that may affect the fair value of an Ability loan, or otherwise affect the ability of the borrower to repay its obligations to Ability. Furthermore, Ability does not intend to take significant equity positions in its borrower clients. The lack of liquidity of debt positions that Ability will typically hold in its borrower clients results in the risk that Ability may not be able to dispose of its exposure to the borrower in the instance where a borrower is underperforming. This could have a material adverse effect on New Mount Logan.
Ability faces risks related to securities of borrower clients.
Ability anticipates lending to both public and private companies, which may include bonus features granting Ability securities of the client. The securities issued by private companies will be subject to legal and other restrictions on resale or will be otherwise less liquid than publicly traded securities. To the extent Ability receives any form of securities issued by private companies, it may be difficult for Ability to dispose of such holdings if the need arises. Furthermore, if Ability is required to liquidate all or a portion of the securities it holds in an illiquid company, it may realize significantly less than the value at which it had previously recorded its holdings. In addition, Ability may face restrictions imposed by U.S. securities laws on its ability to liquidate or otherwise trade in securities of a borrower client, including, where Ability obtains material non- public information regarding such borrower.
Use of leverage and changes in interest rates may affect Ability’s cost of capital and net investment income.
Since Ability may from time to time use debt to finance a portion of its investments, its net investment income will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, New Mount Logan can offer no assurance that a significant change in market interest rates will not have a material adverse effect on Ability’s net investment income. In periods of rising interest rates when Ability has debt outstanding, Ability’s cost of funds will increase, which could reduce its net investment income. Ability expects that its long-term fixed-rate investments will be financed primarily with equity and long-term debt. Ability may use interest rate risk management techniques in an effort to limit its exposure to interest rate fluctuations. These activities may limit Ability’s capacity to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on New Mount Logan’s business, financial condition and results of operations.
The ability of Ability to service any future outstanding debt depends largely on its financial performance and is subject to prevailing economic conditions and competitive pressures. The amount of leverage that Ability will employ at any particular time will depend on its assessments of market and other factors at the time of any proposed borrowing. As a result of Ability’s use of leverage: (i) shares of New Mount Logan Common Stock may be exposed to incremental risk of loss and a decrease in the value of Ability’s loan portfolio would have a greater negative impact on the value of shares of New Mount Logan Common Stock if Ability did not use leverage; (ii) adverse changes in interest rates could reduce or eliminate the incremental income New Mount Logan receives from the proceeds of any leverage; (iii) Ability and, indirectly, New Mount Logan’s shareholders, will bear the entire cost of paying interest and repaying any borrowed funds; (iv) New Mount Logan’s ability to pay dividends on its common shares may be restricted by covenants or other restrictions imposed by Ability’s lenders; (v) Ability’s ability to amend its organizational documents or other agreements may be restricted if such amendments would result in a material adverse effect on its lenders; and (vi) Ability may, under some circumstances, be required to dispose of its assets under unfavorable market conditions in order to maintain its leverage, thus causing New Mount Logan to recognize a loss that might not otherwise have occurred. The extent to which the gains and losses associated with leveraged investing are increased will generally depend on the degree of leverage employed.
Risks Relating to 180 Degree Capital

Investing in 180 Degree Capital’s securities involves a number of significant risks. In addition to the other information contained in this joint proxy statement/prospectus, a 180 Degree Capital shareholder should carefully consider the following information before making an investment in 180 Degree Capital’s securities. The risk factors described below are the principal risk factors associated with an investment in 180 Degree Capital’s securities, as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to 180 Degree Capital's. In addition, the risk factors described below also describe the special risks of investing in a registered closed-end fund (“CEF”), including the risks associated with investing in a portfolio that includes small and developing or financially troubled businesses and/or thinly traded publicly traded securities of small publicly traded companies. Although the risks described below represent 180 Degree Capital’s material risks, they are not the only risks 180 Degree Capital faces. Additional risks and uncertainties not presently known to 180 Degree Capital, or not presently deemed material by it, might also impair 180 Degree Capital’s operations and performance. If any of the following events occur, 180 Degree Capital’s business, financial condition and results of operations could be materially and adversely affected. In such case, 180 Degree Capital’s net asset value and the trading price of TURN Common Shares could decline, and a 180 Degree Capital shareholder may lose all or part of his or her investment. If the Business Combination is completed, 180 Degree Capital is expected to deregister as an investment company under the 1940 Act and TURN Common Shares will no longer be listed on Nasdaq (for additional information, see “The Mergers – Deregistration and Delisting of 180 Degree Capital”), and thereafter, certain of the risks identified below relating to 180 Degree Capital’s status as an investment company under the 1940 Act and an investment in TURN Common Shares and the rights and other features of TURN Common Shares may no longer be applicable.
180 Degree Capital’s shares of common stock are trading at a discount to net asset value and may continue to do so in the future.

Shares of closed-end investment companies have frequently traded at a market price lower than the net asset value attributable to those shares. In part due to adverse economic conditions and increasing pressure within the financial sector, of which 180 Degree Capital is a part, TURN Common Shares have traded below 180 Degree Capital’s net asset value per share consistently since 2011. TURN Common Shares may continue to trade at a discount to net asset value in the future. The possibility that 180 Degree Capital’s shares of common stock may trade at a discount from net asset value over the long term is separate and distinct from the risk that 180 Degree Capital’s net asset value will decrease. 180 Degree Capital cannot predict whether TURN Common Shares will trade above, at, or below 180 Degree Capital’s net asset value. On December 31, 2024, TURN Common Shares closed at $3.67 per share, a discount of $0.97, or 20.9 percent, to 180 Degree Capital’s net asset value per share of $4.64 as of December 31, 2024. Should the proposed Business Combination be completed, New Mount Logan would be an operating company that does not report net asset value per share, and therefore the price per share of New Mount Logan Common Stock would not be measured based on a discount or premium to a net asset value per share.

Regulations governing 180 Degree Capital’s operation as a registered CEF may limit 180 Degree Capital’s ability to raise additional capital, as well as the way in which it does so, which could have a material adverse impact on 180 Degree Capital’s liquidity, financial condition and results of operations.

180 Degree Capital’s business in the future may require a substantial amount of capital. It may acquire additional capital from the issuance of senior securities (including debt and preferred stock), the issuance of additional TURN Common Shares or from securitization transactions. However, it may not be able to raise additional capital in the future on favorable terms, or at all. Additionally, 180 Degree Capital may only issue senior securities up to the maximum amount permitted by the 1940 Act. The 1940 Act permits 180 Degree Capital to issue senior securities only in amounts such that 180 Degree Capital’s asset coverage, as defined in the 1940 Act, equals at least 300 percent after such issuance or incurrence. If 180 Degree Capital’s assets decline in value and it fails to satisfy this test, 180 Degree Capital may be required to liquidate a portion of its investments and repay a portion of 180 Degree Capital’s indebtedness at a time when such sales or repayment may be disadvantageous, which could have a material adverse impact on 180 Degree Capital’s liquidity, financial condition and results of operations.

•Senior Securities. As a result of issuing senior securities, 180 Degree Capital would also be exposed to typical risks associated with leverage, including an increased risk of loss. If 180 Degree Capital issued preferred securities, such securities would rank “senior” to common stock in 180 Degree Capital’s capital structure, resulting in preferred shareholders having separate voting rights and possibly rights, preferences or privileges more favorable than those granted to holders of TURN Common Shares. Furthermore, the issuance of preferred securities could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for TURN Common Shares or otherwise be in common shareholders’ best interest.

•Additional Common Stock. The 180 Degree Capital Board may decide to issue common stock to finance 180 Degree Capital’s operations rather than issuing debt or other senior securities. As a CEF, 180 Degree Capital is generally not able to issue TURN Common Shares at a price below net asset value without first obtaining the required approvals from 180 Degree Capital’s shareholders and 180 Degree Capital’s independent directors. In any such case, the price at which 180 Degree Capital’s securities are to be issued and sold may not be less than a price that, in the determination of the 180 Degree Capital Board, closely approximates the market value of such securities at the relevant time. 180 Degree Capital may also make rights offerings to its shareholders at prices per share less than the net asset value per share, subject to the requirements of the 1940 Act. If 180 Degree Capital raises additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, TURN Common Shares, the percentage ownership of 180 Degree Capital’s shareholders at that time would decrease, and such shareholders may experience dilution.

180 Degree Capital is a non-diversified investment company within the meaning of the 1940 Act, and, therefore, is not limited with respect to the proportion of 180 Degree Capital’s assets that may be invested in securities of a single issuer.

180 Degree Capital is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it is not limited by the 1940 Act with respect to the proportion of 180 Degree Capital’s assets that it may invest in securities of a single issuer. To the extent that 180 Degree Capital assumes large positions in the securities of a small number of issuers, 180 Degree Capital’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. It may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. 180 Degree Capital does not have fixed guidelines for diversification, and therefore 180 Degree Capital’s investments could be concentrated in relatively few portfolio companies.

When 180 Degree Capital is a debt or minority equity investor in a portfolio company, 180 Degree Capital is often not in a position to exert influence on the entity, and other equity holders and management of the company may make decisions that could decrease the value of 180 Degree Capital’s portfolio holdings.
When 180 Degree Capital makes debt or minority equity investments, it is subject to the risk that a portfolio company may make business decisions with which it disagrees, and the other equity holders and management of such company may take risks or otherwise act in ways that do not serve 180 Degree Capital’s interests. As a result, a portfolio company may make decisions that could decrease the value of 180 Degree Capital’s investment.

180 Degree Capital’s business model depends upon the development and maintenance of strong referral relationships with asset managers, investment banking firms and other entities active in working with small publicly traded companies.

180 Degree Capital is substantially dependent on its informal relationships, which 180 Degree Capital uses to help identify and gain access to investment opportunities. If 180 Degree Capital fails to maintain its relationships with key firms, or if 180 Degree Capital fails to establish strong referral relationships with other firms or other sources of investment opportunities, 180 Degree Capital will not be able to grow its portfolio of equity investments and achieve its investment objective. In addition, persons with whom 180 Degree Capital has informal relationships are not obligated to inform it of investment opportunities, and therefore such relationships may not lead to the origination of equity or other investments. Any loss or diminishment of such relationships could effectively reduce 180 Degree Capital’s ability to identify attractive portfolio companies that meet its investment criteria, either for direct equity investments or for investments through private secondary market transactions or other secondary transactions.

180 Degree Capital’s equity securities may be affected by general economic and market conditions.

The success of 180 Degree Capital’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of 180 Degree Capital’s investments. Unexpected volatility or illiquidity could impair 180 Degree Capital’s profitability or result in losses.

A significant portion of 180 Degree Capital’s investment portfolio normally consists of common stocks and other equity securities (including derivatives). The value of 180 Degree Capital’s equity securities varies in response to many factors, including, but not limited to, the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions. Investments in small and microcapitalization public companies are generally riskier than investments in larger, well-established companies.

180 Degree Capital’s financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.

180 Degree Capital’s investment portfolio includes investments that may be significant individually or in the aggregate. If a significant investment in one or more companies fails to perform as expected, such a failure could have a material adverse effect on 180 Degree Capital’s financial condition and results of operations, and the magnitude of such effect could be more significant than if 180 Degree Capital had further diversified 180 Degree Capital’s portfolio.

The value of 180 Degree Capital’s portfolio is subject to greater volatility than the value of companies with more broadly diversified investments.

While 180 Degree Capital is subject to certain diversification requirements regarding the concentration of investments in any one industry or group of industries at the time of each investment, it does not choose investments based on a strategy of diversification. 180 Degree Capital also does not rebalance the portfolio should one or more of its portfolio companies increase substantially in value relative to the rest of the portfolio. Therefore, the value of 180 Degree Capital’s portfolio may be more vulnerable to microeconomic events affecting a single sector, industry or portfolio company and to general macroeconomic events that may be unrelated to its portfolio companies. These factors may subject the value of 180 Degree Capital’s portfolio to greater volatility than a company that follows a diversification strategy. Accordingly, an investment in TURN Common Shares may present greater risk to a 180 Degree Capital shareholder than an investment in a diversified company.

As of December 31, 2024, 180 Degree Capital’s largest 10 investments by value, excluding money market investments, accounted for approximately 98 percent of the value of its investment portfolio. 180 Degree Capital’s largest three investments, by value, excluding money market investments, Potbelly Corporation, Synchronoss Technologies, Inc., and Brightcove, Inc., accounted for approximately 25 percent, 20 percent and 11 percent, respectively, of 180 Degree Capital’s investment portfolio on December 31, 2024. Potbelly Corporation, Synchronoss Technologies, Inc. and Brightcove, Inc. are publicly traded companies.

180 Degree Capital may expose itself to risks if it engages in hedging transactions.

If 180 Degree Capital engages in hedging transactions, it may expose itself to risks associated with such transactions. 180 Degree Capital may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of 180 Degree Capital’s portfolio positions from changes in market conditions, currency exchange rates and market interest rates. Hedging against a decline in the values of 180 Degree Capital’s portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. It may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that 180 Degree Capital is not able to enter into a hedging transaction at an acceptable price. Moreover, for a variety of reasons, 180 Degree Capital may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent 180 Degree Capital from achieving the intended hedge and expose it to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Quarterly results fluctuate and are not indicative of future quarterly performance.

180 Degree Capital’s quarterly operating results fluctuate as a result of a number of factors. These factors include, among others, variations in, and the timing of, the recognition of realized and unrealized gains or losses, the degree to which 180 Degree Capital and its portfolio companies encounter competition in 180 Degree Capital’s markets, and general economic and capital markets conditions. As a result of these factors, results for any one quarter should not be relied upon as being indicative of performance in future quarters.

Investment in foreign securities could result in additional risks.

180 Degree Capital may invest in foreign securities. As of December 31, 2024, 180 Degree Capital did not hold any foreign securities. When 180 Degree Capital invests in securities of foreign issuers, 180 Degree Capital may be subject to risks not usually associated with owning securities of U.S. issuers. These risks can include fluctuations in foreign currencies, foreign currency exchange controls, social, political and economic instability, differences in securities regulation and trading, varying custody, brokerage and settlement practices and expenses, expropriation or nationalization of assets, difficulty in pricing, less public information about issuers of foreign securities, the unavailability of financial information regarding the foreign issuer or the difficulty of interpreting financial information prepared under foreign accounting standards, less liquidity and more volatility in foreign securities markets and foreign taxation issues. In addition, changes in government administrations or economic or monetary policies in the United States or abroad could result in appreciation or depreciation of 180 Degree Capital’s securities and could favorably or unfavorably affect 180 Degree Capital’s operations. It may also be more difficult to obtain and enforce a judgment against a foreign issuer. Any foreign investments made by 180 Degree Capital must be made in compliance with U.S. and foreign currency restrictions and tax laws restricting the amounts and types of foreign investments.

Although most of 180 Degree Capital’s investments are denominated in U.S. dollars, 180 Degree Capital may from time to time invest in securities that are denominated in foreign currencies. 180 Degree Capital’s investments denominated in a foreign currency are subject to the risk that the value of a particular currency may change in relation to the U.S. dollar, in which currency 180 Degree Capital maintains financial statements and valuations. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

As of December 31, 2024, 180 Degree Capital’s investments were not subject to foreign currency risk as they were all denominated in U.S. dollars.

180 Degree Capital’s strategy of writing covered calls and buying put options on public portfolio company securities held by it could result in it receiving a lower return for such investments than if it had not employed such a strategy.

There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. As the writer of a covered call option, 180 Degree Capital forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but has retained the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price.

As the buyer of a put option, 180 Degree Capital may incur losses if the price per share of the underlying stock to that option is above the strike price of the put option at the time of expiration, which would result in 180 Degree Capital’s put option expiring without value. Such expiration would reduce 180 Degree Capital’s overall returns on 180 Degree Capital’s investment in those publicly traded securities once they are sold.

Investing in 180 Degree Capital’s stock is highly speculative and an investor could lose some or all of the amount invested.

180 Degree Capital’s investment objectives and strategies may result in losses in the value of 180 Degree Capital’s investment portfolio. 180 Degree Capital’s investments in small businesses, particularly 180 Degree Capital’s privately held portfolio companies, are highly speculative and, therefore, an investor in TURN Common Shares may lose his or her entire investment. The value of TURN Common Shares may decline and may be affected by numerous market conditions, which could result in the loss of some or all of the amount invested in TURN Common Shares. The securities markets frequently experience extreme price and volume fluctuations that affect market prices for securities of companies in general, and technology and very small capitalization companies in particular. Because of 180 Degree Capital’s focus on very small capitalization sectors, and because 180 Degree Capital is a very small capitalization company itself, 180 Degree Capital’s stock price is especially likely to be affected by these market conditions. General economic conditions may also affect the price of TURN Common Shares.

180 Degree Capital’s ability to enter into transactions with its affiliates is restricted.

180 Degree Capital is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the SEC. Any person that owns, directly or indirectly, 5% or more of 180 Degree Capital’s outstanding voting securities will be 180 Degree Capital’s affiliate for purposes of the 1940 Act, and 180 Degree Capital will generally be prohibited from buying or selling any securities from or to such affiliate. The 1940 Act also prohibits certain “joint” transactions with certain of 180 Degree Capital’s affiliates, which could include investments in the same portfolio company (whether at the same or closely related times), without prior approval of the SEC. If a person becomes 180 Degree Capital’s affiliate, 180 Degree Capital will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or from entering into prohibited joint transactions with such persons, absent the prior approval of the SEC.

180 Degree Capital’s business may be adversely affected by the small size of 180 Degree Capital’s market capitalization.

Changes in regulations of the financial industry have adversely affected coverage of small capitalization companies such as 180 Degree Capital by financial analysts. A number of analysts that have covered 180 Degree Capital in the past are no longer able to continue to do so owing to changes in employment, to restrictions on the size of companies they are allowed to cover and/or the shut down of their firms’ operations. An inability to attract analyst coverage may adversely affect the liquidity of TURN Common Shares and 180 Degree Capital’s ability to raise capital from investors, particularly institutional investors. 180 Degree Capital’s inability to access the capital markets on favorable terms, or at all, may adversely affect 180 Degree Capital’s future financial performance. The inability to obtain adequate financing could force 180 Degree Capital to seek debt financing, self-fund strategic initiatives, or even forgo certain opportunities, which in turn could potentially harm 180 Degree Capital’s current and future performance.

180 Degree Capital is dependent upon key management personnel for future success, and may not be able to retain them.

None of 180 Degree Capital’s employees are subject to employment agreements. 180 Degree Capital’s ability to attract and retain personnel with the requisite credentials, experience and skills will depend on several factors including, but not limited to, 180 Degree Capital’s ability to offer competitive wages, benefits and professional growth opportunities. Many of the entities with which 180 Degree Capital will compete for experienced personnel, including investment funds and traditional financial services companies, will have greater resources than 180 Degree Capital.

180 Degree Capital is dependent upon the diligence and skill of its senior management and other key advisers for the selection, structuring, closing and monitoring of 180 Degree Capital’s investments. 180 Degree Capital uses lawyers and outside consultants to assist it in conducting due diligence when evaluating potential investments. 180 Degree Capital relies significantly on the diligence of its employees and advisers to obtain information in connection with 180 Degree Capital’s investment decisions. 180 Degree Capital’s future success depends to a significant extent on the continued service and coordination of 180 Degree Capital’s senior management team. The departure of any of 180 Degree Capital’s senior management or key advisers could materially and adversely affect 180 Degree Capital’s ability to implement its business strategy. 180 Degree Capital does not maintain for its benefit any key-person life insurance on any of 180 Degree Capital’s officers or employees.

The failure of cyber-security systems, as well as the occurrence of events unanticipated by 180 Degree Capital’s disaster recovery systems and management continuity planning, could impair 180 Degree Capital’s ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe such as earthquakes, tornadoes and hurricanes, an industrial accident, events arising from local or larger scale political or social matters, including a terrorist attack or war, events unanticipated in 180 Degree Capital’s disaster recovery systems, major or prolonged power outages or network interruptions, public health crises, including infectious disease outbreaks, epidemics and pandemics or a support failure from external providers, could have an adverse effect on 180 Degree Capital’s ability to conduct business, its results of operations and its financial condition. This is particularly true if those events affect 180 Degree Capital’s computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of 180 Degree Capital’s managers were unavailable in the event of a disaster, 180 Degree Capital’s ability to effectively conduct its business could be severely compromised.

180 Degree Capital depends upon computer systems to perform necessary business functions. Despite 180 Degree Capital’s implementation of a variety of security measures, its computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, 180 Degree Capital may experience threats to 180 Degree Capital’s data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through 180 Degree Capital’s computer systems and networks. It could also cause interruptions or malfunctions in 180 Degree Capital’s operations, which could result in damage to its reputation, financial losses, litigation, increased costs, regulatory penalties and/or shareholder dissatisfaction or loss.

180 Degree Capital is dependent on information systems and systems failures could disrupt 180 Degree Capital’s business, which may, in turn, negatively affect the market price of TURN Common Shares.

180 Degree Capital’s business is dependent on 180 Degree Capital’s and third-party communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in 180 Degree Capital’s activities. 180 Degree Capital’s financial, accounting, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond 180 Degree Capital’s control, and adversely affect 180 Degree Capital’s business. These events, in turn, could have a material adverse effect on 180 Degree Capital’s operating results and negatively affect the market price of TURN Common Shares.

180 Degree Capital is subject to risks associated with its strategy of increasing assets under management by raising third-party funds to manage.

180 Degree Capital has announced its strategy to grow assets under management by raising one or more third-party funds to manage. It is possible that 180 Degree Capital will invest its own capital alongside or through these funds in portfolio companies. There is no assurance when and if 180 Degree Capital will be able to raise such fund(s) or, if raised, whether they will be successful.

180 Degree Capital’s executive officers and employees, in their capacity as the investment adviser of a fund, may manage other investment funds in the same or a related line of business as 180 Degree Capital does. Accordingly, they may have obligations to such other entities, the fulfillment of which may not be in the best interests of 180 Degree Capital or its shareholders.

Ineffective internal controls could impact 180 Degree Capital’s business and operating results.

180 Degree Capital’s internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If 180 Degree Capital fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, or if 180 Degree Capital experiences difficulties in their implementation, 180 Degree Capital’s business and operating results could be harmed and 180 Degree Capital could fail to meet its financial reporting obligations.

180 Degree Capital may in the future choose to pay dividends in TURN Common Shares, in which case 180 Degree Capital shareholders may be required to pay tax in excess of the cash they receive.

180 Degree Capital may distribute taxable dividends that are payable in part in TURN Common Shares. In accordance with certain applicable Treasury regulations and additional guidance issued by the Internal Revenue Service ("IRS"), a regulated investment company (“RIC,” as used in this section) may treat a distribution of its own common stock as fulfilling the RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or common stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20 percent of the aggregate declared distribution. If too many shareholders elect to receive cash, each shareholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in common stock). Under current law, in no event will any shareholder that elects to receive cash receive less than 20 percent of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in common stock will be equal in value to the amount of cash that could have been received instead of common stock. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of 180 Degree Capital’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of TURN Common Shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, 180 Degree Capital may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. In addition, if a significant number of 180 Degree Capital’s shareholders determine to sell TURN Common Shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of TURN Common Shares.

180 Degree Capital is authorized to issue preferred stock, which would convey special rights and privileges to its owners that are senior to those of common stock shareholders.

180 Degree Capital is currently authorized to issue up to 2,000,000 shares of preferred stock, under terms and conditions determined by the 180 Degree Capital Board. These shares would have a preference over TURN Common Shares with respect to dividends and liquidation. The statutory class voting rights of any preferred shares 180 Degree Capital would issue could make it more difficult for 180 Degree Capital to take some actions that might, in the future, be proposed by the 180 Degree Capital Board and/or holders of common stock, such as a merger, exchange of securities, liquidation or alteration of the rights of a class of 180 Degree Capital’s securities, if these actions were perceived by the holders of the preferred shares as not in their best interests. The issuance of preferred shares convertible into shares of common stock might also reduce the net income and net asset value per share of TURN Common Shares upon conversion.
Bank borrowing or the issuance of debt securities or preferred stock by 180 Degree Capital, to fund investments in portfolio companies or to fund 180 Degree Capital’s operating expenses, would make 180 Degree Capital’s total return to holders of TURN Common Shares more volatile.

Use of debt or preferred stock as a source of capital entails two primary risks. The first is the risk of leverage, which is the use of debt to increase the pool of capital available for investment purposes. The use of debt leverages 180 Degree Capital’s available common equity capital, magnifying the impact on net asset value of changes in the value of 180 Degree Capital’s investment portfolio. For example, a registered CEF that uses 33% leverage (that is, $50 of leverage per $100 of common equity) will show a 1.5% increase or decline in net asset value for each 1% increase or decline in the value of its total assets. The second risk is that the cost of debt or preferred stock financing may exceed the return on the assets the proceeds are used to acquire, thereby diminishing rather than enhancing the return to holders of TURN Common Shares. If 180 Degree Capital issues preferred shares or debt, the holders of TURN Common Shares would bear the cost of this leverage. To the extent that 180 Degree Capital uses debt or preferred stock financing for any purpose, these two risks would likely make 180 Degree Capital’s total return to holders of TURN Common Shares more volatile. In addition, 180 Degree Capital might be required to sell investments, in order to meet dividend, interest or principal payments, when it might be disadvantageous for 180 Degree Capital to do so.

As provided in the 1940 Act and subject to some exceptions, 180 Degree Capital can issue debt or preferred stock so long as 180 Degree Capital’s total assets immediately after the issuance, less some ordinary course liabilities, exceed 300% of the sum of the debt and any preferred stock outstanding. The debt or preferred stock may be convertible in accordance with SEC guidelines, which might permit us to obtain leverage at more attractive rates. The requirement under the 1940 Act to pay, in full, dividends on preferred shares or interest on debt before any dividends may be paid on TURN Common Shares means that dividends on TURN Common Shares from earnings may be reduced or eliminated. An inability to pay dividends on TURN Common Shares could conceivably result in 180 Degree Capital’s ceasing to qualify as a RIC under the Code, which would, in most circumstances, be materially adverse to the holders of TURN Common Shares.

As of December 31, 2024, 180 Degree Capital had no debt or preferred stock outstanding.

The need to satisfy certain asset diversification, gross income, and distributions requirements applicable to a RIC may limit investment flexibility of 180 Degree Capital.

To qualify as a RIC, among other requirements, 180 Degree Capital must meet certain asset diversification requirements at the end of each quarter of its taxable year, as well as certain gross income and distribution requirements at the end of its taxable year. Failure to meet these tests in any year may result in the failure of 180 Degree Capital to qualify as a RIC (see, below, “Failure to qualify as a RIC could reduce 180 Degree Capital’s net asset value and distributable income”). Satisfying these tests may require 180 Degree Capital to forgo certain investment opportunities or to borrow money or dispose of investments, including when it is disadvantageous to 180 Degree Capital to do so. In certain cases, 180 Degree Capital may choose to fail to qualify as a RIC, in which case the consequences to 180 Degree Capital would be as described below, under “Failure to qualify as a RIC could reduce 180 Degree Capital’s net asset value and distributable income.”

Failure to qualify as a RIC could reduce 180 Degree Capital’s net asset value and distributable income.

180 Degree Capital has elected to be treated as a RIC under the Code. For taxable years in which 180 Degree Capital qualifies as a RIC, 180 Degree Capital does not have to pay federal income taxes on 180 Degree Capital’s income (including realized gains) that is timely distributes to 180 Degree Capital’s shareholders. 180 Degree Capital did not qualify as a RIC in 2016, 2018, 2020, 2021, 2022, 2023 and 2024 (the “Non-RIC Years”). For any year in which 180 Degree Capital fails (or failed) to meet the requirements of qualification as a RIC, 180 Degree Capital generally would be taxed in the same manner as a C corporation, and distributions to 180 Degree Capital’s shareholders would not be deductible in computing 180 Degree Capital’s taxable income, which could materially and adversely impact the amount of cash available for distribution to 180 Degree Capital’s shareholders. In addition, to the extent that 180 Degree Capital had unrealized appreciation, it would need to establish reserves for taxes, which would reduce 180 Degree Capital’s net asset value accordingly. In addition, for any Non-RIC Years for which 180 Degree Capital accumulated earnings and profits (“E&P”), any future distributions will be treated as dividends to the extent of such accumulated E&P, potentially taxable as ordinary income. To maintain RIC status and avoid excise taxes, 180 Degree Capital may need to distribute accumulated E&P, which could impact cash flow, distribution policies, and net asset value. 180 Degree Capital does not expect to have a material tax liability in 2024 owing to net operating and capital losses that offset income and realized gains on investments during the year.

180 Degree Capital’s strategy of taking larger positions in a small number of portfolio companies has created more risk specifically relating to the asset diversification requirements of maintaining 180 Degree Capital’s RIC status.

A deemed dividend election could affect the value of TURN Common Shares.

If 180 Degree Capital, as a RIC, decides to make a deemed distribution of realized net capital gains and retains the net realized capital gains for any taxable year, also referred to as a deemed dividend, 180 Degree Capital would have to establish appropriate reserves for taxes that 180 Degree Capital would have to pay on behalf of shareholders. It is possible that establishing reserves for taxes could have a material adverse effect on the value of TURN Common Shares. Additionally, if 180 Degree Capital decides to make a deemed distribution and changes in tax law occur that would increase the dividend tax rates for individuals and corporations, the net benefit to shareholders from a deemed distribution could be adversely affected. Such changes, therefore, could reduce the overall benefit to 180 Degree Capital’s shareholders from 180 Degree Capital’s status as a RIC.

180 Degree Capital operates in a heavily regulated environment, and changes to, or non-compliance with, regulations and laws could harm 180 Degree Capital’s business.

180 Degree Capital is subject to substantive SEC regulations as a registered CEF. Securities and tax laws and regulations governing 180 Degree Capital’s activities may change in ways adverse to 180 Degree Capital and its shareholders’ interests, and interpretations of these laws and regulations may change with unpredictable consequences. Any change in the laws or regulations that govern 180 Degree Capital’s business could have an adverse impact on it and its operations. Changing laws, regulations and standards relating to corporate governance, valuation, public disclosure and market regulation, including the Sarbanes-Oxley Act of 2002 and the Dodd Frank Act, new SEC regulations, new federal accounting standards and Nasdaq Stock Market rules, create additional expense and uncertainty for publicly traded companies in general, and for registered CEFs in particular. These new or changed laws, regulations and standards are subject to varying interpretations in many cases because of their lack of specificity, and as a result, their application in practice may evolve over time, which may well result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

180 Degree Capital is committed to maintaining high standards of corporate governance and public disclosure. As a result, 180 Degree Capital’s efforts to comply with evolving laws, regulations and standards have and will continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. 180 Degree Capital’s transition from a business development company to a registered CEF has decreased the amount of regulation applicable to 180 Degree Capital’s business. Future changes in regulations could result in 180 Degree Capital incurring significant additional expenses and diversion of time of management to regulation and compliance related tasks, which could have a material adverse effect on 180 Degree Capital’s financial performance. If 180 Degree Capital’s efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, 180 Degree Capital’s reputation may be harmed.

Market prices of TURN Common Shares will continue to be volatile.

180 Degree Capital expects that the market price of TURN Common Shares will continue to be volatile. The price of TURN Common Shares may be higher or lower than the price that current 180 Degree shareholders paid for their shares, depending on many factors, some of which are beyond 180 Degree Capital’s control and may not be directly related to 180 Degree Capital’s operating performance. These factors include, but are not limited to, the following:

•stock market and capital markets conditions;
•internal developments within 180 Degree Capital with respect to its personnel, financial condition and compliance with all applicable regulations;
•announcements regarding any of 180 Degree Capital’s portfolio companies;
•announcements regarding developments in the life sciences, energy or electronics-related fields in general;
•announcements regarding government funding and initiatives associated with the development of life sciences, energy or electronics-related products;
•a mismatch between the long-term nature of 180 Degree Capital’s business and the short-term focus of many investors;
•significant volatility in the market price and trading volume of securities of registered CEFs, RICs or other financial services companies;

•changes in regulatory policies or tax guidelines with respect to registered CEFs or RICs;
•general economic conditions and trends; and/or
•departures of key personnel.

180 Degree Capital will not have control over many of these factors, but it expects that its stock price may be influenced by them. As a result, the price of TURN Common Shares may be volatile, and a 180 Degree Capital shareholder may lose all or part of his or her investment. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of the price of TURN Common Shares, 180 Degree Capital may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from 180 Degree Capital’s business.

Governmental interventions may impact 180 Degree Capital’s investment strategies.

Extreme volatility and illiquidity in markets has in the past led to, and may in the future lead to, extensive governmental interventions in equity, credit and currency markets. Generally, such interventions are intended to reduce volatility and precipitous drops in value. It is impossible to predict when these restrictions will be imposed, what the interim or permanent restrictions will be and/or the effect of such restrictions on 180 Degree Capital’s strategies.
180 Degree Capital’s compensation structure as an internally managed registered CEF could be materially different than 180 Degree Capital’s compensation structure if 180 Degree Capital was externally managed.

As an internally managed registered CEF, 180 Degree Capital’s compensation structure is determined by the 180 Degree Capital Board. This structure currently includes salary and bonus. 180 Degree Capital is not generally permitted to employ an incentive compensation structure that directly ties performance of 180 Degree Capital’s investment portfolio and results of operations to compensation owing to 180 Degree Capital’s status as a CEF under the 1940 Act. 180 Degree Capital is also not permitted to issue incentive compensation in the form of stock or stock options.

This compensation structure contrasts to that of an externally managed CEF, where management fees used to pay salaries and bonuses of the employees of the external adviser are determined based on a percentage of total (gross) assets, and cash-based incentive compensation is determined based on the performance of the CEF's investment portfolio and operating performance.

The differences between the compensation structure of 180 Degree Capital’s internally managed CEF and that of an externally managed CEF could lead to material differences in the compensation of 180 Degree Capital’s management team when compared with such compensation that would have been due if 180 Degree Capital was externally managed. For example, for the fiscal year ended December 31, 2024, salaries and benefits accounted for approximately 4.1 percent of total assets. Owing primarily to a reduction in the number of full-time employees, 180 Degree Capital currently expects salaries and benefits to be lower for the fiscal year ending December 31, 2025. That said, this percentage could be higher if 180 Degree Capital’s total assets decrease as of the end of 2025 or could be lower if 180 Degree Capital’s total assets increase as of the end of 2025. If 180 Degree Capital was externally managed, the management fees that would be used to pay such expenses would be fixed based on the investment advisory agreement between the CEF and the adviser.

Future sales of TURN Common Shares in the public market, if any, could cause 180 Degree Capital’s stock price to fall.

Sales of a substantial number of TURN Common Shares in offerings, such as follow-on public offerings, registered direct or PIPE transactions, or rights offerings, or the perception that these sales might occur, could depress the market price of TURN Common Shares and could impair 180 Degree Capital’s ability to raise capital through the sale of additional equity securities.

180 Degree Capital’s investments are subject to valuation risk, which is the risk that one or more of the assets in which 180 Degree Capital invests are priced incorrectly.

180 Degree Capital is currently focused on investing in what it believes are deeply undervalued microcapitalization publicly traded companies. 180 Degree Capital’s publicly traded and public company-related securities account for approximately 100 percent of the value of its portfolio of investments. Although these companies are publicly traded, their stock may not trade at high volumes and/or 180 Degree Capital may own a significant portion of a company's outstanding stock, which may restrict 180 Degree Capital’s ability to sell its positions in an orderly fashion. Additionally, prices at which sales can be made may be volatile and materially different than the closing prices of such positions at each financial statement date. 180 Degree Capital may also be subject to restrictions on transfer and/or other lock-up provisions after these companies complete public offerings and/or if 180 Degree Capital invests in unregistered securities of public companies. Many of 180 Degree Capital’s legacy privately held and publicly traded companies tend to not have attained profitability, and many of these companies also lack management depth and have limited or no history of operations. Because of the speculative nature of 180 Degree Capital’s investments and the lack of a liquid market for and restrictions on transfers of privately held investments, there is greater risk of loss relative to traditional marketable investment securities.

As of the fiscal year ended December 31, 2024, approximately 2 percent of 180 Degree Capital’s portfolio, excluding money market investments, was fair-valued and comprised of securities of legacy privately held companies, rights to potential future milestone payments, as well as its warrants of Potbelly Corporation and options and restricted common stock of Synchronoss Technologies, Inc., which are securities of publicly traded companies. Because there is typically no public or readily ascertainable market for 180 Degree Capital’s securities of its legacy privately held companies, 180 Degree Capital’s Valuation Committee, which is comprised of all of the independent members of the 180 Degree Capital Board, is responsible for determining the valuation of 180 Degree Capital’s assets within the guidelines established by the 180 Degree Capital Board, pursuant to Rule 2a-5 under the 1940 Act. The values are determined in accordance with 180 Degree Capital’s Valuation Procedures and are subject to significant estimates and judgments. The fair value of the securities in 180 Degree Capital’s portfolio may differ significantly from the values that would be placed on these securities if a ready market for the securities existed. Additionally, inputs may become available after a financial statement date that could result in a material change in value at a future financial statement date from the value reported in the current financial statements. Any changes in valuation are recorded in 180 Degree Capital’s Consolidated Statement of Operations as "Change in unrealized appreciation (depreciation) on investments" on its most recently filed shareholder report on Form N-CSR. Changes in valuation of any of 180 Degree Capital’s investments in privately held companies from one period to another may be significant.

Changing interest rates may have unpredictable effects on markets, heighten market volatility and detract from 180 Degree Capital’s performance to the extent it is exposed to such interest rates.

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. 180 Degree Capital may invest in both short- and long-term U.S. government and agency securities. To the extent that 180 Degree Capital invests in short- and long-term U.S. government and agency securities, changes in interest rates result in changes in the value of these obligations that result in an increase or decrease of 180 Degree Capital’s net asset value. The level of interest rate risk exposure at any given point in time depends on the market environment, the expectations of future price and market movements, and the quantity and duration of long-term U.S. government and agency securities held by 180 Degree Capital, and it will vary from period to period.

In addition, market interest rates for high-yield corporate debt may be an input in determining the value of 180 Degree Capital’s investments in debt securities of privately held and publicly traded companies. Significant changes in these market rates could affect the value of 180 Degree Capital’s debt securities as of the valuation date. While 180 Degree Capital does not currently have any investments in debt securities with floating interest rates, investment income in such securities should 180 Degree Capital acquire them in the future could be adversely affected by changes in interest rates.

180 Degree Capital may temporarily depart from its principal investment strategies by investing in high quality fixed-income securities.
During periods of adverse market conditions in the equity securities markets, or otherwise for defensive purposes, 180 Degree Capital may temporarily invest all or a substantial portion of its assets in high quality fixed-income securities, including money market instruments, including U.S. government securities, commercial paper, and certificates of deposit, as well as shares of money market mutual funds, or may temporarily hold cash or cash equivalents in such amounts as 180 Degree Capital deems appropriate under the circumstances. If a U.S. Government agency or instrumentality in which 180 Degree Capital invests defaults and the U.S. Government does not stand behind the obligation, the value of 180 Degree Capital’s investment portfolio could fall.
THE PARTIES TO THE MERGERS
Mount Logan Capital Inc.

Mount Logan, an Ontario (Canada) corporation, is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly-owned Subsidiaries ML Management and Ability, respectively. Mount Logan also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle. Mount Logan’s principal executive offices are located at 650 Madison Avenue, 3rd Floor, New York, NY 10022, and its telephone number is 212-891-2880.

MLC Common Shares are listed on Cboe Canada, trading under the symbol “MLC.”

180 Degree Capital Corp.

180 Degree Capital, a New York corporation, is a publicly traded registered closed-end fund focused on investing in and providing value-added assistance through constructive activism to what it believes are substantially undervalued small, publicly traded companies that have potential for significant turnarounds. 180 Degree Capital’s goal is that the result of its constructive activism leads to a reversal in direction for the share price of these investee companies, i.e., a 180-degree turn. 180 Degree Capital’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.

TURN Common Shares are listed on Nasdaq, trading under the symbol “TURN.”

Yukon New Parent, Inc.

New Mount Logan, a Delaware corporation, was formed by 180 Degree Capital solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the Mergers, 180 Degree Capital and Mount Logan will be wholly-owned Subsidiaries of New Mount Logan, which will be renamed Mount Logan Capital Inc. Under the terms of the Merger Agreement, shareholders of each of 180 Degree Capital and Mount Logan will receive an amount of newly issued shares of common stock of New Mount Logan as described in the section “Merger Agreement - Merger Consideration.”
New Mount Logan Common Stock is expected to be listed on Nasdaq trading under the symbol “MLCI” after the Effective Time.

Polar Merger Sub, Inc.

TURN Merger Sub, a New York corporation, was formed by New Mount Logan solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the TURN Merger, TURN Merger Sub will be merged with and into 180 Degree Capital, with 180 Degree Capital continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan. TURN Merger Sub’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.
Moose Merger Sub, LLC

MLC Merger Sub, a Delaware limited liability company, was formed by New Mount Logan solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the Merger Agreement. By operation of the MLC Merger, MLC Merger Sub will be merged with and into Mount Logan, with Mount Logan continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan. MLC Merger Sub’s principal executive offices are located at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and its telephone number is 973-746-4500.

THE MOUNT LOGAN MEETING

This Preliminary Joint Proxy Statement/Prospectus is provided in connection with the solicitation of proxies by management of Mount Logan for use at the MLC Special Meeting. The MLC Special Meeting will be held on [day of week], [month day], 2025 at [time] (Eastern time) in a virtual only format which will be conducted via live audio webcast at [LUMI link to be inserted] (meeting identification number [●]), or at such other time or place to which the MLC Special Meeting may be postponed or adjourned, for the purposes set forth in the Notice of Meeting of Mount Logan accompanying this Preliminary Joint Proxy Statement/Prospectus (the “MLC Notice”).
Information in respect of Mount Logan in this Preliminary Joint Proxy Statement/Prospectus is given as of [month day], except as otherwise indicated herein.

MEETING ATTENDANCE AND PARTICIPATION INFORMATION
Meeting Attendance and Participation Information
Virtual Only Meeting
Mount Logan will hold the MLC Special Meeting in a virtual only format, which will be conducted via live audio webcast. All MLC Shareholders, regardless of their geographic location and equity ownership, will have an equal opportunity to participate in the MLC Special Meeting and engage with directors and management of Mount Logan as well as with other MLC Shareholders.
Attending and Participating at the MLC Special Meeting

The MLC Special Meeting will be hosted online by way of live audio webcast. It is important that you are connected to the internet at all times during the MLC Special Meeting in order to vote when balloting commences. It is each MLC Shareholder’s responsibility to ensure connectivity for the duration of the MLC Special Meeting. In order to participate online, MLC Shareholders must have a valid username, which is the 12-digit control number located on the reverse of the MLC Shareholder’s form of proxy or voting instruction form. MLC Shareholders that wish to appoint a third party as their proxy appointee to attend the MLC Special Meeting will need to insert such person’s name in the blank space provided in the form of proxy or voting instruction form and follow the instructions for submitting such form of proxy or voting instruction form, and as an additional step, will need to email Odyssey Trust Company (“Odyssey”) at appointee@odysseytrust.com to register the appointment in order for them to receive a username. Odyssey will provide, via email, the login credentials to appointed proxy holders provided the appointment was registered correctly and in time. A summary of the information MLC Shareholders will need to attend and participate in the MLC Special Meeting is provided below as well as in the virtual meeting user guide provided by Odyssey accompanying this Preliminary Joint Proxy Statement/Prospectus.
Attending the MLC Special Meeting
MLC Shareholders and duly appointed proxyholders can attend the meeting online by going to [LUMI link to be inserted] and entering the meeting identification number [●].
•Registered MLC Shareholders (as defined below) and duly appointed proxyholders can participate in the MLC Special Meeting by clicking “I have a login” and entering a Username and Password before the start of the meeting.

◦Registered MLC Shareholders – The 12-digit control number located on the reverse of the form of proxy is the Username, and the Password is [“mount2025”].

◦Duly appointed proxyholders – Odyssey will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the meeting is [“mount2025”].

•Voting at the meeting will only be available for Registered MLC Shareholders and duly appointed proxyholders. Non-Registered MLC Holders (as defined below) who have not appointed themselves may attend the meeting by clicking “I am a guest” and completing the online form.

Participating in the MLC Special Meeting
Registered MLC Shareholders that have a 12-digit control number, along with duly appointed proxyholders who were assigned a Username by Odyssey (please see the information under the heading “Appointment of a Proxy and Proxy Registration” below) will be able to vote and submit questions during the MLC Special Meeting. To do so, please go to [LUMI link to be inserted] and enter the meeting identification number [●] prior to the start of the meeting to login. Click on “I have a login” and enter your 12-digit control number or Username along with the password [“mount2025”]. Non-Registered MLC Holders who have not appointed themselves to vote at the MLC Special Meeting may login as a guest, by clicking on “I am a guest” and completing the online form.

Non-Registered MLC Holders who do not have a 12-digit control number or Username will only be able to attend as a guest to allow them listen to the MLC Special Meeting; however, they will not be able to vote or submit questions. Please see the information under the heading “Appointment of a Proxy and Proxy Registration – Non-Registered MLC Holders” for an explanation of why certain shareholders may not receive a form of proxy.

Please see the information under the heading “Appointment of a Proxy and Proxy Registration” below for important details regarding voting at the MLC Special Meeting.

PROXY RELATED INFORMATION
Proxy Related Information
Solicitation of Proxies

This Preliminary Joint Proxy Statement/Prospectus is provided in connection with the solicitation of proxies by management of Mount Logan for use at the MLC Special Meeting. The MLC Special Meeting will be held on [day of week], [month day], 2025 at [time] (Eastern time) in a virtual only format which will be conducted via live audio webcast at [LUMI link to be inserted] (meeting identification number [●]), or at such other time or place to which the MLC Special Meeting may be postponed or adjourned, for the purposes set forth in the MLC Notice.
It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement or by telephone by regular employees of Mount Logan without special compensation, at nominal cost. The costs of solicitation will be borne by Mount Logan. Mount Logan will pay the reasonable expenses of persons who are the registered but not beneficial owners of MLC Common Shares for forwarding copies of the MLC Notice, MLC Instrument of Proxy (as hereinafter defined), Preliminary Joint Proxy Statement/Prospectus and related material to beneficial owners. Mount Logan will provide, without cost to such persons, upon request to the Corporate Secretary of Mount Logan, additional copies of the foregoing documents required for this purpose.
Accompanying this Preliminary Joint Proxy Statement/Prospectus is a form of proxy for use at the MLC Special Meeting (the “MLC Instrument of Proxy”). Each MLC Shareholder who is entitled to attend at the MLC Special Meeting is encouraged to participate in the MLC Special Meeting and MLC Shareholders are urged to vote on matters to be considered via live audio webcast or by proxy.
Appointment of a Proxy and Proxy Registration
The persons named as proxyholders in the MLC Instrument of Proxy accompanying this Preliminary Joint Proxy Statement/Prospectus are directors or officers of Mount Logan and are representatives of Mount Logan’s management for the MLC Special Meeting. A MLC Shareholder who wishes to appoint some other person (who need not be a MLC Shareholder) as his, her or its representative at the MLC Special Meeting may do so by either: (i) crossing out the names of the management nominees AND legibly printing the other person’s name in the blank space provided in the accompanying MLC Instrument of Proxy; or (ii) completing another valid form of proxy. In either case, the completed form of proxy must be delivered to the Corporate Secretary of Mount Logan, at the place and within the time specified herein for the deposit of proxies.

A MLC Shareholder who appoints a proxy who is someone other than the management representatives named in the MLC Instrument of Proxy should notify the nominee of the appointment, obtain the nominee’s consent to act as proxy, and provide instructions on how the MLC Common Shares are to be voted. The form of proxy should be dated and executed by the MLC Shareholder or an attorney authorized in writing, with proof of such authorization attached (where an attorney executed the proxy form).

MLC Shareholders who wish to appoint a third-party proxyholder to represent them at the MLC Special Meeting must submit their proxy or voting instruction form (if applicable) prior to registering your proxyholder. Registering your proxyholder is an additional step once you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the MLC Special Meeting. To register a proxyholder, MLC Shareholders MUST send an email to appointee@odysseytrust.com by no later than [time] (Eastern Time) on [month day], 2025 or if the MLC Special Meeting is adjourned or postponed, not less than 48 hours, excluding Saturdays, Sundays and statutory holidays, before the commencement of such adjourned or postponed MLC Special Meeting and provide Odyssey with their proxyholder’s contact information, amount of MLC Common Shares appointed and name of the broker where the MLC Common Shares are held, so that Odyssey may provide the proxyholder with a Username via email.

If you are a United States beneficial holder, to attend, participate or vote at the virtual MLC Special Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the MLC Special Meeting. United States beneficial holders should follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the MLC Special Meeting, you must submit a copy of your legal proxy to Odyssey. Requests for registration should be directed to:
Odyssey Trust Company
67 Yonge Street
Suite 702
Toronto, Ontario
M5E 1J8
OR
Email at appointee@odysseytrust.com

A proxy can be submitted to Odyssey either in person, or by mail or courier, to 67 Yonge Street, Suite 702, Toronto, Ontario, M5E 1J8, or via the internet at https://vote.odysseytrust.com. The proxy must be deposited with Odyssey by no later than [time] (Eastern Time) on [month day], or if the MLC Special Meeting is adjourned or postponed, not less than 48 hours, excluding Saturdays, Sundays and statutory holidays, before the commencement of such adjourned or postponed MLC Special Meeting. After such time, the chair of the MLC Special Meeting may accept or reject a form of proxy delivered to him or her in his or her discretion but is under no obligation to accept or reject any particular late MLC Instrument of Proxy.
Registered Shareholders
A Registered MLC Shareholder may vote MLC Common Shares owned by it at the MLC Special Meeting in one of two ways – either by themselves by participating in the MLC Special Meeting as set out above or by proxy.

Non-Registered MLC Holders

The information set forth in this section is of significant importance to many MLC Shareholders as a substantial number of MLC Shareholders do not hold MLC Common Shares in their own name and thus are considered non-registered beneficial MLC Shareholders. Only registered holders of MLC Common Shares or the persons they appoint as their proxyholder are permitted to vote at the MLC Special Meeting. However, in many cases, MLC Common Shares beneficially owned by a person (a “Non-Registered MLC Holder”) are registered either: (i) in the name of an intermediary (an “Intermediary”) (including, among others, banks, trust companies, securities dealers, brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs, TFSAs and similar plans) that the Non-Registered MLC Holder deals with in respect of the MLC Common Shares; or (ii) in the name of a clearing agency (such as the Canadian Depository for Securities Limited) of which the Intermediary is a participant. Non-Registered MLC Holders should note that only proxies deposited by MLC Shareholders whose names appear on the records of Mount Logan as the registered holders of MLC Common Shares can be recognized and acted upon at the MLC Special Meeting. In accordance with the requirements of the Canadian Securities Administrators, Mount Logan will have distributed copies of the MLC Notice, this Preliminary Joint Proxy Statement/Prospectus and the enclosed MLC Instrument of Proxy to the clearing agencies and Intermediaries for onward distribution to Non-Registered MLC Holders. If you are a Non-Registered MLC Holder, your Intermediary will be the entity legally entitled to vote your MLC Common Shares at the MLC Special Meeting. MLC Common Shares held by an Intermediary can only be voted upon the instructions of the Non-Registered MLC Holder. Without specific instructions, Intermediaries are prohibited from voting MLC Common Shares.
Applicable regulatory policy requires Intermediaries to seek voting instructions from Non-Registered MLC Holders in advance of the MLC Special Meeting. Often, the form of proxy supplied to a Non-Registered MLC Holder by its Intermediary is identical to the form of proxy provided to registered MLC Shareholders; however, its purpose is limited to instructing the registered MLC Shareholder how to vote on behalf of the Non-Registered MLC Holder. The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable voting instruction form in lieu of the form of proxy. The Non-Registered MLC Holder is requested to complete and return the voting instruction form to Broadridge by mail or facsimile. Alternatively, the Non-Registered MLC Holder may call a toll-free telephone number or access the internet to provide instructions regarding the voting of MLC Common Shares held by the Non-Registered MLC Holder. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of MLC Common Shares to be represented at the MLC Special Meeting. A Non-Registered MLC Holder receiving a voting instruction form cannot use that voting instruction form to vote MLC Common Shares directly at the MLC Special Meeting, as the voting instruction form must be returned as directed by Broadridge well in advance of the MLC Special Meeting in order to have such MLC Common Shares voted.
Non-Registered MLC Holders should ensure that instructions respecting the voting of their MLC Common Shares are communicated in a timely manner and in accordance with the instructions provided by their Intermediary or Broadridge, as applicable. Every Intermediary has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Non-Registered MLC Holders in order to ensure that their MLC Common Shares are voted at the MLC Special Meeting.
    Although a Non-Registered MLC Holder may not be recognized directly at the MLC Special Meeting for the purpose of voting MLC Common Shares registered in the name of their Intermediary, a Non-Registered MLC Holder may attend the MLC Special Meeting as proxyholder for the Intermediary and vote the MLC Common Shares in that capacity. Non-Registered MLC Holders who wish to attend the MLC Special Meeting and indirectly vote their MLC Common Shares as a proxyholder should enter their own names in the blank space on the form of proxy or voting instruction form provided to them by their Intermediary and/or Broadridge, as applicable, and return the same in accordance with the instructions provided by their Intermediary and/or Broadridge, as applicable, well in advance of the MLC Special Meeting. In order to vote, Non-Registered MLC Holders who appoint themselves as a proxyholder MUST register with Odyssey by sending an email to appointee@odysseytrust.com after submitting their voting instruction form in order to receive a Username (please see the information under the heading “Appointment of a Proxy and Proxy Registration” above for details).

    The purpose of the above-noted procedures is to permit Non-Registered MLC Holders to direct the voting of the MLC Common Shares which they beneficially own. Non-Registered MLC Holders should carefully follow the instructions and procedures of their Intermediary or Broadridge, as applicable, including those regarding when and where the form of proxy or voting instruction form is to be delivered.

    Pursuant to National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), Mount Logan is distributing copies of proxy-related materials in connection with the MLC Special Meeting indirectly to non-objecting beneficial owners of MLC Common Shares. Mount Logan is not relying on the notice-and-access delivery procedures set out in NI 54-101 to distribute copies of proxy-related materials in connection with the MLC Special Meeting. Mount Logan does not intend to pay for Intermediaries to deliver copies of the proxy-related materials to objecting beneficial owners. Objecting beneficial owners will not receive the proxy-related materials in respect of the MLC Special Meeting unless the Intermediary holding MLC Common Shares on behalf of the objecting beneficial owner assumes the cost of delivery.

Revoking a Proxy
A MLC Shareholder who has validly given a proxy may revoke it for any matter upon which a vote has not already been cast by the proxyholder appointed in the proxy. If a MLC Shareholder who has submitted a proxy attends the MLC Special Meeting via the webcast and has accepted the terms and conditions when entering the MLC Special Meeting online, any votes cast by such MLC Shareholder on a ballot will be counted and the submitted proxy will be disregarded. In addition to revocation in any other manner permitted by law, a proxy may be revoked with an instrument in writing signed and delivered to either the registered office of Mount Logan at Suite 800, 365 Bay Street, Toronto, Ontario, M5H 2V1, at any time up to and including the last business day preceding the date of the MLC Special Meeting, or any adjournment thereof at which the proxy is to be used, or deposited with the chair of the MLC Special Meeting on the day of the MLC Special Meeting, or any adjournment thereof. The document used to revoke a proxy must be in writing and completed and signed by the MLC Shareholder or his or her attorney authorized in writing or, if the MLC Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. As well, a MLC Shareholder who has given a proxy may attend the MLC Special Meeting virtually (or where the MLC Shareholder is a corporation, its authorized representative may attend), revoke the proxy (by indicating such intention to the chair of the MLC Special Meeting before the proxy is exercised) and vote at the MLC Special Meeting (or withhold from voting). If a MLC Shareholder has voted on the internet or by telephone and wishes to change such vote, such MLC Shareholder may vote again through such means before [time] a.m. (Eastern Time) on [month day] or at least 48 hours, excluding Saturdays, Sundays and statutory holidays, before any adjournment or postponement of the MLC Special Meeting.
Signature on Proxies
The MLC Instrument of Proxy must be executed by the MLC Shareholder or his or her duly appointed attorney authorized in writing or, if the MLC Shareholder is a corporation, by a duly authorized officer whose title must be indicated. An MLC Instrument of Proxy signed by a person acting as attorney or in some other representative capacity should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has been previously filed with Mount Logan).
Voting of Proxies
Each MLC Shareholder may instruct his, her or its proxyholder on how to vote his, her or its MLC Common Shares by completing the blanks on the MLC Instrument of Proxy. MLC Common Shares represented by the enclosed MLC Instrument of Proxy will be voted or withheld from voting on any motion, by ballot or otherwise, in accordance with any indicated instructions. In the absence of such direction, such MLC Common Shares will be voted IN FAVOR OF PASSING THE RESOLUTIONS DESCRIBED IN THE INSTRUMENT OF PROXY AND BELOW. If any amendment or variation to the matters identified in the MLC Notice is proposed at the MLC Special Meeting or any adjournment or postponement thereof, or if any other matters properly come before the MLC Special Meeting or any adjournment or postponement thereof, the accompanying MLC Instrument of Proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the appointed proxyholder. As at the date of this Preliminary Joint Proxy Statement/Prospectus, the management of Mount Logan knows of no such amendments or variations or other matters to come before the MLC Special Meeting.
Unless otherwise stated, MLC Common Shares represented by a valid MLC Instrument of Proxy will be voted: (i) in favor of the election of nominees set forth in this Preliminary Joint Proxy Statement/Prospectus except where a vacancy among such nominees occurs prior to the MLC Special Meeting, in which case, such MLC Common Shares may be voted in favor of another nominee in the proxyholder’s discretion; (ii) in favor of the appointment of [●] as auditor of New Mount Logan and the authorization of the Mount Logan Board to fix their remuneration; (iii) in favor of the Arrangement Resolution; and (iv) in favor of the MLC Merger Resolution.
All references to MLC Shareholders in this Preliminary Joint Proxy Statement/Prospectus and the accompanying MLC Instrument of Proxy and MLC Notice are to Registered MLC Shareholders unless specifically stated otherwise.
A Registered MLC Shareholder, or a Non-Registered MLC Holder who has appointed themselves or a third-party proxyholder to represent them at the MLC Special Meeting, will appear on a list of shareholders prepared by Odyssey, the transfer agent and registrar for the MLC Special Meeting. To have their MLC Common Shares voted at the Meeting, each Registered MLC Shareholder or proxyholder will be required to enter their control number or Username provided by Odyssey at [LUMI link to be inserted] and enter the Meeting ID number [●] prior to the start of the MLC Special Meeting. In order to vote, Non-Registered MLC Holders who appoint themselves as a proxyholder MUST register with Odyssey by sending an email to appointee@odysseytrust.com after submitting their voting instruction form in order to receive a Username (please see the information under the heading “Appointment of a Proxy and Proxy Registration” above for details).
Voting Shares and MLC Record Date
MLC Shareholders of record as of [month day], 2025 (the “MLC Record Date”) are entitled to receive the MLC Notice and to attend and vote at the MLC Special Meeting. The failure of any MLC Shareholder to receive a copy of the MLC Notice does not deprive the MLC Shareholder of the right to vote at the MLC Special Meeting. Only holders of MLC Common Shares as of the MLC Record Date are entitled to vote such MLC Common Shares at the MLC Special Meeting.
As at the MLC Record Date, Mount Logan had an aggregate of [month day] issued and outstanding MLC Common Shares, each of which carries the right to two votes in respect of each of the matters properly coming before the MLC Special Meeting. As at the MLC Record Date, an aggregate of [●] MLC Common Shares were held by Minority MLC Shareholders.
The MLC Common Shares are the voting shares of Mount Logan which are issued and outstanding as of the MLC Record Date.

Principal Holders of Voting Securities
To the knowledge of the directors and executive officers of Mount Logan, as at the date of this Preliminary Joint Proxy Statement/Prospectus, no person or corporation beneficially owns, or exercises control or direction over, directly or indirectly, more than 10% of the issued and outstanding MLC Common Shares.
MATTERS TO BE ACTED UPON AT THE MLC SPECIAL MEETING
Matters to Be Acted Upon at The MLC Special Meeting
To the knowledge of the Mount Logan Board, the only matters to be brought before the MLC Special Meeting are set forth in the accompanying MLC Notice. These matters are described in turn under the headings below.
Receipt of Financial Statements
The audited consolidated financial statements of Mount Logan for the financial year ended December 31, 2024 and the report of the auditor thereon will be presented at the MLC Special Meeting.
Election of Directors of Mount Logan

The articles of Mount Logan provide for a minimum of three and a maximum of 11 directors. The Mount Logan Board has determined that the number of directors to be elected at the MLC Special Meeting is six. The six nominees proposed for election as directors of Mount Logan (the “MLC Directors”) are listed below.
In the absence of contrary instructions, the persons named in the accompanying MLC Instrument of Proxy intend to vote for the election of the nominees whose names are set forth below, each of whom has been a MLC Director since the date indicated below opposite his or her name. Management of Mount Logan does not contemplate that any of the proposed nominees will be unable to serve as a MLC Director, but if, for any reason, at the time of the MLC Special Meeting, any of the nominees are unable to serve, and unless otherwise specified, it is intended that the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion.
The following table sets forth information with respect to each person proposed to be nominated for election as a MLC Director, including the number of MLC Common Shares beneficially owned, or controlled or directed, directly or indirectly, by such person at the date of this Preliminary Joint Proxy Statement/Prospectus. The information as to MLC Common Shares beneficially owned, or controlled or directed, directly or indirectly, not being within the knowledge of Mount Logan, has been furnished by the respective nominees individually or obtained from the System for Electronic Disclosure by Insiders (“SEDI”) and may include MLC Common Shares owned or controlled by spouses and/or children of such MLC Directors and/or companies controlled by the MLC Directors or their spouses and/or children.

Name and Place of Residence	Position with Mount Logan and Date First Appointed to the Board	Principal Occupation	Number and Percentage of MLC Common Shares Beneficially Owned or Controlled(1)
Edward Goldthorpe New York, USA	Chairman of the Board and Chief Executive Officer (October 19, 2018)	Partner in charge of the Global Credit Business for BCPA since February 2017. Prior to that, President and Chief Investment Officer of Apollo Investment Corporation.	[●] ([●]%)
Perry Dellelce Ontario, Canada	Director (October 19, 2018)	Managing Partner of Wildeboer Dellelce LLP.	[●] ([●]%)

Name and Place of Residence	Position with Mount Logan and Date First Appointed to the Board	Principal Occupation	Number and Percentage of MLC Common Shares Beneficially Owned or Controlled(1)
Sabrina Liak British Columbia, Canada	Director (October 19, 2018)	Co-founder, President and Director of Kits Eyecare Ltd. (an online eyecare company), Managing Partner of ALOI Investment Management (investment and advisory firm) since 2016. Prior to that, Managing Director and Portfolio Manager at Goldman Sachs – New York.	[●] ([●]%)
Rudolph Reinfrank(2) California, USA	Lead Director (February 15, 2022)	Managing General Partner of Riverford Partners LLC, a strategic advisory and investment firm, since October 2009.	[●] ([●]%)
David Allen(2) Florida, USA	Director (May 10, 2023)
Managing Partner of Energy Capital & Origination, LLC since 2017. Senior Advisor to each of Grant Thornton and Black Diamond Capital Management since 2022. Senior Advisor and Board Member to CBRE Investment Management since 2021.
[●] ([●]%)
Buckley Ratchford(2) New York, USA	Director (June 22, 2023)	Principal of Jackson Square, LLC since 2018. Prior to that, Partner at Goldman, Sachs & Co. and the founder of Wingspan Management Investment.	[●] ([●]%)
Notes:

(1) Percentages are based on [●] issued and outstanding shares as of the MLC Record Date.
(2) Member of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee.

Majority Voting for Election of Directors

The Mount Logan Board has adopted a “majority voting” policy, pursuant to which if a nominee for election as director does not receive a greater number of votes “for” than votes “withheld” at a meeting of MLC Shareholders, such nominee shall offer his or her resignation as a director to the Mount Logan Board promptly following the meeting of MLC Shareholders at which the director was elected. Upon receiving such offer of resignation, the Corporate Governance and Nominating Committee will consider such offer and make a recommendation to the Mount Logan Board as to whether or not to accept it. In its deliberations, the Corporate Governance and Nominating Committee will consider any stated reasons why MLC Shareholders “withheld” votes from the election of that director, the length of service and the qualifications of the director, the director’s contributions to Mount Logan, the effect such resignation may have on Mount Logan’s ability to comply with any applicable governance rules and policies and the dynamics of the Mount Logan Board, and any other factors that the Corporate Governance and Nominating Committee considers relevant. Notwithstanding the foregoing, the Mount Logan Board expects to accept the resignation except in situations where extenuating circumstances would warrant the director to continue to serve on the Mount Logan Board.

The Mount Logan Board will determine whether or not to accept the resignation within 90 days following the meeting of MLC Shareholders. Mount Logan will announce the decision of the Mount Logan Board in a press release with respect to whether the Mount Logan Board has decided to accept such director’s resignation. If the

Mount Logan Board determines not to accept the resignation, the press release will state the reasons for that decision.

The director who tendered such resignation will not be part of any deliberations of any Mount Logan Board committee (including the Corporate Governance and Nominating Committee if such director is a member thereof) or of the Mount Logan Board pertaining to the resignation offer.

The “majority voting” policy only applies in circumstances involving an uncontested election of directors. For the purposes of the policy, an “uncontested election of directors” means that the number of nominees for election as a director is not more than the number of directors proposed to be elected to the Mount Logan Board.

Biographies of Directors

Biographical information regarding the foregoing is set forth below:

Edward Goldthorpe: Mr. Edward Goldthorpe is the Partner in charge of the Global Credit Business for BCPA. Previously, he was the President of Apollo Investment Corporation and the Chief Investment Officer of Apollo Investment Management, heading its U.S. Opportunistic Platform. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk and spent considerable time in their Special Situations Group. Mr. Goldthorpe currently serves on the Global Advisory Board for the Queen’s School of Business and serves on the board of directors for Crescent Point Energy, Her Justice, the Canadian Olympic Foundation and Capitalize for Kids. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.

Perry Dellelce: Mr. Perry Dellelce is the Founder and Managing Partner of Wildeboer Dellelce LLP, one of Canada’s leading corporate finance transactional law firms. Mr. Dellelce practices in the areas of securities, corporate finance and mergers and acquisitions. Mr. Dellelce currently serves as a director of a number of private and public companies, including McFarlane Lake Mining Limited. Mr. Dellelce is also the Chair of the Board of the Canadian Olympic Foundation and former Chair and current member of the Board of the Sunnybrook Foundation. He was called to the Ontario Bar in 1992. Mr. Dellelce holds a BA from the University of Western Ontario, an MBA from the University of Notre Dame and an LLB from the University of Ottawa.

Sabrina Liak: Ms. Sabrina Liak is a Partner at ALOI Investment Management, a global investment and advisory firm focused on private equity opportunities. Ms. Liak is the co-founder and formerly a director of Kits Eyecare Ltd., an online eyecare company trading on the TSX. Ms. Liak formerly served as a Managing Director and Portfolio Manager at Goldman Sachs in New York where she managed a private equity portfolio of growth companies for Goldman Sachs Investment Partners, an investment fund. Ms. Liak has served on the board of directors of several companies, including Petroedge Energy, an exploration company, Lightfoot Capital, a Master Limited Partnership, and FloDesign Wind, a renewable energy company. Ms. Liak joined Goldman Sachs in 2001 in the Fixed Income, Currency, and Commodities Division. Prior to joining Goldman Sachs, Ms. Liak started her career in investment banking at Donaldson, Lufkin & Jenrette. Ms. Liak holds an HBA from the Richard Ivey School of Business at the University of Western Ontario and is a CFA charterholder.

Rudolph Reinfrank: Mr. Reinfrank serves as a board member of Mount Logan Capital, a Canada-based asset manager. Mr. Reinfrank is also a director of Midcap Financial Investment Corp. (“MFIC,” formerly Apollo Investment Corp.) since June 2013. MFIC is an externally managed, publicly traded business development company that provides senior debt solutions to middle market companies in June 2013. He is a board member of Middle Market Apollo Institutional Private Lending, Perception Capital II, Perception Capital III, and Perception Capital IV, which are special purpose acquisition companies. Since October 2009, Mr. Reinfrank has served as the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm based in Los Angeles. Riverford Partners acts as an investor, board member and strategic adviser to growth companies and companies in transition. In 1997, he co-founded and serves as a Managing General Partner of Rader Reinfrank & Co. Mr. Reinfrank is also an advisor or board member to several privately held companies.

David Allen: Mr. David Allen is the Managing Partner of Energy Capital & Origination, LLC, an advisory firm which acts as Senior Advisor and Board Member to financial sponsors and their portfolio companies, since November 2017. Mr. Allen is also a Senior Advisor at Grant Thornton LLP, the seventh largest global tax, audit, accounting and advisory firm. Mr. Allen is also a Senior Advisor at CBRE Investment Management, a $144 billion real estate investment management firm, and previously acted as a Senior Advisor at BC Partners, an international investment company with main offices in New York and London. Mr. Allen has served as a Director of Navigant Consulting Inc., NextEra Energy Inc. and AIG Financial Products Corp. He was formerly the Chief of Infrastructure and Operations of US Energy at Barclays Capital, the Chief Investment Officer and Chief Operations Officer for energy credit at III Advisors, as well as the Operating Partner, Energy and Infrastructure at Apollo Global Management. Mr. Allen started his career as an options trader for Spear, Leeds and Kellogg (now Goldman Sachs). Mr. Allen has over 25 years of experience in deal origination, financings, mergers and acquisitions, valuations and restructurings (including serving as expert witness at trial), and previously held senior advisory positions with portfolio companies of private equity firms Trilantic Capital Partners, Black Diamond Capital Management, and Warburg Pincus LLC. Mr. Allen holds a Bachelor of Sciences, Industrial and Labour Relations from Cornell University and a Certificate in Options and Derivatives from the New York Institute of Finance.

Buckley Ratchford: Mr. Ratchford worked as a Managing Director and Partner at Goldman, Sachs & Co. from 1998 to 2012, where he worked as the Head Portfolio Manager, Head of Global Credit Distressed Investing (2003-2012) and Head of Global Bank Loans in the Securities Division (2010-2012) in both New York and London. In addition, Mr. Ratchford was the Head of Asia Credit Trading & Principal Investing in Hong Kong from 2007-2009. During his time at Goldman Sachs, Mr. Ratchford served as a member of the Global Credit Operating Committee and Asia Risk Committee, and was the co-head of Fixed Income, Currencies and Commodities Managing Director Selection. Mr. Ratchford was also previous NASD (now called FINRA) licensed for Series 7, 24, 55 and 63. Mr. Ratchford holds a Bachelor of Arts, Government from Dartmouth College, a Masters in International Political Economy from the London School of Economics, as well as a Juris Doctor from Harvard Law School.

Each proposed nominee as a MLC Director elected will hold office until the next annual meeting of MLC Shareholders or until his or her successor is duly elected or appointed, as the case may be, unless his or her office is earlier vacated in accordance with the by-laws or the provisions of the Business Corporations Act (Ontario) (the “OBCA”) to which Mount Logan is subject or any similar corporate legislation to which Mount Logan becomes subject.

Cease Trade Orders, Bankruptcies and Penalties and Sanctions

Cease Trade Orders

To the knowledge of Mount Logan, except as disclosed herein, no proposed MLC Director is, as at the date of this Preliminary Joint Proxy Statement/Prospectus, or was within 10 years before the date of this Preliminary Joint Proxy Statement/Prospectus, a director or chief executive officer or chief financial officer of any company (including Mount Logan) that: (a) was the subject of an order (as defined below) that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer. For the purposes of this paragraph, “order” means a cease trade order, an order similar to a cease trade order or an order that denied the relevant corporation access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days.

Perry Dellelce was a director of Lendified Holdings Inc. (“Lendified”) from September 17, 2012 to December 31, 2023. A cease trade order was issued against Lendified by the Ontario Securities Commission on July 9, 2020 (the “2020 Cease Trade Order”) for failure to file audited annual financial statements of Lendified PrivCo Holding Corporation for the year ended December 31, 2019. Lendified was granted a partial revocation of the 2020 Cease Trade Order on August 14, 2020 to permit it to sell units, comprised of its common shares and warrants, by way of private placement. The 2020 Cease Trade Order was revoked by the Ontario Securities Commission on

October 1, 2020 and trading of Lendified shares on the TSX Venture Exchange resumed on November 3, 2020. On May 5, 2023, a cease trade order was issued against Lendified by the Ontario Securities Commission (the “2023 Cease Trade Order”) for failure to file (i) audited annual financial statements of Lendified for the year ended December 31, 2022; (ii) management’s discussion and analysis relating to the audited annual financial statements of Lendified for the year ended December 31, 2022; and (iii) certification of the foregoing filings as required by National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings. As of the date of this Preliminary Joint Proxy Statement/Prospectus, Mr. Dellelce is no longer a director of Lendified and the 2023 Cease Trade Order remains in effect.

    Bankruptcies

To the knowledge of Mount Logan, except as disclosed herein, no proposed MLC Director: (a) is, or within 10 years before the date hereof, has been a director or executive officer of a corporation (including Mount Logan) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (b) has within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed MLC Director.

On September 24, 2015, Mr. Allen made a voluntary assignment for bankruptcy under Chapter 13 of the Bankruptcy Code (United States). An order discharging Mr. Allen was granted by the United States Bankruptcy Court, Southern District of Florida on October 2, 2020.

On January 18, 2023, Lendified announced that it had been advised by its secured creditors of the sale of assets of, among others, Lendified Privco Holding Corporation, a wholly-owned subsidiary of Lendified, that were seized by such creditors under the Personal Property Security Act (Ontario). Mr. Dellelce was a director of Lendified Privco Holding Corporation within the one year period prior to the seizure of such assets, but was not a director at the time the proceeding was commenced.

Penalties and Sanctions

No proposed MLC Director has been subject to any: (a) penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or has entered into a settlement agreement with a Canadian securities regulatory authority; or (b) other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable security holder in deciding whether to vote for the proposed MLC Director.

Assuming the Business Combination is completed, it is expected that the board of directors of Mount Logan will be reconstituted in a manner customary for that of a board of a wholly-owned subsidiary of a Nasdaq listed company.
Appointment and Remuneration of Auditor

At the MLC Special Meeting, MLC Shareholders will be asked to re-appoint [●] as auditor of Mount Logan, to hold office until the next annual meeting of MLC Shareholders. MLC Shareholders will also be asked to authorize the directors of Mount Logan to fix the auditor’s remuneration.

In the absence of contrary instructions, the persons named in the accompanying MLC Instrument of Proxy intend to vote FOR the appointment of the auditor and authorizing the Mount Logan Board to fix the auditor’s remuneration as set forth above.

Assuming the Business Combination is completed, it is expected that Mount Logan will not require an auditor separate from the auditor of New Mount Logan.

Approval of the MLC Merger

At the MLC Special Meeting, MLC Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, the MLC Merger Resolution, the full text of which is set out in Annex A.

Background to the Mergers

The Mergers, and the Business Combination as a whole, are the result of arm’s length negotiations conducted between Mount Logan and its legal counsel, and 180 Degree Capital and its legal counsel and financial advisor. For a summary of the material events leading up to the negotiation of the Merger Agreement and the material meetings, negotiations and discussions between the Parties that preceded the execution, and announcement, of the Merger Agreement, please see the section titled “The Mergers – Background of the Mergers.”

Effects of the Mergers

Pursuant to the terms of the Merger Agreement, at the Effective Time, (a) in the TURN Merger, TURN Merger Sub will merge with and into 180 Degree Capital, the separate corporate existence of TURN Merger Sub will cease, and 180 Degree Capital will be the surviving company and will continue its existence as a corporation under the Laws of the State of New York, and (b) in the MLC Merger MLC Merger Sub will merge with and into Mount Logan, the separate existence of MLC Merger Sub will cease, and Mount Logan will be the surviving company and will continue its existence as a limited liability company under the Laws of the State of Delaware. At the Closing, shareholders of Mount Logan and 180 Degree Capital will receive shares of common stock of New Mount Logan registered under the Securities Act, and New Mount Logan is expected to be listed on Nasdaq as a reporting company under the Exchange Act.

Following the completion of the Mergers, New Mount Logan, the parent company of 180 Degree Capital and Mount Logan, is expected to be a newly-listed public company on Nasdaq trading under the symbol “MLCI.” See the section titled “The Merger Agreement.”

MLC Shareholders

Under the terms of the Merger Agreement, MLC Shareholders (other than any holders of Excluded Shares or any Dissenting MLC Shareholders) will ultimately receive the MLC Merger Consideration in consideration for each MLC Common Share. See “The Merger Agreement – Exchange of Shares in the Mergers” and “The Merger Agreement - Merger Consideration.”

If the Business Combination is completed, New Mount Logan will use the “push out” method for the delivery of the applicable number of shares of New Mount Logan Common Stock to be issued to the MLC Shareholders. Accordingly, MLC Shareholders of record on the close of business the day prior to Effective Time will be provided with Direct Registration System advices representing their respective shares of New Mount Logan Common Stock distributed in connection with the Business Combination shortly after the completion of the Business Combination. The share certificates representing MLC Common Shares should be retained by the holders thereof and not be forwarded to Mount Logan or New Mount Logan or their respective transfer agents. No certificates or Direct Registration System advices for fractional shares of New Mount Logan Common Stock and shares of New Mount Logan Common Stock will be rounded down and no MLC Shareholder will be entitled to any compensation in respect of fractional shares of New Mount Logan Common Stock.

MLC Warrant Holders

In accordance with the Merger Agreement, all MLC Warrants outstanding immediately prior to the Effective Time will remain outstanding and, following the Effective Time, shall entitle the holder thereof to receive, upon the subsequent exercise of such holder’s MLC Warrant, in accordance with its terms, in lieu of each MLC Common Share to which such holder was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the MLC Merger Consideration. Each MLC Warrant shall continue to be governed by and be subject to the terms of the applicable warrant agreement evidencing such MLC Warrant with respect to all other terms and conditions.

    MLC RSU/DEU Holders

In accordance with the Merger Agreement and following the MLC Domestication but prior to the MLC Merger, all outstanding MLC Delaware RSUs and MLC Delaware DEUs issued pursuant to Mount Logan’s Performance and Restricted Share Unit Plan (the “MLC PR Plan”) will become fully vested with the holders ultimately receiving shares of New Mount Logan Common Stock for their MLC Delaware Units issued upon vesting of the MLC Delaware RSUs and MLC Delaware DEUs.

MLC Shareholder Approval

To be effective, the MLC Merger Resolution must be approved at the MLC Special Meeting by: (i) 50% of the outstanding shares entitled to vote at the MLC Special Meeting; and (ii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote.

MLC Shareholders should be aware that under Section 209(b) of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective immediately after the MLC Domestication until the Effective Time of the MLC Merger, no approval of the members of MLC Delaware will be required to approve the merger of MLC Delaware. Pursuant to the form of MLC Delaware LLCA, Mr. Goldthorpe will be appointed as the Manager of MLC Delaware and, in accordance with Section 209(b) of the Delaware Limited Liability Company Act, Mr. Goldthorpe will be empowered to provide all required approvals and authorizations necessary to effectuate the MLC Merger. Assuming all conditions in the Merger Agreement required for consummation of the MLC Merger and the other transactions contemplated by the Merger Agreement are satisfied or waived (including approval of the MLC Merger Resolution by the MLC Shareholders), Mr. Goldthorpe, as Manager of MLC Delaware, will cause MLC Delaware to effectuate the MLC Merger following the MLC Domestication. Notwithstanding the foregoing features of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective immediately after the MLC Domestication until the Effective Time of the MLC Merger, Mount Logan will ask MLC Shareholders to approve at the MLC Special Meeting the MLC Merger as part of the Business Combination.

Regulatory Approvals

The MLC Common Shares are listed and posted for trading on Cboe Canada and the TURN Common Shares are listed and posted for trading on the Nasdaq. It is a condition of the Business Combination that the shares of New Mount Logan Common Stock issuable to MLC Shareholders be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time. It is also a condition to the completion of the Business Combination that Cboe Canada approve the Business Combination contemplated thereby. See “Canadian Securities Laws – Reporting Status and Listing.”

Recommendation of the Mount Logan Board

The Mount Logan Board has concluded that the MLC Merger and the Business Combination is advisable and in the best interests of Mount Logan and the MLC Shareholders and, as such, has authorized submission of the MLC Merger Resolution to the MLC Shareholders.

The Mount Logan Board unanimously recommends that MLC Shareholders vote FOR the MLC Merger Resolution. See the section entitled “The Mergers – Mount Logan’s Reasons for the Mergers and

Recommendation of the Mount Logan Board” for a summary of the factors considered by the Mount Logan Board in evaluating and approving the Merger Agreement and the Business Combination as a whole and in making its conclusions and recommendation.

In the absence of contrary instructions, the persons named in the accompanying MLC Instrument of Proxy intend to vote FOR the MLC Merger Resolution.
Approval of the Arrangement

    At the MLC Special Meeting, MLC Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, a resolution (the “Arrangement Resolution”), the full text of which is set out in Annex [●], to approve a plan of arrangement (the “Plan of Arrangement”) pursuant to section 182 of the OBCA involving, among other things, the continuance of Mount Logan from Ontario to the State of Delaware.

    Pursuant to the Plan of Arrangement, Mount Logan is seeking to continue out from the jurisdiction of the OBCA and domesticate as a limited liability company existing under and governed by the Delaware LLC Act for the purposes of facilitating the MLC Merger and the Business Combination. Assuming all conditions precedent to the completion of the Business Combination have been satisfied or waived, other than the completion of the MLC Domestication and the Mergers, it is expected that the MLC Domestication will occur, followed immediately by the completion of the Mergers in which event the Business Combination will be completed. Notwithstanding that all conditions to the completion of the MLC Domestication have been satisfied, including approval of the Arrangement Resolution by MLC Shareholders, Mount Logan does not intend to complete the MLC Domestication unless the Mergers will be completed immediately thereafter resulting in the completion of the Business Combination.

If made, the Final Order will constitute the basis for the Section 3(a)(10) Exemption with respect to any deemed issuance or exchange of the securities that may be considered to have occurred in connection with the MLC Domestication.

The Plan of Arrangement is attached as Annex A-C to this Preliminary Joint Proxy Statement/Prospectus. Readers are encouraged to carefully review the Plan of Arrangement, as it contains the specific terms and conditions governing the Arrangement.

Reasons for the Arrangement

It is a condition precedent to the completion of the Mergers and the Business Combination that Mount Logan will have been continued from a corporation existing under and governed by the OBCA to a limited liability company existing under and governed by the Delaware LLC Act. In connection with the MLC Domestication, among other things, (i) the name of Mount Logan upon and following the MLC Domestication will be “Mount Logan Capital Intermediate LLC” (“MLC Delaware”); (ii) each issued and outstanding MLC Common Share (other than MLC Common Shares held by Dissenting MLC Shareholders) will be deemed to be one Outstanding MLC Delaware Unit; (iii) each outstanding common share purchase warrant of Mount Logan entitling the holder thereof to acquire, upon due exercise, MLC Common Shares upon payment of the applicable exercise price (a “MLC Warrant”) will be deemed to be a common share purchase warrant of MLC Delaware (a “MLC Delaware Warrant”), exercisable to receive an equal number of MLC Delaware Units in accordance with the terms thereof; (iv) each outstanding restricted share unit of Mount Logan entitling the holder thereof to receive, in accordance with the terms thereof, a MLC Common Share (a “MLC RSU”) will be deemed to be a restricted share unit of MLC Delaware (a “MLC Delaware RSU”) entitling the holder thereof to receive, in accordance with the terms thereof, a MLC Delaware Unit; (v) each outstanding dividend equivalent unit of Mount Logan entitling the holder thereof to receive, in accordance with the terms thereof, a MLC Common Share (a “MLC DEU”) will be deemed to be a dividend equivalent unit of MLC Delaware (a “MLC Delaware DEU”) entitling the holder thereof to receive, in accordance with the terms thereof, a MLC Delaware Unit (vi) the property of Mount Logan will continue to be the property of MLC Delaware; (vii) MLC Delaware will continue to be liable for the obligations of Mount Logan; (viii) any existing cause of action, claim, or liability to prosecution of Mount Logan will be unaffected; (ix) any civil, criminal or administrative action or proceeding pending by or against Mount Logan may be continued to be prosecuted by or against MLC Delaware; and (x) a conviction against Mount Logan may be enforced against MLC Delaware or a ruling, order or judgment in favor of or against Mount Logan may be enforced by or against MLC Delaware.

The Arrangement Resolution authorizes the directors of Mount Logan, at their discretion, without notice to or approval of the MLC Shareholders, to, among other things and subject to the terms of the Merger Agreement, not proceed with the Arrangement and related transactions. The full text of the Arrangement Resolution is attached to this Preliminary Joint Proxy Statement/Prospectus as Annex [●]. At the MLC Special Meeting, MLC Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation, the Arrangement Resolution.

MLC Shareholder Approval

To be effective, the Arrangement Resolution must be approved at the MLC Special Meeting by at least 66 2/3% of the votes cast on the Arrangement Resolution by MLC Shareholders present in person or represented by proxy and entitled to vote at the MLC Special Meeting.

If the Arrangement Resolution is not approved at the MLC Special Meeting, then neither the MLC Domestication nor the Mergers will proceed and the Business Combination will not be completed. MLC Shareholders who are in favor of the Business Combination should vote in favor of the Arrangement Resolution. MLC Shareholders have dissent rights in respect of the Arrangement Resolution as further discussed below.

Regulatory Approvals

The OBCA requires that Mount Logan obtain the consent of the Ontario Securities Commission, the consent of the Minister of Finance (Ontario), and the authorization of the Ministry of Public and Business Service Delivery in order for the MLC Domestication to proceed (collectively, the “MLC Domestication Regulatory Approvals”). Following the approval of the Arrangement Resolution at the MLC Special Meeting, Mount Logan will proceed with obtaining of each of the MLC Domestication Regulatory Approvals.

Additionally, completion of the Business Combination is subject to the consent of Cboe Canada. For additional information, please see the section titled “Approval of the MLC Merger – Regulatory Approvals.”

Court Approval

The OBCA requires that the Court approve the Arrangement.

On [●], 2025, Mount Logan obtained the Interim Order providing for the calling and holding of the MLC Special Meeting and other procedural matters and filed a Notice of Application for the Final Order to approve the Arrangement. Copies of the Interim Order and the Notice of Application are attached as Annex [●] and Annex [●], respectively, to this Preliminary Joint Proxy Statement/Prospectus.

Subject to the terms of the Merger Agreement, if the Arrangement Resolution and the MLC Merger Resolution are approved at the MLC Special Meeting, and the approval of the Business Combination Proposal and the TURN 1940 Act Deregistration Proposal are approved at the 180 Degree Capital Special Meeting, Mount Logan will make application to the Court for the Final Order on [●] 2025, or as soon thereafter as counsel may be heard. At the hearing, the Court will consider, among other things, the fairness of the terms and conditions of the Arrangement and the rights and interests of every person affected. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

The hearing for the Final Order is currently scheduled for [●], 2025 at [time] (Toronto Time) at the Commercial List, Ontario Superior Court of Justice located at 330 University Avenue, Toronto, Ontario. Any MLC Shareholder or any other interested party desiring to appear at the hearing is required to file with the Court and serve upon Mount Logan, on or before 5:00 p.m. (Toronto time) on [●], 2025, a notice of its intention to appear, including an address for service in Toronto, Ontario (or alternatively, email address for service by email), together with any evidence or materials which are to be presented to the Court. Service on Mount Logan is to be effected by delivery to Wildeboer Dellelce LLP, Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario, M5H 2V1, Attention: Sanjeev Patel.

For further information regarding the Court hearing and the rights of MLC Shareholders in connection with the Court hearing, see the Interim Order attached at Annex [●] to this Preliminary Joint Proxy Statement/Prospectus and the filed Notice of Application attached as Annex [●] to this Preliminary Joint Proxy Statement/Prospectus. The Notice of Application constitutes notice of the Court hearing of the application for the Final Order and is the only such notice of that proceeding.

The Section 3(a)(10) Exemption provides an exemption from the registration requirements of the U.S. Securities Act for securities issued in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by a court authorized to grant such approval after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear and have received timely and adequate notice thereof. If made, the Final Order will constitute the basis for the Section 3(a)(10) Exemption with respect to any deemed issuance or exchange of the securities that may be considered to have occurred in connection with the Arrangement. Prior to the hearing on the Final Order, the Court has been or will be informed of this effect of the Final Order.

For additional information in respect of the Mergers and the Business Combination, see the section titled “Approval of the MLC Merger” below.

Comparison of the OBCA and the DGCL

As discussed above, the MLC Domestication will not be completed unless the Mergers and the Business Combination can be completed immediately thereafter. Accordingly, MLC Shareholders who receive MLC Delaware Units pursuant to the Plan of Arrangement are not expected to be a holder of MLC Delaware Units for a meaningful amount of time. Rather, the MLC Delaware Units, once deemed to be issued, are expected to be immediately converted into the right to receive shares of New Mount Logan Common Stock issuable by New Mount Logan, a corporation existing under the DGCL, pursuant to the terms and conditions of the Merger Agreement. MLC Delaware and the MLC Delaware Units will be governed by the Delaware LLC Act and the terms of the form of MLC Delaware’s limited liability company agreement (“MLC Delaware LLCA”), which will become effective immediately following the MLC Domestication. Holders of MLC Common Shares will not be entitled to appraisal rights following the Continuation pursuant to the Delaware LLC Act and the terms of the MLC Delaware LLCA. The form of the MLC Delaware LLCA is attached as an exhibit and MLC Shareholders are encouraged to read the entire document for further information about its terms and conditions.

Please see the section titled “Comparison of Mount Logan Shareholders’ Rights” for a comparison of the key provisions of the OBCA and the DGCL.

Dissent Rights for MLC Shareholders in respect of the Arrangement

If you are a Registered MLC Shareholder, you are entitled to dissent from the Arrangement Resolution, in the manner provided in Section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, provided that, notwithstanding Subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in Subsection 185(6) of the OBCA must be received by Mount Logan not later than 5:00 p.m. (Toronto time) two Business Days immediately preceding the date of the MLC Special Meeting (as it may be adjourned or postponed from time to time).

In addition to any other restrictions under Section 185 of the OBCA (as modified by the Interim Order, the Plan of Arrangement and any other order of the Court), Non-Registered MLC Holders and holders of securities convertible for MLC Common Shares (including MLC Warrants and MLC RSUs) are not entitled to exercise Dissent Rights.

The following brief summary of the rights of Registered MLC Shareholders to dissent from the Arrangement Resolution is not a comprehensive statement of the procedures to be followed by a Dissenting MLC Shareholder who seeks payment of the fair value of their MLC Common Shares. This summary is qualified in its entirety by the provisions of Section 185 of the OBCA, the full text of which is set forth in Annex [●] to this Preliminary Joint Proxy Statement/Prospectus, the Interim Order and the Plan of Arrangement. The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein.

A Registered MLC’s Shareholder’s failure to follow exactly the procedures set forth in Section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court, will result in the loss of such Registered MLC Shareholder’s Dissent Rights. Any MLC Shareholder that wishes to dissent in respect of the Arrangement Resolution should obtain their own legal advice and carefully read the Plan of Arrangement (see Annex [●]), the provisions of Section 185 of the OBCA (see Annex [●]) and the Interim Order (see Annex[●]). In addition to any other restrictions under Section 185 of the OBCA (as modified by the Interim Order, the Plan of Arrangement and any other order of the Court), holders of securities exercisable for, or convertible into, MLC Common Shares, such as the MLC Warrants and the MLC RSUs, are not entitled to exercise Dissent Rights, nor are MLC Shareholders who vote or have instructed (without revocation) a proxyholder to vote such MLC Common Shares in favor of the Arrangement Resolution (but only in respect of such MLC Common Shares).

Dissenting MLC Shareholders who duly exercise their Dissent Rights shall be deemed to have transferred the MLC Common Shares held by them and in respect of which Dissent Rights have been validly exercised to Mount Logan free and clear of all Liens as provided in Section 2.2(a) of the Plan of Arrangement, and if they:

1.ultimately are entitled to be paid fair value for such MLC Common Shares, then such Dissenting MLC Shareholders shall be paid the fair value of such MLC Common Shares by Mount Logan, which shall be the fair value of such MLC Common Shares as of the close of business on the day before the Arrangement Resolution is adopted by MLC Shareholders, and such Dissenting MLC Shareholders shall not be entitled to any other payment or consideration, including any payment that would be payable pursuant to the Mergers had such holders not exercised their Dissent Rights in respect of such MLC Common Shares; or

2.ultimately are not entitled, for any reason, to be paid fair value for such MLC Common Shares, then such Dissenting MLC Shareholders shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of MLC Common Shares.

In no circumstances shall Mount Logan or any other person be required to recognize a person exercising Dissent Rights unless such person is the registered holder of those MLC Common Shares in respect of which such Dissent Rights are sought to be exercised. For greater certainty, Mount Logan and any other person shall not be required to recognize Dissenting MLC Shareholders as MLC Shareholders in respect of which Dissent Rights have been validly exercised after the completion of the MLC Domestication in accordance with the Plan of Arrangement, and the names of such Dissenting MLC Shareholders shall be removed from the securities register of Mount Logan, as applicable, in respect of the MLC Common Shares for which Dissent Rights have been validly exercised at the same time as the completion of such transfer at the MLC Domestication Effective Time. There can be no assurance that a Dissenting MLC Shareholder will receive consideration for its MLC Common Shares of equal or greater value than the then current market price of the MLC Common Shares or of equal or greater value than the consideration that such Dissenting MLC Shareholder would have received under the Mergers.

The exercise of Dissent Rights does not deprive a Registered MLC Shareholder of the right to vote at the MLC Special Meeting. However, a MLC Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the MLC Common Shares beneficially held by such holder in favor of the Arrangement Resolution.

A Dissenting MLC Shareholder is required to send a written objection to the Arrangement Resolution to Mount Logan prior to the MLC Special Meeting. The execution or exercise of a proxy against the Arrangement Resolution or not voting on the Arrangement Resolution does not constitute a written objection for purposes of the right to dissent under Section 185 of the OBCA.

Mount Logan shall, within ten (10) days after the Arrangement Resolution is approved by the MLC Shareholders, send to each applicable Dissenting MLC Shareholder a notice that the Arrangement Resolution has been adopted, stating that Mount Logan intends to act, or has acted, on the authority of the Arrangement Resolution and advise the Dissenting MLC Shareholder of the manner in which dissent is to be completed under Section 185 of the OBCA.

If the Arrangement Resolution is approved by the MLC Shareholders as required at the MLC Special Meeting, and if Mount Logan notifies the Dissenting MLC Shareholders of its intention to act upon the Arrangement Resolution, pursuant to Section 185 of the OBCA, the Dissenting MLC Shareholder is then required, within twenty (20) days after receipt of such notice, to send to Mount Logan a signed written notice setting out the Dissenting MLC Shareholder’s name and address, the number and class of MLC Common Shares in respect of which the Dissenting MLC Shareholder dissents and that the Dissent Right is being exercised in respect of all of the Dissenting MLC Shareholder’s MLC Common Shares. The written notice shall also include demand for payment of the fair value of such MLC Common Shares. Within thirty (30) days after sending such written notice, the Dissenting MLC Shareholder must send to Mount Logan or the MLC Transfer Agent the share certificate or certificates, if any, representing the MLC Common Shares in respect of which the Dissenting MLC Shareholder has exercised Dissent Rights.

A Dissenting MLC Shareholder who does not send to Mount Logan or the MLC Transfer Agent, as applicable, within the required period of time, the required notices or the certificates representing the MLC Common Shares in respect of which the Dissenting MLC Shareholder has dissented may forfeit its Dissent Rights. Upon delivery of these documents, the Dissenting MLC Shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares, except where the Dissenting MLC Shareholder withdraws the notice referred to above before Mount Logan makes an offer, Mount Logan fails to make an offer and the Dissenting MLC Shareholder withdraws notice, or the directors revoke the Arrangement Resolution, in which case the Dissenting MLC Shareholder’s rights are reinstated as of the date the Dissenting MLC Shareholder sent the notice referred to above.

If the matters provided for in the Arrangement Resolution become effective, then Mount Logan will be required to send, not later than the seventh (7th) day after the later of the MLC Domestication Effective Date and the day the demand for payment is received, to each Dissenting MLC Shareholder whose demand for payment has been received, a written offer to pay for the MLC Common Shares of such Dissenting MLC Shareholder for such amount as the Mount Logan Board considers to be fair value accompanied by a statement showing how the fair value was determined, unless there are reasonable grounds for believing that Mount Logan is, or after the payment would be, unable to pay its liabilities as they become due or the realizable value of Mount Logan’s assets, as applicable, would thereby be less than the aggregate of its liabilities. Mount Logan must pay for the MLC Common Shares of a Dissenting MLC Shareholder within ten (10) days after an offer made as described above has been accepted by a Dissenting MLC Shareholder, but any such offer lapses if Mount Logan does not receive an acceptance thereof within thirty (30) days after such offer has been made. Every offer made by Mount Logan for MLC Common Shares shall be on the same terms. If such offer is not made or accepted within fifty (50) days after the MLC Domestication Effective Date, Mount Logan may apply to the Court to fix the fair value of such MLC Common Shares. There is no obligation of Mount Logan to apply to the Court. If Mount Logan fails to make such an application, a Dissenting MLC Shareholder has the right to so apply within a further 20 days.

Addresses for Notice

All notices to Mount Logan of dissent to the Arrangement Resolution pursuant to Section 185 of the OBCA should be addressed to the attention of the individual set out below and be received not later than 5:00 p.m. (Toronto time) two business days immediately preceding the date of the MLC Special Meeting, or any date to which the MLC Special Meeting may be postponed or adjourned to:

Mount Logan Capital Inc.
Suite 800, Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario M5H 2V1

Attention: Corporate Secretary
Facsimile: 416-361-1790

Dissent Right Condition

Under the Merger Agreement, it is a condition of the Arrangement that MLC Shareholders holding not more than 10% of the outstanding MLC Common Shares shall have validly exercised Dissent Rights (and not withdrawn or waived such exercise).

Recommendation of the Mount Logan Board

The Mount Logan Board has concluded that the Arrangement, as well as the MLC Merger and the Business Combination, are advisable and in the best interests of Mount Logan and the MLC Shareholders and, as such, has authorized submission of the Arrangement Resolution to the MLC Shareholders for approval and the Arrangement to the Court for the Final Order.

In coming to its conclusion and recommendations in respect of the Arrangement, the Mount Logan Board considered, among others, the following factors:

1.The MLC Domestication is a condition to the completion of the MLC Merger and the Business Combination and must occur in order for the MLC Merger to occur and for the Business Combination to be completed.

2.A continuance of Mount Logan out from the jurisdiction of the OBCA to the State of Delaware is permitted to occur pursuant to section 181 of the OBCA (the “OBCA Statutory Continuance Provisions”) without the use of the “arrangement” provisions set out in section 182 of the OBCA, however, the MLC Domestication is proposed to occur by way of the Arrangement solely for the purpose of the Final Order constituting the basis for the Section 3(a)(10) Exemption with respect to any deemed issuance or exchange of the securities that may be considered to have occurred in connection with the MLC Domestication. If the 3(a)(10) Exemption were not available, Mount Logan would be required to file a registration statement with the SEC in order to register the MLC Delaware Units, notwithstanding that immediately following the completion of the MLC Domestication the MLC Delaware Units will be converted into the right to receive shares of New Mount Logan Common Stock. The preparation and filing of such a registration statement would result in Mount Logan incurring costs and expenses that would be in excess of the costs and expenses incurred by proceeding with the MLC Domestication by way of the Arrangement, and would result in additional time to complete the Business Combination.

3.The Arrangement provides MLC Shareholders with substantially similar rights in respect of the Arrangement compared to the OBCA Statutory Continuance Provisions, including that the Arrangement Resolution must be approved by special resolution and that MLC Shareholders are entitled to rights of dissent.

4.MLC Shareholders that oppose the Arrangement, and accordingly, the MLC Merger and the Business Combination, may, subject to compliance with certain conditions, dissent with respect to the Arrangement Resolution and be entitled to be paid the fair value for their MLC Common

Shares in accordance with Section 185 of the OBCA, as modified by the Interim Order, the Plan of Arrangement and any other order of the Court.

The Mount Logan Board unanimously recommends that MLC Shareholders vote FOR the Arrangement Resolution. The determination of the Mount Logan Board is based on the factors set out above as well as those reasons set out in the section titled “The Mergers - Mount Logan’s Reasons for the Mergers and Recommendation of the Mount Logan Board.”

In the absence of contrary instructions, the persons named in the accompanying MLC Instrument of Proxy intend to vote FOR the Arrangement Resolution.
Approval of the Incentive Plan

At the MLC Special Meeting, MLC Shareholders will be asked to consider and, if deemed advisable, approve, with or without variation the Incentive Plan Resolution, the full text of which is set out in Annex [●]. See the section entitled “Description of 2025 Omnibus Incentive Plan” for a summary of the New Mount Logan Equity Incentive Plan.
In the absence of contrary instructions, the persons named in the accompanying MLC Instrument of Proxy intend to vote FOR the Incentive Plan Resolution.
Indebtedness of Directors and Executive Officers of Mount Logan

No individual who is, or at any time during the financial year ended December 31, 2024 was, a director or executive officer of Mount Logan, no proposed nominee for election as a director of Mount Logan, or any associate of any of them is, or at any time since the beginning of the financial year ended December 31, 2024 has been, indebted to Mount Logan or any of its subsidiaries or was indebted to another entity, which indebtedness is, or was at any time during the financial year ended December 31, 2024, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Mount Logan or any of its subsidiaries.
Interest of Informed Persons in Material Transactions

Other than as described herein, no director or executive officer of Mount Logan, nor any proposed nominee for election as a director of Mount Logan, nor any other insider of Mount Logan, nor any associate or affiliate of any one of them, has or has had, at any time since the beginning of the financial year ended December 31, 2024, any material interest, direct or indirect, in any transaction or proposed transaction that has materially affected or would materially affect Mount Logan or any of its subsidiaries.
Interest of Certain Persons or Companies in Matters to be Acted Upon

Except as otherwise disclosed in this joint proxy/prospectus, no person who has been a director or executive officer of Mount Logan at any time since the beginning of the financial year ended December 31, 2024, no proposed nominee for election as a director of Mount Logan nor any associate or affiliate of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the MLC Special Meeting.

Solicitation of Proxies

Mount Logan and 180 Degree Capital will each bear the cost of the solicitation related to the Proposals, including any costs directly associated with preparing, filing, printing and mailing this Preliminary Joint Proxy Statement/Prospectus and the accompanying Notice of Special Meeting of Shareholders and proxy card to MLC Shareholders and 180 Degree Capital shareholders, respectively. For additional details regarding the treatment of Shared Expenses, which includes the foregoing expenses, please see the section titled “The Merger Agreement –Merger Consideration”. [Mount Logan intends to use the services of [●] to aid in the distribution and collection of proxy votes for an estimated fee of $[●], plus reasonable out-of-pocket expenses.] No additional compensation will be paid to directors, officers or employees for such services.

Additional Information

As the MLC Special Meeting is in part an annual general meeting of MLC Shareholders, please see Annex [●] for additional information in respect of Mount Logan included in this Preliminary Joint Proxy Statement/Prospectus as required pursuant to applicable Canadian Securities Laws.
Additional information relating to Mount Logan may be found under Mount Logan’s SEDAR+ profile at www.sedarplus.ca.
Additional financial information is provided in Mount Logan’s financial statements and Management’s Discussion and Analysis for the year ended December 31, 2024, which are available under Mount Logan’s SEDAR+ profile at www.sedarplus.com or by request to Mount Logan’s registered office at the following address:
Mount Logan Capital Inc.
c/o Wildeboer Dellelce LLP
365 Bay Street
Suite 800
Toronto, Ontario
M5H 2V1

Phone: (416) 361-3121

THE 180 DEGREE CAPITAL SPECIAL MEETING

General

This Preliminary Joint Proxy Statement/Prospectus is being provided to 180 Degree Capital shareholders as part of a solicitation of proxies by the 180 Degree Capital Board for use at the 180 Degree Capital Special Meeting. This Preliminary Joint Proxy Statement/Prospectus provides 180 Degree Capital shareholders with important information about the 180 Degree Capital Special Meeting and should be read carefully and in its entirety.

Date, Time and Place of the 180 Degree Capital Special Meeting

The 180 Degree Capital Special Meeting will be held on [month day], 2025, at [time], local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. As in recent years, we recommend that shareholders participate via webcast at https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082 passcode 415049.

Purposes of the 180 Degree Capital Special Meeting

The 180 Degree Capital Special Meeting is being held to consider and vote on the following Proposals:

•Proposal 1 – the Business Combination Proposal: a proposal to adopt the Merger Agreement and approve the TURN Merger;

•Proposal 2 – the TURN 1940 Act Deregistration Proposal: a proposal to approve the deregistration of 180 Degree Capital as a closed-end investment company registered under the 1940 Act;

•Proposal 3 – the New Mount Logan Equity Incentive Plan Proposal: a proposal to approve the 2025 Omnibus Incentive Plan of New Mount Logan; and

•Proposal 4 – the Adjournment Proposal: a proposal to adjourn the 180 Degree Capital Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the 180 Degree Capital Special Meeting.

Recommendation of the 180 Degree Capital Board

The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote:

•Proposal 1 – “FOR” the Business Combination Proposal;

•Proposal 2 – “FOR” the TURN 1940 Act Deregistration Proposal; and

•Proposal 4 - “FOR” the Adjournment Proposal.

The 180 Degree Capital Board, on the recommendation of the 180 Degree Capital Special Committee, comprised solely of the 180 Degree Capital Independent Directors, has unanimously determined that the Business Combination contemplated by the Merger Agreement, including the Mergers and the issuance of shares of New Mount Logan Common Stock in connection with the TURN Merger, are advisable, fair to, and in the best interests of, 180 Degree Capital and its shareholders; has unanimously approved, adopted and declared advisable the Merger Agreement and the Business Combination contemplated by the Merger Agreement, including the Mergers and the issuance of shares of New Mount Logan Common Stock in connection with the TURN Merger. It is expected that the 180 Degree Capital Board will approve the New Mount Logan Equity Incentive Plan Proposal prior to the 180 Degree Special Meeting and that the New Mount Logan Board will approve and ratify the plan post-Closing before any grants or issuances are made thereunder. The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal, “FOR” the TURN 1940 Act Deregistration Proposal, and “FOR” the Adjournment Proposal.

This Preliminary Joint Proxy Statement/Prospectus contains important information regarding these Proposals and factors that 180 Degree Capital shareholders should consider when deciding how to cast their votes. 180 Degree Capital shareholders are encouraged to read the entire document carefully, including the Annexes to and documents incorporated by reference into this Preliminary Joint Proxy Statement/Prospectus, for more detailed information regarding the Merger Agreement and transactions contemplated thereunder.

Record Date

The record date for the determination of 180 Degree Capital shareholders entitled to notice of and to vote at the 180 Degree Capital Special Meeting is [month day], 2025. Only 180 Degree Capital shareholders who held TURN Common Shares of record at the close of business on [month day], 2025 are entitled to vote at the 180 Degree Capital Special Meeting and any adjournment or postponement of the 180 Degree Capital Special Meeting. As of the 180 Degree Capital Record Date, there were [●] TURN Common Shares issued and outstanding and entitled to vote. Each TURN Common Share held by a holder of record as of the 180 Degree Capital Record Date has one vote on each matter to be considered at the 180 Degree Capital Special Meeting.

Quorum

In order for business to be conducted at the 180 Degree Capital Special Meeting, a quorum must be present. The presence at the 180 Degree Capital Special Meeting, virtually or represented by proxy, of 180 Degree Capital shareholders entitled to cast a majority of all the votes entitled to be cast at the 180 Degree Capital Special Meeting will constitute a quorum of 180 Degree Capital. Abstentions will be treated as shares present for quorum purposes.

If a quorum is not present or if there are not sufficient votes for the approval of the Proposals, the 180 Degree Capital Special Meeting may be adjourned or postponed to permit the further solicitation of proxies.

A 180 Degree Capital shareholder vote may be taken on any of the Proposals in this Preliminary Joint Proxy Statement/Prospectus prior to any such adjournment if there are sufficient votes for approval of such Proposal.

Broker Non-Votes and Abstentions

Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine Proposals are considered “broker non-votes.” The Proposals are non-routine matters for 180 Degree Capital and so no broker non-votes are expected. As a result, if a 180 Degree Capital shareholder holds shares in “street name” through a broker, bank or other nominee, such broker, bank or nominee will not be permitted to exercise voting discretion with respect to the Proposals. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes “against” the Business Combination Proposal and the TURN 1940 Act Deregistration Proposal.

Vote Required

The votes required for each proposal are as follows:

•Proposal 1—the Business Combination Proposal. The approval of the Business Combination Proposal requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting. Abstentions will have the same effect as votes “against” the Business Combination Proposal. The Business Combination Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the Business Combination Proposal, unless a 180 Degree Capital shareholder designates otherwise.

•Proposal 2—the TURN 1940 Act Deregistration Proposal. The approval of the TURN 1940 Act Deregistration Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the affirmative vote of the holders of the lesser of (a) 67% or more of the TURN Common Shares present or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote, if the holders of more than 50% of the outstanding TURN Common Shares are present or represented by proxy or (b) more than 50% of the outstanding TURN Common Shares entitled to vote at the 180 Degree Capital Special Meeting. Abstentions will have the same effect as votes “against” the TURN 1940 Act Deregistration Proposal. The TURN 1940 Act Deregistration Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the TURN 1940 Act Deregistration Proposal, unless a 180 Degree Capital shareholder designates otherwise.

•Proposal 3—the New Mount Logan Equity Incentive Plan Proposal. The approval of the New Mount Logan Equity Incentive Plan Proposal requires the affirmative vote of the holders of a majority the TURN Common Shares cast at the 180 Degree Capital Special Meeting and entitled to vote. The New Mount Logan Equity Incentive Plan Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the New Mount Logan Equity Incentive Plan Proposal, unless a 180 Degree Capital shareholder designates otherwise.

•Proposal 4—the Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote. Abstentions will have the same effect as votes “against” the Adjournment Proposal. The Adjournment Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the Adjournment Proposal, unless a 180 Degree Capital shareholder designates otherwise.

Voting of Management

On the 180 Degree Capital Record Date, 180 Degree Capital’s officers and directors owned and were entitled to vote [●] TURN Common Shares, representing approximately [●]% of the outstanding TURN Common Shares on the 180 Degree Capital Record Date. 180 Degree Capital’s officers and directors signed voting agreements relating to the Business Combination Proposal.

Voting of Proxies

180 Degree Capital encourages 180 Degree Capital shareholders to vote their shares, either by voting virtually at the 180 Degree Capital Special Meeting or by voting by proxy, which means that 180 Degree Capital shareholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the 180 Degree Capital shareholder’s instructions. If 180 Degree Capital shareholders execute a proxy without specifying their voting instructions, such 180 Degree Capital shareholders’ shares will be voted in accordance with the 180 Degree Capital Board’s recommendation. If any other business is brought before the 180 Degree Capital Special Meeting, 180 Degree Capital shareholders’ shares will be voted at the 180 Degree Capital Board’s discretion unless 180 Degree Capital shareholders specifically state otherwise on their proxies.

180 Degree Capital shareholders may revoke a proxy at any time before it is exercised by notifying 180 Degree Capital’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting virtually at the 180 Degree Capital Special Meeting. Any 180 Degree Capital shareholder entitled to vote at the 180 Degree Capital Special Meeting may attend the 180 Degree Capital Special Meeting and vote virtually, whether or not such 180 Degree Capital shareholder has previously voted his or her shares via proxy or wishes to change a previous vote.

A 180 Degree Capital shareholder may vote virtually at the 180 Degree Capital Special Meeting or by proxy in accordance with the instructions provided below. A 180 Degree Capital shareholder may also authorize a proxy by telephone or through the internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or internet link.

•By internet: [●].
•By telephone: [●] to reach a toll-free, automated touchtone voting line, or [●] Monday through Friday [9:00 a.m. until 10:00 p.m. Eastern Time] and Saturday and Sunday [10:00 a.m. until 6:00 p.m. Eastern Time] to reach a toll-free, live operator line.

•By mail: You may vote by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States.

Please allow sufficient time for your proxy card to be received on or prior to [time], Eastern Time, on [month day], 2025.

Revocability of Proxies

Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the 180 Degree Capital Special Meeting, by attending the 180 Degree Capital Special Meeting and voting virtually, or by a notice, provided in writing and signed by the 180 Degree Capital shareholder, delivered to 180 Degree Capital’s Secretary on any business day before the date of the 180 Degree Capital Special Meeting.

Solicitation of Proxies

Mount Logan and 180 Degree Capital will each bear the cost of the solicitation related to the Proposals, including any costs directly associated with preparing, filing, printing and mailing this Preliminary Joint Proxy Statement/Prospectus and the accompanying Notice of Special Meeting of Shareholders and proxy card to MLC Shareholders and 180 Degree Capital shareholders, respectively. For additional details regarding the treatment of Shared Expenses, which includes the foregoing expenses, please see the section titled, “The Merger Agreement - Merger Consideration.” 180 Degree Capital intends to use the services of EQ Funds Solutions, LLC to aid in the distribution and collection of proxy votes for an estimated fee of $70,000, plus reasonable out-of-pocket expenses. No additional compensation will be paid to directors, officers or employees for such services.

Adjournments

The 180 Degree Capital Special Meeting may be adjourned in the absence of a quorum by the affirmative vote of a majority of TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote thereon. Even if a quorum is present, the 180 Degree Capital Special Meeting could be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Business Combination Proposal, the TURN 1940 Act Deregistration Proposal and the New Mount Logan Equity Incentive Plan Proposal if a majority of votes are cast in favor of the Adjournment Proposal. If after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the 180 Degree Capital Special Meeting.

Appraisal Rights

180 Degree Capital shareholders do not have the right to exercise appraisal rights with respect to any matter to be voted upon at the 180 Degree Capital Special Meeting.

Other Matters

As this is a special meeting, no additional business may be conducted beyond items listed in the Notice of Special Meeting of Shareholders. If, however, any other matters, including adjournments, are properly brought before the 180 Degree Capital Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their discretion.

Questions and Additional Information

180 Degree Capital shareholders with any questions or require assistance in voting their shares should call EQ Funds Solutions, LLC, 180 Degree Capital’s proxy solicitor for the 180 Degree Capital Special Meeting, toll-free at: [●].

180 DEGREE CAPITAL SHAREHOLDERS SHOULD CAREFULLY READ THIS PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGERS. IN PARTICULAR, 180 DEGREE CAPITAL SHAREHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT WHICH IS ATTACHED HERETO AS ANNEX A.

180 DEGREE CAPITAL PROPOSAL NO. 1 - THE BUSINESS COMBINATION PROPOSAL

Introduction

The 180 Degree Capital Board is asking 180 Degree Capital’s shareholders to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Mergers. Upon completion of the Mergers, and subject to the terms and conditions of the Merger Agreement, each TURN Common Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio, which is described in the section entitled “The Mergers—Merger Consideration.” The Mergers and the terms and conditions of the Merger Agreement are discussed in greater detail in this Preliminary Joint Proxy Statement/Prospectus under the sections entitled “The Mergers” and “The Merger Agreement.”

Approval of the Business Combination Proposal is required for the completion of the Mergers.

Reasons for the Proposed Mergers
For a discussion of the factors considered by the 180 Degree Capital Board in reaching its decision to approve the Merger Agreement and the Business Combination contemplated thereby, including the Mergers, see the section entitled “The Mergers—180 Degree Capital’s Reasons for the Mergers and Recommendation of the 180 Degree Capital Board.”
Further Information Regarding the Mergers

Appraisal Rights
180 Degree Capital shareholders do not have the right to exercise appraisal rights with respect to the Business Combination Proposal. Accordingly, to the extent that a 180 Degree Capital shareholder objects to the Business Combination Proposal, such 180 Degree Capital shareholder will not have the right to have a court judicially determine (and the 180 Degree Capital shareholder will not receive) the fair value for its TURN Common Shares under the provisions of the NYBCL governing appraisal rights.
Required Vote

The approval of the Business Combination Proposal requires the affirmative vote of the holders of two-thirds (2/3) of the outstanding TURN Common Shares at a meeting at which a quorum is present. Abstentions will have the same effect as votes “against” the Business Combination Proposal. The Business Combination Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the Business Combination Proposal, unless a 180 Degree Capital shareholder designates otherwise.
The 180 Degree Capital Board believes that adoption of the Business Combination Proposal is in the best interests of 180 Degree Capital and its shareholders and has unanimously recommended that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal.
180 DEGREE CAPITAL PROPOSAL NO. 2 - THE TURN 1940 ACT DEREGISTRATION PROPOSAL

Introduction

If the Business Combination Proposal is approved and the Mergers and other transactions contemplated by the Merger Agreement have been consummated, 180 Degree Capital will seek deregistration of the company on Form N-8F (the “Deregistration”) with the SEC as an investment company under the 1940 Act. Deregistration would involve prohibiting the public offering of 180 Degree Capital’s shares and would mean that in the future, 180 Degree Capital would be excluded from the definition of an investment company by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, accordingly, would not be required to register under or be regulated by the 1940 Act. The Business Combination Proposal is discussed in greater detail in this Preliminary Joint Proxy Statement/Prospectus under the section “Proposal No. 1: The Business Combination Proposal.”
Set forth below is a summary of the 180 Degree Capital Board’s considerations in approving the TURN 1940 Act Deregistration Proposal.
Reasons for the Proposed Change
If the Business Combination Proposal is approved and the Mergers and other transactions contemplated by the Merger Agreement have been consummated, management of 180 Degree Capital and the 180 Degree Capital Board believes that it would no longer be in the company’s or shareholders’ best interests to remain registered as an investment company pursuant to the 1940 Act. Management of 180 Degree Capital and the 180 Degree Capital Board considered that Deregistration is expected to result in a substantial reduction in the regulatory burden to which 180 Degree Capital is currently subject, which is expected to result in decreased administrative costs. Upon deregistering under the 1940 Act, 180 Degree Capital would cease to be subject to the regulations of the 1940 Act and, among other things, would no longer be required to file certain periodic reports with the SEC, which could result in increased operational flexibility to 180 Degree Capital. Management of 180 Degree Capital devotes considerable time to issues related to compliance with the 1940 Act and 180 Degree Capital incurs substantial legal and accounting fees with respect to such matters. The costs of this regulation are borne by 180 Degree Capital and its shareholders. The 180 Degree Capital Board also considered that, as a result of Deregistration, 180 Degree Capital shareholders would lose the protective safeguards of the 1940 Act, which are described in the section “Regulatory Effects of the Deregistration” below. The 180 Degree Capital Board believes that the costs of compliance with the 1940 Act are substantial, especially when compared to the relative size and net income of 180 Degree Capital, and that it would be in the best interest of shareholders for 180 Degree Capital to cease to be regulated under the 1940 Act.

Regulatory Effects of the Deregistration

As a registered investment company, 180 Degree Capital is subject to extensive regulation under the 1940 Act. The 1940 Act, among other things,
•regulates the composition of the 180 Degree Capital Board, requiring that 180 Degree Capital be managed by a board of directors, at least 40% of whom are not “interested persons” of 180 Degree Capital, as defined in the 1940 Act;

•regulates the capital structure of 180 Degree Capital by limiting the issuance of senior equity and debt securities and limiting the issuance of stock options, rights and warrants and limits 180 Degree Capital’s ability to obtain leverage through derivative instruments;
•prohibits certain transactions between 180 Degree Capital and affiliated persons, including directors and officers of 180 Degree Capital or affiliated companies, unless such transactions are exempted by the SEC;
•prohibits the issuance of common stock at less than net asset value;
•regulates the form, content and frequency of financial reports to shareholders;
•requires 180 Degree Capital to carry its assets at fair value rather than at cost in financial reports;
•requires that 180 Degree Capital file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information;
•restricts 180 Degree Capital from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders;
•prohibits pyramiding of investment companies and the cross ownership of securities;
•provides for the custody of securities under conditions designed to assure the safety of 180 Degree Capital’s assets;
•provides for the bonding of certain employees;
•prohibits voting trusts;
•provides that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization;
•regulates the manner in which repurchases of TURN Common Shares may be effected;
•regulates plans of reorganization, including mergers with affiliates;
•provides for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions;
•creates a right in private persons to bring injunctive and damage actions in federal courts to enforce compliance with certain limited provisions of the 1940 Act;
•requires 180 Degree Capital to have a written code of ethics and compliance policies and procedures designed to prevent violations of federal securities laws and a chief compliance officer charged with administering these policies; and
•prohibits 180 Degree Capital from limiting the liability of any director and officer for willful misfeasance, bad faith, gross negligence or reckless regard of the duties involved in the conduct of his or her office.

Upon the Deregistration, 180 Degree Capital will no longer be subject to the foregoing regulations, all of which are designed to protect the interests of 180 Degree Capital shareholders. Instead, 180 Degree Capital would operate as a private investment fund excluded from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, and, accordingly, would not be required to registered under or be regulated by the 1940 Act, and 180 Degree Capital shareholders would no longer be afforded the regulatory protections of the 1940 Act.

Process of Deregistration

If the Deregistration is approved by 180 Degree Capital shareholders, officers of 180 Degree Capital will prepare and submit an application for an order of deregistration as an investment company on 180 Degree Capital’s behalf under Section 8(f) of the 1940 Act by making a filing with the SEC on Form N-8F. After reviewing the application, the SEC may require 180 Degree Capital to supply additional information, which may result in one or more amendments to the application. The SEC can on its own motion or on the motion of any interested party order a public hearing on the application. There can be no assurance with respect to the timing of the Deregistration order, or that the SEC will grant 180 Degree Capital’s application.

Further Information Regarding the Proposed Change

Appraisal Rights
180 Degree Capital shareholders do not have the right to exercise appraisal rights with respect to the TURN 1940 Act Deregistration Proposal. Accordingly, to the extent that a 180 Degree Capital shareholder objects to the TURN 1940 Act Deregistration Proposal, such 180 Degree Capital shareholder will not have the right to have a court judicially determine (and the 180 Degree Capital shareholder will not receive) the fair value for its TURN Common Shares under the provisions of the NYBCL governing appraisal rights.
Required Vote
The approval of the TURN 1940 Act Deregistration Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the vote of the holders of the lesser of (a) 67% or more of the voting securities present or represented by proxy at the 180 Degree Capital Special Meeting if the holders of more than 50% of the voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. Abstentions will have the same effect as votes “against” the TURN 1940 Act Deregistration Proposal. The TURN 1940 Act Deregistration Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the TURN 1940 Act Deregistration Proposal, unless a 180 Degree Capital shareholder designates otherwise.
The 180 Degree Capital Board believes that adoption of the TURN 1940 Act Deregistration Proposal is in the best interests of 180 Degree Capital and its shareholders and has unanimously recommended that 180 Degree Capital shareholders vote “FOR” the TURN 1940 Act Deregistration Proposal.

180 DEGREE CAPITAL PROPOSAL NO. 3 - THE NEW MOUNT LOGAN EQUITY INCENTIVE PLAN PROPOSAL

The New Mount Logan Equity Incentive Plan Proposal asks the 180 Degree Capital shareholders to approve and adopt the 2025 Omnibus Incentive Plan (the “2025 Plan”). An aggregate number of shares of New Mount Logan Common Stock that shall not exceed [●] will be reserved for issuance under the 2025 Plan. It is expected that the 180 Degree Capital Board will approve the 2025 Plan prior to the 180 Degree Capital Special Meeting and that the New Mount Logan Board will approve and ratify the 2025 Plan post-Closing before any grants or issuances are made thereunder, subject to approval by the 180 Degree Capital shareholders at the 180 Degree Capital Special Meeting. If approved by the shareholders, the effective date of the 2025 Plan will be the Closing Date. The 2025 Plan is described in more detail below. A copy of the 2025 Plan is attached as Annex [●] to this joint proxy statement/prospectus. If approved by the shareholders, the 2025 Plan will be administered by the New Mount Logan Board or by the compensation committee of the New Mount Logan Board, which will have the authority to make awards under the 2025 Plan.

Terms of the 2025 Plan

The following summary of the principal terms of the 2025 Plan is qualified in its entirety by the full text of the 2025 Plan, a copy of which is attached as Annex [●] to this Preliminary Joint Proxy Statement/Prospectus. You may also obtain, free of charge, a copy of the 2025 Plan by writing to [●] at [●].

Administration. A committee of the New Mount Logan Board, comprising of independent directors, will administer the 2025 Plan (the “Administrator”), unless the entire New Mount Logan Board constitutes the

Administrator. For this purpose, general administrative authority for the 2025 Plan will be delegated to the compensation committee of the New Mount Logan Board. The Administrator determines which eligible individuals shall be granted awards under the 2025 Plan. Along with other authority granted to the Administrator under the 2025 Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) determine the terms and conditions of awards, (iv) modify, extend or renew awards and (v) allow participants to satisfy withholding tax obligations through a reduction of shares.

Available Shares; Lapsed Awards. An aggregate number of shares of New Mount Logan Common Stock that may be issued or used for reference purposes or with respect to which awards may be granted under the 2025 Plan shall not exceed [●] shares of New Mount Logan Common Stock. Notwithstanding the foregoing, shares of New Mount Logan Common Stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by New Mount Logan or any of its subsidiaries shall not reduce the shares of New Mount Logan Common Stock available under the 2025 Plan, and to the extent permitted by the rules of the stock exchange on which the shares of New Mount Logan Common Stock are then listed or quoted, shares under a shareholder approved plan of an acquired company may be used for awards under the 2025 Plan and do not reduce the shares of New Mount Logan Common Stock available under the 2025 Plan. If any outstanding award under the 2025 Plan is forfeited, expired, terminated, settled for cash or unearned, in whole or in part, then the number of shares subject to the 2025 Plan shall be increased by the portion of such awards so forfeited, expired, terminated, cash-settled or unearned and such forfeited, expired, terminated, cash-settled or unearned shares may again be awarded under the 2025 Plan. Shares of New Mount Logan Common Stock tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2025 Plan. Additionally, the aggregate number of shares of New Mount Logan Common Stock that may be issued or used with respect to any Incentive Stock Option (“ISO”) shall not exceed the number of shares reserved for issuance under the 2025 Plan (subject to adjustment as provided for in the 2025 Plan).

Eligibility. Individuals eligible to receive awards under the 2025 Plan include New Mount Logan’s employees, officers, directors and consultants. Approximately [●] employees, [●] officers, [●] directors and [●] consultants will be eligible to participate in the 2025 Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards. The 2025 Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, performance awards, as well as other awards (described in the 2025 Plan). The 2025 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash, securities or other property. An award will vest, and an option or SAR will become exercisable, in accordance with the schedule set forth in the applicable award agreement, subject to the minimum vesting period as described in the 2025 Plan.

Stock Option. A stock option is the right to purchase shares of New Mount Logan Common Stock at a future date at a specified price per share not less than the fair market value of a share of New Mount Logan Common Stock on the date of grant, unless otherwise determined by the Administrator, or, in the case of an ISO granted to a 10 percent stockholder, 110% of such share’s fair market value. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2025 Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2025 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of New Mount Logan Common Stock on the date of exercise of the SAR over the exercise price of the SAR. A SAR may be granted in conjunction with a stock option or otherwise. The exercise price of a SAR will be established by the Administrator at the time of grant but will not be less than the fair market value of a share of the New Mount Logan Common Stock on the date of grant (or, if granted in conjunction with an ISO to a 10 percent stockholder, 110% of such share’s fair market value).

Restricted Stock. A restricted stock award is typically for a fixed number of shares of New Mount Logan Common Stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a shareholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the underlying shares of restricted stock.

Other Stock-Based Awards. The Administrator may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance stock units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units under the 2025 Plan that are payable in cash or denominated or payable in or valued by shares of New Mount Logan Common Stock or factors that influence the value of such shares. The Administrator may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum service period. The performance goals for performance-based other stock-based awards generally may be based on one or more of the objective criteria set forth in the 2025 Plan and discussed in general below.

Other Cash-Based Awards. The Administrator may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, being subject to the satisfaction of vesting conditions or being awarded as a discretionary bonus that is not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Administrator may accelerate the vesting of such award in its discretion.

Performance Awards. A performance award is an award payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals or, if applicable, upon any continuous service requirement following the attainment of the relevant performance goals, either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Administrator. If the performance award is payable in shares of restricted stock, the shares will be transferrable to the participant only upon the attainment of the relevant performance goals, or in combination with any continuous service requirement. Based on service, performance and/or other factors or criteria, the Administrator may, at or after grant, accelerate the vesting of all or any part of any performance award.

Transfer Restrictions. Subject to certain exceptions, awards under the 2025 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by such recipient.

Adjustments or Changes in Capitalization. In the event of any subdivision (by any split, recapitalization or otherwise) or combination (by reverse split, combination or otherwise) of shares of New Mount Logan Common Stock, change in the shares of New Mount Logan Common Stock by reason of a merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all of the assets or business of New Mount Logan or event having an effect substantially similar to the foregoing, or other change in the capital structure of New Mount Logan, the Administrator may make or provide for proportionate adjustments and/or substitutions (if any) as it deems equitable under the circumstances in its sole discretion to prevent dilution or enlargement of participant’s rights under outstanding awards under the 2025 Plan.

Change in Control. In the event of a Change in Control (as defined under the 2025 Plan), except as may otherwise be provided by the Administrator in an award agreement, awards will be treated in accordance with one or more of the following methods as determined by the Administrator: (1) awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Administrator in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of restricted stock or any other award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the restricted stock or other award shall, where appropriate in the sole discretion of the Administrator, receive the same distribution as other common stock on such terms as determined by the Administrator; provided that the Administrator may decide to award additional restricted stock or other awards in lieu of any cash distribution; (2) awards may be purchased for an amount of cash, securities or other property equal to the excess (if any) of the highest price per share of New Mount Logan Common Stock paid in any transaction related to a Change in Control of New Mount Logan with respect to the shares of New Mount Logan Common Stock covered by such awards, over the applicable exercise price per share (if any) under such awards, provided that any cash or other consideration payable upon the purchase of such awards may be subject to vesting terms substantially similar to those that applied to such awards immediately prior to the Change in Control and/or earn-out, escrow, indemnification, holdback or similar arrangements, to the extent such arrangements are applicable to consideration paid to other equity holders of New Mount Logan in connection with the Change in Control; or (3) all outstanding and unexercised stock options, stock appreciation rights or any other stock-based award that provides for a participant elected exercise may be terminated by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such participant shall have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

Minimum Vesting Period. Notwithstanding any other provision of the 2025 Plan, awards granted under the 2025 Plan may not become vested, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (i) such limitation shall not apply to awards granted for up to an aggregate of five percent (5%) of the shares of New Mount Logan Common Stock available under the 2025 Plan, (ii) such limitation shall not apply to awards made to non-employee directors and (iii) the Administrator may, in its sole discretion, accelerate the vesting of awards subject to such limitation in the event of a Change in Control or upon the participant’s death, disability, termination without cause or termination for good reason or similar term, if applicable.

Amendments to and Termination of the 2025 Plan. Notwithstanding any other provision of the 2025 Plan, the New Mount Logan Board may at any time amend any or all of the provisions of the 2025 Plan and/or awards granted thereunder, or suspend or terminate the 2025 Plan and awards thereunder entirely, retroactively or otherwise, subject to shareholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2025 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. The Administrator may amend the terms of any outstanding award, prospectively or retroactively, provided that no such amendment will impair the rights of any participant without the consent of such participant. Unless earlier terminated by the New Mount Logan Board, the 2025 Plan will automatically terminate on the tenth anniversary of the date it is approved by shareholders.

Recoupment of Awards. The 2025 Plan provides that awards granted under the 2025 Plan are subject to the Mount Logan Capital, Inc. Compensation Recovery Policy that New Mount Logan will have in place at the consummation of the Mergers and to any and all forfeiture and recoupment policies that New Mount Logan has or may have in place whether required by the Exchange Act, Nasdaq listing standards, or under any applicable rules and regulations promulgated by the SEC, or otherwise.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, New Mount Logan intends to file with the SEC a registration statement on Form S-8 covering the shares of New Mount Logan Common Stock issuable under the 2025 Plan.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the 2025 Plan is hereby authorized and approved, to be effective immediately upon the consummation of the Business Combination.”

Required Vote

The approval of the New Mount Logan Equity Incentive Plan Proposal requires the affirmative vote of a majority of the TURN Common Shares cast at the 180 Degree Capital Special Meeting and entitled to vote. The New Mount Logan Equity Incentive Plan Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. If the Business Combination Proposal is not approved, the New Mount Logan Equity Incentive Plan Proposal will not be presented at the 180 Degree Capital Special Meeting.

180 DEGREE CAPITAL PROPOSAL NO. 4 - THE ADJOURNMENT PROPOSAL

The 180 Degree Capital Special Meeting may be adjourned to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the 180 Degree Capital Special Meeting to approve one or more of the Proposals.

180 Degree Capital is asking 180 Degree Capital shareholders to authorize the holder of any proxy solicited by the 180 Degree Capital Board to vote in favor of any adjournment of the 180 Degree Capital Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 180 Degree Capital Special Meeting to approve one or more Proposals.

Required Vote

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the TURN Common Shares present in person or represented by proxy at the 180 Degree Capital Special Meeting and entitled to vote, even if less than a quorum is so present. Abstentions will have the same effect as votes “against” the Adjournment Proposal. The Adjournment Proposal is a non-routine matter for 180 Degree Capital and so no broker non-votes are expected. Proxies received will be voted “FOR” the Adjournment Proposal, unless a 180 Degree Capital shareholder designates otherwise.

The vote on the Adjournment Proposal is separate and apart from the vote on any other Proposal set forth in this Preliminary Joint Proxy Statement/Prospectus. Accordingly, you may vote to approve the Business Combination Proposal and the TURN 1940 Act Deregistration Proposal (each of which are cross-conditioned on the approval of the other) and vote to approve the New Mount Logan Equity Incentive Plan Proposal (which is conditioned on the approval of the Business Combination Proposal) and vote not to approve the Adjournment Proposal, and vice versa.

The 180 Degree Capital Board has unanimously recommended that 180 Degree Capital shareholders vote “FOR” the Adjournment Proposal.

THE MERGERS

General

Mount Logan, 180 Degree Capital, New Mount Logan, MLC Merger Sub and TURN Merger Sub have entered into the Merger Agreement, which provides for the business combination of Mount Logan and 180 Degree Capital in an all-stock transaction. The business combination will occur through the merger of MLC Merger Sub with and into Mount Logan, with Mount Logan continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan, and simultaneously with the MLC Merger, the merger of TURN Merger Sub with and into 180 Degree Capital, with 180 Degree Capital continuing as the surviving entity as a direct wholly-owned Subsidiary of New Mount Logan. As a result of the Mergers, the separate existence of MLC Merger Sub and TURN Merger Sub will cease and Mount Logan and 180 Degree Capital will continue its existence under the NYBCL and Delaware LLC Act, respectively, as surviving entities and as wholly-owned Subsidiaries of New Mount Logan. Following the completion of the Mergers, New Mount Logan, the parent company of 180 Degree Capital and Mount Logan, will be a newly-listed public company on Nasdaq trading under the symbol “MLCI.”
Merger Consideration

If the Mergers are completed, at the Effective Time, (i) each share of common stock, par value $0.001 per share, of TURN Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock, par value $0.03 per share, of 180 Degree Capital, (ii) each TURN Common Share issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio, subject to the treatment of fractional shares pursuant to the Merger Agreement, (iii) each share of New Mount Logan Common Stock issued and outstanding immediately prior to the Effective Time will be redeemed by New Mount Logan and such shares will be cancelled and will cease to exist and no consideration will be issued in redemption therefor, (iv) each unit representing a membership interest in MLC Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one unit representing a membership interest in Mount Logan, and (v) each MLC Common Share issued and outstanding immediately prior to the Effective Time but, for the avoidance of doubt, after giving effect to the MLC Domestication and other than any Excluded Shares, will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the MLC Exchange Ratio, subject to the treatment of fractional shares pursuant to the Merger Agreement.
No fractional shares will be issued in connection with the Mergers, and any fractional shares to which an applicable holder of TURN Common Shares or MLC Common Shares would otherwise be entitled will be aggregated as to each such holder and such fraction will be rounded down to the nearest whole number of shares of New Mount Logan Common Stock.
Background of the Mergers

The Mergers and the provisions of the Merger Agreement are the result of arm’s length negotiations conducted between representatives of Mount Logan and 180 Degree Capital. The following chronology summarizes the key meetings and material negotiations and discussions that led to the signing and public announcement of the Merger Agreement. The following chronology does not purport to catalog every conversation between Mount Logan and 180 Degree Capital and their respective representatives and other parties.

The Mount Logan Board, together with Mount Logan’s management team, regularly evaluates Mount Logan’s historical performance, future growth prospects and overall strategic direction in light of the evolving business and economic environment. This evaluation has entailed reviewing Mount Logan’s long-term strategy as a standalone company and considering potential opportunities for business combinations, acquisition or sale transactions and other financial and strategic alternatives in the asset management and insurance solutions space with a view towards enhancing shareholder value.

The 180 Degree Capital Board, together with 180 Degree Capital’s management team, including Kevin M. Rendino, Chief Executive Officer, and Daniel B. Wolfe, President, Chief Financial Officer and Chief Compliance Officer, both of whom also serve on the 180 Degree Capital Board, regularly evaluates 180 Degree Capital’s historical performance, future growth prospects and overall strategic direction in light of the evolving business and economic environment. This evaluation has entailed reviewing 180 Degree Capital’s long-term strategy as a standalone company, potential options that could lead to a narrowing of the discount between the price of TURN Common Shares and its net asset value, and considering potential opportunities for business combinations and other financial and strategic alternatives with a view towards enhancing shareholder value. Consideration of each of these options and strategic alternatives was communicated in 180 Degree Capital’s initial announcement of a Discount Management Program on November 13, 2023, and in subsequent updates regarding the first measurement period of the Discount Management Program throughout 2024.

On July 1, 2024, at the request of Parker A. Weil, a member of the 180 Degree Capital Board, Mr. Rendino and Mr. Weil met in person with Steven Wayne, an Operating Advisor at BCPA to discuss topics of mutual interest related to asset management and the prior experience of Mount Logan and BCPA with strategic transactions. Mr. Weil believed that the perspectives of Mr. Wayne could be useful to 180 Degree Capital’s Board as it evaluated potential strategic options for 180 Degree Capital given Mr. Wayne’s experience considering similar options for a business development company, OHA Investment Corporation (“OHAI”), that he managed and which was merged with Portman Ridge Finance Corporation, a business development company managed by Sierra Crest Investment Management LLC (“Sierra Crest”), an investment adviser majority owned by BCPA and in which Mount Logan has a minority interest. Upon the conclusion of this meeting, Mr. Rendino and Mr. Wayne agreed to schedule a follow-up meeting to continue the conversation with the inclusion of Mr. Wolfe.

On July 18, 2024, Messrs. Rendino and Wolfe met in person with Mr. Wayne to continue the prior discussion. During this meeting, the participants discussed, among other things, the sale of OHAI, the potential benefits of a combination of 180 Degree Capital and Mount Logan, and potential synergies between 180 Degree Capital and Mount Logan. The parties agreed to continue conversations and to include additional representatives of Mount Logan in the next meeting.

On July 28, 2024, Mr. Wayne proposed to Mr. Wolfe that 180 Degree Capital enter into a non-disclosure agreement in advance of the next planned meeting on July 30, 2024, following which representatives of 180 Degree Capital and Mount Logan negotiated the terms of a mutual non-disclosure agreement. On July 29, 2024, 180 Degree Capital and Mount Logan entered into a mutual non-disclosure agreement.

On July 30, 2024, Mr. Wolfe and Robert E. Bigelow, 180 Degree Capital’s VP of Fund Development, met in person with Edward Goldthorpe, Mount Logan’s Chairman and Chief Executive Officer, Olivier Fioroni, a Senior Manager at Mount Logan, and Mr. Wayne, to discuss potential options for a collaboration between 180 Degree Capital and Mount Logan and other topics of mutual interest. During this meeting, the participants discussed the potential combination of Mount Logan and 180 Degree Capital.

On August 9, 2024, the 180 Degree Capital Board met via videoconference and Messrs. Rendino and Wolfe provided the 180 Degree Capital Board with an update on their initial meetings with representatives of Mount Logan, including management’s recommendation that 180 Degree Capital engage in further discussions with Mount Logan regarding a potential strategic transaction. At the meeting, the 180 Degree Capital Board authorized and instructed management of 180 Degree Capital to engage in further discussions with representatives of Mount Logan to further explore the merits of a potential strategic transaction between the 180 Degree Capital and Mount Logan.

On August 14, 2024, Mr. Wayne provided Messrs. Rendino, Wolfe and Bigelow an initial due diligence request list for 180 Degree Capital and background materials on Mount Logan and BCPA.

On August 27, 2024, Mr. Wolfe provided Messrs. Wayne and Fioroni responses to the initial due diligence request list and materials responsive thereto.

On September 11, 2024, Messrs. Rendino and Wolfe met in person with Messrs. Goldthorpe, Wayne and Fioroni to discuss structures for a potential combination of the two companies and the background of Mount Logan’s history of acquisitions. The discussion included a detailed review of 180 Degree Capital’s access to investment opportunities in small capitalization public companies as well as its investment philosophy and approach. The discussion also included a review of Mount Logan’s asset management and insurance businesses. The meeting attendees also discussed how 180 Degree Capital’s access and approach to engagements with companies could be complementary to the capabilities of Mount Logan, in addition to Mount Logan’s strategic interest to list on a U.S. exchange and invest additional capital into its asset management and insurance businesses. Upon conclusion of this meeting, both parties agreed to conduct more in-depth due diligence on the other company’s businesses.

From September 13, 2024 to October 2, 2024, Messrs. Rendino and Wolfe and the 180 Degree Capital Board interviewed three potential financial advisers, including Fenchurch. In addition, on September 18, 2024 and September 25, 2024, Messrs. Rendino and Wolfe met via videoconference and in-person, respectively, with Messrs. Fioroni and Wayne and Jordan Mangum, Principal at BCPA, to conduct detailed reviews of 180 Degree Capital’s investment portfolio.

On October 7, 2024, 180 Degree Capital received a non-binding indication of interest (the “Mount Logan LOI”) from Mount Logan that proposed terms for a potential merger of Mount Logan with 180 Degree Capital. The Mount Logan LOI proposed a NAV-for-NAV transaction with the proportion of newly-issued shares of the combined entity being set based on the respective net asset value of each entity at the time of closing. The Mount Logan LOI further proposed that the portion of newly-issued shares to be issued to 180 Degree Capital shareholders would be based on the value of 180 Degree Capital’s publicly traded holdings as of the date of closing, and be held in escrow and would be adjusted higher or lower based on the realized value of such securities, subject to a hurdle rate of 7.0%. The Mount Logan LOI also noted the expectation that a minimum to be determined amount of 180 Degree Capital’s net asset value would be comprised of cash at closing, and that the management and members of the board of directors of Mount Logan would comprise the management and board of directors of the combined company.

On October 10, 2024, the 180 Degree Capital Board held a meeting via videoconference with participation from 180 Degree Capital’s outside counsel, Proskauer Rose LLP (“Proskauer”), to discuss the receipt of the Mount Logan LOI. At this meeting, the 180 Degree Capital Board formed the 180 Degree Capital Special Committee comprised of Parker A. Weil (as Chairman), Stacy R. Brandom and Richard P. Shanley, each of whom serves on the 180 Degree Capital Board and was determined by the 180 Degree Capital Board to be “independent” under the rules of the SEC and Nasdaq, not an “interested person” of 180 Degree Capital as such term is defined in Section 2(a)(19) of the 1940 Act and disinterested with respect to the proposed transaction with Mount Logan. The 180 Degree Capital Board authorized the 180 Degree Capital Special Committee to evaluate the Mount Logan LOI as well as any other potential strategic alternatives for 180 Degree Capital, including whether or not to proceed with any proposed transaction, the final terms and conditions of any definitive agreements pertaining to any proposed strategic transaction and the applicable consideration payable to 180 Degree Capital and its shareholders resulting therefrom, subject in each case to the approval of the 180 Degree Capital Board prior to the execution of any final definitive agreements with respect to any such transaction. The 180 Degree Capital Board also authorized the 180 Degree Capital Special Committee to engage independent financial, legal and other advisors as the 180 Degree Capital Special Committee deemed necessary or advisable in connection with carrying out its responsibilities.

On October 11, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference that included participation from Messrs. Rendino and Wolfe and a representative of Fenchurch. At this meeting, and with the representative of Fenchurch not present during the portion of such discussion, the 180 Degree Capital Special Committee discussed the strengths and weaknesses of each of the financial advisors that met with the 180 Degree Capital Board and resolved to select Fenchurch as the 180 Degree Capital Special Committee’s exclusive financial adviser. The 180 Degree Capital Special Committee and the representative of Fenchurch then discussed the Mount Logan LOI and a proposed response to such proposal. Following the meeting, a representative of Fenchurch delivered the 180 Degree Capital Special Committee’s response to Mount Logan on behalf of the 180 Degree Capital Special Committee and conveyed to Mount Logan that while it believed it was appropriate and worthwhile for 180 Degree Capital to begin due diligence on Mount Logan, there were a number of items from the Mount

Logan LOI that required further discussion, including that (i) while the 180 Degree Capital Special Committee believed that the distribution of ownership of the combined company based on the ratio to NAV of each of Mount Logan and 180 Degree Capital appeared to be a reasonable method for determining the distribution of ownership of the combined company, the inclusion of an escrow or other holdback mechanism applicable to the shares of the combined company to be issued to 180 Degree Capital shareholders would not be acceptable, (ii) the potential benefits of 180 Degree Capital’s tax loss carryforwards should be analyzed and taken into account in valuing 180 Degree Capital, as they are not currently included in 180 Degree Capital’s reported NAV, and (iii) the combined company’s board of directors should have representation from 180 Degree Capital commensurate with 180 Degree Capital shareholders’ post-Closing ownership percentage of the combined company.

On October 14, 2024, 180 Degree Capital delivered an initial due diligence request list to Mount Logan.

On October 17, 2024, Messrs. Rendino and Wolfe and Fenchurch met in person with Messrs. Fioroni, Wayne and Mangum as well as Nikita Klassen, Chief Financial Officer of Mount Logan, and Anna Elliot, President of Ability Insurance Company, a wholly-owned subsidiary of Mount Logan, and Blake Carr, Chief Financial Officer, of Ability Insurance Company, to conduct due diligence on Mount Logan’s asset management and insurance businesses.

On October 21, 2024, Messrs. Rendino and Wolfe met in person with Fenchurch to prepare for an upcoming meeting with representatives of Mount Logan scheduled for later that day, as well as the potential timeline and workstreams associated with the outreach to potential alternative counterparties.

On October 21, 2024, Messrs. Rendino and Wolfe and representatives of Fenchurch met in person with Messrs. Fioroni, Wayne and Magnum and Ms. Klassen to discuss the operating expenses of 180 Degree Capital, including synergies that would potentially be available as a combined entity.

On October 24, 2024, Messrs. Rendino and Wolfe and representatives of Fenchurch met via videoconference to review and discuss a preliminary list of potential counterparties identified by Fenchurch as part of the planned outreach efforts to identify potential alternatives to the proposed transaction with Mount Logan. Fenchurch noted that it had preliminary discussions on a no-names basis with a number of the entities on the list to gauge interest and to explore how each would view the prospects of a potential transaction. Substantially all of the entities identified and those with which Fenchurch had preliminary conversations that expressed potential interest in further discussions were registered funds or business development companies that traded below net asset value and were interested in a potential transaction as a way to increase assets under management in such entities. Fenchurch also noted that it had held initial conversations with a foreign operating company that expressed potential interest in a transaction that would result in a public listing on a US exchange.

On November 1, 2024, 180 Degree Capital received access to an electronic data room for Mount Logan. Between November 1, 2024 and January 16, 2025, 180 Degree Capital and its advisors, including Proskauer, who were also provided access to the electronic data room, conducted due diligence with respect to Mount Logan, during which time various requests for additional documentation and information were exchanged between 180 Degree Capital and Mount Logan and their respective advisors, which for Mount Logan included Dechert LLP (“Dechert”) and Wildeboer Dellelce LLP.

On November 4, 2024, Messrs. Rendino and Wolfe and representatives of Fenchurch met in person with Messrs. Goldthorpe, Fioroni and Wayne to discuss updates to 180 Degree Capital’s portfolio holdings, including potential value-creating catalysts, timelines on which such catalysts could occur and current estimates from the management of 180 Degree Capital for potential returns on such investments.

On November 5, 2024, 180 Degree Capital received an updated indication of interest from Mount Logan (the “Updated Mount Logan LOI”) that proposed a transaction based on the NAV of each entity at closing with no escrows, holdbacks or adjustments post-Closing. The Updated Mount Logan LOI also modified the expected composition of the board of directors of the combined company to be primarily comprised of individuals appointed or approved by Mount Logan, and that representation from individuals appointed or approved by 180 Degree Capital would be determined at a later stage. Mount Logan also requested that 180 Degree Capital enter into an exclusivity agreement for 30 business days to complete due diligence and negotiate definitive documents for the proposed combination.

On November 5, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference that included participation from Messrs. Rendino and Wolfe and a representative from Proskauer to discuss the revised proposal and potential granting of exclusivity to Mount Logan. During such meeting, the 180 Degree Capital Special Committee considered the potential risks and benefits associated with agreeing to Mount Logan’s request for exclusivity and discussed the considerations associated with pausing a broader sale process during such exclusivity period. The 180 Degree Capital Special Committee also considered discussions with Fenchurch regarding its initial outreach to potential alternative counterparties and Fenchurch’s determination that it had not identified alternative counterparties or transactions that presented the unique, strategic benefits of the proposed strategic transaction with Mount Logan and that substantially all of the parties that expressed initial interest to engage in further discussions regarding a potential strategic transaction were closed-end funds or business development companies that traded at a discount to their NAV and viewed a potential transaction as an opportunity to increase the size of their funds. Following a detailed discussion that included the acknowledgment that Mount Logan had conveyed its strong disinclination to proceed with further discussions in the absence of exclusivity and noting that Mount Logan had in large part incorporated the proposed changes requested by the 180 Degree Capital Special Committee in the Updated Mount Logan LOI, the 180 Degree Capital Special Committee unanimously recommended to the 180 Degree Capital Board that 180 Degree Capital enter into the proposed exclusivity agreement with Mount Logan. Later that day, the 180 Degree Capital Board met and approved entering into the exclusivity agreement with Mount Logan.

On November 7, 2024, Mount Logan and 180 Degree Capital executed the exclusivity agreement (the “Exclusivity Agreement”) that provided for exclusivity of negotiations between 180 Degree Capital and Mount Logan for a period of 30 business days, with an extension for an additional 30 business days unless either party elected to opt out of such extension at each party’s individual discretion. Pursuant to the Exclusivity Agreement, Mount Logan agreed to restrictions on its ability to solicit certain employees of 180 Degree Capital for a one-year period.

On November 11, 2024, 180 Degree Capital provided Mount Logan with an updated and expanded due diligence list.

On November 12, 2024, the 180 Degree Capital Special Committee met via videoconference, with participation from Messrs. Rendino and Wolfe, to discuss updates on the status of discussions with Mount Logan, including regarding the potential structure of the proposed transaction, the timeline for potentially signing a merger agreement and the status of the due diligence review of Mount Logan.

Beginning on November 15, 2024, the 180 Degree Capital Special Committee began to receive weekly (and at times more frequent) updates from 180 Degree Capital’s management regarding the proposed strategic transaction with Mount Logan.

On November 19, 2024, a shareholder of 180 Degree Capital who frequently employs activist investor strategies (“180 Shareholder A”) contacted Messrs. Rendino and Wolfe via email requesting to speak regarding a proposal such shareholder characterized as “very compelling” without providing additional specifics about such proposal. Mr. Rendino informed Mr. Wayne of the email from 180 Shareholder A and requested approval under the Exclusivity Agreement to have a call with 180 Shareholder A to seek additional information regarding such shareholder’s proposal. Mount Logan provided such approval.

On November 20, 2024, Messrs. Rendino and Wolfe held a call with 180 Shareholder A during which 180 Shareholder A proceeded to request that 180 Degree Capital engage with Source Capital, Inc. (“SOR”) regarding a potential combination of 180 Degree Capital and SOR. Mr. Rendino and Mr. Wolfe noted that 180 Degree Capital would require execution of a customary non-disclosure agreement for further discussions to take place with 180 Shareholder A or any other party regarding a potential transaction. 180 Shareholder A declined to enter into a non-disclosure agreement.

From November 26, 2024 to November 27, 2024, the 180 Degree Capital Special Committee interviewed three law firms to potentially serve as independent legal counsel to the 180 Degree Capital Special Committee.

On December 3, 2024, the 180 Degree Capital Special Committee approved the engagement of Katten Muchin Rosenman LLP (“Katten”) as independent legal counsel to the 180 Degree Capital Special Committee following, among other items, a review of Katten’s experience and a determination that Katten qualified as “independent legal counsel,” as that term is defined in the 1940 Act, after considering the factors set forth in Rule 0-1(a)(6) under the 1940 Act.

On December 6, 2024, Mount Logan provided 180 Degree Capital with a detailed term sheet regarding the potential merger transaction (the “December 6 Term Sheet”). The December 6 Term Sheet contemplated, among other things, an exchange ratio based on each of Mount Logan’s and 180 Degree Capital’s respective net asset values and mutual termination rights for failure to obtain requisite shareholder approval for the proposed transaction and changes in recommendation by the other party’s board of directors in favor of the proposed transaction, each in exchange for uncapped reimbursement of the applicable party’s transaction expenses.

On December 7, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference with representatives of Fenchurch and Katten to discuss the December 6 Term Sheet. During such meeting, the 180 Degree Capital Special Committee and its advisors discussed the 180 Degree Capital Special Committee’s fiduciary duties, the terms set forth in the December 6 Term Sheet, including the structure of the proposed transaction and its tax implications, the methodologies for calculating net asset value for purposes of determining the exchange ratio, the amount of potential termination fees and attendant termination rights and the potential benefits of requesting a provision permitting 180 Degree Capital to potentially seek out competing offers for a period of time following execution of a definitive agreement (a “go-shop provision”). The 180 Degree Capital Special Committee directed Katten to convey to Proskauer the 180 Degree Capital Special Committee’s views and recommendations regarding the December 6 Term Sheet, which included, among other items, a request to clarify how the net asset values of both Mount Logan and 180 Degree Capital would be calculated prior to the closing of the proposed transaction given the differences in how such entities calculate their respective net asset values.

On December 9, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference with representatives of Fenchurch and Katten to discuss a draft issues list prepared by Proskauer relating to the December 6 Term Sheet, which issues list incorporated the views and recommendations of the 180 Degree Capital Special Committee that were previously provided. The 180 Degree Capital Special Committee reviewed the issues list and discussed the attendant termination rights in the December 6 Term Sheet, including a desire to negotiate for a go-shop provision.

Later that day, 180 Degree Capital provided Mount Logan with comments on the December 6 Term Sheet that incorporated the comments provided by the 180 Degree Capital Special Committee (the “December 9 Issues List”), which included, among other things, a proposal for a go-shop period of at least thirty days and an indication that uncapped expense reimbursement was an unacceptable termination fee.

Also on December 9, 2024, the 180 Degree Capital Board received a letter from First Pacific Advisors, LP, the investment manager of SOR, that proposed a business combination between SOR and 180 Degree Capital. The letter did not contain any proposed terms for such a combination. The 180 Degree Capital Special Committee instructed 180 Degree Capital’s management to seek approval from Mount Logan to speak with SOR regarding the letter from its investment manager, as was required under the Exclusivity Agreement. Mount Logan provided such approval.

On December 11, 2024, Messrs. Rendino and Wolfe met with representatives of SOR via videoconference, during which it informed SOR that 180 Degree Capital would not be able to engage in discussions with SOR without an executed non-disclosure agreement in place. Subsequent to this call, 180 Degree Capital provided a draft non-disclosure agreement to representatives of SOR for review and comment. SOR provided comments on the draft non-disclosure agreement on December 17, 2024, to which 180 Degree Capital provided further comments on

December 19, 2024. No further communications with respect to the draft non-disclosure agreement occurred between 180 Degree Capital and SOR at that time.

Also on December 11, 2024, Mount Logan provided 180 Degree Capital with comments on the December 9 Issues List. Mount Logan’s response did not include any counterproposal with respect to the proposed go-shop provision or termination fee construct and instead indicated that such terms were to be discussed.

On December 12, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference with representatives of Fenchurch and Katten to discuss the status of the proposed merger between Mount Logan and 180 Degree Capital. During such meeting, the 180 Degree Capital Special Committee discussed, among other items, the mechanics and benefits of the proposed go-shop provision and the formulation of Mount Logan’s net asset value, including with respect to the different accounting standards used by Mount Logan and 180 Degree Capital.

On December 12, 2024, Mount Logan provided 180 Degree Capital with additional comments on the December 9 Issues List that incorporated the comments provided on December 11, 2024 (the “December 12 Issues List”). The December 12 Issues List indicated that Mount Logan would be willing to consider a 30-day go-shop provision, but only if 180 Degree Capital would agree to a tiered break fee equal to 4% of the 180 Degree Capital enterprise value if an alternative transaction was entered into during the go-shop period and 6% of the 180 Degree Capital enterprise value if an alternative transaction was entered into thereafter, plus in each case, a $500,000 expense reimbursement. The December 12 Issues List further indicated that, if no go-shop provision were included, Mount Logan would be willing to forego a termination fee and cap expense reimbursement at $1,000,000 in the event the Merger Agreement was terminated in connection with an alternative transaction.

On December 13, 2024, 180 Degree Capital provided Mount Logan with comments on the December 12 Issues List that incorporated comments provided by the 180 Degree Capital Special Committee and included a proposal to use a fixed value for Mount Logan to better reflect its status as an operating company and net asset value at closing for 180 Degree Capital to determine the ratio of ownership of the merged entity (the “December 13 Issues List”).

On December 16, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference, with participation from Messrs. Rendino and Wolfe and representatives of Fenchurch and Katten, at which Katten provided a presentation on fiduciary duties and Fenchurch provided a valuation presentation on Mount Logan following Fenchurch’s analysis of valuation information provided by Mount Logan, with Messrs. Rendino and Wolfe and representatives of Fenchurch attending the meeting only during the course of Fenchurch’s presentation.

On December 17, 2024, Mount Logan provided 180 Degree Capital with comments on the December 13 Issues List, which indicated Mount Logan’s agreement to use a fixed value for Mount Logan for purposes of determining the final exchange ratio.

Also on December 17, 2024, 180 Shareholder A entered into a non-disclosure agreement with 180 Degree Capital, and a shareholder of 180 Degree Capital who frequently employs activist investor strategies (“180 Shareholder B”) issued an open letter to 180 Degree Capital shareholders, which was publicly filed with the SEC. In its open letter, 180 Shareholder B noted that, among other things, (i) 180 Shareholder B had proposed to Mr. Rendino in October 2023, among others, that 180 Degree Capital undertake a conditionally triggered tender offer, (ii) in the view of 180 Shareholder B, the 180 Degree Capital Board had not taken sufficient steps to address shareholder concerns, and (iii) 180 Shareholder B had delivered notice to nominate three director candidates for election at the next annual meeting of 180 Degree Capital shareholders. The 180 Degree Capital Special Committee was advised of the issuance of the open letter. Messrs. Rendino and Wolfe and 180 Shareholder A discussed the proposed transaction with Mount Logan on December 18, 2024.

On December 18, 2024, Mount Logan communicated to 180 Degree Capital and Fenchurch a proposed fixed value for Mount Logan of $68.7 million that would be adjusted by subsequent distributions, share issuances and certain debt refinance expenses.

On December 19, 2024, the 180 Degree Capital Special Committee held a meeting via videoconference with representatives of Fenchurch and Katten to further discuss the valuation information provided by Mount Logan and outstanding matters relating to the draft term sheet between Mount Logan and 180 Degree Capital. During such meeting, the 180 Degree Capital Special Committee considered the proposed valuation of Mount Logan, and evaluated specific components of such valuation. The 180 Degree Capital Special Committee then addressed certain outstanding matters relating to the draft merger term sheet, including the attendant termination rights, whether a go-shop period would be provided and the payment of expenses in connection with a termination of a merger agreement. The 180 Degree Capital Special Committee considered in depth factors it believed relevant with respect to the potential go-shop provision and determined that, in light of the significantly higher termination fee proposed by MLC for inclusion of a go-shop provision, the public attention that 180 Degree Capital had already garnered due to its announcement of the Discount Management Program, recent activist shareholder announcements and the extended period between execution of the Merger Agreement and the holding of the 180 Degree Capital shareholder vote on the transaction during which time other interested bidders may make unsolicited offers, it was reasonable to accept a no-shop provision in lieu of a go-shop provision that includes the ability of the 180 Degree Capital Board to, upon receipt of an unsolicited takeover proposal and a determination that proceeding with the potential merger between 180 Degree Capital and Mount Logan would be reasonably likely to be inconsistent with the fiduciary duties of the 180 Degree Capital Board, among other items, withdraw any recommendation to the shareholders of 180 Degree Capital to approve a potential merger between 180 Degree Capital and Mount Logan (the “Fiduciary Out”), and an expense reimbursement capped at $1,000,000 if such Fiduciary Out is exercised. The 180 Degree Capital Special Committee also noted that it did not object to the automatic 30-business-day-extension of the Exclusivity Agreement with Mount Logan that was upcoming in light of the progress being made towards a potential transaction.

Regular updates relating to the status of the proposed merger between 180 Degree Capital and Mount Logan, including drafts of transaction documents, were thereafter provided to the 180 Degree Capital Special Committee prior to its next meeting on January 16, 2025.

On December 20, 2024, Mount Logan provided to 180 Degree Capital and Fenchurch an updated proposed fixed valuation of $67.4 million of Mount Logan that incorporated feedback from the 180 Degree Capital Special Committee following its meeting on December 19, 2024.

On December 21, 2024, 180 Degree Capital engaged Osler, Hoskin & Harcourt LLP as outside Canadian counsel.

On December 23, 2024, the exclusivity period under the Exclusivity Agreement between Mount Logan and 180 Degree Capital was automatically extended for an additional 30 business days until February 6, 2025, at 5:00 PM ET.

On December 23, 2024, representatives of Dechert delivered an initial draft merger agreement to representatives of Proskauer and Katten. Between December 23, 2024 and execution of the Merger Agreement on January 16, 2025, the Parties negotiated and shared drafts of the Merger Agreement with each other.

On December 26, 2024, a shareholder of 180 Degree Capital (“180 Shareholder C”) entered into a non-disclosure agreement with 180 Degree Capital. Messrs. Rendino and Wolfe and 180 Shareholder C discussed the proposed transaction with Mount Logan and discussed the possibility of 180 Shareholder C entering into a voting agreement in support of the proposed transaction with Mount Logan. Following subsequent discussions with representatives of 180 Degree Capital and Mount Logan, on January 14, 2025 180 Shareholder C agreed to enter into a voting agreement in support of the proposed transaction with Mount Logan.

On January 7, 2025, the Mount Logan Board held a meeting via videoconference at which management of Mount Logan provided a detailed presentation to the Mount Logan Board regarding the terms of the Business Combination, including detailed information in respect of 180 Degree Capital and its business and the potential benefits of the Business Combination to Mount Logan and its shareholders. The Mount Logan Board expressed its indicative support of the proposed Business Combination, subject to subsequent approval by the Mount Logan Board of the proposed final Merger Agreement.

On January 16, 2025, the 180 Degree Capital Special Committee held a meeting via videoconference at which all members of the 180 Degree Capital Special Committee were present, along with representatives of Katten. Messrs. Rendino and Wolfe and representatives of Proskauer and Fenchurch were also present during portions of the meeting. Materials for the meeting, including final drafts of the Merger Agreement and related transaction documents, were provided to the 180 Degree Capital Special Committee on January 15, 2025 and January 16, 2025 in advance of the meeting. Representatives from Fenchurch provided a review of Fenchurch’s financial analysis of the proposed merger between 180 Degree Capital and Mount Logan and rendered an oral opinion, confirmed by delivery of a written opinion dated January 16, 2025, that, as of such date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Fenchurch as set forth in its opinion, the January Exchange Ratio was fair, from a financial point of view, to the holders of TURN Common Shares, other than Excluded Shares. Representatives of Proskauer then summarized the legal due diligence performed on Mount Logan by Proskauer on behalf of 180 Degree Capital and representatives of Katten summarized the material terms of the final draft of the Merger Agreement. Questions from the 180 Degree Capital Special Committee were addressed during each of the presentations from Fenchurch, Proskauer and Katten. The 180 Degree Capital Special Committee and Katten then met in executive session in which they engaged in a detailed discussion regarding the potential benefits and drawbacks associated with the Merger Agreement and the Business Combination contemplated thereby. Following such discussion, the 180 Degree Capital Special Committee unanimously adopted resolutions, after due consideration, review and discussion, recommending to the 180 Degree Capital Board the approval of the Merger Agreement and other related transaction documents and matters.

Immediately following the 180 Degree Capital Special Committee meeting on January 16, 2025, the 180 Degree Capital Board met via videoconference with all members in attendance along with representatives from Proskauer, Katten and Fenchurch. Following additional discussion and consideration of the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement (including the factors described under the heading “Recommendation of the 180 Degree Capital Corp. Board of Directors and Reasons for the Merger”), the 180 Degree Capital Board unanimously (i) determined that it is in the best interests of 180 Degree Capital and its shareholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the Business Combination contemplated thereby, including the Mergers, and (iii) resolved to recommend that 180 Degree Capital shareholders adopt the Merger Agreement and directed that such matter be submitted for the consideration of 180 Degree Capital shareholders at the 180 Degree Capital Special Meeting.

On January 16, 2025, the Mount Logan Board unanimously (i) determined that it is in the best interests of Mount Logan and its shareholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the Business Combination contemplated thereby, including the Mergers, and (iii) resolved to recommend that MLC Shareholders adopt the Merger Agreement and vote in favor of the MLC Domestication and the MLC Merger and directed that such matters be submitted for the consideration of MLC Shareholders at the MLC Special Meeting.

180 Degree Capital received executed signature pages for voting agreements from 180 Shareholder C on January 14, 2025, and from all of the directors and officers of 180 Degree Capital on January 16, 2025.

Thereafter, in the evening of January 16, 2025, Mount Logan, 180 Degree Capital, New Mount Logan, TURN Merger Sub, and MLC Merger Sub executed the Merger Agreement and the officers and directors of 180 Degree Capital entered into voting agreements in support of the Business Combination contemplated by the Merger Agreement.

Before the opening of trading of the U.S. stock markets on January 17, 2025, Mount Logan and 180 Degree Capital issued a joint press release announcing the execution of the Merger Agreement.

On January 24, 2025, the 180 Degree Capital Board received a publicly filed, non-binding proposal from SOR proposing a merger between SOR and 180 Degree Capital in an all-stock transaction valuing 180 Degree Capital at 101% of its net asset value, subject to certain pre-closing adjustments and conditions, including, but not limited to, liquidation of substantially all of 180 Degree Capital’s investment securities (the “SOR Merger Proposal”).

On January 27, 2025, 180 Shareholder B issued a press release commenting on the SOR Merger Proposal. The 180 Degree Capital Special Committee was advised of the issuance of this release.

On January 27, 2025, the 180 Degree Capital Special Committee held a meeting via videoconference at which all members of the 180 Degree Capital Special Committee were present, along with representatives of Fenchurch and Katten, to discuss the SOR Merger Proposal. Messrs. Rendino and Wolfe and representatives of Proskauer were also present during portions of the meeting. The 180 Degree Capital Special Committee and other attendees discussed the SOR Merger Proposal at length, including its potential advantages and disadvantages, 180 Degree Capital’s obligations under the Merger Agreement and whether the SOR Merger Proposal constituted, or was reasonably likely to constitute, a TURN Superior Proposal. Following such discussion, the 180 Degree Capital Special Committee met in executive session with Katten and Fenchurch to further discuss the SOR Merger Proposal. After considering the discussion and advice received, and after considering the various factors relevant to its determination regarding the SOR Merger Proposal, the 180 Degree Capital Special Committee unanimously adopted resolutions (i) resolving that the SOR Merger Proposal did not constitute a TURN Superior Proposal and did not, at that time, otherwise satisfy the criteria set forth in Section 7.10(a) of the Merger Agreement, and (ii) reaffirming, and recommending that the 180 Degree Capital Board reaffirm, that it continues to support the Merger Agreement and the Business Combination contemplated thereby. The 180 Degree Capital Board subsequently met on January 27, 2025, where it reaffirmed the matters determined by the 180 Degree Capital Special Committee, and on January 29, 2025, 180 Degree Capital issued a press release responding to the SOR Merger Proposal, which set forth such determinations of the 180 Degree Capital Board and 180 Degree Capital Special Committee, together with the 180 Degree Capital Board’s belief that the Business Combination would provide unique and value-creating benefits.

On February 4, 2025, SOR issued a press release commenting on 180 Degree Capital’s response to the SOR Merger Proposal. No modifications to the terms of the SOR Merger Proposal were proposed in this release. The 180 Degree Capital Special Committee was advised of the issuance of this release. Following SOR’s February 4, 2025 release, there has been no further outreach to 180 Degree Capital from SOR.

On February 11, 2025, 180 Shareholder B issued a press release commenting on the proposed Business Combination. The 180 Degree Capital Special Committee was advised of the issuance of this release.

Mount Logan’s Reasons for the Mergers and Recommendation of the Mount Logan Board

During the course of its deliberations and in arriving at its decision to enter into the Merger Agreement, the Mount Logan Board met formally and informally to review, consider and discuss (including with various combinations of members of senior management of Mount Logan, Mount Logan’s operating advisors and employees of BCPA, as well as Mount Logan’s legal and other advisors) numerous factors in connection with the transactions, including the Business Combination, including the ones described below. On January 16, 2025, the Mount Logan Board, including the independent directors of the Mount Logan Board, unanimously determined that the Business Combination is in the best interests of Mount Logan and Mount Logan’s shareholders, and recommended that the Mount Logan’s shareholders approve the MLC Domestication and the MLC Merger and such other matters required to be approved or adopted by the shareholders of Mount Logan in order to effect the Business Combination.

The Mount Logan Board, including the independent directors of the Mount Logan Board, weighed various benefits and risks in considering the proposed Business Combination, both with respect to the immediate effects on Mount Logan and its shareholders and with respect to the potential benefits that could be experienced by New Mount Logan after the consummation of the proposed Business Combination. Some of the material factors considered by the Mount Logan Board that assisted it in concluding that the proposed Business Combination is in the best interests of Mount Logan and its shareholders included, among others:

Nasdaq Listing and Potential for Increased Liquidity. New Mount Logan anticipates being a U.S.-domiciled, Nasdaq-listed operating company with two established business segments, asset management and insurance solutions. The MLC Common Shares are, and have been, thinly traded since being listed on Cboe Canada since October 2018 and the Business Combination provides MLC Shareholders with the opportunity to participate in an entity with a larger capitalization and a broader shareholder base with the potential for enhanced liquidity, which will create an enhanced ability to access capital markets and broader funding sources.

Larger Balance Sheet. New Mount Logan will have a larger balance sheet that is expected to allow New Mount Logan to scale through investment into other organic and inorganic growth opportunities across its asset management and insurance solutions businesses. This increased revenue and cost synergies resulting from the Business Combination is expected to strengthen the independent balance sheet of New Mount Logan.

Leadership and Governance. At closing, Mount Logan’s current chief executive officer, Ted Goldthorpe, is expected to serve as chairman and chief executive officer of New Mount Logan. New Mount Logan will have a seven-member board of directors, comprised of Ted Goldthorpe as Chairman, four additional independent directors designated by Mount Logan, one independent director designated by 180 Degree Capital, and one independent director mutually agreed to by Mount Logan and 180 Degree Capital.

Ownership of New Mount Logan. Under the terms of the Merger Agreement, shareholders of each of Mount Logan and 180 Degree Capital will receive an amount of newly issued shares of New Mount Logan Common Stock based on the ratio of Mount Logan’s transaction equity value at signing of $67.4 million, subject to certain pre-closing adjustments, relative to the net asset value of 180 Degree Capital at closing. Based on the net asset value of 180 Degree Capital as of [month day], 2025, the estimated post-transaction shareholder ownership of New Mount Logan is expected to be approximately [60%] for MLC Shareholders and [40%] for 180 Degree Capital shareholders.

180 Degree Capital Investment Capabilities and Network of Relationships. 180 Degree Capital’s track record of investing in public markets and its deep network of relationships are expected to help fuel expansion of Mount Logan’s bespoke private credit solutions into publicly traded companies. New Mount Logan’s alternative asset management platform would retain Mount Logan’s fee generating $2.4 billion assets under management (as of September 30, 2024) and would have expanded sourcing opportunities in public markets supported by 180 Degree Capital’s capabilities and deep network of relationships.180 Degree Capital Investment Capabilities and Network of Relationships. 180 Degree Capital’s track record of investing in public markets and its deep network of relationships are expected to help fuel expansion of Mount Logan.

Expected Tax Treatment of the MLC Merger. The MLC Merger is anticipated to be treated as a tax-free exchange for U.S. federal income tax purposes and Canadian federal income tax purposes and MLC Shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes or Canadian federal income tax purposes as a result of the MLC Merger (subject to the qualifications set forth under “Certain U.S. Federal Income Tax Consequences of the Mergers” and “The Mergers - Certain Canadian Federal Income Tax Consequences”).

Support by Directors, Officers and Shareholders. Directors, officers and shareholders of Mount Logan who collectively hold approximately 29% of the outstanding MLC Common Shares as of January 16, 2025, entered into Voting Agreements pursuant to which they have agreed to vote in favor of the MLC Merger and the MLC Domestication.

Ability to Respond to Superior Proposals. Under the terms of the Merger Agreement, the Mount Logan Board is able to respond to any unsolicited bona fide written proposal that, having regard for all the terms and conditions of such proposal, is or is reasonably likely to lead to an MLC Superior Proposal.

Implied Breakeven Return on Equity. Due to the fixed cost nature of running a public company, the required return on equity to shareholders of Mount Logan in order for the Business Combination to be accretive to them is limited.

Comparison to Similarly Contemplated Transactions. Mount Logan’s management team has spent several years evaluating transactions similar to the Business Combination and has been vigilant, patient and prudent in determining the best transaction for its shareholders. After much considerations and deliberation, Mount Logan believes the transaction with 180 Degree Capital represents the best outcome for its shareholders.

Negotiated Transaction. The Merger Agreement is the result of an arm’s length negotiation process and includes terms and conditions that are reasonable in the circumstances, and has been unanimously recommended by the Mount Logan Board, including the independent directors of the Mount Logan Board.

MLC Shareholders’ Approval. The required approvals of the shareholders of Mount Logan are protective of the rights of the shareholders of Mount Logan. The Arrangement Resolution must be approved by at least 66⅔% of the votes cast by the shareholders of Mount Logan present in person or represented by proxy and entitled to vote at the MLC Special Meeting. To be effective, the MLC Merger Resolution must be approved at the MLC Special Meeting by: (i) holders representing greater than 50% of all the issued and outstanding MLC Common Shares on the MLC Merger Resolution; and (ii) at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote. MLC Shareholders should be aware that under Section 18-209(b) of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, no approval of the members of MLC Delaware will be required to approve the MLC Merger. Pursuant to the form of MLC Delaware LLCA, Mr. Goldthorpe will be appointed as the Manager of MLC Delaware and, in accordance with Section 18-209(b) of the Delaware LLC Act, Mr. Goldthorpe will be empowered to provide all required approvals and authorizations necessary to effectuate the MLC Merger. Assuming all conditions in the Merger Agreement required for consummation of the MLC Merger and the other transactions contemplated by the Merger Agreement are satisfied or waived (including approval of the MLC Merger Resolution by the MLC Shareholders), Mr. Goldthorpe, as Manager of MLC Delaware, will cause MLC Delaware to effectuate the MLC Merger following the MLC Domestication. Notwithstanding the foregoing features of the Delaware LLC Act and the terms of the MLC Delaware LLCA that will be effective concurrently with the MLC Domestication until the Effective Time of the MLC Merger, Mount Logan will ask MLC Shareholders to approve at the MLC Special Meeting the MLC Merger as part of the Business Combination.

Dissent Rights. Registered. MLC Shareholders who do not vote in favor of the Arrangement Resolution will have the right under Canadian law to be paid the “fair value” of their MLC Common Shares pursuant to the proper exercise of their dissent rights.

Uncertain Ability of Mount Logan to Deliver Value to Shareholders of Mount Logan. Based on current and historical information on Mount Logan’s business, operations, assets, financial condition and operating results, the ability of Mount Logan to deliver near and long term value to shareholders of Mount Logan by remaining in its current form compared to the potential benefits of a Business Combination is uncertain.

Uncertain Ability to Raise Financing. If the Business Combination is not completed, Mount Logan will be required to obtain financing in order to meet its cash commitments and to continue to fund its business and business development efforts. There are no assurances that such financing will be available to Mount Logan on terms that are satisfactory to Mount Logan or at all having regard to the current state of the capital markets in Canada. If the Business Combination is not completed and Mount Logan is not able to secure sources of financing, Mount Logan may be required to scale back its business and business development activities which could have a material adverse effect on Mount Logan’s business prospects.

Absence of Significant Regulatory Approvals. The fact that there are not expected to be any material regulatory approvals required in connection with the Business Combination, other than consent from the Nebraska Department of Insurance and other customary regulatory approvals.

Other Considerations. In addition, the Mount Logan Board considered that the Merger Agreement provides that 180 Degree Capital will be required to pay the costs and expenses of MLC, up to a cap of $1,000,000 in certain circumstances if the Merger Agreement is terminated.

U.S. Based Business. Mount Logan has strong connections to the United States, including (i)  a majority of Mount Logan’s directors and executive officers are composed of U.S. citizens or residents; (ii) a majority of Mount Logan’s assets are located in the United States; and (iii) Mount Logan’s business is administered principally in the United States, all of which will be the case for New Mount Logan upon completion of the Business Combination. The Business Combination will establish New Mount Logan as a U.S.-based company which is expected to enhance New Mount Logan’s ability to maximize opportunities and relationships with its current and future U.S. stakeholders and enable New Mount Logan to compete with its peers, most of which are U.S. based companies. Having the business of Mount Logan conducted by a corporation incorporated in the United States is expected to facilitate New Mount Logan’s ability to negotiate and complete mergers, acquisitions, business combinations and other transactions with United States domiciled companies. The shares of New Mount Logan Common Stock listed on Nasdaq are expected to be more accessible to U.S. institutional investors that are permitted to allocate only a portion of their funds for investment in securities of foreign corporations, which allows for more opportunities and capital that may be available to New Mount Logan that were not available to Mount Logan. In addition, by becoming subject solely to U.S. tax laws, New Mount Logan will eliminate many of the income tax complexities associated with incorporation of Mount Logan outside the United States, including in respect of transactions with other U.S. companies that could have adverse tax consequences if the business of Mount Logan were to continue to be conducted through a Canadian corporation.

When considering the information described above, including all of the anticipated effects of the proposed Business Combination on Mount Logan and its shareholders and the related information, the Mount Logan Board noted that information based on assumptions may be incorrect, is subject to change, and may fluctuate over time. The Mount Logan Board noted that there is no assurance that any of the potential benefits to Mount Logan or its shareholders as a result of the proposed Business Combination will be realized, including any anticipated synergies, and that New Mount Logan could experience detrimental effects that had not been anticipated.

In the course of its deliberations, the Mount Logan Board also considered a variety of risks and other potentially negative factors, including (which are not in any relative order of importance):

•there are risks to Mount Logan if the Business Combination is not completed, including the costs to Mount Logan in pursuing the Business Combination, the diversion of management’s attention away from conducting Mount Logan’s business in the ordinary course and the potential impact on Mount Logan’s current business relationships (including with current, future and prospective employees, clients and partners);
•the completion of the Business Combination is subject to unanticipated factors or conditions that prevent such completion, and the rights of 180 Degree Capital to terminate the Merger Agreement in certain circumstances;
•limitations contained in the Merger Agreement on Mount Logan’s ability to solicit additional interest from third parties, as well as the fact that if the Merger Agreement is terminated in certain circumstances, Mount Logan will be required to reimburse 180 Degree Capital for its costs and expenses in respect of the Business Combination, which may be a deterrent to other parties proposing an alternate transaction that may be more advantageous to MLC Shareholders;
•in considering the recommendation of the Mount Logan Board to vote for the Arrangement Resolution and the MLC Merger Resolution, MLC Shareholders should be aware that certain directors of Mount Logan have certain interests in connection with the Business Combination that may present them with actual or potential conflicts of interest in connection with the Business Combination. See the section titled “Interests of Mount Logan Directors and Executive Officers in the Mergers”;

•each of Mount Logan and 180 Degree Capital has the right to terminate the Merger Agreement in certain circumstances. Accordingly, there is no certainty, nor can Mount Logan provide any assurance, that the Merger Agreement will not be terminated by any of Mount Logan or 180 Degree Capital before the completion of the Business Combination. For example, 180 Degree Capital has the right, in certain circumstances, to terminate the Merger Agreement if changes occur that have a Material Adverse Effect (as defined in the Merger Agreement) on or after the date of the Merger Agreement. Although a Material Adverse Effect excludes certain events that are beyond the control of Mount Logan, Mount Logan cannot provide any assurance that a change having a Material Adverse Effect will not occur before the Effective Time, in which case 180 Degree Capital could elect to terminate the Merger Agreement and the Business Combination would not proceed;
•pursuant to the Merger Agreement, we must obtain the MLC requisite vote, and pursuant to the Interim Order and MI 61-101, as the MLC Merger will constitute a “business combination,” the MLC Merger Resolution must also be approved by at least a majority of the votes cast on the MLC Merger Resolution by the Minority MLC Shareholders present or represented by proxy at the MLC Special Meeting and entitled to vote;
•pursuant to the Merger Agreement, Mount Logan has agreed to certain interim operating covenants intended to ensure that Mount Logan and its subsidiaries carry on business in the ordinary course of business consistent with past practice, except as required or expressly authorized by the Merger Agreement. These operating covenants cover a broad range of activities and business practices. Consequently, it is possible that a business opportunity will arise that is out of the ordinary course or is not consistent with past practices, and that Mount Logan will not be able to pursue or undertake the opportunity due to its covenants in the Merger Agreement; and
•certain costs related to the Business Combination, such as legal, accounting and certain financial advisor fees, must be paid by Mount Logan even if the Business Combination is not completed.

This discussion of the information and factors that the Mount Logan Board considered in making its decision is not intended to be exhaustive, but includes the material factors considered by the Mount Logan Board. Because of the wide variety of factors considered in connection with its evaluation of the proposed Business Combination and Merger Agreement and the complexity of those matters, Mount Logan’s Board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the Mount Logan Board may have given different weights to different factors.

The Mount Logan Board, including the independent directors of the Mount Logan Board, considered all of these factors and others as a whole and, on balance, determined the proposed Business Combination to be in the best interests of Mount Logan and Mount Logan’s shareholders and unanimously approved the proposed Business Combination and the Merger Agreement.

180 Degree Capital’s Reasons for the Mergers and Recommendation of the 180 Degree Capital Board

The 180 Degree Capital Board has unanimously determined that the Business Combination contemplated by the Merger Agreement, including the TURN Merger and the issuance of shares of New Mount Logan Common Stock in connection with the Mergers, are advisable, fair to, and in the best interests of, 180 Degree Capital and its shareholders. Accordingly, the 180 Degree Capital Board, upon recommendation of the 180 Degree Capital Special Committee, has unanimously approved, adopted and declared advisable the Merger Agreement and the Business Combination contemplated by the Merger Agreement, including the TURN Merger and the issuance of shares of New Mount Logan Common Stock in connection with the Mergers. It is expected that the 180 Degree Capital Board will approve the 2025 Plan prior to the 180 Degree Capital Special Meeting and that the New Mount Logan Board will approve and ratify the plan post-Closing before any grants or issuances are made thereunder. The 180 Degree Capital Board unanimously recommends that 180 Degree Capital shareholders vote “FOR” the Business Combination Proposal, “FOR” the TURN 1940 Act Deregistration Proposal, and “FOR” the Adjournment Proposal.

The 180 Degree Capital Board consulted with and received the advice of 180 Degree Capital’s outside legal and financial advisors, held discussions with 180 Degree Capital’s management and considered a number of factors that the 180 Degree Capital Board believed supported its decision to enter into the Merger Agreement and to recommend its approval by the 180 Degree Capital shareholders, including the unanimous recommendation of the 180 Degree Capital Special Committee. The 180 Degree Capital Board came to this decision following a comprehensive review of 180 Degree Capital’s strategic opportunities to increase shareholder value. In evaluating the Mergers and the terms of the Merger Agreement, the 180 Degree Capital Board and the 180 Degree Capital Special Committee reviewed comparative information about 180 Degree Capital and Mount Logan. The 180 Degree Capital Special Committee and the 180 Degree Capital Board also considered the anticipated reasonable expectations of 180 Degree Capital shareholders, market dynamics and regulatory and legal issues. In addition, the 180 Degree Capital Special Committee and the 180 Degree Capital Board reviewed comprehensive information regarding the anticipated benefits and possible risks to New Mount Logan and New Mount Logan shareholders as a result of the Mergers.

Some of the material factors considered by the 180 Degree Capital Board included, but were not limited to, the following:

•New Mount Logan is expected to benefit from: 1) increased access to additional capital through the Mount Logan platform, 2) a strengthened balance sheet, which will enable accelerated investment into an actionable pipeline of M&A opportunities and organic initiatives to scale business, and 3) increased analyst coverage as a result of its listing on a U.S. exchange;
•Meaningful scaling and further diversification of business, as well as increased liquidity of public equity;
•Accelerated expansion of sourcing investments in the public markets through existing 180 Degree Capital relationships that expand substantially when coupled with the substantial capital base of Mount Logan and its investment partners;
•Management’s belief that Mount Logan’s business model is highly complementary to 180 Degree Capital’s business model;
•New Mount Logan’s infrastructure is expected to be supported by BCPA through a servicing support agreement, which provides administrative services that leverage BCPA’s capabilities, strength, resources and scale as a global private credit firm;
•An attractive valuation relative to industry comparables, which is expected to provide substantial upside value creation opportunities for shareholders;
•The expectation that the Mergers will result in a compelling business model built on predictable earnings growth supported by durable fee and spread related earnings;
•The opinion of Fenchurch, the financial advisor to the 180 Degree Capital Special Committee, as more fully described in the section entitled “The Mergers—Opinion of 180 Degree Capital’s Financial Advisor”;
•That the TURN Merger is expected to qualify as a tax-free exchange for U.S. federal income tax purposes;
•The Merger Agreement is the result of an arm's length negotiation process and includes terms and conditions that are reasonable in the circumstances, and has been unanimously recommended by the 180 Degree Capital Board, including the independent directors of the 180 Degree Capital Board;
•The absence of an adverse impact on New Mount Logan’s regulatory obligations; and
•The Mergers are subject to the approval of the shareholders of 180 Degree Capital and Mount Logan.

In the course of its deliberations, the 180 Degree Capital Board also considered a variety of risks and other potentially negative factors, including (which are not in any relative order of importance):

•the possibility that the Business Combination might not be consummated and the effect of the public announcement and pendency of the Business Combination and 180 Degree Capital’s performance of its obligations under the Merger Agreement on (i) 180 Degree Capital’s business, operations and financial performance and (ii) the market price of the TURN Common Shares;
•180 Degree Capital’s limited remedies in the event of the termination of the Merger Agreement, including the fact that any reimbursement by Mount Logan for fees and expenses incurred by 180 Degree Capital in connection with the negotiation, preparation and performance of the Merger Agreement is limited to $1,000,000;
•the potential reimbursement by 180 Degree Capital of up to $1,000,000 in connection with fees and expenses incurred by Mount Logan in connection with the negotiation, preparation and performance of Merger Agreement in the event the Merger Agreement is terminated in certain situations;
•disruptions to 180 Degree Capital’s business;
•interests that 180 Degree Capital’s directors and executive officers may have with respect to the TURN Merger, in addition to their interests as shareholders generally; and
•restrictions on the conduct of 180 Degree Capital’s business prior to the completion of the TURN Merger;

The 180 Degree Capital Board acknowledged that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the information and factors that the 180 Degree Capital Board considered is not intended to be exhaustive but is meant to include the material factors regarding the Mergers that the 180 Degree Capital Board considered, which are not necessarily presented in order of relative importance. In light of the complexity and wide variety of factors that the 180 Degree Capital Board considered, the 180 Degree Capital Board did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the 180 Degree Capital Board. Rather, the 180 Degree Capital Board made its recommendation based on the totality of the information available to the 180 Degree Capital Board. In addition, individual members of the 180 Degree Capital Board may have given different weights to different factors.

The foregoing description of the 180 Degree Capital Board’s consideration of the factors supporting the Mergers is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of 180 Degree Capital’s Financial Advisor
Pursuant to an engagement letter, dated October 11, 2024, the 180 Degree Capital Special Committee retained Fenchurch as its financial advisor in connection with the Transaction and to deliver a fairness opinion in connection with the Transaction.
In connection with Fenchurch’s opinion, the 180 Degree Capital Special Committee directed Fenchurch to base its analyses and its opinion on (i) financial information, dated as of January 10, 2025, regarding the net asset value of 180 Degree Capital (which value was approximately $45,157,000) (the “180 Degree Capital January Net Asset Value”), (ii) the MLC NAV, (iii) an adjustment to the 180 Degree Capital January Net Asset Value based on estimated Transaction expenses of approximately $2,515,000 and (iv) the number of issued and outstanding shares, as of January 10, 2025, of TURN Common Shares (which number was 10,000,141) (such information described in foregoing clauses (i)-(iv), the “January Exchange Ratio Information”). If these were the adjusted net asset values and shares issued and outstanding as of the Determination Date, each TURN Common Share entitled to be converted into the right to receive shares of New Mount Logan Common Stock, would be converted into 0.5037 shares of New Mount Logan Common Stock (the “January Exchange Ratio”).

At a meeting of the 180 Degree Capital Special Committee on January 16, 2025, Fenchurch rendered to the 180 Degree Capital Special Committee its oral opinion, and confirmed its oral opinion by delivering to the 180 Degree Capital Special Committee its written opinion, dated January 16, 2025, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the January Exchange Ratio is fair, from a financial point of view, to the holders of TURN Common Shares, other than the Excluded Shares. For the avoidance of doubt, Fenchurch did not express any opinion as to the TURN Exchange Ratio.
The full text of the written opinion of Fenchurch, dated January 16, 2025, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this Preliminary Joint Proxy Statement/Prospectus and is incorporated herein by reference. The summary of Fenchurch’s opinion set forth in this Preliminary Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. 180 Degree Capital shareholders are urged to read the opinion in its entirety. Fenchurch’s written opinion was addressed to the 180 Degree Capital Special Committee (in their capacity as such) in connection with and for the purposes of their evaluation of the proposed Transaction, was directed only to the January Exchange Ratio and did not address any other aspect of the Transaction. Fenchurch’s opinion did not constitute a recommendation to the 180 Degree Capital Special Committee in connection with the Transaction, and does not constitute a recommendation to any stockholder of 180 Degree Capital or of any other entity as to how such stockholder should vote with respect to the Transaction or any other matter.

In arriving at its opinion, Fenchurch, among other things:
•reviewed the Agreement;
•reviewed certain publicly available business and financial information concerning 180 Degree Capital and Mount Logan and the industries in which they operate;
•compared the financial and operating performance of 180 Degree Capital and Mount Logan with publicly available information concerning certain other companies Fenchurch deemed relevant and reviewed the current and historical market prices of TURN Common Shares and MLC Common Shares and certain publicly traded securities of such other companies;
•reviewed certain internal financial analyses, estimates and forecasts relating to 180 Degree Capital and Mount Logan, including projections for fiscal years 2024 through 2029 relating to Mount Logan that were prepared by management of Mount Logan and approved for Fenchurch’s use by the 180 Degree Capital Special Committee (collectively, the “MLC Projections”); and
•performed such other financial studies and analyses and considered such other information as Fenchurch deemed appropriate for the purposes of its opinion.
In addition, Fenchurch held discussions with the 180 Degree Capital Special Committee, 180 Degree Capital’s management, Mount Logan’s management and representatives of BCPA with respect to certain aspects of the Transaction, and the past and current business operations of 180 Degree Capital and Mount Logan, the financial condition and future prospects and operations of 180 Degree Capital and Mount Logan, the effects of the Transaction on the financial condition and future prospects of 180 Degree Capital and Mount Logan, and certain other matters Fenchurch believed necessary or appropriate to its inquiry.
In giving its opinion, with the 180 Degree Capital Special Committee’s consent, Fenchurch relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Fenchurch or otherwise reviewed by or for Fenchurch. Fenchurch also, with the 180 Degree Capital Special Committee’s consent, based its analyses with respect to Mount Logan solely on Mount Logan’s asset management business, and did not attribute, with the 180 Degree Capital Special Committee’s consent, any value to the spread-related earnings of Mount Logan’s insurance business. Fenchurch did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter, dated as of October 11, 2024, with the 180 Degree Capital Special Committee, Fenchurch is not in any respect responsible for the accuracy or completeness of, and did not undertake any obligation or responsibility to independently verify, such information, nor has Fenchurch been furnished with any such verification. Fenchurch did not conduct, and was not provided with, any valuation or appraisal of any assets or liabilities of 180 Degree Capital or Mount Logan (other than the January Exchange Ratio Information) or the investment portfolio of 180 Degree Capital or Mount Logan, nor did Fenchurch evaluate the solvency of 180 Degree Capital or Mount Logan under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to Fenchurch (including the MLC Projections), Fenchurch assumed, with the 180 Degree Capital Special Committee’s consent, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by 180 Degree Capital’s management (in the case of any analyses and forecasts provided to Fenchurch by 180 Degree Capital’s management) and Mount Logan’s management (in the case of the MLC Projections and any other analyses and forecasts provided to Fenchurch by Mount Logan’s management) to the expected future results of operations and financial condition of 180 Degree Capital and Mount Logan, respectively. Fenchurch did not express any view as to such analyses or forecasts (including the MLC Projections), or the assumptions on which they were based. Fenchurch also assumed, with the 180 Degree Capital Special Committee’s consent, that the Transaction and the other transactions contemplated by the Agreement will qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, for United States federal income tax purposes, and will be consummated as described in the Agreement. Fenchurch also assumed, with the 180 Degree Capital Special Committee’s consent, that the representations and warranties made by 180 Degree Capital and Mount Logan in the Agreement are and will be true and correct in all respects material to its analysis. Fenchurch is not a legal, regulatory, accounting, actuarial or tax expert and did not undertake any obligation or responsibility to conduct any assessment with respect to such issues. Fenchurch further assumed, with the 180 Degree Capital Special Committee’s consent, that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on 180 Degree Capital or Mount Logan or on the contemplated benefits of the Transaction.
Fenchurch’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Fenchurch as of, the date of such opinion. It should be understood that subsequent developments may affect its opinion and that Fenchurch does not have any obligation to update, revise, or reaffirm its opinion. Fenchurch’s opinion is limited to the fairness, from a financial point of view, to the holders of TURN Common Shares, other than Excluded Shares (as defined in the Agreement), of the January Exchange Ratio, and Fenchurch expressed no opinion as to the fairness of the January Exchange Ratio to any other holders of TURN Common Shares or as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of 180 Degree Capital or as to the underlying decision by 180 Degree Capital to engage in the Transaction. Furthermore, Fenchurch expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the January Exchange Ratio or with respect to the fairness of any such compensation. Fenchurch expressed no opinion as to the net asset value of 180 Degree Capital or Mount Logan, as to the price at which TURN Common Shares or MLC Common Shares will trade at any future time or as to the impacts of the MLC Domestication on the financial condition of 180 Degree Capital or Mount Logan. Additionally, Fenchurch expressed no opinion as to any other transactions undertaken in connection with the Transaction, or any other agreement, arrangement or understanding contemplated by the Transaction, any related transactions or otherwise, or any terms, aspects or implications of such transactions, agreements, arrangements or understandings.
The decision to enter into the Agreement was solely that of the 180 Degree Capital Special Committee and Fenchurch’s opinion and financial analysis were only one of the many factors considered by the 180 Degree Capital Special Committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the 180 Degree Capital Special Committee with respect to the Transaction or the January Exchange Ratio.
In accordance with customary investment banking practice, Fenchurch employed generally accepted valuation methodologies in rendering its opinion to the 180 Degree Capital Special Committee on January 16, 2025 and contained in the presentation delivered to the 180 Degree Capital Special Committee on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by Fenchurch in connection with rendering its opinion to the 180 Degree Capital Special Committee and does not purport to be a complete description of the analyses or data presented by Fenchurch. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Fenchurch, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Fenchurch’s analyses.
180 Degree Capital Analysis
Net Asset Value Analysis. Using publicly available information, market data as of January 10, 2025 and the January Exchange Ratio Information, Fenchurch calculated and analyzed (i) 180 Degree Capital’s per share market price as of January 10, 2025 as a multiple of 180 Degree Capital’s net asset value per share (“P/NAV”), which resulted in a P/NAV multiple of 0.85x, and (ii) 180 Degree Capital’s P/NAV multiple for the five year period ended January 10, 2025, which resulted in an average P/NAV multiple of 0.72x during such period. Fenchurch then compared these P/NAV multiples to the P/NAV multiple of 1.00x implied by the January Exchange Ratio.
Selected Transactions Analysis. Fenchurch considered certain financial terms of certain closed-end fund merger transactions that Fenchurch deemed relevant in its professional judgment. The transactions selected by Fenchurch are set forth in the table below. For each selected transaction, Fenchurch calculated and analyzed the P/NAV multiple of the combined company implied by the transaction value, in each case, based on publicly available financial information. The following presents the results of this analysis:

Parties	Announcement Date	P/NAV
Blue Owl Technology Finance Corp. and Blue Owl Technology Finance Corp. II	November 2024	1.00x (stock)
abrdn Income Credit Strategies and First Trust/abrdn Global Opportunity Income Fund	September 2024	1.00x (stock)
abrdn Global Infrastructure Income Fund and Macquarie/First Trust Global Infra/Utilities Dividend Income Fund	September 2024	1.00x (stock)
Blue Owl Capital Corporation and Blue Owl Capital Corporation III	August 2024	1.00x (stock)
Carlyle Secured Lending, Inc. and Carlyle Secured Lending III	August 2024	1.00x (stock)
Alliance Trust and Witan Investment Trust	June 2024	1.00x (stock) 0.98 (cash)
Golub Capital BDC, Inc. and Golub Capital BDC 3	January 2024	1.00x (stock)
Franklin BSP Capital Corporation and Franklin BSP Lending Corporation	October 2023	1.00x (stock)
Kayne Anderson Energy Infrastructure Fund and Kayne Anderson NextGen Energy & Infrastructure	August 2023	1.00x (stock) 0.95 (cash)
Crescent Capital BDC, Inc. and First Eagle Alternative Capital BDC, Inc.	March 2023	1.00x (stock)
Fenchurch then compared these P/NAV multiples to the P/NAV multiple of 1.00x implied by the January Exchange Ratio.
No company used in these analyses is identical or directly comparable to 180 Degree Capital. Accordingly, an evaluation of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics and other factors that could affect the public trading or other values of the companies involved.

Other Information. For reference only and not as a component of its fairness analysis, Fenchurch reviewed the share price performance for the five year period ended January 10, 2025 for each of the S&P 500 Index, Russell 1000 Index, SPDR Portfolio S&P 600 Small Cap ETF and S&P/TSX Composite Index (rebased to 100), and compared such performance to the historical performance of 180 Degree Capital’s share price during such period (rebased to 100).
Mount Logan Analysis
Public Company Analysis. Fenchurch reviewed and compared specific financial, operating and public trading data relating to Mount Logan with similar information for selected publicly-traded asset managers that Fenchurch deemed comparable to Mount Logan in its professional judgment. The selected comparable companies (the “Mount Logan Peers”) were Apollo Global Management, Inc., Ares Management Corporation, Blackstone Inc., Blue Owl Capital Inc., Brookfield Corporation, Carlyle Group Inc., GCM Grosvenor Inc., Hamilton Lane Inc., KKR & Co Inc., Stepstone Group Inc. and TPG Inc. Fenchurch reviewed and compared such data in order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values for Mount Logan on a standalone basis, in each case by reference to these Mount Logan Peers.
    Trading Comparables
Using publicly available information and market data as of January 10, 2025, Fenchurch calculated each Mount Logan Peer’s per share market price as a multiple of its estimated distributable earnings per share for each of the calendar year ended December 31, 2025 (“P / 2025E Distributable Earnings”) and the calendar year ended December 31, 2026 (“P / 2026E Distributable Earnings”). The results of this selected comparable company analysis are summarized below:

	Low	High	Mean
P / 2025E Distributable Earnings	11.5x	31.4x	24.1x
P/ 2026E Distributable Earnings	10.6x	26.7x	20.7x
Accordingly, Fenchurch selected in its professional judgment (i) a P / 2025E Distributable Earnings multiple range of 11.5x to 16.5x and applied such range to Mount Logan’s adjusted distributable earnings, which Fenchurch calculated based on the MLC Projections after giving effect to certain adjustments to the extent appropriate in Fenchurch’s professional judgment (“Adjusted Distributable Earnings”), for the calendar year ended December 31, 2025, and (ii) a P / 2026E Distributable Earnings multiple range of 10.5x to 15.5x and applied such range to Mount Logan’s Adjusted Distributable Earnings for the calendar year ended December 31, 2026. Using these reference ranges, Fenchurch calculated, (x) in respect of the calculations described in foregoing clause (i), an illustrative range of implied equity value of Mount Logan of approximately $62 million to $89 million and (y) in respect of the calculations described in foregoing clause (ii), an illustrative range of implied equity value of Mount Logan of approximately $82 million to $121 million. Fenchurch then compared the implied equity values to the MLC NAV and the exchange ratio implied by the midpoint of each range to the January Exchange Ratio.
Sum-of-the-Parts
Using publicly available information, Fenchurch calculated each Mount Logan Peer’s (other than GCM Grosvenor Inc. and Stepstone Group Inc., each of which was not included in the applicable analyst research reports that Fenchurch used to perform such calculations) per share market price as a multiple of its estimated fee-related earnings per share for each of the calendar year ended December 31, 2025 (“P / 2025E Fee-Related Earnings”) and

the calendar year ended December 31, 2026 (“P / 2026E Fee-Related Earnings”). The results of this selected comparable company analysis are summarized below:

	Low	High	Mean
P / 2025E Fee-Related Earnings	13.4x	32.4x	27.1x
P/ 2026E Fee-Related Earnings	12.5x	37.0x	30.5x
Accordingly, Fenchurch selected in its professional judgment (i) a P / 2025E Fee-Related Earnings multiple range of 13.5x to 18.5x and applied such range to Mount Logan’s Adjusted Distributable Earnings (including incentive-related earnings that are payable within one year and not subject to clawback) for the calendar year ended December 31, 2025 and (ii) a P / 2026E Fee-Related Earnings multiple range of 12.5x to 17.5x and applied such range to Mount Logan’s Adjusted Distributable Earnings (including incentive-related earnings that are payable within one year and not subject to clawback) for the calendar year ended December 31, 2026. Using these reference ranges, Fenchurch calculated, (x) in respect of the calculations described in foregoing clause (i), an illustrative range of implied equity value of Mount Logan of approximately $73 million to $100 million and (y) in respect of the calculations described in foregoing clause (ii), an illustrative range of implied equity value of Mount Logan of approximately $98 million to $137 million. Fenchurch then compared the implied equity values to the MLC NAV and the exchange ratio implied by the midpoint of each range to the January Exchange Ratio.
No company used in these analyses is identical or directly comparable to Mount Logan. Accordingly, an evaluation of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics, and other factors that could affect the public trading or other values of the companies to which Mount Logan is compared.
Selected Transactions Analysis. Fenchurch considered certain financial terms of certain merger transactions that Fenchurch deemed relevant in its professional judgment.  The transactions selected by Fenchurch are set forth in the table below:

Target	Acquiror	Announcement Date
Landmark Partners	Ares Management Corporation	March 2021
AMP Capital’s Infrastructure Debt Platform	Ares Management Corporation	December 2021
Western Technology Investment	P10 Inc.	August 2022
Angelo, Gordon & Co. L.P	TPG Inc.	May 2023
Sculptor Capital Management Inc.	Rithm Capital Corp.	November 2023
Monroe Capital Corp	Wendel SE	October 2024
HPS Investment Partners	BlackRock Inc.	December 2024

For each precedent transaction, Fenchurch reviewed the total enterprise value (calculated as the equity value based on fully diluted shares outstanding, plus debt and debt-like-items, and less cash and cash equivalents, after giving effect to certain adjustments, to the extent appropriate in Fenchurch’s professional judgment) of the target company in the transaction based upon the consideration payable in the transaction (including earnout payments to the extent applicable) as a multiple of the target company’s estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”), to the extent such information was available (“EV / EBITDA”). All of these calculations were performed and based on publicly available financial data at the time of announcement of the relevant transaction. The following summarizes the result of these calculations:

	Low	High	Mean
EV/ EBITDA	14.4x	35.5x	21.6x
Accordingly, Fenchurch selected in its professional judgment an EV / EBITDA multiple range of 11.0x to 16.0x and applied such range to Mount Logan’s estimated EBITDA for the twelve-month period ended December 31, 2025 implied by the MLC Projections. Using these reference ranges, after adjusting by subtracting $63.3 million of net debt (based on balance sheet data as of September 30, 2024), Fenchurch calculated an illustrative range of implied equity value of Mount Logan of approximately $76 million to $139 million. Fenchurch then compared the implied equity values to the MLC NAV and the exchange ratio implied by the midpoint of such range to the January Exchange Ratio.
No company used in these analyses is identical or directly comparable to Mount Logan. Accordingly, an evaluation of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics and other factors that could affect the public trading or other values of the companies involved.
Discounted Cash Flow. In order to estimate the equity value of Mount Logan, Fenchurch performed a discounted cash flow analysis of Mount Logan. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount factor that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of Mount Logan using the discounted cash flow method, Fenchurch added (i) Mount Logan’s projected after-tax unlevered free cash flows for the period from January 1, 2025 through December 31, 2029 based on the MLC Projections to (ii) ranges of “terminal values” of Mount Logan as of December 31, 2029, and discounted such amounts to their present value as of January 1, 2025 using a range of selected discount factors.
The after-tax unlevered free cash flows were calculated by taking the tax-affected fee-related earnings of Mount Logan and subtracting corporate overhead, in each case, as set forth in the MLC Projections. The residual value of Mount Logan at the end of the projection period, or “terminal value,” was estimated by applying a perpetuity growth rate of 2% to Mount Logan’s estimated unlevered free cash flow. The unlevered free cash flows and terminal values were then discounted to present value as of January 1, 2025 using discount factors ranging from 0.58 to 0.94 for the unlevered free cash flows and a discount factor of 0.54 for the terminal value, which were selected based on Fenchurch’s analysis of the weighted average cost of capital of Mount Logan.
Based on its analysis, after adjusting by subtracting $63.3 million of net debt (based on balance sheet data as of September 30, 2024), Fenchurch calculated an illustrative implied equity value of Mount Logan of $104.5 million. Fenchurch then compared the implied equity values to the MLC NAV and the exchange ratio implied by such value to the January Exchange Ratio.
Other Information. For reference only and not as a component of its fairness analysis, Fenchurch (i) calculated (1) Mount Logan’s per share market price as of January 10, 2025 as a multiple of Mount Logan’s

Adjusted Distributable Earnings for the calendar year ended December 31, 2025 and (2) the price per MLC Common Share implied by the January Exchange Ratio as a multiple of Mount Logan’s Adjusted Distributable Earnings for the calendar year ended December 31, 2025, which resulted in multiples of 8.6x and 12.5x, respectively, and (ii) reviewed Mount Logan’s share price performance for the five year period ended January 10, 2025 for each of the S&P 500 Index, Russel 1000 Index, SPDR Portfolio S&P 600 Small Cap ETF and S&P/TSX Composite Index (rebased to 100), and compared such performance to the historical performance of Mount Logan’s share price during such period (rebased to 100).
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Fenchurch. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Fenchurch believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of Fenchurch with respect to the actual value of 180 Degree Capital or Mount Logan. The order of analyses described does not represent the relative importance or weight given to those analyses by Fenchurch. In arriving at its opinion, Fenchurch did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, Fenchurch considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the Parties and their advisors. Accordingly, forecasts and analyses used or made by Fenchurch are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Fenchurch’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.
As a part of its investment banking business, Fenchurch and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Fenchurch was selected to advise the 180 Degree Capital Special Committee with respect to the Transaction and deliver an opinion to the 180 Degree Capital Special Committee with respect to the Transaction on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with 180 Degree Capital, Mount Logan and the industries in which they operate. For services rendered in connection with the Transaction (including the delivery of Fenchurch’s opinion), Fenchurch will receive a fee from 180 Degree Capital of $1.5 million, of which $500,000 became payable to Fenchurch upon delivery of its opinion (of which $250,000 is creditable towards any fees payable upon the consummation of the Transaction), and the balance of which will become payable only if the Transaction is consummated. In addition, 180 Degree Capital agreed to indemnify Fenchurch for certain liabilities arising out of its engagement.
Fenchurch is an independently-managed affiliate of a multinational banking group. During the two years preceding the date of its opinion, the commercial banking division of such group has provided project financing to affiliates of BC Partners for which it has received fees totaling approximately $2,653,000 during such period and may receive additional fees in the future. Except with respect to the Transaction, Fenchurch did not advise, or receive fees from, 180 Degree Capital during this period.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, each of Mount Logan and 180 Degree Capital entered into Voting Agreements with stockholders holding approximately 23% of the MLC Common Shares and approximately 20% of the TURN Common Shares. Pursuant to the Voting Agreements, each stockholder agreed to (1) attend each shareholders’ meeting concerning proposals related to the Mergers, the Merger Agreement, the TURN Matters or MLC Matters (as applicable), any Takeover Proposal, or any other transaction contemplated by the Merger Agreement, and (2) vote or cause to be voted (including by proxy or written consent, if applicable) all TURN Common Shares or MLC Common Shares owned at any time by such shareholder (a) in favor of the adoption of the Merger Agreement and any other transactions or matters expressly contemplated by the Merger Agreement, (b) against any action or proposal in favor of a Takeover Proposal, without regard to the terms of such Takeover Proposal, (c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Mergers or any of the other transactions expressly contemplated by the Merger Agreement or the performance by the shareholder of his, her or its obligations under the Voting Agreement, (d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Mount Logan or 180 Degree Capital (as applicable) contained in the Merger Agreement, or of the shareholder contained in the Voting Agreement, and (e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Mergers. In addition, during the term of the Voting Agreement, each signatory irrevocably granted to, and appointed, 180 Degree Capital, Mount Logan and any designee of 180 Degree Capital or Mount Logan, as such signatory’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in such signatory’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) all of the stock owned by such signatory in accordance with the Voting Agreement.
In addition, in the Voting Agreement, each signatory agreed not to (a) solicit any proposal against the Merger Agreement, the Mergers, or any Takeover Proposal, (b) initiate a vote with respect to any Takeover Proposal, or (c) vote any of his, her or its stock in favor of any Takeover Proposal.
The form of Mount Logan Voting Agreement is attached hereto as Annex C and the form of 180 Degree Capital Voting Agreement is attached hereto as Annex D.
Regulatory Approvals and Related Matters

The obligations of Mount Logan and 180 Degree Capital to consummate the Mergers are subject to, among other conditions, (i) the consent of the Ontario Securities Commission in respect of the MLC Domestication pursuant to the OBCA, (ii) the authorization of the Ministry of Public and Business Service Delivery for Mount Logan to continue out of Ontario to another jurisdiction, (iii) the consent of Cboe Canada in respect of the Business Combination, (iv) if required, the non-objection or approval of the Canadian securities regulators of the jurisdictions in which Crown Private Credit Partners Inc. is a registered firm (as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations) pursuant to Section 11.10 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations, (v) either (a) consent from the Nebraska Department of Insurance in respect of the Business Combination or (b) written confirmation from the Nebraska Department of Insurance that consent from the Nebraska Department of Insurance is not required in respect of the Business Combination, (vi) the filing with the SEC of this Preliminary Joint Proxy Statement/Prospectus in definitive form relating to the 180 Degree Capital Special Meeting and the MLC Special Meeting to be held in connection with the Merger Agreement and the Business Combination and of a registration statement on Form S-4 in which this Preliminary Joint Proxy Statement/Prospectus is included as a prospectus, and declaration of effectiveness of the registration statement by the SEC, and (vii) approval of listing of such New Mount Logan Common Stock on the Nasdaq, subject to official notice of issuance.
Except as otherwise provided in the Merger Agreement, the Parties have agreed to use their reasonable best efforts to cooperate with each other to do all things necessary, proper or advisable under applicable Law to consummate the Mergers, including obtaining applicable consents, waivers or approvals of any third-parties, including any Governmental Entities.
Canadian Securities Law Consequences

The following discussion is only a general overview of certain requirements of Canadian Securities Laws relating to the Business Combination that may be applicable to MLC Shareholders, to holders of MLC Warrants, MLC RSUs and MLC DEUs and to New Mount Logan after the Effective Time. Each MLC Shareholder is urged to consult such shareholder’s professional advisors to determine the Canadian conditions and restrictions applicable to trades in the shares of New Mount Logan Common Stock issuable pursuant to the MLC Merger.
Reporting Status and Listing
Mount Logan is a reporting issuer in each of the provinces of Canada. The MLC Common Shares are currently listed on Cboe Canada. Following completion of the Business Combination, Mount Logan (after completion of the MLC Merger) will become a wholly-owned subsidiary of New Mount Logan and it is anticipated that New Mount Logan will apply to the applicable Canadian securities regulators to have Mount Logan cease to be a reporting issuer and that the MLC Common Shares will be delisted from Cboe Canada.
Upon completion of the Business Combination, New Mount Logan will become a reporting issuer in each of the provinces of Canada and will be an “SEC foreign issuer” within the meaning of NI 71-102. As an “SEC foreign issuer” within the meaning of NI 71-102, New Mount Logan will be exempt from most of the continuous disclosure requirements set out in NI 51-102 provided New Mount Logan complies with the equivalent continuous disclosure requirements applicable to New Mount Logan under applicable U.S. Securities Laws and files its reports required under applicable U.S. Securities Laws in all provinces of Canada. MLC Shareholders should be aware that the historical financial statements of Mount Logan filed pursuant to Canadian Securities Laws were prepared in accordance with IFRS and were subject to auditing and auditor independence standards in Canada. As an “SEC foreign issuer” within the meaning of NI 71-102, New Mount Logan’s financial statements and information filed under applicable U.S. Securities Laws will be prepared in accordance with U.S. GAAP, which differs from IFRS in certain material respects, and are subject to auditing and auditor independence standards in the United States, and thus may not be comparable to financial statements and information of Canadian reporting issuers prepared in accordance with IFRS.
In addition, while the shares of New Mount Logan Common Stock will be listed on the Nasdaq, they will not be listed on any stock exchange in Canada.
Resale of Shares of New Mount Logan Common Stock
The issuance of shares of New Mount Logan Common Stock pursuant to the MLC Merger will constitute a distribution of securities that is exempt from the prospectus requirements of applicable Canadian Securities Laws. Shares of New Mount Logan Common Stock issued pursuant to the MLC Merger may be resold in Canada, provided: (i) that New Mount Logan is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade (which calculation of time may include the time Mount Logan was a reporting issuer prior to the MLC Merger); (ii) the trade is not a "control distribution" as defined in NI 45-102; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling security holder is an “insider” or “officer” of New Mount Logan (as such terms are defined by applicable Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that New Mount Logan is in default of applicable Canadian Securities Laws.
In addition, the first trade in the shares of New Mount Logan Common Stock issued pursuant to the MLC Merger will be exempt from the prospectus requirements of applicable Canadian Securities Laws as New Mount Logan will be a foreign issuer on the distribution date and New Mount Logan was not a reporting issuer in any jurisdiction of Canada on the distribution date, provided that the trade is made through an exchange, or a market outside of Canada or to a person or company outside of Canada.
Each MLC Shareholder and holder of MLC Warrants is urged to consult such shareholder’s professional advisors to determine the Canadian conditions and restrictions applicable to trades in the shares of New Mount Logan Common Stock issuable pursuant to the MLC Merger, including the shares of New Mount Logan Common Stock issuable upon exercise of the MLC Delaware Warrants.

To the extent that an MLC Shareholder or holder of MLC Warrants resides in a non-Canadian jurisdiction, the shares of New Mount Logan Common Stock received by such shareholder pursuant to the MLC Merger or issuable to such warrantholder upon exercise of such MLC Warrants may be subject to certain additional trading restrictions under applicable securities laws in such jurisdiction. All MLC Shareholders and holders of MLC Warrants residing outside Canada are advised to consult their own legal advisors regarding such resale restrictions. See “The Mergers – U.S. Federal Securities Law Consequences.”
Multilateral Instrument 61-101
    Mount Logan is subject to the requirements of MI 61-101, which regulates certain transactions to ensure fair treatment of securityholders in transactions which raise the potential for conflicts of interest, generally requiring enhanced disclosure, approval by a majority of securityholders excluding interested parties, and, in certain instances, independent valuations. The protections afforded by MI 61-101 apply to "business combinations" (as defined in MI 61-101) which are transactions that result in the interests of securityholders being terminated without their consent, subject to certain exceptions.
The MLC Merger will constitute a “business combination” for the purposes of MI 61-101 if, among other things, any “related parties” (as defined in MI 61-101) directly or indirectly, as a consequence of the MLC Merger receive a “collateral benefit” (as defined in MI 61-101).
Collateral Benefit
A “collateral benefit” (as defined in MI 61-101) includes any benefit that a “related party” of an issuer (which includes the directors and senior officers of the issuer) is entitled to receive, directly or indirectly, as a consequence of the transaction, including without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities or other enhancement in benefits related to past or future services as an employee, director or consultant of the issuer. MI 61-101 excludes from the meaning of collateral benefit a payment per security that is identical in amount and form to the entitlement of the general body of holders in Canada of securities of the same class, as well as certain benefits to a related party received solely in connection with the related party’s services as an employee or director of an issuer, of an affiliated entity of such issuer or of a successor to the business of such issuer where (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) at the time of the transaction the related party and his or her associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer (the “De Minimis Holdings Exception”), or (ii) the related party discloses to an independent committee of the issuer the amount of consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities he or she beneficially owns (the “De Minimis Value Exception”), and the independent committee's determination is disclosed in the disclosure document for the transaction.
Pursuant to the Merger Agreement and following the MLC Domestication, all outstanding MLC Delaware RSUs and MLC Delaware DEUs issued pursuant to Mount Logan’s Performance and Restricted Share Unit Plan will become fully vested with the holders ultimately receiving shares of New Mount Logan Common Stock for their MLC Delaware Units issued upon vesting of the MLC Delaware RSUs and MLC Delaware DEUs. (the “RSU/DEU Acceleration”). See the section entitled “Merger Agreement - Treatment of Mount Logan Equity Awards” and “Interests of Mount Logan Directors and Executive Officers in the Mergers.”

The RSU/DEU Acceleration may be considered a “collateral benefit” to each director or senior officer of Mount Logan that is a holder thereof; provided however that, except with respect to Edward Goldthorpe, Chief Executive Officer of Mount Logan, and Perry Dellelce, Director of Mount Logan, as discussed below, such benefits fall within the De Minimis Holdings Exception. Edward Goldthorpe and Perry Dellelce are, however, deemed to be receiving a “collateral benefit” as neither the De Minimis Holdings Exception nor the De Minimis Value Exception apply to them. Accordingly, as further detailed below, other than MLC Common Shares owned by Edward Goldthorpe and Perry Dellelce, all MLC Common Shares held by Mount Logan’s directors and senior officers can be counted in determining whether “minority approval” required to approve the MLC Merger is obtained.
Minority Shareholder Approval
The MLC Merger is a “business combination” as certain “related parties,” in connection with the MLC Merger, are receiving a "collateral benefit," as described above, each as defined in accordance with MI 61-101.
As a result, the MLC Merger Resolution will require "minority approval" in accordance with MI 61-101, which will require approval by a majority of the votes cast, excluding the votes attached to securities beneficially owned, or over which control or direction is exercised, by “related parties” of Mount Logan who can be considered to be receiving a "collateral benefit" in connection with the MLC Merger, or are "related parties" or "joint actors" (as defined in MI 61-101) of such related parties.
The votes attached to MLC Common Shares beneficially owned, or over which control or direction is exercised, if any, by each of Nikita Klassen, Matthias Ederer, Henry Wang, David Held, Rudolph Reinfrank, Buckley Ratchford, David Allen and Sabrina Liak, each of whom is a director and/or a senior officer of Mount Logan, are not excluded for the purpose of minority approval, on the basis that each such person falls within the De Minimis Holdings Exception.
This minority approval is in addition to the requirement that the MLC Merger Resolution be approved by holders representing greater than fifty-percent of all issued and outstanding MLC Common Shares.
For purposes of the minority approval requirements of MI 61-101, all of the [●] MLC Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by Edward Goldthorpe, Chief Executive Officer, Director and Chairman of the Board of Mount Logan, and Perry Dellelce, Director of Mount Logan, or their related parties or joint actors, representing, as of the MLC Record Date, approximately [●] of the issued and outstanding MLC Common Shares, on an undiluted basis, will be excluded in determining whether minority approval for the MLC Merger is obtained.
As of the MLC Record Date, the MLC Common Shares to be excluded for purposes of the minority approval requirement are set out below:

Related Party	No. of MLC Common Shares	Percentage of Outstanding MLC Common Shares as of the MLC Record Date
Edward Goldthorpe	[●]	[●]%
Perry Dellelce	[●]	[●]%
Total	[●]	[●]%

Formal Valuation
Mount Logan is not required to obtain a formal valuation in respect of the MLC Merger as the MLC Merger is not a transaction described in section 4.3 of MI 61-101.
Disclosure of Prior Valuations
To the knowledge of Mount Logan and its directors and senior officers, after reasonable inquiry, there have been no prior valuations in respect of Mount Logan (as contemplated in MI 61-101) in the 24 months prior to the date of the Merger Agreement and no bona fide prior offer (as contemplated in MI 61-101) that relates to the transactions contemplated by the Business Combination has been received by Mount Logan during the 24 months before the execution of the Merger Agreement.
Trading History, Purchases and Sales of Securities
The MLC Common Shares are listed and posted for trading on Cboe Canada under the symbol “MLC.” Following the completion of the Business Combination, Mount Logan will apply to have the MLC Common Shares delisted from Cboe Canada.
The following table sets forth the volume of the MLC Common Shares traded on Cboe Canada and the trading price range in the six month period preceding the date of the Merger Agreement. On January 16, 2025, the last trading date prior to the date of announcement of the Merger Agreement, the closing price of the MLC Common Shares was C$2.52.

Month	High (C$)	Low (C$)	Volume
July 2024	2.00	1.96	121,617
August 2024	2.01	1.99	61,975
September 2024	2.00	1.85	69,481
October 2024	2.10	1.86	892,961
November 2024	2.60	1.90	276,714
December 2024	2.73	2.00	653,490
January 1 – January 16, 2025	2.70	2.50	49,314
Note:
(1)    Source: Bloomberg
Ownership of Securities of Mount Logan
As of the MLC Record Date, the directors and executive officers of MLC and their associates and affiliates, as a group, beneficially owned, directly or indirectly, or exercised Mount Logan or direction over, an aggregate of [●] MLC Common Shares representing approximately [●]% of the outstanding MLC Common Shares on a non- diluted basis, and [●] MLC RSUs (including MLC DEUs), representing, together with their [●] MLC Common Shares, approximately [●]% of the outstanding MLC Common Shares on a partially-diluted basis (assuming the vesting and settlement of their MLC RSUs and MLC DEUs for MLC Common Shares). All MLC Common Shares held by the directors and executive officers of Mount Logan will be treated in the same manner under the MLC Merger as MLC Common Shares held by every other MLC Shareholder. The MLC RSUs and MLC DEUs will be affected by the RSU/DEU Acceleration in accordance with the Merger Agreement and the MLC PR Plan.
The following table sets out the MLC Common Shares and MLC RSUs (including MLC DEUs) beneficially owned, directly or indirectly, or over which control or direction was exercised (and the percentage they represent of the outstanding MLC Common Shares and MLC RSUs (including MLC DEUs), as the case may be) by the directors and executive officers of Mount Logan, or their respective associates or affiliates, as of the MLC Record Date:

MLC Common Shares and MLC RSUs (including MLC DEUs) Beneficially Owned, Directly or Indirectly, or over which Control or Direction is Exercised
	MLC Common Shares(1)	MLC RSUs (including MLC DEUs)
Edward Goldthorpe Director, Chief Executive Officer	[●] [●]%	[●] [●]%

MLC Common Shares and MLC RSUs (including MLC DEUs) Beneficially Owned, Directly or Indirectly, or over which Control or Direction is Exercised
	MLC Common Shares(1)	MLC RSUs (including MLC DEUs)
Nikita Klassen Chief Financial Officer, Corporate Secretary	[●] [●]%	[●] [●]%
David Held Chief Compliance Officer	[●] [●]%	[●] [●]%
Matthias Ederer Co-President	[●] [●]%	[●] [●]%
Henry Wang Co-President	[●] [●]%	[●] [●]%
Rudolph Reinfrank Lead Director	[●] [●]%	[●] [●]%
Perry Dellelce Director	[●] [●]%	[●] [●]%
Sabrina Liak Director	[●] [●]%	[●] [●]%
David Allen Director	[●] [●]%	[●] [●]%
Buckley Ratchford Director	[●] [●]%	[●] [●]%
Notes:
(1)Based on [●] MLC Common Shares and [●] MLC RSUs (including MLC DEUs) issued and outstanding as of the MLC Record Date. The information as to MLC Common Shares beneficially owned, directly or indirectly, or over which control or direction was exercised, not being within the knowledge of Mount Logan, has been furnished by each respective director and executive officer, as applicable.
The directors and executive officers of Mount Logan entered into the Voting and Support Agreements pursuant to which, among other things and subject to the terms thereof, they have agreed to vote their MLC Common Shares in favor of the Arrangement Resolution and the MLC Merger Resolution. See “The Mergers –Voting and Support Agreements.”
Previous Purchases and Sales
On January 26, 2024, Mount Logan issued 18,752 debenture units for gross proceeds of approximately C$18.8 million. Each debenture unit consisted of: (i) one 8.85% paid-in-kind unsecured debenture in the principal amount of $1,000, and (ii) 50 warrants, each of which is exercisable to acquire one common share of Mount Logan at a price of C$2.75 per share for a period of eight (8) years from the issuance thereof, provided that the warrants are not permitted to be exercised within the first twelve (12) months from the issuance thereof.
On March 19, 2024, Mount Logan issued 64,004 MLC Common Shares to settle certain vested MLC RSUs and MLC DEUs under the MLC PR Plan. On November 22, 2024, Mount Logan issued 97,664 MLC Common Shares to settle certain vested MLC RSUs and MLC DEUs under the MLC PR Plan. On December 11, 2024, Mount Logan issued 97,664 MLC Common Shares to settle certain vested MLC RSUs and MLC DEUs under the MLC PR Plan. On February 18, 2025, Mount Logan issued 60,082 MLC Common Shares to settle certain vested MLC RSUs and MLC DEUs under the MLC PR Plan.

On April 2, 2024, Mount Logan issued 2,108 MLC DEUs to the holders of MLC RSUs in accordance with the MLC PR Plan. On May 31, 2024, Mount Logan issued 1,885 MLC DEUs to the holders of MLC RSUs in accordance with the MLC PR Plan. On August 30, 2024, Mount Logan issued 1,435,700 MLC RSUs and 1,904 MLC DEUs to the holders of MLC RSUs, each in accordance with the MLC PR Plan. On November 29, 2024, Mount Logan issued 10,919 MLC DEUs to the holders of MLC RSUs in accordance with the MLC PR Plan. On January 15, 2025, Mount Logan issued 652,135 MLC RSUs in accordance with the MLC PR Plan.
On January 30, 2025, Mount Logan issued an aggregate of 2,693,071 MLC Common Shares at a price of C$2.67 per share in connection with the acquisition of a minority interest in Runway Growth Capital LLC.
On February 5, 2025, Mount Logan issued 17,315 MLC Common Shares in satisfaction of C$45,019 of debt obligations owed in connection with the provision of certain consulting services.
Previous Distributions
The following table summarizes details of the MLC Common Shares distributed by Mount Logan during the five years preceding the date hereof.

Date	Nature of Issuance/Exercise	Number and Type of Securities of MLC Issued (Aggregate Cash Proceeds C$)	Price per MLC Share (C$)
October 27, 2020	Private Placement	6,108,199 MLC Common Shares $16,797,547.25	$2.75
November 25, 2020	Private Placement	250,182 MLC Common Shares $688,00	$2.75
May 7, 2021	Private Placement	223,214 MLC Common Shares $624,999.20	$2.80
July 20, 2021	Private Placement	2,165,000 MLC Common Shares $6,928,000.00	$3.20
October 29, 2021	Shares issued as partial consideration for the Ability Insurance Company acquisition	1,579,671 MLC Common Shares (N/A)	$3.92
October 29, 2021	Shares issued as partial consideration for Capitala Investment Advisors, LLC acquisition	1,258,931 MLC Common Shares (N/A)	$3.93
June 30, 2023	Private Placement	357,142 MLC Common Shares $1,000,000.00	$2.80
July 5, 2023	Shares issued as partial consideration for Ovation Fund Management II LLC and Ovation Partners, LP membership interest and asset acquisitions	3,186,398 MLC Common Shares (N/A)	$2.83

March 15, 2024	Settlement of vested MLC RSUs and MLC DEUs	64,004 MLC Common Shares (N/A)	$2.00
November 22, 2024	Settlement of vested MLC RSUs and MLC DEUs	97,664 MLC Common Shares (N/A)	$1.90
December 11, 2024	Settlement of vested MLC RSUs and MLC DEUs	209 MLC Common Shares (N/A)	$2.40
January 30, 2025	Shares issued as partial consideration for Runway Growth Capital LLC minority investment	2,693,071 MLC Common Shares (N/A)	$2.67
February 4, 2025	MLC Common Shares for Debt	17,315 MLC Common Shares (N/A)	$2.60
February 18, 2025	Settlement of vested MLC RSUs and MLC DEUs	60,082 MLC Common Shares (N/A)	$2.70

Dividends or Capital Distributions
On March 22, 2023, Mount Logan announced the declaration of a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of April 4, 2023. On May 11, 2023, Mount Logan announced the declaration of a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of May 18, 2023. On August 9, 2023, Mount Logan announced the declaration of a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of August 22, 2023. On November 8, 2023, Mount Logan announced the declaration of a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of November 20, 2023. On March 13, 2024, Mount Logan declared a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of March 25, 2024. On May 9, 2024, Mount Logan declared a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of May 22, 2024. On August 8, 2024, Mount Logan declared a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of August 22, 2024. On November 7, 2024, Mount Logan declared a cash dividend in the amount of C$0.02 per MLC Common Share payable to shareholders of record as of November 22, 2024. On March 13, 2025, Mount Logan announced the declaration of a cash dividend in the amount of C$0.02 per common share payable to shareholders of record as of April 3, 2025. The foregoing dividends were designated as eligible dividends for the purpose of the Tax Act and any similar provincial or territorial legislation.

Material Changes in the Affairs of MLC
Except as described or referred to in this Preliminary Joint Proxy Statement/Prospectus, the directors and officers of Mount Logan are not aware of any material facts concerning the securities of Mount Logan or of any matter not disclosed in this Preliminary Joint Proxy Statement/Prospectus that has not previously been generally disclosed and that would reasonably be expected to affect the decision of the MLC Shareholders to vote in favor of or against the Arrangement Resolution or the MLC Merger Resolution.

U.S. Federal Securities Law Consequences

Assuming the effectiveness of the registration statement on Form S-4 of which this Preliminary Joint Proxy Statement/Prospectus forms a part, the New Mount Logan Common Stock issued in the Mergers will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for New Mount Logan

Common Stock issued to any 180 Degree Capital shareholder who may be deemed an “affiliate” of New Mount Logan after the completion of the Mergers. This Preliminary Joint Proxy Statement/Prospectus does not cover resales of New Mount Logan Common Stock received by any person upon the completion of the Mergers, and no person is authorized to make any use of this Preliminary Joint Proxy Statement/Prospectus, or the registration statement on Form S-4 of which this Preliminary Joint Proxy Statement/Prospectus forms a part, in connection with any resale of New Mount Logan Common Stock.

Certain Canadian Federal Income Tax Consequences
The following summary describes the principal Canadian federal income tax consequences under the Tax Act of the MLC Domestication and the MLC Merger. This summary is generally applicable to MLC Shareholders who beneficially own their MLC Common Shares and who, at all relevant times, for purposes of the Tax Act (i) deal at arm’s length with each of Mount Logan and 180 Degree Capital, (ii) are not affiliated with Mount Logan or 180 Degree Capital, and (iii) hold MLC Common Shares as capital property (a “Holder”). The MLC Common Shares will generally be considered to be capital property to the applicable Holder unless such shares are held by the Holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary assumes that Mount Logan will cease to be resident in Canada for purposes of the Tax Act at the time of the MLC Domestication and that from the time of the MLC Domestication and at all relevant times thereafter Mount Logan will be a resident of the United States for the purpose of the Canada-United States Income Tax Convention (the “U.S. Treaty”) and will be entitled to the benefits of the U.S. Treaty.
This summary is based upon the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and an understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”). No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes in applicable law, whether by legislative, regulatory, administrative or judicial action or administrative policy or assessing practice nor does it take into account other federal tax legislation or considerations or those of any province, territory or foreign jurisdiction, which may differ from those discussed herein.
This summary does not apply to a Holder (i) that is a “specified financial institution” for the purposes of the Tax Act, (ii) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act, (iii) an interest in which is a “tax shelter investment” for the purposes of the Tax Act, (iv) that reports its “Canadian tax results” for the purposes of the Tax Act in a currency other than Canadian currency, (v) that has entered into or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement” (each as defined in the Tax Act) in respect of the MLC Common Shares or the New Mount Logan Common Stock, (vi) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada, (vii) in respect of whom New Mount Logan will be a “foreign affiliate” for purposes of the Tax Act; (viii) that is a partnership, (ix) that has acquired any MLC Common Shares upon the exercise of an employee stock option or other employee compensation plan or otherwise in the course of employment, or (x) that is exempt from Tax under Part I of the Tax Act. In addition, this summary does not address the tax considerations for holders of MLC RSUs, MLC DEUs, MLC Warrants or any other outstanding equity awards of Mount Logan. Holders of such securities should consult with their own tax advisors.
This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian income tax considerations. Consequently, Holders are urged to consult their own tax advisors to determine the particular tax effects to them of the MLC Domestication and MLC Merger and of any other consequences to them in connection with the MLC Domestication and MLC Merger under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws, having regard to their own particular circumstances.
Tax Consequences to Shareholders Resident in Canada
This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”).
Effect of the MLC Domestication
Resident Holders will not be considered to have disposed of their MLC Common Shares by reason only of the MLC Domestication. Accordingly, the MLC Domestication will not cause the Resident Holder to realize a capital gain or loss on their MLC Common Shares and there will be no effect on the adjusted cost base of their MLC Common Shares.
Effect of the MLC Merger
It is expected that the MLC Merger will be a “foreign merger” for purposes of the Tax Act. As a result, pursuant to subsection 87(8) of the Tax Act a Holder of MLC Common Shares (other than a Holder that elects for such subsection not to apply, as discussed below) will be deemed to dispose of such stock for proceeds of disposition equal to the aggregate adjusted cost base of MLC Common Shares to the Holder immediately before the MLC Merger and will be deemed to acquire New Mount Logan Common Stock on the MLC Merger at a cost equal to the same amount. Accordingly, such a Holder will not realize any capital gain or capital loss as a result of the MLC Merger.
A Resident Holder of MLC Common Shares who elects for subsection 87(8) not to apply to the disposition of such Resident Holder’s MLC Common Shares in the MLC Merger will be considered to have disposed of their MLC Common Shares for proceeds of disposition equal to the fair market value of the shares of New Mount Logan Common Stock received in exchange therefor on the MLC Merger. Such a Resident Holder of MLC Common Shares will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such Resident Holder of the MLC Common Shares immediately before the MLC Merger and will acquire the shares of New Mount Logan Common Stock at a cost equal to the fair market value of such shares of New Mount Logan Common Stock. For a description of the treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below.
Dividends on New Mount Logan Common Stock
After the MLC Domestication and the MLC Merger, dividends received on New Mount Logan Common Stock will be required to be included in the Resident Holder’s income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Holder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income.
After the MLC Domestication and the MLC Merger, any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to certain limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income.
Disposition of New Mount Logan Common Stock
After the MLC Domestication and the MLC Merger, a disposition or deemed disposition of New Mount Logan Common Stock by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such New Mount Logan Common Stock immediately before the disposition. See “Taxation of Capital Gain or Capital Loss” immediately below.
Taxation of Capital Gains and Capital Losses
Subject to Proposed Amendments released on August 12, 2024 and September 23, 2024 (the “Capital Gains Tax Proposals”), generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the income of that Resident Holder, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be applied to reduce taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for the year in excess of taxable capital gains generally may be applied by the Resident Holder to reduce net taxable capital gains realized in any of the three preceding taxation years or in any subsequent year, subject to the detailed provisions of the Tax Act (as proposed to be amended by the Capital Gains Tax Proposals).

The Capital Gains Tax Proposals would, if enacted, generally increase a Resident Holder’s capital gains inclusion rate for a taxation year from one-half (1/2) to two-thirds (2/3). However, under the Capital Gains Tax Proposals, a Resident Holder that is an individual (excluding most types of trusts) is effectively required to include in income only one-half of net capital gains realized (taking into account capital gains or losses realized indirectly through a trust or partnership) in a taxation year up to a maximum of $250,000, with the two-thirds (2/3) inclusion rate applying to the portion of net capital gains realized in the year that exceed $250,000.
The foregoing summary only generally describes the considerations applicable under the Capital Gains Tax Proposals, and is not an exhaustive summary of the considerations that could arise in respect of the Capital Gains Tax Proposals. On January 31, 2025, the Minister of Finance announced that the date on which the capital gains inclusion rate would increase from one-half to two-thirds (2/3) would be deferred from June 25, 2024 to January 1, 2026. There is substantial uncertainty regarding whether the Capital Gains Tax Proposals will be enacted in its current form or at all. Resident Holders should consult their own tax advisors with regard to the Capital Gains Tax Proposals.
In the case of a Resident Holder that is a corporation, the amount of any capital loss arising on a disposition, or deemed disposition, of any MLC Common Shares may be reduced by the amount of dividends received, or deemed to have been received, by it on such share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, or where a trust or partnership of which a corporation is a beneficiary or a member is itself a member of a partnership or a beneficiary of a trust that owns any shares.
Capital gains realized by a Resident Holder that is an individual (including certain trusts) may be relevant for purposes of calculating liability for alternative minimum tax under the Tax Act.
Additional Refundable Tax
A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout the relevant taxation year, or a “substantive CCPC” (as defined in the Tax Act) at any time in the year, may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act) for the year, including any taxable capital gains, interest, and dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income.
Foreign Property Information Reporting
A Resident Holder that is a “specified Canadian entity” (as such term is defined in the Tax Act) for a taxation year or fiscal period whose total “cost amount” of “specified foreign property” (as such terms are defined in the Tax Act), which will include the New Mount Logan Common Stock, at any time in the year or fiscal period exceeds CAD$100,000 is required to file an information return for the year or period disclosing prescribed information in respect of such property. Such holders are advised to consult their own tax advisors.
Offshore Investment Fund Property Rules
The “offshore investment fund property” rules in the Tax Act (the “OIFP Rules”) may, in certain circumstances, require a taxpayer to include in income in each taxation year an imputed return which is determined based on the cost of offshore investment fund properties held by the taxpayer multiplied by a prescribed interest rate.
An offshore investment fund property generally includes shares of a non-resident corporation to the extent that such shares may reasonably be considered to derive their value, directly or indirectly, primarily from portfolio investments in certain specified types of assets, including commodities and foreign currencies. It is unclear whether the New Mount Logan Common Stock will satisfy this definition. However, a Holder will only be subject to the OIFP Rules in respect of New Mount Logan Common Stock to the extent that it may reasonably be concluded, having regard to all the circumstances, that one of the main reasons for the Holder acquiring, holding or having such share is to derive a benefit from portfolio investments in such assets in such a manner that the amount of tax payable by the Holder on income, profit or gain from such assets for any particular year is significantly less than the tax that would have been payable under Part I of the Tax Act had the Holder held such assets directly.
The OIFP Rules are complex and their application will potentially depend, in part, on the reasons for a Holder acquiring, holding or having the New Mount Logan Common Stock. Holders should consult their own tax advisors regarding the application of these rules based on their particular circumstances.
Dissenting Resident Holders of MLC Domestication
A Resident Holder that properly exercises Dissent Rights in respect of its MLC Common Shares (a “Dissenting Resident Holder”) will dispose of its MLC Common Shares to Mount Logan and will be entitled to be paid the fair value of such MLC Common Shares. Although not free from doubt, such Dissenting Resident Holder should be deemed to have received a dividend equal to the amount, if any, by which such payment (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement) exceeds the “paid-up capital” of such MLC Common Shares for purposes of the Tax Act immediately before that time.
A Dissenting Resident Holder will be required to include in computing its income for a taxation year any dividend deemed to be received on the MLC Common Shares. In the case of a Dissenting Resident Holder that is an individual (including certain trusts), any such dividend will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by Canadian resident individuals from a taxable Canadian corporation, including the enhanced gross-up and dividend tax credit if Mount Logan validly designates the dividend as an “eligible dividend.” There may be limitations on Mount Logan’s ability to designate such dividends as eligible dividends.
In the case of a Dissenting Resident Holder that is a corporation, any such dividend generally will be included in computing such Dissenting Resident Holder’s income as a dividend and will ordinarily be deductible in computing its taxable income subject to all other limitations under the Tax Act. In certain circumstances, a taxable dividend received by a Dissenting Resident Holder that is a corporation will be treated under the Tax Act as proceeds of disposition or a capital gain. Dissenting Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.
A “private corporation” or a “subject corporation” (as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on any dividend that it is deemed to receive on MLC Common Shares to the extent that the dividend is deductible in computing the corporation’s taxable income.
A Dissenting Resident Holder who transfers MLC Common Shares to Mount Logan for cancellation will also be considered to have disposed of their MLC Common Shares for proceeds of disposition equal to the amount paid to such Dissenting Resident Holder (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement), less the amount of any deemed dividend arising on the transfer described above. The Dissenting Resident Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Dissenting Resident Holder’s MLC Common Shares. For a description of the tax treatment of capital gains or capital loss, see “Taxation of Capital Gains and Capital Losses” above.
A Dissenting Resident Holder will also be required to include in computing its income any interest awarded by a court in connection with the Arrangement.
Dissenting Resident Holders should consult their own tax advisors with respect to the Canadian income tax consequences of exercising their Dissent Rights.
Eligibility for Investment
Provided the New Mount Logan Common Stock are listed on a designated stock exchange (which, for purposes of the Tax Act, currently includes the Nasdaq), the New Mount Logan Common Stock will, immediately after the MLC Merger, be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, tax-free savings account, first home savings account (collectively, “Registered Plans”), or a deferred profit sharing plan.

Pursuant to the MLC Domestication, holders of MLC Common Shares prior to the MLC Domestication will hold MLC Delaware Units for a short period of time following the completion of the MLC Domestication and before completion of the MLC Merger.  Although the ticker representing the MLC Common Shares (which will become MLC Delaware Units on the MLC Domestication) will continue to be listed on a designated stock exchange (which, for purposes of the Tax Act, currently includes Cboe Canada) during such short period, it is unclear whether the MLC Delaware Units themselves will be considered listed on the Cboe Canada during such short period for purposes of the Tax Act. Therefore it is unclear whether the MLC Delaware Units will be a “qualified investment” under the Tax Act for trusts governed by Registered Plans prior to the shares of New Mount Logan Common Stock being issued to MLC Shareholders. MLC Shareholders are urged to consult their own tax advisors in this regard.

Notwithstanding the foregoing, if the New Mount Logan Common Stock are a “prohibited investment” for a Registered Plan, the holder, subscriber or annuitant of the Registered Plan (the “Plan Holder”), as the case may be, will be subject to a penalty tax as set out in the Tax Act. New Mount Logan Common Stock will generally be a “prohibited investment” for a Registered Plan if the Plan Holder does not deal at arm’s length with New Mount Logan for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in New Mount Logan. In addition, the New Mount Logan Common Stock will generally not be a prohibited investment if such shares are “excluded property” as defined in the Tax Act for purposes of the prohibited investment rules.

Regarding the MLC Common Shares, the MLC Domestication will not, in and of itself, cause the MLC Common Shares to cease to be a qualified investment under the Tax Act for trusts governed by Registered Plans.

Plan Holders are advised to consult their own tax advisors with respect to whether MLC Common Shares and New Mount Logan Common Stock are “prohibited investments” in their particular circumstances and the tax consequences of New Mount Logan Common Stock being acquired or held by a Registered Plan.

Tax Consequences to Shareholders Not Resident in Canada
This portion of the summary is generally applicable to a Holder who is a MLC Shareholder and who, at all relevant times, for the purposes of the Tax Act and any applicable tax treaty or convention, is not, and is not deemed to be, resident in Canada and does not use or hold, and is not deemed to use or hold, MLC Common Shares in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to certain Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere or are “authorized foreign banks” (as defined in the Tax Act) and any such Non-Resident Holders should consult their own tax advisors.
Effect of the MLC Domestication
Non-Resident Holders will not be considered to have disposed of their MLC Common Shares by reason only of the MLC Domestication. Accordingly, the MLC Domestication will not cause the Non-Resident Holder to realize a capital gain or loss on their MLC Common Shares and there will be no effect on the adjusted cost base of their MLC Common Shares.
After the MLC Domestication, Non-Resident Holders will not be subject to Canadian withholding tax on dividends received from Mount Logan or New Mount Logan.
Effect of the MLC Merger

For a description of the tax consequences of the MLC Merger to Non-Resident Holders, see the first paragraph of “Tax Consequences to Shareholders Resident in Canada - Effect of the MLC Merger” above.
Dissenting Shareholders of MLC Domestication
A Non-Resident Holder that properly exercises Dissent Rights in respect of its MLC Common Shares (a “Dissenting Non-Resident Holder”) will dispose of its MLC Common Shares to Mount Logan and will be entitled to be paid the fair value of such MLC Common Shares. Although not free from doubt, such Dissenting Non-Resident Holder may be deemed to have received a dividend equal to the amount, if any, by which such payment (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement) exceeds the “paid-up capital” of such MLC Common Shares for purposes of the Tax Act immediately before that time.
A dividend deemed to be received by a Dissenting Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25% or such lower rate as may be substantiated under the terms of an applicable tax treaty. For example, a dividend deemed to be received by a Dissenting Non-Resident Holder that is a resident of the United States for purposes of the U.S. Treaty, is fully entitled to benefits under the U.S. Treaty and is the beneficial owner of such dividends will generally be subject to withholding tax at a treaty-reduced rate of 15% (or 5% if the beneficial owner of such dividends is a company that owns at least 10% of the MLC Common Shares). Dissenting Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement, if any, to relief under an applicable tax treaty, if applicable.
A Dissenting Non-Resident Holder who transfers MLC Common Shares to Mount Logan for cancellation will also be considered to have disposed of their MLC Common Shares for proceeds of disposition equal to the amount paid to such Non-Dissenting Resident Holder (other than any portion of the payment that is interest awarded by a court in connection with the Arrangement), less the amount of any deemed dividend arising on the transfer described above.
The Dissenting Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain unless the MLC Common Shares are “taxable Canadian property” to the Dissenting Non-Resident Holder at the time of the transfer and such gain is not exempt from tax under the Tax Act pursuant to the provisions of an applicable tax treaty (if any). Generally, provided that the MLC Common Shares are listed on a “designated stock exchange” (which currently includes Cboe Canada) at the time of disposition, the MLC Common Shares will not be taxable Canadian property of a Dissenting Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding that time: (a) one or any combination of (i) the Dissenting Non-Resident Holder, (ii) persons with whom the Dissenting Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (iii) a partnership in which the Dissenting Non-Resident Holder or such non-arm’s length person holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued MLC Common Shares or any other issued class of Mount Logan’s shares; and (b) more than 50% of the fair market value of the MLC Common Shares was derived directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (i) to (iii), whether or not such property exists. In addition, the MLC Common Shares may be deemed to be taxable Canadian property of a Dissenting Non-Resident Holder in certain circumstances specified in the Tax Act.
In the event the MLC Common Shares are “taxable Canadian property” of a Dissenting Non-Resident Holder and the Dissenting Non-Resident Holder is not entitled to an exemption pursuant to the provisions of an applicable tax treaty (if any), any capital gain or capital loss realized by the Dissenting Non-Resident Holder will be treated in the same manner as described under the heading “Taxation of Capital Gains and Capital Losses” above.
Generally, a Dissenting Non-Resident Holder will not be subject to Canadian income or withholding tax under the Tax Act on any interest awarded by a court in connection with the Arrangement.

Certain U.S. Federal Income Tax Consequences of the Mergers

The Mergers, taken together, will be treated as a transfer to a corporation controlled by transferors within the meaning of Section 351 of the Code. Shareholders of 180 Degree Capital and Mount Logan are not expected to recognize gain or loss in connection with the Mergers given that such shareholders shall receive only New Mount Logan Common Stock as consideration for the Mergers.
Mount Logan Shareholder Dissent Rights

The Interim Order provides that each Registered MLC Shareholder as of the close of business on the record date of the MLC Special Meeting will have the right to dissent and, if the Arrangement becomes effective, to be paid the fair value of their MLC Common Shares by Mount Logan, which shall be the fair value of such MLC Common Shares as of the close of business on the day before the Arrangement Resolution is approved by MLC Shareholders at the MLC Special Meeting, and such dissenting shareholders shall not be entitled to any other payment or consideration, including any payment that would be payable pursuant to the Mergers had such holders not exercised their Dissent Rights in respect of such MLC Common Shares. If a dissenting shareholder fails to strictly comply with the requirements of the Dissent Rights set out in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, such dissenting shareholder may lose his, her or its Dissent Rights. See the section entitled “Dissent Rights for MLC Shareholders in respect of the Arrangement” in this Preliminary Joint Proxy Statement/Prospectus. No appraisal rights following the Continuation are available under the Delaware LLC Act or the terms of the MLC Delaware LLCA in respect of the Mergers.
180 Degree Capital Shareholder Dissent Rights

No shareholder of 180 Degree Capital will be entitled to exercise dissenters’ rights in connection with the Mergers under the Laws of the State of New York.
Expected Accounting Treatment of the Mergers
Management has performed an analysis and determined that with respect to the TURN Merger, the TURN Merger is an asset acquisition and that 180 Degree Capital is the accounting survivor and with respect to the MLC Merger, the MLC Merger is an asset acquisition] and that Mount Logan is the accounting survivor. Therefore, the Mergers will be accounted for under the asset acquisition method of accounting by each of 180 Degree Capital and Mount Logan in accordance with ASC 805-50, Business Combinations—Related Issues. Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 goes on to say asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.
The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example cash) and does not give rise to goodwill.
The final allocation of the purchase price will be determined after the Mergers are completed and after completion of a final analysis to determine the estimated relative fair values of each of 180 Degree Capital’s and Mount Logan’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments and other items of either 180 Degree Capital or Mount Logan, as applicable, as compared to the information shown in this Preliminary Joint Proxy Statement/Prospectus, may occur. Accordingly, the final adjustments may be materially different from the pro forma adjustments presented in this Preliminary Joint Proxy Statement/Prospectus.
Listing of New Mount Logan Common Stock

The Parties are required to use reasonable best efforts to cause the shares comprising the Merger Consideration to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.
Delisting of MLC Common Shares

The MLC Common Shares are currently listed on Cboe Canada. Following completion of the Business Combination, Mount Logan (after completion of the MLC Merger) will become a wholly-owned subsidiary of New Mount Logan and it is anticipated that New Mount Logan will apply to the applicable Canadian securities regulators to have Mount Logan cease to be a reporting issuer and that the MLC Common Shares will be delisted from Cboe Canada. See “The Mergers – Canadian Securities Law Consequences.”

Deregistration and Delisting of 180 Degree Capital
Following the Effective Time, New Mount Logan will take all necessary actions to deregister 180 Degree Capital as an investment company under the 1940 Act. Specifically, 180 Degree Capital will file an application on Form N-8F with the SEC on the basis that 180 Degree Capital qualifies for an exclusion from the definition of an “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and has therefore abandoned its registration under the 1940 Act, or on such other basis as mutually agreed upon by Mount Logan and 180 Degree Capital.

Prior to the Closing Date, 180 Degree Capital will use its reasonable best efforts to take all actions necessary to facilitate the delisting of TURN Common Shares from Nasdaq, in accordance with applicable laws and Nasdaq rules and policies.

THE MERGER AGREEMENT

The following summary, which includes the material terms of the Merger Agreement, is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this Preliminary Joint Proxy Statement/Prospectus and is incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. 180 Degree Capital and Mount Logan encourage you to read the Merger Agreement carefully and in its entirety.
Structures of Mergers

Pursuant to the terms of the Merger Agreement, at the Effective Time, (a) in the TURN Merger, TURN Merger Sub will merge with and into 180 Degree Capital, the separate corporate existence of TURN Merger Sub will cease, and 180 Degree Capital will be the surviving company and will continue its existence as a corporation under the Laws of the State of New York, and (b) in the MLC Merger MLC Merger Sub will merge with and into Mount Logan, the separate existence of MLC Merger Sub will cease, and Mount Logan will be the surviving company and will continue its existence as a limited liability company under the Laws of the State of Delaware. Immediately prior to the consummation of the Mergers, Mount Logan will domesticate from the Province of Ontario (Canada) to a Delaware limited liability company. At the Closing, shareholders of Mount Logan and 180 Degree Capital will receive shares of common stock of New Mount Logan registered under the Securities Act, and New Mount Logan is expected to be listed on Nasdaq as a reporting company under the Exchange Act.
Following the completion of the Mergers, New Mount Logan, the parent company of 180 Degree Capital and Mount Logan, will be a newly-listed public company on Nasdaq trading under the symbol “MLCI.”

Also following the completion of the Mergers, New Mount Logan will cause 180 Degree Capital to deregister as a closed-end investment company registered under the 1940 Act with the SEC.
Effective Time of Mergers

Unless the Parties agree in writing otherwise, the Closing will take place on the date that is three (3) Business Days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing).
The TURN Merger will become effective as set forth in the Certificate of Merger that will be filed by TURN Merger Sub and 180 Degree Capital with the Secretary of State of the State of New York. The MLC Merger will become effective as set forth in the Certificate of Merger that will be filed by MLC Merger Sub and Mount Logan with the Secretary of State of the State of Delaware.
Merger Consideration

If the Mergers are consummated, (a) each share of common stock, par value $0.001 per share, of TURN Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock, par value $0.001 per share, of 180 Degree Capital, (b) each share of New Mount Logan Common Stock issued and outstanding immediately prior to the Effective Time will be redeemed by New Mount Logan and such shares will be cancelled, will cease to exist and no consideration will be issued in redemption therefor, (c) subject to the terms of the Merger Agreement, each TURN Common Share issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the TURN Exchange Ratio, as more fully described below (the “TURN Merger Consideration”), subject to the treatment of fractional shares pursuant to the Merger Agreement, (d) each unit representing a membership interest in MLC Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one (1) unit representing a membership interest in Mount Logan, and (e) subject to the terms of the Merger Agreement, each MLC Common Share issued and outstanding immediately prior to the Effective Time, but for the avoidance of doubt, and after giving effect to the MLC Domestication (other than any Excluded Shares) will be converted into the right to receive a number of shares of New Mount Logan Common Stock equal to the MLC Exchange Ratio, as more fully described below (the “MLC Merger Consideration” and together with the TURN Merger Consideration, the “Merger Consideration”), subject to the treatment of fractional shares pursuant to the Merger Agreement.
The 180 Degree Capital and Mount Logan exchange ratios are calculated based on each of Mount Logan’s and 180 Degree Capital’s respective NAV as of the Closing, which will be determined in accordance with the terms of the Merger Agreement, as described in more detail below. The TURN Exchange Ratio is calculated by obtaining (a) the quotient of (i) one (1), divided by (ii) the Outstanding TURN Shares, multiplied by (b) the product of (i) the New Mount Logan Shares for Issuance, multiplied by (ii) the quotient (rounded to the nearest fourth decimal place with 0.00005 rounding up) of (x) the Closing TURN Net Asset Value, divided by (y) the Combined Closing NAV. The MLC Exchange Ratio is calculated by obtaining (a) the quotient of (i) one (1), divided by (ii) the outstanding MLC Common Shares, multiplied by (b) the product of (i) the New Mount Logan Shares for Issuances, multiplied by (ii) the MLC NAV Multiplier. The TURN Exchange Ratio and the MLC Exchange Ratio will each be equitably adjusted (to the extent not already taken into account in determining the applicable NAVs) if, from the date 180 Degree Capital or Mount Logan delivers its respective net asset value calculation to the other party until the Effective Time, the number of outstanding TURN Common Shares or MLC Common Shares, respectively, increase, decrease, change into or are exchanged for a different number or kind of shares or securities as a result of any reclassification, merger, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities will have been authorized and declared with a record date within such period.
180 Degree Capital’s NAV as of the Closing is calculated as the value of the net assets of 180 Degree Capital, calculated using the same assumptions and methodologies and applying the same categories of adjustments to net asset value, historically used by 180 Degree Capital in calculating the NAV of 180 Degree Capital that has been publicly reported by 180 Degree Capital in its financial statements. 180 Degree Capital’s NAV is calculated (a) without taking into account any conversion of 180 Degree Capital investment assets into cash. any subsequent distribution of such cash by 180 Degree Capital to New Mount Logan or any of its Subsidiaries or any distribution in kind of 180 Degree Capital investment assets to New Mount Logan or any of its Subsidiaries, in each case, as required to implement the 40 Act Closing Date Plan, if applicable, and (b) includes, to the extent not settled at least two (2) Business Days prior to Closing, (the “Determination Date”), all current and future liabilities related to the Harris & Harris Group, Inc. Retiree Medical Benefit Plan, in an amount equal to the figure actuarially determined and included in 180 Degree Capital’s annual report for the year ending December 31, 2024, net of any payments made under such plan through the Determination Date. At the Closing, 180 Degree Capital’s NAV will be calculated in accordance with the above, and in addition will be (i) reduced for TURN Transaction Expenses to the extent the same did not reduce, on a dollar-for-dollar basis, the calculation of 180 Degree Capital’s NAV, and (ii) increased by the amount of the TURN Change of Control Severance Payments included in TURN Transaction Expenses.
The TURN Transaction Expenses include the aggregate amount of all unpaid fees, costs, expenses and other amounts incurred or otherwise payable, directly or indirectly, by 180 Degree Capital, New Mount Logan, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries in connection with, arising from or related to (a) the negotiation, preparation, execution or delivery of the Merger Agreement or the consummation of the Business Combination, including all legal, accounting, proxy solicitation, financial printer, investment banking and financial advisory fees, costs and expenses of 180 Degree Capital, New Mount Logan, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries, in each case other than to the extent constituting (i) any filing fees payable in connection with the notifications, filings, registrations, submission and other materials required to satisfy the regulatory approvals required at Closing, (ii) the fees and expenses incurred in connection with the paying and exchange agreement engaged in connection with the Business Combination, and (iii) all registration and other filing fees payable to the SEC, Canadian securities regulators or Cboe Canada in respect of, and all legal accounting, proxy solicitation and financial printer fees, costs and expenses incurred by any Party in connection with, the filing of this Preliminary Joint Proxy Statement/Prospectus (collectively, the “Shared Expenses”); (b) all performance awards, deferred compensation, bonuses, including transaction bonuses and stay bonuses, change of control payments, retention payments, termination, severance or other bonuses or payments that are triggered or accelerated or otherwise due or payable in connection with or incident to (whether at or after Closing) the consummation of the Business Combination (including for the avoidance of doubt all retention bonus payments payable to each of Kevin M. Rendino and Daniel B. Wolfe and any TURN Change of Control Severance Payments), including any gross-up or similar payments for Taxes, (c) the employer’s portion of all payroll, employment, unemployment and similar Taxes applicable to any amounts set forth in the preceding subclause (b), (d) one hundred percent (100%) of (i) transfer taxes associated with the TURN Merger and (ii) the costs of obtaining a six (6) year tail insurance policy for director and officer liability for 180 Degree Capital; and (e) fifty percent (50%) of all Shared Expenses.
Mount Logan’s NAV as of the Closing is calculated as $67,410,000, (i) reduced by the aggregate amount of cash dividends or in kind distributions (other than distributions of MLC Common Shares), if any, paid by Mount Logan to its stockholders during the period between the date of the Merger Agreement through the Determination Date (excluding any MLC Common Shares issued in the MLC Domestication) and (ii) increased by the value ascribed by Mount Logan to any new capital stock actually issued by Mount Logan during the period beginning on the date of the Merger Agreement through the Determination Date in exchange for cash contributions (including cash contributed in connection with exercise of any warrants) or other assets actually received (including by way of any acquisition, however structured) during the interim period (other than stock issued to employees or other service providers of Mount Logan or in connection with any acquisition).
If the relative NAVs of 180 Degree Capital and Mount Logan would result in either the TURN NAV Multiplier being greater than 50% such that shareholders of 180 Degree Capital would own in the aggregate more than 50% of the issued and outstanding shares of New Mount Logan Common Stock immediately after the Effective Time or any shareholder of 180 Degree Capital being expected to own 25% or more of the issued and outstanding shares of New Mount Logan Common Stock immediately after the Effective Time, 180 Degree Capital will, prior to Closing and subject to the prior approval of Mount Logan, make in-kind distributions to its shareholders such that the TURN NAV Multiplier is less than 50% or such shareholder would not be entitled to 25% or more of the issued and outstanding New Mount Logan Common Stock immediately following the Effective Time, as applicable.
No fractional shares of New Mount Logan Common Stock will be issued upon the conversion of TURN Common Shares or MLC Common Shares. As to any fraction of a share to which any holder of TURN Common Shares or MLC Common Shares exchanged pursuant to the Mergers would be entitled (after aggregating all fractional shares of New Mount Logan Common Stock to which such holder would be entitled in respect of such exchanged TURN Common Shares or MLC Common Shares, as applicable), such fraction will be rounded down to the nearest whole number.
Treatment of Mount Logan Equity Awards

Prior to the Effective Time and in connection with the Mergers, Mount Logan will cause all restricted share units of Mount Logan which are issued and outstanding as of the Effective Time to be accelerated in accordance with the terms and conditions of the performance and restricted share unit plan of Mount Logan and applicable award agreement. For more information, please see “The Mount Logan Meeting -- MLC RSU/DEU Holders.”
Assumption of Warrants

On October 19, 2018, Mount Logan issued warrants to acquire an aggregate of 20,468,128 MLC Common Shares (the “2018 Warrants”). As of December 31, 2024, Mount Logan had all 20,468,128 2018 Warrants outstanding which are exercisable at any time up to October 19, 2025. As a result of a reverse share split completed by Mount Logan on December 3, 2019, every eight (8) 2018 Warrants entitle the holder to receive, upon exercise, one MLC Common Share at a price of C$6.16 per common share. Accordingly, an aggregate of up to 2,558,516 MLC Common Shares were issuable upon the exercise of the 20,468,128 outstanding 2018 Warrants as of December 31, 2024.
On January 26, 2024, Mount Logan completed a private placement of debentures and warrants (the “2024 Warrants”). Each 2024 Warrant is exercisable to acquire one MLC Common Share at a price of C$2.75 per share for a period of eight (8) years from the issuance thereof. Accordingly, an aggregate of up to 937,600 MLC Common Shares were issuable upon the exercise of the 937,600 outstanding 2024 Warrants as of December 31, 2024.
Prior to the Effective Time, 180 Degree Capital will cause New Mount Logan to execute one or more supplemental indentures to the Warrant Indentures to evidence and effectuate the due assumption by New Mount Logan of all obligations of Mount Logan under such Warrant Indentures, which supplemental indentures will obligate New Mount Logan to issue New Mount Logan Common Stock upon the exercise of any 2018 Warrants or 2024 Warrants outstanding under the Warrant Indentures in accordance with their terms. In connection with this assumption of obligations, the MLC Warrants will be adjusted in accordance with their terms such that upon exercise of such MLC Warrants by a holder, such holder will receive a number of shares of New Mount Logan Common Stock (having regard to the MLC Exchange Ratio) in lieu of the number of MLC Common Shares such holder would have received if such MLC Warrants had been exercised prior to the Mergers, for the same aggregate consideration. If such assumption of obligations had taken place on [●], 2025, (i) the number of shares of New Mount Logan Common Stock that would have been issuable upon exercise of all outstanding 2018 Warrants would have been [●], and (ii) the number of shares of New Mount Logan Common Stock that would have been issuable upon exercise of all outstanding 2024 Warrants would have been [●], in each case, reflecting the MLC Exchange Ratio as at such date. The information in the prior sentence is provided for illustrative purposes only, and the numbers of shares of New Mount Logan Common Stock issuable in connection with any exercise following the assumption at the Effective Time may be higher or lower than the amounts set forth in the prior sentence to reflect the MLC Exchange Ratio as at the Effective Time. Following the Effective Time, New Mount Logan will comply with all terms and conditions of the Warrant Indentures. Neither the 2018 Warrants nor the 2024 Warrants are expected to be listed on any exchange in connection with the assumption by New Mount Logan at the Effective Time or thereafter.

Conversion of Shares; Exchange of Shares in the Mergers

Pursuant to the Mergers, (i) all of the TURN Common Shares and all MLC Common Shares converted into the right to receive the applicable Merger Consideration pursuant to the Merger Agreement will no longer be outstanding and will automatically be cancelled and will cease to exist, and each such TURN Common Share and each MLC Common Share will thereafter represent only the right to receive the applicable Merger Consideration.
Post-Effective Time Distributions

If any dividend or distribution having a record date at or following the Effective Time is declared by New Mount Logan in respect of the New Mount Logan Common Stock, such declaration will apply to all shares of New Mount Logan Common Stock issuable or issued pursuant to the Merger Agreement that remain outstanding as of the payment date of such dividend or distribution.
Withholding

New Mount Logan, Mount Logan, 180 Degree Capital and the paying agent and exchange agent, as applicable, will be entitled to deduct and withhold from any amounts payable pursuant to the Merger Agreement such amounts as each determines in good faith are required to be deducted and withheld with respect to the making of such payment under applicable tax laws. If any amounts are withheld and paid over to the appropriate Governmental Entity, such withheld amounts will be treated as having been paid to the recipient from whom they were withheld.
Representations and Warranties

The Merger Agreement contains representations and warranties made by each of 180 Degree Capital and Mount Logan. 180 Degree Capital has made representations and warranties regarding, among other things:
•corporate organization, including incorporation and qualification;
•no other business of New Mount Logan, TURN Merger Sub and MLC Merger Sub;
•capitalization;
•subsidiaries;
•power and authority to execute, deliver and perform obligations under the Merger Agreement and other transaction documents;
•the absence of conflicts between the execution of the Merger Agreement and consummation of the Business Combination, on one hand, and the organizational documents of 180 Degree Capital, applicable Laws or orders, permits, contracts or other obligations of 180 Degree Capital or its Subsidiaries, on the other hand;
•required government filings and consents;
•SEC reports and financial statements;
•internal controls and disclosure controls and procedures;
•broker’s fees;
•absence of certain changes and actions since December 31, 2023;
•compliance with applicable laws and permits;
•compliance with applicable anti-money laundering, anti-bribery, anti-terrorism and sanctioned county laws;
•state takeover laws;

•the accuracy and completeness of information supplied for inclusion in this document;
•tax matters;
•absence of certain litigation, orders or investigations;
•employment and labor matters, including with respect to employee benefit plans;
•certain types of contracts;
•affiliate arrangements;
•insurance coverage;
•intellectual property and data privacy matters;
•environmental matters;
•real property;
•investment assets;
•appraisal rights;
•the valuation of certain investment assets;
•opinion of its financial advisor; and
•investment advisor matters.
Mount Logan has made representations and warranties regarding, among other things:
•corporate organization, including incorporation and qualification;
•capitalization;
•subsidiaries;
•power and authority to execute, deliver and perform obligations under the Merger Agreement and other transaction documents;
•the absence of conflicts between the execution of the Merger Agreement and consummation of the Business Combination, on one hand, and the organizational documents of Mount Logan, applicable Laws or orders, permits, contracts or other obligations of Mount Logan or its Subsidiaries, on the other hand;
•required government filings and consents;
•Canadian Securities Authorities reports and financial statements;
•internal controls and disclosure controls and procedures;
•broker’s fees;
•absence of certain changes and actions since December 31, 2023;
•compliance with applicable laws and permits;
•compliance with applicable anti-money laundering, anti-bribery, anti-terrorism and sanctioned county laws;
•state takeover laws;
•the accuracy and completeness of information supplied for inclusion in this document;
•tax matters;
•absence of certain litigation, orders or investigations;
•employment and labor matters, including with respect to employee benefit plans;

•certain types of contracts;
•affiliate arrangements;
•insurance coverage;
•intellectual property and data privacy matters;
•environmental matters;
•real property;
•investment assets;
•appraisal rights;
•investment advisor matters;
•fund matters;
•collateral benefit matters; and
•insurance business matters.
The representations and warranties of 180 Degree Capital and Mount Logan were made as of specific dates, may be subject to important qualifications and limitations agreed to by the Parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between the Parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead, should be read only in conjunction with the information provided elsewhere in this document.
For purposes of the Merger Agreement, “Material Adverse Effect” with respect to Mount Logan or 180 Degree Capital, as applicable, means any event, change, circumstance, effect, development, condition or occurrence (an “Effect”) that, individually or together with any one or more event, changes, circumstances, effects, developments, conditions or occurrences, has, has had or would reasonably be expected to have (a) a material adverse effect on the business, assets, liabilities, financial condition or results of operations of, in the case of 180 Degree Capital, 180 Degree Capital and its Subsidiaries, taken as a whole, or, in the case of Mount Logan, Mount Logan and its Subsidiaries, taken as a whole; or (b) a material adverse effect on the ability of, in the case of 180 Degree Capital, 180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub or, in the case of Mount Logan, Mount Logan, to consummate the Business Combination prior to the Termination Date. Solely with respect to clause (a), a Material Adverse Effect will not include and, in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur, will be deemed not to include any Effect to the extent resulting from or arising out of:
i.changes in the economic or securities, credit, financial or other capital market conditions generally (including changes in interest rates or changes in prices of debt or equity securities);
ii.a change or condition affecting the industries in which 180 Degree Capital or its Subsidiaries, or Mount Logan or its Subsidiaries, as applicable, operate generally;
iii.any changes or proposed changes after the date of the Merger Agreement in Laws or accounting regulations or principles (including U.S. GAAP and IFRS) or their respective interpretation or enforcement;
iv.any change after the date of the Merger Agreement in general political, regulatory, legislative or business conditions, acts of terrorism or war or the worsening thereof, including protests, riots or the engagement by the United States of America or any other country in hostilities, whether or not pursuant to a declaration of a national emergency or war, cybercrime, cyberterrorism or civil unrest;
v.disease outbreak or any other pandemic or the worsening thereof (including the impact on economies generally and the results of any actions taken by any Governmental Entity in response thereto), earthquakes, hurricanes or other natural disasters or acts of God;
vi.any failure, in and of itself, by, in the case of 180 Degree Capital, 180 Degree Capital or any of its Subsidiaries, or, in the case of Mount Logan, Mount Logan or any of its Subsidiaries, to meet any internal forecast or projection (provided, that the underlying causes of such failures or decline may, unless otherwise excluded by another clause in this definition of “Material Adverse Effect,” be taken into account and shall not be excluded in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur);
vii.the taking of any action required to comply with the Merger Agreement or to which the other party has provided its express written consent or the failure to take any action prohibited by the Merger Agreement;
viii.changes in the trading price or trading volume of TURN Common Shares or MLC Common Shares, in and of itself; and
ix.the negotiation, execution or performance of the Merger Agreement or any agreement ancillary thereto, the announcement of the Merger Agreement and the Business Combination contemplated by the Merger Agreement and the identity of, or any facts or circumstances related to, the other party.
The exceptions in (i), (ii), (iii), (iv) and (v) above shall not apply to the extent that such effect disproportionately impacts in the case of 180 Degree Capital, 180 Degree Capital and its Subsidiaries, taken as a whole, or, in the case of Mount Logan, Mount Logan and its Subsidiaries, taken as a whole, relative to other similarly situated industry participants (in which case, only such incremental disproportionate impact may be taken into account in determining whether there was or has been a Material Adverse Effect).
Conduct of Business Prior to Completion of the Mergers

180 Degree Capital
180 Degree Capital has undertaken customary covenants that place restrictions on it and its Subsidiaries until completion of the Mergers. In general, 180 Degree Capital has agreed that before the completion of the Mergers, except as may be required by Law, as expressly contemplated by the Merger Agreement, as set forth in the TURN Disclosure Letter or with the prior written consent of Mount Logan, it will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to, in all material respects, conduct its business in the ordinary course of business consistent with past practice and the TURN Investment Objectives and use commercially reasonable efforts to maintain and preserve intact its business organization and existing business relationships in all material respects.
In addition, before the completion of the Mergers, 180 Degree Capital has agreed that, except as may be required by Law or as expressly contemplated by the Merger Agreement or as set forth in the TURN Disclosure Letter, 180 Degree Capital will not, and will not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of Mount Logan, and subject to certain exceptions:
•issue, deliver, sell or grant, encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting debt or other voting securities, or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue, or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire by tender offer or otherwise, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;
•sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business consistent with past practice and the TURN Investment Objectives, (ii) encumbrances required to secure indebtedness of 180 Degree Capital or any of its Subsidiaries outstanding as of the date of the Merger Agreement pursuant to the terms of such indebtedness as in effect as of the date of the Merger Agreement or (iii) of obsolete equipment;
•acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments of any kind, except for (i) subject to the requirements of clause (ii) that follows, if applicable, any such acquisition or investment conducted in the ordinary course of business consistent with past practice and the TURN Investment Objectives, or (ii) any investment (x) in liquid, “Level 1” securities (as determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820),” issued by the Financial Accounting Standards Board) traded on a national securities exchange where the size of the position is no more than 12.5% of the daily average float for such security measured based on daily weighted average over the immediately preceding 20 trading days and (y) that is not an existing portfolio company of BCPA or any of its affiliates (including for this purpose any of its or their managed or advised funds or vehicles) to the extent that such investment would reasonably be expected to limit BCPA or any of its affiliates from entering into transactions with such portfolio company based on the requirements and limitations of the 1940 Act;
•amend any of its governing documents;
•implement or adopt any material change in 180 Degree Capital’s tax or financial accounting principles, practices or methods;
•except as may be required by applicable Law or the terms of any employee benefit plan as in effect as of the date of the Merger Agreement, (i) hire or terminate (other than for cause), or provide notice of termination to, any employee, officer, director, independent contractor or consultant, (ii) establish, amend, become a party to, commit to adopt or terminate any employee benefit plan, (iii) grant any increase in the base salary, hourly wage, severance entitlements or other compensation or benefits to any employee, officer, director or other individual service provider, or (iv) enter into any labor or collective bargaining agreement;
•make, change or revoke any material election in respect of taxes, change any annual tax accounting period, adopt or change any material method of tax accounting, file or amend any material tax returns or file claims for material tax refunds, enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Entity with respect to any tax, waive or extend any statute of limitations period in respect of a material amount of taxes, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in a material tax Liability;;
•take or agree to take any action that would reasonably be expected to prevent the Mergers from qualifying for the intended tax treatment set forth in the Merger Agreement;

•incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, except for draw-downs with respect to financing arrangements existing as of the date of the Merger Agreement;
•make or agree to make any capital expenditure;
•enter into any new line of business;
•enter into any material contract;
•terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract;
•settle, cancel, waive, release or otherwise compromise any proceeding against it;
•(i) pay, discharge or satisfy any indebtedness for borrowed money, or (ii) cancel any material indebtedness;
•merge or consolidate with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
•enter into any contract with any affiliate;
•terminate, cancel or let lapse any material insurance policy or fail to file any material claim under any insurance policy in a timely manner as required by any such insurance policy; or
•agree to take, make any commitment to take, or adopt any resolutions authorizing any of the foregoing actions.
Mount Logan
Mount Logan has undertaken customary covenants that place restrictions on it and its Subsidiaries until completion of the Mergers. In general, Mount Logan has agreed that before the completion of the Mergers, except as may be required by Law, as expressly contemplated by the Merger Agreement, as set forth in the MLC Disclosure Letter or with the prior written consent of 180 Degree Capital, it will, and will cause each of its Subsidiaries to use commercially reasonable efforts to, in all material respects, conduct its business in the ordinary course of business consistent with past practice and the MLC Investment Objectives and use commercially reasonable efforts to maintain and preserve intact its business organization and existing business relationships.
In addition, before the completion of the Mergers, Mount Logan has agreed that, except as may be required by Law or as expressly contemplated by the Merger Agreement or as set forth in the MLC Disclosure Letter, Mount Logan will not, and will not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of 180 Degree Capital, and subject to certain exceptions:
•issue, deliver, sell or grant, encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting debt or other voting securities, or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;
•(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends paid in the ordinary course of business consistent with past practice (including Mount Logan’s quarterly dividend), (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire by tender offer or otherwise, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;
•sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its material assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice and the MLC Investment Objectives;
•acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation or purchase, or otherwise or make any other investments of any kind except for any such acquisition or investment conducted in the ordinary course of business consistent with past practice and the MLC Investment Objectives (ii) encumbrances required to secure indebtedness of Mount Logan or any of its Subsidiaries outstanding as of the date of the Merger Agreement or (iii) obsolete equipment;
•acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments of any kind, except for any such acquisition or investment conducted in the ordinary course of business consistent with past practice and the MLC Investment Objectives;
•amend any of its governing documents;
•implement or adopt any material change in its tax or financial accounting principles, practices or methods;
•make, change or revoke any material election in respect of Taxes, change any annual tax accounting period, adopt or change any material method of tax accounting, file or amend any material tax returns or file claims for material tax refunds, enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any governmental entity with respect to any tax, waive or extend any statute of limitations period in respect of a material amount of Taxes, settle any material tax claim, audit or assessment, or surrender any right to claim a material tax refund, offset or other reduction in a material tax liability;
•take or agree to take any action that would reasonably be expected to prevent the Mergers from qualifying for the intended tax treatment set forth in the Merger Agreement;
•incur any indebtedness for borrowed money or guarantee any indebtedness of another Person;
•make or agree to make any capital expenditure other than in the ordinary course of business consistent with past practice;
•enter into any new line of business outside of the asset management, insurance or receivable servicing;
•settle, cancel, waive, release or otherwise compromise any proceeding against it;
•(i) pay, discharge or satisfy any indebtedness for borrowed money, or (ii) cancel any material indebtedness;
•merge, amalgamate or consolidate with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

•terminate, cancel or let lapse any material insurance policy (or fail to file any material claim under any insurance policy in a timely manner as required by any such insurance policy;
•enter into any contract with any affiliate; or
•agree to take, make any commitment to take, or adopt any resolutions authorizing any of the foregoing actions.
Additional Agreements

Access to Information; Reasonable Best Efforts
Subject to the terms of the Merger Agreement and applicable Law, each of Mount Logan and 180 Degree Capital are obligated to afford to the directors, officers, accountants, counsel, advisors and other representatives of the other party reasonable access during normal business hours to its properties, books, contracts and records for the purpose of preparing for Closing and any related post-Closing integration and, during such period, to make available to the other party all other information concerning its business and properties as the other party may reasonably request in connection therewith.
The Merger Agreement obligates the Parties to cooperate with each other and use reasonable best efforts to take all actions, and to do, and to assist and reasonably cooperate with the other Parties in doing all things necessary, proper or advisable under applicable Law to consummate and make effective the Business Combination, including taking the steps set forth in the Merger Agreement to consummate the Business Combination, causing the conditions precedent set forth in the Merger Agreement to be satisfied, obtaining applicable consents, waivers or approvals of any third parties, including any Governmental Entities, defending any proceedings challenging the Merger Agreement, the transactions contemplated by the Merger Agreement or the performance by the Parties of their obligations under the Merger Agreement, and executing and delivering such instruments, and taking such other actions, as the Parties may reasonably require in order to carry out the intent of the Merger Agreement. In taking the forgoing actions, the Parties are obligated to, subject to applicable Law, consult with each other on all the information that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Business Combination and to act reasonably and as promptly as practical in doing so. The Parties are also obligated to reasonably consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and permits of all Governmental Entities necessary or advisable to consummate the Business Combination, and to keep each other reasonably apprised of the status of matters relating to completion of the Business Combination.
Regulatory Matters
The Parties are obligated to use reasonable best efforts to, as promptly as practicable following the date of the Merger Agreement, obtain consents or approvals from, or make any notice filings or registrations with, any applicable Governmental Entity as may be required in connection with consummation of the Business Combination, including the preparation and filing of (i) this document, (ii) articles of merger or equivalent instruments in connection with the Mergers and (iii) any applications, notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (though as of the date of this Preliminary Joint Proxy Statement/Prospectus, no HSR Act-related approval is expected to be required). In addition, Mount Logan is obligated to use reasonable best efforts to:
•make application to the Ontario Securities Commission requesting the consent of the Ontario Securities Commission in respect of the MLC Domestication pursuant to the OBCA, which application was filed on [●], 2025;
•make application in a manner reasonably acceptable to 180 Degree Capital for a hearing before the Ontario Superior Court of Justice (Commercial List) (the “Court”) pursuant to Section 182 of the

OBCA seeking the Interim Order and, in cooperation with 180 Degree Capital, proceed with such application and diligently pursue obtaining the Interim Order as set forth in the Merger Agreement;
•assuming certain conditions set forth in the Merger Agreement are satisfied, take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue obtaining the Final Order pursuant to Section 182 of the OBCA as soon as reasonably practicable, but in any event submitting not later than three (3) Business Days after the special resolution approving the MLC Matters is passed at the MLC Special Meeting;
•make application to the Ontario Ministry by filing a Form 5265E – Authorization to Continue Out of BCA, Business Corporations Act;
•prepare and file a notice to the Minister of Innovation, Science and Economic Development of the completion of the Business Combination to be provided under the Investment Canada Act;
•if required, cause the filing by Crown Private Credits Partners Inc. pursuant to Section 11.10 of National Instrument 31-103 – Registration Requirements to be made; and
•make application to obtain a consent to the Business Combination from the Nebraska Department of Insurance.
In connection with such filings, the Parties are required to cooperate with one another, to keep the other party informed of any communications received from Governmental Entities and permit the other party to review such communications and to keep the other reasonably apprised of the status of matters relating to completion of the Mergers.
Shareholder Approvals; Court and Arrangement Matters
Mount Logan has agreed to hold the MLC Special Meeting as promptly as practicable following the later of (i) the effectiveness of this document and (ii) the date the Interim Order is issued, for the purpose of obtaining the approval of the MLC Shareholders of the MLC Matters. Mount Logan will be required to use its reasonable best efforts to obtain from its shareholders the vote required to approve the MLC Matters, and such obligations will not be affected by the existence of any Takeover Proposals or any MLC Adverse Recommendation Change.
Similarly, 180 Degree Capital has agreed to hold the 180 Degree Capital Special Meeting as promptly as practicable following the effectiveness of this document, for the purpose of obtaining the approval of TURN shareholders of the TURN Matters. 180 Degree Capital will be required to use its reasonable best efforts to obtain from its shareholders the vote required to approve the TURN Matters, and such obligations will not be affected by the existence of any Takeover Proposals or any TURN Adverse Recommendation Change.
The Parties have agreed that the Arrangement will be implemented in accordance with and subject to the terms and conditions of the Merger Agreement and the Plan of Arrangement, that the Articles of Arrangement will implement the Plan of Arrangement and that Mount Logan will send the Articles of Arrangement to the OBCA Director prior to the Effective Time.
Nasdaq Listing
The Parties are required to use reasonable best efforts to cause the shares of New Mount Logan Common Stock to be issued as the Merger Consideration under the Merger Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

Indemnification; Directors’ and Officers’ Insurance
The Parties have agreed that all rights to indemnification, advancement of expenses, and exculpation by Mount Logan or 180 Degree Capital, as applicable, now existing in favor of each Person who (i) is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Mount Logan or 180 Degree Capital, as applicable, or any of their respective Subsidiaries, or (ii) is now serving, or has served at any time prior to the date of the Merger Agreement or who serves or agrees to serve prior to the Effective Time, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of Mount Logan or 180 Degree Capital (each, an “Indemnified Party”) as such rights are provided in the organizational documents of Mount Logan or 180 Degree Capital, as applicable, in each case as in effect on the date of the Merger Agreement, or pursuant to any other contracts set forth on the MLC Disclosure Letter or TURN Disclosure Letter, as applicable, will be assumed by New Mount Logan. Each of Mount Logan and 180 Degree Capital, as applicable, will retain such indemnification obligations on a joint and several basis with New Mount Logan. For a period of six (6) years from the Effective Time, New Mount Logan, 180 Degree Capital and Mount Logan will maintain in effect the exculpation, indemnification, and advancement of expenses provisions of their respective organizational documents as in effect as of the date of the Merger Agreement with respect to acts or omissions by any Indemnified Party occurring prior to the Effective Time, and will not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party.
180 Degree Capital and Mount Logan will each obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of each of their existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six (6) years from and after the Effective Time with coverage and amounts not less than, and terms and conditions that are no less advantageous to the insureds as, their existing policies with respect to matters existing or occurring at or prior to the Effective Time.
Publicity
180 Degree Capital and Mount Logan will each consult with the other before issuing or causing the publication of any press release or other public announcement with respect to the Merger Agreement or the Business Combination, except as may be required by applicable Law or the rules and regulations of the Nasdaq and Cboe Canada and, to the extent such press release or disclosure is issued or made, Mount Logan or 180 Degree Capital, as applicable, will have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such disclosure. 180 Degree Capital and Mount Logan may make public statements (including in response to questions by analysts, investors or those attending industry conferences or financial analyst conference calls) that are consistent with, and do not include information (other than immaterial information) not included in, previous public disclosures made in compliance with the Merger Agreement.
No Solicitation
Each of Mount Logan and 180 Degree Capital has agreed to, and to cause its Subsidiaries, and its and their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents to, immediately cease and cause to be terminated all discussions or negotiations with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal from a third party and not to: (i) directly or indirectly solicit, initiate, knowingly facilitate or knowingly encourage or take any other action (including by providing information) designed to, or which would reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its shareholders) with respect to any Takeover Proposal (other than discussions solely to clarify whether a proposal or offer constitutes a Takeover Proposal), (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement, other than an acceptable confidentiality agreement) or enter into any contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that would reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Mergers or any other Transaction, (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than Mount Logan, 180 Degree Capital or their respective affiliates or representatives) any non-public information with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal (other than to state that the terms of the Merger Agreement prohibit such negotiations or discussions, or discussions solely to clarify whether a proposal or offer constitutes a Takeover Proposal), (iv) publicly propose or publicly announce an intention to take any of the foregoing actions, or (v) grant any (x) approval pursuant to any takeover statute to any Person (other than Mount Logan, 180 Degree Capital or their respective affiliates) or with respect to any transaction (other than the Business Combination) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of Mount Logan or 180 Degree Capital, other than, with respect to this clause (y), a waiver of a standstill or similar agreement to allow a third party to make a private Takeover Proposal to the 180 Degree Capital Board or Mount Logan Board, as applicable.
If Mount Logan or 180 Degree Capital receives a Takeover Proposal or similar request for information, it must notify the other party as promptly as reasonably practicable (and in any event within twenty-four (24) hours), provide the other party with copies of any written materials received by it in connection thereto, and keep the other party informed on a reasonably current basis of the status (including the status of negotiations) of such Takeover Proposal or similar request for information.
Mount Logan and 180 Degree Capital Recommendations
Mount Logan Recommendation
If, prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters, (i) Mount Logan receives a bona fide unsolicited Takeover Proposal from a third party, and (ii) the Mount Logan Board determines in good faith, after consultation with its outside legal counsel and its financial advisors, that such Takeover Proposal constitutes or is reasonably likely to result in a MLC Superior Proposal, then Mount Logan may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied.
Upon the Mount Logan Board making a determination that a Takeover Proposal constitutes or is reasonably likely to result in a MLC Superior Proposal, Mount Logan must provide written notice to 180 Degree Capital, within twenty-four (24) hours of such determination, advising 180 Degree Capital that (a) the Mount Logan Board has received a MLC Superior Proposal, (b) specifying, in reasonable detail, the material terms and conditions of such MLC Superior Proposal, and including (to the extent available) a copy of the definitive written agreement or other materials with respect to such MLC Superior Proposal, and (c) identifying the Person making such MLC Superior Proposal. Thereafter, Mount Logan and 180 Degree Capital will cooperate and negotiate in good faith (to the extent 180 Degree Capital desires to negotiate) during the five (5) calendar day period (subject to certain extensions) following receipt of such notice to make adjustments to the terms and conditions of the Merger Agreement such that the Mount Logan Board would be able to determine that such MLC Superior Proposal is no longer a MLC Superior Proposal and proceed with the continued recommendation of the MLC Matters to Mount Logan’s shareholders.
If, prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters and following the five (5) calendar day period above, the Mount Logan Board determines, in its reasonable good faith judgment, after consultation with its outside counsel and financial advisor and after giving effect to any proposed adjustments to the terms and conditions of the Merger Agreement, that such MLC Superior Proposal remains a MLC Superior Proposal, and that the continued recommendation of the MLC Matters to MLC Shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of Mount Logan under applicable Law as a result of an MLC Superior Proposal, the Mount Logan Board may make an MLC Adverse Recommendation Change or Mount Logan may terminate the Merger Agreement and enter into a definitive agreement with respect to such MLC Superior Proposal, subject to compliance with the terms of the Merger Agreement and the reimbursement of expenses incurred by 180 Degree Capital in connection with the Business Combination in an amount not to exceed $1,000,000 in the aggregate.

If, prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters an MLC Intervening Event occurs, Mount Logan must (i) provide written notice to 180 Degree Capital at least five (5) calendar days before changing the Mount Logan Board recommendation in favor of the MLC Matters to Mount Logan’s shareholders in response to such MLC Intervening Event, and (ii) negotiate during such five (5) calendar day period with 180 Degree Capital (to the extent 180 Degree Capital desires to negotiate) in good faith to make adjustments to the terms and conditions of the Merger Agreement as would not permit the Mount Logan Board to change the affirmative recommendation of the MLC Matters to Mount Logan’s shareholders in respect of such MLC Intervening Event. If, following this five (5) calendar day period, the Mount Logan Board determines, after consulting with outside legal counsel and its financial advisor, that the continued recommendation of the MLC Matters to MLC Shareholders, after taking into account any adjustments made by 180 Degree Capital in respect of such MLC Intervening Event would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the Mount Logan Board under applicable Law as a result of such MLC Intervening Event, the Mount Logan Board may change the Mount Logan Board recommendation in favor of the MLC Matters to Mount Logan’s shareholders in response to such MLC Intervening Event. In such case, 180 Degree Capital may terminate the Merger Agreement subject to compliance with the terms of the Merger Agreement, and Mount Logan would be required to reimburse 180 Degree Capital for its expenses incurred in connection with the Business Combination in an amount not to exceed $1,000,000 in the aggregate.
180 Degree Capital Recommendation
If, prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters, (i) 180 Degree Capital receives a bona fide unsolicited Takeover Proposal from a third party and (ii) the 180 Degree Capital Board determines in good faith, after consultation with its outside legal counsel and its financial advisors, that such Takeover Proposal constitutes or is reasonably likely to result in a TURN Superior Proposal, then 180 Degree Capital may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied.
Upon making a determination that a Takeover Proposal constitutes or is reasonably likely to result in a TURN Superior Proposal, 180 Degree Capital must provide written notice to Mount Logan, within twenty-four (24) hours of such determination, advising Mount Logan that (a) the 180 Degree Capital Board has received a TURN Superior Proposal, (b) specifying, in reasonable detail, the material terms and conditions of such TURN Superior Proposal, and including (to the extent available) a copy of the definitive written agreement or other materials with respect to such TURN Superior Proposal, and (c) identifying the Person making such TURN Superior Proposal. Thereafter, 180 Degree Capital and Mount Logan will cooperate and negotiate in good faith (to the extent Mount Logan desires to negotiate) during the five (5) calendar day period (subject to certain extensions) following receipt of such notice to make adjustments to the terms and conditions of the Merger Agreement such that the 180 Degree Capital Board would be able to determine that such TURN Superior Proposal is no longer a TURN Superior Proposal and proceed with the continued recommendation of the TURN Matters to 180 Degree Capital’s shareholders.
If, prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters and following the five (5) calendar day period above, the 180 Degree Capital Board determines, in its reasonable good faith judgment, after consultation with its outside counsel and financial advisor and after giving effect to any proposed adjustments to the terms and conditions of the Merger Agreement, that such TURN Superior Proposal remains a TURN Superior Proposal, and that the continued recommendation of the TURN Matters to 180 Degree Capital shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of 180 Degree Capital under applicable Law as a result of a TURN Superior Proposal, the 180 Degree Capital Board may make a TURN Adverse Recommendation Change or TURN may terminate the Merger Agreement and enter into a definitive agreement with respect to such TURN Superior Proposal, subject to compliance with the terms of the Merger Agreement and the reimbursement of expenses incurred by Mount Logan in connection with the Business Combination in an amount not to exceed $1,000,000 in the aggregate.
If, prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters a TURN Intervening Event occurs, 180 Degree Capital must (i) provide written notice to Mount Logan at least five (5)

calendar days before changing the 180 Degree Capital Board recommendation in favor of the TURN Matters to 180 Degree Capital’s shareholders in response to such TURN Intervening Event, and (ii) negotiate during such five (5) calendar day period with Mount Logan (to the extent Mount Logan desires to negotiate) in good faith to make adjustments to the terms and conditions of the Merger Agreement as would not permit the 180 Degree Capital Board to change the affirmative recommendation of the TURN Matters to 180 Degree Capital’s shareholders in respect of such TURN Intervening Event. If, following this five (5) calendar day period, the 180 Degree Capital Board determines, after consulting with outside legal counsel and its financial advisor, that the continued recommendation of the TURN Matters to 180 Degree Capital shareholders, after taking into account any adjustments made by Mount Logan in respect of such TURN Intervening Event would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the 180 Degree Capital Board under applicable Law as a result of such TURN Intervening Event, the 180 Degree Capital Board may change the 180 Degree Capital Board recommendation in favor of the TURN Matters to 180 Degree Capital’s shareholders in response to such TURN Intervening Event. In such case, Mount Logan may terminate the Merger Agreement subject to compliance with the terms of the Merger Agreement, and 180 Degree Capital would be required to reimburse Mount Logan for its expenses incurred in connection with the Business Combination in an amount not to exceed $1,000,000 in the aggregate.
Takeover Statutes and Provisions
Neither Mount Logan nor 180 Degree Capital will take any action that would cause the Business Combination to be subject to the requirements imposed by any takeover statute, and each of Mount Logan and 180 Degree Capital will take all necessary steps within its control to exempt such Business Combination from, or, if necessary, challenge the validity or applicability of, any applicable takeover statute.
Equityholder Litigation
Each of the Parties will promptly notify the other party in writing of, and reasonably cooperate and consult with the other Party in connection with the defense and settlement of, any proceeding by any of such party’s equityholders against such party, its affiliates or any of their respective directors, officers or employees, in each case based upon, arising out of or relating to the Merger Agreement or the Business Combination or any request or demand from an equityholder to enter into any kind of settlement or similar accommodation agreement of any kind. In addition, each of the Parties will keep the other Parties reasonably informed of any material developments in connection with any such proceeding or request or demand and will not settle any such proceeding or request or demand without the prior written consent of each of the other Parties (such consent not to be unreasonably delayed, conditioned or withheld).
Section 16 Matters
Prior to the Effective Time, each of the 180 Degree Capital Board and the board of directors of New Mount Logan will take all such steps as may be required to cause any dispositions of TURN Common Shares (including derivative securities with respect to TURN Common Shares) or acquisitions of New Mount Logan Common Stock, in each case, resulting from the Business Combination by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from liability pursuant to Rule 16b-3 promulgated under the Exchange Act to the fullest extent permitted by applicable Law.
Deregistration; Delisting
Following the Effective Time, New Mount Logan will cause 180 Degree Capital to deregister as an investment company under the 1940 Act by filing an application on Form N-8F on the basis that 180 Degree Capital qualifies for an exclusion from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and therefore has abandoned its registration under the 1940 Act, or such other basis as Mount Logan and 180 Degree Capital shall mutually agree upon.

Prior to the Closing Date, 180 Degree Capital will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and the rules and policies of Nasdaq to enable the delisting of the TURN Common Shares from Nasdaq.
Prior to the Closing Date, Mount Logan will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and the rules and policies of Nasdaq and Cboe Canada, as applicable, to enable the delisting of the MLC Common Shares from the Cboe Canada.
Mount Logan will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable under applicable Law to cause Mount Logan to cease being a reporting issuer as promptly as practicable following the Effective Time.
Board of Directors of New Mount Logan
Immediately prior to the Effective Time, in accordance with the Merger Agreement, 180 Degree Capital, as the sole stockholder of New Mount Logan, will take all such action so that, immediately after the Effective Time, the board of directors of New Mount Logan will be comprised of seven (7) members, consisting of the following Persons (to the extent such Persons qualify and are willing and able to serve):
•Edward (Ted) Goldthorpe;
•Four Independent Directors (as defined in Nasdaq Listing Rule 5605(a)(2)) designated in writing by Mount Logan;
•One (1) Independent Director designated in writing by 180 Degree Capital; and
•One (1) Independent Director mutually agreed in writing by Mount Logan and 180 Degree Capital.
If any individual designated by 180 Degree Capital or Mount Logan fails to qualify or otherwise refuses or is unable to serve, 180 Degree Capital or Mount Logan as applicable, will designate an alternative individual. If Ted Goldthorpe fails to qualify or otherwise refuses or is unable to serve, Mount Logan will designate an alternative individual.
The officers of New Mount Logan will be designated by Mount Logan, with Ted Goldthorpe to be appointed as Chief Executive Officer.
Tax Matters
Unless otherwise required by applicable Law, the Parties will use reasonable best efforts to cause the Mergers to qualify as an exchange under Section 351 of the Code and will promptly notify the Parties to any challenges to such treatment by any Governmental Entity and file all tax returns consistent with such treatment. In connection thereto, Proskauer Rose LLP, on behalf of 180 Degree Capital, and Dechert on behalf of Mount Logan, will each issue a tax opinion in the form attached to the Merger Agreement and dated as of the Closing Date, substantially to the effect that, the Mergers will, taken together, qualify as an exchange described in Section 351 of the Code. In rendering such opinions, counsel may require and rely upon customary representations contained in certificates of officers of 180 Degree Capital and Mount Logan.
The Parties to the Merger Agreement intend that the MLC Merger be treated as a tax-deferred “foreign merger” as defined in subsection 87(8.1) of the Tax Act and will act accordingly.
New Mount Logan will bear and timely pay all transfer taxes incurred, and the Parties will cooperate in filing all necessary tax returns with respect to transfer taxes.

Confidentiality
Subject to certain exceptions specified in the Merger Agreement, each party will, and will cause its respective Subsidiaries and its and their respective representatives to, keep any confidential or proprietary information supplied or otherwise provided by or on behalf of any other party confidential (“Confidential Information”), and to use, and cause its respective Subsidiaries and its and their respective representatives to use, the Confidential Information only in connection with the Business Combination. The forgoing confidentiality obligations will terminate upon the Closing if the Business Combination is consummated.
Conditions to Closing the Mergers

Conditions to Each Party’s Closing Obligations
The respective obligations of the Parties to effect the Mergers will be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:
•The required approvals of Mount Logan and 180 Degree Capital shareholders are obtained at their respective shareholder meetings;
•no order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of any transactions contemplated by the Business Combination is in effect and there is no proceeding by any Governmental Entity of competent jurisdiction pending that challenges any transactions contemplated by the Business Combination or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of any transactions contemplated by the Business Combination;
•all of the regulatory approvals set forth herein under the heading “Regulatory Matters” have been obtained and remain in full force and effect and any statutory waiting periods required pursuant to any Law in respect thereof has expired;
•the registration statement, of which this document forms a part, has become effective and no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose has been initiated by the SEC;
•the shares of New Mount Logan Common Stock to be issued under the Merger Agreement in connection with the Mergers have been authorized for listing on Nasdaq, subject to official notice of issuance;
•the 40 Act Closing Date Plan, if applicable, shall have been mutually agreed by Mount Logan and 180 Degree Capital and implemented contemporaneously with Closing; and
•the MLC Domestication has occurred or is occurring on the Closing Date prior to the Effective Time.
Conditions to Mount Logan’s Closing Obligations
The obligations of Mount Logan to effect the Mergers are also subject to the satisfaction or waiver by Mount Logan, at or prior to the Effective Time, of the following conditions:
•the representations and warranties of 180 Degree Capital, pertaining to:
i.its capitalization are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date), except for inaccuracies, individually or in the aggregate, that are de minimis in nature;
ii.the corporate organization of 180 Degree Capital, New Mount Logan, and TURN Merger Sub, the governing documents of 180 Degree Capital, the business activities of New Mount Logan, TURN Merger Sub and MLC Merger Sub, power and authority, due and valid execution and delivery of the Merger Agreement and other agreements ancillary thereto and broker’s fees are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date) without regard to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications;
iii.all other matters are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date), without regard (except for the representation and warranty pertaining to the absence of any Material Adverse Effect) to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications, except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to 180 Degree Capital;
•180 Degree Capital has performed, in all material respects, all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;
•since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of 180 Degree Capital that is continuing;
•180 Degree Capital has delivered a certificate signed by a duly authorized executive officer of 180 Degree Capital, dated as of the Closing Date, certifying the fulfillment of the foregoing conditions as set forth in the Merger Agreement;
•180 Degree Capital has terminated certain contracts set forth in the TURN Disclosure Letter;
•Mount Logan has received the opinion of its counsel, Dechert (or another nationally recognized tax counsel reasonably satisfactory to 180 Degree Capital), in form and substance as attached to the Merger Agreement, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange described in Section 351 of the Code; and
•the board of directors of New Mount Logan have been appointed in accordance with all requirements set forth in the Merger Agreement.
Conditions to 180 Degree Capital’s Obligations
The obligations of 180 Degree Capital to effect the Mergers are also subject to the satisfaction or waiver by 180 Degree Capital, at or prior to the Effective Time, of the following conditions:
•the representations and warranties of Mount Logan pertaining to:

i.its capitalization are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date), except for inaccuracies, individually or in the aggregate, that are de minimis in nature;
ii.its corporate organization, its governing documents, power and authority, due and valid execution and delivery of the Merger Agreement and other agreements ancillary thereto and broker’s fees are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date) without regard to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications;
iii.all other matters are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (other than any such representation or warranty that speaks only as of the date of the Merger Agreement or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date), without regard (except for the representation and warranty pertaining to the absence of any Material Adverse Effect) to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications, except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Mount Logan;
•Mount Logan has performed, in all material respects, all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time;
•since the date of the Merger Agreement there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of Mount Logan that is continuing;
•Mount Logan has delivered a certificate signed by a duly authorized executive officer of Mount Logan, dated as of the Closing Date, certifying the fulfillment of the foregoing conditions as set forth in the Merger Agreement;
•180 Degree Capital has received the opinion of its counsel, Proskauer Rose LLP (or another nationally recognized tax counsel reasonably satisfactory to Mount Logan), in form and substance as attached to the Merger Agreement, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange described in Section 351 of the Code; and
•the period during which holders of MLC Common Shares can exercise their dissent rights will have expired, and the holders of MLC Common Shares representing not more than ten percent (10%) of the issued and outstanding MLC Common Shares will have exercised (and not subsequently withdrawn or waived) such rights.

Termination of the Merger Agreement
Right to Terminate
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the MLC Matters by the shareholders of Mount Logan or the TURN Matters by the shareholders of 180 Degree Capital:
•by mutual written consent of Mount Logan and 180 Degree Capital;
•by either Mount Logan or 180 Degree Capital, if:
i.a final, non-appealable injunction, order or Law is entered that prohibits or restrains the consummation of the Business Combination; provided, that the right to terminate the Merger Agreement on this basis will not be available to any party who is in material breach (including in the case of 180 Degree Capital, if New Mount Logan, TURN Merger Sub or MLC Merger Sub is in material breach) of any of its representations, warranties, covenants or other agreements in the Merger Agreement that was the primary cause of, or primarily resulted in, such final, non-appealable injunction, order or Law being threatened or entered, unless such breach was primarily or principally caused by the other Party’s breach (including breach by New Mount Logan, TURN Merger Sub or MLC Merger Sub in the case of Mount Logan) of any of its representations, warranties, covenants or other agreements in the Merger Agreement;
ii.the Closing has not occurred on or before the Termination Date; provided, that the Termination Date will be automatically extended by sixty (60) days in the event the Closing has not occurred due to either a (a) regulatory approval set forth in the Merger Agreement or (b) the MLC Matters having not been approved by the MLC Requisite Vote or the TURN Matters having not been approved by the TURN Requisite Vote; provided, further, that the right to terminate the Merger Agreement on this basis will not be available to any party who is in material breach (including in the case of 180 Degree Capital, if New Mount Logan, TURN Merger Sub or MLC Merger Sub is in material breach) of any of its representations, warranties, covenants or other agreements in the Merger Agreement that was the primary cause of, or primarily resulted in, the failure of any conditions set forth in Article VIII of the Merger Agreement to be satisfied, unless such breach was primarily or principally caused by the other party’s breach (including breach by New Mount Logan, TURN Merger Sub or MLC Merger Sub in the case of Mount Logan) of any of its representations, warranties, covenants or other agreements in the Merger Agreement;
iii.the shareholders of 180 Degree Capital fail to approve the TURN Matters by the TURN Requisite Vote of 180 Degree Capital’s shareholders at a duly held meeting of 180 Degree Capital’s shareholders or at any adjournment or postponement thereof taken in accordance with the Merger Agreement at which the TURN Matters have been voted upon; or
iv.the shareholders of Mount Logan fail to approve the MLC Matters by the MLC Requisite Vote of Mount Logan’s shareholders at a duly held meeting of Mount Logan’s shareholders or at any adjournment or postponement thereof taken in accordance with the Merger Agreement at which the MLC Matters have been voted upon;
•by Mount Logan, if:
i.180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub breach any of their respective representations, warranties, covenants and agreements under the Merger Agreement, which breach, either individually or in the aggregate, would result in, the failure of certain Mount Logan closing conditions and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of written notice thereof by Mount Logan to 180 Degree Capital; provided, that the right to terminate the Merger Agreement on this basis will not be available to Mount Logan if Mount Logan is then in material breach of any of its representations, warranties or covenants contained in the Merger Agreement, unless such breach was primarily or principally caused by 180 Degree Capital’s, New Mount Logan’s, TURN Merger Sub’s or MLC Merger Sub’s breach of any of its respective representations, warranties, covenants or other agreements in the Merger Agreement;
ii.at any time prior to the time the MLC Requisite Vote with respect to the MLC Matters is obtained, (a) Mount Logan is not in material breach of its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties, (b) the Mount Logan Board authorizes Mount Logan to enter into, and Mount Logan enters into, a definitive contract with respect to a MLC Superior Proposal, and (c) Mount Logan complies with the expense reimbursement provisions set forth in the Merger Agreement;
iii.any of 180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub breaches, in any material respect, its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within ten (10) days after the giving of written notice thereof by Mount Logan to 180 Degree Capital; or
iv.prior to obtaining the TURN Requisite Vote in respect of the TURN Matters, (a) a TURN Adverse Recommendation Change and/or Takeover Approval with respect to 180 Degree Capital has occurred, (b) 180 Degree Capital has failed to include in this Preliminary Joint Proxy Statement/Prospectus the recommendation of the 180 Degree Capital Board that 180 Degree Capital’s shareholders vote in favor of the TURN Matters, (c) a Takeover Proposal with respect to 180 Degree Capital has been publicly announced and 180 Degree Capital fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the 180 Degree Capital Board that 180 Degree Capital’s shareholders vote in favor of the TURN Matters, or (d) a tender or exchange offer relating to any TURN Common Shares has been commenced by a third party and 180 Degree Capital does not send to its shareholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the 180 Degree Capital Board recommends rejection of such tender or exchange offer; provided, that, if an event permitting termination on this basis has occurred, such right of Mount Logan to terminate the Merger Agreement will expire at 5:00 pm (New York City time) on the tenth (10th) Business Day following the date on which 180 Degree Capital provides written notice to Mount Logan specifying the occurrence of such event;
•by TURN, if:
i.Mount Logan breaches any of its representations, warranties, covenants and agreements under the Merger Agreement, which breach, either individually or in the aggregate, would result in, the failure of certain 180 Degree Capital closing conditions and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of written notice thereof by 180 Degree Capital to Mount Logan; provided, that the right to terminate the Merger Agreement on this basis will not be available to 180 Degree Capital if 180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub is then in material breach of any of its representations, warranties or covenants contained in the Merger Agreement, unless such breach was primarily or principally caused by Mount Logan’s breach of any of its representations, warranties, covenants or other agreements in the Merger Agreement;
ii.at any time prior to the time the TURN Requisite Vote with respect to the TURN Matters is obtained, (a) none of 180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub is in material breach of its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties, (b) the 180 Degree Capital Board authorizes 180 Degree Capital to enter into, and 180 Degree Capital enters into, a definitive contract with respect to a TURN Superior Proposal and (c) 180 Degree Capital complies with the expense reimbursement provisions set forth in the Merger Agreement;
iii.Mount Logan breaches, in any material respect, its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within ten (10) days after the giving of written notice thereof by 180 Degree Capital to Mount Logan; or
iv.prior to obtaining the MLC Requisite Vote in respect of the MLC Matters, (a) an MLC Adverse Recommendation Change and/or Takeover Approval with respect to Mount Logan has occurred, (b) Mount Logan fails to include in this Preliminary Joint Proxy Statement/Prospectus the recommendation of the Mount Logan Board that Mount Logan’s shareholders vote in favor of the MLC Matters, (c) a Takeover Proposal with respect to Mount Logan has been publicly announced and Mount Logan fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the Mount Logan Board that Mount Logan’s shareholders vote in favor of the MLC Matters, or (d) a tender or exchange offer or takeover bid relating to any MLC Common Shares has been commenced by a third party and Mount Logan does not send to its shareholders, within ten (10) Business Days after the commencement of such tender or exchange offer or takeover bid, a statement disclosing that the Mount Logan Board recommends rejection of such tender or exchange offeror takeover bid; provided, that, if an event permitting termination on this basis has occurred, such right of 180 Degree Capital to terminate the Merger Agreement will expire at 5:00 pm (New York City time) on the tenth (10th) Business Day following the date on which Mount Logan provides written notice to 180 Degree Capital specifying the occurrence of such event.
Termination - Expense Reimbursements
Set forth below are summaries of the expense reimbursement obligations that may be payable if the Merger Agreement is terminated in certain circumstances prior to consummation of the Mergers.
The Merger Agreement provides for the payment by 180 Degree Capital to Mount Logan no later than two (2) Business Days after the date Mount Logan delivers supporting documentation, of an amount equal to the documented third-party fees and expenses of Mount Logan, including the documented fees and expenses of counsel and other professionals retained by Mount Logan that were incurred in connection with the negotiation, preparation and performance of the Merger Agreement and the other documents and agreements contemplated by the Merger Agreement, in an amount not to exceed $1,000,000 in the aggregate, if the Merger Agreement is terminated as (in each case pursuant to the applicable provisions of the Merger Agreement):
•by either Mount Logan or 180 Degree Capital, for the failure of the shareholders of 180 Degree Capital to approve the TURN Matters;
•by Mount Logan, for 180 Degree Capital’s, New Mount Logan’s, TURN Merger Sub’s or MLC Merger Sub’s uncured breach, in any material respect, of any of its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;
•by Mount Logan, for a TURN Adverse Recommendation Change and/or Takeover Approval with respect to 180 Degree Capital has occurred;
•by Mount Logan, if 180 Degree Capital fails to recommend in this Preliminary Joint Proxy Statement/Prospectus that the 180 Degree Capital shareholders vote in favor of the TURN Matters;

•by Mount Logan, if a Takeover Proposal is announced and 180 Degree Capital fails to reaffirm its recommendation that the TURN shareholders vote in favor of the TURN Matters;
•by Mount Logan, if a tender or exchange offer relating to TURN Common Shares is initiated by a third party and the 180 Degree Capital Board does not recommend rejection of such tender or exchange offer; or
•by 180 Degree Capital, if 180 Degree Capital enters into a TURN Superior Proposal.
The Merger Agreement provides for the payment by Mount Logan to 180 Degree Capital, no later than two (2) Business Days after the date 180 Degree Capital delivers supporting documentation, of an amount equal to the documented third-party fees and expenses of 180 Degree Capital, including the documented fees and expenses of counsel and other professionals retained by 180 Degree Capital that were incurred in connection with the negotiation, preparation and performance of the Merger Agreement and the other documents and agreements contemplated by the Merger Agreement, in an amount not to exceed $1,000,000 in the aggregate, if the Merger Agreement is terminated (in each case pursuant to the applicable provisions of the Merger Agreement):
•by either Mount Logan or 180 Degree Capital, for the failure of the shareholders of Mount Logan to approve the MLC Matters;
•by 180 Degree Capital, for Mount Logan’s uncured breach, in any material respect, of any of its no-solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;
•by 180 Degree Capital, if an MLC Adverse Recommendation Change and/or Takeover Approval with respect to Mount Logan has occurred;
•by 180 Degree Capital, if Mount Logan fails to recommend in this Preliminary Joint Proxy Statement/Prospectus that the MLC Shareholders vote in favor of the MLC Matters;
•by 180 Degree Capital, if a Takeover Proposal is announced and Mount Logan fails to reaffirm its recommendation that the MLC Shareholders vote in favor of the MLC Matters;
•by 180 Degree Capital, if a tender or exchange offer or takeover bid relating to MLC Common Shares is initiated by a third party and the Mount Logan Board does not recommend rejection of such tender or exchange offer or takeover bid; or
•by Mount Logan, if Mount Logan enters into an MLC Superior Proposal.
Effect of Termination
If the Merger Agreement is validly terminated, it will become void and have no further force or effect and there will be no liability on the part of Mount Logan, 180 Degree Capital, New Mount Logan, TURN Merger Sub, MLC Merger Sub, or their respective affiliates or Subsidiaries or any of their respective directors or officers, except that (i) Mount Logan and 180 Degree Capital will remain liable to each other for any liabilities or damages incurred arising out of (a) any willful or intentional material breach of the Merger Agreement prior to such termination, including the refusal by a Party to consummate the Closing when such Party was obligated to do so in accordance with the terms of the Merger Agreement and (b) any knowing and intentional common law fraud under New York law by a Party arising prior to such termination in the making of the express representations and warranties set forth in the Merger Agreement, including in the closing certificates to be delivered pursuant to the terms of the Merger Agreement (which, for the avoidance of doubt, will not include equitable fraud, promissory fraud or any tort (including a claim for fraud) based on negligence or recklessness), (ii) certain designated provisions of that certain letter agreement, dated as of November 7, 2024, by and between Mount Logan and TURN, will survive termination in accordance with their respective terms, and (iii) certain specified provisions of the Merger Agreement will survive such termination. If the Merger Agreement is terminated, all filings, applications and other submissions made pursuant to the Merger Agreement, to the extent practicable, will be withdrawn from the Governmental Entity or other person to which they were made.
Expenses and Fees
In general, all fees and expenses incurred in connection with the Mergers, the Merger Agreement and the Business Combination will be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, subject to the expense reimbursement provisions and treatment of TURN Transaction Expenses and Shared Expenses as specified in the Merger Agreement.
Amendment to the Merger Agreement

At any time prior to the Effective Time, the Merger Agreement and the Plan of Arrangement may be amended, supplemented or modified only by an instrument in writing signed on behalf of each of the Parties, with such action taken or authorized by their respective boards of directors, at any time before or after obtaining the MLC Requisite Vote in respect of the MLC Matters or the TURN Requisite Vote in respect of the TURN Matters. After obtaining the MLC Requisite Vote in respect of the MLC Matters or the TURN Requisite Vote in respect of the TURN Matters, there may not be any amendment, supplement or modification of the Merger Agreement that requires approval by the shareholders of Mount Logan or 180 Degree Capital, respectively, unless such approval has been obtained. In connection with any amendment, supplement or modification of the Plan of Arrangement, no approval may be unreasonably delayed, conditioned or withheld by 180 Degree Capital, New Mount Logan, TURN Merger Sub or MLC Merger Sub.
Specific Performance
Mount Logan and 180 Degree Capital have agreed in the Merger Agreement that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. To that end, the parties agreed that each will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. Each of the Parties agree that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.
Non-Recourse
Mount Logan and 180 Degree Capital have agreed in the Merger Agreement that all proceedings that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance of the Merger Agreement, may be made only against the entities that are expressly identified as Parties thereto. No Person who is not a named Party to the Merger Agreement, including any past, present or future direct or indirect, equityholders, controlling Persons, directors, officers, employees, agents, incorporators, representatives, affiliates, members, managers, general or limited partners, lender, financing source or assignees (and any former, current or future equityholder, controlling Person, director, officer, employee, agent, representative, affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) of any named Party to the Merger Agreement, shall have any Liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any liabilities arising under, in connection with or related to the Merger Agreement or for any claim or proceeding based on, in respect of, or by reason of the Merger Agreement or its negotiation or execution; and each Party waives and releases all such liabilities against any such non-Party Affiliate.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of both Mount Logan and 180 Degree Capital, which are included elsewhere in this Preliminary Joint Proxy Statement/Prospectus. See “Index to Financial Statements.”

180 Degree Capital and Mount Logan have performed an analysis of the various reorganization steps to effectuate the Business Combination between 180 Degree Capital and Mount Logan including creation of New Mount Logan. At the completion of the Mergers:

•180 Degree Capital becomes a wholly-owned subsidiary of New Mount Logan through its merger with TURN Merger Sub, in which 180 Degree Capital is the surviving business;
•Mount Logan becomes a wholly-owned subsidiary of New Mount Logan through its merger with Moose Merger Sub LLC, in which Mount Logan is surviving business;
•180 Degree Capital and Mount Logan become wholly-owned legal subsidiaries of New Mount Logan.

While New Mount Logan will be the legal acquiror of Mount Logan, for accounting purposes, the transaction will be treated as a reverse acquisition and accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. This determination is primarily based on the fact that, subsequent to the consummation of the transaction, former Mount Logan equity holders will have a majority of the voting rights of the combined company assuming the shares held by former 180 Degree Capital shareholders are treated as controlled by the New Mount Logan’s board of directors, former Mount Logan equity holders will have the ability to nominate a majority of the members of the board of directors of the combined company, and Mount Logan senior management will comprise the senior management roles of New Mount Logan and be responsible for the day-to-day operations. As such, New Mount Logan, including 180 Degree Capital as a wholly-owned subsidiary of New Mount Logan, will be treated as the “acquired” company for accounting purposes.

Accordingly, for financial reporting purposes, the net assets of Mount Logan will be stated at historical carrying values and its consolidated financial statements will be presented as the predecessor to the combined company in the historical financial statements following the consummation of the transaction. The assets and liabilities of 180 Degree Capital will be recorded at their fair values measured as of the acquisition date. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill. If such excess exists based on preliminary estimated fair values of the assets acquired and liabilities assumed, goodwill will be recognized in this transaction. The results of 180 Degree Capital will be presented within the consolidated results of Mount Logan from the date of acquisition going forward.

The final allocation of the purchase price will be determined after the Mergers are completed and after completion of a final analysis to determine the estimated relative fair values of each of 180 Degree Capital’s and Mount Logan’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments and other items of either 180 Degree Capital or Mount Logan, as applicable, as compared to the information shown in this Preliminary Joint Proxy Statement/Prospectus, may occur. Accordingly, the final adjustments may be materially different from the pro forma adjustments presented in this Preliminary Joint Proxy Statement/Prospectus.

The following unaudited pro forma consolidated financial statements give effect to the transaction as follows:

•The unaudited pro forma condensed balance sheet of New Mount Logan as of February 7, 2025, and the unaudited pro forma condensed balance sheet of 180 Degree Capital as of December 31, 2024, adjusted to conform to that of the historical financial statement presentation of Mount Logan on a pro forma basis assuming the business combination and related transactions had been consummated on December 31, 2024.

•The unaudited pro forma condensed statement of operations of New Mount Logan for the period January 7, 2025 (inception) to February 7, 2025, and the unaudited pro formal condensed statement of operation of 180 Degree Capital for the twelve months ended December 31, 2024, adjusted to conform to that of the historical financial statement presentation of Mount Logan on a pro forma basis assuming the business combination and related transactions had been consummated on January 1, 2024 (i.e., the beginning of the earliest period presented).

The following unaudited pro forma condensed combined financial statements have been prepared using the audited financial statements of 180 Degree Capital for the year ended December 31, 2024, using the audited financial statements for New Mount Logan for the period ended February 7, 2025, and using the audited financial statements of Mount Logan for the year ended December 31, 2024.

The following unaudited pro forma condensed financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”).

The following unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the results of operations or the combined financial position that would have resulted had the Business Combination been completed at the beginning of the applicable period presented, nor the impact of expense efficiencies, asset dispositions, dividends and other factors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2024

[To be included in future filing by amendment]

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2024

[To be included in future filing by amendment]

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

[To be included in future filing by amendment]

INTERESTS OF MOUNT LOGAN DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGERS

The Mount Logan directors and executive officers may have certain interests in the Mergers that may be different from, or in addition to, the interests of MLC Shareholders generally. The members of the Mount Logan Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend to the MLC shareholders that they vote to approve the Arrangement Resolution and the MLC Merger Resolution at the MLC Special Meeting. Mount Logan’s directors and executive officers for purposes of the discussion below are Edward Goldthorpe (Director and Chief Executive Officer), Nikita Klassen (Chief Financial Officer), Henry Wang (Co-President), Matthias Ederer (Co-President), David Held (Chief Compliance Officer), Sabrina Liak (Director), Perry Dellelce (Director), David Allen (Director), Buckley Ratchford (Director) and Rudolph Reinfrank (Director). Other than the interests and benefits described below, none of Mount Logan’s directors and executive officers or, to the knowledge of Mount Logan’s directors or executive officers, any of their respective associates or affiliates, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon in connection with the Mergers that would materially affect the Mergers.

Edward (Ted) Goldthorpe is expected to serve as Chair of the Board and Chief Executive Officer of New Mount Logan. Matthias Ederer, Henry Wang, Nikita Klassen and David Held are expected to serve as executive officers of New Mount Logan. Such individuals may enter into new individualized compensation arrangements and may participate in cash or equity incentive (including the 2025 Plan) or other benefit plans to be maintained by New Mount Logan. As of the date of this Preliminary Joint Proxy Statement/Prospectus, no compensation arrangements between such persons and New Mount Logan have been established.

All of the benefits received, or to be received, by Mount Logan’s directors or executive officers as a result of the Mergers are, and will be, solely in connection with their services as Mount Logan directors or executive officers. No benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such person for the Mount Logan Shares held by such persons and no consideration is, or will be, conditional on the person supporting the Mergers.

MLC RSU and MLC DEU Acceleration

Certain Mount Logan directors and executive officers were granted MLC RSUs and MLC DEUs pursuant to the MLC PR Plan. Prior to the MLC Merger and in connection with the MLC Domestication, each MLC RSU will be deemed to be an MLC Delaware RSU, and each MLC DEU will be deemed to be an MLC Delaware DEU. In accordance with the Merger Agreement, following the MLC Domestication but prior to the MLC Merger, all outstanding MLC Delaware RSUs and MLC Delaware DEUs will become fully vested, with the respective Mount Logan directors and executive officers ultimately receiving shares of New Mount Logan Common Stock for their MLC Delaware Units issued upon such vesting.

The chart below sets forth, as of [month day], 2025, for each Mount Logan director and executive officer, as applicable: (1) the number of MLC RSUs held by each such director or executive officer; (2) the number of MLC DEUs held by each such director or executive officer; (3) the value of the consideration related to the MLC RSUs to be received as a result of the Business Combination; and (4) the value of the consideration related to the MLC DEUs to be received as a result of the Business Combination. The chart below assumes no MLC RSUs and MLC DEUs are settled between [●] and the Effective Time.

Mount Logan Director or Executive Officer	Number of MLC RSUs (#)	Number of MLC DEUs (#)	Value of the Consideration related to the MLC RSUs (C$)(1)(2)	Value of the Consideration related to the MLC DEUs (C$)(1)(2)
Edward Goldthorpe (Director and Chief Executive Officer)	[●]	[●]	[●]	[●]
Nikita Klassen (Chief Financial Officer)	[●]	[●]	[●]	[●]
Henry Wang (Co-President)	[●]	[●]	[●]	[●]
Matthias Ederer (Co-President)	[●]	[●]	[●]	[●]
David Held (Chief Compliance Officer),	[●]	[●]	[●]	[●]
Sabrina Liak (Director)	[●]	[●]	[●]	[●]
Perry Dellelce (Director)	[●]	[●]	[●]	[●]
David Allen (Director)	[●]	[●]	[●]	[●]
Buckley Ratchford (Director)	[●]	[●]	[●]	[●]
Rudolph Reinfrank (Director)	[●]	[●]	[●]	[●]

Notes:
(1)     Based on Mount Logan’s transaction equity value at signing of the Merger Agreement, on January 16, 2025, of $67.4 million and the estimated net asset value of 180 Degree Capital as of January 15, 2025.
(2)     Amounts are presented for illustrative purposes only as if the Business Combination were completed on [month day], 2025. Actual amounts may be higher or lower having regard to the MLC Exchange Ratio as at the Effective Time.

Director and Officer Indemnification and Insurance

As described in the section entitled “Additional Agreements–Indemnification; Directors’ and Officers’ Insurance,” Mount Logan directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement.

INTERESTS OF 180 DEGREE CAPITAL DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGERS

180 Degree Capital directors and executive officers may have certain interests in the Mergers that may be different from, or in addition to, the interests of 180 Degree Capital shareholders generally. The members of the 180 Degree Capital Board were aware of and considered these interests in reaching the determination to approve the Merger Agreement and recommend to the 180 Degree Capital shareholders that they vote to approve the Business Combination Proposal at the 180 Degree Capital Special Meeting. 180 Degree Capital’s directors and executive officers for purposes of the discussion below are Kevin M. Rendino (Chairman, Chief Executive Officer and

Portfolio Manager), Daniel B. Wolfe (President, Chief Financial Officer and Chief Compliance Officer), Parker A. Weil (Independent Director), Robert E. Bigelow (Vice President, Head of Fund Development), Richard P. Shanley (Independent Director), Stacy R. Brandom (Independent Director) and Alicia M. Gift (Senior Controller, Secretary and Treasurer).
Severance Entitlements
Certain 180 Degree Capital executive officers are party to change in control and severance agreements with 180 Degree Capital that provide for severance benefits upon a qualifying termination, including enhanced severance benefits for certain officers if such termination occurs within the period beginning three months prior to, and ending 12 months following, a change in control (“Change in Control Period”).
Under the change in control and severance agreements, if an executive officer’s (other than Ms. Gift’s) employment is terminated by 180 Degree Capital without cause (excluding termination due to death or disability) or if the executive officer resigns for good reason (as defined in the applicable agreement), and such termination occurs outside of the Change of Control Period, the executive officer will be entitled to receive: (i) accrued compensation, including wages, expense reimbursements, and other benefits due under company-provided plans and policies; (ii) severance payments equal to 12 months of the executive officer’s base salary, paid in periodic installments in accordance with the company’s normal payroll schedule; (iii) a pro-rata portion of the executive officer’s incentive compensation for the fiscal year of termination, provided that such payment is subject to the achievement of the applicable performance metrics under the incentive plan; and (iv) reimbursement of COBRA premiums for up to 12 months, subject to earlier termination upon the executive officer obtaining similar coverage elsewhere or becoming eligible for Medicare. Ms. Gift is not entitled to the foregoing severance benefits and would be eligible for severance only if terminated without cause during the Change in Control Period (as described below).
If an executive officer’s termination under these same circumstances occurs during the Change in Control Period, the executive officer will be eligible to receive: (i) accrued compensation, including wages, expense reimbursements, and other benefits due under company-provided plans and policies; (ii) a lump-sum severance payment (less applicable withholding taxes) equal to 12 months of annual base salary, payable no later than 74 days following termination; provided, however, that for executives (other than Ms. Gift) if the executive’s employment terminated prior to the Change in Control. The portion of severance (if any) that is not exempt from Section 409A of the Code will be paid in installments as described above and, the lump-sum amount will be reduced by the amount payable in installments; (iii) a pro-rata portion of the executive officer’s incentive compensation based on a target minimum annual cash compensation including base salary of $831,000 and $728,000 for Mr. Rendino and Mr. Wolfe, respectively, and minimum annual bonus of $50,000 for Ms. Gift, and payable either upon the first payroll after the release deadline or at the originally scheduled time under the incentive plan, depending on applicable tax requirements, (iv) reimbursement of COBRA premiums for up to 12 months, subject to earlier termination upon the executive officer obtaining similar coverage elsewhere or becoming eligible for Medicare.
No severance benefits will be provided if an executive officer voluntarily resigns, except in the case of resignation for good reason (which, for the avoidance of doubt, does not apply to Ms. Gift), or is terminated for cause. Similarly, no severance benefits will be provided for terminations due to death or disability.
The receipt of severance payments and benefits is contingent on the executive officer signing and not revoking a release of claims in favor of 180 Degree Capital. Certain severance payments considered “deferred compensation” under Section 409A may also be subject to a six-month delay if required under Section 409A of the Code.
In the event that severance or other benefits constitute parachute payments under Section 280G of the Code and would trigger excise taxes under Section 4999, such benefits will either be paid in full or reduced to $1 below the threshold for excise tax liability, whichever results in the greater after-tax benefit for the executive officer. Any required reduction will follow a specified order, and an independent firm will determine the applicable amounts.

No amendments or modifications to any executive’s employment agreement were entered into in connection with or in specific contemplation of the transaction.
Retention Bonuses
Messrs. Rendino and Wolfe were awarded retention bonuses equal to 50 percent of each of their base salaries, with half paid upon signing of the Merger Agreement and half payable upon closing of the transaction.
Director and Officer Indemnification and Insurance.
As described in the section entitled “Additional Agreements–Indemnification; Directors’ and Officers’ Insurance,” 180 Degree Capital directors and executive officers are entitled to continued indemnification and insurance coverage under the Merger Agreement.
MANAGEMENT OF NEW MOUNT LOGAN

Board of Directors and Executive Officers
New Mount Logan’s business and affairs are managed under the direction of its Board of Directors (the “New Mount Logan Board”). The New Mount Logan Board consists of seven members, six of whom qualify as “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2) (each such qualifying director, an “Independent Director”). The New Mount Logan Board appoints New Mount Logan’s officers, who serve at the discretion of the New Mount Logan Board. The responsibilities of the New Mount Logan Board include oversight of the valuation of New Mount Logan’s assets, corporate governance activities, oversight of New Mount Logan’s financing arrangements and oversight of New Mount Logan’s investment activities.

The New Mount Logan Board's role in managing New Mount Logan is one of oversight. Oversight of New Mount Logan’s investment activities extends to oversight of the risk management processes employed by New Mount Logan. The New Mount Logan Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the management team of New Mount Logan as necessary and periodically requesting the production of risk management reports or presentations. The goal of the New Mount Logan Board's risk oversight function is to ensure that the risks associated with New Mount Logan’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the New Mount Logan Board's oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the financial condition and results of operations of New Mount Logan.

The New Mount Logan Board will have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The scope of each committee's responsibilities is discussed in greater detail below. The New Mount Logan Board may determine to form additional committees in the future.

Edward (Ted) Goldthorpe is expected to serve as Chair of the New Mount Logan Board. The New Mount Logan Board believes that it is in the best interests of New Mount Logan shareholders for Mr. Goldthorpe to serve as Chair of the New Mount Logan Board because Mr. Goldthorpe’s extensive knowledge of and experience in the financial services industry] qualify Mr. Goldthorpe to serve as the Chair of the New Mount Logan Board.

The New Mount Logan Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. Each director holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors
The following information regarding the New Mount Logan Board is as of [month day], 2025:

Name	Age	Position(s) Held	Director Since	Other Public Company Directorships Held by Directors During the Past Five Years
Interested Director
Edward (Ted) Goldthorpe	[●]	Chair of the Board and Chief Executive Officer	2025	[●]

Independent Directors
[TBD][1]	[TBD]	Director	2025	[TBD]
[TBD][1]	[TBD]	Director	2025	[TBD]
[TBD][1]	[TBD]	Director	2025	[TBD]
[TBD][1]	[TBD]	Director	2025	[TBD]
[TBD][2]	[TBD]	Director	2025	[TBD]
[TBD][3]	[TBD]	Director	2025	[TBD]
1.This director was designated in writing by Mount Logan in accordance with the Merger Agreement.
2.This director was designated in writing by 180 Degree Capital in accordance with the Merger Agreement.
3.This director was designated in writing by Mount Logan and 180 Degree Capital in accordance with the Merger Agreement.
The address for each director is c/o Yukon New Parent, Inc., 650 Madison Avenue, 3rd Floor, New York, NY 10022.
Officers Who Are Not Directors
The following information regarding New Mount Logan’s officers who are not directors is as of [month day], 2025:

Name	Age	Position(s) Held	Principal Occupation(s) During Past Five Years
Matthias Ederer	[●]	Co-President	[●]
Henry Wang	[●]	Co-President	[●]
Nikita Klassen	[●]	Chief Financial Officer and Corporate Secretary	[●]
David Held	[●]	Chief Compliance Officer	[●]
The address for each executive officer is c/o Yukon New Parent, Inc., 650 Madison Avenue, 3rd Floor, New York, NY 10022.
Biographical Information

Interested Director

Edward Goldthorpe: Mr. Edward Goldthorpe is the Partner in charge of the Global Credit Business for BCPA. Previously, he was the President of Apollo Investment Corporation and the Chief Investment Officer of Apollo Investment Management, heading its U.S. Opportunistic Platform. Prior to Apollo, Mr. Goldthorpe worked at Goldman Sachs for 13 years where he most recently ran the bank loan distressed investing desk and spent considerable time in their Special Situations Group. Mr. Goldthorpe currently serves on the Global Advisory Board for the Queen’s School of Business and serves on the board of directors for Crescent Point Energy, Her Justice, the Canadian Olympic Foundation and Capitalize for Kids. Mr. Goldthorpe holds a Bachelor of Commerce from Queen’s University.
Independent Directors

[TBD]

[TBD]

[TBD]

[TBD]

[TBD]

[TBD]

Executive Officers Who are Not Directors

Matthias Erderer: [●]

Henry Wang: [●]

Nikita Klassen: Ms. Klassen currently serves as Chief Financial Officer and Corporate Secretary of Mount Logan. She previously served as Senior Controller of Mount Logan and has over 14 years of experience in the financial services industry, including roles as Director, Accounting Policy at Silicon Valley Bank; Vice President, SEC Reporting and Accounting Policy at Galaxy Digital (TSX: GLXY); and Director, Global Accounting Policy and Advisory at American Express (NYSE: AXP). Ms. Klassen has also previously provided audit and consulting services in various roles over a 6 year career at PricewaterhouseCoopers LLP. Ms. Klassen holds a Bachelor of

Commerce (Hons) degree from the Asper School of Business at the University of Manitoba and is a Chartered Professional Accountant (Canada).

David Held: [●]
Board Leadership and Structure
The New Mount Logan Board monitors and performs an oversight role with respect to New Mount Logan’s business and affairs, including with respect to New Mount Logan’s financial condition and performance, compliance with regulatory requirements and the services, expenses and performance of New Mount Logan’s service providers, including the services provided by BCPA pursuant to the Servicing Agreement (as defined and described below). Among other things, the New Mount Logan Board approves the appointment of New Mount Logan’s executive officers, reviews and monitors the services and activities performed by BCPA pursuant to the Servicing Agreement, as well as New Mount Logan's executive officers, and approves the engagement and reviews the performance of the independent registered public accounting firm.

Under New Mount Logan’s bylaws, the New Mount Logan Board may designate a Chair to preside over the meetings of the New Mount Logan Board and meetings of the shareholders and to act as a liaison with New Mount Logan, counsel and other directors generally between meetings. The Chair serves as a key point person for dealings between management and the directors. The Chair also may perform such other functions or duties as may be delegated or assigned by the New Mount Logan Board from time to time. New Mount Logan does not have a fixed policy as to whether the Chair of the New Mount Logan Board should be an Independent Director and New Mount Logan will maintain the flexibility to select the Chair and reorganize the leadership structure from time to time, based on criteria that are in New Mount Logan and New Mount Logan shareholders' best interests at such times.
New Mount Logan recognizes that different board leadership structures are appropriate for companies in different situations. New Mount Logan intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet its needs.
The New Mount Logan Board's Role in Risk Oversight
The New Mount Logan Board performs its risk oversight function primarily through (i) its standing committees, which report to the entire New Mount Logan Board, and (ii) active monitoring of New Mount Logan’s executive officers and New Mount Logan’s compliance policies and procedures.
As described below in more detail under "Committees of the Board," the Audit Committee assists the New Mount Logan Board in fulfilling its risk oversight responsibilities. The Audit Committee's risk oversight responsibilities include overseeing accounting and financial reporting processes, New Mount Logan’s systems of internal controls regarding finance and accounting and audits of New Mount Logan’s financial statements.
New Mount Logan recognizes that different board roles in risk oversight are appropriate for companies in different situations. New Mount Logan intends to re-examine the manner in which the New Mount Logan Board administers its oversight function on an ongoing basis to ensure that it continues to meet its needs.
Committees of the Board
The New Mount Logan Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may establish additional committees in the future. New Mount Logan requires each director to make a diligent effort to attend all New Mount Logan Board and committee meetings as well as each annual meeting of the shareholders.

Audit Committee
The members of the Audit Committee will be [●], [●] and [●]. [●] will serve as the chairperson of the Audit Committee. The Board has determined that [●] is an “audit committee financial expert” as defined under the rules of the SEC. The responsibilities of the Audit Committee will include: (i) the integrity of New Mount Logan’s financial statements and financial reporting process; (ii) the systems of internal accounting and financial controls; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the independent auditor’s qualifications and independence; (v) the annual independent audit of the Company’s financial statements; (vi) the selection and performance of the Company’s compliance officer; (vii) the effectiveness of the structure and operations of the Company’s compliance program; (viii) New Mount Logan’s compliance with each of New Mount Logan’s Code of Conduct and the Code of Ethics for Senior Financial Officers and other legal compliance and ethics programs established by management and the Board of Directors; (ix) New Mount Logan’s compliance with applicable legal and regulatory requirements; and (x) New Mount Logan’s policies in respect of risk assessment and risk management, including the security of and risks related to computerized information systems and data privacy. In so doing, the Audit Committee is responsible for maintaining free and open communication among its members, the independent registered public accounting firm, the internal auditors and New Mount Logan’s management.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee will be [●], [●] and [●]. [●] will serve as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will operate pursuant to a charter approved by the New Mount Logan Board. The charter will set forth the responsibilities of the Nominating and Corporate Governance Committee, including selecting, researching and nominating directors for election by the shareholders, selecting nominees to fill vacancies on the New Mount Logan Board or a committee of the New Mount Logan Board, monitoring New Mount Logan’s corporate governance structure, developing and recommending to the New Mount Logan Board a set of corporate governance principles and overseeing the evaluation of the New Mount Logan Board and management.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and experience to make a significant contribution to New Mount Logan, the New Mount Logan Board and its shareholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:
•are of high character and integrity;
•are accomplished in their respective fields, with superior credentials and recognition;
•have relevant experience upon which to be able to offer advice and guidance to management;
•have sufficient time available to devote to New Mount Logan’s affairs;
•are able to work with the other members of the New Mount Logan Board and contribute to New Mount Logan’s success;
•can represent the long-term interests of shareholders as a whole; and
•are selected such that the New Mount Logan Board represents a range of backgrounds and experience.
Compensation Committee
The members of the Compensation Committee will be [●], [●] and [●]. [●] will serve as chair of the Compensation Committee. The Compensation Committee will operate pursuant to a charter approved by the New Mount Logan Board. New Mount Logan expects that each of the members of the Compensation Committee will qualify as a “non-employee director” under Rule 16b-3 under the Exchange Act. The Compensation Committee charter will set forth the responsibilities of the Compensation Committee, including determining, or recommending to the New Mount Logan Board for determination, any issuances under the 2025 Plan (as described below), evaluating and approving the Company’s executive officer and director compensation plans, policies and programs and preparing the Compensation Discussion and Analysis report for inclusion in New Mount Logan’s annual proxy statement filed with the SEC.
Compensation of Executive Officers
New Mount Logan’s executive officers will receive direct compensation from New Mount Logan. Certain of New Mount Logan’s executive officers, through their ownership interest in or management positions with BCPA and BC Partners, may be entitled to a portion of any profits earned by BCPA, BC Partners or their respective affiliates (including any fees payable to BCPA under the terms of the Servicing Agreement, less expenses incurred by BCPA in performing its services under the Servicing Agreement). BCPA, BC Partners or their respective affiliates may pay additional salaries, bonuses, and individual performance awards or individual performance bonuses to New Mount Logan’s executive officers in addition to their ownership interest.

In connection with the Closing, New Mount Logan intends to adopt the 2025 Plan. The 2025 Plan will provide for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of New Mount Logan and its subsidiaries, as well as others performing consulting or advisory services for New Mount Logan, will be eligible for grants under the 2025 Plan. The purpose of the 2025 Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in New Mount Logan’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. For more information on the 2025 Plan, see the section entitled “Description of 2025 Omnibus Incentive Plan.”

Compensation of Directors
The Independent Directors’ annual fee is $[●]. In addition, the chair of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receives an additional annual fee of $[●]. The Independent Directors also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular New Mount Logan Board meeting, each special meeting, and each committee meeting. No compensation is expected to be paid to New Mount Logan’s Interested Director on account of his service as a Director.

DESCRIPTION OF NEW MOUNT LOGAN SHARE CAPITAL

In connection with the MLC Merger, New Mount Logan will amend and restate its certificate of incorporation and its bylaws. The following description summarizes the material terms of New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws, which will be in effect immediately following the MLC Merger, as well as relevant sections of the DGCL. The following description is not complete and is qualified by reference to the full text of New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws, forms of which have been filed as exhibits to this Preliminary Joint Proxy Statement/Prospectus, as well as the applicable provisions of the DGCL.

General

Upon completion of the MLC Merger, New Mount Logan’s authorized capital stock will consist of:

•150,000,000 shares of common stock, par value $0.001 per share.

•50,000,000 shares of preferred stock, par value $0.001 per share.

Upon completion of the MLC Merger, there will be:

•[●] shares of New Mount Logan Common Stock outstanding.

Common Stock

Holders of shares of New Mount Logan Common Stock will be entitled to the rights set forth below.

Voting Rights

Each holder of shares of New Mount Logan Common Stock will be entitled to one vote per share of New Mount Logan Common Stock on all matters which may be submitted to the holders of shares of New Mount Logan Common Stock. At any meeting of New Mount Logan stockholders, the holders of more than 50% of the issued and outstanding shares entitled to vote at such meeting must be present in person or represented by proxy in order to constitute a quorum.

At any meeting of New Mount Logan stockholders, all questions, except as otherwise expressly provided by statute, New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws, will be determined by vote of the holders of a majority of the issued and outstanding shares present in person or represented by proxy at such meeting and entitled to vote. Except as otherwise required by law, a nominee for election as a director will be elected to the New Mount Logan Board at a meeting at which a quorum is present if the number of votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election; provided that, if the number of director nominees exceeds the number of directors to be elected, then each nominee will be elected by a plurality of the votes cast, in person or by proxy, by the holders of shares entitled to vote thereon, at the meeting at which a quorum is present.

New Mount Logan’s amended and restated bylaws will provide that any director may be removed from office at any time, with cause, by vote of the holders of a majority of the issued and outstanding shares entitled to vote thereon.

Dividend Rights

Each holder of shares of New Mount Logan’s Common Stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the New Mount Logan Board out of any assets lawfully available for the payment of dividends.

Liquidation, Dissolution and Winding-Up Rights

In the event of a liquidation, dissolution or winding-up of New Mount Logan, each holder of shares of New Mount Logan Common Stock will be entitled to ratable distribution of New Mount Logan’s net assets that remain after the payment in full of all liabilities.

Other Rights

Holders of shares of New Mount Logan Common Stock will have no preemptive or conversion rights to purchase, subscribe for or otherwise acquire any shares of New Mount Logan Common Stock or other securities. There are no redemption or sinking fund provisions applicable to the shares of New Mount Logan Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law, New Mount Logan’s Amended and Restated Certificate of Incorporation and New Mount Logan’s Amended and Restated Bylaws

Provisions of the DGCL, New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws could make it more difficult to acquire New Mount Logan by means of a tender offer, a proxy contest or otherwise, or to remove incumbent directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the New Mount

Logan Board may consider inadequate and to encourage persons seeking to acquire control of New Mount Logan to first negotiate with the New Mount Logan Board. New Mount Logan believes the benefits of increased protection of New Mount Logan’s Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure New Mount Logan outweigh the disadvantages of discouraging takeover or acquisition proposals, including because negotiation of these proposals could result in an improvement of the terms of the proposals.

Delaware Anti-Takeover Statute

New Mount Logan will be subject to Section 203 of the DGCL. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares (1) owned by persons who are directors and also officers and (2) held in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock.

The existence of Section 203 of the DGCL would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the New Mount Logan Board, including discouraging takeover attempts that might result in a premium over the then-prevailing market price for the shares of New Mount Logan Common Stock held by New Mount Logan stockholders.

A Delaware corporation may “opt out” of Section 203 of the DGCL by including a provision expressly electing not to be governed by Section 203 of the DGCL in its original certificate of incorporation or in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting stock. New Mount Logan will not elect to “opt out” of Section 203 of the DGCL.

Size of Board and Vacancies

New Mount Logan’s amended and restated bylaws will provide that the New Mount Logan Board will consist of not less than 5 nor more than 11 directors, the actual number to be determined by the New Mount Logan Board from time to time. Upon completion of the MLC Merger, the New Mount Logan Board will consist of 7 directors.

New Mount Logan’s amended and restated bylaws will provide for a classified New Mount Logan Board with three-year staggered terms. The directors will be divided into three classes, as nearly equal in number as possible.

New Mount Logan’s amended and restated bylaws will provide that any vacancies in the Board, other than a vacancy due to stockholders removing a director for cause, will be filled by appointment made by a majority of the remaining directors. In addition, New Mount Logan’s amended and restated certificate of incorporation will provide that any directorship to be filled by reason of an increase in the number of directors on the Board may be filled by election by a majority of the directors then in office.

Special Stockholder Meetings

New Mount Logan’s amended and restated bylaws will provide that special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chief Executive Officer, or pursuant to a resolution approved by a majority of the entire board of directors.

Stockholder Action by Written Consent

New Mount Logan’s amended and restated certificate of incorporation will provide that holders of shares of New Mount Logan Common Stock will not be able to act by written consent.

Requirements for Advance Notification of Stockholder Proposals

New Mount Logan’s amended and restated bylaws will establish advance notice procedures for business (including any nominations for director) to be properly brought by a stockholder before an annual or special meeting of New Mount Logan stockholders. In addition, New Mount Logan’s amended and restated bylaws will require that, in order to submit a nomination for director, a stockholder must also submit all information relating to such person that is required to be disclosed in solicitations of proxies as well as certain other information.

No Cumulative Voting

The DGCL provides that stockholders of a company are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. New Mount Logan’s amended and restated certificate of incorporation will not provide for cumulative voting.

Undesignated Preferred Stock

The authority that the New Mount Logan Board will possess to issue preferred stock, could potentially be used to discourage attempts by third parties to obtain control of New Mount Logan through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly. The New Mount Logan Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of shares of New Mount Logan Common Stock.

Amendments to Certificate of Incorporation

New Mount Logan’s amended and restated certificate of incorporation will provide that New Mount Logan reserves the right to amend, alter, change or repeal any provision contained in New Mount Logan’s amended and restated certificate of incorporation, in the manner prescribed by applicable law.

Amendments to Bylaws

New Mount Logan’s amended and restated bylaws will provide that the New Mount Logan Board will have the power to make, alter, amend or repeal any bylaw, including a bylaw designating the number of directors; provided that the New Mount Logan Board may not make, alter, amend or repeal any bylaw designating the qualification or term of office of any member or members of the then-existing New Mount Logan Board.

New Mount Logan’s amended and restated bylaws will further provide that New Mount Logan’s amended and restated bylaws may be amended, altered, changed, added to or repealed at any annual meeting of New Mount Logan stockholders, or at any special meeting of New Mount Logan stockholders by the affirmative vote by the holders of not less than a majority of the outstanding shares, or by the New Mount Logan Board at any regular or special meeting of the New Mount Logan Board, if notice of the proposed amendment, alteration, change, addition or repeal is contained in the notice of such meeting; provided, however, that action taken by New Mount Logan stockholders intended to supersede action taken by the New Mount Logan Board in making, amending, altering, changing, adding to or repealing any bylaws will supersede prior action of the New Mount Logan Board and will deprive the New Mount Logan Board of further jurisdiction in the premises to the extent indicated in the statement, if any, of the stockholders accompanying such action of New Mount Logan stockholders.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties as directors or officers. New Mount Logan’s amended and restated certificate of incorporation will include such an exculpation provision. New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as New Mount Logan’s director or officer, or for serving at New Mount Logan’s request as a director or officer or another position at another corporation or enterprise, as the case may be. New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws will also provide that New Mount Logan must indemnify and advance reasonable expenses to New Mount Logan directors and, subject to certain exceptions, officers, subject to New Mount Logan’s receipt of an undertaking from the indemnified party as may be required under the DGCL. New Mount Logan’s amended and restated certificate of incorporation will expressly authorize New Mount Logan to carry directors’ and officers’ insurance to protect New Mount Logan and New Mount Logan’s directors, officers and certain employees for some liabilities.

The limitation of liability and indemnification provisions that will be in New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against New Mount Logan’s directors and officers, even though such an action, if successful, might otherwise benefit New Mount Logan and New Mount Logan stockholders. However, these provisions will not limit or eliminate New Mount Logan’s rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The limitation of liability and indemnification provisions that will be in New Mount Logan’s amended and restated certificate of incorporation will not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, New Mount Logan pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding against New Mount Logan or any of New Mount Logan’s directors, officers or employees for which indemnification is sought.

Exclusive Forum

New Mount Logan’s amended and restated certificate of incorporation will provide, in all cases to the fullest extent permitted by law, that, unless New Mount Logan consents in writing to the selection of an alternative forum, the state courts of the State of Delaware in and for New Castle County will be the sole and exclusive forum for:

•any derivative action or proceeding brought on New Mount Logan’s behalf;

•any action asserting a claim of breach of a fiduciary duty owed by any of New Mount Logan’s directors, officers, employees or agents to New Mount Logan or New Mount Logan stockholders;

•any action asserting a claim arising pursuant to any provision of the DGCL or New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws;

•any action seeking to interpret, apply, enforce or determine the validity of New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws; or

•any action asserting a claim against New Mount Logan or any of New Mount Logan’s directors, officers, employees, or agents governed by the internal affairs doctrine.

However, if no state court located within the State of Delaware has jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware.

In addition, New Mount Logan’s amended and restated certificate of incorporation will provide that the foregoing provision will not apply to claims arising under the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless New Mount Logan consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder.

These exclusive forum provisions may impose additional costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware and may limit the ability of a stockholder to bring a claim in a judicial forum that such stockholder finds favorable for disputes with New Mount Logan or any of New Mount Logan directors, officers or stockholders, which may discourage lawsuits with respect to such claims. New Mount Logan stockholders will not be deemed to have waived New Mount Logan’s compliance with the federal securities laws and the rules and regulations thereunder as a result of these exclusive forum provisions.

Authorized but Unissued Shares

New Mount Logan’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without further vote or action by New Mount Logan stockholders. New Mount Logan may use additional shares for a variety of purposes, including to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could also discourage attempts by third parties to obtain control of New Mount Logan through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly.

Listing

New Mount Logan has applied to list New Mount Logan shares of common stock on Nasdaq under the symbol “MLCI.”

Transfer Agent and Registrar

The transfer agent and registrar for shares of New Mount Logan Common Stock will be [●]. The address of the transfer agent and registrar is [●].

DESCRIPTION OF 2025 OMNIBUS INCENTIVE PLAN

In connection with the Closing, New Mount Logan intends to adopt the 2025 Omnibus Incentive Plan (the “2025 Plan”). The 2025 Plan will provide for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of New Mount Logan and its subsidiaries, as well as others performing consulting or advisory services for New Mount Logan, will be eligible for grants under the 2025 Plan. The purpose of the 2025 Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in New Mount Logan’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2025 Plan, qualified in its entirety by reference to the full text of the 2025 Plan, which is attached to this Preliminary Joint Proxy Statement/Prospectus as Annex [●].

Administration. The 2025 Plan will be administered by a committee of the New Mount Logan Board, comprising of independent directors (the “Administrator”), unless the entire New Mount Logan Board constitutes the Administrator. Among the Administrator’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2025 Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2025 Plan as it deems necessary or proper. The Administrator has authority to administer and interpret the 2025 Plan, to grant discretionary awards under the 2025 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of New Mount Logan Common Stock to be covered by each award, to make all other determinations in connection with the 2025 Plan and the awards thereunder as the Administrator deems necessary or desirable and to delegate authority under the 2025 Plan to New Mount Logan’s executive officers. To the extent New Mount Logan seeks to obtain the benefit of exemptions available under Rule 16b-3 under the Exchange Act, the applicable compensation may be approved by “non-employee directors” or “outside directors,” respectively.

Available Shares; Adjustments. The 2025 Plan reserves an aggregate number of [●] shares of New Mount Logan Common Stock for issuance in accordance with the 2025 Plan’s terms. The aggregate number of shares of New Mount Logan Common Stock that may be issued or used with respect to any ISO shall not exceed the number of shares reserved for issuance under the 2025 Plan (subject to adjustment as provided for in the 2025 Plan). The number of shares available for issuance under the 2025 Plan may be subject to adjustment in the event of any subdivision (by any split, recapitalization or otherwise) or combination (by reverse split, combination or otherwise) of shares of New Mount Logan Common Stock, change in the shares of New Mount Logan Common Stock by reason of a merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all of the assets or business of New Mount Logan or event having an effect substantially similar to the foregoing, or other change in the capital structure of New Mount Logan. In the event of any of these occurrences, the Administrator may make such proportionate adjustments and/or substitutions (if any) as it considers equitable under the circumstances in its sole discretion to, among other things, the number and kind of shares, options or other property available for issuance under the 2025 Plan or covered by grants previously made under the 2025 Plan. The shares available for issuance under the 2025 Plan may be, in whole or in part, either authorized and unissued shares of New Mount Logan Common Stock or shares of New Mount Logan Common Stock held in or acquired for New Mount Logan’s treasury. In general, if awards under the 2025 Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2025 Plan.

Eligibility for Participation. Members of the New Mount Logan Board, as well as employees and officers of, and consultants to, New Mount Logan or any of its subsidiaries and affiliates, are eligible to receive awards under the 2025 Plan.

Award Agreement. Awards granted under the 2025 Plan will be evidenced by award agreements, which need not be identical, that provide vesting conditions and forfeiture provisions, terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a Change in Control, as defined in the 2025 Plan, or other circumstances determined by the Administrator, and conditions related to the participant’s employment, each as determined by the Administrator.

Stock Options. The Administrator may grant nonqualified stock options to eligible individuals and ISOs only to eligible employees. The Administrator will determine the number of shares of New Mount Logan Common Stock subject to each option, the term of each option, which may not exceed 10 years, or five years in the case of an incentive stock option granted to a 10 percent stockholder, the exercise price, the vesting schedule and other conditions, and the other material terms of each option. No incentive stock option or, unless otherwise determined by the Administrator at the time of grant, nonqualified stock option, may have an exercise price less than the fair market value of a share of New Mount Logan Common Stock at the time of grant or, in the case of an incentive stock option granted to a 10 percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at grant, and the exercisability of such options may be accelerated by the Administrator.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights (“SARs”) either with a stock option, which may be exercised only at such times and to the extent the related stock option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of New Mount Logan Common Stock or cash, as determined by the Administrator, equal in value to the excess of the fair market value of one share of New Mount Logan Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed 10 years. The exercise price per share covered by a SAR will be the exercise price per share of the related stock option in the case of a Tandem SAR and will be the fair market value of a share of New Mount Logan Common Stock on the date of grant in the case of a Non-Tandem SAR. The Administrator may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a Change in Control or such other event as the Administrator may designate at the time of grant or thereafter.

Restricted Stock. The Administrator may award shares of restricted stock. Except as otherwise provided in an award agreement, the recipient generally has the rights of a stockholder with respect to shares of restricted stock, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon vesting of the applicable shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Administrator may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period and subject to the same forfeiture conditions as the underlying shares of restricted stock.

Recipients of restricted stock will be required to enter into a restricted stock agreement with New Mount Logan that states the restrictions to which the shares are subject, which may include service requirements and/or satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Administrator will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. The performance goals for performance-based restricted stock generally may be based on one or more of the objective criteria set forth in the 2025 Plan.

Other Stock-Based Awards. The Administrator may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance stock units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units under the 2025 Plan that are payable in cash or denominated or payable in or valued by shares of New Mount Logan Common Stock or factors that influence the value of such shares. The Administrator may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals and/or a minimum service period. The performance goals for performance-based other stock-based awards generally may be based on one or more of the objective criteria set forth in the 2025 Plan and discussed in general below.

Other Cash-Based Awards. The Administrator may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Administrator will determine, including, without limitation, being subject to the satisfaction of vesting conditions or being awarded as a discretionary bonus that is not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Administrator may accelerate the vesting of such award in its discretion.

Performance Awards. The Administrator may grant a performance award to a participant payable upon the attainment of specific performance goals. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals or, if applicable, upon any continuous service requirement following the attainment of the relevant performance goals, either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Administrator. If the performance award is payable in shares of restricted stock, the shares will be transferrable to the participant only upon the attainment of the relevant performance goals, or in combination with any continuous service requirement. Based on service, performance and/or other factors or criteria, the Administrator may, at or after grant, accelerate the vesting of all or any part of any performance award.

Minimum Vesting Period. Notwithstanding any other provision of the 2025 Plan, awards granted under the 2025 Plan may not become vested, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (i) such limitation shall not apply to awards granted for up to an aggregate of five percent (5%) of the shares of New Mount Logan Common Stock available under the 2025 Plan, (ii) such limitation shall not apply to awards made to non-employee directors and (iii) the Administrator may, in its sole discretion, accelerate the vesting of awards subject to such limitation in the event of a Change in Control or upon the participant’s death, disability, termination without cause or termination for good reason or similar term, if applicable.

Change in Control. In the event of a Change in Control (as defined under the 2025 Plan), except as may otherwise be provided by the Administrator in an award agreement, awards will be treated in accordance with one or more of the following methods as determined by the Administrator: (1) awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Administrator in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of restricted stock or any other award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the restricted stock or other award shall, where appropriate in the sole discretion of the Administrator, receive the same distribution as other common stock on such terms as determined by the Administrator; provided that the Administrator may decide to award additional restricted stock or other awards in lieu of any cash distribution; (2) awards may be purchased for an amount of cash, securities or other property equal to the excess (if any) of the highest price per share of New Mount Logan Common Stock paid in any transaction related to a Change in Control of New Mount Logan with respect to the shares of New Mount Logan Common Stock covered by such awards, over the applicable exercise price per share (if any) under such awards, provided that any cash or other consideration payable upon the purchase of such awards may be subject to vesting terms substantially similar to those that applied to such awards immediately prior to the Change in Control and/or earn-out, escrow, indemnification, holdback or similar arrangements, to the extent such arrangements are applicable to consideration paid to other equity holders of New Mount Logan in connection with the Change in Control; or (3) all outstanding and unexercised stock options, stock appreciation rights or any other stock-based award that provides for a participant elected exercise may be terminated by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such participant shall have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of New Mount Logan Common Stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination. Notwithstanding any other provision of the 2025 Plan, the New Mount Logan Board may at any time amend any or all of the provisions of the 2025 Plan and/or awards granted thereunder, or suspend or terminate the Plan and awards thereunder entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2025 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. The Administrator may amend the terms of any outstanding award, prospectively or retroactively, provided that no such amendment will impair the rights of any participant without the consent of such participant.

Transferability. Awards granted under the 2025 Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Administrator may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The 2025 Plan provides that awards granted under the 2025 Plan are subject to the Mount Logan Capital, Inc. Compensation Recovery Policy that New Mount Logan will have in place at the consummation of the Mergers and to any and all forfeiture and recoupment policies that New Mount Logan has or may in the future have in place, whether required by the Exchange Act, Nasdaq listing standards, applicable rules and regulations promulgated by the SEC, or otherwise.

Effective Date; Term. The 2025 Plan is expected to be adopted by the New Mount Logan Board post-Closing before any grants or issuances are made thereunder, subject to approval by the 180 Degree Capital shareholders at the 180 Degree Capital Special Meeting. No award will be granted under the 2025 Plan on or after the 10-year anniversary of the 2025 Plan. Any award outstanding under the 2025 Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

Following the Closing, New Mount Logan intends to file with the SEC a registration statement on Form S-8 covering the New Mount Logan Common Stock issuable under the 2025 Plan.

Certain United States Federal Income Tax Aspects

Federal income tax consequences relating to awards under the 2025 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, New Mount Logan is generally entitled to deduct, subject to Section 162(m) of the Code (as described below), and the optionee will recognize taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, New Mount Logan is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the 2025 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. Mount Logan will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to incentive stock option treatment, New Mount Logan would generally have no corresponding compensation deduction.

If an award is accelerated under the 2025 Plan in connection with a change in control (as this term is used under the Code), New Mount Logan may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2025 Plan.

COMPARISON OF MOUNT LOGAN SHAREHOLDERS’ RIGHTS

This section describes the material differences between the rights of holders of MLC Common Shares under the OBCA, the articles of amalgamation of Mount Logan, as amended, and the amended and restated by-laws of Mount Logan, prior to the completion of the Mergers, and the rights of holders of shares of New Mount Logan Common Stock. Mount Logan is existing under the laws of the Province of Ontario and New Mount Logan is incorporated under the laws of the State of Delaware. The differences between the rights of MLC Shareholders and New Mount Logan stockholders primarily result from differences between the laws of the Province of Ontario and the laws of the State of Delaware, as well as differences between the organizational documents of Mount Logan and New Mount Logan. As a result of the Mergers, holders of MLC Common Shares who receive MLC Merger Consideration in respect of their MLC Common Shares (as momentarily first replaced by MLC Delaware Units upon completion of the MLC Domestication) will become holders of New Mount Logan Common Stock. As a result, following the Mergers and the MLC Domestication, the rights of MLC Shareholders who become New Mount Logan stockholders in the Mergers will be governed by the laws of the State of Delaware and will also then be governed by the New Mount Logan certificate of incorporation and the New Mount Logan by-laws.

This section does not include a complete description of all differences between the rights of MLC Shareholders and New Mount Logan stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in the rights in this section is not intended to indicate that other differences that may be equally important do not exist. In addition, this section does not include a comparison of the differences between the rights of holders of MLC Common Shares and the rights of holders of MLC Delaware Units (which will exist for a moment in time, after completion of the MLC Domestication and before completion of the Mergers), but rather a comparison of the rights of holders of the MLC Common Shares directly to the rights of holders of the New Mount Logan Common Stock to be issued to holders of MLC Delaware Units upon completion of the Mergers. All Mount Logan stockholders are urged to read carefully the relevant provisions of the OBCA and DGCL, as well as each company’s organizational documents. This summary is qualified in its entirety by reference to the relevant provisions of the OBCA and DGCL, as well as the full text of the Mount Logan articles of amalgamation (as amended), the Mount Logan by-laws (as amended and restated), the Mount Logan governance guidelines, the New Mount Logan certificate of incorporation, the New Mount Logan by-laws and the New Mount Logan corporate governance guidelines. For information on how to obtain a copy of Mount Logan and New Mount Logan governing documents, see the section entitled “Where You Can Find More Information.”

MLC Shareholders	New Mount Logan Stockholders
Authorized Capital Stock
Mount Logan is authorized to issue an unlimited number of MLC Common Shares and an unlimited number of preference shares, issuable in series.

As of [month day], 2025, the record date for the MLC Special Meeting, there were [●] MLC Common Shares outstanding and nil preference shares outstanding.

New Mount Logan is authorized to issue up to [150,000,000] million shares of common stock, par value $0.001 per share, and [50,000,000] million shares of preferred stock, par value $0.001 per share (“New Mount Logan Preferred Stock”).

The New Mount Logan board is authorized to issue New Mount Logan Preferred Stock from time to time in one or more classes or series and, with respect to each such class or series, to fix the designations, powers, preferences and relative, participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, if any.

As of [month day], 2025, the date of this Preliminary Joint Proxy Statement/Prospectus, there are expected to be outstanding immediately following the Effective Time approximately [13,000,000] shares of New Mount Logan Common Stock and no shares of New Mount Logan Preferred Stock.

Voting Rights
The Mount Logan articles provide that each holder of MLC Common Shares is entitled to two votes for each MLC Common Share held of record by such holder at all annual and special meetings of Mount Logan.

Except as otherwise required by the New Mount Logan certificate of incorporation or by applicable law, each holder of shares of New Mount Logan Common Stock is entitled to one vote for each share of New Mount Logan Common Stock held by the stockholder on the record date for any action, on all matters on which the New Mount Logan stockholders are entitled to vote.

MLC Shareholders	New Mount Logan Stockholders
Quorum and Adjournment of Shareholder Meetings
The OBCA permits the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

The Mount Logan by-laws provide that at any meeting of the shareholders, two persons present, and holding or representing by proxy not less than 5% of the total number of the issued shares of Mount Logan then entitled to vote, shall constitute a quorum for all purposes, except as otherwise provided by law or the articles.

The Mount Logan by-laws also provide that any meeting of shareholders may be adjourned by the chairman with the consent of the meeting. If a meeting of shareholders is adjourned for less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

The New Mount Logan by-laws provide that holders of more than 50% of the shares of stock of New Mount Logan entitled to vote, present in person or by proxy, constitutes a quorum at any meeting of the stockholders for the transaction of business, except as otherwise provided by law or by the New Mount Logan certificate of incorporation.

The New Mount Logan by-laws provide that the chairperson of the stockholder meeting or the holders of record of more than 50% of the shares of stock of New Mount Logan entitled to vote, present in person or by proxy, at a meeting of the stockholders shall have the power to adjourn such meeting. If the adjournment is for more than 30 days, or if after such adjournment a new record date for the adjourned meeting is fixed pursuant to the New Mount Logan by-laws, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such meeting. If the stockholder meeting is adjourned by the stockholders, the resumption of such stockholder meeting shall occur at such time and place as shall be determined by a vote of the holders of record of more than 50% of the then outstanding shares entitled to vote at such meeting of the stockholders.

MLC Shareholders	New Mount Logan Stockholders
Number of Directors and Composition of Board of Directors
The OBCA requires a minimum of three directors for a public corporation, but requires that at least one-third of those directors not be officers or employees of the corporation or its affiliates.

Where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such special resolution has been passed, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

The Mount Logan by-laws provide that the number of directors shall be the number as specified in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors shall be the number of directors determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board.

The DGCL provides that the board of directors of a corporation must consist of one or more members, each of whom shall be a natural person.

The New Mount Logan by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire board of directors, but shall consist of not less than five (5) Directors nor more than eleven (11) Directors.

MLC Shareholders	New Mount Logan Stockholders
Election of Directors
Under the OBCA, unless expressly elected for a stated term, each director ceases to hold office at the close of the first annual meeting of shareholders following their election. However, if directors are not elected at a meeting of shareholders, the incumbent directors continue in office until successors are elected. The shareholders of a corporation shall, by ordinary resolution at each annual meeting at which an election of directors is required, elect directors to hold office for a term ending not later than the close of the third annual meeting of shareholders following the election. If a director is appointed or elected to fill a vacancy, that director holds office for the unexpired term of the director’s predecessor.

The Mount Logan by-laws provide that the election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors as specified in the articles or, if a minimum and maximum number of directors is provided for in the articles, the number of directors determined by special resolution or, if the special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board.

The DGCL provides that directors shall be elected at an annual meeting or at a special meeting called for that purpose.

The New Mount Logan by-laws provide that directors shall be elected at each annual meeting of the stockholders. In an uncontested election of directors at any meeting of the stockholders, a nominee for director shall be elected to the board of directors by receiving a higher number of shares voting “for” such director as compared to the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either for or against such nominee’s election). In a contested election of directors at any meeting of stockholders, each director will be elected by a plurality of the votes validly cast at such election. If directors are to be so elected by a plurality of the votes validly cast, stockholders shall not be permitted to vote against a nominee.

MLC Shareholders	New Mount Logan Stockholders
Removal of Directors; Filling Vacancies on the Board of Directors
Under the OBCA, subject to the articles of the corporation and certain exceptions, a vacancy among the directors may be filled by a quorum of directors except when the vacancy results from an increase in the number or the maximum number of directors or from failure to elect the number of directors required to be elected at any meeting of shareholders. Each director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election unless their office is vacated earlier.

Subject to the OBCA, MLC Shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by a quorum of the directors. A quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders.

In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors then in office fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

Under the DGCL, the directors of a corporation may, by the certificate of incorporation or bylaw, be divided into one, two or three classes.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

The New Mount Logan by-laws provide that directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes nearly equal in number as possible, and accordingly, directors may only be removed for cause. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2026], directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2027] and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2028]. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for 3-year terms.

MLC Shareholders	New Mount Logan Stockholders

Pursuant to the New Mount Logan by-laws, any director may be removed at any time, but only for cause upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of New Mount Logan. Subject to the rights of the holders of any series of preferred stock of New Mount Logan, any vacancy in the board of directors caused by any such removal by the stockholders shall be filled at such meeting by the stockholders entitled to vote for the election of the director so removed.

If any vacancies occur in the board of directors of New Mount Logan, by reason of death, resignation, removal or otherwise (other than stockholder removal for cause), the directors then in office shall continue to act and such vacancies may be filled by a majority of the directors then in office. A director elected to fill a vacancy shall hold office until the next election of the class of directors for which such director has been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

MLC Shareholders	New Mount Logan Stockholders
Director Nominations by Shareholders
The Mount Logan by-laws allow shareholders to nominate a candidate (or candidates) for election to the Mount Logan board, provided the stockholders comply with the procedures, and are eligible stockholders, as set forth in the Mount Logan by-laws.

The Mount Logan by-laws require that, in the case of an annual meeting of shareholders, written notice of the nomination be provided to Mount Logan’s Secretary not less than 30 days before the date of such meeting; provided, however, that (A) if the meeting is called for a date that is less than 50 days after the date on which the first notice to the shareholders or first public announcement of the date of the meeting was made, notice by the nominating shareholder shall be made not less than the close of business on the 10th day after the meeting notice date; and (B) if the Corporation uses “notice-and-access” (as defined in 54-101) to send proxy-related materials to shareholders in connection with a meeting, notice must be received not less than 40 days before the date of the meeting. In the case of a special meeting of shareholders (which is not an annual and special meeting), called for the purpose of electing directors, written notice of the nomination must be provided to Mount Logan’s Secretary not later than the close of business on the 15th day after the meeting notice date.

In order for a nomination for director to be considered, the nomination notice must include, as to each nominee (if applicable) and the nominating shareholder, the information required by Mount Logan by-laws.

The New Mount Logan by-laws allow shareholders to nominate a candidate (or candidates) for election to the New Mount Logan board, provided the stockholder (i) was a stockholder of record at the time of providing the notice of nomination; (ii) is entitled to vote at such meeting; and (iii) complies with the notice provisions set forth in the New Mount Logan by-laws.

The New Mount Logan by-laws require that to be timely, a stockholder’s notice for the nomination of persons for election to the board of directors must be delivered and received by the Secretary of New Mount Logan in proper written form not less than 90 days and not more than 120 days prior to the first anniversary of the date on which New Mount Logan first released its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary of the preceding year’s annual meeting and ends 30 days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the 10th day following the day the public announcement of the date of such annual meeting is first made.

MLC Shareholders	New Mount Logan Stockholders
Written Resolutions of Shareholders
The Mount Logan by-laws provide that, whenever the vote of shareholders is required or permitted in connection with any corporate action, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the OBCA.

The New Mount Logan by-laws provide that, any action required or permitted to be taken by the stockholders may be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

MLC Shareholders	New Mount Logan Stockholders
Amending of Governing Documents
Under the OBCA, certain amendments to the charter documents of a corporation (such as changing its name, creating new classes of shares or dividing a class of shares) submitted to a special meeting of shareholders require a resolution passed by not less than 66 2⁄3% of the votes cast by the shareholders on the resolution authorizing the amendments. Unless the articles provide otherwise, in the case of certain amendments, holders of shares of a class are entitled to vote separately as a class regardless of whether or not the class otherwise carries the right to vote. For the same specified amendments, holders of a series of a class are entitled to vote separately only if the series is affected in a manner different from other shares of the same class.

Under the OBCA, unless the articles, the by-laws or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. In that instance, the directors must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

A resolution to amalgamate an OBCA corporation or continue an OBCA corporation to another jurisdiction requires a special resolution passed by the holders of each share.

Under the DGCL, every amendment authorized by subsection (a) of §242 of the DGCL must be made and effected in the following manner: (1) if the corporation has capital stock, the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and either calls a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directs that the amendment proposed be considered at the next annual meeting of the stockholders; and (2) subject to certain exceptions, the holders of a majority of shares entitled to vote on the matter adopt the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that (i) subject to certain exceptions, increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or (iii) alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment adversely affects one or more series of a class but not the entire class, then only the series of shares so affected are entitled to vote. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. Under the DGCL, the board of directors may amend a corporation’s by-laws if so authorized in the certificate of incorporation.

Under the New Mount Logan certificate of incorporation, New Mount Logan reserves the right to amend, alter, change or repeal any provision contained in New Mount Logan certificate of incorporation, in the manner prescribed by applicable law.

Under the New Mount Logan certificate of incorporation, the board of directors is authorized to amend, alter, change or repeal any provision contained in the New Mount Logan by-laws, in the manner prescribed by applicable law. The stockholders may, at any annual or special stockholder meeting, duly called and upon proper notice thereof, make, alter, amend or repeal the New Mount Logan by-laws by the affirmative vote by the holders of not less than a majority of the outstanding shares

MLC Shareholders	New Mount Logan Stockholders
Annual Meeting of Shareholders
Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. All shareholders at the record date are entitled to notice of the meeting and have the right to attend and vote at the meeting. Under the Mount Logan by-laws, the annual meeting of shareholders shall be held at such time, on such day, in each year as the board, the Chairman of the board or the President may from time to time determine. In the absence of a determination with respect to the location at some place in Canada (or outside Canada if the shareholders entitled to vote at the meeting agree), the meeting of shareholders shall be held at Mount Logan’s registered office or elsewhere in the municipality in which the registered office is situate.

The New Mount Logan by-laws, provide that the annual meeting of the stockholders shall be held at such place, within or without the State of Delaware, such date, and such time as designated by the board of directors and set forth in the notice or waiver of notice of the meeting. Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice whether before or after the meeting.

Special Meetings of Shareholders
The Mount Logan by-laws provide that special meetings of the shareholders may be called by only the Chairman of the Board, the board of directors or the President then in office. Notice of the time and place of each meeting of shareholders shall be given in the manner provided for in the by-laws not less than 21 days nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.

The New Mount Logan by-laws, provide that special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chief Executive Officer, or pursuant to a resolution approved by a majority of the entire board of directors.

Constitution and Residency of Directors
The OBCA prohibits the following persons from being directors of a corporation: (a) anyone who is less than eighteen years of age, (b) anyone who has been found under the Substitute Decisions Act, 1992 or under the Mental Health Act to be incapable of managing property or who has been found to be incapable by a court in Canada or elsewhere, (c) a person who is not an individual and (d) a person who has the status of bankrupt. There is no requirement for a certain number of directors to be resident Canadians.
The DGCL requires that directors of Delaware corporations be natural persons. New Mount Logan will be subject to such DGCL provisions with respect to directors being natural persons.

MLC Shareholders	New Mount Logan Stockholders
Forum Selection
The Mount Logan constating documents do not require any exclusive forum with respect to legal actions against or involving Mount Logan.
Pursuant to New Mount Logan’s amended and restated certificate of incorporation, the state courts of the State of Delaware in and for New Castle County will be the sole and exclusive forum for (i) any derivative action or proceeding brought on New Mount Logan’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of New Mount Logan’s directors, officers, employees or agents to New Mount Logan or New Mount Logan stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws; or (v) any action asserting a claim against New Mount Logan or any of New Mount Logan’s directors, officers, employees, or agents governed by the internal affairs doctrine.

However, if no state court located within the State of Delaware has jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware.

In addition, New Mount Logan’s amended and restated certificate of incorporation provides that the foregoing provision will not apply to claims arising under the Securities Act or the Exchange Act or the respective rules and regulations promulgated thereunder.

MLC Shareholders	New Mount Logan Stockholders
Derivative Action
Under the OBCA, registered or beneficial shareholders, former registered or beneficial shareholders, directors or officers or former directors or officers of a corporation or its affiliates, and any person who, in the discretion of the court, is a proper person may apply to a court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. No action may be brought and no intervention in an action may be made unless the complainant has given 14 days notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (a) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action, (b) the complainant is acting in good faith; and (c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to give notice if all of the directors of the corporation or its subsidiary are defendants in the action.

Under the DGCL, a stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or the stockholder must have received shares in the corporation by operation of law from a person who was such a stockholder at the time of the wrong complained of. In addition, the stockholder must remain a stockholder throughout the litigation. There is no requirement under the DGCL to advance the expenses of a lawsuit to a stockholder bringing a derivative suit.

New Mount Logan will be subject to such DGCL provisions with respect to derivative suits.

MLC Shareholders	New Mount Logan Stockholders
Limitation of Liability of Directors and Officers
No provision in a contract, the articles, the by-laws or a resolution may relieve a director or officer from the duty to act in accordance with the OBCA or the regulations or relieve him or her from liability for a breach thereof.

A director has complied with their duties to: (a) act honestly and in good faith with a view to the best interests of the corporation and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance in good faith on: (i) financial statements of the corporation represented to him or her by an officer of the corporation or in a written report of the auditor of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles; (ii) on an interim or other financial report of the corporation represented to him or her by an officer of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report or advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

The Mount Logan by-laws provide that to the fullest extent permitted by the OBCA, no director or officer for the time being of Mount Logan shall be liable for any loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of Mount Logan and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The DGCL provides that a corporation may limit or eliminate a director’s and an officer’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or as an officer, except for liability for: (i) any breach of the director’s or officer’s duty of loyalty to such corporation or its stockholders, (ii) acts or omissions by a director or an officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director’s willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, (iv) any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.

The New Mount Logan certificate of incorporation limits the liability of directors and officers for actions taken or omitted in good faith if they (i) exercise the care, diligence, and skill of an ordinarily prudent person in similar circumstances, or (ii) act in good faith reliance on New Mount Logan’s legal counsel, New Mount Logan’s records, officer reports, or independent experts selected with reasonable care.

New Mount Logan directors are also not personally liable to New Mount Logan or its stockholders for monetary damages for breaches of fiduciary duty, except for: (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith, or which involve intentional misconduct or knowing violations of law, (iii) liability under Section 174 of the DGCL, or (iv) transactions involving improper personal benefits. If the DGCL is amended to further limit director liability, New Mount Logan directors will benefit to the fullest extent permitted. Any repeal or modification of these protections will not affect rights existing at the time of the change.

MLC Shareholders	New Mount Logan Stockholders
Indemnification of Directors and Officers
The by-laws of Mount Logan provide that it shall indemnify a director or officer, a former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or another individual acting or has acted in similar capacity, of another entity (each an “Indemnifiable Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. Under the OBCA, a corporation may not indemnify an individual unless:

(a) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may with the approval of a court, indemnify an Indemnifiable Person, or advance monies to an Indemnifiable Person, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made party because of the individual’s association with the corporation or other entity against all costs, charges and expenses reasonably incurred by individual in connection with such action, if the individual fulfils the requirements under (a) above.

An Indemnifiable Person is entitled to indemnity from the corporation if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set out in (a) and (b) above.

Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with a third party action, suit or proceeding, or a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of such action or suit (with certain restrictions applicable to indemnification of expenses in a derivative action), provided that there is a determination that the individual acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Indemnification determinations for current directors and officers must be made by: (i) a majority of the disinterested directors, even though less than a quorum; (ii) a committee of such disinterested directors designated by a majority vote of such disinterested directors, even though less than a quorum; (iii) independent legal counsel in a written opinion if there are no such disinterested directors or if such directors so direct; or (iv) the stockholders.

The DGCL requires indemnification of current or former directors and officers for expenses actually and reasonably incurred by such person relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any action, suit or proceeding to directors, officers, employees, and agents contingent in certain circumstances upon those individuals’ entering into an undertaking to repay any advances if it is determined ultimately that those individuals are not entitled to be indemnified.

New Mount Logan’s amended and restated certificate of incorporation will include such an exculpation provision. New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as New Mount Logan’s director or officer, or for serving at New Mount Logan’s request as a director or officer or another position at another corporation or enterprise, as the case may be. New Mount Logan’s amended and restated certificate of incorporation and New Mount

MLC Shareholders	New Mount Logan Stockholders

Logan’s amended and restated bylaws will also provide that New Mount Logan must indemnify and advance reasonable expenses to New Mount Logan directors and, subject to certain exceptions, officers, subject to New Mount Logan’s receipt of an undertaking from the indemnified party as may be required under the DGCL. New Mount Logan’s amended and restated certificate of incorporation will expressly authorize New Mount Logan to carry directors’ and officers’ insurance to protect New Mount Logan and New Mount Logan’s directors, officers and certain employees for some liabilities.

MLC Shareholders	New Mount Logan Stockholders
Anti-Takeover Provisions and Other Stockholder Protections
The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations. However, MI 61-101 addresses business combinations and related party transactions. See “The Mergers – Canadian Securities Law Consequences.”

Such matters as take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant shareowners and other related parties to which Mount Logan is a party are subject to regulation by Canadian provincial securities legislation and administrative policies and rules and instruments of Canadian securities administrators. Such legislation. administrative policies, rules and instruments may impose shareowner approval requirements separate and apart from the OBCA.

Pursuant to Section 203 of the DGCL any person who acquires 15% or more of a New Mount Logan’s stock (thereby becoming an “interested stockholder”) may not engage in certain “business combinations” with New Mount Logan for a period of three years following the time the person became an interested stockholder, unless (i) the New Mount Logan board has approved, prior to the interested stockholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of New Mount Logan’s stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans), or (iii) the business combination is approved by the New Mount Logan board and authorized by the affirmative vote (at a special meeting) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Additionally, as described elsewhere herein, the New Mount Logan Board will be classified into three classes; New Mount Logan stockholders will not be able to take action via written consent; the New Mount Logan by-laws will establish advance notice procedures for business (including any nominations for director) to be properly brought by a stockholder before an annual or special meeting; additional shares of authorized but unissued MLC Common Stock or preferred stock may be issued without stockholder consent; and New Mount Logan’s amended and restated certificate of incorporation includes exclusive forum selection provisions; all of which could have the effect of making attempts to obtain control of New Mount Logan through a merger, tender offer or proxy contest or otherwise more difficult or more costly.

Appraisal or Dissenters’ Rights

MLC Shareholders	New Mount Logan Stockholders
The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Such matters include, among others: (i) an amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, remove or change any provisions restricting the issue, transfer or ownership of shares of the class; (iii) an amendment to the corporation’s articles to add, remove or change any restriction on the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all of the property of the corporation other than in the ordinary course of business; and (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder’s interests.

Generally, pursuant to the DGCL, stockholders of a Delaware corporation have a right to have the fair value of their stock appraised by the Delaware Court of Chancery in certain mergers and other similar transactions, provided that stockholders comply with Section 262 of the DGCL in making a demand for such appraisal rights. However, pursuant to Section 262 of the DGCL, stockholders have no appraisal rights in the event of a merger or similar transaction if they are required by the terms of the merger agreement to accept for their stock: (i) shares of stock of the surviving corporation; (ii) shares of any other corporation which shares will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) a combination of such shares and cash.

New Mount Logan will be subject to such DGCL provisions with respect to appraisal and dissenters’ rights.

MLC Shareholders	New Mount Logan Stockholders
Dividends
Under the OBCA a corporation may pay dividends to its shareholders, subject to the articles of the corporation and any unanimous shareholders agreement, by money or property unless the corporation has reasonable grounds for believing that (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Under Section 170 of the DGCL, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Holders of New Mount Logan preferred stock will be entitled to receive, when and as declared by the New Mount Logan Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the New Mount Logan Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on New Mount Logan common stock with respect to the same dividend period.

Holders of New Mount Logan common stock will be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of New Mount Logan as may be declared by the New Mount Logan board from time to time out of the assets or funds of New Mount Logan legally available therefor.

Stockholder Rights Plan
Mount Logan does not currently have a stockholder rights plan.	New Mount Logan does not currently have a stockholder rights plan.

MLC Shareholders	New Mount Logan Stockholders
Transactions with Directors and Officers
The OBCA requires that a director or officer of a corporation who, (a) is a party to a material contract or transaction or proposed material contract or transaction with the corporation; or (b) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest. The disclosure required shall be made, in the case of a director, (a) at the meeting at which a proposed contract or transaction is first considered; (b) if the director was not then interested in a proposed contract or transaction, at the first meeting after he or she becomes so interested; (c) if the director becomes interested after a contract is made or a transaction is entered into, at the first meeting after he or she becomes so interested; or (d) if a person who is interested in a contract or transaction later becomes a director, at the first meeting after he or she becomes a director. Similar disclosures are required in the case of an officer.

Under the OBCA, directors do not need to abstain from voting on matters relating to director compensation, indemnity or insurance under the OBCA, or are otherwise with an affiliate.

New Mount Logan will adopt a formal written policy that will be effective upon the completion of the Merger setting forth policies and procedures for the review and approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC.

COMPARISON OF 180 DEGREE CAPITAL SHAREHOLDERS’ RIGHTS

This section describes the material differences between the rights of holders of TURN Common Shares and the rights of holders of shares of New Mount Logan Common Stock. 180 Degree Capital is incorporated under the laws of the State of New York and New Mount Logan is incorporated under the laws of the State of Delaware. The differences between the rights of 180 Degree Capital shareholders and New Mount Logan stockholders primarily result from differences between the laws of the State of New York and the laws of the State of Delaware, as well as differences between the organizational documents of 180 Degree Capital and New Mount Logan. As a result of the Mergers, holders of TURN Common Shares who receive Merger Consideration in respect of their TURN Common Shares will become holders of shares of New Mount Logan Common Stock. As a result, following the Mergers, the rights of 180 Degree Capital shareholders who become New Mount Logan stockholders in the Mergers will be governed by the laws of the State of Delaware and will also then be governed by New Mount Logan’s Certificate of Incorporation and New Mount Logan’s bylaws.
This section does not include a complete description of all differences between the rights of 180 Degree Capital shareholders and New Mount Logan stockholders, nor does it include a complete description of the specific rights referred to below. Furthermore, the description of some of the differences in the rights in this section is not intended to indicate that other differences that may be equally important do not exist. All 180 Degree Capital shareholders are urged to read carefully the relevant provisions of the New York Business Corporation Law (“NYBCL”) and Delaware General Corporation Law (“DGCL”), as well as each company’s organizational documents. This summary is qualified in its entirety by reference to the relevant provisions of NYBCL and DGCL, as well as the full text of each of 180 Degree Capital’s Certificate of Incorporation and Certificate of Amendment of the Certificate of Incorporation (together, the “180 Degree Capital Certificate of Incorporation”), 180 Degree Capital’s By-Laws (the “180 Degree Capital By-Laws”), New Mount Logan’s certificate of incorporation and New Mount Logan’s bylaws. For information on how to obtain a copy of each of 180 Degree Capital and New Mount Logan governing documents, see the section entitled “Where You Can Find More Information.”

180 Degree Capital Shareholders	New Mount Logan Stockholders
Authorized Capital Stock
180 Degree Capital is authorized to issue up to 17,000,000 shares of stock. Of these, 15,000,000 shares are classified as common stock, par value $0.03 per share, and 2,000,000 shares are classified as preferred stock, par value $0.10 per share (“180 Degree Capital preferred stock”).

The 180 Degree Capital Board is authorized to divide shares of 180 Degree Capital preferred stock into one or more series, to issue the shares of 180 Degree Capital preferred stock in such series, and to fix the number of shares to be included in each series, and the designation, relative rights, preferences and limitations of all shares of each series.

As of [ ], 2025, the record date for the 180 Degree Capital Special Meeting, there were outstanding [10,000,141] TURN Common Shares, and there were no outstanding shares of any series of 180 Degree Capital preferred stock.	New Mount Logan is authorized to issue up to [150,000,000] million shares of common stock, par value $0.001 per share, and [50,000,000] million shares of preferred stock, par value $0.001 per share (“New Mount Logan Preferred Stock”).

The New Mount Logan board is authorized to issue New Mount Logan Preferred Stock from time to time in one or more classes or series and, with respect to each such class or series, to fix the designations, powers, preferences and relative, participating, optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, if any.

As of [month day], 2025, the date of this Preliminary Joint Proxy Statement/Prospectus, there are expected to be outstanding immediately following the Effective Time approximately [13,000,000] shares of New Mount Logan Common Stock and no shares of New Mount Logan Preferred Stock.
Voting Rights
The 180 Degree Capital By-Laws provide that at each meeting of the shareholders, every holder of stock then entitled to vote is entitled to one vote for each share of stock registered in the shareholder’s name, except as otherwise provided in the 180 Degree Capital Certificate of Incorporation.	Except as otherwise required by the New Mount Logan certificate of incorporation or by applicable law, each holder of shares of New Mount Logan Common Stock is entitled to one vote for each share of New Mount Logan Common Stock held by the stockholder on the record date for any action, on all matters on which the New Mount Logan stockholders are entitled to vote.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Quorum and Adjournment
The 180 Degree Capital By-Laws provide that at any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the 180 Degree Capital Certificate of Incorporation.

The 180 Degree Capital By-Laws also provide that any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.
The New Mount Logan by-laws provide that holders of more than 50% of the shares of stock of New Mount Logan entitled to vote, present in person or by proxy, constitutes a quorum at any meeting of the stockholders for the transaction of business, except as otherwise provided by law or by the New Mount Logan certificate of incorporation.

The New Mount Logan by-laws provide that the chairperson of the stockholder meeting or the holders of record of more than 50% of the shares of stock of New Mount Logan entitled to vote, present in person or by proxy, at a meeting of the stockholders shall have the power to adjourn such meeting. If the adjournment is for more than 30 days, or if after such adjournment a new record date for the adjourned meeting is fixed pursuant to the New Mount Logan by-laws, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such meeting. If the stockholder meeting is adjourned by the stockholders, the resumption of such stockholder meeting shall occur at such time and place as shall be determined by a vote of the holders of record of more than 50% of the then outstanding shares entitled to vote at such meeting of the stockholders.
Record Date
The 180 Degree Capital By-Laws provide that in lieu of closing the books of 180 Degree Capital, for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the 180 Degree Capital Board may fix, in advance, a date, not exceeding sixty (60) days, nor less than ten (10) days, as the record date for any such determination of shareholders.
The New Mount Logan By-laws provide that in order to determine the stockholders entitled to notice of, or entitled to vote at, any meeting of stockholders or any adjournment thereof, the New Mount Logan Board may fix in advance a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the New Mount Logan Board, not exceeding sixty (60) days, nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or entitled to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Number of Directors and Composition of Board of Directors
The 180 Degree Capital By-Laws provide that the number of directors of 180 Degree Capital shall be determined from time to time by resolutions of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify. The number of directors may be less than three (3) when all of the shares are owned by less than three (3) shareholders, but in such event the number of directors may not be less than the number of shareholders. Directors need not be shareholders.

There are currently five (5) members on the 180 Degree Capital Board. Each of the Audit Committee, Compensation Committee, Nominating Committee and Valuation Committee are comprised of directors who are independent under the rules of the Nasdaq Global Market.
The DGCL provides that the board of directors of a corporation must consist of one or more members, each of whom shall be a natural person.

The New Mount Logan by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire board of directors, but shall consist of not less than five (5) Directors nor more than eleven (11) Directors.
Election of Directors
The 180 Degree Capital By-Laws provide that subject to any rights of the holders of any class or series of stock to elect directors separately, a plurality of the votes cast by shareholders of the outstanding stock of 180 Degree Capital entitled to vote, represented in person or by proxy, at any meeting of the shareholders called for the purpose of the election of directors at which a quorum is present, or in lieu thereof, written consent of all of the shareholders entitled to vote, shall be sufficient to elect a director.	The DGCL provides that directors shall be elected at an annual meeting or at a special meeting called for that purpose.

The New Mount Logan by-laws provide that directors shall be elected at each annual meeting of the stockholders. In an uncontested election of directors at any meeting of the stockholders, a nominee for director shall be elected to the board of directors by receiving a higher number of shares voting “for” such director as compared to the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either for or against such nominee’s election). In a contested election of directors at any meeting of stockholders, each director will be elected by a plurality of the votes validly cast at such election. If directors are to be so elected by a plurality of the votes validly cast, stockholders shall not be permitted to vote against a nominee.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Removal of Directors; Filling Vacancies on the Board of Directors
Except where the 180 Degree Capital Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of 180 Degree Capital entitled to vote, represented in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the 180 Degree Capital Board at any regular or special meeting of the 180 Degree Capital Board. Shareholders may not remove directors without cause. A vacancy or vacancies occurring from such removal may be filled at a special meeting of shareholders called for such purpose or at a regular or special meeting of the 180 Degree Capital Board.	Under the DGCL, the directors of a corporation may, by the certificate of incorporation or bylaw, be divided into one, two or three classes.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

The New Mount Logan by-laws provide that directors, other than those who may be elected by the holders of any series of preferred stock, if any, shall be divided into three classes nearly equal in number as possible, and accordingly, directors may only be removed for cause. Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2026], directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2027] and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in [2028]. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for 3-year terms.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Director Nominations by Shareholders
Subject to the rights of holders of any class or series of shares having a preference over the common shares as to dividends or upon liquidation, only persons who are nominated in accordance with the procedures set forth in the 180 Degree Capital By-Laws shall be eligible for election as directors of the 180 Degree Capital. Nominations of persons for election to the 180 Degree Capital Board may be made (a) by or at the direction of the 180 Degree Capital Board (or any duly authorized committee thereof) or (b) by any shareholder of 180 Degree Capital (i) who is a shareholder of record on the date of the giving of notice provided for in Section 10 of the 180 Degree Capital By-Laws and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 10 of the 180 Degree Capital By-Laws.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of 180 Degree Capital. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of 180 Degree Capital (i) with respect to an annual meeting of shareholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. With respect to special meetings of shareholders called for the purpose of electing directors, a shareholder must have given notice in proper written form to the Secretary not later than the close of business on the tenth (10th) day following the day on which 180 Degree Capital’s notice of the date of the meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
The New Mount Logan by-laws allow shareholders to nominate a candidate (or candidates) for election to the New Mount Logan board, provided the stockholder (i) was a stockholder of record at the time of providing the notice of nomination; (ii) is entitled to vote at such meeting; and (iii) complies with the notice provisions set forth in the New Mount Logan by-laws.

The New Mount Logan by-laws require that to be timely, a stockholder’s notice for the nomination of persons for election to the board of directors must be delivered and received by the Secretary of New Mount Logan in proper written form not less than 90 days and not more than 120 days prior to the first anniversary of the date on which New Mount Logan first released its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before the first anniversary of the preceding year’s annual meeting and ends 30 days after such first anniversary, or if no annual meeting was held in the preceding year, such stockholder’s notice must be delivered by the 10th day following the day the public announcement of the date of such annual meeting is first made.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Shareholder Proposals
No business (other than nominations for the election of directors, if made in compliance with Section 10 of the 180 Degree Capital By-Laws) may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the 180 Degree Capital Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the 180 Degree Capital Board (or any duly authorized committee thereof) or (c) a proper matter for shareholder action and otherwise properly brought before the annual meeting by any shareholder of 180 Degree Capital (i) who is a shareholder of record on the date of the giving of the notice provided for in Section 11 of the 180 Degree Capital By-Laws and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in Section 11 of the 180 Degree Capital By-Laws. Section 11 of the 180 Degree Capital By-Laws is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act.

In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of 180 Degree Capital.

The New Mount Logan by-laws provide that, any action required or permitted to be taken by the stockholders may be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Action by Written Consent of Shareholders
The 180 Degree Capital By-Laws provide that, whenever by any provision of statute or of the 180 Degree Capital Certificate of Incorporation or of the 180 Degree Capital By-Laws the vote of shareholders at a meeting is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.
The New Mount Logan by-laws provide that, any action required or permitted to be taken by the stockholders may be effected at a duly called annual or special meeting of the stockholders and may not be effected by any written consent of the stockholders.
Certificate of Incorporation Amendments
Pursuant to Section 803 of the NYBCL, subject to limited exceptions, amendments to the 180 Degree Capital Certificate of Incorporation may be authorized by vote of the 180 Degree Capital Board, followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

In addition, Section 804 of the NYBCL provides that if a proposed amendment would adversely affect the rights of the holders of shares of only one or more series of any class, but not the entire class, then only the holders of those series whose rights would be affected shall be considered a separate class for the purposes of Section 804 of the NYBCL.	Under the DGCL, every amendment authorized by subsection (a) of §242 of the DGCL must be made and effected in the following manner: (1) if the corporation has capital stock, the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and either calls a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directs that the amendment proposed be considered at the next annual meeting of the stockholders; and (2) subject to certain exceptions, the holders of a majority of shares entitled to vote on the matter adopt the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. In addition, under the DGCL, class voting rights exist with respect to amendments to the certificate of incorporation that (i) subject to certain exceptions, increase or decrease the aggregate number of authorized shares of such class, (ii) increase or decrease the par value of the shares of such class, or (iii) alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment adversely affects one or more series of a class but not the entire class, then only the series of shares so affected are entitled to vote. Class voting rights do not exist as to other extraordinary matters, unless the certificate of incorporation provides otherwise. Under the DGCL, the board of directors may amend a corporation’s by-laws if so authorized in the certificate of incorporation.

Under the New Mount Logan certificate of incorporation, New Mount Logan reserves the right to amend, alter, change or repeal any provision contained in New Mount Logan certificate of incorporation, in the manner prescribed by applicable law.

Under the New Mount Logan certificate of incorporation, the board of directors is authorized to amend, alter, change or repeal any provision contained in the New Mount Logan by-laws, in the manner prescribed by applicable law. The stockholders may, at any annual or special stockholder meeting, duly called and upon proper notice thereof, make, alter, amend or repeal the New Mount Logan by-laws by the affirmative vote by the holders of not less than a majority of the outstanding shares

180 Degree Capital Shareholders	New Mount Logan Stockholders
Bylaw Amendments
The 180 Degree Capital By-Laws provide that any provision of the By-Laws may be amended (i) at any shareholders’ meeting by vote of the shareholders holding a majority (unless the 180 Degree Capital Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, represented either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting, or (ii) at any regular or special meeting of the 180 Degree Capital Board by a majority (unless the 180 Degree Capital Certificate of Incorporation requires a larger vote) vote of the entire 180 Degree Capital Board, but any amendment so made by the 180 Degree Capital Board may be altered or repealed by the shareholders.
The New Mount Logan by-laws provide that the New Mount Logan by-laws may be amended, altered or repealed (i) at any regular or special meeting of the stockholders by vote of the stockholders holding a majority (unless the New Mount Logan Certificate of Incorporation requires a larger vote) of the outstanding stock, or (ii) by resolution adopted by a majority of the New Mount Logan Board at any regular or special meeting without the assent or vote of the stockholders if, in the case of a special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of the meeting.

Place of Meetings
The 180 Degree Capital By-Laws provide that meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.
The New Mount Logan by-laws provide that the annual meeting of the stockholders and any special meeting of stockholders shall be held at such place, within or without the State of Delaware, as designated by the board of directors and set forth in the notice or waiver of notice of the meeting.

Annual Meetings of Shareholders; Notice of Meetings
The 180 Degree Capital By-Laws provide that the annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the date selected by the 180 Degree Capital Board in each calendar year.

The 180 Degree Capital By-Laws also provide that a notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten (10) days prior to the meeting.
The New Mount Logan by-laws, provide that the annual meeting of the stockholders shall be held at such place, within or without the State of Delaware, such date, and such time as designated by the board of directors and set forth in the notice or waiver of notice of the meeting. Written or printed notice of the place, date and hour of the meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than 10 nor more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice whether before or after the meeting.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Special Meetings of Shareholders; Notice of Meetings
The 180 Degree Capital By-Laws provide that special meetings of the shareholders for any purpose or purposes may be called by only the Chairman, the Chief Executive Officer or a majority of the entire 180 Degree Capital Board then in office.

The 180 Degree Capital By-Laws also provide that a notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten (10) days prior to the meeting. The notice shall also set forth at whose direction it is being issued.	The New Mount Logan by-laws, provide that special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chief Executive Officer, or pursuant to a resolution approved by a majority of the entire board of directors.
Forum Selection
The 180 Degree Capital Certificate of Incorporation and the 180 Degree Capital By-Laws do not require any exclusive forum with respect to legal actions against or involving 180 Degree Capital.	Pursuant to New Mount Logan’s amended and restated certificate of incorporation, the state courts of the State of Delaware in and for New Castle County will be the sole and exclusive forum for (i) any derivative action or proceeding brought on New Mount Logan’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of New Mount Logan’s directors, officers, employees or agents to New Mount Logan or New Mount Logan stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of New Mount Logan’s amended and restated certificate of incorporation or New Mount Logan’s amended and restated bylaws; or (v) any action asserting a claim against New Mount Logan or any of New Mount Logan’s directors, officers, employees, or agents governed by the internal affairs doctrine.

However, if no state court located within the State of Delaware has jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware.

In addition, New Mount Logan’s amended and restated certificate of incorporation provides that the foregoing provision will not apply to claims arising under the Securities Act or the Exchange Act or the respective rules and regulations promulgated thereunder.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Limitation of Liability of Directors and Officers
The 180 Degree Capital Certificate of Incorporation provides that each person who at any time is or was a director or officer of 180 Degree Capital shall be indemnified by 180 Degree Capital to the fullest extent permitted by the NYBCL as it may be amended or interpreted from time to time, including the advancing of expenses, subject to any limitations imposed by the 1940 Act and the rules and regulations promulgated thereunder.

The 180 Degree Capital Certificate of Incorporation also provides that, to the fullest extent permitted by New York law, as it may be amended or interpreted from time to time, subject to the limitations imposed by the 1940 Act and the rules and regulations promulgated thereunder, no director or officer of 180 Degree Capital shall be personally liable to 180 Degree Capital or its shareholders for any act or failure to act in any capacity for which such person would be entitled to indemnification hereunder. No amendment of the 180 Degree Capital Certificate of Incorporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a director or officer of 180 Degree Capital under Article 8 of the 180 Degree Capital Certificate of Incorporation in respect of any act or omission that occurred prior to such amendment or repeal.

The DGCL provides that a corporation may limit or eliminate a director’s and an officer’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director or as an officer, except for liability for: (i) any breach of the director’s or officer’s duty of loyalty to such corporation or its stockholders, (ii) acts or omissions by a director or an officer not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director’s willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions, (iv) any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation.

The New Mount Logan certificate of incorporation limits the liability of directors and officers for actions taken or omitted in good faith if they (i) exercise the care, diligence, and skill of an ordinarily prudent person in similar circumstances, or (ii) act in good faith reliance on New Mount Logan’s legal counsel, New Mount Logan’s records, officer reports, or independent experts selected with reasonable care.

New Mount Logan directors are also not personally liable to New Mount Logan or its stockholders for monetary damages for breaches of fiduciary duty, except for: (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith, or which involve intentional misconduct or knowing violations of law, (iii) liability under Section 174 of the DGCL, or (iv) transactions involving improper personal benefits. If the DGCL is amended to further limit director liability, New Mount Logan directors will benefit to the fullest extent permitted. Any repeal or modification of these protections will not affect rights existing at the time of the change.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Indemnification of Directors and Officers
The 180 Degree Capital By-Laws provide that 180 Degree Capital shall indemnify, to the fullest extent permitted by applicable law, any person made, or threatened to be made, a party to, or who is otherwise involved in, any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was or has agreed to become a director or officer of 180 Degree Capital, or serves or served or has agreed to serve any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of 180 Degree Capital. Indemnified expenses include judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with such action or proceeding, or any appeal therein, and such indemnification shall also include the right to be paid advances of any expenses. However, no indemnification shall be provided to any person who is adjudged in a final adjudication to have (i) committed acts in bad faith or whose acts were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Furthermore, 180 Degree Capital may indemnify any person to whom 180 Degree Capital is permitted by applicable law or the 180 Degree Capital By-Laws to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the NYBCL or any other law or the 180 Degree Capital By-Laws or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that the 180 Degree Capital By-Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending a proceeding in advance of its final disposition authorized by Section 6 of the 180 Degree Capital By-Laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaws, agreement, resolution of shareholders or directors or otherwise.	Under the DGCL, a corporation is generally permitted to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with a third party action, suit or proceeding, or a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of such action or suit (with certain restrictions applicable to indemnification of expenses in a derivative action), provided that there is a determination that the individual acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Indemnification determinations for current directors and officers must be made by: (i) a majority of the disinterested directors, even though less than a quorum; (ii) a committee of such disinterested directors designated by a majority vote of such disinterested directors, even though less than a quorum; (iii) independent legal counsel in a written opinion if there are no such disinterested directors or if such directors so direct; or (iv) the stockholders.

The DGCL requires indemnification of current or former directors and officers for expenses actually and reasonably incurred by such person relating to a successful defense on the merits or otherwise of a derivative or third-party action. Under the DGCL, a corporation may advance expenses relating to the defense of any action, suit or proceeding to directors, officers, employees, and agents contingent in certain circumstances upon those individuals’ entering into an undertaking to repay any advances if it is determined ultimately that those individuals are not entitled to be indemnified.

New Mount Logan’s amended and restated certificate of incorporation will include such an exculpation provision. New Mount Logan’s amended and restated certificate of incorporation and New Mount Logan’s amended and restated bylaws will include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as New Mount Logan’s director or officer, or for serving at New Mount Logan’s request as a director or officer or another position at another corporation or enterprise, as the case may be. New Mount Logan’s amended and restated certificate of incorporation and New Mount

180 Degree Capital Shareholders	New Mount Logan Stockholders

Logan’s amended and restated bylaws will also provide that New Mount Logan must indemnify and advance reasonable expenses to New Mount Logan directors and, subject to certain exceptions, officers, subject to New Mount Logan’s receipt of an undertaking from the indemnified party as may be required under the DGCL. New Mount Logan’s amended and restated certificate of incorporation will expressly authorize New Mount Logan to carry directors’ and officers’ insurance to protect New Mount Logan and New Mount Logan’s directors, officers and certain employees for some liabilities.

Anti-Takeover Provisions and Other Shareholder Protections
Section 912 of the NYBCL provides that a New York corporation may not engage in a business combination with any interested shareholder of such corporation for a period of five (5) years following the interested shareholder’s stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions.

In addition, New York corporations may not engage at any time with any interested shareholder in a business combination other than: (i) a business combination approved by the board of directors before such interested shareholder's stock acquisition date, or where the purchase of stock had been approved by the board of directors before the stock acquisition date; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested shareholder at a meeting for that purpose no earlier than five years after the stock acquisition date; or (iii) a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share that is paid by the interested shareholder and that meets certain other requirements.

The 180 Degree Capital By-Laws do not contain any provisions electing not to be governed by Section 912 of the NYBCL.
Pursuant to Section 203 of the DGCL any person who acquires 15% or more of a New Mount Logan’s stock (thereby becoming an “interested stockholder”) may not engage in certain “business combinations” with New Mount Logan for a period of three years following the time the person became an interested stockholder, unless (i) the New Mount Logan board has approved, prior to the interested stockholder’s acquisition of stock, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of New Mount Logan’s stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans), or (iii) the business combination is approved by the New Mount Logan board and authorized by the affirmative vote (at a special meeting) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
Additionally, as described elsewhere herein, the New Mount Logan Board will be classified into three classes; New Mount Logan stockholders will not be able to take action via written consent; the New Mount Logan by-laws will establish advance notice procedures for business (including any nominations for director) to be properly brought by a stockholder before an annual or special meeting; additional shares of authorized but unissued MLC Common Stock or preferred stock may be issued without stockholder consent; and New Mount Logan’s amended and restated certificate of incorporation includes exclusive forum selection provisions; all of which could have the effect of making attempts to obtain control of New Mount Logan through a merger, tender offer or proxy contest or otherwise more difficult or more costly.

180 Degree Capital Shareholders	New Mount Logan Stockholders
Appraisal or Dissenters’ Rights
Section 910 of the NYBCL permits shareholders to dissent from a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all the assets of a corporation or share exchange, if they follow certain statutorily defined procedures, and receive payment in the amount of the fair value of their shares. However, dissenters’ rights do not apply in a merger to shareholders of (i) the parent corporation in a merger with its subsidiary; (ii) the surviving corporation, except in a merger pursuant to which certain specified changes to the rights of the shares held by such shareholders are effected; and (iii) a company whose shares are listed on a national securities exchange at the record date for the vote to approve the merger.	Generally, pursuant to the DGCL, stockholders of a Delaware corporation have a right to have the fair value of their stock appraised by the Delaware Court of Chancery in certain mergers and other similar transactions, provided that stockholders comply with Section 262 of the DGCL in making a demand for such appraisal rights. However, pursuant to Section 262 of the DGCL, stockholders have no appraisal rights in the event of a merger or similar transaction if they are required by the terms of the merger agreement to accept for their stock: (i) shares of stock of the surviving corporation; (ii) shares of any other corporation which shares will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) a combination of such shares and cash.

New Mount Logan will be subject to such DGCL provisions with respect to appraisal and dissenters’ rights.
Dividends
The 180 Degree Capital By-Laws provide that the 180 Degree Capital Board may declare dividends from time to time upon the capital stock of 180 Degree Capital from the surplus or net profits available therefor.
Under Section 170 of the DGCL, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Holders of New Mount Logan preferred stock will be entitled to receive, when and as declared by the New Mount Logan Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the New Mount Logan Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on New Mount Logan common stock with respect to the same dividend period.

Holders of New Mount Logan common stock will be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of New Mount Logan as may be declared by the New Mount Logan board from time to time out of the assets or funds of New Mount Logan legally available therefor.

Shareholder Rights Plan
180 Degree Capital does not currently have a shareholder rights plan.	New Mount Logan does not currently have a stockholder rights plan.

NO DISSENTERS’ RIGHTS

Under Section 910 of the NYBCL, 180 Degree Capital shareholders will not be entitled to dissenters’ rights in connection with the Mergers. If the Mergers are completed, 180 Degree Capital shareholders will not receive any consideration, and their TURN Common Shares will remain outstanding and will constitute shares of New Mount Logan following the completion of the Mergers. Accordingly, 180 Degree Capital shareholders are not entitled to any dissenters’ rights in connection with the Mergers.

The Interim Order provides that each Registered MLC Shareholder as of the close of business on the record date of the MLC Special Meeting will have the right to dissent and, if the Arrangement becomes effective, to be paid the fair value of their MLC Common Shares by Mount Logan, which shall be the fair value of such MLC Common Shares as of the close of business on the day before the Arrangement Resolution is approved by MLC Shareholders, and such dissenting shareholders shall not be entitled to any other payment or consideration, including any payment that would be payable pursuant to the Mergers had such holders not exercised their Dissent Rights in respect of such MLC Common Shares. If a dissenting shareholder fails to strictly comply with the requirements of the Dissent Rights set out in Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, such dissenting shareholder may lose his, her or its Dissent Rights. See the section entitled “Dissent Rights for MLC Shareholders in respect of the Arrangement” in this Preliminary Joint Proxy Statement/Prospectus. No appraisal rights following the Continuation are available under the Delaware LLC Act or the terms of the MLC Delaware LLCA agreement in respect of the Mergers.

BUSINESS OF MOUNT LOGAN

[To be included in future filing by amendment]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MOUNT LOGAN

[To be included in future filing by amendment]

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS OF MOUNT LOGAN

Mount Logan Relationship with BCPA and its Affiliates

Since October 19, 2018, BC Partners Investment Holdings, an affiliate of BCPA, has held a minority equity investment in Mount Logan. As of [●], 2025, such investment amounts to approximately [●]% of the outstanding Mount Logan Common Shares. Upon consummation of the Mergers, it is expected that BC Partners Investment Holdings will continue to have a minority equity interest in New Mount Logan, and in the future, other entities affiliated with BCPA may have an equity interest in New Mount Logan.

Servicing Agreement

Since November 20, 2018, BCPA, as servicing agent (the “Servicing Agent”), performs (or oversees, or arranges for the performance of) the administrative services necessary for the operation of Mount Logan, including, without limitation, office facilities, equipment, bookkeeping and recordkeeping services and such other services as the Servicing Agent, subject to review by Mount Logan’s Board of Directors, shall from time to time deem necessary or useful to perform its obligations under the servicing agreement (as amended from time to time, the “Servicing Agreement”). The Servicing Agreement, by its terms, is subject to annual approval by the Mount Logan Board.

Mount Logan pays the Servicing Agent an amount equal to its allocable portion of the Servicing Agent’s overhead resulting from its obligations under the Servicing Agreement, including rent and the allocable portion of the cost of Mount Logan’s Chief Financial Officer and associated personnel. The Servicing Agent, from time to time, pay amounts owed by Mount Logan to third-party providers of goods or services, and Mount Logan subsequently reimburse the Servicing Agent for such amounts paid on its behalf at cost.

For the years ended December 31, 2024, 2023 and 2022, Mount Logan incurred fees payable to the Servicing Agent under the Servicing Agreement of $[●], $[●] and $[●]. As of [December 31, 2024], Mount Logan owed the Servicing Agent [●] under the Servicing Agreement. Because Mount Logan expects the Business Combination to strengthen its balance sheet and improve its liquidity, consummation of the Business Combination is expected to increase the likelihood that the combined business following the completion of the Business Combination will have sufficient cash to pay amounts owed to the Servicing Agent in a timely manner.

Upon the consummation of the Mergers, New Mount Logan intends to becomes a party to the Servicing Agreement with BCPA to enable New Mount Logan to receive the management and administrative functions that are currently provided to Mount Logan pursuant to the Servicing Agreement.

New Mount Logan will rely on the Servicing Agent or personnel provided by the Servicing Agent to perform certain management and administrative services functions, and the personnel at the Servicing Agent performing such services are presently, and plan in the future to continue to be, involved with activities that are unrelated to New Mount Logan. The Servicing Agent will cause its employees to only devote as much time to New Mount Logan’s business as the Servicing Agent, in its judgment, determines is reasonably required, which will be less than their full time. Therefore, the Servicing Agent, its personnel and the BCPA Credit Affiliates will face conflicts of interest in allocating time, services and functions between New Mount Logan and BCPA and the BCPA Credit Affiliates.

The foregoing description of the Servicing Agreement is not complete and covers only certain key terms. The Servicing Agreement is attached as an exhibit hereto, and you are encouraged to read the entire document for further information about its terms and conditions.

Staffing Agreement

On October 1, 2020, BCPA and ML Management entered into a Staffing Agreement (the “Staffing Agreement” and together with the Servicing Agreement, the “BCPA Arrangements”), pursuant to which certain designated BCPA employees provide services to ML Management, as described in more detail below. The Staffing Agreement allows ML Management and BCPA to share personnel for a variety of investment advisory activities. Pursuant to the Staffing Agreement, BCPA may allocate costs and expenses relating to the Staffing Agreement as agreed to between ML Management and BCPA. The Staffing Agreement, by its terms, can be terminated upon sixty (60) days’ prior written notice to the non-terminating party or as otherwise mutually agreed between BCPA and ML Management.

The foregoing description of the Staffing Agreement is not complete and covers only certain key terms. The Staffing Agreement is attached as an exhibit hereto and you are encouraged to read the entire document for further information about its terms and conditions.

The BCPA Arrangements allow Mount Logan to leverage BCPA’s infrastructure and scale, including the resources of BCPA’s credit team.

Senior Management

Mount Logan’s senior management team is comprised of substantially the same personnel as the senior management team of BCPA, and such personnel have in the past, and may in the future, serve in similar or other capacities for BCPA or to future investment vehicles affiliated with BCPA, such as in an advisory capacity to other managed accounts or investment vehicles or as members of an investment or advisory committee or a board of directors (or similar governing body) for one or more investment funds, corporations, foundations or other organizations. As a result, such personnel with management functions are involved with both Mount Logan and other activities unrelated to Mount Logan, which could create conflicts of interest as described in more detail below.

Investments and Other Transactions and Matters involving BCPA, the BCPA Credit Affiliates, BC Partners, and the BC Partners PE/RE Affiliates

BCPA, together with its affiliate BC Partners, is a global alternative asset manager focused on private credit, private equity and real estate, and currently collectively manages approximately $40 billion of assets. Because of the global nature of its business and its breadth across different verticals, BCPA, the BCPA Credit Affiliates, BC Partners and the BC Partners PE/RE Affiliates have interests of differing types in a broad range of companies.

Mount Logan has engaged, and may in the future engage, in the following activities: (i) investing alongside, or buying certain assets from, or selling certain assets to BCPA or the BCPA Credit Affiliates in which some or all of the foregoing have an interest; or (ii) entering into commercial transactions in the ordinary course of its business with BCPA or the BCPA Credit Affiliates (x) in which some or all of the foregoing have an interest or (y) in which some or all of the foregoing directly or indirectly benefit from Mount Logan engaging in commercial activities with such companies, which in each case has created or could create a benefit for BCPA or the BCPA Credit Affiliates or otherwise had or could have a more favorable result for BCPA or the BCPA Credit Affiliates as compared to Mount Logan. Additional details about these arrangements can be found below.

Investment Advisory Services Arrangements

Sierra Crest

Mount Logan holds a minority ownership interest in Sierra Crest of [24.99]% as of [●]. Sierra Crest provides investment advisory services and is majority owned by BCPA. Because Sierra Crest is majority owned by BCPA, Mount Logan will have a limited role in determining the business activities and strategic direction of Sierra Crest. In addition, BCPA has caused and may continue to cause Sierra Crest to undertake activities or transactions that have different impacts on BCPA as compared to Mount Logan, and Mount Logan will generally not be able to block or alter the nature of such activities or the terms or conditions of such transactions.

On January 20, 2025, Portman Ridge Finance Corporation (“PTMN”) and Logan Ridge Finance Corporation (“LRFC”), business development companies managed by Sierra Crest and ML Management, respectively, announced a proposed merger transaction pursuant to which LRFC will merge with and into PTMN (the “Proposed Merger”), subject to the receipt of certain approvals and the satisfaction of other closing conditions. Pursuant to the Proposed Merger, PTMN will be the surviving public entity and will continue to be advised by Sierra Crest. LRFC will cease to exist and accordingly, ML Management will no longer have any business development company clients immediately after the closing of the Proposed Merger. The Proposed Merger is expected to be completed in the second calendar quarter of 2025.

BCPA

Due to the overlapping nature of the business of ML Management and BCPA and Mount Logan’s reliance on the BCPA Arrangements, conflicts may exist with BCPA, including those described below.

ML Management relies heavily upon the expertise and relationships developed by the employees of BCPA (generally provided to them through the Staffing Agreement) to identify and evaluate potential investment opportunities for clients. As a result, personnel of BCPA who are provided to ML Management (generally through the Staffing Agreement) work on projects unrelated to Mount Logan, which creates conflicts in the allocation of management or other resources and related costs.

In addition, the advisory services that ML Management provides to its clients, and that BCPA provides to its clients, often in reliance upon the same employees, create conflicts of interests.

From time to time, ML Management expects to invest in securities or other financial instruments of an issuer for a client that are senior or junior to securities or financial instruments of the same issuer that are bought for or held by another client of BCPA or a proprietary account. In such circumstances, if an issuer enters bankruptcy or undergoes a capital restructuring, ML Management clients holding securities that are senior in preference might have the right to pursue the issuer’s assets to fully satisfy the issuer’s indebtedness to the client, and as a fiduciary, ML Management could have an obligation to pursue aggressive remedies on behalf of such clients, including to the detriment of BCPA’s clients. The reverse situation could also arise. An ML Management client holding junior securities also might not have access to sufficient assets of the issuer to completely satisfy its bankruptcy claim against the issuer and could suffer loss.

In addition, the payment by clients receiving investment advisory services at varying rates can create an incentive for BCPA, whose employees manage ML Management pursuant to the Staffing Agreement, to direct ML Management to disproportionately allocate time, services or functions to clients paying management fees and/or incentive fees at a higher rate, or direct ML Management to allocate investment opportunities to such clients. BCPA and ML Management seek to mitigate risks and conflicts of interest with respect to differing fee arrangements by, among other things, allocating investments among clients with similar investment programs but different fee structures in a manner consistent with BCPA’s and ML Management’s investment allocation policy.

Commercial Transactions with Portfolio Companies of Funds Advised by BCPA or BC Partners and Other Companies

Private equity funds advised by BC Partners have ownership interests in a broad range of companies. Mount Logan and its subsidiaries have entered, and New Mount Logan may in the future enter, into commercial transactions in the ordinary course of its business with some of these companies, including the sale of goods and services and the purchase of goods and services. These transactions could provide indirect benefits to BC Partners and the BC Partners PE/RE Affiliates. For example, because the Servicing Agent is authorized to enter into sub-administration agreements as determined to be necessary in order to carry out the administrative services, certain service providers provide services to ML Management, while also providing similar or related services to other BCPA or BC Partners entities and/or portfolio investments of Mount Logan and/or funds advised by BCPA or BC Partners. Ability also uses service providers that provide similar or related services to other BCPA or BC Partners entities and/or portfolio investments of Mount Logan and/or funds advised by BCPA or BC Partners. Payments to such service providers indirectly benefit BC Partners (which does not manage the day-to-day affairs of its portfolio companies) and/or the BC Partners PE/RE Affiliates to the extent any of the foregoing has an ownership or other interest in any such service providers. These relationships may influence BCPA in deciding whether to select such service providers to perform services for New Mount Logan, and may incentivize BCPA to engage such a service provider over a different third party.

Allocation of Investment Opportunities

Because BCPA and its clients invest in similar, or the same assets as, Mount Logan and clients of ML Management, BCPA and Mount Logan are presented with a variety of conflicts of interests related to investments. In particular, it is likely that investments that are suitable for clients of ML Management will also be suitable for clients of BCPA. BCPA and ML Management have implemented an allocation policy applicable to ML Management, BCPA and the BCPA Credit Affiliates pursuant to which investment opportunities are allocated among their respective clients. The allocation policy provides that, to the extent any clients have investment objectives or guidelines that overlap, in whole or in part, investment opportunities that fall within such common objectives or guidelines will be generally be allocated pro rata, subject to, among other limitations, (A) any applicable investment parameters, limitations and other contractual provisions, (B) available capital of participating clients, and (C) legal, tax, accounting, regulatory and other considerations deemed relevant by such clients. While the allocation policy has been designed to reasonably assure fair and equitable treatment over time, it does not guarantee that any client will participate in each or every investment that is consistent with its mandate.

Co-Investment Opportunities

Co-investments can occur when an investment is shared between a ML Management fund and one or more affiliated or third-party investors, including investors in funds sponsored or advised by BCPA. There are expected to be circumstances where an amount that would have otherwise been invested by an ML Management fund (even if such opportunity was sourced through Mount Logan) will instead be allocated to such other investors (including investors in funds sponsored or advised by BCPA). There is no guarantee for any investor in an ML Management fund that it will be offered any co-investment opportunities that are offered to others. As a general matter, the allocation of co-investment opportunities is entirely discretionary, subject to the organizational documents of such investment vehicles. BCPA and ML Management will generally take into account various facts and circumstances deemed relevant in allocating co-investment opportunities pursuant to a co-investment allocation policy.

Additionally, it can be expected that BCPA will, from time to time, enter into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, which, among other things, may provide for referral, sourcing or sharing of investment opportunities. While it is possible that an ML Management client will, along with BCPA itself, benefit from the existence of those arrangements and/or relationships, it is also possible that investment opportunities that would otherwise be presented to or made by an ML Management affiliated fund would instead be referred (in whole or in part) to such third parties.

Purchases and Sales of Assets

As stated above, Mount Logan and clients of ML Management have, and may in the future, engage in investing alongside, or buying certain assets from, or selling certain assets to BCPA or the BCPA Credit Affiliates in which some or all of the foregoing may have an interest. BCPA and ML Management have adopted policies and procedures designed to address related conflicts that may arise in the context of cross trades. Pursuant to current policies and procedures, BCPA and ML Management will only effect such a cross trade if they were to first determine that such trade is in the best interests of the affected clients, and then only in compliance with the requirements of applicable law, and the governing documents of the affected clients, including obtaining any required informed consent.

Other Matters

BCPA may come into possession of confidential or material, non-public information (including as a result of information that BC Partners and/or BCPA may have access to). Consequently, Mount Logan may be restricted from initiating a transaction or selling an investment which, if such information had not been known to it, it otherwise would have initiated or sold. Additionally, BCPA and the BCPA Credit Affiliates may enter into information sharing and use arrangements with clients or portfolio companies, which may give BCPA access to data that it would not otherwise obtain in the ordinary course and could further increase the universe of such information that BCPA has in its possession.

Policy Regarding Transactions with Related Persons

New Mount Logan will adopt a formal written policy that will be effective upon the completion of the Merger setting forth policies and procedures for the review and approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC. New Mount Logan’s related person policy will require that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Corporate Secretary any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which New Mount Logan was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. New Mount Logan’s Corporate Secretary will then promptly communicate that information to New Mount Logan’s audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, any contractual restrictions that New Mount Logan has already committed to, the business purpose of the proposed transaction and the benefits of the proposed transaction to New Mount Logan and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review (including as a result of their relationship with BCPA and/or the BCPA Credit Affiliates) will be required to abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. As part of its review, the committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

BUSINESS OF 180 DEGREE CAPITAL

180 Degree Capital is an internally managed, non-diversified, registered closed-end investment company ("CEF") under the Investment Company Act of 1940, (the "1940 Act").

Investment Objectives and Policies

180 Degree Capital’s investment objective is to generate capital appreciation and current income from investments and investment-related activities such as managed funds. The restrictions identified as fundamental below, along with 180 Degree Capital’s investment objective, are 180 Degree Capital’s only fundamental policies as a registered CEF. Fundamental policies may not be changed without the approval of the holders of a majority of 180 Degree Capital’s outstanding voting securities, as defined in the 1940 Act. As a matter of fundamental policy, 180 Degree Capital will not:

1.Issue senior securities, borrow money from banks, brokers or other lenders, or engage in transactions involving the issuance by 180 Degree Capital of "senior securities" representing indebtedness, except to the extent permitted under the 1940 Act or the rules, regulations or interpretations thereof.

2.Underwrite securities of other issuers, except insofar as 180 Degree Capital may be deemed an underwriter under the Securities Act in connection with the disposition of 180 Degree Capital’s portfolio securities. 180 Degree Capital may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act or the rules, regulations or interpretations thereof.

3.Invest more than 25% of 180 Degree Capital’s total assets in the securities of companies or entities engaged in any one industry, or group of industries. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.

4.Purchase or sell real estate or interests in real estate (except that 180 Degree Capital may (a) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (b) own the securities of companies that are in the business of buying, selling or developing real estate).

5.Purchase or sell commodities or commodity contracts, but 180 Degree Capital may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under 180 Degree Capital’s investment policies as in effect from time to time.

6.Make loans of money or securities to other persons, except through purchasing fixed-income securities or other debt instruments, lending portfolio securities or entering into repurchase agreements in a manner inconsistent with 180 Degree Capital’s investment policies.

With respect to these investment restrictions, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of 180 Degree Capital’s total assets, unless otherwise stated or required by law, will not constitute a violation of the restriction or policy.

In accordance with the foregoing, 180 Degree Capital may also purchase securities on margin, sell securities short, and write call options with respect to securities in its portfolio, in each case to the extent 180 Degree Capital is permitted to do so under the 1940 Act. In addition, in connection with the issuance of any senior securities, 180 Degree Capital will be required as a registered CEF to maintain an asset coverage ratio of at least 300%, generally reflecting the ratio of its total assets to senior securities that are indebtedness (or 200% in the case of senior securities representing stock, generally reflecting the ratio of 180 Degree Capital’s total assets to total senior securities outstanding).

In addition to the above fundamental policies and as discussed in more detail below, 180 Degree Capital may invest up to 100% of its assets in equity securities issued by publicly traded or privately held operating companies, which may be acquired directly in privately negotiated transactions or in secondary market purchases.

Investment Strategy

180 Degree Capital’s investment strategy is focused on generating capital appreciation and current income from investments in what it believes are deeply undervalued, small publicly traded companies where 180 Degree Capital believes it can positively impact the business and valuation through constructive activism. This investment strategy is not a fundamental policy and may be changed without requiring approval from shareholders prior to making such change.

180 Degree Capital believes it combines new perspectives with the historical knowledge and experience of managing the current portfolio, and that these complementary sets of experiences and skills in investment management and in working with management teams to build businesses can be a foundation for future growth. 180 Degree Capital further believes it will be able to generate income and grow net asset value per share for shareholders over shorter, more predictable timeframes than 180 Degree Capital has experienced historically.

While there are other fund managers that invest in smaller publicly traded companies, 180 Degree Capital believes that these managers are often not able to engage with, or are not interested in engaging with, such companies on an active basis. 180 Degree Capital believes its expertise and focus on constructive activism could be an attractive complement to other investors in the space, and that its simplified structure and focus could lead to partnerships or other opportunities. 180 Degree Capital further believes that the universe of potential partners for its strategy is substantially larger than those focused on privately held investments, and that it will be in a strong position to seek these strategic partnership opportunities with the current and future assets of 180 Degree Capital.

180 Degree Capital’s investment approach is comprised of a patient examination of available opportunities through thorough due diligence and close involvement with management of its portfolio companies. 180 Degree Capital currently invests its capital directly into portfolio companies or through purchases of securities of publicly traded companies through open-market purchases and private placements. 180 Degree Capital has in the past and may in the future seek to invest its capital alongside capital from other investors through co-investment funds that it controls. Such funds could provide benefits to 180 Degree Capital including 1) the generation of income from management fees; 2) the potential to participate economically in the returns of the funds invested above and beyond the returns generated from investment of its capital; 3) the ability for 180 Degree Capital to increase the amount of capital under its control invested per portfolio company; and 4) in cases where it may partner with others, 180 Degree Capital gains access to market intelligence and complementary expertise.

180 Degree Capital believes it provides three core benefits to its shareholders. First, 180 Degree Capital’s go-forward investment strategy offers investors the opportunity to leverage its experience, extensive diligence and active portfolio management of what 180 Degree Capital believes are significantly undervalued publicly traded companies that may be difficult to replicate on an individual basis. Second, 180 Degree Capital provides access for accredited investors to co-invest with it in its portfolio companies when 180 Degree Capital’s management determines that such co-investment is appropriate for it and such investors. Third, 180 Degree Capital is able to invest opportunistically in multiple types of securities to take advantage of market inefficiencies.

Neither 180 Degree Capital’s investments, nor an investment in it, is intended to constitute a balanced investment program. 180 Degree Capital expects to be risk seeking rather than risk averse in its investment approach. To such end, 180 Degree Capital reserves the fullest possible freedom of action, subject to its Certificate of Incorporation, Amended and Restated By-Laws, applicable law and regulations, and policy statements contained herein. There is no assurance that 180 Degree Capital’s investment objective will be achieved.

Investment Securities

180 Degree Capital has discretion in the investment of its capital to achieve its objectives within the restrictions of its fundamental policies. 180 Degree Capital focuses its investments on what it believes are deeply undervalued, small publicly traded companies where it believes it can positively impact the business and valuation through constructive activism. These businesses can range in stage from pre-revenue to generating positive cash flow.

180 Degree Capital does not currently limit its investments to any security type. 180 Degree Capital’s securities investments may consist of private, public or governmental issuers of any type, subject to the restrictions imposed on it as a registered CEF under the 1940 Act. Investments may include the following:

•Equity, equity-related securities (including warrants and options) and debt with equity features from either private or public issuers;

•Debt obligations of all types having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity;

•Foreign securities;

•Miscellaneous investments.

The following is a summary description of the types of assets in which 180 Degree Capital may invest, the investment strategies it may use, and the attendant risks associated with its investments and strategies.

Equity, Equity-Related Securities and Debt with Equity Features

180 Degree Capital may invest in equity, equity-related securities and debt with equity features. These securities include common stock or units, preferred stock or units, debt instruments convertible into common or preferred stock or units, limited partnership interests, other beneficial ownership interests and warrants, options or other rights to acquire or agreements to sell any of the foregoing.

180 Degree Capital’s investments in publicly traded securities may include relatively small, emerging growth companies that management believes are deeply undervalued. These investments may be through open-market transactions, through secondary offerings of primary securities or through private placements in publicly traded companies ("PIPEs"). Securities purchased in PIPE transactions are typically subject to a lock-up agreement for 180 days or longer, or are issued as unregistered securities that are not freely tradable for at least six months.

Warrants, options and convertible or exchangeable securities generally give the investor the right to acquire specified equity securities of an issuer at a specified price during a specified period or on a specified date. Warrants and options fluctuate in value in relation to the value of the underlying security and the remaining life of the warrant or option. Convertible or exchangeable securities fluctuate in value both in relation to the intrinsic value of the security without the conversion or exchange feature and in relation to the value of the conversion or exchange feature, which is like a warrant or option. When 180 Degree Capital invests in these securities, it incurs the risk that the option feature will expire worthless, thereby either eliminating or diminishing the value of its investment.

180 Degree Capital may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of its portfolio positions from changes in market conditions, currency exchange rates and market interest rates. Hedging against a decline in the values of 180 Degree Capital’s portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions.

Even if 180 Degree Capital has registration rights to make its investments in unlisted securities more marketable, a considerable amount of time may elapse between a decision to sell or register the securities for sale and the time when 180 Degree Capital is able to sell the securities. The prices obtainable upon sale may be adversely affected by market conditions, by the level of average trading volume of the underlying stock as compared with the position offered for sale or negative conditions affecting the issuer during the intervening time. 180 Degree Capital may elect to hold formerly restricted securities after they have become freely marketable, either because they remain relatively illiquid or because it believes that they may appreciate in value. During this holding period, the value of these securities may decline and be especially volatile. If 180 Degree Capital needs funds for investment or working capital purposes, it might need to sell marketable securities at disadvantageous times or prices.

Debt Investments

180 Degree Capital may hold debt securities, including in privately held and thinly traded public companies. Debt obligations may include U.S. government and agency securities, commercial paper, bankers’ acceptances, receivables or other asset-based financing, notes, bonds, debentures, or other debt obligations of any nature and repurchase agreements related to these securities. These obligations may have varying terms with respect to security or credit support, subordination, purchase price, interest payment and length of time to maturity from private, public or governmental issuers of any type located anywhere in the world. 180 Degree Capital may invest in debt obligations of companies with operating histories that are unprofitable or marginally profitable, that have negative net worth or are involved in bankruptcy or reorganization proceedings, or that are start-up or development-

stage small businesses. In addition, 180 Degree Capital may participate in the acquisition or divestiture of companies or divisions of companies through issuance or receipt of debt obligations.

180 Degree Capital’s investments in debt obligations may be of varying quality, including non-rated, unsecured and highly speculative debt investments with limited marketability. Investments in lower-rated and non-rated securities, commonly referred to as "junk bonds," including 180 Degree Capital’s non-convertible debt investments, are subject to special risks, including a greater risk of loss of principal and non-payment of interest. Generally, lower-rated and non-rated securities offer a higher return potential than higher-rated securities, but involve greater volatility of price and greater risk of loss of income and principal, including the possibility of default or bankruptcy of the issuers of these securities. Lower-rated securities and comparable non-rated securities will likely have large uncertainties or major risk exposure to adverse economic conditions and are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the obligation. In addition, issuers of lower-rated securities and comparable non-rated securities are often highly leveraged and may not have more traditional methods of financing available to them; therefore, their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss owing to default by these issuers is significantly greater because lower-rated securities and comparable non-rated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. 180 Degree Capital may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings.

The markets in which lower-rated securities or comparable non-rated securities are traded generally are more limited than those in which higher-rated securities are traded. The existence of limited markets for these securities may restrict 180 Degree Capital’s ability to obtain accurate market quotations for the purposes of valuing lower-rated or non-rated securities and calculating net asset value or to sell securities at their fair value. The market values of lower-rated and non-rated securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. The occurrence of adverse conditions and uncertainties to issuers of lower-rated securities would likely reduce the value of lower-rated or non-rated securities held by it, with a commensurate effect on the value of 180 Degree Capital’s shares, when applicable.

The market values of investments in debt securities that carry no equity conversion rights usually reflect yields generally available on securities of similar quality and type at the time purchased. When interest rates decline, the market value of a debt portfolio already invested at higher yields can be expected to rise if the securities are protected against early call. Similarly, when interest rates increase, the market value of a debt portfolio already invested at lower yields can be expected to decline. Deterioration in credit quality also generally causes a decline in market value of the security, while an improvement in credit quality generally leads to increased value.

Foreign Securities

180 Degree Capital may make investments in securities of issuers whose principal operations are conducted outside the United States, and whose earnings and securities are stated in foreign currency. In comparison with otherwise comparable investments in securities of U.S. issuers, currency exchange risk of securities of foreign issuers is a significant variable. The value of these investments to 180 Degree Capital will vary with the relation of the currency in which they are denominated to the U.S. dollar, as well as with intrinsic elements of value such as credit risk, interest rates and performance of the issuer. Investments in foreign securities also involve risks relating to economic and political developments, including nationalization, expropriation of assets, currency exchange freezes and local recession. Securities of many foreign issuers are less liquid and more volatile than those of comparable U.S. issuers. In addition, accounting and financial reporting standards that prevail outside of the United States. generally may differ from U.S. standards and, consequently, less information is typically available concerning companies located outside of the United States. than for those located in the United States. Interest, dividend or other income and capital gains on 180 Degree Capital’s foreign securities may be subject to withholding and other taxes that may not be recoverable by 180 Degree Capital. 180 Degree Capital may seek to hedge all or part of the currency risk of its investments in foreign securities through the use of futures, options and forward currency purchases or sales.

Securities Lending Activities

Although 180 Degree Capital does not currently intend to engage in securities lending, it may do so in the future. Prior to engaging in securities lending, 180 Degree Capital will enter into securities lending agreements. Once 180 Degree Capital enters into such agreements, it may lend its portfolio securities in an amount not exceeding one-third of its total assets to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable regulations. Under the present regulatory requirements which govern loans of portfolio securities, the loan collateral must, on each business day, be at least equal to the value of the loaned securities and must consist of cash, letters of credit of domestic banks or domestic branches of foreign banks, or securities of the U.S. government or its agencies. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by 180 Degree Capital if the demand meets the terms of the letter. Such terms and the issuing bank would have to be satisfactory to 180 Degree Capital. Any loan might be secured by any one or more of the three above-referenced types of collateral. The 180 Degree Capital Board has a fiduciary obligation to recall a loan in time to vote proxies if it has knowledge that a vote concerning a material event regarding the securities will occur. As such, the terms of 180 Degree Capital’s loans must permit 180 Degree Capital to reacquire loaned securities on five days’ notice or in time to vote on any material matter and must meet certain tests under the Code.

The primary risk in securities lending is a default by the borrower during a sharp rise in price of the borrowed security resulting in a deficiency in the collateral posted by the borrower. 180 Degree Capital will seek to minimize this risk by requiring that the value of the securities loaned be computed each day and additional collateral be furnished each day if required. In addition, 180 Degree Capital is exposed to the risk of delay in recovery of the loaned securities or possible loss of rights in the collateral should the borrower become insolvent. All investments made with the collateral received are subject to the risks associated with such investments. If such investments lose value, 180 Degree Capital will have to cover the loss when repaying the collateral.

180 Degree Capital will bear the entire risk of loss on any reinvested collateral received in connection with securities lending.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF 180 DEGREE CAPITAL

You should read the following discussion of 180 Degree Capital’s financial condition and results of operations in conjunction with the consolidated financial statements and the related notes thereto and other financial information included elsewhere in this Preliminary Joint Proxy Statement/Prospectus. The following discussion contains forward-looking statements that reflect 180 Degree Capital’s current plans, estimates and beliefs. 180 Degree Capital’s historical results are not necessarily indicative of the results that may be expected for any period in the future. 180 Degree Capital’s actual results and the timing of events could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Preliminary Joint Proxy Statement/Prospectus, particularly in the section titled “Risk Factors.” Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

180 Degree Capital is an internally managed, non-diversified, registered closed-end investment company ("CEF") under the Investment Company Act of 1940, (the "1940 Act"). For tax purposes, 180 Degree Capital has elected to be treated as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). However, as is discussed in detail in Note 9 in 180 Degree Capital’s Shareholder Report on Form N-CSR dated February 14, 2025, which is incorporated by reference to this Preliminary Joint Proxy Statement/Prospectus, 180 Degree Capital did not qualify as a RIC in 2016, 2018, 2020, 2021, 2022, 2023 and 2024 (the “Non-RIC Years”), but it had no net taxable income during its Non-RIC Years. 180 Degree Capital was incorporated under the laws of the state of New York in August 1981. 180 Degree Capital is overseen by the 180 Degree Capital Board and managed by its officers and has no external investment adviser.

Impact of General Economic Risk Factors on 180 Degree Capital’s Business and Investments

As with any closed-end fund that invests in common stocks, 180 Degree Capital is subject to market risk—the possibility that common stock prices will decline over short and/or extended periods of time due to overall market, financial, and economic conditions, trends or events, governmental or central bank actions and/or interventions, changes in investor sentiment, armed conflicts, economic sanctions and countermeasures in response to sanctions, market disruptions caused by trade disputes or other factors, political developments, major cybersecurity events and acts of terrorism, the global and domestic effects of a pandemic or epidemic, contagion effects on the finance sector and the overall economy from banking industry instability, and other factors that may or may not be directly related to the issuer of a security held by 180 Degree Capital. Economies and financial markets throughout the world are increasingly interconnected, and economic, financial, or political events in one country or region could have profound impacts on global economies or markets. Armed conflicts in Europe and the Middle East, as well as any banking industry instability, may adversely affect global economies, markets, industries, and individual companies in ways that cannot necessarily be foreseen. As a result, the value of a 180 Degree Capital shareholder’s investment in 180 Degree Capital will fluctuate, sometimes sharply and unpredictably, and he or she could lose money over short and/or long periods of time.

The prices of equity securities of the smaller companies in which 180 Degree Capital invests are generally more volatile than those of larger-cap securities. In addition, because these securities tend to have significantly lower trading volumes than larger-cap securities, 180 Degree Capital may have difficulty selling holdings or may only be able to sell holdings at prices substantially lower than what it believes they are worth. Therefore, investing in 180 Degree Capital may involve considerably more risk of loss and its returns may differ significantly from funds investing in larger-cap companies or other asset classes. No assurance can be given that 180 Degree Capital will achieve its investment goals.

While 180 Degree Capital is subject to certain diversification requirements regarding the concentration of investments in any one industry or group of industries at the time of each investment, it does not choose investments based on a strategy of diversification. 180 Degree Capital also does not rebalance the portfolio should one of its portfolio companies increase or decrease in value substantially relative to the rest of the portfolio.  Therefore, the value of its portfolio may be more vulnerable to microeconomic events affecting a single sector, industry or portfolio company and to general macroeconomic events that may be unrelated to its portfolio companies. These factors may subject the value of its portfolio to greater volatility than a company that follows a diversification strategy.

Liquidity and Capital Resources

The sources of liquidity that 180 Degree Capital uses to make investments and fund its operations primarily come from its cash and sales of its investments rather than income from investments or other sources. The investments held by 180 Degree Capital as of December 31, 2024, and December 31, 2023 were primarily in publicly traded securities. Although 180 Degree Capital’s holdings of these companies are publicly traded, their stock may not trade at high volumes and prices may be volatile, which may restrict 180 Degree Capital’s ability to sell its positions at any given time. 180 Degree Capital does not believe the increase or decrease in the value of its investments materially impacts its day-to-day operations or its daily liquidity.

180 Degree Capital may maintain a substantial amount of cash on its balance sheet as it seeks to identify investment opportunities. As of December 31, 2024, and December 31, 2023, $6.0 million and approximately $0.1 million of 180 Degree Capital’s cash, respectively, was invested in money market mutual funds that invest solely in U.S. treasury securities, respectively.

As of December 31, 2024 and December 31, 2023, 180 Degree Capital’s cash and securities of publicly traded companies were approximately $47.1 million and $49.1 million, respectively. The decrease in its cash and securities of publicly traded companies of approximately $2.0 million from December 31, 2024, to December 31, 2023, is primarily owing to cash paid for operating expenses of approximately $3.5 million offset by a net realized loss of approximately $3 million, a net change in unrealized appreciation of approximately $3.3 million, and cash used for investments and received from the sale of investments during the year ended December 31, 2024, as follows:

Company	Purchases/Cost	Sales Proceeds/Distributions
Arena Group Holdings, Inc.	$1,642	$0
Ascent Industries Co.	708,237	0
Aviat Networks, Inc.	2,639,612	2,108,445
Brightcove, Inc.	2,402,187	1,447,727
Commercial Vehicle Group, Inc.	589,174	121,404
comScore, Inc.	1,200,384	5,371
D-Wave Quantum, Inc.	0	774,036
Hudson Technologies, Inc.	639,950	570,387
Intevac, Inc.	383,020	145,984
Lantronix, Inc.	2,416,520	2,530,071
Mama's Creations, Inc.	0	3,316,833
Potbelly Corporation	940,062	4,153,834
Quantum Corporation	504,633	4,028,108
Rayonier Advanced Materials, Inc.	0	2,003,300
RF Industries, Ltd.	82,684	0
Synchronoss Technologies, Inc. (1)	253,404	0
Miscellaneous Common Stocks (2)	58,706	45,857
Total Publicly Traded Equity and Equity-Related Securities Purchases and Sales Proceeds	$12,820,215	$21,251,357

Rights to Milestone Payments from Acquisition of TARA Biosystems, Inc.	$0	$1,311,311
Magnolia Neurosciences Corporation	0	119,416
AutoTech Ventures Management I, LLC	0	3,914
Total Legacy Privately Held Equity and Equity-Related Securities Cost and Distributions	$0	$1,434,641
Total Purchases/Cost and Sales Proceeds/Distributions	$12,820,215	$22,685,998

(1) During the year ended December 31, 2024, 180 Degree Capital received restricted stock units from Synchronoss Technologies, Inc. ("SNCR") which were issued to 180 Degree Capital for Kevin M. Rendino's service on the board of directors of SNCR. These restricted stock units had a cost basis of $77,040 on the date the restricted stock units vested. Amounts related to restricted stock units are also presented as "Board fee from portfolio companies - stock grant" (see 180 Degree Capital's Consolidated Statement of Cash Flows incorporated by reference to this Preliminary Joint Proxy Statement/Prospectus).

(2) Miscellaneous Common Stocks are unrestricted common stocks of publicly traded companies that 180 Degree Capital has not disclosed publicly.

Except for a rights offering, 180 Degree Capital is generally not able to issue and sell its common stock at a price below its net asset value per share, exclusive of any distributing commission or discount, without shareholder approval. As of December 31, 2024, 180 Degree Capital’s net asset value per share was $4.64 per share and its closing market price was $3.67 per share. 180 Degree Capital does not currently have shareholder approval to issue or sell shares below its net asset value per share.

Results of Operations
180 Degree Capital presents the financial results of its operations utilizing U.S. GAAP for investment companies. On this basis, the principal measure of 180 Degree Capital’s financial performance during any period is the net increase (decrease) in its net assets resulting from its operating activities, which is the sum of the following three elements:
Net Investment Income (Loss) - the difference between 180 Degree Capital’s income from interest, dividends, and fees and its operating expenses.
Net Realized Gain (Loss) from Investments - the difference between the net proceeds of sales of portfolio securities and their stated cost.
Net Change in Unrealized Appreciation (Depreciation) on Investments - the net unrealized change in the value of 180 Degree Capital’s investment portfolio.

Owing to the structure and objectives of 180 Degree Capital’s business, 180 Degree Capital generally expects to experience net investment losses and seek to generate increases in its net assets from operations through the long-term appreciation and monetization of its investments. 180 Degree Capital has relied, and continue to rely, primarily on proceeds from sales of investments, rather than on investment income, to defray a significant portion of its operating expenses.

The potential for, or occurrence of, inflation could result in rising interest rates for government-backed debt. 180 Degree Capital may also invest in both short- and long-term U.S. government and agency securities. To the extent that it invests in short- and long-term U.S. government and agency securities, changes in interest rates result in changes in the value of these obligations that result in an increase or decrease of 180 Degree Capital’s net asset value. The level of interest rate risk exposure at any given point in time depends on the market environment, the expectations of future price and market movements, and the quantity and duration of long-term U.S. government and agency securities held by 180 Degree Capital, and it will vary from period to period. During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital did not hold any U.S. government securities.

Comparison of Years Ended December 31, 2024 and December 31, 2023

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had net decreases in net assets resulting from operations of $3,866,158 and $13,671,591, respectively.

Investment Income and Expenses

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had net investment losses of $4,019,686 and $3,711,441, respectively. The increase in net investment losses was primarily owing to an increase in operating expenses of $448,745, primarily related to professional fees associated with the proposed Business Combination, offset in part by an increase in investment income of $139,820. During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had net investment losses, before income taxes, of $4,019,533 and $3,710,608, respectively. Income tax expense for the years ended December 31, 2024 and December 31, 2023 were $153 and $833, respectively.

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had total investment income of $194,813 and $54,993, respectively. Investment income increased primarily owing to the receipt of board fees related to the service of Kevin M. Rendino on the board of directors of SNCR, a portfolio company of 180 Degree Capital, and an increase in interest income from cash held in money market funds.

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had total operating expenses of $4,214,346 and $3,765,601, respectively. The increase in operating expenses was primarily owing to increases in professional fees and administration and operations offset by declines in salaries, bonus and benefits, directors, insurance and software expenses.

Salaries, bonus and benefits decreased by $39,393, or 2.0%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily as a result of a decrease in the projected benefit obligation expense accrual for medical and mandatory retirement benefits of $274,806, offset by an increase in aggregate compensation to employees of $235,413.

Professional fees increased by $576,919, or 75.1%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily as a result of an increase in legal expenses related to the proposed Business Combination.

Administration and operations expenses increased by $19,023, or 7.4%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily as a result of increases in general office and administration expenses.

Directors expenses decreased by $21,017, or 8.3%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily due to 180 Degree Capital’s Board having one less director in 2024 versus 2023.

Insurance expenses decreased by $30,058, or 13.0%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily due to a decline in the cost of 180 Degree Capital’s directors and officers insurance policy.

Software expenses decreased by $53,423, or 25.7%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily due to the decision to not renew certain software licenses related to the valuation of legacy privately held investments.

Rent expenses increased by $2,353, or 6.5%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily due to the annual increase in rent for 180 Degree Capital’s corporate office.

Custody expenses decreased by $3,294, or 10.3%, for the year ended December 31, 2024, as compared with the year ended December 31, 2023, primarily due to a decline in the value of legacy privately held investments in 2024 versus 2023.

Realized Gains and Losses from Investments

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital realized net losses on investments of $3,670,653 and $5,695,394, respectively.

During the year ended December 31, 2024, 180 Degree Capital realized a net loss of $3,670,653 consisting of the following realized (losses) and gains:

Realized (Loss)/Gain
Public Portfolio Company
Quantum Corporation	$(5,263,700)
Rayonier Advanced Materials, Inc.	(786,374)
Aviat Networks, Inc.	(531,167)
Lantronix, Inc.	(489,799)
D-Wave Quantum, Inc.	(271,318)
Brightcove, Inc.	(153,495)
Hudson Technologies, Inc.	(69,563)
Commercial Vehicle Group, Inc.	(26,923)
Intevac, Inc.	(26,812)
comScore, Inc.	(21,759)
Miscellaneous Common Stocks(2)	(13,252)
Mama's Creations, Inc.	1,892,940
Potbelly Corporation	2,737,799

Legacy Private Portfolio Company
Magnolia Neurosciences Corporation	(704,399)
Ravenna Pharmaceuticals, Inc.	(108,257)
Rights to Milestones from Acquisition of TARA Biosystems, Inc.	161,512
AutoTech Ventures Management I, LLC	3,914

During the year ended December 31, 2023, 180 Degree Capital realized a net loss of $5,695,394 consisting of the following realized (losses) and gains:

Realized (Loss)/Gain
Public Portfolio Company
Parabellum Acquisition Partners, LLC	$(2,923,003)
Rayonier Advanced Materials, Inc.	(389,782)
Jerash Holdings US, Inc.	(306,986)
Quantum Corporation	(126,115)
Synchronoss Technologies, Inc.	(108,620)
D-Wave Quantum, Inc.	(21,701)
Brightcove, Inc.	(12,369)
Miscellaneous Common Stocks(2)	(9,156)
OpGen, Inc.	(785)
Lantronix, Inc.	33,833
Mama's Creations, Inc.	133,281
VSE Corporation	295,430
Commercial Vehicle Group, Inc.	490,053
Intevac, Inc.	796,691
Potbelly Corporation	1,118,151

Realized (Loss)/Gain
Public Portfolio Company
Alta Equipment Group, Inc.	4,036,850

Legacy Private Portfolio Company
Nanosys, Inc.	(4,996,577)
AgBiome, LLC	(3,021,746)
Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	(548,998)
Phylagen, Inc.	(233,845)

180 Degree Capital recognized $100,000 in realized gain for the sale of its equity in 180 Degree Capital BD, LLC, a wholly-owned subsidiary of 180 Degree Capital, during the year ended December 31, 2023.

Unrealized Appreciation and Depreciation from Investments

During the years ended December 31, 2024, and December 31, 2023, 180 Degree Capital had unrealized net changes in appreciation (depreciation) on investments of $3,824,181 and $(4,264,756), respectively.

During the year ended December 31, 2024, 180 Degree Capital had an increase in net unrealized appreciation on investments of $3,824,181 consisting of the following changes in unrealized appreciation and (depreciation):

Change in Unrealized Appreciation / (Depreciation)
Public Portfolio Company
Quantum Corporation	$7,662,979
Brightcove, Inc.	2,955,693
Synchronoss Technologies, Inc.	2,894,869
Rayonier Advanced Materials, Inc.	643,175
Ascent Industries, Co.	595,575
RF Industries, Ltd.	396,814
D-Wave Quantum, Inc.	367,678
Lantronix, Inc.	71,643
Synchronoss Technologies, Inc. (Restricted Common Stock)	26,625
Synchronoss Technologies, Inc. (Options)	9,521
Potbelly Corporation (Warrants)	(115,927)
Intevac, Inc.	(709,731)
Arena Group Holdings, Inc.	(1,030,070)
Mama's Creations, Inc.	(1,266,296)
Commercial Vehicle Group, Inc.	$(1,684,197)
Potbelly Corporation	(3,163,911)
comScore, Inc.	(4,316,529)

Change in Unrealized Appreciation / (Depreciation)
Public Portfolio Company
Legacy Private Portfolio Company
Magnolia Neurosciences Corporation	705,679
Ravenna Pharmaceuticals, Inc.	93,167
AutoTech Venutres Management I, LLC	(50,000)
EchoPixel, Inc.	(126,439)
Rights to Milestones from Acquisition of TARA Biosystems, Inc.	(136,137)

During the year ended December 31, 2023, 180 Degree Capital had an increase in net unrealized (depreciation) on investments of $(4,264,756) consisting of the following changes in unrealized (depreciation) and appreciation:

Change in Unrealized (Depreciation) / Appreciation
Public Portfolio Company
Arena Group Holdings, Inc.	$(6,758,319)
Quantum Corporation	(2,201,782)
Alta Equipment Group, Inc.	(2,156,329)
Intevac, Inc.	(1,934,572)
comScore, Inc.	(1,650,366)
RF Industries, Ltd.	(869,368)
Brightcove, Inc.	(647,206)
Rayonier Advanced Materials, Inc.	(643,175)
D-Wave Quantum, Inc.	(442,819)
Miscellaneous Common Stocks(2)	(26)
OpGen, Inc.	785
Synchronoss Technologies, Inc. (Options)	12,629
Commercial Vehicle Group, Inc.	192,236
Parabellum Acquisition Partners, LLC	216,431
Potbelly Corporation (Warrants)	251,854
Ascent Industries, Co.	258,008
Jerash Holdings US, Inc.	335,155
Synchronoss Technologies, Inc.	527,050
Lantronix, Inc.	1,143,781
Mama's Creations, Inc.	1,266,296
Potbelly Corporation	$6,047,130

Legacy Private Portfolio Company
AgBiome, LLC	(2,628,788)

Change in Unrealized (Depreciation) / Appreciation
AutoTech Venutres Management I, LLC	(68,534)
Ravenna Pharmaceuticals, Inc.	(1,323)
Magnolia Neurosciences Corporation	34,135
EchoPixel, Inc.	42,553
Rights to Milestones from Acquisition of TARA Biosystems, Inc.	135,318
Phylagen, Inc.	233,845
Rights to Milestone Payments from Acquisition of BioVex Group, Inc.	548,998
Nanosys, Inc.	4,491,647

Financial Condition

As of December 31, 2024, 180 Degree Capital’s total and net assets were $47,610,060 and $46,352,002, respectively. As of December 31, 2023, 180 Degree Capital’s total and net assets were $51,170,949 and $50,218,160, respectively.

As of December 31, 2024, 180 Degree Capital’s net asset value per share was $4.64, as compared with $5.02 as of December 31, 2023. As of December 31, 2024, and December 31, 2023, 180 Degree Capital had 10,000,141 shares outstanding.

December 31, 2024

The decrease in total and net assets of $3,560,889, or 7.0%, and $3,866,158, or 7.7%, as of December 31, 2024, from December 31, 2023, respectively, was primarily owing to payment of operating expenses offset in part by an increase in the value of 180 Degree Capital’s investments. The following table shows the largest increases and decreases in value for the year ended December 31, 2024:

Portfolio Company	Total Y/Y Net Change	Total Y/Y Net Change / Share	% Change
Largest Increases in 2024
Synchronoss Technologies, Inc.	$2,894,868	$0.29	55%
Brightcove, Inc.	$2,802,196	$0.28	87%
Quantum Corporation	$2,399,279	$0.24	147%
Mama's Creations, Inc.	$626,644	$0.06	23%
Ascent Industries Co.	$595,575	$0.06	16%
Largest Decreases in 2024
comScore, Inc.	$(4,338,304)	$(0.43)	(65)%
Commercial Vehicle Group, Inc.	$(1,711,120)	$(0.17)	(60)%
Arena Group Holdings, Inc.	$(1,030,069)	$(0.10)	(44)%
Intevac, Inc.	$(736,542)	$(0.07)	(17)%
Aviat Networks, Inc.	$(531,167)	$(0.05)	(20)%

Substantially all of 180 Degree Capital’s total assets were in securities of publicly traded companies, money market securities and cash as of the year ended December 31, 2024.

Public Portfolio
Portfolio Company	Shares Owned at 12/31/24	Value at 12/31/24	% of Total Assets
Common Stocks
Potbelly Corporation	1,091,206	$10,279,161	21.6%
Synchronoss Technologies, Inc.[1]	866,788	$8,309,630	17.5%
Brightcove, Inc.	1,053,580	$4,583,073	9.6%
Ascent Industries Co.	377,750	$4,223,245	8.9%
Intevac, Inc.	1,046,597	$3,558,430	7.5%
Lantronix, Inc.	656,139	$2,703,293	5.7%
comScore, Inc.	400,451	$2,338,634	4.9%
RF Industries, Inc.	472,506	$1,847,498	3.9%
Arena Group Holdings, Inc.	992,992	$1,330,609	2.8%
Commercial Vehicle Group, Inc.	410,000	$1,016,800	2.1%
Derivatives
Potbelly Corporation Warrants for Purchase of Common Stock	80,605	$351,558	0.7%
Synchronoss Technologies, Inc. Options for Purchase of Common Stock	3,334	$22,150	0.0%
Public Portfolio Totals		$40,564,081	85.2%

Total Legacy Private Portfolio		$245,456	0.5%
1 Includes 12,000 shares of restricted stock issued to Kevin M. Rendino as compensation for being a member of the board of directors of SNCR. All economic and control of these securities has been assigned to 180 Degree Capital Corp.

180 Degree Capital ended with the following percentages of its net assets invested by industry, other than money market investments as of December 31, 2024:

Industry	Value as of December 31, 2024	% of Net Assets
Advertising	$2,338,634	5.0%
Application Software	8,331,780	18.0%
Asset Management & Custody Banks	100,000	0.2%
Communications Equipment	2,703,293	5.8%
Construction Machinery & Heavy Trucks	1,016,800	2.2%
Electronic Manufacturing Services	1,847,498	4.0%
Health Care Equipment	75,000	0.2%
Health Care Technology	0	0.0%
Interactive Media & Services	1,330,609	2.9%
Internet Services & Infrastructure	4,583,073	9.9%
Pharmaceuticals	70,456	0.2%
Restaurants	10,630,719	22.9%
Steel	4,223,245	9.1%
Technology Hardware, Storage & Peripherals	3,558,430	7.7%
Total	$40,809,537

December 31, 2023

The decrease in total and net assets of $15,781,659, or 23.6%, and $15,326,989, or 23.4%, as of December 31, 2023, from December 31, 2022, respectively, was primarily owing to decreases in the value of 180 Degree Capital’s investments and payment of operating expenses. The following table shows the largest increases and decreases in value for the year ended December 31, 2023:

Largest increases and decreases in value for the year ended December 31, 2023:

Portfolio Company	Total Y/Y Net Change	Total Y/Y Net Change / Share	% Change
Largest Increases in 2023
Potbelly Corporation	$7,165,282	$0.72	80%
Alta Equipment Group, Inc.	$1,892,670	$0.19	26%
Mama’s Creations, Inc.	$1,399,577	$0.14	86%
Lantronix, Inc.	$1,177,613	$0.12	38%
Commercial Vehicle Group, Inc.	$682,289	$0.07	18%
Largest Decreases in 2023
Arena Group Holdings, Inc.	$(6,758,319)	$(0.68)	(74)%
Parabellum Acquisition Holdings, LLC	$(2,706,573)	$(0.27)	(100)%
Quantum Corporation	$(2,327,897)	$(0.23)	(64)%
comScore, Inc.	$(1,650,369)	$(0.17)	(23)%
Intevac, Inc.	$(1,137,881)	$(0.11)	(14)%

As of December 31, 2023, substantially all of 180 Degree Capital’s total assets were in cash, money market securities and securities of public companies, with less than 4% in legacy privately held investments.

Public Portfolio
Portfolio Company	Shares Owned at 12/31/23	Value at 12/31/23	% of Total Assets
Common Stocks
Potbelly Corporation	1,335,801	$13,919,046	27.2%
Synchronoss Technologies, Inc.	826,849	$5,134,732	10.0%
comScore, Inc.	328,258	$5,481,909	10.7%
Arena Group Holdings, Inc.	991,192	$2,359,037	4.6%
Commercial Vehicle Group, Inc.	322,418	$2,260,150	4.4%
Intevac, Inc.	939,337	$4,057,936	7.9%
Quantum Corporation	3,221,192	$1,124,196	2.2%
Lantronix, Inc.	552,048	$3,235,001	6.3%
Rayonier Advanced Materials, Inc.	530,000	$2,146,500	4.2%
Ascent Industries Co.	305,380	$2,919,433	5.7%
Mama's Creations, Inc.	547,900	$2,690,189	5.3%
RF Industries, Ltd.	450,000	$1,368,000	2.7%
D-Wave Quantum, Inc.	770,000	$677,677	1.3%
Brightcove, Inc.	319,079	$826,415	1.6%

Derivatives
Potbelly Corporation Warrants for Purchase of Common Stock	80,605	$467,485	0.9%
Synchronoss Technologies, Inc. Options for Purchase of Common Stock	3,334	$12,629	0.0%
Public Portfolio Totals		$48,680,335	95.1%

Total Legacy Private Portfolio		$1,841,457	3.6%

180 Degree Capital ended with the following percentages of its net assets invested by industry, other than money market investments as of December 31, 2023:

Industry	Value as of December 31, 2023	% of Net Assets
Advertising	$5,481,909	10.9%
Application Software	5,147,361	10.2%
Asset Management & Custody Banks	150,000	0.3%
Communications Equipment	3,235,001	6.4%
Construction Machinery & Heavy Trucks	2,260,150	4.5%
Electronic Manufacturing Services	1,368,000	2.7%
Health Care Equipment	201,439	0.4%
Health Care Technology	0	0.0%
Interactive Media & Services	2,359,037	4.7%
Internet Services & Infrastructure	826,415	1.6%
Packaged Foods & Meats	2,690,189	5.4%
Pharmaceuticals	1,490,018	3.0%
Restaurants	14,386,531	28.6%
Specialty Chemicals	2,146,500	4.3%
Steel	2,919,433	5.8%
Technology Hardware, Storage & Peripherals	5,859,809	11.7%
Total	$50,521,792

Cash Flow

Year Ended December 31, 2024

Net cash provided by operating activities for the year ended December 31, 2024, was $269,933, primarily reflecting proceeds from the sale of public investments of $21,251,357 and receipt of payments from achievement of milestones or wind-down of legacy privately held investments of $1,434,641, offset by the purchase of investments of $18,646,730, and the payment of operating expenses of $3,521,659.

Year Ended December 31, 2023

Net cash provided by operating activities for the year ended December 31, 2023, was $1,285,829, primarily reflecting proceeds from the sale of public investments of $22,053,720, receipt of payment from achievement of milestones or sale of legacy privately held investments of $1,658,916, and the sale of 180 Degree Capital BD, LLC of $100,000, offset by the purchase of investments of $18,701,303, and the payment of operating expenses of $3,765,601.

Contractual Obligations

180 Degree Capital did not have any material contractual obligations as of December 31, 2024.

Critical Accounting Policies

180 Degree Capital’s management’s discussion and analysis of its financial condition and results of operations is based on 180 Degree Capital’s financial statements, which have been prepared in accordance with U.S. GAAP for investment companies. The preparation of these financial statements requires 180 Degree Capital to make estimates and assumptions that may affect the reported amounts of assets and liabilities at the date of the financial statements. Actual results may differ from these estimates under different assumptions or conditions.

While 180 Degree Capital’s significant accounting policies are described in more detail in Note 2 in 180 Degree Capital’s Shareholder Report on Form N-CSR dated February 14, 2025, which is incorporated by reference to this Preliminary Joint Proxy Statement/Prospectus, 180 Degree Capital believes the following accounting policies used in the preparation of its financial statements require the most significant judgments and estimates.

Portfolio Investment Valuations. Investments are stated at "value" as defined in the 1940 Act and in the applicable regulations of the SEC and in accordance with U.S. GAAP. Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) the fair value as determined in good faith by, or under the direction of, the board of directors for all other assets. 180 Degree Capital’s Valuation Committee, comprised of all of the independent members of the 180 Degree Capital Board, is responsible for determining the valuation of 180 Degree Capital’s assets within the guidelines established by the 180 Degree Capital Board, pursuant to SEC Rule 2a-5. 180 Degree Capital’s Valuation Committee receives information and recommendations from management. 180 Degree Capital may from time to time use an independent valuation firm to review select portfolio company valuations on an as needed basis. The independent valuation firm, when engaged by 180 Degree Capital, does not provide independent valuations. The fair values assigned to these investments are based on available information and do not necessarily represent amounts that might ultimately be realized when that investment is sold, as such amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated or become readily marketable. 180 Degree Capital’s Valuation Committee values 180 Degree Capital's investment assets as of the end of each calendar quarter and as of any other time requested by the 180 Degree Capital Board.

Accounting Standards Codification Topic 820, "Fair Value Measurements," ("ASC 820") defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It applies fair value terminology to all valuations whereas the 1940 Act applies market value terminology to readily marketable assets and fair value terminology to other assets.

The main approaches to measuring fair value utilized are the market approach, the income approach and the hybrid approach.

•Market Approach (M): The market approach focuses on inputs and not techniques. The market approach may use quantitative inputs such as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities and the values of market multiples derived from a set of comparable companies. The market approach may also use qualitative inputs such as progress toward milestones, the long-term potential of the business, current and future financing requirements and the rights and preferences of certain securities versus those of other securities. The selection of the relevant inputs used to derive value under the market approach requires judgment considering factors specific to the significance and relevance of each input to deriving value.
•Income Approach (I): The income approach focuses on techniques and not inputs. The income approach uses valuation techniques to convert future amounts (for example, revenue, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques; and the multi-period excess earnings method, which is used to measure the fair value of certain assets.
•Hybrid Approach (H): The hybrid approach uses elements of both the market approach and the income approach. The hybrid approach calculates values using the market and income approach, individually. The resulting values are then distributed among the share classes based on probability of exit outcomes.

ASC Topic 820 classifies the inputs used to measure fair value by these approaches into the following hierarchy:

•Level 1 (L1): Unadjusted quoted prices in active markets for identical assets or liabilities;

•Level 2 (L2): Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices in active markets for similar assets or liabilities, or quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 inputs are in those markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers; and

•Level 3 (L3): Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those inputs that reflect 180 Degree Capital’s own assumptions that market participants would use to price the asset or liability based upon the best available information.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement and are not necessarily an indication of risks associated with the investment.

As of December 31, 2024, 180 Degree Capital’s financial statements include investments fair valued by the 180 Degree Capital Board of $722,829. The fair values were determined in good faith by, or under the direction of, the 180 Degree Capital Board. The fair value amount includes the values of 180 Degree Capital’s investments in legacy privately held companies and rights to future milestone payments, as well as its warrants for the purchase of common stock of Potbelly Corporation, its options for the purchase of common stock of SNCR, and its restricted common stock of SNCR.

Post-Retirement Benefit Plan Assumptions

180 Degree Capital historically administered a plan to provide medical and dental insurance for retirees and their spouses who, at the time of their retirement, attained certain years of service with 180 Degree Capital and a certain age (the "Medical Benefit Retirement Plan"). On April 27, 2017, the 180 Degree Capital Board terminated the plan. The termination does not affect benefits accrued by former employees who are grandfathered under the former terms of the plan, and the termination of the plan does not affect benefits accrued by certain former employees who were grandfathered under the amended terms of the plan. The Medical Benefit Retirement Plan was terminated for all other employees.

In accounting for the plan, the assumption made for the discount rate was 5.37 percent for the year ended December 31, 2024. The discount rate was calculated using the December 31, 2024 FTSE Pension Liability Index. The assumed health care cost trend rate is assumed to be 7.5 percent in 2024 grading down to 6.60 percent uniformly over 3 years and then following the Getzen model thereafter for medical and 5 percent per year for dental.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS OF MOUNT LOGAN

The following table sets forth certain information with respect to the beneficial ownership of MLC Common Shares as of [month day], 2025, for:

•	each member of the Mount Logan Board;
•	each named executive officer of Mount Logan;
•	the members of the Mount Logan Board and Mount Logan’s current executive officers as a group; and
•	each person known by Mount Logan to beneficially own 5% or more of the outstanding MLC Common Shares.
Mount Logan has determined beneficial ownership in accordance with the rules of the SEC, and therefore it represents sole or shared voting or investment power with respect to Mount Logan’s securities. Unless otherwise indicated below, to Mount Logan’s knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all MLC Common Shares that they beneficially own, subject to community property laws where applicable. Mount Logan has deemed MLC Common Shares subject to restricted stock units and dividend equivalent units outstanding as of [month day], 2025 that were exercisable or issuable or will become exercisable or issuable within 60 days of the closing of the Business Combination to be outstanding and to be beneficially owned by the person holding the restricted stock unit or dividend equivalent unit for the purpose of computing the percentage ownership of that person, but has not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Mount Logan has based percentage ownership of MLC Common Shares on [●] MLC Common Shares outstanding as of [month day], 2025.

Security Ownership of Other Beneficial Owners
Based on information available to Mount Logan as of [month day], 2025, Mount Logan knew of no person who beneficially owned 5% of the outstanding MLC Common Shares, except as set forth below.

5% Shareholders	Shares Beneficially Owned	Ownership Percentage(1)
[EQUINITI TRUST COMPANY LLC AS AGENT FOR RUNWAY GROWTH CAPITAL LLC] [48 WALL ST FL 22, NEW YORK NY 10005-2984]	[●]	[●]%
[EJF CAPITAL LLC] [2107 WILSON BLVD STE 410, ARLINGTON VA 22201-3042]	[●]	[●]%
[H-CA HOLDINGS LLC] [415 BEDFORD RD STE 102, PLEASANTVILLE NY 10570-3014]	[●]	[●]%

(1) As of [month day], 2025, there were [●] MLC Common Shares outstanding.

Security Ownership of Mount Logan Directors and Executive Officers

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Mount Logan Capital Inc., 650 Madison Avenue, 3rd Floor, New York, NY 10022.

Directors and Executive Officers	Shares Beneficially Owned	Ownership %(1)
Edward Goldthorpe	[●]	[●]%
Perry Dellelce	[●]	[●]%
Sabrina Liak	[●]	[●]%

Rudolph Reinfrank	[●]	[●]%
David Allen	[●]	[●]%
Buckley Ratchford	[●]	[●]%
Matthias Ederer	[●]	[●]%
Henry Wang	[●]	[●]%
Nikita Klassen	[●]	[●]%
David Held	[●]	[●]%
All directors and executive officers as a group ([10] individuals)	[●]	[●]%

*    Less than 1%
(1)     As of [month day], 2025, there were [●] MLC Common Shares outstanding.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS OF 180 DEGREE CAPITAL

The following table sets forth, as of [month day], 2025, the beneficial ownership information of each current 180 Degree Capital director, as well as 180 Degree Capital’s executive officers, each person known to it to beneficially own 5% or more of the outstanding TURN Common Shares, and the 180 Degree Capital executive officers and directors as a group. Percentage of beneficial ownership is based on [●] TURN Common Shares outstanding as of [month day], 2025.

To 180 Degree Capital’s knowledge, except as indicated in the footnotes to the table, each of the shareholders listed below has sole voting and/or investment power with respect to TURN Common Shares beneficially owned by such shareholder. The address of all 180 Degree Capital executive officers and directors is c/o 180 Degree Capital Corp., 7 North Willow Street, Suite 4B, Montclair, NJ 07042.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Shares Owned
Independent Directors:
Stacy R. Brandom	[●]	[●]%
Richard P. Shanley	[●]	[●]%
Parker A. Weil	[●]	[●]%

Interested Directors(2):
Kevin M. Rendino(3)	[●]	[●]%
Daniel B. Wolfe(4)	[●]	[●]%

Executive Officers:
Robert E. Bigelow, III	[●]	[●]%
Alicia M. Gift	[●]	[●]%

All directors and executive officers as a group (7 persons)	[●]	[●]%

Five Percent Shareholders:
Punch & Associates Investment Management, Inc.(5)	[●]	[●]%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Shares Owned
7701 France Avenue South, Suite 300
Edina, MN 55435
*    Less than 1 percent.
(1)Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”).
(2)Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).
(3)Includes 788,633 shares owned jointly with wife.
(4)Includes 3,716 shares owned jointly with wife.
(5)Based on information obtained in a Schedule 13F filed on February 14, 2025, Punch & Associates Investment Management, Inc. has sole dispositive and voting power for these shares.

The following table sets forth the dollar range of 180 Degree Capital’s equity securities beneficially owned by each of 180 Degree Capital’s directors and executive officers as of [month day], 2025.

Name of Director or Nominee	Dollar Range of Equity Securities Beneficially Owned (1)
Independent Directors:
Stacy R. Brandom	[●]
Richard P. Shanley	[●]
Parker A. Weil	[●]

Interested Directors:
Kevin M. Rendino	[●]
Daniel B. Wolfe	[●]

Executive Officers:
Robert E. Bigelow	[●]
Alicia M. Gift	[●]

(1)    Dollar ranges are as follows: None, $1—$10,000, $10,001—$50,000, $50,001—$100,000, $100,001—$500,000, $500,001—$1,000,000 or over $1,000,000.

OTHER MATTERS

180 Degree Capital
The 180 Degree Capital Board knows of no other matter that is likely to come before the 180 Degree Capital Special Meeting or that may properly come before the 180 Degree Capital Special Meeting. However, if any other matters properly come before the 180 Degree Capital Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
Pursuant to the 180 Degree Capital By-Laws, if less than a quorum is present at the 180 Degree Capital Special Meeting or if an insufficient number of votes is present for the adoption of the Proposals at such meeting, the 180 Degree Capital Special Meeting may be adjourned from time to time without notice other than announcement at the 180 Degree Capital Special Meeting.

Mount Logan
The Mount Logan Board knows of no other matter that is likely to come before the MLC Special Meeting or that may properly come before the MLC Special Meeting. However, if any other matters properly come before the MLC Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
If there are less than two persons present holding or representing by proxy less than 5% of the total number of MLC Common Shares then entitled to vote at the MLC Special Meeting within 30 minutes after the time appointed for the MLC Special Meeting, then the MLC Special Meeting shall be adjourned to such date not being less than 30 days later and to such time and place as may be announced by the chairman at the meeting without notice of the adjourned meeting unless otherwise required pursuant to the by-laws of Mount Logan or applicable law.
HOUSEHOLDING OF PROXY MATERIALS

Only one copy of this Preliminary Joint Proxy Statement/Prospectus may be delivered to two or more shareholders of 180 Degree Capital or Mount Logan who share an address, unless contrary instructions from one or more of such shareholders have been provided to 180 Degree Capital or Mount Logan, as applicable.
On written or oral request, 180 Degree Capital or Mount Logan, as applicable, will deliver promptly a separate copy of this Preliminary Joint Proxy Statement/Prospectus to a shareholder at a shared address to which a single copy of this Preliminary Joint Proxy Statement/Prospectus was delivered. Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of 180 Degree Capital’s or Mount Logan’s proxy statements and annual reports should provide written or oral notice to 180 Degree Capital or Mount Logan, as applicable:

180 Degree Capital Corp. 7 N. Willow Street, Suite 4B Montclair, NJ 07042 Attn: Corporate Secretary (973) 746-4500	Mount Logan Capital Inc. 650 Madison Avenue, 3rd Floor New York, NY 10022 Attn: Corporate Secretary (212) 891-2880

TRANSFER AGENT

The transfer agent for Mount Logan is Odyssey Trust Company.

The transfer agent for 180 Degree Capital is Equiniti Trust Company, LLC.

The transfer agent for New Mount Logan is [●].

TRADEMARK NOTICE

This Preliminary Joint Proxy Statement/Prospectus may include the trademarks, trade names and service marks of Mount Logan and its subsidiaries and 180 Degree Capital and its subsidiaries, which are protected under applicable intellectual property laws and are the property of either Mount Logan or 180 Degree Capital, as applicable.
This Preliminary Joint Proxy Statement/Prospectus may also contain trademarks, trade names and service marks of other companies, all of which are the property of their respective owners.
Solely for convenience, trademarks, trade names and service marks referred to in this Preliminary Joint Proxy Statement/Prospectus and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that Mount Logan, 180 Degree Capital or the applicable owner will not assert, to the fullest extent permitted under applicable law, its respective rights or the right of any applicable licensor to these trademarks, trade names and service marks.
Neither Mount Logan nor 180 Degree Capital intend the use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of Mount Logan or 180 Degree Capital by, these other parties.
WHERE YOU CAN FIND MORE INFORMATION

New Mount Logan has filed a registration statement on Form S-4 to register with the SEC the New Mount Logan Common Stock to be issued to MLC Shareholder and 180 Degree Capital shareholders in connection with the Mergers. This Preliminary Joint Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus of New Mount Logan in addition to being a proxy statement of 180 Degree Capital and a management information circular of Mount Logan for their respective Special Meetings. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Mount Logan and 180 Degree Capital. The rules and regulations of the SEC allow Mount Logan and 180 Degree Capital to omit certain information included in the registration statement from this Preliminary Joint Proxy Statement/Prospectus.
180 Degree Capital and Mount Logan file annual, semi-annual, quarterly and current reports, proxy statements, management information circulars, material change reports and other information with the SEC and applicable Canadian securities regulatory authorities, as applicable. The SEC and applicable Canadian securities regulatory authorities maintain websites that contain documents that include such information regarding issuers that file electronically with the SEC and applicable Canadian securities regulatory authorities, including 180 Degree Capital and Mount Logan, as applicable, which you can access at www.sec.gov and www.sedarplus.com. Copies of these documents and other information filed with the SEC may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. In addition, you may obtain free copies of the documents 180 Degree Capital and Mount Logan file with the SEC and applicable Canadian securities regulatory authorities, including the registration statement on Form S-4 of which this Preliminary Joint Proxy Statement/Prospectus forms a part, by going to 180 Degree Capital’s and Mount Logan’s websites at https://ir.180degreecapital.com/ and https://mountlogancapital.ca, respectively. The websites of 180 Degree Capital and Mount Logan are provided as inactive textual references only. The information contained on or accessible through the websites of 180 Degree Capital and Mount Logan (other than the documents listed below that are incorporated by reference herein) does not constitute a part of this Preliminary Joint Proxy Statement/Prospectus, and is not incorporated by reference herein.
Statements contained or incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus regarding the contents of any contract or other document are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC or applicable Canadian securities regulatory authorities, as applicable. The SEC and applicable Canadian securities regulatory authorities allow 180 Degree Capital and Mount Logan, as applicable, to “incorporate by reference” in this Preliminary Joint Proxy Statement/Prospectus, or make secondary documents a part of this filing by attaching the secondary document as an exhibit, documents that 180 Degree Capital and Mount Logan file with the SEC and applicable Canadian securities regulatory authorities, as applicable, including certain information required to be included in the registration statement on Form S-4 of which this Preliminary Joint Proxy Statement/Prospectus forms a part. This means that 180 Degree Capital and Mount Logan can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be a part of this Preliminary Joint Proxy Statement/Prospectus, and later information that180 Degree Capital and Mount Logan file with the SEC or applicable Canadian securities regulatory authorities, as applicable, will update and supersede that information. Each of 180 Degree Capital and Mount Logan incorporate by reference the following documents and any documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of its applicable Special Meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with rules promulgated by the SEC or applicable Canadian securities regulatory authorities, as applicable). Such documents are considered to be a part of this Preliminary Joint Proxy Statement/Prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. These documents contain important information about 180 Degree Capital’s and Mount Logan’s businesses and financial performance.
For the purposes of the filing of this Preliminary Joint Proxy Statement/Prospectus with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this Preliminary Joint Proxy Statement/Prospectus, the following documents contain important information about us and we incorporate them by reference (excluding any portions of such documents that have been furnished but not filed for purposes of the Exchange Act):
•180 Degree Capital’s Shareholder Report on Form N-CSR dated February 14, 2025
•180 Degree Capital’s Shareholder Report on Form N-CSRS dated August 19, 2024
•180 Degree Capital’s Shareholder Report on Form N-CSR dated February 20, 2024
•180 Degree Capital’s Amended Registration Statement on Form N-2 dated June 29, 2017, filed under the 1940 Act
Such documents are considered to be a part of this Preliminary Joint Proxy Statement/Prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
180 Degree Capital has supplied all such information relating to 180 Degree Capital, as well as all pro forma financial information, and Mount Logan has supplied all information contained in or incorporated by reference into this Preliminary Joint Proxy Statement/Prospectus relating to Mount Logan, as well as all pro forma financial information.
Documents incorporated by reference are available from 180 Degree Capital or Mount Logan, as the case may be, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this Preliminary Joint Proxy Statement/Prospectus. 180 Degree Capital shareholders or MLC Shareholders, as applicable, may request a copy of this Preliminary Joint Proxy Statement/Prospectus, any of the documents incorporated by reference in this Preliminary Joint Proxy Statement/Prospectus or other information concerning 180 Degree Capital or Mount Logan, without charge, through the SEC’s website at www.sec.gov, on SEDAR+ at www.sedarplus.com or by written or telephonic request to:

For 180 Degree Capital shareholders:	For Mount Logan shareholders:
180 Degree Capital Corp. 7 N. Willow Street, Suite 4B Montclair, NJ 07042 Attn: Corporate Secretary (973) 746-4500	Mount Logan Capital Inc. 365 Bay Street, Suite 800 Toronto, ON M5H 2V1 Attn: Corporate Secretary (212) 891-2880

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the applicable Special Meeting. Therefore, if you would like to request documents from 180 Degree Capital, please do so by [month day], 2025 in order to receive them before the 180 Degree Capital Special Meeting.
You should rely only on the information contained in or incorporated by reference into this Preliminary Joint Proxy Statement/Prospectus to vote on the Business Combination Proposal, the TURN 1940 Act Deregistration Proposal, the New Mount Logan Equity Incentive Plan Proposal, and the Adjournment Proposal at the 180 Degree Capital Special Meeting and the Business Combination Proposal, the Plan of Arrangement Proposal, and the New

Mount Logan Equity Incentive Plan Proposal at the MLC Special Meeting. Neither 180 Degree Capital nor Mount Logan has authorized anyone to provide you with information that is different from what is contained in this Preliminary Joint Proxy Statement/Prospectus.
If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this Preliminary Joint Proxy Statement/Prospectus or solicitations of proxies are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this Preliminary Joint Proxy Statement/Prospectus does not extend to you.
This Preliminary Joint Proxy Statement/Prospectus is dated [month day], 2025. You should not assume that the information in it (or incorporated by reference) is accurate as of any date other than that date or the date of such incorporated document, as applicable, and neither its mailing to 180 Degree Capital shareholders or MLC Shareholders nor the issuance of New Mount Logan Common Stock in the Mergers will create any implication to the contrary.
LEGAL MATTERS

Certain U.S. federal income tax consequences relating to the Preliminary Joint Proxy Statement/Prospectus will be passed upon for 180 Degree Capital by Proskauer Rose LLP.
Certain legal matters in connection with the validity of securities being offered by this Preliminary Joint Proxy Statement/Prospectus will be passed upon for New Mount Logan by Proskauer Rose LLP.
Certain Canadian legal matters in connection with the Business Combination as they pertain to Mount Logan will be passed upon by Wildeboer Dellelce LLP. Certain Canadian legal matters in connection with the Business Combination as they pertain to 180 Degree Capital will be passed upon by Osler, Hoskin & Harcourt LLP. Certain U.S. legal matters in connection with the Arrangement as they pertain to Mount Logan will be passed upon by [●].
EXPERTS

180 Degree Capital
The consolidated financial statements of 180 Degree Capital as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in this Preliminary Joint Proxy Statement/Prospectus, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
Mount Logan
The consolidated financial statements of Mount Logan as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in this Preliminary Joint Proxy Statement/Prospectus, have been audited by [●], an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.
New Mount Logan
The consolidated financial statements of New Mount Logan as of December 31, 2024, included in this Preliminary Joint Proxy Statement/Prospectus, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

MOUNT LOGAN CAPITAL INC.

Page No.
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm ([●], New York, NY: PCAOB ID #[●])	[●]
Consolidated Balance Sheets at December 31, 2024 and December 31, 2023	[●]
Consolidated Statement of Operations for the Fiscal Years Ending December 31, 2024 and December 31, 2023	[●]
Consolidated Statement of Stockholders’ Equity for the Fiscal Years Ended December 31, 2024 and December 31, 2023	[●]
Consolidated Statement of Cash Flows for the Fiscal Years Ending December 31, 2024 and December 31, 2023	[●]
Notes to the Consolidated Financial Statements for the Years Ended December 31, 2024 and December 31, 2023	[●]

180 DEGREE CAPITAL CORP.

YUKON NEW PARENT, INC.

MOUNT LOGAN CAPITAL INC.
CONSOLIDATED BALANCE SHEET

[To be included in future filing by amendment]

MOUNT LOGAN CAPITAL INC.
CONSOLIDATED STATEMENT OF OPERATIONS

[To be included in future filing by amendment]

MOUNT LOGAN CAPITAL INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

[To be included in future filing by amendment]

MOUNT LOGAN CAPITAL INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

[To be included in future filing by amendment]

MOUNT LOGAN CAPITAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[To be included in future filing by amendment]

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of 180 Degree Capital Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities of 180 Degree Capital Corp. (the “Company”), including the consolidated schedule of investments, as of December 31, 2024, and the related consolidated statements of operations and cash flows for the year then ended, and the consolidated statements of changes in net assets and the consolidated financial highlights for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). The consolidated financial highlights for each of the years in the three-year period ended December 31, 2022 were audited by another independent registered public accounting firm whose report, dated February 27, 2023, expressed an unqualified opinion on those consolidated financial highlights. In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024, and the consolidated results of their operations and their cash flows for the year then ended, the changes in their net assets and financial highlights for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2024, by correspondence with the custodian, transfer agent and issuers of privately offered securities. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2023.

EISNERAMPER LLP
New York, New York
February 13, 2025

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

December 31, 2024
ASSETS
Investments in securities and other financial instruments, at value:
Unaffiliated publicly traded equity and equity-related securities (cost: $33,568,275)	$29,542,109
Unaffiliated money market fund securities (cost: $6,000,000)	6,000,000
Unaffiliated legacy privately held equity and equity-related securities (cost: $0)	100,000
Non-controlled affiliated publicly traded equity and equity-related securities (cost: $26,358,680)	10,648,264
Non-controlled affiliated legacy privately held equity and equity-related securities (cost: $6,496,930)	75,000
Unaffiliated derivative securities (cost: $224,849)	351,558
Non-controlled affiliated derivative securities (cost: $0)	22,150
Unaffiliated rights to payments (cost: $0)	70,456
Cash	552,100
Prepaid expenses	216,568
Other assets	31,855
Total assets	$47,610,060
LIABILITIES & NET ASSETS

Accounts payable and accrued liabilities	$905,578
Post-retirement plan liabilities	352,480
Total liabilities	$1,258,058
Commitments and contingencies (Note 10)
Net assets	$46,352,002
Net assets are comprised of:
Preferred stock, $0.10 par value, 2,000,000 shares authorized; none issued	$0
Common stock, $0.03 par value, 15,000,000 shares authorized; 11,541,079 issued	334,594
Additional paid in capital	101,578,029
Total accumulated distributable loss	(49,299,698)
Treasury stock, at cost 1,540,938 shares	(6,260,923)
Net assets	$46,352,002
Shares outstanding	10,000,141
Net asset value per outstanding share	$4.64

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2024
Income:
Board fees from portfolio companies	$65,000
Board fees from portfolio companies - stock grant	77,040
Interest-Unaffiliated money market fund securities	52,773
Total income	194,813
Operating fees and expenses:
Salaries, bonuses and benefits	1,933,457
Professional	1,345,206
Administration and operations	274,379
Directors	232,500
Insurance	201,240
Software	154,526
Rent	38,598
Custody	28,646
Other	5,794
Total operating expenses	4,214,346
Net investment loss before income tax expense	(4,019,533)
Income tax expense	153
Net investment loss	(4,019,686)
Net realized (loss) gain from investments:
Unaffiliated publicly traded equity and equity-related securities	(3,001,664)
Unaffiliated legacy privately held equity and equity-related securities	(808,742)
Non-controlled affiliated publicly traded equity and equity-related securities	(21,759)
Unaffiliated rights to payments	161,512
Net realized loss from investments	(3,670,653)
Change in unrealized appreciation (depreciation) on investments:
Unaffiliated publicly traded equity and equity-related securities	4,723,425
Unaffiliated legacy privately held equity and equity-related securities	748,845
Non-controlled affiliated publicly traded equity and equity-related securities	(1,385,514)
Non-controlled affiliated legacy privately held equity and equity-related securities	(126,439)
Unaffiliated rights to payments	(136,136)
Net change in unrealized appreciation on investments	3,824,181
Net realized loss and change in unrealized appreciation on investments	153,528
Net decrease in net assets resulting from operations	$(3,866,158)
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2024
Cash flows provided by operating activities:
Net decrease in net assets resulting from operations	$(3,866,158)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by operating activities:
Net realized loss from investments	3,670,653
Net change in unrealized appreciation on investments	(3,824,181)
Board fees from portfolio companies - stock grant	(77,040)
Depreciation of fixed assets	6,207
Purchase of unaffiliated publicly traded equity and equity-related securities	(11,366,427)
Purchase of non-controlled affiliated publicly traded equity and equity-related securities	(1,376,748)
Purchase of unaffiliated money market fund securities, net	(5,903,555)
Proceeds from sale of unaffiliated publicly traded equity and equity-related securities	21,245,986
Proceeds from sale of unaffiliated legacy privately held equity and equity-related securities	123,330
Proceeds from sale of non-controlled affiliated publicly traded and equity-related securities	5,371
Distribution from unaffiliated rights to payments	1,311,311

Changes in assets and liabilities:
Decrease in prepaid expenses	1,521
Increase in other assets	(21,684)
Decrease in post-retirement plan liabilities	(274,806)
Increase in accounts payable and accrued liabilities	616,153
Net cash provided by operating activities	269,933
Net increase in cash	269,933
Cash at beginning of the year	282,167
Cash at end of the year*	$552,100
Supplemental disclosures of cash flow information:
Income taxes paid	$153

* The Company had $6,000,000 held in money market securities as of December 31, 2024, that is not treated as cash or a cash equivalent for reporting purposes.
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended December 31, 2024	Year Ended December 31, 2023

Changes in net assets from operations:
Net investment loss	$(4,019,686)	$(3,711,441)
Net realized loss on investments	(3,670,653)	(5,695,394)
Net change in unrealized appreciation (depreciation) on investments	3,824,181	(4,264,756)
Net decrease in net assets resulting from operations	(3,866,158)	(13,671,591)

Changes in net assets from capital stock transactions:
Treasury stock purchase	0	(1,655,398)
Net decrease in net assets resulting from capital stock transactions	0	(1,655,398)
Net decrease in net assets	(3,866,158)	(15,326,989)
Net Assets:
Beginning of the year	50,218,160	65,545,149
End of the year	$46,352,002	$50,218,160

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED FINANCIAL HIGHLIGHTS

	Year Ended Dec. 31, 2024	Year Ended Dec. 31, 2023	Year Ended Dec. 31, 2022		Year Ended Dec. 31, 2021		Year Ended Dec. 31 2020#

Per Share Operating Performance:
Net asset value per share, beginning of the year	$5.02	$6.32	$10.66		$9.28		$9.18
Net investment loss*	(0.40)	(0.38)	(0.25)		(0.33)		(0.05)
Net realized (loss) gain*	(0.37)	(0.56)	0.21		0.20		(0.11)
Net change in unrealized (depreciation) appreciation on investments and options*[1]	0.39	(0.42)	(4.30)		1.51		0.26
Total from investment operations*	(0.38)	(1.36)	(4.34)		1.38		0.10

Net increase as a result of purchase of treasury stock	0.00	0.06	0.00		0.00		0.00
Net (decrease) increase in net asset value	(0.38)	(1.30)	(4.34)		1.38		0.10
Net asset value per share, end of the year	$4.64	$5.02	$6.32		$10.66		$9.28

Stock price per share, end of the year	$3.67	$4.10	$5.28		$7.35		$6.66
Total return based on stock price	(10.49)%	(22.35)%	(28.16)%		10.36%		3.26%
Supplemental Data:
Net assets, end of the year	$46,352,002	$50,218,160	$65,545,149		$110,575,952		$96,317,794
Ratio of expenses to average net assets	8.88%	6.39%	3.20%	^	5.87%	^	4.61%	^
Ratio of net investment loss to average net assets	(8.47)%	(6.30)%	(2.88)%		(3.26)%		(0.59)%
Portfolio turnover	26.61%	31.56%	30.95%		44.46%		35.16%
Number of shares outstanding, end of the year	10,000,141	10,000,141	10,373,820		10,373,820		10,373,820

# Reflect a 1-for-3 reverse stock split that became effective on January 4, 2021.
* Based on average shares outstanding.
^ The Company has entered into an expense offsetting arrangement with one of its unaffiliated brokers relating to broker fees paid. The total broker fee charged to the Company was applied as a credit to fees charged by an affiliate of the unaffiliated broker who the Company subscribes to for data services billed during the year. The Company received an offset to expense totaling approximately $20,600, $84,800, and $31,900, with that broker for the years ended December 31, 2022-2020, respectively.

1 Net unrealized losses include rounding adjustments to reconcile change in net asset value per share.

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
76.8% of net assets at value

Unaffiliated Publicly Traded Equity and Equity-Related Securities -
63.7% of net assets at value

Arena Group Holdings, Inc. (3)		Interactive Media & Services
Provides a shared digital publishing, advertising and distribution platform
Common Stock	(L1)		992,992	$9,807,981	$1,330,609

Ascent Industries Co. (3)		Steel
Manufactures metals and chemicals
Common Stock	(L1)		377,750	3,949,047	4,223,245

Brightcove, Inc. (3)		Internet Services & Infrastructure
Provides video hosting and publishing services
Common Stock	(L1)		1,053,580	2,274,585	4,583,073

Commercial Vehicle Group, Inc. (3)		Construction Machinery & Heavy Trucks
Supplier of vehicle components
Common Stock	(L1)		410,000	2,259,403	1,016,800

Intevac, Inc. (3)		Technology Hardware, Storage & Peripherals
Develops solutions for the application and engineering of thin-films
Common Stock	(L1)		1,046,597	4,566,798	3,558,430

Lantronix, Inc. (3)		Communications Equipment
Provides secure data access and management solutions
Common Stock	(L1)		656,139	2,163,508	2,703,293

Potbelly Corporation (3)		Restaurants
Operates a chain of sandwich shops
Common Stock	(L1)		1,091,206	5,622,618	10,279,161

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
76.8% of net assets at value (cont.)

Unaffiliated Publicly Traded Equity and Equity-Related Securities -
63.7% of net assets at value (cont.)

RF Industries, Ltd. (3)		Electronic Manufacturing Services
Provides products that enable wired and wireless communications
Common Stock	(L1)		472,506	$2,924,335	$1,847,498

Total Unaffiliated Publicly Traded Equity and Equity-Related Securities (cost: $33,568,275)					$29,542,109

Unaffiliated Money Market Fund Securities -
12.9% of net assets at value

JPMorgan 100% U.S. Treasury Securities Money Market Fund - Premier
(Yield 4.10%)	(L1)		3,000,000	$3,000,000	$3,000,000

JPMorgan 100% U.S. Treasury Securities Money Market Fund - Capital
(Yield 4.35%)	(L1)		3,000,000	3,000,000	3,000,000

Total Unaffiliated Money Market Fund Securities (cost: $6,000,000)					$6,000,000

Unaffiliated Legacy Privately Held Equity and Equity-Related Securities -
0.2% of net assets at value

AutoTech Ventures Management I, LLC (3)(4)(5)		Asset Management & Custody Banks
Venture capital investing in automotive-related companies
LLC Interests (acquired 12/1/17)	(M) (L3)		0	$0	$100,000

Total Unaffiliated Legacy Privately Held Equity and Equity-Related Securities (cost: $0)					$100,000

Total Investments in Unaffiliated Equity and Equity-Related Securities (cost: $39,568,275)					$35,642,109

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (2) -
23.1% of net assets at value

Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities -
23.0% of net assets at value

comScore, Inc. (3)(6)		Advertising
Provides technology and services that measure audiences, brands and consumer behavior
Common Stock	(L1)		400,451	$13,348,438	$2,338,634

Synchronoss Technologies, Inc. (3)(6)		Application Software
Provides white-label cloud storage, messaging and other digital analytic services
Common Stock	(L1)		854,788	12,933,202	8,205,965
Common Stock (4)(7)	(M) (L2)		12,000	77,040	103,665
				13,010,242	8,309,630

Total Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities (cost: $26,358,680)					$10,648,264

Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities -
0.1% of net assets at value

EchoPixel, Inc. (3)(4)(8)		Health Care Equipment
Develops virtual reality 3-D visualization software for life sciences and health care applications
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(M) (L3)		4,194,630	$1,250,000	$44,044
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(M) (L3)		1,476,668	500,000	15,505
Series A-2 Convertible Preferred Stock (acquired 3/23/17)	(M) (L3)		1,471,577	350,000	15,451
				2,100,000	75,000

HALE.life Corporation (3)(4)(8)		Health Care Technology
Develops a platform to facilitate precision health and medicine
Common Stock (acquired 3/1/16)	(I) (L3)		1,000,000	$10	$0
Series Seed-1 Convertible Preferred Stock (acquired 3/28/17)	(I) (L3)		11,000,000	1,896,920	0
Series Seed-2 Convertible Preferred Stock (acquired 12/28/18)	(I) (L3)		12,083,132	2,500,000	0
				4,396,930	0

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (2) -
23.1% of net assets at value (cont.)

Total Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities (cost: $6,496,930)					$75,000

Total Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (cost: $32,855,610)					$10,723,264

Total Investments in Publicly Traded Equity and Equity-Related Securities, Money Market Funds, and Legacy Privately Held Equity and Equity-Related Securities (cost: $72,423,885)					$46,365,373

Derivative Securities -
0.8% of net assets at value
Unaffiliated Derivative Securities (2) -
0.8% of net assets at value

Potbelly Corporation (3)(6)		Restaurants
Operates a chain of sandwich shops
Warrants for the Purchase of Common Stock expiring 2/12/26 (acquired 2/10/21)	(I) (L3)		80,605	$224,849	$351,558

Total Unaffiliated Derivative Securities (cost: $224,849)					$351,558

Non-Controlled Affiliated Derivative Securities (2) -
0.0% of net assets at value

Synchronoss Technologies, Inc. (3)(4)(6)(7)		Application Software
Provides white-label cloud storage, messaging and other digital analytic services
Stock Options for Common Stock Expiring 12/4/30 (acquired 12/4/23)	(I) (L3)		3,334	$0	$22,150

Total Non-Controlled Affiliated Derivative Securities (cost: $0)					$22,150

Total Derivative Securities (cost: $224,849)					$373,708

Total Investments (cost: $72,648,734)					$46,739,081

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Other Financial Instruments (9) -

Unaffiliated Rights to Payments (Illiquid) (2) -
0.2% of net assets at value

Rights to Milestone Payments from Acquisition of TARA Biosystems, Inc. (acquired 4/1/22) (3)(4)(8)(10)	(I) (L3)	Pharmaceuticals	$0	$0	$70,456

Total Unaffiliated Rights to Payments (cost: $0)					$70,456

Total Investments in Publicly Traded and Privately Held Equity, Money Market Fund and Equity-Related Securities, Derivative Securities and Other Financial Instruments (cost: $72,648,734)					$46,809,537

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2024

Notes to Consolidated Schedule of Investments

(1)See Note 2. Summary of Significant Accounting Policies: Portfolio Investment Valuation.
(2)Investments in unaffiliated securities consist of investments in which the Company owns less than five percent of the voting shares of the portfolio company. Investments in non-controlled affiliated securities consist of investments in which the Company owns five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where the Company controls one or more seats on the portfolio company’s board of directors but do not control the company. Investments in controlled affiliated securities consist of investments in which the Company owns 25 percent or more of the outstanding voting rights of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us.
(3)Represents a non-income producing investment. Investments that have not paid dividends or interest within the last 12 months or are on non-accrual status for at least 12 consecutive months are considered to be non-income producing.
(4)The Company is subject to legal restrictions on the sale of all or a portion of our investment(s) in this company. The total amount of restricted securities held is $371,271, or 0.8 percent of net assets.
(5)The Company received LLC Interests of 1.25 percent in AutoTech Ventures Management I, LLC ("AutoTech") pursuant to an Administrative Services Agreement between us and AutoTech and due to us following the termination of a former employee of the Company. These LLC Interests were separate from the compensation received for providing the administrative services under the agreement that were paid in cash. The LLC interests have a capital percentage of 0 percent.
(6)The Company is the Investment Manager of a separately managed account ("SMA") that owns shares of these portfolio companies. Under our investment management agreement for the SMA, the Company has the right to control the votes of the securities held by the SMA. The Company has voting ownership between 5 percent and 25 percent in these companies directly or when the shares held by us and our SMA are aggregated.
(7)These restricted shares of common stock and stock options for the purchase of common stock were granted to Kevin Rendino in connection with his service as a member of the Board of Directors of Synchronoss Technologies, Inc. Mr. Rendino entered into an assignment and assumption agreement with the Company that transfers all beneficial and voting interest to the Company.
(8)These securities are held by the Company's wholly owned subsidiary, 180 Degree Private Holdings, LLC ("180PH"), which were transferred from the Company to 180PH in the fourth quarter of 2020. The acquisition dates of the securities reflect the dates such securities were obtained by the Company rather than the transfer date.
(9)Other financial instruments are holdings of the Company that do not meet the definition of a security or a derivative.
(10)If all the remaining milestones are met, the Company would receive approximately $2.7 million. There can be no assurance as to how much of the remaining approximately $2.7 million in potential milestone-based payments will ultimately be realized or when they will be realized, if at all.
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY

180 Degree Capital Corp. (including its wholly owned subsidiaries, the "Company," "us," "our" and "we"), withdrew its election to be treated as a business development company on March 30, 2017, and subsequently returned to its prior status as a registered non-diversified closed-end management investment company ("Closed-End Fund" or "CEF") under the Investment Company Act of 1940 (the "1940 Act"). We operate as an internally managed investment company whereby our officers and employees, under the general supervision of our Board of Directors, conduct our operations. From May 22, 2020 to December 24, 2024, we were also registered with the Securities and Exchange Commission as a Registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

180 Degree Private Holdings, LLC ("180PH"), is a wholly owned limited liability company that was created in October 2020 to hold certain of the Company's securities of privately held companies. 180PH is consolidated for financial reporting purposes and is a disregarded entity for tax purposes under the Internal Revenue Code ("Code").

180 Degree Capital BD, LLC ("180BD") was a 100 percent owned subsidiary of the Company that was sold to an unrelated buyer and the transaction closed in February 2023. 180BD was registered by the Company as a broker-dealer with the Financial Industry Regulatory Authority ("FINRA") that was formed to provide services to the Company related to fundraising for co-investment funds and not for investment returns. Historically, the Company consolidated 180BD for financial reporting purposes.

The Company was the Managing Member of 180 Degree Capital Management, LLC ("180CM"), a limited liability company formed to facilitate the opportunity for interested investors to co-invest alongside the Company in individual publicly traded portfolio companies. The Company filed a certificate of cancellation for 180CM in November 2024.

As of December 31, 2024, the Company manages approximately $1.9 million in net assets in a separately managed account ("SMA").

The Company may, in certain cases, receive management fees and carried interest on profits generated on invested capital from any capital under management if and when capital is raised and if and when profits are realized, respectively. The Company did not consolidate the operations of any capital managed in separate series of 180CM, and does not consolidate its separately managed account.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements:

Principles of Consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US ("GAAP") and Articles 6 and 12 of Regulation S-X of the Securities Exchange Commission ("SEC") and include the accounts of the Company and its wholly owned subsidiaries. The Company is an investment company following accounting and reporting guidance in Accounting Standards Codification 946. In accordance with GAAP and Regulation S-X under 17 C.F.R. Part 210, the Company may only consolidate its interests in investment company subsidiaries and controlled operating companies whose business consists of providing services to the Company. Prior to February 2023, our wholly owned subsidiary, 180BD, was a controlled operating company that provided services to us and was, therefore, consolidated. 180PH is a controlled operating company that provide services to us and is, therefore, consolidated. All significant intercompany accounts and transactions were eliminated in the consolidated financial statements.

Use of Estimates. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates, and the differences could be material. The most significant estimates relate to the fair valuations of our investments.

Portfolio Investment Valuations. Investments are stated at "value" as defined in the 1940 Act and in the applicable regulations of the SEC and in accordance with GAAP. Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) the fair value as determined in good faith by, or under the direction of, the Board of Directors for all other assets. The Valuation Committee, comprised of all of the independent Board members, is responsible for determining the valuation of the Company’s assets within the guidelines established by the Board of Directors, pursuant with SEC Rule 2a-5. The Valuation Committee receives information and recommendations from management. The Company may from time to time use an independent valuation firm to review select portfolio company valuations on an as needed basis. The independent valuation firm, when engaged by the Company, does not provide independent valuations. The fair values assigned to these investments are based on available information and do not necessarily represent amounts that might ultimately be realized when that investment is sold, as such amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated or become readily marketable. The Valuation Committee values the Company's investment assets as of the end of each calendar quarter and as of any other time requested by the Board of Directors.

Accounting Standards Codification Topic 820, "Fair Value Measurements," ("ASC 820") defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It applies fair value terminology to all valuations whereas the 1940 Act applies market value terminology to readily marketable assets and fair value terminology to other assets.

The main approaches to measuring fair value utilized are the market approach, the income approach and the hybrid approach.

•Market Approach (M): The market approach focuses on inputs and not techniques. The market approach may use quantitative inputs such as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities and the values of market multiples derived from a set of comparable companies. The market approach may also use qualitative inputs such as progress toward milestones, the long-term potential of the business, current and future financing requirements and the rights and preferences of certain securities versus those of other securities. The selection of the relevant inputs used to derive value under the market approach requires judgment considering factors specific to the significance and relevance of each input to deriving value.
•Income Approach (I): The income approach focuses on techniques and not inputs. The income approach uses valuation techniques to convert future amounts (for example, revenue, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques; and the multi-period excess earnings method, which is used to measure the fair value of certain assets.
•Hybrid Approach (H): The hybrid approach uses elements of both the market approach and the income approach. The hybrid approach calculates values using the market and income approach, individually. The resulting values are then distributed among the share classes based on probability of exit outcomes.

ASC Topic 820 classifies the inputs used to measure fair value by these approaches into the following hierarchy:

•Level 1 (L1): Unadjusted quoted prices in active markets for identical assets or liabilities;

•Level 2 (L2): Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices in active markets for similar assets or liabilities, or quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 inputs are in those markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers; and

•Level 3 (L3): Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those inputs that reflect our own assumptions that market participants would use to price the asset or liability based upon the best available information.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement and are not necessarily an indication of risks associated with the investment.

As of December 31, 2024, our financial statements include investments fair valued by the Board of Directors of $722,829. The fair values were determined in good faith by, or under the direction of, the Board of Directors. The fair value amount includes the values of our investments in legacy privately held companies and rights to future milestone payments, as well as our warrants for the purchase of common stock of Potbelly Corporation, our options for the purchase of common stock of Synchronoss Technologies, Inc., and our restricted common stock of Synchronoss Technologies, Inc.

Cash. Cash includes demand deposits. Cash is carried at cost, which approximates fair value.

Unaffiliated Rights to Payments. At December 31, 2024, the outstanding potential milestone from the acquisition of TARA Biosystems, Inc., by Valo Health, LLC were valued at $70,456. The milestone payments are valued using the probability-adjusted, present value of proceeds from future payments that would be due upon successful completion of certain regulatory milestones. There can be no assurance as to how much of the amounts related to milestone payments that we will ultimately realize or when they will be realized, if at all.

Prepaid Expenses. We include prepaid insurance premiums in "Prepaid expenses." Prepaid insurance premiums are recognized over the term of the insurance contract and are included in "Insurance" in the Company's Consolidated Statement of Operations.

Property and Equipment. Property and equipment are included in "Other assets" and are carried at $3,592 at December 31, 2024, representing cost of $229,818, less accumulated depreciation of $226,226. Depreciation is provided using the straight-line method over the estimated useful lives of the property and equipment. We estimate the useful lives to be five to ten years for furniture and fixtures, and three years for computer equipment.

Post-Retirement Plan Liabilities. Until it was terminated on April 27, 2017, the Company provided a Retiree Medical Benefit Plan for employees who met certain eligibility requirements. Until it was terminated on May 5, 2011, the Company also provided an Executive Mandatory Retirement Benefit Plan for certain individuals employed by us in a bona fide executive or high policy-making position. The net periodic post-retirement benefit cost includes service cost and interest cost on the accumulated post-retirement benefit obligation. Unrecognized actuarial gains and losses are recognized as net periodic benefit cost, pursuant to the Company's historical accounting policy in "Salaries, bonus and benefits" in the Company's Consolidated Statement of Operations. The impact of plan amendments was amortized over the employee's average service period as a reduction of net periodic benefit cost. Unamortized prior service cost was fully amortized during 2017 as a result of the termination of the Retiree Medical Benefit Plan.

Interest Income Recognition. Interest income, including amortization of premium and accretion of discount, is recorded on an accrual basis. When accrued interest is determined not to be recoverable, the Company ceases accruing interest and writes off any previously accrued interest. Write-offs are netted in interest income. Securities are deemed to be non-income producing if investments have not paid dividends or interest within the last 12 months or are on non-accrual status for at least 12 consecutive months. When the fair value of a security that includes PIK interest is less than the accrued interest, the Company may place the security on non-accrued status.

Board Fees From Portfolio Companies. The Company recognizes revenues from board fees as those services are provided.
Management Fees and Performance Fees/Carried Interest from Managed Funds. The Company may be entitled to receive management fees and performance fees from clients including separately managed accounts (SMAs) and special purpose vehicles (SPVs). When applicable, the Company accrues management fees on SPVs that are to be paid upon liquidation of the entity regardless of performance. Performance fees or carried interest, if any, is paid annually by SMAs based on a fixed percentage of the increase in net assets during the year. Performance fees on SPVs, if any, are generally paid based on the amount of increase in net assets at the time of any distribution of capital above the amount of initial invested capital plus accrued expenses. The timing and payment terms of management fees and performance fees for future client accounts may be different than those of our current SMAs.

The Company does not include accruals for carried interest in the consolidated financial statements until such carried interest is received and/or the Company concludes that it is probable that a reversal of any accrual will not occur. The Company did not earn or accrue any carried interest in the year ended December 31, 2024.

Other Income. The Company may purchase restricted securities issued by publicly traded companies that include provisions that provide for payment of partial liquidated damages in the event the issuer does not meet obligations specified in the purchase agreement or other ancillary documents associated with the transaction. These obligations most commonly are associated with the filing of registration statements and/or being up to date with the filing of the issuer's financial statements with the SEC.

Put and Call Options. The Company may purchase options on publicly traded securities as an investment and/or with the intention of limiting its downside risk. When the Company purchases an option, an amount equal to the premium paid is recorded in the Consolidated Statement of Assets and Liabilities as an investment. The Company may also purchase an option at one price and write/sell an option at another price in a simultaneous transaction referred to as a spread. The amount of these assets is subsequently marked-to-market to reflect the current value of the options. In the event that the options are exercised, the Company would be required to deliver those shares to the counterparty. When the options expire unexercised, the Company realizes a loss on the premium paid, or the difference between the premium paid and the premium received, as applicable.

Rent Expense. The Company currently leases and runs daily operations in approximately 1,250 square feet of office space in Montclair, New Jersey. Either the Company or the landlord may terminate the lease at any time with two months' written notice to either party. On November 17, 2021, the Company amended its month-to-month lease to a lease with annual pricing through December 31, 2024, at an average price during the three years covered by the amendment of approximately $30 per square foot. On June 11, 2024, the Company extended the lease agreement for an additional year, starting January 1, 2025 through December 31, 2025, at a price of approximately $32 per square foot. All other terms and conditions remain in full force and effect.

Realized Gain or Loss and Unrealized Appreciation or Depreciation of Portfolio Investments. Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company's cost basis in the investment at the disposition date and the net proceeds received from such disposition. Realized gain or loss on investment transactions are determined by specific identification. Unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment.

Income Taxes. As discussed in Note 9. Income Taxes, the Company did not qualify as a regulated investment company ("RIC") under Subchapter M of the Code in 2024, and will therefore be taxed as a C-Corporation in 2024. The Company did not accrue for any income taxes as of December 31, 2024 as it did not generate ordinary income. The Company has capital loss carryforwards that can be used to offset net realized capital gains. The Company also has operating loss carryforwards that can be used to offset operating income and net realized capital gains in years when it fails to qualify as a RIC. The Company recognizes interest and penalties in income tax expense. See Note 9. Income Taxes for further discussion.

Foreign Currency Translation. The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. If Company has assets denominated in foreign currencies, it does not isolate the portion of the results of operations that arises from changes in foreign currency rates on investments held on its Consolidated Statement of Operations.

Securities Transactions. Securities transactions are accounted for on the date the transaction for the purchase or sale of the securities is entered into by the Company (i.e., trade date). Securities transactions outside conventional channels, such as private transactions, are recorded as of the date the Company obtains the right to demand the securities purchased or to collect the proceeds from a sale and incurs the obligation to pay for the securities purchased or to deliver the securities sold.

Concentration of Credit Risk. The Company places its cash with financial institutions and, at times, cash held in depository accounts may exceed the Federal Deposit Insurance Corporation's insured limit and is subject to the credit risk of such institutions to the extent it exceeds such limit.

Recent Accounting Pronouncements and Adoptions. On November 4, 2024, the Financial Accounting Standards Board ("FASB") issued ASU 2024-03, "Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses." This ASU requires that certain costs to be disclosed in each relevant expense captions. The guidance is effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2026, and early adoption is permitted. This ASU is not expected to have a material impact on the Company's consolidated financial statements.

On June 30, 2022, the FASB issued ASU 2022-03, "Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions." This ASU clarified that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The guidance was effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2023. This ASU was adopted and did not have a material impact on the Company's consolidated financial statements.

NOTE 3. BUSINESS RISKS AND UNCERTAINTIES

Our business activities contain elements of risk. We consider the principal types of market risk to be valuation risk, diversification risk, interest rate risk and foreign currency risk. Although we are risk-seeking rather than risk-averse in our investments, we consider the management of risk to be essential to our business.

Investment Objective

Our investment objective is to generate capital appreciation and current income from investments and investment-related activities such as managed funds and accounts.

Investment Strategy

Our investment strategy on future new investments is focused on generating capital appreciation and current income from investments in what we believe are deeply undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism. Historically, our investment strategy was to achieve long-term capital appreciation investing in venture capital investments. While we continue to provide such resources to our existing legacy portfolio companies, we no longer make venture capital investments. We classify our legacy portfolio companies as Legacy Privately Held Equity and Equity-Related Securities.

We believe we combine new perspectives with the historical knowledge and experience of managing the current portfolio. Our investment approach is comprised of a patient examination of available opportunities through due diligence and close involvement with management of our portfolio companies. We invest our capital directly into portfolio companies or through purchases of securities of publicly traded companies directly and through open-market purchases. We may seek to invest our capital alongside capital from other investors through that we control.

We have discretion in the investment of our capital to achieve our objectives by investing in various types of assets, and we do not currently limit our investments to any security type. Our investments may include, among other asset types: equity, equity-related securities (including warrants and options) and debt with equity features from either private or public issuers; debt obligations of all types having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity; foreign securities; and miscellaneous investments.

Investment Policies

Fundamental policies may not be changed without the approval of the holders of a majority of our voting securities, as defined in the 1940 Act. As a matter of fundamental policy, the Company will not:

(1) Issue senior securities, borrow money from banks, brokers or other lenders, or engage in transactions involving the issuance by us of "senior securities" representing indebtedness, except to the extent permitted under the 1940 Act or the rules, regulations or interpretations thereof.

(2) Underwrite securities of other issuers, except insofar as we may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the disposition of our portfolio securities. We may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act or the rules, regulations or interpretations thereof.

(3) Invest more than 25% of our total assets in the securities of companies or entities engaged in any one industry, or group of industries. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.

(4) Purchase or sell real estate or interests in real estate (except that we may (a) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (b) own the securities of companies that are in the business of buying, selling or developing real estate).

(5) Purchase or sell commodities or commodity contracts, but we may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under the Company's investment policies as in effect from time to time.

(6) Make loans of money or securities to other persons, except through purchasing fixed-income securities or other debt instruments, lending portfolio securities or entering into repurchase agreements in a manner consistent with our investment policies. With respect to these investment restrictions, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of our total assets, unless otherwise stated or required by law, will not constitute a violation of the restriction or policy.

Valuation Risk

We are currently focused on investing in what we believe are deeply undervalued microcapitalization publicly traded companies. Our publicly traded and public company-related securities account for approximately 100 percent of the value of our portfolio of investments. Although these companies are publicly traded, their stock may not trade at high volumes and/or we may own a significant portion of a company's outstanding stock, which may restrict our ability to sell our positions in an orderly fashion and prices at which sales can be made may be volatile and materially different than the closing prices of such positions at each financial statement date. We may also be subject to restrictions on transfer and/or other lock-up provisions after these companies complete public offerings and/or if we invest in unregistered securities of public companies. Many of our legacy privately held and publicly traded companies tend to not have attained profitability, and many of these companies also lack management depth and have limited or no history of operations. Because of the speculative nature of our investments and the lack of a liquid market for and restrictions on transfers of privately held investments, there is greater risk of loss relative to traditional marketable investment securities.

Approximately 2 percent of our portfolio, excluding money market investments, was fair valued and comprised of securities of legacy privately held companies and rights to potential future milestone payments, as well as our warrants of Potbelly Corporation and options and restricted common stock of Synchronoss Technologies, Inc. which are securities of publicly traded companies. Because there is typically no public or readily ascertainable market for our securities of our legacy privately held companies, the valuation of the securities in that portion of our portfolio is determined in good faith by our Valuation Committee, which is comprised of all of the independent members of our Board of Directors. The values are determined in accordance with our Valuation Procedures and are subject to significant estimates and judgments. The fair value of the securities in our portfolio may differ significantly from the values that would be placed on these securities if a ready market for the securities existed. Additionally, inputs may become available after a financial statement date that could result in a material change in value at a future financial statement date from the value reported in the current financial statements. Any changes in valuation are recorded in the Company's Consolidated Statement of Operations as "Change in unrealized appreciation (depreciation) on investments." Changes in valuation of any of our investments in privately held companies from one period to another may be significant.

Diversification Risk

While we are subject to certain diversification requirements regarding the concentration of investments in any one industry or group of industries at the time of each investment, we do not choose investments based on a strategy of diversification. We also do not rebalance the portfolio should one of our portfolio companies increase in value substantially relative to the rest of the portfolio.  Therefore, the value of our portfolio may be more vulnerable to microeconomic events affecting a single sector, industry or portfolio company and to general macroeconomic events that may be unrelated to our portfolio companies. These factors may subject the value of our portfolio to greater volatility than a company that follows a diversification strategy. As of December 31, 2024, our largest 10 investments by value, excluding money market investments, accounted for approximately 98 percent of the value of our investment portfolio. Our largest three investments, by value, excluding money market investments, Potbelly Corporation, Synchronoss Technologies, Inc., and Brightcove, Inc., accounted for approximately 25 percent, 20 percent and 11 percent, respectively, of our investment portfolio at December 31, 2024. Potbelly Corporation, Synchronoss Technologies, Inc. and Brightcove, Inc. are publicly traded companies.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We may invest in both short- and long-term U.S. government and agency securities. To the extent that we invest in short- and long-term U.S. government and agency securities, changes in interest rates result in changes in the value of these obligations that result in an increase or decrease of our net asset value. The level of interest rate risk exposure at any given point in time depends on the market environment, the expectations of future price and market movements, and the quantity and duration of long-term U.S. government and agency securities held by the Company, and it will vary from period to period.

In addition, market interest rates for high-yield corporate debt may be an input in determining value of our investments in debt securities of privately held and publicly traded companies. Significant changes in these market rates could affect the value of our debt securities as of the valuation date of measurement of value. While we do not currently have any investments in debt securities with floating interest rates, investment income in such securities should we acquire them in the future could be adversely affected by changes in interest rates.

Foreign Currency Risk

We may from time to time invest in securities that are denominated in foreign currencies. As of December 31, 2024, our investments were not subject to foreign currency risk as they were all denominated in U.S. dollars.

NOTE 4. FAIR VALUE OF INVESTMENTS

At December 31, 2024, our financial assets valued at fair value were categorized as follows in the fair value hierarchy:

	Fair Value Measurement at Reporting Date Using:
Description	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2024
Publicly Traded Equity and Equity-Related Securities:
Common Stock	$40,086,708	$103,665	$0	$40,190,373
Money Market Mutual Funds - Institutional Class Shares	6,000,000	0	0	6,000,000
Warrants/Stock Options	0	0	373,708	373,708

Legacy Privately Held Equity and Equity-Related Securities:
Preferred Stock	$0	$0	$75,000	$75,000
Common Stock	0	0	0	0
LLC Interests	0	0	100,000	100,000
Total Investments:	$46,086,708	$103,665	$548,708	$46,739,081

Other Financial Instruments:
Rights to Milestone Payments	$0	$0	$70,456	$70,456
Total Financial Assets:	$46,086,708	$103,665	$619,164	$46,809,537

Significant Unobservable Inputs

The table below presents the valuation technique and quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurements of Level 3 assets. Unobservable inputs are those inputs for which little or no market data exists and, therefore, require an entity to develop its own assumptions.

	Value as of December 31, 2024	Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))

			Volatility	43.6% - 79.9% (45.7%)
Warrants / Options	$373,708	Income Approach	Time to Exit (Years)	1.1 - 5.9 (1.4)
Preferred Stock	0	Income Approach	Public Comparable Adjustment (Including Non-Performance Risk)	-100.0% (0.0%)
Preferred Stock	75,000	Market Approach	Bid/Ask	$75,000 ($75,000)
Common Stock	0	Income Approach	Public Comparable Adjustment (Including Non-Performance Risk)	-100.0% (-100.0%)
LLC Profit Interests	100,000	Market Approach	Bid/Ask	$100,000 ($100,000)
			Probability of Achieving Independent Milestones	5.0% (5.0%)
			Probability of Achieving Dependent Milestones	2.4% - 3.7% (3.1%)
Rights to Payments	70,456	Income Approach	Time to Cash Flows (Years)	2.5 - 4.5 (3.5)
Total	$619,164

(a) Weighted average based on fair value at December 31, 2024.

Valuation Methodologies and Inputs for Level 3 Assets

The following sections describe the valuation techniques and significant unobservable inputs used to measure Level 3 assets.

Preferred Stock, LLC Interests, and Common Stock

Preferred stock, LLC interests, and common stock are valued by either a market, income or hybrid approach using internal models with inputs, most of which are not market observable. Common inputs for valuing Level 3 investments include prices from recently executed private transactions in a company’s securities or unconditional firm offers, revenue multiples of comparable publicly traded companies, merger and acquisition ("M&A") transactions consummated by comparable companies, discounts for lack of marketability, rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued, particularly related to potential liquidity scenarios of an initial public offering ("IPO") or an acquisition transaction, estimated time to exit, volatilities of comparable publicly traded companies and management’s best estimate of risk attributable to non-performance risk. Certain securities are valued using the present value of future cash flows. Common inputs for valuing Level 2 investments include adjustment for lack of marketability on unregistered securities, and material information released by public companies subsequent to the closing price on date of the valuation.

We may also consider changes in market values for sets of comparable companies when recent private transaction information is not available and/or in consideration of non-performance risk. We define non-performance risk as the risk that the price per share (or implied valuation of a portfolio company) or the effective yield of a debt security of a portfolio company, as applicable, does not appropriately represent the risk that a portfolio company with negative cash flow will be: (a) unable to raise capital, will need to be shut down and will not return our invested capital; or (b) able to raise capital, but at a valuation significantly lower than the implied post-money valuation of the last round of financing.  We assess non-performance risk for each private portfolio company quarterly. Our assessment of non-performance risk typically includes an evaluation of the financial condition and operating results of the company, the company's progress towards milestones, and the long-term potential of the business and technology of the company and how this potential may or may not affect the value of the shares owned by us. An increase to the non-performance risk or a decrease in the private offering price of a future round of financing from that of the most recent round would result in a lower fair value measurement and/or a change in the distribution of value among the classes of securities we own.

Option pricing models place a high weighting on liquidation preferences, which means that small differences in how the preferences are structured can have a material effect on the fair value of our securities at the time of valuation and also on future valuations should additional rounds of financing occur with senior preferences. As such, valuations calculated by option pricing models may not increase if 1) rounds of financing occur at higher prices per share, 2) liquidation preferences include multiples on investment, 3) the amount of invested capital is small and/or 4) liquidation preferences are senior to prior rounds of financing. Additionally, an increase in the volatility assumption generally increases the enterprise value calculated in an option pricing model. An increase in the time to exit assumption also generally increases the enterprise value calculated in an option pricing model. Variations in the expected time to exit or expected volatility assumptions have a significant impact on fair value.

Warrants and Stock Options

We use the Black-Scholes-Merton option-pricing model to determine the fair value of warrants and stock options held in our portfolio unless there is a publicly traded active market for such securities or another indication of value such as a sale of the portfolio company or an expectation that we may exercise the security prior to expiration. Option pricing models, including the Black-Scholes-Merton model, require the use of subjective input assumptions, including expected volatility, expected life, expected dividend rate, and expected risk-free rate of return. In the Black-Scholes-Merton model, variations in the expected volatility or expected term assumptions have a significant impact on fair value.

An input to the Black-Scholes-Merton option-pricing model is the value per share of the type of stock for which the warrant is exercisable as of the date of valuation. This input is derived according to the methodologies discussed in "Preferred Stock, Preferred Units, LLC Interests, Common Stock and Common Units."

Rights to Milestone Payments

Rights to milestone payments are valued using a probability-weighted discounted cash flow model. We are entitled to potential future payments from the acquisition of TARA Biosystems, Inc. by Valo Health, LLC. We assign probabilities to the achievements of the various milestones. Milestones identified as independent milestones can be achieved irrespective of the achievement of other contractual milestones. Dependent milestones are those that can only be achieved after another, or series of other, milestones are achieved. The interest rates used in these models are observable inputs from sources such as the published interest rates for corporate bonds of the acquiring or comparable companies.

Changes in Valuation Approaches

During the year ended December 31, 2024, the valuation approach for EchoPixel, Inc., changed from the Income Approach to the Market Approach owing to the primary input of a bid/ask spread being used as the basis for determining value rather than option pricing models.

The following chart shows the components of change in the financial assets categorized as Level 3 for the year ended December 31, 2024:

	Beginning Balance 1/1/2024	Total Realized Gains (Loss) Included in Changes in Net Assets		Transfers	Total Unrealized (Depreciation) Appreciation Included in Changes in Net Assets	Investments in Portfolio Companies	Disposals and Settlements	Ending Balance 12/31/2024	Amount of Total Appreciation (Depreciation) for the Year included in Changes in Net Assets Attributable to the Change in Unrealized Gains or Losses Relating to Assets Still Held at the Reporting Date

Warrants/Stock Options	$480,114	$(112,854)	1	$0	$6,448	$0	$0	$373,708	$(106,406)

Preferred Stock	319,975	(597,307)	1	0	466,386	0	(114,054)	75,000	(126,439)

Common Stock	15,091	(108,258)		0	93,167	0	0	0	0

LLC Interests	150,000	0		0	(50,000)	0	0	100,000	(50,000)

Rights to Milestone Payments	1,356,391	161,512	1	0	(136,136)	0	(1,311,311)	70,456	(136,137)

Total	$2,321,571	$(656,907)		$0	$379,865	$0	$(1,425,365)	$619,164	$(418,982)

1 Represents gross realized gains or gross realized losses.

NOTE 5. INDUSTRY DIVERSIFICATION

The following table shows the percentage of our net assets invested by industry, other than money market investments, as of December 31, 2024.

Industry	Value as of December 31, 2024	% of Net Assets	Value as of December 31, 2024	% of Net Assets
Advertising			$2,338,634	5.0%
Unaffiliated Portfolio Companies	$0	0.0%
Non-Controlled Affiliated Portfolio Companies	2,338,634	5.0%
Application Software			8,331,780	18.0%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	8,331,780	18.0%
Asset Management & Custody Banks			100,000	0.2%
Unaffiliated Portfolio Companies	100,000	0.2%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Communications Equipment			2,703,293	5.8%
Unaffiliated Portfolio Companies	2,703,293	5.8%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Construction Machinery & Heavy Trucks			1,016,800	2.2%
Unaffiliated Portfolio Companies	1,016,800	2.2%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Electronic Manufacturing Services			1,847,498	4.0%
Unaffiliated Portfolio Companies	1,847,498	4.0%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Health Care Equipment			75,000	0.2%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	75,000	0.2%
Health Care Technology			0	0.0%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Interactive Media & Services			1,330,609	2.9%
Unaffiliated Portfolio Companies	1,330,609	2.9%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Internet Services & Infrastructure			4,583,073	9.9%
Unaffiliated Portfolio Companies	4,583,073	9.9%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Pharmaceuticals			70,456	0.2%
Unaffiliated Portfolio Companies	70,456	0.2%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Restaurants			10,630,719	22.9%
Unaffiliated Portfolio Companies	10,630,719	22.9%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Steel			4,223,245	9.1%
Unaffiliated Portfolio Companies	4,223,245	9.1%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Technology Hardware, Storage & Peripherals			3,558,430	7.7%
Unaffiliated Portfolio Companies	3,558,430	7.7%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Total	$40,809,537		$38,962,039

NOTE 6. DERIVATIVES

During the year ended December 31, 2024, the Company did not purchase or sell any derivative securities. The Company was assigned all economic benefit for options for the purchase of Common Stock and restricted stock units of Synchronoss Technologies, Inc., that were issued to Kevin M. Rendino, Chairman, Chief Executive Officer and Portfolio Manager of the Company for his service on the Board of Directors of Synchronoss Technologies.

The following table presents the effect of derivatives held during the year ended December 31, 2024, along with the respective location in the consolidated financial statements.

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES:

	Assets		Liabilities
Derivatives	Location	Fair Value	Location	Fair Value
Warrants for the purchase of Common Stock of Potbelly Corporation expiring 2/12/26 (acquired 2/10/21)	Investments	$351,558	--	--

Stock Options for the purchase of Common Stock of Synchronoss Technologies, Inc. expiring 12/4/30 (acquired 12/4/23)	Investments	22,150	--	--

CONSOLIDATED STATEMENT OF OPERATIONS:

Derivatives	Location	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)
Warrants for the purchase of Common Stock of Potbelly Corporation expiring 2/12/26	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	$0	$(115,927)

Warrants for the purchase of Common Stock of Magnolia Neurosciences Corporation expiring 8/3/28	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	(112,854)	112,854

Stock Options for the purchase of Common Stock of Synchronoss Technologies, Inc. expiring 12/4/30	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	0	9,521

NOTE 7. OFFICERS' AND BOARD OF DIRECTORS' COMPENSATION

The aggregate compensation (salaries, 401(k) employer match, medical and dental benefits) paid by the Company during the year ended December 31, 2024, to its officers amounted to approximately $1.8 million. As of December 31, 2024, there is no accrual for deferred bonuses.

The aggregate compensation paid by the Company to the independent members of its Board of Directors during the year ended December 31, 2024 was $232,500.

Certain officers and directors currently and may in the future serve as members of the board of directors of our portfolio companies, including our controlled portfolio companies. These officers and directors do not receive any compensation for serving in such roles directly from the portfolio companies. Any such cash compensation paid by portfolio companies to members of their respective boards of directors is paid directly to the Company. In the case of securities-based compensation (restricted stock or stock options), the officer or director due such compensation assigns all beneficial interest, including but not limited to economic benefit and voting control, to such securities over to the Company.

NOTE 8. EMPLOYEE BENEFITS

401(k) Plan

We adopted a 401(k) Plan covering substantially all of our employees. Matching contributions to the plan are at the discretion of the Compensation Committee. For the year ended December 31, 2024, the Compensation Committee approved a 100 percent match, which amounted to approximately $122,333.

Medical Benefit Retirement Plan

We historically administered a plan to provide medical and dental insurance for retirees and their spouses who, at the time of their retirement, attained certain years of service with us and a certain age (the "Medical Benefit Retirement Plan"). On April 27, 2017, the Board of Directors terminated the plan. The termination does not affect benefits accrued by former employees who are grandfathered under the former terms of the plan, and the termination of the plan does not affect benefits accrued by certain former employees who were grandfathered under the amended terms of the plan. The Medical Benefit Retirement Plan was terminated for all other employees. At December 31, 2024, we had $352,480 accrued for accumulated post-retirement benefit obligation for certain of these former employees, which is included in "Post-retirement plan liabilities" on the Company's Consolidated Statement of Assets and Liabilities.

The post-retirement plan is unfunded and has no assets. The following disclosures about changes in the benefit obligation under the plan to provide medical and dental insurance for retirees are as of the measurement date of December 31, 2024:

2024
Accumulated post-retirement benefit obligation - December 31, 2023	$494,944
Interest cost	22,140
Actuarial gain	(132,342)
Benefits paid	(32,262)
Accumulated post-retirement benefit obligation - December 31, 2024	$352,480

In accounting for the plan, the assumption made for the discount rate was 5.37 percent for the year ended December 31, 2024. The discount rate was calculated using the December 31, 2024 FTSE Pension Liability Index. The assumed health care cost trend rates is assumed to be 7.5 percent in 2024 grading down to 6.60 percent uniformly over 3 years and then following the Getzen model thereafter for medical and 5 percent per year for dental.

The following is the net periodic post-retirement benefit cost for the year ended December 31, 2024:

2024
Interest cost on accumulated post-retirement benefit obligation	$22,140
Amortization of net gain	(19,978)
Net periodic post-retirement benefit cost	$2,162

The Company estimates the following benefits to be paid in each of the following years:

2025	$23,529
2026	44,400
2027	45,098
2028	25,607
2029	25,890
2030 through 2034	125,967

For the year ended December 31, 2024, net unrecognized actuarial loss of $112,364 resulted primarily from the decrease in the discount rate, which represents $132,342 of actuarial gain arising during the year, and from a reclassification adjustment of $19,978 that decreased the net periodic benefit cost for the year.

Executive Mandatory Retirement Benefit Plan

On May 5, 2011, the Board of Directors terminated the Amended and Restated Executive Mandatory Retirement Benefit Plan. Our former President accrued benefits under this plan prior to his retirement, and the termination of this plan had no impact on his accrued benefits. Following his death in October 2024, the Company has no further liabilities regarding these benefits as of December 31, 2024.

NOTE 9. INCOME TAXES

The Company filed for the 1999 tax year to elect treatment as a RIC under Subchapter M of the Code and qualified for the same treatment for the years 2000 through 2015, as well as 2017 and 2019. The Company did not qualify as a RIC under Subchapter M of the Code in 2016, 2018, 2020, 2021, 2022, 2023 and 2024. The Company did not have net taxable income in any of 2016, 2018, 2020, 2021, 2022, 2023 or 2024, so the failure to qualify as a RIC did not result in a tax liability for the Company. Under the Code, if the Company fails to qualify as a RIC three years in a row, it would be subject to taxation as a C-Corporation on built-in gains should realization of those gains occur within five years of the date of the last annual failure even if the Company qualified as a RIC in a future year.

As of December 31, 2024, the Company did not qualify as a RIC, and will therefore be taxed as a C-Corporation in 2024, as a result of failing certain Diversification Tests. The failure to qualify as a RIC in 2024 will be the fifth year in a row that such qualification was not attained. As of December 31, 2024, the Company did not have any built-in gains that would be subject to taxation as a C-Corporation should the Company qualify as a RIC in a future year. Additionally, should the Company qualify as a RIC in a future year, it would be required to distribute any accumulated and undistributed ordinary income and/or undistributed long-term capital gains. As of December 31, 2024, the Company did not have any undistributed ordinary income and/or undistributed long-term capital gains. As a C-Corporation, the Company is permitted to use historical operating loss carryforwards to offset income and gains for tax purposes. As of December 31, 2024, the Company had approximately $91.4 million in operating loss carryforwards that begin to expire in 2026.

The Company's status as a RIC is irrevocable, but qualification is measured both quarterly and annually. Given the Company's status as a RIC and that the ability or inability to use such operating loss carryforwards depends on qualification metrics measured in each taxable year separate from prior years, the Company does not include a deferred tax asset and valuation allowance on deferred tax asset on its Consolidated Statement of Assets and Liabilities.

Under certain circumstances, even if we qualified for Subchapter M treatment for a given year, we might act in a subsequent year to ensure that we would be taxed in that subsequent year as a C Corporation, rather than as a RIC. We will fail to qualify for RIC tax treatment for a taxable year if we do not satisfy the 90 percent Income Test, the Diversification Tests or Annual Distribution Requirement for such year. In the event we do not satisfy the 90 percent Income Test, Diversification Tests or the Annual Distribution Requirement for any taxable year, we will be subject to federal tax with respect to all our taxable income, whether or not distributed. In addition to the corporate tax that would be paid by the Company, all our distributions to shareholders in that situation generally will be taxable as ordinary dividends and generally subject to up to a 30 percent withholding tax if received by a non-U.S. shareholder, although such dividends may qualify for long-term capital gain treatment as "qualified dividends" for U.S. shareholders meeting certain holding period requirements. If the aggregate values of our non-qualifying assets remain below 50 percent of total assets and no non-qualifying asset represents more than 25 percent of the total assets, we will continue to pass the Diversification Tests. Rather than selling portfolio companies that are performing well in order to pass our RIC Diversification Tests, we may opt instead not to qualify as a RIC. We will choose to take such action only if we believe that the result of the action will benefit the Company and our shareholders.

For federal tax purposes, the Company’s 2021 through 2023 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations. Generally, for New Jersey state tax purposes, the Company’s 2020 through 2023 tax years remain open for examination by the tax authorities under a four-year statute of limitations. The Company will file its 2024 federal and state taxes.
For the year ended December 31, 2024, the Company recorded a consolidated expense of $153 in federal, state and local income taxes.
The Company updated certain components of capital accounts on a tax-basis in 2024, to reflect a return of capital statement of position ("ROCSOP") adjustment. This ROCSOP adjustment includes the reclassification of $4,019,686 of accumulated net operating loss into additional paid in capital. This reclassification results primarily from certain non-deductible expenses and net operating loss. There is no impact to net asset value per share as a result of this ROCSOP adjustment. This adjustment may change in future years if the Company does not qualify as a RIC in a given tax year.
As of December 31, 2024, the Company's net unrealized depreciation of $25,839,197 was comprised of unrealized depreciation of $33,964,151 and unrealized appreciation is $8,124,954. The book cost of investments is $72,648,734. As of December 31, 2024, the Company's net tax unrealized depreciation of $24,878,811 was comprised of tax unrealized depreciation of $33,003,765 and tax unrealized appreciation is $8,124,954. The tax cost of investments is $71,688,348. As of December 31, 2024, the Company was in a loss position and therefore did not have any undistributed ordinary income and/or undistributed long-term capital gains.

As of December 31, 2024, we had loss carryforwards in aggregate of $23,460,501, long term. Capital losses for the year ended December 31, 2024, were $3,670,653. As of December 31, 2024, we had cumulative capital losses, which were derived during years when the Company failed as a RIC, totaling $10,438,040, which may be carried back 3 years or carried forward 5 years. As of December 31, 2024, we had post-enactment cumulative capital losses under the provisions of the Regulated Investment Company Modernization Act of 2010 (the "Act"), which were derived during years when the Company qualified as a RIC, totaling $13,022,461. Post-enactment losses have no expiration date.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the "2017 Act") was enacted, which among other changes, lowered the tax rates for corporations and how future loss carryforwards can be used against future gains. The change of the federal corporate tax rate from 35 percent to 21 percent in the 2017 Act may impact future decisions regarding the issuance of deemed dividends should the Company failed to qualify as a RIC under Subchapter M of the Code and be in a net taxable gain position on investments.
NOTE 10. COMMITMENTS AND CONTINGENCIES

Portfolio companies may seek additional capital in the future and any decision by the Company to not participate in the round of financing could result in outcomes that negatively impact the value of the Company's securities of those portfolio companies.

On June 11, 2024, the Company signed an extension of its lease to December 31, 2025, under substantially similar terms of its original lease. Upon an event of default, the lease provides that the landlord may terminate the lease and require us to pay all rent that would have been payable during the remainder of the lease or until the date the landlord re-enters the premises.

NOTE 11. PORTFOLIO PURCHASES AND SALES

During the year ended December 31, 2024:

Company	Purchases/Cost	Sales Proceeds/Distributions
Arena Group Holdings, Inc.	$1,642	$0
Ascent Industries Co.	708,237	0
Aviat Networks, Inc.	2,639,612	2,108,445
Brightcove, Inc.	2,402,187	1,447,727
Commercial Vehicle Group, Inc.	589,174	121,404
comScore, Inc.	1,200,384	5,371
D-Wave Quantum, Inc.	0	774,036
Hudson Technologies, Inc.	639,950	570,387
Intevac, Inc.	383,020	145,984
Lantronix, Inc.	2,416,520	2,530,071
Mama's Creations, Inc.	0	3,316,833
Potbelly Corporation	940,062	4,153,834
Quantum Corporation	504,633	4,028,108
Rayonier Advanced Materials, Inc.	0	2,003,300
RF Industries, Ltd.	82,684	0
Synchronoss Technologies, Inc. (1)	253,404	0
Miscellaneous Common Stocks (2)	58,706	45,857
Total Publicly Traded Equity and Equity-Related Securities Purchases and Sales Proceeds	$12,820,215	$21,251,357

Rights to Milestone Payments from Acquisition of TARA Biosystems, Inc.	$0	$1,311,311
Magnolia Neurosciences Corporation	0	119,416
AutoTech Ventures Management I, LLC	0	3,914
Total Legacy Privately Held Equity and Equity-Related Securities Cost and Distributions	$0	$1,434,641
Total Purchases/Cost and Sales Proceeds/Distributions	$12,820,215	$22,685,998

(1) During the year ended December 31, 2024, the Company received restricted stock units from Synchronoss Technologies, Inc. ("SNCR") which were issued to the Company for Kevin Rendino's service on the Board of Directors of SNCR. These restricted stock units had a cost basis of $77,040 on the date the restricted stock units vested. Amounts related to restricted stock units are also presented as "Board fee from portfolio companies - stock grant" on the Company's Consolidated Statement of Cash Flows.

(2) Miscellaneous Common Stocks are unrestricted common stocks of publicly traded companies that the Company has not disclosed publicly.

NOTE 12. SHARE REPURCHASE PROGRAM

On August 5, 2024, our Board reauthorized the repurchase of up to $5 million of the Company's common stock within a six-month period from the date of notice to investors, which notice was mailed on or about August 20, 2024. As of December 31, 2024, no repurchases under this reauthorization have occurred.

NOTE 13. RELATED PARTY TRANSACTIONS

We have historically provided managerial assistance to some of our portfolio companies, including serving as members of the board of directors. In certain cases, we receive fees for providing such assistance. During the year ended December 31, 2024, we received fees totaling $65,000 in cash and $77,040 in stock grant, included in the Company's Consolidated Statement of Operations in "Board fees from portfolio companies."

NOTE 14. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through the date these financial statements were issued. Based upon this evaluation, management has determined there were no items requiring adjustment of the financial statements. Management does note the following:

On January 17, 2025, the Company announced that it had entered into a definitive agreement (the "Merger Agreement") to combine with Mount Logan Capital Inc. ("Mount Logan") in an all-stock transaction (the "Business Combination"). The surviving entity is expected to be a Delaware corporation operating as Mount Logan Capital Inc. ("New Mount Logan") listed on Nasdaq under the symbol MLCI. In connection with the Business Combination, 180 Degree Capital shareholders will receive proportionate ownership of New Mount Logan determined by reference to 180 Degree Capital's net asset value at closing relative to a valuation of Mount Logan of approximately $67.4 million at signing, subject to certain pre-closing adjustments. The Business Combination is currently expected to close in mid-2025, subject to regulatory and shareholder approvals. There are no changes to the Company's Investment Policies or Investment Objectives in conjunction with the signing of the definitive agreement for the Business Combination. In conjunction with the signing of the Merger Agreement, the Company paid $500,000 for a fairness opinion to Fenchurch Advisory Partners US, Inc. ("Fenchurch"), a financial advisor retained by the special committee of the Board of Directors of the Company. The Company has agreed to pay Fenchurch a net fee of $1,000,000 should the Business Combination close successfully.

NOTE 15. INVESTMENTS AND ADVANCES TO AFFILIATES - SCHEDULE 12-14

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Net Realized Gain (Loss)	Value as of December 31, 2023	Gross Additions (C)	Gross Reductions (D)	Net Change in Unrealized Appreciation (Depreciation)	Value as of December 31, 2024
NON-CONTROLLED AFFILIATED LEGACY PRIVATELY HELD EQUITY & EQUITY-RELATED SECURITIES(E):
EchoPixel, Inc.	Series Seed Convertible Preferred Stock	$0	$0	$105,304	$0	$(61,260)	$(61,260)	$44,044
	Series Seed-2 Convertible Preferred Stock	0	0	37,818	0	(22,313)	(22,313)	15,505
	Series A-2 Convertible Preferred Stock	0	0	58,317	0	(42,866)	(42,866)	15,451
HALE.life Corporation	Common Stock	$0	$0	$0	$0	$0	$0	$0
	Series Seed-1 Convertible Preferred Stock	0	0	0	0	0	0	0
	Series Seed-2 Convertible Preferred Stock	0	0	0	0	0	0	0
Total Non-Controlled Affiliated Legacy Privately Held Equity & Equity-Related Securities		$0	$0	$201,439	$0	$(126,439)	$(126,439)	$75,000

NON-CONTROLLED AFFILIATED PUBLICLY TRADED EQUITY & EQUITY-RELATED SECURITIES(E):
comScore, Inc.	Common Stock	$0	$(21,759)	$5,481,909	$0	$(3,143,275)	$(4,316,529)	$2,338,634
Synchronoss Technologies, Inc.	Common Stock	$0	$0	$5,134,732	$3,071,233	$0	$2,894,869	$8,205,965
	Common Stock - Restricted	0	0	0	103,665	0	26,625	103,665
	Options for Common Stock	0	0	12,629	9,521	0	9,521	22,150
		$0	$(21,759)	$10,629,270	$3,184,419	$(3,143,275)	$(1,385,514)	$10,670,414
Total Non- Controlled Affiliated Publicly Traded Equity & Equity-Related Securities		$0	$(21,759)	$10,830,709	$3,184,419	$(3,269,714)	$(1,511,953)	$10,745,414

(A)Common stock, warrants, options, membership units and, in some cases, preferred stock are generally non-income producing and restricted. The principal amount of debt and the number of shares of common and preferred stock and number of membership units are shown in the accompanying Consolidated Schedule of Investments as of December 31, 2024.

(B)Represents the total amount of interest or dividends credited/(debited) to income for the portion of the period an investment was a control or affiliate investment, as appropriate. Amounts credited to preferred or common stock represent accrued bridge note interest related to conversions that occurred during the year ended December 31, 2024.

(C)Gross additions include increases in investments resulting from new portfolio investments, paid-in-kind interest or dividends, the amortization of discounts and fees. Gross additions also include net increases in unrealized appreciation or decreases in unrealized depreciation.

(D)Gross reductions include decreases in investments resulting from principal collections related to investment repayments or sales, the amortization of premiums and acquisition costs. Gross reductions also include net increases in unrealized depreciation or decreases in unrealized appreciation.

(E)"Non-Controlled Affiliated" is defined as ownership of five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold the right to appoint one or more members to the portfolio company’s board of directors, but less than 25 percent of the members of the board of directors.

Line for Schedule of Investments	Method / Level	Primary Industry	# of Shares Purchased/Principal	Cost of TURN's Investment	Valuation
Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities
comScore, Inc.		Advertising
Common Stock	(L1)		400,451	$13,348,438	$2,338,634
Synchronoss Technologies, Inc.		Application Software
Common Stock	(L1)		854,788	$12,933,202	$8,205,965
Common Stock - Restricted	(M) (L3)		12,000	77,040	103,665
				$13,010,242	$8,309,630
Total Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities (23.0%)				$26,358,680	$10,648,264

Legacy Privately Held Equity and Equity-Related Securities
EchoPixel, Inc.		Health Care Equipment
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(M) (L3)		4,194,630	$1,250,000	$44,044
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(M) (L3)		1,476,668	500,000	15,505
Series A-2 Convertible Preferred Stock (acquired 3/23/17)	(M) (L3)		1,471,577	350,000	15,451
				$2,100,000	$75,000
HALE.life Corporation		Health Care Technology
Common Stock (acquired 3/1/16)	(I) (L3)		1,000,000	$10	$0
Series Seed-1 Convertible Preferred Stock (acquired 3/28/17)	(I) (L3)		11,000,000	1,896,920	0
Series Seed-2 Convertible Preferred Stock (acquired 12/28/18)	(I) (L3)		12,083,132	2,500,000	0
				$4,396,930	$0

Total Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities (0.2%)				$6,496,930	$75,000

Non-Controlled Affiliated Derivative Securities
Synchronoss Technologies, Inc.		Application Software
Stock Options for Common Stock Expiring 12/4/30 (acquired 12/4/23)	(I) (L3)		3,334	$0	$22,150
Total Non-Controlled Affiliated Derivative Securities (0.0%)				$0	$22,150

Total Non-Controlled Affiliated Securities (23.2%)				$32,855,610	$10,745,414

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of 180 Degree Capital Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities of 180 Degree Capital Corp. (the “Company”), including the consolidated schedule of investments as of December 31, 2023, and the related consolidated statements of operations, cash flows, and changes net in assets, and the consolidated financial highlights for the year then ended, and the related notes (collectively referred to as the “financial statements”). The consolidated statement of changes in net assets for the year ended December 31, 2022, and the consolidated financial highlights for each of the years in the four-year period ended December 31, 2022 were audited by another independent registered public accounting firm whose report, dated February 27, 2023, expressed an unqualified opinion on the consolidated statement of changes in net assets and the consolidated financial highlights. In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, the consolidated results of its operations and its cash flows, consolidated changes in its net assets and the consolidated financial highlights for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2023, by correspondence with the custodian, transfer agent and issuers of privately offered securities. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2023.

/s/ EisnerAmper LLP
New York, New York
February 20, 2024

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES

December 31, 2023
ASSETS
Investments in securities and other financial instruments, at value:
Unaffiliated publicly traded equity and equity-related securities (cost: $30,544,168)	$21,305,497
Unaffiliated legacy privately held equity and equity-related securities (cost: $819,619)	283,627
Non-controlled affiliated publicly traded equity and equity-related securities (cost: $40,836,951)	26,894,724
Non-controlled affiliated legacy privately held equity and equity-related securities (cost: $6,496,930)	201,439
Unaffiliated derivative securities (cost: $112,854)	0
Non-controlled affiliated derivative securities (cost: $224,849)	480,114
Unaffiliated rights to payments (cost: $1,149,799)	1,356,391
Unaffiliated money market fund securities (cost: $96,445)	96,445
Cash	282,167
Prepaid expenses	218,089
Lease asset	36,078
Other assets	16,378
Total assets	$51,170,949
LIABILITIES & NET ASSETS

Post-retirement plan liabilities	$627,286
Accounts payable and accrued liabilities	289,425
Lease obligation	36,078
Total liabilities	$952,789
Commitments and contingencies (Note 10)
Net assets	$50,218,160
Net assets are comprised of:
Preferred stock, $0.10 par value, 2,000,000 shares authorized; none issued	$0
Common stock, $0.03 par value, 15,000,000 shares authorized; 11,541,079 issued	334,594
Additional paid in capital	105,597,715
Total accumulated distributable loss	(49,453,226)
Treasury stock, at cost 1,540,938 shares	(6,260,923)
Net assets	$50,218,160
Shares outstanding	10,000,141
Net asset value per outstanding share	$5.02

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2023
Income:
Dividend	$28,156
Interest-Unaffiliated money market fund securities	26,837
Total income	54,993
Operating fees and expenses:
Salaries, bonus and benefits	1,972,850
Professional	768,287
Administration and operations	255,356
Directors	253,517
Insurance	231,298
Software	207,949
Rent	36,245
Custody	31,940
Other	8,159
Total operating expenses	3,765,601
Net investment loss before income tax expense	(3,710,608)
Income tax expense	833
Net investment loss	(3,711,441)
Net realized gain (loss) from investments:
Unaffiliated publicly traded equity and equity-related securities	4,919,236
Unaffiliated legacy privately held equity and equity-related securities	(8,252,168)
Non-controlled affiliated publicly traded equity and equity-related securities	1,009,539
Controlled affiliated equity and equity-related securities	(2,923,003)
Unaffiliated rights to payments	(548,998)
Net realized loss from investments	(5,795,394)
Sale of equity-180 Degree Capital BD, LLC (Note 2)	100,000
Net realized loss	(5,695,394)
Change in unrealized (depreciation) appreciation on investments:
Unaffiliated publicly traded equity and equity-related securities	(5,699,016)
Unaffiliated legacy privately held equity and equity-related securities	2,060,982
Non-controlled affiliated publicly traded equity and equity-related securities	(1,570,022)
Non-controlled affiliated legacy privately held equity and equity-related securities	42,553
Controlled affiliated equity and equity-related securities	216,431
Unaffiliated rights to payments	684,316
Net change in unrealized depreciation on investments	(4,264,756)
Net realized loss and change in unrealized depreciation on investments	(9,960,150)
Net decrease in net assets resulting from operations	$(13,671,591)
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2023
Cash flows provided by operating activities:
Net decrease in net assets resulting from operations	$(13,671,591)
Adjustments to reconcile net decrease in net assets resulting from operations to net cash provided by operating activities:
Net realized loss	5,695,394
Net change in unrealized depreciation on investments	4,264,756
Depreciation of fixed assets	9,073
Purchase of unaffiliated publicly traded equity and equity-related securities	(13,494,045)
Purchase of non-controlled affiliated publicly traded equity and equity-related securities	(5,110,813)
Purchase of unaffiliated money market fund securities, net	(96,445)
Proceeds from sale of unaffiliated publicly traded equity and equity-related securities	19,757,440
Proceeds from sale of unaffiliated legacy privately held equity and equity-related securities	37,175
Proceeds from sale of non-controlled affiliated publicly traded and equity-related securities	2,296,280
Distribution from unaffiliated rights to payments	1,621,741
Proceeds from sale equity of 180 Degree Capital BD, LLC	100,000
Changes in assets and liabilities:
Decrease in receivable from managed funds	152,151
Decrease in receivable from securities sold	108,512
Decrease in prepaid expenses	32,350
Increase in other assets	(313)
Decrease in other receivables	2,278
Decrease in post-retirement plan liabilities	(18,351)
Decrease in accounts payable and accrued liabilities	(218,792)
Decrease in payable for securities purchased	(180,971)
Net cash provided by operating activities	1,285,829
Cash flows from investing activities
Purchase of fixed assets	(3,723)
Net cash used in investing activities	(3,723)
Cash flows from financing activities
Purchase of treasury stock	(1,655,398)
Net cash used in financing activities	(1,655,398)
Net decrease in cash	(373,292)
Cash at beginning of the year	655,459
Cash at end of the year	$282,167
Supplemental disclosures of cash flow information:
Income taxes paid	$833

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

	Year Ended December 31, 2023	Year Ended December 31, 2022

Changes in net assets from operations:
Net investment loss	$(3,711,441)	$(2,583,203)
Net realized (loss) gain	(5,695,394)	2,204,654
Net change in unrealized depreciation on investments	(4,264,756)	(44,652,254)
Net decrease in net assets resulting from operations	(13,671,591)	(45,030,803)

Changes in net assets from capital stock transactions:
Treasury stock purchase	(1,655,398)	0
Net decrease in net assets resulting from capital stock transactions	(1,655,398)	0
Net decrease in net assets	(15,326,989)	(45,030,803)
Net Assets:
Beginning of the year	65,545,149	110,575,952
End of the year	$50,218,160	$65,545,149

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED FINANCIAL HIGHLIGHTS

	Year Ended Dec. 31, 2023	Year Ended Dec. 31, 2022		Year Ended Dec. 31, 2021		Year Ended Dec. 31 2020#		Year Ended Dec. 31 2019#

Per Share Operating Performance:
Net asset value per share, beginning of the year	$6.32	$10.66		$9.28		$9.18		$7.92
Net investment loss*	(0.38)	(0.25)		(0.33)		(0.05)		(0.48)
Net realized (loss) gain*	(0.56)	0.21		0.20		(0.11)		0.93
Net change in unrealized (depreciation) appreciation on investments and options*[1]	(0.42)	(4.30)		1.51		0.26		0.81
Total from investment operations*	(1.36)	(4.34)		1.38		0.10		1.26

Net increase as a result of purchase of treasury stock	0.06	0.00		0.00		0.00		0.00
Net (decrease) increase in net asset value	(1.30)	(4.34)		1.38		0.10		1.26
Net asset value per share, end of the year	$5.02	$6.32		$10.66		$9.28		$9.18

Stock price per share, end of the year	$4.10	$5.28		$7.35		$6.66		$6.45
Total return based on stock price	(22.35)%	(28.16)%		10.36%		3.26%		22.86%
Supplemental Data:
Net assets, end of the year	$50,218,160	$65,545,149		$110,575,952		$96,317,794		$95,213,639
Ratio of expenses to average net assets	6.39%	3.20%	^	5.87%	^	4.61%	^	6.42%	^
Ratio of net investment loss to average net assets	(6.30)%	(2.88)%		(3.26)%		(0.59)%		(5.42)%
Portfolio turnover	31.56%	30.95%		44.46%		35.16%		30.17%
Number of shares outstanding, end of the year	10,000,141	10,373,820		10,373,820		10,373,820		10,373,820

# Reflect a 1-for-3 reverse stock split that became effective on January 4, 2021.
* Based on average shares outstanding.
^ The Company has entered into an expense offsetting arrangement with one of its unaffiliated brokers relating to broker fees paid. The total broker fee charged to the Company was applied as a credit to fees charged by an affiliate of the unaffiliated broker who the Company subscribes to for data services billed during the year. The Company received an offset to expense totaling approximately $20,600, $84,800, $31,900, and $15,700, with that broker for the years ended December 31, 2022-2019, respectively.

1 Net unrealized losses include rounding adjustments to reconcile change in net asset value per share.

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
43.2% of net assets at value

Unaffiliated Publicly Traded Equity and Equity-Related Securities -
42.4% of net assets at value

Ascent Industries Co. (3)		Steel
Manufactures metals and chemicals
Common Stock	(L1)		305,380	$3,240,810	$2,919,433

Brightcove, Inc. (3)		Internet Services & Infrastructure
Provides video hosting and publishing services
Common Stock	(L1)		319,079	1,473,621	826,415

Commercial Vehicle Group, Inc. (3)		Construction Machinery & Heavy Trucks
Supplier of vehicle components
Common Stock	(L1)		322,418	1,818,556	2,260,150

D-Wave Quantum, Inc. (3)(4)		Technology Hardware, Storage & Peripherals
Develops high-performance quantum computing systems
Common Stock	(L1)		770,000	1,045,355	677,677

Intevac, Inc. (3)		Technology Hardware, Storage & Peripherals
Develops solutions for the application and engineering of thin-films
Common Stock	(L1)		939,337	4,356,573	4,057,936

Lantronix, Inc. (3)		Communications Equipment
Provides secure data access and management solutions
Common Stock	(L1)		552,048	2,766,859	3,235,001

Mama's Creations, Inc. (3)		Packaged Foods & Meats
Sells specialty pre-prepared and refigerated foods
Common Stock	(L1)		547,900	1,423,893	2,690,189

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

43.2% of net assets at value (cont.)

Unaffiliated Publicly Traded Equity and Equity-Related Securities -
42.4% of net assets at value (cont.)

Quantum Corporation (3)		Technology Hardware, Storage & Peripherals
Provides high-density data storage and high-speed data processing solutions
Common Stock	(L1)		3,221,192	$8,787,175	$1,124,196

Rayonier Advanced Materials, Inc. (3)		Specialty Chemicals
Produces specialty cellulose fibers
Common Stock	(L1)		530,000	2,789,675	2,146,500

RF Industries, Ltd. (3)		Electronic Manufacturing Services
Provides products that enable wired and wireless communications
Common Stock	(L1)		450,000	2,841,651	1,368,000

Total Unaffiliated Publicly Traded Equity and Equity-Related Securities (cost: $30,544,168)					$21,305,497

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
43.2% of net assets at value (cont.)

Unaffiliated Money Market Fund Securities -
0.2% of net assets at value

JPMorgan 100% U.S. Treasury Securities Money Market Mutual Fund
Institutional Class Shares (Yield 5.23%)	(L1)		96,445	$96,445	$96,445

Total Unaffiliated Money Market Fund Securities (cost: $96,445)					$96,445

Investments in Unaffiliated Equity and Equity-Related Securities (2) -
43.2% of net assets at value (cont.)
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Unaffiliated Legacy Privately Held Equity and Equity-Related Securities -
0.6% of net assets at value

AutoTech Ventures Management I, LLC (3)(5)(6)		Asset Management & Custody Banks
Venture capital investing in automotive-related companies
LLC Interests (acquired 12/1/17)	(M) (L3)		0	$0	$150,000

Magnolia Neurosciences Corporation (3)(5)(7)(8)		Pharmaceuticals
Develops novel therapeutics for treatment of neurodegeneration
Series A Convertible Preferred Stock (acquired 8/3/18)	(I) (L3)		862,872	711,361	118,536

Ravenna Pharmaceuticals, Inc. (3)(5)(7)(8)(9)		Pharmaceuticals
Holding company for intellectual property in oncology therapeutics
Common Stock (acquired 5/14/20-8/26/21)	(M) (L3)		2,785,274	108,258	15,091

Total Unaffiliated Legacy Privately Held Equity and Equity-Related Securities (cost: $819,619)					$283,627

Total Investments in Unaffiliated Equity and Equity-Related Securities (cost: $31,460,232)					$21,685,569

Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (2) -
53.9% of net assets at value

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities -
53.5% of net assets at value

Arena Group Holdings, Inc. (3)(10)		Interactive Media & Services
Provides a shared digital publishing, advertising and distribution platform
Common Stock	(L1)		991,192	$9,806,339	$2,359,037

comScore, Inc. (3)(10)		Advertising
Provides technology and services that measure audiences, brands and consumer behavior
Common Stock	(L1)		328,258	12,175,182	5,481,909

Potbelly Corporation (3)(10)		Restaurants
Operates a chain of sandwich shops
Common Stock	(L1)		1,335,801	6,098,592	13,919,046

Synchronoss Technologies, Inc. (3)(10)		Application Software
Provides white-label cloud storage, messaging and other digital analytic services
Common Stock	(L1)		826,849	12,756,838	5,134,732

Total Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities (cost: $40,836,951)					$26,894,724

Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (2) -
53.9% of net assets at value (cont.)

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities -
0.4% of net assets at value

EchoPixel, Inc. (3)(5)(7)		Health Care Equipment
Develops virtual reality 3-D visualization software for life sciences and health care applications
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(I) (L3)		4,194,630	$1,250,000	$105,304
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(I) (L3)		1,476,668	500,000	37,818
Series A-2 Convertible Preferred Stock (acquired 3/23/17)	(I) (L3)		1,471,577	350,000	58,317
				2,100,000	201,439

HALE.life Corporation (3)(5)(7)		Health Care Technology
Develops a platform to facilitate precision health and medicine
Common Stock (acquired 3/1/16)	(I) (L3)		1,000,000	10	0
Series Seed-1 Convertible Preferred Stock (acquired 3/28/17)	(I) (L3)		11,000,000	1,896,920	0
Series Seed-2 Convertible Preferred Stock (acquired 12/28/18)	(I) (L3)		12,083,132	2,500,000	0
				4,396,930	0

Total Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities (cost: $6,496,930)					$201,439

Total Investments in Non-Controlled Affiliated Equity and Equity-Related Securities (cost: $47,333,881)					$27,096,163

Total Investments in Publicly Traded Equity and Equity-Related Securities, Money Market Funds, and Legacy Privately Held Equity and Equity-Related Securities (cost: $78,794,113)					$48,781,732

Derivative Securities -
1.0% of net assets at value

Unaffiliated Derivative Securities (2) -
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

0.0% of net assets at value

Magnolia Neurosciences Corporation (3)(5)(7)(8)		Pharmaceuticals
Developed neurodegeration therapeutics
Warrants for the Purchase of Common Stock expiring 8/3/28 (acquired 8/26/21)	(I) (L3)		138,059	$112,854	$0

Total Unaffiliated Derivative Securities (cost: $112,854)					$0

Non-Controlled Affiliated Derivative Securities (2) -
1.0% of net assets at value

Potbelly Corporation (3)(10)		Restaurants
Operates a chain of sandwich shops
Warrants for the Purchase of Common Stock expiring 2/12/26 (acquired 2/10/21)	(I) (L3)		80,605	$224,849	$467,485

Synchronoss Technologies, Inc. (3)(5)(10)(11)		Application Software
Provides white-label cloud storage, messaging and other digital analytic services
Stock Options for Common Stock Expiring 12/4/30 (acquired 12/4/23)	(I) (L3)		3,334	0	12,629

Total Non-Controlled Affiliated Derivative Securities (cost: $224,849)					$480,114

Total Derivative Securities (cost: $337,703)					$480,114

Total Investments (cost: $79,131,816)					$49,261,846

Other Financial Instruments (12) -

Unaffiliated Rights to Payments (2) -
2.7% of net assets at value

The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP. CONSOLIDATED SCHEDULE OF INVESTMENTS AS OF DECEMBER 31, 2023

Method of Valuation (1)	Industry	Shares/Units	Cost	Value

Rights to Milestone Payments from Acquisition of TARA Biosystems, Inc. (acquired 4/1/22) (3)(5)(7)(13)	(I) (L3)	Pharmaceuticals	$1,149,799	$1,149,799	$1,356,391

Total Unaffiliated Rights to Payments (cost: $1,149,799)					$1,356,391

Total Investments in Publicly Traded and Privately Held Equity, Money Market Fund and Equity-Related Securities, Derivative Securities and Other Financial Instruments (cost: $80,281,615)					$50,618,237

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Consolidated Schedule of Investments

(1)See Note 2. Summary of Significant Accounting Policies: Portfolio Investment Valuation.
(2)Investments in unaffiliated securities consist of investments in which the Company owns less than five percent of the voting shares of the portfolio company. Investments in non-controlled affiliated securities consist of investments in which the Company owns five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where the Company controls one or more seats on the portfolio company’s board of directors but do not control the company. Investments in controlled affiliated securities consist of investments in which the Company owns 25 percent or more of the outstanding voting rights of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us.
(3)Represents a non-income producing investment. Investments that have not paid dividends or interest within the last 12 months or are on non-accrual status for at least 12 consecutive months are considered to be non-income producing.
(4)D-Wave Quantum Inc., ("QBTS") was formed through the merger of D-Wave Systems, Inc., and DPCM Capital, Inc., a special purpose acquisition company (SPAC). D-Wave Systems, Inc. was a legacy private portfolio holding of the Company. The Company initially invested in D-Wave Systems, Inc. starting in 2008 and through 2014, acquiring various classes of preferred stock. While the shares of QBTS owned by the Company are registered, the Company entered into a lockup agreement with QBTS that prevented the Company from trading or hedging these shares until February 5, 2023. As of that date, the Company's shares of common stock of QBTS are no longer subject to lockup restrictions.
(5)The Company is subject to legal restrictions on the sale of all or a portion of our investment(s) in this company. The total amount of restricted securities held is $1,854,086, or 3.7 percent of net assets.
(6)The Company received LLC Interests of 1.25 percent in AutoTech Ventures Management I, LLC ("AutoTech") pursuant to an Administrative Services Agreement between us and AutoTech and due to us following the termination of a former employee of the Company. These LLC Interests were separate from the compensation received for providing the administrative services under the agreement that were paid in cash. The LLC interests have a capital percentage of 0 percent.
(7)These securities are held by the Company's wholly owned subsidiary, 180 Degree Private Holdings, LLC ("180PH"), which were transferred from the Company to 180PH in the fourth quarter of 2020. The acquisition dates of the securities reflect the dates such securities were obtained by the Company rather than the transfer date.
(8)Represents a non-operating entity that exists to collect future payments from licenses or other engagements, monetize assets for future distributions to investors and debt holders, or is in the process of shutting down and distributing remaining assets according to a liquidation waterfall.
(9)The Company received shares of Ravenna Pharmaceuticals, Inc., as part of the consideration of the acquisition of Petra Pharma Corporation.
(10)The Company is the Investment Manager of separately managed accounts ("SMAs") that owns shares of these portfolio companies. Under our investment management agreement for the SMAs, the Company has the right to control the votes of the securities held by the SMAs. The Company has voting ownership between 5 percent and 25 percent in these companies when the shares held by us and our SMAs are aggregated.
(11)These stock options were granted to Kevin Rendino upon his appointment to the Board of Directors of Synchronoss Technologies, Inc. Mr. Rendino entered into an assignment and assumption agreement with the Company that transfers all beneficial and voting interest to the Company.
(12)Other financial instruments are holdings of the Company that do not meet the definition of a security or a derivative.
(13)If all the remaining milestones are met and the time-based payments are completed, the Company would receive approximately $4.0 million. Of this amount, approximately $1.3 million is due to be paid to the Company on April 1, 2024. There can be no assurance as to how much of the remaining approximately $2.7 million in potential milestone-based payments will ultimately be realized or when they will be realized, if at all.
The accompanying notes are an integral part of these consolidated financial statements.

180 DEGREE CAPITAL CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY

180 Degree Capital Corp. (including its wholly owned subsidiaries, the "Company," "us," "our" and "we"), withdrew its election to be treated as a business development company on March 30, 2017, and subsequently returned to its prior status as a registered non-diversified closed-end management investment company ("Closed-End Fund" or "CEF") under the Investment Company Act of 1940 (the "1940 Act"). We operate as an internally managed investment company whereby our officers and employees, under the general supervision of our Board of Directors, conduct our operations. As of May 22, 2020, we are also registered with the Securities and Exchange Commission as a Registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

180 Degree Private Holdings, LLC ("180PH"), is a wholly owned limited liability company that was created in October 2020 to hold certain of the Company's securities of privately held companies. 180PH was consolidated for financial reporting purposes and is a disregarded entity for tax purposes under the Internal Revenue Code ("Code").

180 Degree Capital BD, LLC ("180BD") was a 100 percent owned subsidiary of the Company that was sold to an unrelated buyer and the transaction closed in February 2023. 180BD was registered by the Company as a broker-dealer with the Financial Industry Regulatory Authority ("FINRA") that was formed to provide services to the Company related to fundraising for co-investment funds and not for investment returns. Historically, the Company consolidated 180BD for financial reporting purposes.

The Company is the Managing Member of 180 Degree Capital Management, LLC ("180CM"), a limited liability company formed to facilitate the opportunity for interested investors to co-invest alongside the Company in individual publicly traded portfolio companies. As of December 31, 2023, the Company has no capital under management in 180CM.

The Company was the General Partner of 180 Phoenix Fund, L.P., ("180 Phoenix") a limited partnership formed to facilitate the opportunity to manage capital for investors in a traditional limited partnership structure. The Company did not raise capital into 180 Phoenix. Based on conversations with potential investors that indicated more interest in management of separate accounts rather than a limited partnership structure, in December 2023, the Company elected to file a certificate of cancellation to terminate the existence of the entity.

As of December 31, 2023, the Company manages approximately $10.6 million in net assets in two separately managed accounts ("SMA").

The Company may, in certain cases, receive management fees and carried interest on profits generated on invested capital from any capital under management if and when capital is raised and if and when profits are realized, respectively. The Company does not consolidate the operations of any capital managed in separate series of 180CM, or in the separately managed accounts.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements:

Principles of Consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the US ("GAAP") and Articles 6 and 12 of Regulation S-X of the Securities Exchange Commission ("SEC") and include the accounts of the Company and its wholly owned subsidiaries. The Company is an investment company following accounting and reporting guidance in Accounting Standards Codification 946. In accordance with GAAP and Regulation S-X under 17 C.F.R. Part 210, the Company may only consolidate its interests in investment company subsidiaries and controlled operating companies whose business consists of providing services to the Company. Prior to February 2023, our wholly owned subsidiary, 180BD, was a controlled operating company that provided services to us and was, therefore, consolidated. 180PH is a controlled operating company that provide services to us and is, therefore, consolidated. All significant intercompany accounts and transactions were eliminated in the consolidated financial statements.

Accounting Standards Codification (ASC) Topic 810, "Consolidation,” provides guidance on the consolidation of financial statements when a company has control over another entity. ASC 810-10-40 addresses the accounting for the deconsolidation of a subsidiary and outlines the criteria for determining when to deconsolidate a subsidiary. The Company derecognized 180BD as the Company ceased to have a controlling financial interest of 180BD as of February 2023, following the sale of its equity of 180BD to an unrelated third party. The Company recognized $100,000 in net realized gain on the deconsolidation.

Use of Estimates. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates, and the differences could be material. The most significant estimates relate to the fair valuations of our investments.

Portfolio Investment Valuations. Investments are stated at "value" as defined in the 1940 Act and in the applicable regulations of the SEC and in accordance with GAAP. Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) the fair value as determined in good faith by, or under the direction of, the Board of Directors for all other assets. The Valuation Committee, comprised of all of the independent Board members, is responsible for determining the valuation of the Company’s assets within the guidelines established by the Board of Directors, pursuant with SEC Rule 2a-5. The Valuation Committee receives information and recommendations from management. The Company may from time to time use an independent valuation firm to review select portfolio company valuations on an as needed basis. The independent valuation firm, when engaged by the Company, does not provide independent valuations. The fair values assigned to these investments are based on available information and do not necessarily represent amounts that might ultimately be realized when that investment is sold, as such amounts depend on future circumstances and cannot reasonably be determined until the individual investments are actually liquidated or become readily marketable. The Valuation Committee values the Company's investment assets as of the end of each calendar quarter and as of any other time requested by the Board of Directors.

Accounting Standards Codification Topic 820, "Fair Value Measurements," ("ASC 820") defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). It applies fair value terminology to all valuations whereas the 1940 Act applies market value terminology to readily marketable assets and fair value terminology to other assets.

The main approaches to measuring fair value utilized are the market approach, the income approach and the hybrid approach.

•Market Approach (M): The market approach focuses on inputs and not techniques. The market approach may use quantitative inputs such as prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities and the values of market multiples derived from a set of comparable companies. The market approach may also use qualitative inputs such as progress toward milestones, the long-term potential of the business, current and future financing requirements and the rights and preferences of certain securities versus those of other securities. The selection of the relevant inputs used to derive value under the market approach requires judgment considering factors specific to the significance and relevance of each input to deriving value.
•Income Approach (I): The income approach focuses on techniques and not inputs. The income approach uses valuation techniques to convert future amounts (for example, revenue, cash flows or earnings) to a single present value amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. Those valuation techniques include present value techniques; option-pricing models, such as the Black-Scholes-Merton formula (a closed-form model) and a binomial model (a lattice model), which incorporate present value techniques; and the multi-period excess earnings method, which is used to measure the fair value of certain assets.
•Hybrid Approach (H): The hybrid approach uses elements of both the market approach and the income approach. The hybrid approach calculates values using the market and income approach, individually. The resulting values are then distributed among the share classes based on probability of exit outcomes.

ASC Topic 820 classifies the inputs used to measure fair value by these approaches into the following hierarchy:

•Level 1 (L1): Unadjusted quoted prices in active markets for identical assets or liabilities;

•Level 2 (L2): Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. These include quoted prices in active markets for similar assets or liabilities, or quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level 2 inputs are in those markets for which there are few transactions, the prices are not current, little public information exists or instances where prices vary substantially over time or among brokered market makers; and

•Level 3 (L3): Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are those inputs that reflect our own assumptions that market participants would use to price the asset or liability based upon the best available information.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement and are not necessarily an indication of risks associated with the investment.

As of December 31, 2023, our financial statements include investments fair valued by the Board of Directors of $2,321,571. The fair values were determined in good faith by, or under the direction of, the Board of Directors. The fair value amount includes the values of our investments in legacy privately held companies and rights to future milestone payments, as well as our warrants of Potbelly Corporation and Magnolia Neurosciences Corporation, and our stock options for common stock of Synchronoss Technologies, Inc.

Cash. Cash includes demand deposits. Cash is carried at cost, which approximates fair value.

Unaffiliated Rights to Payments. At December 31, 2023, the outstanding potential milestone and time-based payments from the acquisition of TARA Biosystems, Inc., by Valo Health, LLC were valued at $1,356,391. The milestone payments are valued using the probability-adjusted, present value of proceeds from future payments that would be due upon successful completion of certain regulatory milestones. There can be no assurance as to how much of the amounts related to milestone payments that we will ultimately realize or when they will be realized, if at all. The time-based payments are valued using a discount for time-value of money that includes estimated default risk of the acquirer.

Prepaid Expenses. We include prepaid insurance premiums in "Prepaid expenses." Prepaid insurance premiums are recognized over the term of the insurance contract and are included in "Insurance" in the Company's Consolidated Statement of Operations.

Property and Equipment. Property and equipment are included in "Other assets" and are carried at $9,799 at December 31, 2023, representing cost of $229,818, less accumulated depreciation of $220,019. Depreciation is provided using the straight-line method over the estimated useful lives of the property and equipment. We estimate the useful lives to be five to ten years for furniture and fixtures, and three years for computer equipment.

Post-Retirement Plan Liabilities. Until it was terminated on April 27, 2017, the Company provided a Retiree Medical Benefit Plan for employees who met certain eligibility requirements. Until it was terminated on May 5, 2011, the Company also provided an Executive Mandatory Retirement Benefit Plan for certain individuals employed by us in a bona fide executive or high policy-making position. The net periodic post-retirement benefit cost includes service cost and interest cost on the accumulated post-retirement benefit obligation. Unrecognized actuarial gains and losses are recognized as net periodic benefit cost, pursuant to the Company's historical accounting policy in "Salaries, bonus and benefits" in the Company's Consolidated Statement of Operations. The impact of plan amendments was amortized over the employee's average service period as a reduction of net periodic benefit cost. Unamortized prior service cost was fully amortized during 2017 as a result of the termination of the Retiree Medical Benefit Plan.

Interest Income Recognition. Interest income, including amortization of premium and accretion of discount, is recorded on an accrual basis. When accrued interest is determined not to be recoverable, the Company ceases accruing interest and writes off any previously accrued interest. Write-offs are netted in interest income. Securities are deemed to be non-income producing if investments have not paid dividends or interest within the last 12 months or are on non-accrual status for at least 12 consecutive months. When the fair value of a security that includes PIK interest is less than the accrued interest, the Company may place the security on non-accrued status.

Board Fees From Portfolio Companies. The Company recognizes revenues from fee income from board fees as those services are provided.

Management Fees and Performance Fees/Carried Interest from Managed Funds. As a Registered Investment Adviser under the Advisers Act, the Company may be entitled to receive management fees and performance fees from clients including separately managed accounts (SMAs) and special purpose vehicles (SPVs). When applicable, the Company accrues management fees on SPVs that are to be paid upon liquidation of the entity regardless of performance. Performance fees or carried interest, if any, is paid annually by SMAs based on a fixed percentage of the increase in net assets during the year. Performance fees on SPVs, if any, are generally paid based on the amount of increase in net assets at the time of any distribution of capital above the amount of initial invested capital plus accrued expenses. The timing and payment terms of management fees and performance fees for future client accounts may be different than those of our current SMAs.

The Company does not include accruals for carried interest in the consolidated financial statements until such carried interest is received and/or the Company concludes that it is probable that a reversal of any accrual will not occur. The Company did not earn or accrue any carried interest in the year ended December 31, 2023.

Other Income. The Company may purchase restricted securities issued by publicly traded companies that include provisions that provide for payment of partial liquidated damages in the event the issuer does not meet obligations specified in the purchase agreement or other ancillary documents associated with the transaction. These obligations most commonly are associated with the filing of registration statements and/or being up to date with the filing of the issuer's financial statements with the SEC.

Put and Call Options. The Company may purchase options on publicly traded securities as an investment and/or with the intention of limiting its downside risk. When the Company purchases an option, an amount equal to the premium paid is recorded in the Consolidated Statement of Assets and Liabilities as an investment. The Company may also purchase an option at one price and write/sell an option at another price in a simultaneous transaction referred to as a spread. The amount of these assets is subsequently marked-to-market to reflect the current value of the options. In the event that the options are exercised, the Company would be required to deliver those shares to the counterparty. When the options expire unexercised, the Company realizes a loss on the premium paid, or the difference between the premium paid and the premium received, as applicable.

Rent Expense. The Company currently leases and runs daily operations in approximately 1,250 square feet of office space in Montclair, New Jersey. Prior to November 17, 2021, the Company leased this space on a month-to-month basis at a base rent of approximately $26 per square foot per year. On November 17, 2021, the Company entered into a three-year lease extension that set the average base rent beginning January 1, 2022, at approximately $30 per square foot over the term of the extension. Either the Company or the landlord may terminate the lease at any time with two months' written notice to either party. As of December 31, 2023, the present value of the future lease payments (lease liability) is recorded as an asset and a liability in the Company's Consolidated Statement of Assets and Liabilities. The amount is calculated using weighted average discount rate of 1.32 percent and weighted based on the terms of the lease agreement. As of December 31, 2023, the remaining commitment on the lease is less than $40,000.

Realized Gain or Loss and Unrealized Appreciation or Depreciation of Portfolio Investments. Realized gain or loss is recognized when an investment is disposed of and is computed as the difference between the Company's cost basis in the investment at the disposition date and the net proceeds received from such disposition. Realized gain or loss on investment transactions are determined by specific identification. Unrealized appreciation or depreciation is computed as the difference between the fair value of the investment and the cost basis of such investment.

Income Taxes. As discussed in Note 9. Income Taxes, the Company did not qualify as a regulated investment company ("RIC") under Subchapter M of the Code in 2023, and will therefore be taxed as a C-Corporation in 2023. The Company did not accrue for any income taxes as of December 31, 2023 as it did not generate ordinary income. The Company has capital loss carryforwards that can be used to offset net realized capital gains. The Company also has operating loss carryforwards that can be used to offset operating income and net realized capital gains in years when it fails to qualify as a RIC. The Company recognizes interest and penalties in income tax expense. See Note 9. Income Taxes for further discussion.

Foreign Currency Translation. The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. If Company has assets denominated in foreign currencies, it does not isolate the portion of the results of operations that arises from changes in foreign currency rates on investments held on its Consolidated Statement of Operations.

Securities Transactions. Securities transactions are accounted for on the date the transaction for the purchase or sale of the securities is entered into by the Company (i.e., trade date). Securities transactions outside conventional channels, such as private transactions, are recorded as of the date the Company obtains the right to demand the securities purchased or to collect the proceeds from a sale and incurs the obligation to pay for the securities purchased or to deliver the securities sold.

Concentration of Credit Risk. The Company places its cash with financial institutions and, at times, cash held in depository accounts may exceed the Federal Deposit Insurance Corporation's insured limit and is subject to the credit risk of such institutions to the extent it exceeds such limit.

Recent Accounting Pronouncements and Adoptions. On December 14, 2023, the Financial Accounting Standards Board ("FASB") issued ASU 2023-09, "Income Taxes (Topic 740): Improvements to Income Tax Disclosures." This ASU requires additional disaggregation of the reconciliation between the statutory and effective tax rate for an entity and of income taxes paid, both of which are disclosures required by current GAAP. The amendments improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The guidance is effective for fiscal years, including interim periods within those fiscal years, beginning after December 15, 2024, and early adoption is permitted. This ASU is not expected to have a material impact on the Company's consolidated financial statements as the Company does not have tax liabilities in foreign jurisdictions.

On October 9, 2023, the FASB issued ASU 2023-06, "Disclosure Improvements: Codification Amendments in Response to the SEC's Disclosure Update and Simplification Initiative." This ASU amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This ASU was issued in response to the SEC’s August 2018 Final Rule 2 that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. The new guidance is intended to align GAAP requirements with those of the SEC and to facilitate the application of GAAP for all entities. This ASU is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 3. BUSINESS RISKS AND UNCERTAINTIES

Our business activities contain elements of risk. We consider the principal types of market risk to be valuation risk, diversification risk, interest rate risk and foreign currency risk. Although we are risk-seeking rather than risk-averse in our investments, we consider the management of risk to be essential to our business.

Investment Objective

Our investment objective is to generate capital appreciation and current income from investments and investment-related activities such as managed funds and accounts.

Investment Strategy

Our investment strategy on future new investments is focused on generating capital appreciation and current income from investments in what we believe are deeply undervalued, small publicly traded companies where we believe we can positively impact the business and valuation through constructive activism. Historically, our investment strategy was to achieve long-term capital appreciation investing in venture capital investments. While we continue to provide such resources to our existing legacy portfolio companies, we no longer make venture capital investments. We classify our legacy portfolio companies as Legacy Privately Held Equity and Equity-Related Securities.

We believe we combine new perspectives with the historical knowledge and experience of managing the current portfolio. Our investment approach is comprised of a patient examination of available opportunities through due diligence and close involvement with management of our portfolio companies. We invest our capital directly into portfolio companies or through purchases of securities of publicly traded companies directly and through open-market purchases. We may seek to invest our capital alongside capital from other investors through that we control.

We have discretion in the investment of our capital to achieve our objectives by investing in various types of assets, and we do not currently limit our investments to any security type. Our investments may include, among other asset types: equity, equity-related securities (including warrants and options) and debt with equity features from either private or public issuers; debt obligations of all types having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity; foreign securities; and miscellaneous investments.

Investment Policies

Fundamental policies may not be changed without the approval of the holders of a majority of our voting securities, as defined in the 1940 Act. As a matter of fundamental policy, the Company will not:

(1) Issue senior securities, borrow money from banks, brokers or other lenders, or engage in transactions involving the issuance by us of "senior securities" representing indebtedness, except to the extent permitted under the 1940 Act or the rules, regulations or interpretations thereof.

(2) Underwrite securities of other issuers, except insofar as we may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the disposition of our portfolio securities. We may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act or the rules, regulations or interpretations thereof.

(3) Invest more than 25% of our total assets in the securities of companies or entities engaged in any one industry, or group of industries. This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities.

(4) Purchase or sell real estate or interests in real estate (except that we may (a) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (b) own the securities of companies that are in the business of buying, selling or developing real estate).

(5) Purchase or sell commodities or commodity contracts, but we may purchase and sell foreign currency and enter into foreign currency forward contracts, and may engage in other transactions in financial instruments, in each case to the extent permitted under the Company's investment policies as in effect from time to time.

(6) Make loans of money or securities to other persons, except through purchasing fixed-income securities or other debt instruments, lending portfolio securities or entering into repurchase agreements in a manner consistent with our investment policies. With respect to these investment restrictions, if a percentage restriction is adhered to at the time of entering into the investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of our total assets, unless otherwise stated or required by law, will not constitute a violation of the restriction or policy.

Valuation Risk

We historically invested in privately held companies, the securities of which are inherently illiquid. We are currently focused on investing in what we believe are deeply undervalued microcapitalization publicly traded companies. Our publicly traded and public company-related securities account for approximately 96 percent of the value of our portfolio of investments. Although these companies are publicly traded, their stock may not trade at high volumes and/or we may own a significant portion of a company's outstanding stock, which may restrict our ability to sell our positions in an orderly fashion and prices at which sales can be made may be volatile and materially different than the closing prices of such positions at each financial statement date. We may also be subject to restrictions on transfer and/or other lock-up provisions after these companies complete public offerings and/or if we invest in unregistered securities of public companies. Many of our legacy privately held and publicly traded companies tend to not have attained profitability, and many of these companies also lack management depth and have limited or no history of operations. Because of the speculative nature of our investments and the lack of a liquid market for and restrictions on transfers of privately held investments, there is greater risk of loss relative to traditional marketable investment securities.

Approximately 5 percent of our portfolio was fair valued and comprised of securities of legacy privately held companies and rights to potential future milestone payments, as well as our warrants of Potbelly Corporation and options of Synchronoss Technologies, Inc. (Level 3 investments) which are securities of publicly traded companies. Because there is typically no public or readily ascertainable market for our securities of our legacy privately held companies, the valuation of the securities in that portion of our portfolio is determined in good faith by our Valuation Committee, which is comprised of all of the independent members of our Board of Directors. The values are determined in accordance with our Valuation Procedures and are subject to significant estimates and judgments. The fair value of the securities in our portfolio may differ significantly from the values that would be placed on these securities if a ready market for the securities existed. Additionally, inputs may become available after a financial statement date that could result in a material change in value at a future financial statement date from the value reported in the current financial statements. Any changes in valuation are recorded in the Company's Consolidated Statement of Operations as "Change in unrealized appreciation (depreciation) on investments." Changes in valuation of any of our investments in privately held companies from one period to another may be significant.

Diversification Risk

While we are subject to certain diversification requirements regarding the concentration of investments in any one industry or group of industries at the time of each investment, we do not choose investments based on a strategy of diversification. We also do not rebalance the portfolio should one of our portfolio companies increase in value substantially relative to the rest of the portfolio.  Therefore, the value of our portfolio may be more vulnerable to microeconomic events affecting a single sector, industry or portfolio company and to general macroeconomic events that may be unrelated to our portfolio companies. These factors may subject the value of our portfolio to greater volatility than a company that follows a diversification strategy. As of December 31, 2023, our largest 10 investments by value accounted for approximately 87 percent of the value of our investment portfolio. Our largest three investments, by value, Potbelly Corporation, comScore, Inc., and Synchronoss Technologies, Inc., accounted for approximately 27 percent, 11 percent and 10 percent, respectively, of our investment portfolio at December 31, 2023. Potbelly Corporation, comScore, Inc. and Synchronoss Technologies, Inc. are publicly traded companies.

Interest Rate Risk

Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We may invest in both short- and long-term U.S. government and agency securities. To the extent that we invest in short- and long-term U.S. government and agency securities, changes in interest rates result in changes in the value of these obligations that result in an increase or decrease of our net asset value. The level of interest rate risk exposure at any given point in time depends on the market environment, the expectations of future price and market movements, and the quantity and duration of long-term U.S. government and agency securities held by the Company, and it will vary from period to period.

In addition, market interest rates for high-yield corporate debt may be an input in determining value of our investments in debt securities of privately held and publicly traded companies. Significant changes in these market rates could affect the value of our debt securities as of the valuation date of measurement of value. While we do not currently have any investments in debt securities with floating interest rates, investment income in such securities should we acquire them in the future could be adversely affected by changes in interest rates.

Foreign Currency Risk

Our investments are not subject to foreign currency risk as they are all denominated in U.S. dollars. We have one investment in a company based in Canada, D-Wave Quantum, Inc., however the price per share and terms of those shares are denominated in U.S. dollars.

NOTE 4. FAIR VALUE OF INVESTMENTS

At December 31, 2023, our financial assets valued at fair value were categorized as follows in the fair value hierarchy:

	Fair Value Measurement at Reporting Date Using:
Description	Unadjusted Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	December 31, 2023
Legacy Privately Held Equity and Equity-Related Securities:
Preferred Stock	$0	$0	$319,975	$319,975
Common Stock	0	0	15,091	15,091
Warrants	0	0	0	0
LLC Interests	0	0	150,000	150,000

Publicly Traded Equity and Equity-Related Securities:
Common Stock	$48,200,221	$0	$0	$48,200,221
Money Market Mutual Fund - Institutional Class Shares	96,445	0	0	96,445
Warrants/Stock Options	0	0	480,114	480,114
Total Investments:	$48,296,666	$0	$965,180	$49,261,846

Other Financial Instruments:
Rights to Milestone Payments	$0	$0	$1,356,391	$1,356,391
Total Financial Assets:	$48,296,666	$0	$2,321,571	$50,618,237

Significant Unobservable Inputs

The table below presents the valuation technique and quantitative information about the significant unobservable inputs utilized by the Company in the fair value measurements of Level 3 assets. Unobservable inputs are those inputs for which little or no market data exists and, therefore, require an entity to develop its own assumptions.

	Value as of December 31, 2023	Valuation Approach(es)	Unobservable Input(s)	Range(s) (Weighted Average(a))

			Price Per Share	$0.14 - $0.30 ($0.24)
			Public Comparable Adjustment (Including Non-Performance Risk)	-100.0% - -88.1% (-88.1%)
			Volatility	111.3% (111.3%)
Preferred Stock	$319,975	Income Approach	Time to Exit / Cash Flows (Years)	5.0 (5.0)
Common Stock	15,091	Market Approach	Price Per Share	$0.01 ($0.01)
			Price Per Share	$0.00 ($0.00)
			Volatility	48.4% - 78.3% (49.2%)
Warrants/Stock Options	480,114	Income Approach	Time to Exit (Years)	2.1 - 6.9 (2.2)
LLC Interests	150,000	Market Approach	Price Per Profit Interest Percent	$120,000 ($120,000)
			Probability of Achieving Independent Milestones	5.0% - 100.0% (99.2%)
			Probability of Achieving Dependent Milestones	2.4% - 3.7% (3.1%)
Rights to Milestone Payments	1,356,391	Income Approach	Time to Cash Flows (Years)	0.3 - 4.5 (0.4)
Total	$2,321,571

(a) Weighted average based on fair value at December 31, 2023.

Valuation Methodologies and Inputs for Level 3 Assets

The following sections describe the valuation techniques and significant unobservable inputs used to measure Level 3 assets.

Preferred Stock, LLC Interests, and Common Stock

Preferred stock, LLC interests, and common stock are valued by either a market, income or hybrid approach using internal models with inputs, most of which are not market observable. Common inputs for valuing Level 3 investments include prices from recently executed private transactions in a company’s securities or unconditional firm offers, revenue multiples of comparable publicly traded companies, merger and acquisition ("M&A") transactions consummated by comparable companies, discounts for lack of marketability, rights and preferences of the class of securities we own as compared with other classes of securities the portfolio company has issued, particularly related to potential liquidity scenarios of an initial public offering ("IPO") or an acquisition transaction, estimated time to exit, volatilities of comparable publicly traded companies and management’s best estimate of risk attributable to non-performance risk. Certain securities are valued using the present value of future cash flows.

We may also consider changes in market values for sets of comparable companies when recent private transaction information is not available and/or in consideration of non-performance risk. We define non-performance risk as the risk that the price per share (or implied valuation of a portfolio company) or the effective yield of a debt security of a portfolio company, as applicable, does not appropriately represent the risk that a portfolio company with negative cash flow will be: (a) unable to raise capital, will need to be shut down and will not return our invested capital; or (b) able to raise capital, but at a valuation significantly lower than the implied post-money valuation of the last round of financing.  We assess non-performance risk for each private portfolio company quarterly. Our assessment of non-performance risk typically includes an evaluation of the financial condition and operating results of the company, the company's progress towards milestones, and the long-term potential of the business and technology of the company and how this potential may or may not affect the value of the shares owned by us. An increase to the non-performance risk or a decrease in the private offering price of a future round of financing from that of the most recent round would result in a lower fair value measurement and/or a change in the distribution of value among the classes of securities we own.

Option pricing models place a high weighting on liquidation preferences, which means that small differences in how the preferences are structured can have a material effect on the fair value of our securities at the time of valuation and also on future valuations should additional rounds of financing occur with senior preferences. As such, valuations calculated by option pricing models may not increase if 1) rounds of financing occur at higher prices per share, 2) liquidation preferences include multiples on investment, 3) the amount of invested capital is small and/or 4) liquidation preferences are senior to prior rounds of financing. Additionally, an increase in the volatility assumption generally increases the enterprise value calculated in an option pricing model. An increase in the time to exit assumption also generally increases the enterprise value calculated in an option pricing model. Variations in the expected time to exit or expected volatility assumptions have a significant impact on fair value.

Warrants and Stock Options

We use the Black-Scholes-Merton option-pricing model to determine the fair value of warrants and stock options held in our portfolio unless there is a publicly traded active market for such securities or another indication of value such as a sale of the portfolio company or an expectation that we may exercise the security prior to expiration. Option pricing models, including the Black-Scholes-Merton model, require the use of subjective input assumptions, including expected volatility, expected life, expected dividend rate, and expected risk-free rate of return. In the Black-Scholes-Merton model, variations in the expected volatility or expected term assumptions have a significant impact on fair value.

An input to the Black-Scholes-Merton option-pricing model is the value per share of the type of stock for which the warrant is exercisable as of the date of valuation. This input is derived according to the methodologies discussed in "Preferred Stock, Preferred Units, LLC Interests, Common Stock and Common Units."

Rights to Milestone Payments

Rights to milestone payments are valued using a probability-weighted discounted cash flow model. We are entitled to potential future payments from the acquisition of TARA Biosystems, Inc. by Valo Health, LLC. We assign probabilities to the achievements of the various milestones. Milestones identified as independent milestones can be achieved irrespective of the achievement of other contractual milestones. Dependent milestones are those that can only be achieved after another, or series of other, milestones are achieved. The interest rates used in these models are observable inputs from sources such as the published interest rates for corporate bonds of the acquiring or comparable companies.

Changes in Valuation Approaches

There were no changes in valuation approaches during the year ended December 31, 2023.

The following chart shows the components of change in the financial assets categorized as Level 3 for the year ended December 31, 2023:

	Beginning Balance 1/1/2023	Total Realized Gains (Loss) Included in Changes in Net Assets		Transfers	Total Unrealized (Depreciation) Appreciation Included in Changes in Net Assets	Investments in Portfolio Companies	Disposals and Settlements	Ending Balance 12/31/2023	Amount of Total Appreciation (Depreciation) for the Year included in Changes in Net Assets Attributable to the Change in Unrealized Gains or Losses Relating to Assets Still Held at the Reporting Date

Preferred Stock/Units	$6,435,925	$(8,252,168)	1	$0	$2,173,393	$0	$(37,175)	$319,975	$76,688

Common Stock/Membership Units	2,722,986	(2,923,003)	1	0	215,108	0	0	15,091	(1,323)

Warrants/Stock Options	215,631	(785)	1	0	265,268	0	0	480,114	264,483

LLC Interests	218,534	0		0	(68,534)	0	0	150,000	(68,534)

Rights to Milestone Payments	2,842,814	(548,998)	1	0	684,316	0	(1,621,741)	1,356,391	135,318

Total	$12,435,890	$(11,724,954)		$0	$3,269,551	$0	$(1,658,916)	$2,321,571	$406,632

1 Represents gross realized losses.

NOTE 5. INDUSTRY DIVERSIFICATION

The following table shows the percentage of our net assets invested by industry as of December 31, 2023.

Industry	Value as of December 31, 2023	% of Net Assets	Value as of December 31, 2023	% of Net Assets
Advertising			$5,481,909	10.9%
Unaffiliated Portfolio Companies	$0	0.0%
Non-Controlled Affiliated Portfolio Companies	5,481,909	10.9%
Application Software			5,147,361	10.2%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	5,147,361	10.2%
Asset Management & Custody Banks			150,000	0.3%
Unaffiliated Portfolio Companies	150,000	0.3%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Communications Equipment			3,235,001	6.4%
Unaffiliated Portfolio Companies	3,235,001	6.4%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Construction Machinery & Heavy Trucks			2,260,150	4.5%
Unaffiliated Portfolio Companies	2,260,150	4.5%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Electronic Manufacturing Services
Unaffiliated Portfolio Companies	1,368,000	2.7%	1,368,000	2.7%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Health Care Equipment			201,439	0.4%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	201,439	0.4%
Health Care Technology			0	0.0%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Interactive Media & Services			2,359,037	4.7%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	2,359,037	4.7%
Internet Services & Infrastructure			826,415	1.6%
Unaffiliated Portfolio Companies	826,415	1.6%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Packaged Foods & Meats			2,690,189	5.4%
Unaffiliated Portfolio Companies	2,690,189	5.4%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Pharmaceuticals			1,490,018	3.0%
Unaffiliated Portfolio Companies	1,490,018	3.0%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Restaurants			14,386,531	28.6%
Unaffiliated Portfolio Companies	0	0.0%
Non-Controlled Affiliated Portfolio Companies	14,386,531	28.6%
Specialty Chemicals			2,146,500	4.3%
Unaffiliated Portfolio Companies	2,146,500	4.3%
Non-Controlled Affiliated Portfolio Companies	0	0.0%

Industry	Value as of December 31, 2023	% of Net Assets	Value as of December 31, 2023	% of Net Assets
Steel			$2,919,433	5.8%
Unaffiliated Portfolio Companies	$2,919,433	5.8%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Technology Hardware, Storage & Peripherals			5,859,809	11.7%
Unaffiliated Portfolio Companies	5,859,809	11.7%
Non-Controlled Affiliated Portfolio Companies	0	0.0%
Total	$50,521,792		$50,521,792

NOTE 6. DERIVATIVES

During the year ended December 31, 2023, the Company did not purchase or sell any derivative securities. The Company abandoned warrants for the purchase of common stock of OpGen, Inc. and was assigned all economic benefit for options for the purchase of Common Stock of Synchronoss Technologies, Inc., that were issued to Kevin M. Rendino, Chairman, Chief Executive Officer and Portfolio Manager of the Company of the Company for his service on the Board of Directors of Synchronoss Technologies.

The following table presents the effect of derivatives held during the year ended December 31, 2023, along with the respective location in the consolidated financial statements.

CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES:

	Assets		Liabilities
Derivatives	Location	Fair Value	Location	Fair Value
Warrants for the purchase of Common Stock of Potbelly Corporation expiring 2/12/26 (acquired 2/10/21)	Investments	$467,485	--	--

Warrants for the purchase of Common Stock of Magnolia Neurosciences Corporation expiring 8/3/28 (acquired 8/26/21)	Investments	0	--	--

Stock Options for the purchase of Common Stock of Synchronoss Technologies, Inc. expiring 12/4/30 (acquired 12/4/23)	Investments	12,629	--	--

CONSOLIDATED STATEMENT OF OPERATIONS:

Derivatives	Location	Net Realized Gain (Loss)	Net Change in Unrealized Appreciation (Depreciation)
Warrants for the purchase of Common Stock of Potbelly Corporation expiring 2/12/26	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	$0	$251,854

Warrants for the purchase of Common Stock of Magnolia Neurosciences Corporation expiring 8/3/28	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	0	0

Warrants for the purchase of Common Stock of OpGen, Inc. expiring 2/17/25 (abandoned 12/21/23)	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	(785)	785

Stock Options for the purchase of Common Stock of Synchronoss Technologies, Inc. expiring 12/4/30	Net Realized Gain (Loss) and Unrealized Appreciation (Depreciation) on Investments	0	12,629

NOTE 7. OFFICERS' AND BOARD OF DIRECTORS' COMPENSATION

The aggregate compensation (salaries, 401(k) employer match, medical and dental benefits) paid by the Company during the year ended December 31, 2023, to its officers amounted to approximately $1.4 million. As of December 31, 2023, there is no accrual for deferred bonuses for time-elapsed portion as in prior years.

The aggregate compensation paid by the Company to the independent members of its Board of Directors during the year ended December 31, 2023 was $253,104.

Certain officers and directors currently and may in the future serve as members of the board of directors of our portfolio companies, including our controlled portfolio companies. These officers and directors do not receive any compensation for serving in such roles directly from the portfolio companies. Any such cash compensation paid by portfolio companies to members of their respective boards of directors is paid directly to the Company. In the case of securities-based compensation (restricted stock or stock options), the officer or director due such compensation assigns all beneficial interest, including but not limited to economic benefit and voting control, to such securities over to the Company.

NOTE 8. EMPLOYEE BENEFITS

401(k) Plan

We adopted a 401(k) Plan covering substantially all of our employees. Matching contributions to the plan are at the discretion of the Compensation Committee. For the year ended December 31, 2023, the Compensation Committee approved a 100 percent match, which amounted to $127,500.

Medical Benefit Retirement Plan

We historically administered a plan to provide medical and dental insurance for retirees and their spouses who, at the time of their retirement, attained certain years of service with us and a certain age (the "Medical Benefit Retirement Plan"). On April 27, 2017, the Board of Directors terminated the plan. The termination does not affect benefits accrued by former employees who are grandfathered under the former terms of the plan, and the termination of the plan does not affect benefits accrued by certain former employees who were grandfathered under the amended terms of the plan. The Medical Benefit Retirement Plan was terminated for all other employees. At December 31, 2023, we had $494,944 accrued for accumulated post-retirement benefit obligation for certain of these former employees, which is included in "Post-retirement plan liabilities" on the Company's Consolidated Statement of Assets and Liabilities.

Executive Mandatory Retirement Benefit Plan
On May 5, 2011, the Board of Directors terminated the Amended and Restated Executive Mandatory Retirement Benefit Plan. Our former President accrued benefits under this plan prior to his retirement, and the termination of this plan has no impact on his accrued benefits. At December 31, 2023, we had $132,342 accrued for benefits for this former employee under the plan, which is included in "Post-retirement plan liabilities" on the Company's Consolidated Statement of Assets and Liabilities.

The plan is unfunded and has no assets. The following disclosures about changes in the benefit obligation under the plan to provide medical and dental insurance for retirees are as of the measurement date of December 31, 2023:

2023
Accumulated post-retirement benefit obligation - December 31, 2022	$507,563
Interest cost	23,782
Actuarial loss	8,225
Benefits paid	(44,626)
Accumulated post-retirement benefit obligation - December 31, 2023	$494,944

In accounting for the plan, the assumption made for the discount rate was 4.70 percent for the year ended December 31, 2023. The discount rate was calculated using the December 31, 2023 FTSE Pension Liability Index. The assumed health care cost trend rates is assumed to be 7 percent in 2023 grading down to 5.60 percent uniformly over 3 years and then following the Getzen model thereafter for medical and 5 percent per year for dental.

The following is the net periodic post-retirement benefit cost for the year ended December 31, 2023:

2023
Interest cost on accumulated post-retirement benefit obligation	$23,782
Amortization of net gain	(21,182)
Net periodic post-retirement benefit cost	$2,600

The Company estimates the following benefits to be paid in each of the following years:

2024	$47,755
2025	60,906
2026	57,479
2027	58,048
2028	32,710
2029 through 2033	153,490

For the year ended December 31, 2023, net unrecognized actuarial loss of $29,407 resulted primarily from the decrease in the discount rate, which represents $8,225 of actuarial loss arising during the year, and from a reclassification adjustment of $21,182 that decreased the net periodic benefit cost for the year.

NOTE 9. INCOME TAXES

The Company filed for the 1999 tax year to elect treatment as a RIC under Subchapter M of the Code and qualified for the same treatment for the years 2000 through 2015, as well as 2017 and 2019. The Company did not qualify as a RIC under Subchapter M of the Code in 2016, 2018, 2020, 2021, 2022 and 2023. The Company did not have net taxable income in any of 2016, 2018, 2020, 2021, 2022 or 2023, so the failure to qualify as a RIC did not result in a tax liability for the Company. Under the Code, if the Company fails to qualify as a RIC three years in a row, it would be subject to taxation as a C-Corporation on built-in gains should realization of those gains occur within five years of the date of the last annual failure even if the Company qualified as a RIC in a future year.

As of December 31, 2023, the Company did not qualify as a RIC, and will therefore be taxed as a C-Corporation in 2023, as a result of failing certain Diversification Tests. The failure to qualify as a RIC in 2023 is the fourth year in a row that such qualification was not attained. As of December 31, 2023, the Company did not have any built-in gains that would be subject to taxation as a C-Corporation should the Company qualify as a RIC in a future year. Additionally, should the Company qualify as a RIC in a future year, it would be required to distribute any accumulated and undistributed ordinary income and/or undistributed long-term capital gains. As of December 31, 2023, the Company did not have any undistributed ordinary income and/or undistributed long-term capital gains. As a C-Corporation, the Company is permitted to use historical operating loss carryforwards to offset income and gains for tax purposes. As of December 31, 2023, the Company had approximately $87.0 million in operating loss carryforwards that begin to expire in 2026.

The Company's status as a RIC is irrevocable, but qualification is measured both quarterly and annually. Given the Company's status as a RIC and that the ability or inability to use such operating loss carryforwards depends on qualification metrics measured in each taxable year separate from prior years, the Company does not include a deferred tax asset and valuation allowance on deferred tax asset on its Consolidated Statement of Assets and Liabilities.

Under certain circumstances, even if we qualified for Subchapter M treatment for a given year, we might act in a subsequent year to ensure that we would be taxed in that subsequent year as a C Corporation, rather than as a RIC. We will fail to qualify for RIC tax treatment for a taxable year if we do not satisfy the 90 percent Income Test, the Diversification Tests or Annual Distribution Requirement for such year. In the event we do not satisfy the 90 percent Income Test, Diversification Tests or the Annual Distribution Requirement for any taxable year, we will be subject to federal tax with respect to all our taxable income, whether or not distributed. In addition to the corporate tax that would be paid by the Company, all our distributions to shareholders in that situation generally will be taxable as ordinary dividends and generally subject to up to a 30 percent withholding tax if received by a non-U.S. shareholder, although such dividends may qualify for long-term capital gain treatment as "qualified dividends" for U.S. shareholders meeting certain holding period requirements. If the aggregate values of our non-qualifying assets remain below 50 percent of total assets and no non-qualifying asset represents more than 25 percent of the total assets, we will continue to pass the Diversification Tests. Rather than selling portfolio companies that are performing well in order to pass our RIC Diversification Tests, we may opt instead not to qualify as a RIC. We will choose to take such action only if we believe that the result of the action will benefit the Company and our shareholders.

For U.S. federal tax purposes, the Company’s 2020 through 2022 tax years remain open for examination by the tax authorities under the normal three-year statute of limitations. Generally, for New Jersey state tax purposes, the Company’s 2019 through 2022 tax years remain open for examination by the tax authorities under a four-year statute of limitations. The Company will file its 2023 federal and state taxes.
For the year ended December 31, 2023, the Company recorded a consolidated expense of $833 in federal, state and local income taxes.
The Company updated certain components of capital accounts on a tax-basis in 2023, to reflect a return of capital statement of position ("ROCSOP") adjustment. This ROCSOP adjustment includes the reclassification of $3,816,683 of accumulated net operating loss and $6,272,740 of accumulated net realized loss into additional paid in capital. This reclassification results primarily from certain non-deductible expenses and net operating loss. There is no impact to net asset value per share as a result of this ROCSOP adjustment. This adjustment may change in future years if the Company does not qualify as a RIC in a given tax year.
As of December 31, 2023, the Company's net unrealized depreciation of $29,663,378 was comprised of unrealized depreciation of $40,271,721 and unrealized appreciation is $10,608,343. The book cost of investments is $80,281,615. As of

December 31, 2023, the Company's net tax unrealized depreciation of $28,702,992 was comprised of tax unrealized depreciation of $39,311,335 and tax unrealized appreciation is $10,608,343. The tax cost of investments is $79,321,229. As of December 31, 2023, the Company was in a loss position and therefore did not have any undistributed ordinary income and/or undistributed long-term capital gains.
As of December 31, 2023, we had post-enactment loss carryforwards under the provisions of the Regulated Investment Company Modernization Act of 2010 (the "Act") in aggregate of $19,789,848, long term. Capital losses for the year ended December 31, 2023, were $5,695,394. As of December 31, 2023, we had cumulative capital losses, which were derived during years when the Company failed as a RIC, totaling $6,767,387, which may be carried back 3 years or carried forward 5 years. Capital losses when the Company failed as a RIC of $1,919,139 was expired in 2023. As of December 31, 2023, we had cumulative capital losses, which were derived during years when the Company qualified as a RIC, totaling $13,022,461. Post-enactment losses have no expiration date in years where we qualify as a RIC.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the "2017 Act") was enacted, which among other changes, lowered the tax rates for corporations and how future loss carryforwards can be used against future gains. The change of the federal corporate tax rate from 35 percent to 21 percent in the 2017 Act may impact future decisions regarding the issuance of deemed dividends should the Company failed to qualify as a RIC under Subchapter M of the Code and be in a net taxable gain position on investments.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Portfolio companies may seek additional capital in the future and any decision by the Company to not participate in the round of financing could result in outcomes that negatively impact the value of the Company's securities of those portfolio companies.

On November 17, 2021, the Company signed a lease extension through December 31, 2024. Upon an event of default, the lease provides that the landlord may terminate the lease and require us to pay all rent that would have been payable during the remainder of the lease or until the date the landlord re-enters the premises.

NOTE 11. PORTFOLIO PURCHASES AND SALES

During the year ended December 31, 2023:

Company	Purchases/Cost	Sales Proceeds/Distributions
Alta Equipment Group, Inc.	$1,454,352	$9,205,266
Arena Group Holdings, Inc.	970,266	0
Ascent Industries Co.	250,671	0
Brightcove, Inc.	1,513,410	27,420
Commercial Vehicle Group, Inc.	50,292	2,242,644
comScore, Inc.	2,597,286	10
D-Wave Quantum, Inc.	0	170,995
Intevac, Inc.	935,279	2,860,163
Lantronix, Inc.	918,737	1,082,399
Mama's Creations, Inc.	1,630,161	339,549
Potbelly Corporation	157,162	2,247,270
Quantum Corporation	267,201	197,173
Rayonier Advanced Materials, Inc.	3,715,858	536,401
RF Industries, Ltd.	507,912	0
Synchronoss Technologies, Inc.	1,386,099	49,000
VSE Corporation	1,786,884	2,082,314
Miscellaneous Common Stocks(1)	463,288	1,013,116
Total Publicly Traded Equity and Equity-Related Securities Purchases and Sales Proceeds	$18,604,858	$22,053,720

Rights to Milestone Payments from Acquisition of TARA Biosystems, Inc.	$0	$1,621,741
Magnolia Neurosciences Corporation	0	37,175
Total Legacy Privately Held Equity and Equity-Related Securities Cost and Distributions	$0	$1,658,916
Total Purchases/Cost and Sales Proceeds/Distributions	$18,604,858	$23,712,636

(1) Miscellaneous Common Stocks are unrestricted common stocks of publicly traded companies that the Company has not disclosed publicly.

NOTE 12. SHARE REPURCHASE PROGRAM

On February 24, 2023, our Board reauthorized the repurchase of up to $2.5 million of the Company's common stock within a six-month period from the date of notice to investors. On May 10, 2023, the Company noted in a press release it had repurchased 373,679 shares of its common stock at a price per share of $4.43 including brokerage commissions.

On May 11, 2023, our Board reauthorized the repurchase of up to $5 million of the Company's common stock. As of December 31, 2023, no additional repurchases under this reauthorization have occurred. On July 28, 2023, our Board reauthorized the repurchase of up to $5 million of the Company's common stock within a six-month period from the date of notice to investors, which was mailed on or about August 14, 2023. On February 16, 2024, our Board reauthorized the repurchase of up to $5 million of the Company's common stock within a six-month period from the date of notice to investors, which notice will be mailed on or about February 24, 2024.

NOTE 13. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through the date these financial statements were issued. Based upon this evaluation, management has determined there were no items requiring adjustment of the financial statements or additional disclosure.

Line for Schedule of Investments	Method / Level	Primary Industry	# of Shares Purchased/Principal	Cost of TURN's Investment	Valuation
Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities
Arena Group Holdings, Inc.		Interactive Media & Services
Common Stock	(L1)		991,192	$9,806,339	$2,359,037
comScore, Inc.		Advertising
Common Stock	(L1)		328,258	$12,175,182	$5,481,909
Potbelly Corporation		Restaurants
Common Stock	(L1)		1,335,801	$6,098,592	$13,919,046
Synchronoss Technologies, Inc.		Application Software
Common Stock	(L1)		826,849	$12,756,838	$5,134,732
Total Non-Controlled Affiliated Publicly Traded Equity and Equity-Related Securities (53.5%)				$40,836,951	$26,894,724
Legacy Privately Held Equity and Equity-Related Securities
EchoPixel, Inc.		Health Care Equipment
Series Seed Convertible Preferred Stock (acquired 6/21/13-6/30/14)	(I) (L3)		4,194,630	$1,250,000	$105,304
Series Seed-2 Convertible Preferred Stock (acquired 1/22/16)	(I) (L3)		1,476,668	500,000	37,818
Series A-2 Convertible Preferred Stock (acquired 3/23/17)	(I) (L3)		1,471,577	350,000	58,317
				$2,100,000	$201,439
HALE.life Corporation		Health Care Technology
Common Stock (acquired 3/1/16)	(I) (L3)		1,000,000	$10	$0
Series Seed-1 Convertible Preferred Stock (acquired 3/28/17)	(I) (L3)		11,000,000	1,896,920	0
Series Seed-2 Convertible Preferred Stock (acquired 12/28/18)	(I) (L3)		12,083,132	2,500,000	0
				$4,396,930	$0
Total Non-Controlled Affiliated Legacy Privately Held Equity and Equity-Related Securities (0.4%)				$6,496,930	$201,439
Non-Controlled Affiliated Derivative Securities
Potbelly Corporation		Restaurants
Warrants for the Purchase of Common Stock expiring 2/12/26 (acquired 2/10/21)	(I) (L3)		80,605	$224,849	$467,485
Synchronoss Technologies, Inc. (Options)		Application Software
Stock Options for Common Stock Expiring 12/4/30 (acquired 12/4/23)	(I) (L3)		3,334	0	12,629
Total Non-Controlled Affiliated Derivative Securities (1.0%)				$224,849	$480,114
Total Non-Controlled Affiliated Securities (54.9%)				$47,558,730	$27,576,277
Total Controlled Non-Controlled Affiliated Equity and Equity-Related Securities (54.9%)				$47,558,730	$27,576,277

NOTE 14. INVESTMENTS AND ADVANCES TO AFFILIATES - SCHEDULE 12-14

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Net Realized Gain (Loss)	Value as of December 31, 2022	Gross Additions (C)	Gross Reductions (D)	Net Change in Unrealized Appreciation (Depreciation)	Value as of December 31, 2023
CONTROLLED AFFILIATED EQUITY & EQUITY-RELATED SECURITIES(E):
Parabellum Acquisition Partners, LLC	Membership Units	$0	$(2,923,003)	$2,706,572	$0	$(2,706,572)	$216,431	$0
Total Controlled Affiliated Equity & Equity-Related Securities		$0	$(2,923,003)	$2,706,572	$0	$(2,706,572)	$216,431	$0
NON-CONTROLLED AFFILIATED LEGACY PRIVATELY HELD EQUITY & EQUITY-RELATED SECURITIES(F):
EchoPixel, Inc.	Series Seed Convertible Preferred Stock	$0	$0	$78,993	$26,311	$0	$26,311	$105,304
	Series Seed-2 Convertible Preferred Stock	0	0	28,553	9,265	0	9,265	37,818
	Series A-2 Convertible Preferred Stock	0	0	51,340	6,977	0	6,977	58,317
HALE.life Corporation	Common Stock	$0	$0	$0	$0	$0	$0	$0
	Series Seed-1 Convertible Preferred Stock	0	0	0	0	0	0	0
	Series Seed-2 Convertible Preferred Stock	0	0	0	0	0	0	0
Total Non-Controlled Affiliated Legacy Privately Held Equity & Equity-Related Securities		$0	$0	$158,886	$42,553	$0	$42,553	$201,439

NON-CONTROLLED AFFILIATED PUBLICLY TRADED EQUITY & EQUITY-RELATED SECURITIES(F):
Arena Group Holdings, Inc.	Common Stock	$0	$0	$8,147,090	$0	$(5,788,053)	$(6,758,319)	$2,359,037
comScore, Inc.	Common Stock	$0	$8	$4,534,991	$946,918	$0	$(1,650,366)	$5,481,909
Potbelly Corporation	Common Stock	$0	$1,118,151	$8,843,873	$5,075,173	$0	$6,047,130	$13,919,046
	Warrants for Common Stock	0	0	215,631	251,854	0	251,854	467,485

Name of Issuer	Title of Issue or Nature of Indebtedness (A)	Amount of Dividends or Interest Credited to Income (B)	Net Realized Gain (Loss)	Value as of December 31, 2022	Gross Additions (C)	Gross Reductions (D)	Net Change in Unrealized Appreciation (Depreciation)	Value as of December 31, 2023
NON-CONTROLLED AFFILIATED PUBLICLY TRADED EQUITY & EQUITY-RELATED SECURITIES(F):
Synchronoss Technologies, Inc.	Common Stock	$0	$(108,620)	$3,379,203	$1,755,529	$0	$527,050	$5,134,732
	Options for Common Stock	0	0	0	12,629	0	12,629	12,629
Total Non- Controlled Affiliated Publicly Traded Equity & Equity-Related Securities		$0	$1,009,539	$25,120,788	$8,042,103	$(5,788,053)	$(1,570,022)	$27,374,838
Total Controlled and Non- Controlled Affiliated Equity & Equity-Related Securities		$0	$(1,913,464)	$27,986,246	$8,084,656	$(8,494,625)	$(1,311,038)	$27,576,277

(A)Common stock, warrants, options, membership units and, in some cases, preferred stock are generally non-income producing and restricted. The principal amount of debt and the number of shares of common and preferred stock and number of membership units are shown in the accompanying Consolidated Schedule of Investments as of December 31, 2023.

(B)Represents the total amount of interest or dividends credited/(debited) to income for the portion of the period an investment was a control or affiliate investment, as appropriate. Amounts credited to preferred or common stock represent accrued bridge note interest related to conversions that occurred during the year ended December 31, 2023.

(C)Gross additions include increases in investments resulting from new portfolio investments, paid-in-kind interest or dividends, the amortization of discounts and fees. Gross additions also include net increases in unrealized appreciation or decreases in unrealized depreciation.

(D)Gross reductions include decreases in investments resulting from principal collections related to investment repayments or sales, the amortization of premiums and acquisition costs. Gross reductions also include net increases in unrealized depreciation or decreases in unrealized appreciation.

(E)"Controlled Affiliated" is defined as investments in which we own 25 percent or more of the outstanding voting rights of the portfolio company or otherwise control the company, including control of a majority of the seats on the board of directors, or more than 25 percent of the seats on the board of directors, with no other entity or person in control of more director seats than us.

(F)"Non-Controlled Affiliated" is defined as ownership of five percent or more, but less than 25 percent, of the voting shares of the portfolio company, or where we hold the right to appoint one or more members to the portfolio company’s board of directors, but less than 25 percent of the members of the board of directors.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Yukon New Parent, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Yukon New Parent, Inc. (the “Company”) as of February 7, 2025, and the related consolidated statement of changes in stockholder’s equity from January 7, 2025 to February 7, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 7, 2025 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company noted that it had no cash or sources of funding that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025. We have served as the auditor for 180 Degree Capital Corp., the parent company of Yukon New Parent, Inc. since 2023.

/s/ EisnerAmper LLP
EISNERAMPER LLP
New York, New York
February 18, 2025
The accompanying notes are an integral part of these consolidated financial statements.

YUKON NEW PARENT, INC.
CONSOLIDATED BALANCE SHEET

February 7, 2025
ASSETS
Total assets	$0

TOTAL ASSETS	$0

LIABILITIES AND STOCKHOLDER’S EQUITY
Total liabilities	$0

TOTAL LIABILITIES	$0

STOCKHOLDER’S EQUITY
Common Stock, par value $0.001; 1,000 shares authorized, issued and outstanding	$1
Stock subscription receivable (Note 3)	(1)
Total stockholder’s equity	0
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$0
The accompanying notes are an integral part of these consolidated financial statements.

YUKON NEW PARENT, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For the period from January 7, 2025 (inception) to February 7, 2025

	Common Stock		Stock Subscription Receivable	Accumulated Equity	Total Stockholder’s Equity
Balance, January 7, 2025 (inception)	0	$0	$0	$0	$0
Shares issued to related party	1,000	1	(1)	0	0
Balance, February 7, 2025	1,000	$1	$(1)	$0	$0
The accompanying notes are an integral part of these consolidated financial statements.

YUKON NEW PARENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from January 7, 2025 (inception) to February 7, 2025

Note 1. Organization

Description of Business

Yukon New Parent, Inc. (“New Parent”) was incorporated in Delaware on January 7, 2025. New Parent was formed as a wholly-owned subsidiary of 180 Degree Capital Corp. (“180 Degree Capital”) to facilitate the Business Combination as discussed below. We currently anticipate that the Business Combination will be completed in mid-2025, subject to regulatory and shareholder approvals.

Polar Merger Sub, Inc. (“TURN Merger Sub”) was incorporated in New York on January 8, 2025. TURN Merger Sub was formed as a wholly-owned subsidiary of New Parent to facilitate the Business Combination as discussed below.

Moose Merger Sub, LLC (“MLC Merger Sub”) was formed as a limited liability company in Delaware on January 14, 2025. MLC Merger Sub was formed as a wholly-owned subsidiary of New Parent to facilitate the Business Combination as discussed below.

Proposed Business Combination

On January 16, 2025, 180 Degree Capital entered into an Agreement and Plan of Merger (the “Merger Agreement”) with New Parent, Mount Logan Capital Inc. (“MLC”), a corporation organized under the Laws of the Province of Ontario, Canada, Polar Merger Sub, Inc., and Moose Merger Sub, LLC (the “Business Combination”). Pursuant to the Merger Agreement, and subject to the terms and conditions contained therein, (a) TURN Merger Sub shall merge with and into 180 Degree Capital (the “TURN Merger”), and 180 Degree Capital shall be the surviving company and shall continue its existence as a corporation under the Laws of the State of New York and as a wholly owned subsidiary of New Parent and (b) MLC Merger Sub shall merge with and into MLC (the “MLC Merger,” and with the TURN Merger, the “Mergers”), the separate existence of MLC Merger Sub shall cease, and MLC shall be the surviving company in the MLC Merger and shall continue its existence as a limited liability company under the Laws of the State of Delaware and as a wholly-owned subsidiary of New Parent. As a result of the Mergers, New Parent will become a new publicly-traded company and the shareholders of 180 Degree Capital and MLC, respectively, will exchange their shares of each entity for shares of New Parent.

Risks and Uncertainties

New Parent was formed to be the surviving publicly-traded company in connection with the Mergers. New Parent has no prior operating activities and no material assets. Completion of the Mergers may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond New Parent’s control. Plans to consummate the proposed mergers could be impacted by, among other things, downturns in the financial markets or in economic conditions, inflation, increases in interest rates, declines in consumer confidence and spending and geopolitical instability. New Parent cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and the ability to complete the Mergers.

Liquidity, Capital Resources and Going Concern

As of February 7, 2025, New Parent had no cash, and no sources of funding other than funds that may be obtained from 180 Degree Capital.

These conditions raise substantial doubt about New Parent’s ability to continue as a going concern one year from the date that these consolidated financial statements are issued.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of New Parent and its wholly-owned subsidiaries. All intercompany transactions have been eliminated in the consolidated financial statements.

Emerging Growth Company

New Parent is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. New Parent has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, New Parent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Parent’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires New Parent’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considers in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Income Taxes

New Parent and TURN Merger Sub, each are currently not expected have federal income tax return filing requirements as they are not expected to have any trade or business activity prior to completion of the Business Combination.

MLC Merger Sub, under the domestic default classification rules of Reg. Sec. 301.7701-3(b)(1) this entity will be treated as a DRE for tax purposes and thus it will not have a federal income tax return filing requirement.

As of February 7, 2025, there were no uncertain tax positions related to New Parent or its subsidiaries.

Recently Issued Accounting Pronouncements

New Parent has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. New Parent does not expect the adoption of any recently issued pronouncements to have a material impact on its results of operations or financial position.

Note 3. Related Party Transactions

New Parent’s parent company, 180 Degree Capital, has entered into a stock subscription agreement for the acquisition of the shares of common stock issued to 180 Degree Capital. As such, at February 7, 2025, 180 Degree Capital owes $1 to New Parent for the payment of New Parents’s common stock and is reflected as a stock subscription receivable in the Consolidated Balance Sheet.

Note 4. Stockholder’s Equity

Common stock

New Parent is authorized to issue 1,000 shares of common stock with par value of $0.001 each. As of February 7, 2025 there were 1,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote.

Note 5. Commitments and Contingencies

In the normal course of business New Parent may enter into agreements that could result in future commitments and contingencies related to its business. There were no commitments or contingencies as of February 7, 2025.

ANNEX A - AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

among

MOUNT LOGAN CAPITAL INC.,

180 DEGREE CAPITAL CORP.,

YUKON NEW PARENT, INC.,

POLAR MERGER SUB, INC.,

and

MOOSE MERGER SUB, LLC

Dated as of January 16, 2025

A-i

A-ii

A-iii

EXHIBITS AND ANNEXES
ANNEX A        TURN NAV Multiplier Adjustment Mechanism
EXHIBIT A-1        Registration Statement Tax Opinion to TURN
EXHIBIT A-2        Registration Statement Tax Opinion to MLC
EXHIBIT B        New Parent, MLC and TURN Directors and Officers
EXHIBIT C        Plan of Arrangement
EXHIBIT D        MLC Resolutions

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of January 16, 2025 (this “Agreement”), is made by and among Mount Logan Capital Inc., a corporation organized under the Laws of the Province of Ontario, Canada (“MLC”), 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York (“TURN”), Yukon New Parent, Inc., a corporation organized under the Laws of the State of Delaware and a wholly-owned subsidiary of TURN (“New Parent”), Polar Merger Sub, Inc., a corporation organized under the Laws of the State of New York and a wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and Moose Merger Sub, LLC, a limited liability company formed under the Laws of the State of Delaware and a wholly-owned subsidiary of New Parent (“MLC Merger Sub”, and collectively with MLC, TURN, New Parent and TURN Merger Sub, the “Parties” and each a “Party”).
RECITALS
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, TURN Merger Sub shall be merged with and into TURN (the “TURN Merger”), with TURN as the surviving company in the TURN Merger;

WHEREAS, simultaneously with the TURN Merger, upon the terms and subject to the conditions set forth in this Agreement, MLC Merger Sub shall be merged with and into MLC (the “MLC Merger” and, together with the TURN Merger, the “Mergers”), with MLC as the surviving company in the MLC Merger;

WHEREAS, it is intended for Canadian federal income tax purposes, the MLC Merger qualifies as a tax-deferred “foreign merger” as defined in subsection 87(8.1) of the Income Tax Act (Canada) (the “Tax Act”) and, for greater certainty, under relevant corporate law does not involve the distribution of property to one corporation on the winding-up of another corporation;

WHEREAS, immediately prior to the Mergers, the MLC Domestication shall occur, pursuant to which MLC will domesticate from the Province of Ontario, Canada to the State of Delaware;

WHEREAS, the board of directors of TURN established a special committee consisting of Independent Directors of TURN for the purpose of, among other things, evaluating and negotiating the Transactions, which special committee has unanimously (a) determined that this Agreement and the terms of the Transactions (including the TURN Merger and the issuance to the shareholders of TURN of shares of New Parent Common Stock pursuant to the terms of this Agreement) are advisable and in the best interests of TURN and the shareholders of TURN, (b) recommended that the board of directors of TURN (i) determine that this Agreement and the terms of the Transactions are advisable and in the best interests of TURN and the shareholders of TURN and (ii) authorize, adopt and approve this Agreement and the Transactions (including the TURN Merger) and (c) recommended that, subject to the adoption and approval of this Agreement and the Transactions by the board of directors of TURN, the board of directors of TURN resolve to (i) submit this Agreement to the shareholders of TURN entitled to vote thereon for adoption thereby and (ii) recommend that such shareholders of TURN adopt this Agreement and authorize and approve the TURN Matters upon the terms and subject to the conditions set forth in this Agreement (as may be amended, restated or modified in accordance with its terms from time to time);

WHEREAS, the board of directors of TURN, including all of the Independent Directors of TURN, has unanimously (a) determined that this Agreement and the terms of the Transactions (including the TURN Merger and the issuance to the shareholders of TURN of shares of New Parent Common Stock pursuant to the terms of this Agreement) are advisable and in the best interests of TURN and the shareholders of TURN, (b) authorized, adopted and approved this Agreement and the Transactions (including the TURN Merger) and (c) directed that this Agreement be submitted to the shareholders of TURN entitled to vote thereon for adoption thereby and resolved to recommend that such shareholders of TURN adopt this Agreement and authorize and approve the TURN Matters upon the terms and subject to the conditions set forth in this Agreement (as may be amended, restated or modified in accordance with its terms from time to time);

WHEREAS, the board of directors of MLC has unanimously (a) determined that this Agreement and the terms of the Transactions (including the MLC Domestication, the MLC Merger and the issuance to the shareholders of MLC shares of New Parent Common Stock pursuant to the terms of this Agreement) are advisable and in the best interests of MLC and the shareholders of MLC, (b) authorized, adopted and approved this Agreement and the Transactions (including the MLC Domestication and the MLC Merger), and (c) directed that this Agreement be submitted to the shareholders of MLC entitled to vote thereon for adoption thereby and resolved to recommend that such shareholders of MLC adopt this Agreement and authorize and approve the MLC Matters upon the terms and subject to the conditions set forth in this Agreement (as may be amended, restated or modified in accordance with its terms from time to time);

WHEREAS, each of (a) the board of directors of New Parent and (b) TURN, acting in TURN’s capacity as the sole shareholder of New Parent, has approved this Agreement and the Transactions (including the Mergers);

WHEREAS, each of (a) the board of directors of TURN Merger Sub and (b) New Parent, acting in New Parent’s capacity as the sole shareholder of TURN Merger Sub and the sole member of MLC Merger Sub, has approved this Agreement and the Transactions (including the Mergers, as applicable);

WHEREAS, the Parties intend for the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to MLC’s willingness to enter into this Agreement, the TURN Key Shareholders (solely in their capacities as shareholders of TURN) are executing and delivering Voting and Support Agreements pursuant to which each TURN Key Shareholder has, among other things, subject to the terms and conditions set forth therein, agreed to vote the shares of TURN held by such TURN Key Shareholder (i) in favor of all TURN Matters and (ii) against any (A) action or agreement that would reasonably be expected to result in the failure of any of the conditions to Closing set forth in Article VIII to be satisfied or (B) alternative proposal to the Transactions;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to TURN’s willingness to enter into this Agreement, the MLC Key Shareholders (solely in their capacities as shareholders of MLC) are executing and delivering Voting and Support Agreements pursuant to which each MLC Key Shareholder has, among other things, subject to the terms and conditions set forth therein, agreed to vote the shares of MLC held by such MLC Key Shareholder (i) in favor of all MLC Matters and (ii) against any (A) action or agreement that would reasonably be expected to result in the failure of any of the conditions to Closing set forth in Article VIII to be satisfied or (B) alternative proposal to the Transactions; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:
ARTICLE I

THE MERGERS

1.1    The Mergers. Subject to the terms and conditions of this Agreement, (a) in accordance with the New York Business Corporation Law (the “NYBCL”), at the Effective Time, TURN Merger Sub shall merge with and into TURN, the separate corporate existence of TURN Merger Sub shall cease, and TURN shall be the surviving company in the TURN Merger and shall continue its existence as a corporation under the Laws of the State of New York and (b) in accordance with the Delaware Limited Liability Company Act (the “Act”), at the Effective Time, MLC Merger Sub shall merge with and into MLC, the separate existence of MLC Merger Sub shall cease, and MLC shall be the surviving company in the MLC Merger and shall continue its existence as a limited liability company under the Laws of the State of Delaware.

1.2    Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., Eastern Time, at the offices of Dechert LLP, Three Bryant Park, 1095 Avenue of the Americas, New York, NY 10036, on the date that is three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), unless otherwise agreed in writing by the Parties (the “Closing Date”).

1.3    Effective Time. The TURN Merger shall become effective as set forth in the certificate of merger that shall be filed by TURN Merger Sub and TURN with the New York Department of State (the “TURN Certificate of Merger”). The MLC Merger shall become effective as set forth in the certificate of merger that shall be filed by MLC Merger Sub and MLC with the Secretary of State of the State of Delaware (together with the TURN Certificate of Merger, the “Certificates of Merger” and each, a “Certificate of Merger”). The term “Effective Time” shall be the date and time when the Mergers become effective as set forth in the Certificates of Merger, which Mergers the Parties acknowledge and agree shall occur simultaneously and immediately following the MLC Domestication.

1.4    Effects of the Mergers. At and after the Effective Time, the TURN Merger shall have the effects set forth in the NYBCL and the MLC Merger shall have the effects set forth in the Act.

1.5    Conversion of Capital Stock. At the Effective Time, without any action on the part of TURN, MLC, New Parent, TURN Merger Sub, MLC Merger Sub or any other Person:

(a)    By virtue of the TURN Merger, each share of common stock, par value $.001 per share, of TURN Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of TURN as the surviving corporation of the TURN Merger.

(b)    Each share of New Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be redeemed by New Parent and such shares shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c)    By virtue of the TURN Merger, subject to Section 2.7(a), each share of common stock, par value $0.03 per share, of TURN (the “TURN Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) shall be converted, in accordance with the procedures set forth in Article II, into the right to receive a number of shares of New Parent Common Stock equal to the TURN Exchange Ratio (the “TURN Merger Consideration”), subject to the treatment of fractional shares pursuant to Section 2.2.

(d)    By virtue of the MLC Merger, each unit representing a membership interest in MLC Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid unit representing a membership interest of MLC as the surviving limited liability company in the MLC Merger.

(e)    By virtue of the MLC Merger, subject to Section 2.7(a), each MLC Common Share issued and outstanding immediately prior to the Effective Time but, for the avoidance of doubt, after giving effect to the MLC Domestication (other than any Excluded Shares) shall be converted, in accordance with the procedures set forth in Article II, into the right to receive a number of shares of New Parent Common Stock equal to the MLC

Exchange Ratio (the “MLC Merger Consideration” and together with the TURN Merger Consideration, the “Merger Consideration”), subject to the treatment of fractional shares pursuant to Section 2.2.

(f)    By virtue of the applicable Merger, (i) all of the shares of TURN Common Stock and all MLC Common Shares (in each case, other than Excluded Shares) converted into the right to receive the applicable Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each such share of TURN Common Stock and each MLC Common Share shall thereafter represent only the right to receive the applicable Merger Consideration, and (ii) all of the Excluded Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, without any payment or consideration therefor.

1.6    Charter and Bylaws. The charter of TURN Merger Sub and the bylaws of TURN Merger Sub, in each case as in effect immediately prior to the Effective Time (which forms shall be mutually agreed to in writing by TURN and MLC prior thereto), shall be the charter and the bylaws of TURN as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable. The certificate of formation and limited liability company agreement of MLC Merger Sub as in effect immediately prior to the Effective Time (which forms shall be mutually agreed to in writing by TURN and MLC prior thereto), shall be the certificate of formation and limited liability company agreement of MLC as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such certificate of formation and limited liability company agreement. At the Effective Time, the charter and bylaws of New Parent shall be in a form mutually agreed to in writing by TURN and MLC.

1.7    Directors and Officers. Prior to the Effective Time, the Parties shall ensure that the officers of New Parent, and the directors (or managers, as applicable) and officers of TURN and MLC, as of immediately following the Effective Time, shall be as determined by MLC and each such director and officer shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal.

1.8    Other Securities. The Parties acknowledge and agree that MLC will cause to be accelerated in accordance with their terms all restricted share units issued pursuant to the Performance and Restricted Share Unit Plan of MLC, effective on May 30, 2019, as re-approved by the MLC shareholders on June 23, 2022 and as amended by the board of directors of MLC on May 7, 2024 and ratified by the MLC shareholders on June 7, 2024 (the “Restricted Unit Plan”). In addition, TURN agrees to cause New Parent to execute and deliver, at or prior to the Effective Time, one or more supplemental indentures to the Indentures in a form reasonably acceptable to each of MLC and TURN, in each case, to evidence and effectuate the due assumption by New Parent of the obligation to issue New Parent Common Stock upon the exercise of the Warrants in accordance with their terms.

ARTICLE II

MERGER CONSIDERATION

2.1    Delivery of Evidence of New Parent Common Stock. At the Effective Time, New Parent shall deposit with its transfer agent evidence of book-entry shares representing New Parent Common Stock issuable as Merger Consideration pursuant to Section 1.5(c) and Section 1.5(e).

2.2    No Fractional Shares. No fractional shares of New Parent Common Stock shall be issued upon the conversion of TURN Common Stock or MLC Common Shares pursuant to Section 1.5(c) or Section 1.5(e). As to any fraction of a share to which any holder of shares of TURN Common Stock or MLC Common Shares exchanged pursuant to the Mergers would be entitled (after aggregating all fractional shares of New Parent Common Stock to which such holder would be entitled in respect of such exchanged TURN Common Stock or MLC Common Shares, as applicable), such fraction shall be rounded down to the nearest whole number.

2.3    Paying and Exchange Agent. Prior to the Effective Time, New Parent shall appoint a transfer agent or other bank or trust company selected by MLC, in consultation with TURN, to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of TURN and MLC. New Parent shall deposit or shall cause to be deposited with the Paying and Exchange Agent, for the benefit of holders of TURN Common Stock and MLC Common Shares entitled to receive New Parent Common Stock hereunder, (a) at or prior to the Effective Time, the aggregate number of shares of New Parent Common Stock to be issued hereunder, and (b) from time to time after the Effective Time, any dividends or other distributions to which such holders may be entitled pursuant to Section 2.11 with a record date at or after the Effective Time and prior to the surrender of the underlying shares of TURN Common Stock or MLC Common Shares, as applicable (any deposits described by clause (a) or (b), together, the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than a purpose expressly provided for by this Agreement.

2.4    Delivery of Merger Consideration.

(a)    As promptly as practicable once the Effective Time is determined, and in any event no later than the second Business Day after the Closing Date, (i) if MLC determines, with respect to the MLC Merger, that a Letter of Transmittal (as defined below) is necessary, advisable or appropriate, or (ii) if TURN determines, with respect to the TURN Merger, that a Letter of Transmittal is necessary, advisable or appropriate, the Parties shall, in each case, cause the Paying and Exchange Agent to mail to each holder of record of MLC Common Shares and/or shares of TURN Common Stock, as applicable, a letter of transmittal in customary form and containing such provisions as may be reasonably acceptable to MLC and TURN, which without limiting the foregoing shall specify that delivery shall be effected, and risk of loss and title to such MLC Common Shares or shares of TURN Common Stock, shall pass only upon proper delivery of the certificates, if any, for such MLC Common Shares or shares of TURN Common Stock to the Paying and Exchange Agent, and which shall include instructions for the return of such certificates, if any, to the Paying and Exchange Agent (such letter of transmittal, the “Letter of Transmittal”).

(b)    Each holder of record of shares of TURN Common Stock that are converted into the right to receive the TURN Merger Consideration pursuant to Section 1.5(c) shall, subject to delivery of a Letter of Transmittal if required, duly completed and validly executed in accordance with the instructions thereto, if applicable, promptly after the Effective Time, be entitled to receive the TURN Merger Consideration.

(c)    Each holder of record of MLC Common Shares that are converted into the right to receive the MLC Merger Consideration pursuant to Section 1.5(e) shall, subject to delivery of a Letter of Transmittal if required, duly completed and validly executed in accordance with the instructions thereto, if applicable, promptly after the Effective Time, be entitled to receive the MLC Merger Consideration.

2.5    No Further Ownership Rights. All Merger Consideration paid in accordance with the terms of Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of TURN Common Stock and the MLC Common Shares in respect of which such Merger Consideration was paid.

2.6    Net Asset Value Calculation.

(a)    MLC shall deliver to TURN on the Determination Date (as defined below) a calculation of the Closing MLC Net Asset Value as of a date mutually agreed between MLC and TURN, such date to be no earlier than two (2) Business Days prior to the Closing Date (such agreed date, the “Determination Date”), calculated in good faith as of such date, approved by the board of directors of MLC and certified by the Chief Financial Officer or other senior executive officer of MLC, together with reasonable documentation to support such estimate (the “MLC NAV Statement”); provided that an updated MLC NAV Statement shall be delivered to TURN in the event that the Closing is subsequently delayed such that that the Determination Date is earlier than two (2) Business Days prior to the Closing Date or there is a material change to the Closing MLC Net Asset Value prior to the Closing. MLC shall reasonably and in good faith consider any reasonable comments provided by TURN in good faith to the calculation of the Closing MLC Net Asset Value, and prior to the Closing shall deliver to TURN a certificate reflecting the updated Closing MLC Net Asset Value incorporating any such comments, as well as the number of MLC Common Shares that will be issued and outstanding as of immediately prior to the Effective Time, certified by the Chief Financial Officer or other senior executive officer of MLC.

(b)    TURN shall deliver to MLC on the Determination Date a calculation of the Closing TURN Net Asset Value as of the Determination Date, calculated in good faith as of such date, approved by the board of directors of TURN and certified by the Chief Financial Officer or other senior executive officer of TURN, together with reasonable documentation to support such estimate (the “TURN NAV Statement”); provided that an updated TURN NAV Statement shall be delivered to MLC in the event that the Closing is subsequently delayed such that that the Determination Date is earlier than two (2) Business Days prior to the Closing Date or there is a material change to the Closing TURN Net Asset Value prior to the Closing. TURN shall reasonably and in good faith consider any reasonable comments provided by MLC in good faith to the calculation of the Closing TURN Net Asset Value, and prior to the Closing shall deliver to MLC a certificate reflecting the updated Closing TURN Net Asset Value incorporating any such comments, as well as the number of shares of TURN Common Stock that will be issued and outstanding as of immediately prior to the Effective Time, certified by the Chief Financial Officer or other senior executive officer of TURN.

(c)    TURN and MLC each agree to provide to the other Party and its respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including any reports prepared by valuation agents in their possession, in order to assist such Party with its review of such calculation.

2.7    Certain Adjustments.

(a)    The TURN Exchange Ratio and the MLC Exchange Ratio shall each be equitably adjusted (to the extent not already taken into account in determining the Closing TURN Net Asset Value and/or Closing MLC Net Asset Value, as applicable) if, from the Determination Date to the Effective Time, the number of outstanding shares of TURN Common Stock or MLC Common Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities as a result of any reclassification, merger, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities shall have been authorized and declared with a record date within such period; provided, that for the avoidance of doubt, no such dividend resulting from Section 2.7(b) or the procedures set forth on Annex A shall result in any such adjustment pursuant to this Section 2.7(a). Nothing in this Section 2.7(a) shall be construed to permit any Party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(b)    The Parties acknowledge and agree that, to the extent that the TURN NAV Multiplier would reasonably be expected to be greater than 50%, the Parties shall reasonably cooperate to implement the procedures set forth on Annex A attached hereto, which the Parties acknowledge and agree shall be implemented before the Effective Time.

2.8    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former shareholders of MLC or TURN, as applicable, as of the first anniversary of the Effective Time may be paid to New Parent, upon New Parent’s written demand to the Paying and Exchange Agent. In such event, any former shareholders of MLC or TURN who have not theretofore complied with any applicable requirements to receive (or have otherwise not received) the Merger Consideration and any amounts to which such shareholder is entitled to receive pursuant to Section 2.2 or Section 2.11 shall thereafter look only to New Parent with respect thereto. Notwithstanding the foregoing, none of TURN, MLC, New Parent, TURN Merger Sub, MLC Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of MLC Common Shares or shares of TURN Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws from or after the first anniversary of the Effective Time.

2.9    Withholding Rights. New Parent, MLC, TURN and the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (including the issuance of New Parent Common Stock to holders of shares of TURN Common Stock or MLC Common Shares) such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law; provided, that, other than with respect to any withholding required in connection with amounts properly treated as compensation for applicable Tax purposes, New Parent, MLC, TURN or the Paying and Exchange Agent, as applicable, shall reasonably cooperate to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law and shall use commercially reasonable efforts to provide written notice to the applicable party prior to any such withholding of the amounts it intends to deduct or withhold and the basis upon which such amounts are intended to be deducted or withheld and allow such party the reasonable opportunity to establish that such withholding is not required. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient. Without limiting the foregoing, New Parent may give effect to withholding hereunder by withholding any consideration issued in the form of New Parent Common Stock or other consideration issued in kind, and then selling such portion of New Parent Common Stock or other consideration issued in kind as it may determine and using the proceeds thereof to satisfy applicable withholding obligations and remitting such proceeds to applicable Governmental Entities.

2.10    No Further Transfers. From and after the Effective Time, there shall be no further transfers on the stock transfer books of TURN or MLC of the shares of TURN Common Stock or MLC Common Shares, respectively, that were outstanding immediately prior to the Effective Time.

2.11    Post-Effective Time Distributions. All shares of New Parent Common Stock to be issued pursuant to the Mergers shall be deemed issued and outstanding as of the Effective Time. In furtherance of the foregoing, if any dividend or distribution having a record date at or following the Effective Time is declared by New Parent in respect of the New Parent Common Stock, such declaration shall apply to all shares of New Parent Common Stock issuable or issued pursuant to this Agreement that remain outstanding as of the payment date of such dividend or distribution.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TURN

Except with respect to matters that have been Previously Disclosed, TURN hereby represents and warrants to MLC that:
3.1    Corporate Organization.

(a)    Each of TURN, New Parent and TURN Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation. MLC Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of the State of formation. Each of TURN, New Parent, TURN Merger Sub and MLC Merger Sub has the requisite corporate or limited liability company, as applicable, power and authority to own, lease, license or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation or foreign limited liability company, as applicable, in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, licensed or operated by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

(b)    True, complete and correct copies of the charter of TURN, as amended (the “TURN Charter”), and the Amended and Restated Bylaws of TURN (the “TURN Bylaws”), each as in effect as of the date of this Agreement, have previously been publicly filed by TURN.

(c)    Each Subsidiary of TURN (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

3.2    No Other Business. New Parent is a wholly owned Subsidiary of TURN, and each of TURN Merger Sub and MLC Merger Sub are wholly owned Subsidiaries of New Parent. Each of New Parent, TURN Merger Sub and MLC Merger Sub are newly formed entities formed solely for the purpose of consummating the Transactions and have engaged in no business activity other than matters incidental to their formation and as expressly contemplated by this Agreement. Except for obligations or liabilities incurred in connection with the Transactions and expressly described herein, none of New Parent, TURN Merger Sub and MLC Merger Sub has incurred, directly or indirectly, any obligations or liabilities.

3.3    Capitalization. The authorized capital stock of TURN consists of 15,000,000 shares of TURN Common Stock, of which 10,000,141 were outstanding as of the close of business on January 15, 2025 (the “TURN Capitalization Date”) and 2,000,000 shares of TURN Preferred Stock, of which zero were outstanding as of the close of business on the TURN Capitalization Date. All of the issued and outstanding shares of TURN Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (and free of preemptive rights, with no personal liability with respect to TURN attaching to the ownership thereof) and are uncertificated. As of the date of this Agreement, no Indebtedness having the right to vote or convertible into the right to vote on any matters on which shareholders of TURN may vote (“Voting Debt”) is issued or outstanding. As of the close of business on the TURN Capitalization Date, TURN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (collectively, “Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of TURN Common Stock, Voting Debt or any other equity securities of TURN or any securities representing the right to purchase or otherwise receive any shares of TURN Common Stock, Voting Debt or other equity securities of TURN. There are no obligations of TURN or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of TURN, Voting Debt or any equity security of TURN or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of TURN or its Subsidiaries or (ii) pursuant to which TURN or any of its Subsidiaries is or could be required to register shares of TURN’s capital stock or other securities under the Securities Act. All of the TURN Common Stock sold has been sold pursuant to an effective registration statement filed under the Securities Act or an appropriate exemption therefrom and in accordance with the Investment Company Act and, if applicable, state “blue sky” Laws.

3.4    Subsidiaries.

(a)    Section 3.4(a) of the TURN Disclosure Letter contains a list of each Subsidiary of TURN. Except for the TURN Investment Assets (as defined below) and for the equity interests and rights held by TURN and its Subsidiaries in the Persons set forth on Section 3.4(a) of the TURN Disclosure Letter, TURN and its Subsidiaries do not own directly or indirectly any equity interests or rights in any Person.

(b)    All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of TURN are owned by TURN, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable

(in respect of corporate entities) and free of preemptive rights. No Subsidiary of TURN has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

3.5    Authority; No Violation.

(a)    Each of TURN, New Parent, TURN Merger Sub and MLC Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and the other agreements ancillary to this Agreement to which it is or will be a party and to consummate the Transactions. The execution and delivery of this Agreement and the other agreements ancillary to this Agreement to which TURN, New Parent, TURN Merger Sub and MLC Merger Sub is or will be a party and the consummation of the Transactions have been duly and validly approved by the board of directors (or similar governing body in the case of MLC Merger Sub) of TURN, including all of the Independent Directors of TURN, New Parent, TURN Merger Sub and MLC Merger Sub, as applicable. The board of directors of TURN, including all of the Independent Directors of TURN, has unanimously (i) determined that this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of TURN, (ii) approved the TURN Matters, (iii) directed that the TURN Matters be submitted to TURN’s shareholders for approval at a duly held meeting of such shareholders (the “TURN Shareholders Meeting”) and (iv) adopted a resolution to recommend that the shareholders of TURN adopt this Agreement and vote in favor of the TURN Matters, subject to Section 7.10. Except for receipt of the affirmative vote of (x) with respect to the adoption of this Agreement, shares representing two-thirds of the outstanding shares of TURN Common Stock entitled to vote thereon, and (y) with respect to the deregistration of TURN under the Investment Company Act pursuant to Section 7.15, shares representing the majority of the outstanding shares of TURN Common Stock entitled to vote thereon, each at a duly held meeting of such shareholders (the “TURN Requisite Vote”), the Mergers and the other Transactions have been authorized by all necessary corporate action. This Agreement and the other agreements ancillary to this agreement have been or will be prior to Closing duly and validly executed and delivered by each of TURN, New Parent, TURN Merger Sub and MLC Merger Sub and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)    Neither the execution and delivery of this Agreement and the other agreements ancillary to this Agreement to which any of TURN, New Parent, TURN Merger Sub and MLC Merger Sub is or will be a party to, nor the consummation by such party of the Transactions, nor performance of this Agreement and the other agreements ancillary to this Agreement which such party is or will be a party, will (i) violate any provision of the TURN Charter or the TURN Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.5(a) and Section 3.6 are duly obtained and/or made, (A) violate any Law or Order applicable to such Party or any of its Subsidiaries, (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or violate any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Party or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (C) result in the creation of any Lien upon any of the properties or assets of such Party or any of its Subsidiaries, except, with respect to clauses (ii)(B) and (ii)(C), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, failure to obtain consent, approval or authorization, failure to give notice or file, or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

3.6    Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by any of TURN, New Parent, TURN Merger Sub or MLC Merger Sub of the Mergers and the other Transactions, except for (i) the filing with the SEC of a Preliminary Joint Proxy Statement/Prospectus in definitive form relating to the TURN Shareholders Meeting and the MLC Shareholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form S-4 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Certificates of Merger with and the acceptance for record of the Certificates of Merger by the required Governmental Entities, (iii) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement, (iv) approval of listing of such New Parent Common Stock on the Nasdaq and (v) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on TURN.

3.7    Reports.

(a)    TURN has timely filed or furnished in all material respects all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with the SEC (such filings since the Applicable Date, including any amendments thereto, the “TURN SEC Reports”). At the time filed or furnished with the SEC, or if supplemented, modified or amended, as of the date of the most recent supplement, modification or amendment, the TURN SEC Reports (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, and (ii) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Subsidiaries of TURN is required to make any filing with the SEC.

(b)    Other than those of general application that apply in a similar manner to similarly situated companies or their Subsidiaries, neither TURN nor any of its Subsidiaries is subject to any cease-and-desist or other Order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Knowledge of TURN, that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of New Parent or any of its Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, nor has TURN or any of its Subsidiaries been advised in writing or, to the Knowledge of TURN, orally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)    As of the date of this Agreement, to the Knowledge of TURN there are no unresolved comments from the SEC with respect to the TURN SEC Reports or any ongoing SEC examination of TURN.

3.8    TURN Financial Statements.

(a)    The consolidated financial statements, including the related schedules of investments, of TURN and its Subsidiaries included (or incorporated by reference) in the TURN SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of TURN and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. EisnerAmper LLP has not resigned, threatened resignation or been dismissed as TURN’s independent public accountant as a result of or in connection with any disagreements with TURN on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except for (A) liabilities reflected or reserved against on the consolidated statement of assets and liabilities of TURN as of December 31, 2023 (a true, complete and correct copy of which has been provided to MLC) (the “TURN Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of TURN as of September 30, 2024 included in the unaudited financial statements (the “TURN Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since December 31, 2023, (D) liabilities incurred in connection with this Agreement and the Transactions, and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, neither TURN nor any of its Subsidiaries has any liabilities that would be required to be reflected or reserved against in the TURN Balance Sheet or the TURN Interim Balance Sheet in accordance with GAAP.

(c)    Neither TURN nor any of its Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result of such contract or arrangement is that disclosure of any material transaction involving, or material liabilities of TURN and its Subsidiaries, is not reflected in the TURN SEC Reports.

(d)    Since the Applicable Date, (i) neither TURN nor any of its Subsidiaries nor, to the Knowledge of TURN, any director, officer, auditor, accountant or representative of TURN or any of its Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or, to the Knowledge of TURN, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of TURN or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that TURN or any of its Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rule 30a-3 under the Investment Company Act), and (ii) no attorney representing TURN or any of its Subsidiaries, whether or not employed by TURN or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by TURN or any of its directors, officers or agents to the board of directors of TURN or any committee thereof or to any director or officer of TURN.

(e)    To the Knowledge of TURN, since the Applicable Date, EisnerAmper LLP, which has expressed its opinion with respect to the financial statements of TURN and its Subsidiaries included in the TURN SEC Reports (including the related notes), has been (i) “independent” with respect to TURN and its Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f)    The principal executive officer and principal financial officer of TURN have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and TURN is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g)    TURN has in all material respects:

(i)    designed and maintained a system of disclosure controls and procedures (as defined in Rule 30a-3(c) promulgated under the Investment Company Act) to ensure that all information (both financial and non-financial) required to be disclosed by TURN in the reports that it files or submits to the SEC under the Investment Company Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to TURN’s management as appropriate to allow timely decisions regarding required disclosure and to allow TURN’s principal executive officer and principal financial officer to make the certifications required under the Investment Company Act with respect to such reports;

(ii)    designed and maintained a system of internal controls over financial reporting (as defined in Rule 30a-3(d) promulgated under the Investment Company Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that provide reasonable assurance that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of TURN; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of TURN are being made only in accordance with authorizations of management and directors of TURN; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of TURN’s assets that could have a material adverse effect on the financial statements.

(iii)    (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the board of directors of TURN, TURN’s Knowledge of (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of TURN’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for any auditors any material weaknesses in internal controls that exist to TURN’s Knowledge; and

(iv)    provided to MLC true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the board of directors of TURN that have been made in writing from the Applicable Date through the date hereof.

(h)    The fair market value of TURN’s investments as of September 30, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement”, issued by the Financial Accounting Standards Board and (ii) for TURN’s investments as to which there are not readily available market quotations, reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the board of directors of TURN or the “valuation designee” (as that term is defined in Rule 2a-5(e)(4) under the Investment Company Act) designated by the board of directors of TURN pursuant to Rule 2a-5(b) under the Investment Company Act.

(i)    To the Knowledge of TURN, there is no fraud or suspected fraud affecting TURN involving management of TURN or employees of TURN who have significant roles in TURN’s internal control over financial reporting, when such fraud could have a material effect on TURN’s consolidated financial statements.

3.9    Broker’s Fees. Neither TURN, New Parent, TURN Merger Sub and MLC Merger Sub nor any of their respective Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Fenchurch Advisory Partners US LP (the fees and expenses of which will be a TURN Transaction Expense).

3.10    Absence of Changes or Events. Since December 31, 2023 through the date of this Agreement, (i) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN and (ii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of MLC under Section 5.2.

3.11    Compliance with Applicable Law; Permits.

(a)    TURN and each of its Subsidiaries are in compliance, and have been since the Applicable Date operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act. TURN has not received any written or, to TURN’s Knowledge, oral notification from a Governmental Entity of any non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole (including any notice which would, or would reasonably be expected to, give rise to an affirmative answer to any of the questions in Item 11, Part 1 or Item 9, Part 2A of the Form ADV of TURN). TURN has operated in compliance with all listing standards of Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole. TURN is not subject to any “stop order” and is, and was, qualified to sell shares of TURN Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

(b)    TURN is duly registered with the Commission as a closed-end management investment company under the Investment Company Act.

(c)    The shares of TURN Common Stock have been issued and sold in transactions that are registered under the Securities Act or pursuant to an applicable exemption of the Securities Act.

(d)    TURN is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

(e)    TURN has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for TURN, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to TURN’s board of directors and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

(f)    TURN has transferred in whole to a third party, and no longer has any rights or Liabilities, Liens, requirements or any other obligations associated with, any entity that is, or is required to be, registered with the SEC as a broker-dealer, and no such rights or Liabilities, Liens, requirements, or any other obligations associated with such broker-dealer entity will be transferred pursuant to this Agreement, all of which inure, following the transfer of such broker-dealer entity’s SEC registration and FINRA membership to such third party, entirely in such third party transferee. All approvals needed to execute the transfer of TURN’s former broker-dealer registration and FINRA membership were duly received by TURN and the third-party transferee. TURN has not received any written or, to TURN’s Knowledge, oral notification from a Governmental Entity of any existing or threatened Proceeding against such broker-dealer entity or relating to the activities of such broker-dealer entity at any time prior to its transfer to the third-party transferee.

(g)    TURN and each of its Subsidiaries holds and is in compliance with all Permits required in order to permit TURN and each of its Subsidiaries to own, lease or license their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. TURN has not received any written, or to TURN’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which non-compliance or Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

(h)    The minute books and other similar records of TURN contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of TURN, the board of directors of TURN and any committees of the board of directors of TURN.

(i)    Since the Applicable Date, neither TURN, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of TURN, employees or agents, has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in each case in connection with the business of TURN or its Subsidiaries in violation of any applicable Laws or regulations related to anti-bribery or anti-corruption, including the Foreign Corrupt Practices Act of 1977.

(j)    Neither TURN, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of TURN, employees or agents, is a Sanctioned Person or is organized or engaged in business in a Sanctioned Country. Since the Applicable Date, neither TURN, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of TURN, employees or agents, has engaged directly or indirectly, in connection with the business of TURN or its Subsidiaries in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or otherwise in violation of applicable Sanctions.

(k)    The operations of TURN and each of its Subsidiaries are, and since the Applicable Date, have been, conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the rules and regulations thereunder, the money laundering statutes of all applicable jurisdictions, and the rules and regulations thereunder and any related or similar binding rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action by or before any Governmental Entity involving TURN or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of TURN, threatened.

3.12    State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

3.13    TURN Information. None of the information supplied or to be supplied by TURN for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to shareholders of TURN or stockholders of MLC or at the time of the TURN Shareholders Meeting or the MLC Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by TURN, New Parent, TURN Merger Sub or MLC Merger Sub with respect to information supplied by MLC or its Representatives on behalf of MLC for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy/Prospectus.

3.14    Taxes and Tax Returns. Other than with respect to the representations and warranties set forth in Section 3.14(c), except as would not, individually or in the aggregate, be material to TURN and its Subsidiaries, taken as a whole:

(a)    TURN and each of its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it on or prior to the date of this Agreement (and all such Tax Returns are accurate and complete). All Taxes owed by TURN and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. Neither TURN nor any of its Subsidiaries is currently the subject of any Tax audit, dispute or other Proceeding related to Taxes, no such audit, dispute or other Proceeding related to Taxes has been threatened in writing, and there is no outstanding audit, deficiency, assessment or adjustment with respect to Taxes involving TURN or any of its Subsidiaries. Neither TURN nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among TURN and its Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers is also a part), neither TURN nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither TURN nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by TURN or any of its Subsidiaries. Neither TURN nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). Within the past seven years, neither TURN nor any of its Subsidiaries has participated in any transaction that could give rise to a disclosure obligation as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(b)    TURN and its Subsidiaries have complied with all applicable Laws relating to the payment, collection and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, withheld and collected from and paid over all amounts to the appropriate Governmental Entity required to be so withheld, collected and paid over under applicable Laws.

(c)    TURN is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

(d)    No claim has been made in writing by a taxing authority in a jurisdiction where TURN or any of its Subsidiaries does not file Tax Returns that TURN or any such Subsidiary is or may be subject to taxation by that jurisdiction.

(e)    Neither TURN nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country in which it was organized.

(f)    No private letter ruling from the IRS or comparable rulings from other taxing authorities has been entered into by or with respect to TURN or any of its Subsidiaries that still has any effect.

(g)    Neither TURN nor any of its Subsidiaries has any liability for the Taxes of another Person other than TURN and its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(h)    Neither TURN nor any of its Subsidiaries has ever been a member of a, combined or unitary Tax group (other than such a group the common parent of which is TURN and which includes only TURN and its Subsidiaries).

(i)    There are no Liens (other than Permitted Liens) for Taxes (other than Taxes not yet due and payable) upon any of the assets of TURN or any of its Subsidiaries.

(j)    Neither TURN nor any of its Subsidiaries has consented to extend or waive the statute of limitations or time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity (other than an automatic extension to file Tax Returns).

(k)    Neither TURN nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any change in or use of a method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing for which payment is due after the Closing, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) entered into or created on or prior to the Closing, (v) any prepaid or deposit amount received or deferred revenue or deferred gains accrued on or prior to the Closing Date, or (vi) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

3.15    Litigation. There are no material Proceedings pending or, to the Knowledge of TURN, threatened against TURN or any of its Subsidiaries. There is no Order binding upon TURN or any of its Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

3.16    Employee Benefits Plans.

(a)    Section 3.16(a) of the TURN Disclosure Letter sets forth a true and complete list of all material “employee benefit plans” within the meaning of Section 3(3) of ERISA, all medical, dental, life insurance, equity or equity-based, bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other plans, agreements (including employment, consulting and collective bargaining agreements), policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by TURN or its Subsidiaries on behalf of any employee, officer, director or other service provider of TURN or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) with respect to which TURN or its Subsidiaries has any material obligation (including contingent obligations that could reasonably be expected to flow to TURN by reason of an obligation of an ERISA Affiliate) on behalf of any employee, officer, director or other service provider or beneficiary of TURN or any of its ERISA Affiliates (each a “TURN Company Plan,” and collectively, the “TURN Company Plans”).

(b)    TURN has made available to MLC: (i) copies of all material documents setting forth the terms of each TURN Company Plan, including all material amendments thereto and all related trust documents; (ii) the most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each TURN Company Plan; (iii) the most recent actuarial reports (if applicable) for all TURN Company Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each TURN Company Plan; (v) all material written contracts, instruments or agreements relating to each TURN Company Plan, including administrative service agreements and group insurance contracts; (vi) the most recent IRS determination or opinion letter issued with respect to each TURN Company Plan intended to be qualified under Section 401(a) of the Code; and (vii) all filings in the last six (6) years, and all compliance statements, no action letters and similar determinations, in each case, with respect to the TURN Company Plans under the IRS’ Employee Plans Compliance Resolution System Program or any of its predecessors and the Department of Labor Voluntary Fiduciary and Delinquent Filer Voluntary Compliance Programs.

(c)    None of TURN, its Subsidiaries, or any of their respective ERISA Affiliates or predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any material liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), or any voluntary employees’ beneficiary association or other funded welfare arrangement (within the meaning of Section 419, 419A or 501(c)(9) of the Code). No TURN Company Plan is “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(d)    Each TURN Company Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS upon which it may rely regarding its qualified status (as to form) under the Code, and nothing has occurred, whether by action or by failure to act, that has caused or would reasonably be expected to cause the loss of such qualification or a material penalty.

(e)    All payments required by each TURN Company Plan or by the Laws applying to each TURN Company Plan (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by TURN or its Subsidiaries in accordance with the provisions of each of the TURN Company Plans, applicable Law and GAAP.

(f)    No proceeding has been overtly threatened, asserted, instituted or, to the Knowledge of TURN, is anticipated against any of the TURN Company Plans (other than routine individual claims for benefits and appeals of such claims) or, with respect to each TURN Company Plan, the plan sponsor, any trustee or any fiduciary or other material service provider thereof or any of the assets of any trust of any of the TURN Company Plans.

(g)    Each TURN Company Plan substantially complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law, including ERISA and the Code.

(h)    None of TURN or its Subsidiaries has engaged in a material non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, and to the Knowledge of TURN, no material non-exempt “prohibited transaction” has occurred or is reasonably expected to occur with respect to the TURN Company Plans.

(i)    No TURN Company Plan is under, and neither TURN nor its Subsidiaries has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any material Tax or penalty.

(j)    Except as set forth on Section 3.16(j) of the TURN Disclosure Letter, no TURN Company Plan provides post-retirement health and welfare benefits to any current or former employee of TURN or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

(k)    Except as set forth on Section 3.16(k) of the TURN Disclosure Letter, the consummation of the Transactions alone, or in combination with any other event, (i) will not give rise to any material liability under any TURN Company Plan, (ii) accelerate the time of payment or vesting or materially increase the amount, or require the funding, of compensation or benefits due to any employee, director or other service provider of TURN or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (iii) restrict the ability of TURN or its Subsidiaries to amend or terminate any TURN Company Plan at any time.

(l)    No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Transactions by any employee, director or other service provider of TURN or its Subsidiaries under any TURN Company Plan or otherwise would reasonably be expected not to be deductible by reason of Section 280G of the Code or would reasonably be expected to be subject to an excise tax under Section 4999 of the Code. Neither TURN nor any of its Subsidiaries has any indemnity obligation on or after the Closing Date for any Taxes imposed under Section 4999 or 409A of the Code.

(m)    None of TURN or its Subsidiaries has made any promises or commitments to create any additional TURN Company Plan, or to modify or change in any material way any existing TURN Company Plan.

3.17    Labor.

(a)    None of TURN or any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with any labor organization. None of the employees of TURN or any of its Subsidiaries are represented by any labor organization with respect to their employment by TURN or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, no labor strike, slowdown, lockout, picketing, slowdown, union election petition, demand for recognition, or work stoppage against TURN or any of its Subsidiaries is pending or, to the Knowledge of TURN, threatened, and there has been no such action pending or, to the Knowledge of TURN, threatened in the past three (3) years. To the Knowledge of TURN, no union organizing activities involving any labor organization or any employees of TURN or any of its Subsidiaries are (or have been in the past three (3) years) pending or threatened against TURN or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, there is no, and there has not been in the past three (3) years any, unfair labor practice charge or complaint against TURN or any of its Subsidiaries pending or, to the Knowledge of TURN, threatened before either (i) the National Labor Relations Board or (ii) similar Governmental Entity in any jurisdiction outside of the United States.

(b)    TURN and each of its Subsidiaries are in compliance, and have since the Applicable Date operated in compliance, with all applicable Laws relating to labor, employment, and employment practices, including all Laws relating to wages and hours, overtime, worker classification (including classification of individuals as employees or independent contractors, and classification of employees as exempt or nonexempt), health and safety, paid time off, background checks, unemployment insurance, workers’ compensation, equal employment opportunity, employment discrimination, sexual or other harassment, retaliation, plant closings and mass layoffs, leaves of absence (including paid sick and safe leave), and immigration, in each case other than as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole. Each of TURN and each of its Subsidiaries has properly completed and retained a Form I-9 for each current and former employee whose employment with TURN or its applicable Subsidiary is or was based in the United States, except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

(c)    To the extent permitted by applicable Law, Section 3.17 of the TURN Disclosure Letter sets forth, as of a date no earlier than ten (10) days prior to the date hereof, a complete and accurate list of each employee of TURN or any of its Subsidiaries, along with each such employee’s (i) name, (ii) employer, (iii) job title, (iv) work location, (v) current base salary or hourly wage, (vi) classification by TURN or its Subsidiaries as exempt or nonexempt under applicable Law, (vii) date of hire, (viii) status as full time or part time, and (ix) status as actively at work or on a leave of absence (and, if on a leave of absence, expected return to work date). No director, officer, or Executive of TURN or any of its Subsidiaries has submitted his or her resignation in writing or, to the Knowledge of TURN, intends to resign within twelve (12) months of the Closing Date.

(d)    No allegations of sexual harassment have been made to TURN or its Subsidiaries or, to the Knowledge of TURN, to any other Person, against any director, officer or Executive of TURN or any of its Subsidiaries. In the past six (6) years, no allegations of sexual harassment have been made to TURN or any of its Subsidiaries against any current employee of TURN or any of its Subsidiaries (other than any director, officer, or Executive), except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

3.18    Certain Contracts.

(a)    TURN has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to MLC of, all Contracts (including any amendments, modifications or supplements, thereto, collectively, the “TURN Material Contracts”) to which, as of the date hereof, TURN or any of its Subsidiaries is a party, or which binds their respective assets or properties, with respect to:

(i)    any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K;

(ii)    any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of TURN or any of its Subsidiaries is outstanding or may be incurred, or any guarantee by TURN or any of its Subsidiaries of any Indebtedness;

(iii)    any Contract that creates future payment obligations in excess of $100,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of TURN or its Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole);

(iv)    except with respect to investments set forth in the TURN SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to TURN and its Subsidiaries, taken as a whole;

(v)    any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of TURN and its Subsidiaries, taken as a whole, is or could be conducted or the types of business that TURN and its Subsidiaries conducts or may conduct;

(vi)    any Contract (A) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) as to which there are any material ongoing obligations other than Contracts entered into in the ordinary course of business with respect to investments set forth in the TURN SEC Reports, or (B) that gives any Person the right to acquire any assets of TURN or any of its Subsidiaries (excluding ordinary course commitments to purchase goods, products or services) after the date hereof;

(vii)    any Contract that obligates TURN or any of its Subsidiaries to conduct any business that is material to TURN and its Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Mergers, will obligate MLC or any of its Subsidiaries to conduct business with any third-party on an exclusive basis;

(viii)    any Contract that obligates TURN or any of its Subsidiaries to indemnify or hold harmless any past or present director or officer of TURN or any of its Subsidiaries (other than the TURN Charter, the TURN Bylaws or any of the organizational or governing documents of any Subsidiaries of TURN);

(ix)    any TURN IPR Agreement, provided that the following are excluded from the foregoing scheduling requirements: (A) agreements in respect of Commercially Available

Software are excluded from the scheduling requirement for TURN In-Bound Licenses; and (B) non-exclusive licenses granted by TURN or any of its Subsidiaries in the ordinary course of business are excluded from the scheduling requirement for TURN Out-Bound Licenses; and (C) provided that TURN has produced to MLC a copy of each such current and historical standard form of agreement, each standard agreement executed by a TURN Personnel assigning to TURN or its Subsidiary all Intellectual Property Rights developed by such Person within the scope of such Person’s employment or engagement with TURN or its Subsidiary is excluded from the scheduling requirement for TURN Development Agreements; or

(x)    any Contract with a Governmental Entity.

(b)    Each TURN Material Contract is (i) valid and binding on TURN or its applicable Subsidiary and, to the Knowledge of TURN, each other party thereto, (ii) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (iii) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. Neither TURN nor any of its Subsidiaries nor, to the Knowledge of TURN, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any TURN Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. No event has occurred with respect to TURN or any of its Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any TURN Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

3.19    Affiliate Arrangements. Except for the provision of compensation and benefits to employees in the ordinary course of business or as set forth on Section 3.19 of the TURN Disclosure Letter, no officer, director, manager or Affiliate of TURN or its Subsidiaries (other than TURN and its Subsidiaries) is a party to any agreement, Contract, commitment or transaction with TURN or its Subsidiaries or has any interest in any material assets or property (real, personal or mixed, tangible or intangible) of or used by TURN or its Subsidiaries.

3.20    Insurance Coverage.

(a)    All material insurance policies maintained by TURN or any of its Subsidiaries and that name TURN or any of its Subsidiaries as an insured (each, an “TURN Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each TURN Insurance Policy have been paid. Neither TURN nor any of its Subsidiaries has received written notice of cancellation of any TURN Insurance Policy.

(b)    There have been no claims made by TURN or any of its Subsidiaries under any TURN Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy or in respect of which such underwriters have reserved their rights, and there are no claims pending under any TURN Insurance Policy, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. Since the Applicable Date, neither TURN nor any of its Subsidiaries has been refused any insurance nor has its coverage been limited, by any insurance carrier to which it has applied for insurance.

3.21    Intellectual Property.
(a)    Section 3.21(a) of the TURN Disclosure Letter sets forth a complete and correct list of any and all TURN Registered IPR, in each case specifying for each item, as applicable, the owner(s) (and if different, also specifying the owner(s) of record) (and, in the case of domain names, the registrant) and any co-

owner(s); jurisdiction of application and/or registration; the application and/or registration number; the date of application and/or registration; and the status of application and/or registration. Each material item of TURN Registered IPR has been duly applied for and registered in accordance with applicable Laws, is validly registered and/or recorded in the name of TURN or its Subsidiary, and in full force, and all documents, recordations and certificates in connection with such TURN Registered IPR currently required to be filed have been filed with the relevant IPR Registration Authority for the purposes of prosecuting, maintaining, recording and perfecting such TURN Registered IPR and TURN’s and its Subsidiaries’ ownership interests therein.

(b)    TURN and its Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of TURN and its Subsidiaries taken as a whole, except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

(c)    TURN and its Subsidiaries have secured, by a written agreement or by operation of Law, from each Inventor who participated in the development of any material Intellectual Property Rights for TURN or any of its Subsidiaries, sole and exclusive legal and beneficial ownership of each Inventor’s right, title and interest in such Intellectual Property Rights and a waiver of any and all moral rights therein. To the Knowledge of TURN: (i) no material TURN IPR developed for TURN or any of its Subsidiaries by any current or former TURN Personnel is subject to the rights of any former employer of such Person and (ii) no current or former TURN Personnel is in violation of or has violated any agreement with any third party by virtue of such Person being employed by or performing services for TURN or any of its Subsidiaries or, without permission of the applicable third party, disclosing or using in connection with such Person’s employment or engagement with TURN or any of its Subsidiaries any Proprietary Information or Intellectual Property Rights owned by or subject to the rights of any third party.

(d)    The products and services of TURN and its Subsidiaries as offered currently and in the last six (6) years, including the use thereof, and the operation of TURN’s and its Subsidiaries’ business as conducted currently and in the last six (6) years, do not infringe, misappropriate, dilute or otherwise violate, and have not infringed, misappropriated, diluted or otherwise violated, the Intellectual Property Rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole. To the Knowledge of TURN, no third party has in the last six (6) years infringed, misappropriated, diluted or otherwise violated or is infringing on, misappropriating, diluting or otherwise violating any material TURN IPR.

(e)    In the last six (6) years, TURN and its Subsidiaries have not received any written notice (i) that TURN or any of its Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any TURN IPR is invalid or unenforceable, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole. In the last six (6) years, TURN and its Subsidiaries have not sent any written notice to any third party or threatened any action or claim against any third party involving or relating to any material TURN IPR.

(f)    TURN has taken commercially reasonable and appropriate steps to protect and maintain all material TURN IPR, including to preserve the security and confidentiality of TURN’s and its Subsidiaries’ material Proprietary Information (including any material third party Proprietary Information held or used by TURN or any of its Subsidiaries under an obligation of confidentiality to a third party). There has been no material breach of confidentiality obligations or unauthorized disclosure on the part of TURN, any of its Subsidiaries or, to the Knowledge of TURN, by any third party with respect to material Proprietary Information of TURN. Except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, TURN and its Subsidiaries use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, TURN has not included and does not include any sensitive Personal Information, Proprietary Information of TURN or any of its Subsidiaries or of any

third Person under an obligation of confidentiality by TURN or any of its Subsidiaries, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools.

(g)    No source code of any material Software included in the TURN IPR (“TURN Software”) has been disclosed, delivered or licensed to any third party and no third party has any option or right to receive any such source code, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license of any such source code, other than disclosures by TURN and its Subsidiaries to TURN Personnel and subcontractors involved in the development, maintenance or operation of such TURN Software, in each case pursuant to written agreements that limit the use and disclosure of such source code. The TURN Software: (i) is free from material defects and bugs, and substantially conforms to the applicable specifications, documentation, and samples therefor and (ii) does not contain any Malicious Code. No TURN Software comprises, was or is developed in whole or in part using, or is linked to or distributed with, any Open Source Software (including any modification thereof), in any manner that subjects the TURN Software (or portion thereof) to any copyleft license or which otherwise requires or purports to require TURN or any of its Subsidiaries to: (i) disclose, publish or redistribute any source code of TURN Software to any third party or (ii) grant to any third party any license with respect to Intellectual Property Rights included in the TURN Software.

(h)    All material information technology hardware (including personal computers, servers, and network hardware), software, and network and communication systems and platforms used or held for use by TURN and its Subsidiaries (collectively, the “TURN IT Infrastructure”) are either owned by, licensed or leased to TURN and its Subsidiaries. The currently existing TURN IT Infrastructure is adequate and sufficient in all material respects to meet the processing and other business requirements of TURN and its Subsidiaries as the business is currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole, the TURN IT Infrastructure: (i) operates and performs in accordance with their documentation and functional specifications, (ii) is in good working order, has been properly maintained, performed adequately and not malfunctioned or failed at any time during the last twenty four (24) months (excluding any temporary problems arising in the ordinary course of business that did not materially disrupt the operations of TURN and its Subsidiaries), and (iii) is free of any Malicious Code. During the last twenty four (24) months, to the Knowledge of TURN, no third party has gained unauthorized access to any TURN IT Infrastructure or any data contained therein, or otherwise infiltrated or adversely impacted the operation of any TURN IT Infrastructure (including any external hack, denial of service attack, ransomware attack). TURN and its Subsidiaries have taken (including through its third party service providers) commercially reasonable precautions necessary to protect, secure and maintain the TURN IT Infrastructure and the data contained therein, and the storage capacities and requirements of TURN and its Subsidiaries.

3.22     Data Privacy.

(a)    TURN and each of its Subsidiaries are in material compliance with and have at all times in the last twenty-four (24) months materially complied with all Privacy Commitments. TURN and each of its Subsidiaries has established and maintains commercially reasonable technical, physical and organizational measures designed to protect Company Data to which TURN or any of its Subsidiaries has access or otherwise Processes, including against Data Security Breaches.

(b)    TURN and each of its Subsidiaries (i) have obtained all necessary rights, permissions, and consents to permit the transfer of Personal Information in connection with the Transactions; and (ii) will, immediately following the Closing Date, continue to be permitted to Process Personal Information on terms substantially identical to those in effect as of the date of this Agreement.

(c)    To the Knowledge of TURN, there has been no Data Security Breach affecting TURN in the last twenty-four (24) months.

(d)    Neither TURN nor any of its Subsidiaries has received any Order, request, warning, reprimand, inquiry, notification, allegation or claim (i) from a Governmental Entity regarding data privacy, cybersecurity, or its data handling or data sharing practices, or (ii) from any Person alleging that it is in violation of or has not complied in any respect with any Privacy Commitment. To the Knowledge of TURN, neither TURN nor any of its Subsidiaries is currently and has not in the last twenty four (24) months been under investigation, or subject to any complaint, audit, proceeding, investigation, enforcement action, inquiry or claim, initiated by any (a) Governmental Entity, (b) state, federal, or foreign self-regulating body, or (c) Person regarding or alleging that the Processing of Personal Information by TURN or any of its Subsidiaries is in violation of any Privacy Commitment. No Person has claimed or threatened to claim any material amount of compensation (or offer for compensation) from TURN or any of its Subsidiaries under or in connection with any actual or alleged violation of any Privacy Commitment.

(e)    TURN and each of its Subsidiaries has lawful authority for sending commercial electronic messages in compliance with Privacy and Data Security Laws, and TURN and each of its Subsidiaries has and has retained appropriate information and records upon which to ground such lawful authority.

3.23    Environmental Matters. There are no Proceedings of any kind, pending or, to the Knowledge of TURN, threatened, against TURN or any of its Subsidiaries, arising under any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. There are no Orders by or with any Governmental Entity, imposing any material liability or obligation on TURN or any of its Subsidiaries under or in respect of any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. There are and have been no releases of Hazardous Substances at any property owned or premises leased by TURN or any of its Subsidiaries during the period of TURN’s or such Subsidiary’s ownership or lease that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN. None of TURN nor any of its Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by TURN or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TURN.

3.24    Real Property. Neither TURN nor any of its Subsidiaries owns any real property. Section 3.24 of the TURN Disclosure Letter sets forth a complete and accurate list of all real property leased by TURN or any of its Subsidiaries (the “Leased Real Property”). Neither TURN nor any of its Subsidiaries has received written notice of any pending or contemplated condemnation, expropriation or other Proceeding in eminent domain affecting the Leased Real Property or any portion thereof or interest therein, except for such Proceedings as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole. Neither TURN nor any of its Subsidiaries has received any written notice that the current use and occupancy of the Leased Real Property violates any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the Leased Real Property, as applicable, other than such violations as would not, individually or in the aggregate, reasonably be expected to be material to TURN and its Subsidiaries, taken as a whole.

3.25    Investment Assets.

(a)    Each of TURN and its Subsidiaries has good title to all securities and other investment assets owned by it (the “TURN Investment Assets”), free and clear of any material Liens (other than Permitted Liens).

(b)    To the Knowledge of TURN, there are no Proceedings pending or threatened against any of the TURN Investment Assets except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect with respect to TURN. To the Knowledge of TURN, there is no Order binding upon any of the TURN Investment Assets other than such Orders as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect with respect to TURN.

3.26    Appraisal Rights. No appraisal rights shall be available to holders of TURN Common Stock in connection with the Transactions.

3.27    Valuation. Except as may be mutually agreed by the Parties, the value of each TURN Investment Asset that is used in connection with the computations made by TURN pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the board of directors of TURN as of December 19, 2024 and set forth in TURN’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such TURN Investment Assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by TURN other than the TURN Investment Assets that are used in connection with the computations made by TURN pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the Parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the board of directors of TURN as of December 19, 2024. Except as may be mutually agreed by the Parties, the fair value of any portfolio securities for which there are no readily available market quotations and for which fair value determinations were made by the board of directors of TURN or the “valuation designee” (as that term is defined in Rule 2a-5(e)(4) under the Investment Company Act) designated by the board of directors of TURN pursuant to Rule 2a-5(b) under the Investment Company Act and the terms of this Agreement, for purposes of such computations were or will be determined by such board of directors or valuation designee, as applicable, in good faith in accordance with the valuation methods set forth in TURN’s valuation policies and procedures adopted by its board of directors as of December 19, 2024.

3.28    Opinion of Financial Advisor. Prior to the execution of this Agreement, the special committee of the board of directors of TURN has received the opinion of Fenchurch Advisory Partners US LP, financial advisor to the special committee of the board of directors of TURN, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the January Exchange Ratio (as defined in such opinion) is fair, from a financial point of view, to the holders of TURN Common Stock, other than the Excluded Shares.

3.29    Investment Advisor Matters.

(a)    TURN filed a Form ADV-W and has de-registered as an investment adviser as of December 24, 2024 (the “De-Registration Date”).

(b)    Prior to the De-Registration Date, TURN was, at all times since its initial registration with the SEC, duly registered as an investment adviser under the Investment Advisers Act and was qualified and licensed as an investment adviser in each state and other jurisdiction wherein it was required to be so qualified or licensed. Prior to the De-Registration Date, each of TURN’s officers or employees who was, since the Applicable Date, required to be registered, licensed or qualified as an “investment adviser representative” (as such term is defined in Rule 203A-3 under the Investment Advisers Act) was duly and properly registered, licensed or qualified as such, and was so registered, licensed or qualified at all times while in the employ with TURN since the Applicable Date.

(c)    Neither TURN, nor its Subsidiaries, nor any of their respective employees, officers, directors or members is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve in such capacity to a registered investment company. Since the Applicable Date, neither TURN nor any of its Subsidiaries has received any written notice from any Governmental Entity alleging any such ineligibility or disqualification described in this Section 3.29(c).

(d)    With respect to any material written report of examination (including any deficiency letter), inspection or investigation of TURN issued by any Governmental Entity, no Governmental Entity has informed TURN or any of its Subsidiaries in writing that (i) any material deficiencies or violations noted in such examination, inspection or investigation reports have not been resolved to the satisfaction of such Governmental Entity and (ii) it intends to take further action on any such matter.

(e)    Neither TURN nor any or its Subsidiaries, nor, to the Knowledge of TURN, any of their respective officers, managers, directors or employees has been the subject of any investigations or disciplinary proceedings or Orders of any Governmental Entity arising under applicable Securities Laws which would have been required to be disclosed on Form ADV, and no such disciplinary proceeding or Order is pending or, to the Knowledge of TURN, threatened. Neither TURN, nor any of its Subsidiaries, nor, to the Knowledge of TURN, any of their respective officers, managers, directors or employees have been permanently enjoined by the Order of any court or other Governmental Entity from engaging in or continuing any conduct or practice in connection with any activity.

(f)    Section 3.29(h) of the TURN Disclosure Letter sets forth a true, correct and complete list of each client account pursuant to which TURN or its Subsidiaries provides services to a TURN Client (the “TURN Client Accounts”). There are no clawback obligations with respect to any past or present TURN Client Account and, to the Knowledge of TURN, no facts exist that would be reasonably likely to give rise to any such clawback obligation.

(g)    With respect to each client account pursuant to which TURN or its Subsidiaries provides or has provided services to, either (i) such account is not subject to Title I of ERISA, section 4975 of the Code or any similar Law; or (ii) such account has been operated in compliance with ERISA, Section 4975 of the Code and any applicable similar Law in all material respects. Neither TURN nor any of its “affiliates” (within the meaning of U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 (the “QPAM Exemption”)) is, or is reasonably expected to become, unable to meet the requirement set forth in section I(g) of the QPAM Exemption.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MLC

Except with respect to matters that have been Previously Disclosed, MLC hereby represents and warrants to TURN that:
4.1    Corporate Organization.

(a)    MLC is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. MLC has the requisite corporate power and authority to own, lease, license or operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, licensed or operated by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

(b)    True, complete and correct copies of the articles of incorporation of MLC, as amended (the “MLC Articles”), and the by-laws of MLC, being the Amended and Restated By-Law NO. 1 of MLC (the “MLC Bylaws”), each as in effect as of the date of this Agreement, have previously been publicly filed by MLC.

(c)    Each Subsidiary of MLC (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

4.2    Capitalization. The authorized capital of MLC consists of an unlimited number of common shares and an unlimited number of preference shares, issuable in series, of which 25,895,612 common shares and no preference shares were outstanding as of the close of business on January 15, 2025 (the “MLC Capitalization Date”). All of the issued and outstanding MLC Common Shares have been duly authorized and validly issued and are fully paid, nonassessable (and free of preemptive rights, with no personal liability with respect to MLC attaching to the ownership thereof) and are uncertificated. As of the date of this Agreement, no Indebtedness having the right to vote or convertible into the right to vote on any matters on which shareholders of MLC may vote (“MLC Voting Debt”) is issued or outstanding. As of the close of business on the MLC Capitalization Date, except for (A) the Indentures and (B) the Restricted Unit Plan, MLC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (collectively, “MLC Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of MLC Common Shares, Voting Debt or any other equity securities of MLC or any securities representing the right to purchase or otherwise receive any shares of MLC Common Shares, MLC Voting Debt or other equity securities of MLC. There are no obligations of MLC or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of MLC, MLC Voting Debt or any equity security of MLC or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, MLC Voting Debt or any other equity security of MLC or its Subsidiaries or (ii) pursuant to which MLC or any of its Subsidiaries is or could be required to register shares of MLC’s capital stock or other securities under the Securities Act. All of the MLC Common Shares sold have been sold in accordance with applicable Canadian Securities Laws.

4.3    Subsidiaries.

(a)    Section 4.3(a) of the MLC Disclosure Letter contains a list of each Subsidiary of MLC. Except for the MLC Investment Assets (as defined below) and for the equity interests and rights held by MLC and its Subsidiaries in the Persons set forth on Section 4.3(a) of the MLC Disclosure Letter, MLC and its Subsidiaries do not own directly or indirectly any equity interests or rights in any Person.

(b)    All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of MLC are owned by MLC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Subsidiary of MLC has or is bound by any outstanding MLC Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.4    Authority; No Violation.

(a)    MLC has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements ancillary to this Agreement to which it is or will be a party and to consummate the Transactions. The execution and delivery of this Agreement and the other agreements ancillary to this Agreement to which MLC is or will be a party and the consummation of the Transactions have been duly and validly approved by the board of directors of MLC, including all of the Independent Directors of MLC. The board of directors of MLC, including all of the Independent Directors of MLC, has unanimously (i) determined that this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of MLC, (ii) approved the MLC Matters, (iii) directed that the MLC Matters be submitted to MLC’s shareholders for approval at a duly held meeting of such shareholders (the “MLC Shareholders Meeting”) and (iv) adopted a resolution to recommend that the shareholders of MLC adopt this Agreement and vote in favor of the MLC Matters, subject to Section 7.9. Except for receipt of the affirmative vote of (i) two-thirds of the votes cast on such resolution by MLC shareholders present in person or represented by proxy at the MLC Shareholders Meeting, (ii) if required, a majority of the votes cast on such resolution by MLC shareholders present in person or represented by proxy at the MLC Shareholders Meeting excluding for this purpose votes attached to MLC Common Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101 and (iii) holders of a majority of the units of MLC, after giving effect to the MLC Domestication, as required by Section 18-209 of the Act, to approve the MLC Matters at a duly held meeting of such shareholders (the “MLC Requisite Vote”), the Mergers and the other Transactions have been authorized by all necessary corporate action. This Agreement and the other agreements ancillary to this agreement have been or will be prior to Closing duly and validly executed and delivered by MLC and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)    Neither the execution and delivery of this Agreement and the other agreements ancillary to this Agreement to which MLC is or will be a party to, nor the consummation by such party of the Transactions, nor performance of this Agreement and the other agreements ancillary to this Agreement which such party is or will be a party, will (i) violate any provision of the MLC Articles or the MLC Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 4.4(a) and Section 4.5 are duly obtained and/or made, (A) violate any Law or Order applicable to such Party or any of its Subsidiaries, (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or violate any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Party or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, or (C) result in the creation of any Lien upon any of the properties or assets of such Party or any of its Subsidiaries, except, with respect to clauses (ii)(B) and (ii)(C), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, failure to obtain consent, approval or authorization, failure to give notice or file, or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

4.5    Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MLC of the Mergers and the other Transactions, except for (i) the consent of the Ontario Securities Commission in respect of the MLC Domestication pursuant to the OBCA, (ii) the authorization of the Ministry of Public and Business Service Delivery for MLC to continue out of Ontario to another jurisdiction, (iii) the consent of Cboe Canada in respect of the Transactions, (iv) notice to the Minister of Innovation, Science and Economic Development of the completion of the Transactions to be provided under the Investment Canada Act, (v) if required, the filing by Crown Private Credits Partners Inc. pursuant to Section 11.10 of National Instrument 31-103 – Registration Requirements, (vi) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (vii) the filing of the Certificates of Merger with and the acceptance for record of the Certificates of Merger by the required Governmental Entities, (viii) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of New Parent Common Stock pursuant to this Agreement, (ix) approval of listing of such New Parent Common Stock on the Nasdaq, (x) the reporting of this Agreement under applicable Canadian Securities Laws, (xi) the consent of the Nebraska Department of Insurance in respect of the Transactions, and (xii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MLC.

4.6    Reports.

(a)    MLC has timely filed all forms, statements, certifications, reports and documents that it was required to file since the Applicable Date with the Canadian Securities Authorities (such filings since the Applicable Date, including any amendments thereto, the “MLC Reports”). At the time filed with the Canadian Securities Authorities, or if supplemented, modified or amended, as of the date of the most recent supplement, modification or amendment, the MLC Reports did not contain any misrepresentation (within the meaning of applicable Canadian Securities Laws), and complied as to form in all material respects with the published rules and regulations of the Canadian Securities Authorities with respect thereto. None of the Subsidiaries of MLC is required to make any filing with the Canadian Securities Authorities.

(b)    Other than those of general application that apply in a similar manner to similarly situated companies or their Subsidiaries, neither MLC nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Knowledge of MLC, that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of New Parent or any of its Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, nor has MLC or any of its Subsidiaries been advised in writing or, to the Knowledge of MLC, orally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)    As of the date of this Agreement, to the Knowledge of MLC there are no unresolved comments from the Canadian Securities Authorities with respect to the MLC Reports or any ongoing Canadian Securities Authorities examination of MLC.

(d)    MLC has not filed any confidential material change report which at the date of this Agreement remains confidential.

4.7    MLC Financial Statements.

(a)    The consolidated financial statements, including the related schedules of investments, of MLC and its Subsidiaries included (or incorporated by reference) in the MLC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of MLC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) have complied as to form, as of their respective dates of filing with the Canadian Securities Authorities, in all material respects with applicable accounting requirements and with the published rules and regulations of the Canadian Securities Authorities with respect thereto and (iii) have been prepared in all material respects in accordance with IFRS consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Deloitte and Touche LLP has not resigned, threatened resignation or been dismissed as MLC’s independent public accountant as a result of or in connection with any disagreements with MLC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except for (A) liabilities reflected or reserved against on the consolidated statement of assets and liabilities of MLC as of December 31, 2023 (a true, complete and correct copy of which has been provided to TURN) (the “MLC Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of MLC as of September 30, 2024 included in the unaudited financial statements (the “MLC Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since December 31, 2023, (D) liabilities incurred in connection with this Agreement and the Transactions, and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, neither MLC nor any of its Subsidiaries has any liabilities that would be required to be reflected or reserved against in the MLC Balance Sheet or the MLC Interim Balance Sheet in accordance with IFRS.

(c)    Neither MLC nor any of its Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result of such contract or arrangement is that disclosure of any material transaction involving, or material liabilities of MLC and its Subsidiaries, is not reflected in the MLC Reports.

(d)    Since the Applicable Date, (i) neither MLC nor any of its Subsidiaries nor, to the Knowledge of MLC, any director, officer, auditor, accountant or representative of MLC or any of its Subsidiaries has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or, to the Knowledge of MLC, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MLC or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that MLC or any of its Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in applicable Canadian Securities Laws), and (ii) no attorney representing MLC or any of its Subsidiaries, whether or not employed by MLC or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by MLC or any of its directors, officers or agents to the board of directors of MLC or any committee thereof or to any director or officer of MLC.

(e)    To the Knowledge of MLC, since the Applicable Date, Deloitte and Touche LLP, which has expressed its opinion with respect to the financial statements of MLC and its Subsidiaries included in the MLC Reports (including the related notes), has been “independent” with respect to MLC and its Subsidiaries within the meaning of applicable Laws.

(f)    The certifying officers (as defined in applicable Canadian Securities Laws) of MLC have made all certifications required by applicable Canadian Securities Laws, and the statements contained in any such certifications are complete and correct in all material respects.

(g)    MLC has in all material respects:

(i)    designed and maintained a system of disclosure controls and procedures (as defined in applicable Canadian Securities Laws ) to ensure that all information (both financial and non-financial) required to be disclosed by MLC in the reports that it files or submits to the Canadian Securities Authorities under applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified under applicable Canadian Securities Laws and that such information is accumulated and communicated to MLC’s management as appropriate to allow timely decisions regarding required disclosure and to allow MLC’s certifying officers to make the certifications required under the applicable Canadian Securities Laws with respect to such MLC Reports;

(ii)    designed and maintained a system of internal controls over financial reporting (as defined in applicable Canadian Securities Laws ) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including policies and procedures that provide reasonable assurance that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of MLC; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of MLC are being made only in accordance with authorizations of management and directors of MLC; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of MLC’s assets that could have a material adverse effect on the financial statements. MLC’s management, with the participation of MLC’s certifying officers, has completed an assessment of the effectiveness of MLC’s internal controls over financial reporting for the fiscal year ended December 31, 2023 in compliance with the requirements of applicable Canadian Securities Laws, and such assessment concluded that MLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023;

(iii)    (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the board of directors of MLC, MLC’s Knowledge of (1) any significant deficiencies or material weaknesses (as defined in applicable Canadian Securities Laws) in the design or operation of MLC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for any auditors any material weaknesses in internal controls that exist to MLC’s Knowledge; and

(iv)    provided to TURN true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the board of directors of MLC that have been made in writing from the Applicable Date through the date hereof.

(h)    To the Knowledge of MLC, there is no fraud or suspected fraud affecting MLC involving management of MLC or employees of MLC who have significant roles in MLC’s internal control over financial reporting, when such fraud could have a material effect on MLC’s consolidated financial statements.

4.8    Broker’s Fees. None of MLC, any of its Subsidiaries or any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions.

4.9    Absence of Changes or Events. Since December 31, 2023 through the date of this Agreement, (i) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC and (ii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of TURN under Section 6.2.

4.10    Compliance with Applicable Law; Permits.

(a)    MLC and each of its Subsidiaries are in compliance, and have been since the Applicable Date operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, applicable Canadian Securities Laws, the Investment Company Act, the Securities Act and the Exchange Act. MLC has not received any written or, to MLC’s Knowledge, oral notification from a Governmental Entity of any non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. MLC is a “reporting issuer” in all Canadian provinces. MLC has not taken any action to cease to be a reporting issuer in any of the provinces of Canada nor has MLC received notification from any Canadian Securities Authority seeking to revoke the reporting issuer status of MLC. MLC has operated in compliance with all listing standards of Cboe Canada since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. MLC is not subject to any delisting, suspension of trading or cease trade or other Order or restriction with respect to any of its securities and is, and was, qualified to sell MLC Common Shares in each jurisdiction in which such MLC Common Shares were sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

(b)    The MLC Common Shares have been issued and sold in transactions that were completed in compliance with applicable Canadian Securities Laws.

(c)    MLC is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in the MLC Reports and applicable Laws, as applicable, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

(d)    MLC and each of its Subsidiaries holds and is in compliance with all Permits required in order to permit MLC and each of its Subsidiaries to own, lease or license their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MLC. MLC has not received any written or, to MLC’s Knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which non-compliance or Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

(e)    The minute books and other similar records of MLC contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of MLC, the board of directors of MLC and any committees of the board of directors of MLC.

(f)    Since the Applicable Date, neither MLC, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of MLC, employees or agents, has directly or indirectly made any bribes, rebates, payoffs, influence payments, kickbacks, illegal payments, illegal political contributions, or other payments, in the form of cash, gifts, or otherwise, or taken any other action, in each case in connection with the business of MLC or its Subsidiaries in violation of any applicable Laws or regulations related to anti-bribery or anti-corruption, including the Foreign Corrupt Practices Act of 1977.

(g)    Neither MLC, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of MLC, employees or agents, is a Sanctioned Person or is organized or engaged in business in a Sanctioned Country. Since the Applicable Date, neither MLC, nor any of its Subsidiaries, nor any of their respective directors, officers, or, to the Knowledge of MLC, employees or agents, has engaged directly or indirectly, in connection with the business of MLC or its Subsidiaries in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, or otherwise in violation of applicable Sanctions.

(h)    The operations of MLC and each of its Subsidiaries are, and since the Applicable Date, have been, conducted in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the USA PATRIOT Act, and the Money Laundering Laws; and no action by or before any Governmental Entity involving MLC or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of MLC, threatened.

4.11    State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.12    MLC Information. None of the information supplied or to be supplied by MLC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of TURN or shareholders of MLC or at the time of the TURN Shareholders Meeting or the MLC Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MLC with respect to information supplied by TURN or its Representatives on behalf of TURN for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy/Prospectus.

4.13    Taxes and Tax Returns. Other than with respect to the representations and warranties set forth in Section 4.13(c), except as would not, individually or in the aggregate, be material to MLC and its Subsidiaries, taken as a whole:

(a)    MLC and each of its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it on or prior to the date of this Agreement (and all such Tax Returns are accurate and complete). All Taxes owed by MLC and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full. Neither MLC nor any of its Subsidiaries is currently the subject of any Tax audit, dispute or other Proceeding related to Taxes, no such audit, dispute or other Proceeding related to Taxes has been threatened in writing, and there is no outstanding audit, deficiency, assessment or adjustment with respect to Taxes involving MLC or any of its Subsidiaries. Neither MLC nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MLC and its Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers is also a part), neither MLC nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither MLC nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by MLC or any of its Subsidiaries. Neither MLC nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). Within the past seven years, neither MLC nor any of its Subsidiaries has participated in any transaction that could give rise to a disclosure obligation as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(b)    MLC and its Subsidiaries have complied with all applicable Laws relating to the payment, collection and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, withheld and collected from and paid over all amounts to the appropriate Governmental Entity required to be so withheld, collected and paid over under applicable Laws.

(c)    MLC is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

(d)    No claim has been made in writing by a taxing authority in a jurisdiction where MLC or any of its Subsidiaries does not file Tax Returns that MLC or any such Subsidiary is or may be subject to taxation by that jurisdiction.

(e)    Neither MLC nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than the country in which it is organized.

(f)    No private letter ruling from the IRS or comparable rulings from other taxing authorities has been entered into by or with respect to MLC or any of its Subsidiaries that still has any effect.

(g)    Neither MLC nor any of its Subsidiaries has any liability for the Taxes of another Person other than MLC and its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(h)    Neither MLC nor any of its Subsidiaries has ever been a member of a, combined or unitary Tax group (other than such a group the common parent of which is MLC and which includes only MLC and its Subsidiaries).

(i)    There are no Liens (other than Permitted Liens) for Taxes (other than Taxes not yet due and payable) upon any of the assets of MLC or any of its Subsidiaries.

(j)    Neither MLC nor any of its Subsidiaries has consented to extend or waive the statute of limitations or time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any Governmental Entity (other than an automatic extension to file Tax Returns).

(k)    Neither MLC nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of (i) any change in or use of a method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) any installment sale or open transaction disposition made on or prior to the Closing for which payment is due after the Closing, (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) entered into or created on or prior to the Closing, (v) any prepaid or deposit amount received or deferred revenue or deferred gains accrued on or prior to the Closing Date, or (vi) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date.

4.14    Litigation. There are no material Proceedings pending or, to the Knowledge of MLC, threatened against MLC or any of its Subsidiaries. There is no Order binding upon MLC or any of its Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

4.15    Employee Benefits Plans.

(a)    Section 4.15(a) of the MLC Disclosure Letter sets forth a true and complete list of all material “employee benefit plans” within the meaning of Section 3(3) of ERISA (or any similar plan subject to Laws of a jurisdiction outside of the United States), all medical, dental, life insurance, equity or equity-based, bonus or other incentive compensation, disability, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other plans, agreements (including employment, consulting and collective bargaining agreements), policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) (i) established, maintained, sponsored or contributed to (or with respect to which any obligation to contribute has been undertaken) by MLC or its Subsidiaries on behalf of any employee, officer, director or other service provider of MLC or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (ii) with respect to which MLC or its Subsidiaries has any material obligation (including contingent obligations that could reasonably be expected to flow to MLC by reason of an obligation of an ERISA Affiliate) on behalf of any employee, officer, director or other service provider or beneficiary of MLC or any of its ERISA Affiliates (each a “MLC Company Plan,” and collectively, the “MLC Company Plans”).

(b)    MLC has made available to TURN: (i) copies of all material documents setting forth the terms of each MLC Company Plan, including all material amendments thereto and all related trust documents; (ii) the most recent annual reports (Form Series 5500 or comparable), if any, required under the Tax Act, ERISA or the Code in connection with each MLC Company Plan; (iii) the most recent actuarial reports (if applicable) for all MLC Company Plans; (iv) the most recent summary plan description, if any, required by applicable Law with respect to each MLC Company Plan; (v) all material written contracts, instruments or agreements relating to each MLC Company Plan, including administrative service agreements and group insurance contracts; (vi) the most recent determination or opinion letter issued with respect to each MLC Company Plan intended to be tax-qualified; and (vii) all governmental filings in the last six (6) years, and all compliance statements, no action letters and similar determinations, in each case, with respect to the MLC Company Plans.

(c)    None of MLC, its Subsidiaries, or any of their respective ERISA Affiliates or predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any material liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA), or any voluntary employees’ beneficiary association or other funded welfare arrangement (within the meaning of Section 419, 419A or 501(c)(9) of the Code). No MLC Company Plan is “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA).

(d)    Each MLC Company Plan intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS upon which it may rely regarding its qualified status (as to form) under the Code, and nothing has occurred, whether by action or by failure to act, that has caused or would reasonably be expected to cause the loss of such qualification or a material penalty. Each MLC Company Plan intended to qualify for favorable tax treatment under the Tax Act has received a determination from Revenue Canada upon which it may result regarding such qualification, and nothing has occurred, whether by action or by failure to act, that has caused or would reasonably be expected to cause the loss of such qualification or material penalty.

(e)    All payments required by each MLC Company Plan or by the Laws applying to each MLC Company Plan (including all contributions, insurance premiums or intercompany charges) with respect to all prior periods have been made or provided for by MLC or its Subsidiaries in accordance with the provisions of each of the MLC Company Plans, applicable Law and IFRS.

(f)    No proceeding has been overtly threatened, asserted, instituted or, to the Knowledge of MLC, is anticipated against any of the MLC Company Plans (other than routine individual claims for benefits and appeals of such claims) or, with respect to each MLC Company Plan, the plan sponsor, any trustee or any fiduciary or other material service provider thereof or any of the assets of any trust of any of the MLC Company Plans.

(g)    Each MLC Company Plan substantially complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law, including ERISA, the Code and the Tax Act.

(h)    None of MLC or its Subsidiaries has engaged in a material non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, and to the Knowledge of MLC, no material non-exempt “prohibited transaction” has occurred or is reasonably expected to occur with respect to the MLC Company Plans.

(i)    No MLC Company Plan is under, and neither MLC nor its Subsidiaries has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any material Tax or penalty.

(j)    No MLC Company Plan provides post-retirement health and welfare benefits to any current or former employee of MLC or its Subsidiaries, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law.

(k)    Except as set forth on Section 4.15(k) of the MLC Disclosure Letter, the consummation of the Transactions alone, or in combination with any other event, (i) will not give rise to any material liability under any MLC Company Plan, (ii) accelerate the time of payment or vesting or materially increase the amount, or require the funding, of compensation or benefits due to any employee, director or other service provider of MLC or its Subsidiaries (whether current, former or retired) or their beneficiaries, or (iii) restrict the ability of MLC or its Subsidiaries to amend or terminate any MLC Company Plan at any time.

(l)    No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Transactions by any employee, director or other service provider of

MLC or its Subsidiaries under any MLC Company Plan or otherwise would reasonably be expected not to be deductible by reason of Section 280G of the Code or would reasonably be expected to be subject to an excise tax under Section 4999 of the Code. Neither MLC nor any of its Subsidiaries has any indemnity obligation on or after the Closing Date for any Taxes imposed under Section 4999 or 409A of the Code.

(m)    None of MLC or its Subsidiaries has made any promises or commitments to create any additional MLC Company Plan, or to modify or change in any material way any existing MLC Company Plan.

4.16    Labor.

(a)    None of MLC or any of its Subsidiaries is a party to any collective bargaining agreement or other Contract with any labor organization. None of the employees of MLC or any of its Subsidiaries are represented by any labor organization with respect to their employment by MLC or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, no labor strike, slowdown, lockout, picketing, slowdown, union election petition, demand for recognition, or work stoppage against MLC or any of its Subsidiaries is pending or, to the Knowledge of MLC, threatened, and there has been no such action pending or, to the Knowledge of MLC, threatened in the past three (3) years. To the Knowledge of MLC, no union organizing activities involving any labor organization or any employees of MLC or any of its Subsidiaries are (or have been in the past three (3) years) pending or threatened against MLC or any of its Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, there is no, and there has not been in the past three (3) years any, unfair labor practice charge or complaint against MLC or any of its Subsidiaries pending or, to the Knowledge of MLC, threatened before either (i) the National Labor Relations Board or (ii) similar Governmental Entity in any jurisdiction outside of the United States.

(b)    MLC and each of its Subsidiaries are in compliance, and have since the Applicable Date operated in compliance, with all applicable Laws relating to labor, employment, and employment practices, including all Laws relating to wages and hours, overtime, worker classification (including classification of individuals as employees or independent contractors, and classification of employees as exempt or nonexempt), health and safety, paid time off, background checks, unemployment insurance, workers’ compensation, equal employment opportunity, employment discrimination, sexual or other harassment, retaliation, plant closings and mass layoffs, leaves of absence (including paid sick and safe leave), and immigration, in each case other than as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. Each of MLC and each of its Subsidiaries has properly completed and retained a Form I-9 for each current and former employee whose employment with MLC or its applicable Subsidiary is or was based in the United States, except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

(c)    To the extent permitted by applicable Law, Section 4.16 of the MLC Disclosure Letter sets forth, as of a date no earlier than ten (10) days prior to the date hereof, a complete and accurate list of each employee of MLC or any of its Subsidiaries, along with each such employee’s (i) name, (ii) employer, (iii) job title, (iv) work location, (v) current base salary or hourly wage, (vi) classification by MLC or its Subsidiaries as exempt or nonexempt under applicable Law, (vii) date of hire, (viii) status as full time or part time, and (ix) status as actively at work or on a leave of absence (and, if on a leave of absence, expected return to work date). No director, officer, or Executive of MLC or any of its Subsidiaries has submitted his or her resignation in writing or, to the Knowledge of MLC, intends to resign within twelve (12) months of the Closing Date.

(d)    No allegations of sexual harassment have been made to MLC or its Subsidiaries or, to the Knowledge of MLC, to any other Person, against any director, officer or Executive of MLC or any of its Subsidiaries. In the past six (6) years, no allegations of sexual harassment have been made to MLC or any of its Subsidiaries against any current employee of MLC or any of its Subsidiaries (other than any director, officer, or

Executive), except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

4.17    Certain Contracts.

(a)    MLC has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via SEDAR+) to TURN of, all Contracts (including any amendments, modifications or supplements, thereto, collectively, the “MLC Material Contracts”) to which, as of the date hereof, MLC or any of its Subsidiaries is a party, or which binds their respective assets or properties, with respect to:

(i)    any Contract that is a “material contract” within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations;

(ii)    any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of MLC or any of its Subsidiaries is outstanding or may be incurred, or any guarantee by MLC or any of its Subsidiaries of any Indebtedness;

(iii)    any Contract that creates future payment obligations in excess of $100,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of MLC or its Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole);

(iv)    except with respect to investments set forth in the MLC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to MLC and its Subsidiaries, taken as a whole;

(v)    any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of MLC and its Subsidiaries, taken as a whole, is or could be conducted or the types of business that MLC and its Subsidiaries conducts or may conduct;

(vi)    any Contract (A) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) as to which there are any material ongoing obligations other than Contracts entered into in the ordinary course of business with respect to investments set forth in the MLC Reports, or (B) that gives any Person the right to acquire any assets of MLC or any of its Subsidiaries (excluding ordinary course commitments to purchase goods, products or services) after the date hereof;

(vii)    any Contract that obligates MLC or any of its Subsidiaries to conduct any business that is material to MLC and its Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Mergers, will obligate MLC or any of its Subsidiaries to conduct business with any third-party on an exclusive basis;

(viii)    any Contract that obligates MLC or any of its Subsidiaries to indemnify or hold harmless any past or present director or officer of MLC or any of its Subsidiaries (other than the MLC Articles, the MLC Bylaws or any of the organizational or governing documents of any Subsidiaries of MLC);

(ix)    any MLC IPR Agreement, provided that the following are excluded from the foregoing scheduling requirements: (A) agreements in respect of Commercially Available Software are excluded from the scheduling requirement for MLC In-Bound Licenses; and (B) non-exclusive licenses granted by MLC or any of its Subsidiaries in the ordinary course of business are excluded from the scheduling requirement for MLC Out-Bound Licenses; and (C) provided that MLC has produced to TURN a copy of each such current and historical standard form of agreement, each standard agreement executed by a MLC Personnel assigning to MLC or its Subsidiary all Intellectual Property Rights developed by such Person within the scope of such Person’s employment or engagement with MLC or its Subsidiary is excluded from the scheduling requirement for MLC Development Agreements; or

(x)    any Contract with a Governmental Entity.

(b)    Each MLC Material Contract is (i) valid and binding on MLC or its applicable Subsidiary and, to the Knowledge of MLC, each other party thereto, (ii) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (iii) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. Neither MLC nor any of its Subsidiaries nor, to the Knowledge of MLC, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any MLC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. No event has occurred with respect to MLC or any of its Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any MLC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

4.18    Affiliate Arrangements. Except for the provision of compensation and benefits to employees in the ordinary course of business or as set forth on Section 4.18 of the MLC Disclosure Letter, no officer, director, manager or Affiliate of MLC or its Subsidiaries (other than MLC and its Subsidiaries) is a party to any agreement, Contract, commitment or transaction with MLC or its Subsidiaries or has any interest in any material assets or property (real, personal or mixed, tangible or intangible) of or used by MLC or its Subsidiaries.

4.19    Insurance Coverage.

(a)    All material insurance policies maintained by MLC or any of its Subsidiaries and that name MLC or any of its Subsidiaries as an insured (each, a “MLC Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each MLC Insurance Policy have been paid. Neither MLC nor any of its Subsidiaries has received written notice of cancellation of any MLC Insurance Policy.

(b)    There have been no claims made by MLC or any of its Subsidiaries under any MLC Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy or in respect of which such underwriters have reserved their rights, and there are no claims pending under any MLC Insurance Policy, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. Since the Applicable Date, neither MLC nor any of its Subsidiaries has been refused any insurance nor has its coverage been limited, by any insurance carrier to which it has applied for insurance.

4.20    Intellectual Property.

(a)    Section 4.20(a) of the MLC Disclosure Letter sets forth a complete and correct list of any and all MLC Registered IPR, in each case specifying for each item, as applicable, the owner(s) (and if different, also specifying the owner(s) of record) (and, in the case of domain names, the registrant) and any co-owner(s); jurisdiction of application and/or registration; the application and/or registration number; the date of application and/or registration; and the status of application and/or registration. Each material item of MLC Registered IPR has been duly applied for and registered in accordance with applicable Laws, is validly registered and/or recorded in the name of MLC or its Subsidiary, and in full force, and all documents, recordations and certificates in connection with such MLC Registered IPR currently required to be filed have been filed with the relevant IPR Registration Authority for the purposes of prosecuting, maintaining, recording and perfecting such MLC Registered IPR and MLC’s and its Subsidiaries’ ownership interests therein.

(b)    MLC and its Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of MLC and its Subsidiaries taken as a whole, except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

(c)    MLC and its Subsidiaries have secured, by a written agreement or by operation of Law, from each Inventor who participated in the development of any material Intellectual Property Rights for MLC or any of its Subsidiaries, sole and exclusive legal and beneficial ownership of each Inventor’s right, title and interest in such Intellectual Property Rights and a waiver of any and all moral rights therein. To the Knowledge of MLC: (i) no material MLC IPR developed for MLC or any of its Subsidiaries by any current or former MLC Personnel is subject to the rights of any former employer of such Person and (ii) no current or former MLC Personnel is in violation of or has violated any agreement with any third party by virtue of such Person being employed by or performing services for MLC or any of its Subsidiaries or, without permission of the applicable third party, disclosing or using in connection with such Person’s employment or engagement with MLC or any of its Subsidiaries any Proprietary Information or Intellectual Property Rights owned by or subject to the rights of any third party.

(d)    The products and services of MLC and its Subsidiaries as offered currently and in the last six (6) years, including the use thereof, and the operation of MLC’s and its Subsidiaries’ business as conducted currently and in the last six (6) years, do not infringe, misappropriate, dilute or otherwise violate, and have not infringed, misappropriated, diluted or otherwise violated, the Intellectual Property Rights of any third party, except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. To the Knowledge of MLC, no third party has in the last six (6) years infringed, misappropriated, diluted or otherwise violated or is infringing on, misappropriating, diluting or otherwise violating any material MLC IPR.

(e)    In the last six (6) years, MLC and its Subsidiaries have not received any written notice (i) that MLC or any of its Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any MLC IPR is invalid or unenforceable, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. In the last six (6) years, MLC and its Subsidiaries have not sent any written notice to any third party or threatened any action or claim against any third party involving or relating to any material MLC IPR.

(f)    MLC has taken commercially reasonable and appropriate steps to protect and maintain all material MLC IPR, including to preserve the security and confidentiality of MLC’s and its Subsidiaries’ material Proprietary Information (including any material third party Proprietary Information held or used by MLC or any of its Subsidiaries under an obligation of confidentiality to a third party). There has been no material breach of confidentiality obligations or unauthorized disclosure on the part of MLC, any of its Subsidiaries or, to the Knowledge of MLC, by any third party with respect to material Proprietary Information of MLC. Except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, MLC and its Subsidiaries use all Generative AI Tools in compliance with the applicable license terms, consents, agreements and Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, MLC has not included and does not include any sensitive Personal Information, Proprietary Information of MLC or any of its Subsidiaries or of any third Person under an obligation of confidentiality by MLC or any of its Subsidiaries, in any prompts or inputs into any Generative AI Tools, except in cases where such Generative AI Tools do not use such information, prompts or services to train the machine learning or algorithm of such tools or improve the services related to such tools.

(g)    No source code of any material Software included in the MLC IPR (“MLC Software”) has been disclosed, delivered or licensed to any third party and no third party has any option or right to receive any such source code, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license of any such source code, other than disclosures by MLC and its Subsidiaries to MLC Personnel and subcontractors involved in the development, maintenance or operation of such MLC Software, in each case pursuant to written agreements that limit the use and disclosure of such source code. The MLC Software: (i) is free from material defects and bugs, and substantially conforms to the applicable specifications, documentation, and samples therefor and (ii) does not contain any Malicious Code. No MLC Software comprises, was or is developed in whole or in part using, or is linked to or distributed with, any Open Source Software (including any modification thereof), in any manner that subjects the MLC Software (or portion thereof) to any copyleft license or which otherwise requires or purports to require MLC or any of its Subsidiaries to: (i) disclose, publish or redistribute any source code of MLC Software to any third party or (ii) grant to any third party any license with respect to Intellectual Property Rights included in the MLC Software.

(h)    All material information technology hardware (including personal computers, servers, and network hardware), software, and network and communication systems and platforms used or held for use by MLC and its Subsidiaries (collectively, the “MLC IT Infrastructure”) are either owned by, licensed or leased to MLC and its Subsidiaries. The currently existing MLC IT Infrastructure is adequate and sufficient in all material respects to meet the processing and other business requirements of MLC and its Subsidiaries as the business is currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, the MLC IT Infrastructure: (i) operates and performs in accordance with their documentation and functional specifications, (ii) is in good working order, has been properly maintained, performed adequately and not malfunctioned or failed at any time during the last twenty four (24) months (excluding any temporary problems arising in the ordinary course of business that did not materially disrupt the operations of MLC and its Subsidiaries), and (iii) is free of any Malicious Code. During the last twenty four (24) months, to the Knowledge of MLC, no third party has gained unauthorized access to any MLC IT Infrastructure or any data contained therein, or otherwise infiltrated or adversely impacted the operation of any MLC IT Infrastructure (including any external hack, denial of service attack, ransomware attack). MLC and its Subsidiaries have taken (including through its third party service providers) commercially reasonable precautions necessary to protect, secure and maintain the MLC IT Infrastructure and the data contained therein, and the storage capacities and requirements of MLC and its Subsidiaries.

4.21     Data Privacy.

(a)    MLC and each of its Subsidiaries are in material compliance with and have at all times in the last twenty-four (24) months materially complied with all Privacy Commitments. MLC and each of its Subsidiaries has established and maintains commercially reasonable technical, physical and organizational measures designed to protect Company Data to which MLC or any of its Subsidiaries has access or otherwise Processes, including against Data Security Breaches.

(b)    MLC and each of its Subsidiaries (i) have obtained all necessary rights, permissions, and consents to permit the transfer of Personal Information in connection with the Transactions; and (ii) will, immediately following the Closing Date, continue to be permitted to Process Personal Information on terms substantially identical to those in effect as of the date of this Agreement.

(c)    To the Knowledge of MLC, there has been no Data Security Breach affecting MLC in the last twenty-four (24) months.

(d)    Neither MLC nor any of its Subsidiaries has received any Order, request, warning, reprimand, inquiry, notification, allegation or claim (i) from a Governmental Entity regarding data privacy, cybersecurity, or its data handling or data sharing practices, or (ii) from any Person alleging that it is in violation of or has not complied in any respect with any Privacy Commitment. To the Knowledge of MLC, neither MLC nor any of its Subsidiaries is currently and has not in the last twenty-four (24) months been under investigation, or subject to any complaint, audit, proceeding, investigation, enforcement action, inquiry or claim, initiated by any (a) Governmental Entity, (b) state, federal, or foreign self-regulating body, or (c) Person regarding or alleging that the Processing of Personal Information by MLC or any of its Subsidiaries is in violation of any Privacy Commitment. No Person has claimed or threatened to claim any material amount of compensation (or offer for compensation) from MLC or any of its Subsidiaries under or in connection with any actual or alleged violation of any Privacy Commitment.

(e)    MLC and each of its Subsidiaries has lawful authority for sending commercial electronic messages in compliance with Privacy and Data Security Laws, and MLC and each of its Subsidiaries has and has retained appropriate information and records upon which to ground such lawful authority.

4.22    Environmental Matters. There are no Proceedings of any kind, pending or, to the Knowledge of MLC, threatened, against MLC or any of its Subsidiaries, arising under any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. There are no Orders by or with any Governmental Entity, imposing any material liability or obligation on MLC or any of its Subsidiaries under or in respect of any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. There are and have been no releases of Hazardous Substances at any property owned or premises leased by MLC or any of its Subsidiaries during the period of MLC’s or such Subsidiary’s ownership or lease that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. None of MLC nor any of its Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by MLC or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC.

4.23    Real Property. Neither MLC nor any of its Subsidiaries owns any real property. Section 4.23 of the MLC Disclosure Letter sets forth a complete and accurate list of all real property leased by MLC or any of its Subsidiaries (the “MLC Leased Real Property”). Neither MLC nor any of its Subsidiaries has received written notice of any pending or contemplated condemnation, expropriation or other Proceeding in eminent domain affecting the MLC Leased Real Property or any portion thereof or interest therein, except for such Proceedings as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole. Neither MLC nor any of its Subsidiaries has received any written notice that the current use and occupancy of the MLC Leased Real Property violates any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the MLC Leased Real Property, as applicable, other than such violations as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole.

4.24    Investment Assets.

(a)    Each of MLC and its Subsidiaries has good title to all securities and other investment assets owned by it (the “MLC Investment Assets”), free and clear of any material Liens (other than Permitted Liens).

(b)    To the Knowledge of MLC, there are no Proceedings pending or threatened against any of the MLC Investment Assets except as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect with respect to MLC. To the Knowledge of MLC, there is no Order binding upon any of the MLC Investment Assets other than such Orders as would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect with respect to MLC.

4.25    Appraisal Rights. Other than dissent and appraisal rights of holders of MLC Common Shares in connection with the MLC Domestication under Canadian Law, no dissent or appraisal rights shall be available to holders of MLC Common Shares in connection with the Transactions.

4.26    Investment Advisor Matters.

(a)    To the extent required by applicable Law, Mount Logan Management LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of MLC (“MLM”), has adopted, and maintained, customary “know-your-customer” and anti-money laundering programs and reporting procedures covering MLM, and has complied in all material respects with the terms of such programs and procedures for detecting and identifying money laundering with respect to MLM. To the extent applicable, other than as would not, individually or in the aggregate, reasonably be expected to be material to MLC and its Subsidiaries, taken as a whole, the subscription agreement that an investor executes prior to being admitted to any MLM Fund contains customary representations and warranties (which representations and warranties are customary as of the date of execution) that such investor, any MLM employee or any other employee, officer, director or personnel of any of the foregoing is not a Sanctioned Person.

(b)    No member of MLM or, to the Knowledge of MLC, any MLM employee: (i) has ever been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading or (ii) is subject to any outstanding Order barring, suspending or otherwise materially limiting the right of any such individual to engage in any activity conducted as part of MLM as currently conducted.

(c)    No “bad actor” disqualifying event described in Rule 506(d) under the Securities Act (a “Disqualification Event”) is applicable to any member of MLM, MLM Fund, any MLC Personnel or any other employee, officer, director or personnel of any of the foregoing or, with respect to any member of MLM or MLM Fund as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1), nor is there any Proceeding pending or, to the Knowledge of MLC, threatened by any Governmental Entity that would result in the ineligibility of any MLM Client, member of MLM, MLM employee or any such other Person to offer or participate in an offering of securities in reliance on Rule 506 of Regulation D under the Securities Act.

(d)    Each member of MLM and each MLM Fund has, to the extent applicable to it, complied in all material respects with Regulation S-P and Regulation S-ID and has, to the extent required by applicable Law, adopted policies and procedures reasonably designed to address the protection of client records and information.

(e)    Since MLC’s latest balance sheet date, no member of MLM, any MLM Fund or, to the Knowledge of MLC, any “covered associate” of any of them has made a “contribution” to an “official” of a “government entity” (as such terms are defined in Rule 206(4)-5 of the Investment Advisers Act) that would result in any such Person being unable to receive compensation for the provision of investment advisory services to any plan or program of a Governmental Entity. No member of MLM has a Contract under which it is paying a placement agent, finder, solicitor or similar person to solicit a “government entity” (as defined in Rule 206(4)-5 under the Investment Advisers Act) to retain a member of MLM to provide advisory, research or other services to a government entity or to invest in a MLM Fund, including any such Contracts that have been terminated but pursuant to which payments are continuing to be made for prior services.

(f)    Other than to the MLM Funds, no member of MLM (in such member’s capacity as such acting by or on behalf of MLM) provides (or since the Applicable Date has provided) investment advisory services to any investment vehicle, company, fund or account, or other Person.

(g)    Other than as would not result in a breach of applicable Law, none of MLM or any other member of MLM (in such member’s capacity as such acting by or on behalf of MLM) (i) is a broker, dealer, broker-dealer, bank, trust company, commodity broker-dealer, commodity trading advisor, real estate broker, insurance company, insurance broker, transfer agent or similar type of entity within the meaning of any applicable Law, or, since the Applicable Date, has acted as such in connection with any offers, sales, or distributions of securities in connection with MLM, or (ii) is required to be registered, licensed, or qualified as a bank, trust company, broker, dealer, introducing broker, commodity dealer, futures commission merchant, commodity pool operator, commodity trading advisor, real estate broker, insurance company, insurance broker, transfer agent, swaps firm, swap dealer, security-based swap dealer, major swap participant, major security-based swap participant, transfer agent, registered representative, principal, registered principal, associated person, swaps associated person, or sales person (or in a similar capacity) under the Securities Laws or other applicable Law and is not subject to any material Liability by reason of any failure to be so registered, licensed or qualified nor has received any notice from any Governmental Entity relating to any failure to be so registered, licensed or qualified.

(h)    Since the Applicable Date, (i) the applicable members of MLM have performed their respective investment management, advisory, and related duties and responsibilities in compliance, in all material respects with, and otherwise consistent with the MLM fund documentation and MLM Client Agreements applicable to such MLM Clients and (ii) no member of MLM has received any written communication from any limited partner or other similar investor of any MLM Fund or any Governmental Entity regarding any actual or alleged failure to perform investment management, advisory, and related duties and responsibilities in compliance with such agreements.

(i)    With respect to each client account pursuant to which MLC or its Subsidiaries provides or has provided services to, either (i) such account is not subject to Title I of ERISA, section 4975 of the Code or any similar Law; or (ii) such account has been operated in compliance with ERISA, Section 4975 of the Code and any applicable similar Law in all material respects.

4.27    MLM Funds.

(a)    Section 4.27(a) of the MLC Disclosure Letter sets forth a correct and complete list of each of the MLM Funds as of the date of this Agreement, together with the jurisdiction of formation of each MLM Fund. No member of MLM (in such member’s capacity as such acting by or on behalf of MLM) acts, for compensation, as the investment adviser, investment manager, investment sub-adviser, general partner, managing member, manager, or in any capacity similar to any of the foregoing, with respect to any Person (including any investment fund or other investment vehicle or separate account), other than the MLM Funds. No MLM Fund is advised by any Person serving in the capacity of primary adviser, sub-adviser or any other advisory role to such MLM Fund other than a member of MLM. Except as set forth in Section 4.28(a) of the MLC Disclosure Letter, no Person other than a member of MLM is directly entitled to any proceeds from any MLM Fund. Each MLM Fund has been duly organized or formed and is validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company or similar power and authority to carry on its investment activities. Each MLM Fund is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MLC. MLM is currently entitled to receive performance or incentive fees, performance allocations, management fees or other similar fees payable in respect of each of the MLM Funds, as set forth in the MLM fund documentation, except as may be modified by investor side letters and subscription agreements. Except as set forth in Section 4.28(a) of the MLC Disclosure Letter, MLM does not charge or receive any other fees to or from any MLM Fund other than those described in the preceding sentence.

(b)    MLM has a written MLM Client Agreement in respect of each MLM Fund for which it serves, for compensation, as investment adviser, general partner, managing member or similar entity. Each MLM Fund currently is in compliance in all material respects with applicable Laws and Orders and is operated in all material respects in accordance with its respective investment objectives, policies and restrictions, as set forth in the applicable private placement memorandum or other applicable offering document of such MLM Fund (as each such document is amended, restated or supplemented from time to time), except as would not, individually or in the aggregate, reasonably be expected to be material to the MLM Funds, taken as a whole. There have been no material errors, miscalculations, discrepancies and/or changes to calculation methodologies with respect to any fees charged under such MLM Client Agreements (or any credits, refunds or reimbursements to such MLM Funds or any investor therein related thereto), and all fees paid by such MLM Fund have been calculated using a calculation methodology consistently applied and in accordance with the applicable MLM Client Agreement in all material respects. Since MLC’s latest balance sheet date, each MLM Fund has been operated in compliance with all applicable Law, except as would not, individually or in the aggregate, reasonably be expected to be material to the MLM Funds, taken as a whole.

(c)    Except as would not reasonably be expected to be material to the MLM Funds, taken as a whole, each MLM Fund has offered its securities (i) in the United States in compliance with the applicable requirements of the private placement exemption in Section 4(a)(2) of the Securities Act or Rule 506 under the Securities Act and any applicable requirements under state law and (ii) in any foreign jurisdictions in compliance with the applicable requirements of the Laws of such jurisdictions regarding the offering of securities therein.

(d)    With respect to each MLM Fund, either (i) such MLM Fund does not hold (and has not held) Plan Assets and is not and has not been subject to Similar Laws that would be violated by the Transactions; or (ii) has been operated in compliance with ERISA in all material respects and is not subject to Similar Laws that would be violated by the Transactions (“Plan Asset Funds”). Section 4.28(d) of the MLC Disclosure Letter contains a true and complete list of Plan Asset Funds. Each member of MLM that acts (or has acted) as “fiduciary” (within the meaning of Section 3(21) of ERISA) and a “qualified professional asset manager” (“QPAM”) (within the meaning of the QPAM Exemption) with respect to any Benefit Plan Investor has, at all times, met the conditions to qualify as a QPAM under the QPAM Exemption. Other than with respect to the Plan Asset Funds, no member of MLM (in such member’s capacity as such acting by or on behalf of MLM) provides (or has provided) investment advisory services to any Benefit Plan Investor or plan, entity or account subject to any similar Laws.

4.28    No “Collateral Benefit”. Except as disclosed in Section 4.28 of the MLC Disclosure Letter, to the Knowledge of MLC, no related party of MLC (within the meaning of MI 61-101) together with its associated entities, beneficially owns or exercises control or direction over 1% or more of the outstanding MLC Common Shares, except for related parties who will not receive a “collateral benefit” (within the meaning of such instrument) as a consequence of the Transactions.

4.29    Insurance Business.

(a)    Each Subsidiary of MLC that conducts the business of insurance (each, an “MLC Insurance Subsidiary”) is (i) duly licensed or authorized as an insurance company in its jurisdiction of organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, except in each case, where the failure to be so qualiﬁed or licensed would not, individually or in the aggregate, reasonably be likely to be material to MLC and its Subsidiaries, taken as a whole. No Governmental Entity has asserted any deﬁciency related to any statutory statement of any MLC Insurance Subsidiary that has not been resolved to the reasonable satisfaction of such Governmental Entity, except for any such deficiency that would not, individually or in the aggregate, reasonably be likely to be material to MLC and its Subsidiaries, taken as a whole.

(b)     (i) There is no pending or, to MLC’s Knowledge, threatened in writing assertion by any state insurance regulatory authority that any MLC Insurance Subsidiary has violated, nor, to MLC’s Knowledge, is there any investigation pending or threatened in writing by any state insurance regulatory authority related to possible material violations by any MLC Insurance Subsidiary of any applicable insurance laws, (ii) each MLC

Insurance Subsidiary has been duly authorized by the relevant insurance regulatory authorities to operate in its jurisdictions of operations, and (iii) since the Applicable Date, each MLC Insurance Subsidiary has, to the extent applicable, timely ﬁled all material reports, forms, rates, notices and materials required to be ﬁled by it with any state insurance regulatory authority, except, in the case of clause (iii) as would not be material to MLC and its Subsidiaries, taken as a whole. None of the MLC Insurance Subsidiaries is subject to any Order of any insurance regulatory authority, and no insurance regulatory authority has revoked, suspended or limited, or, to MLC’s Knowledge, threatened in writing to revoke, suspend or limit, any Permit issued pursuant to applicable insurance Laws to any MLC Insurance Subsidiary.

(c)    None of the MLC Insurance Subsidiaries is commercially domiciled under the Laws of any jurisdiction and treated as domiciled in a jurisdiction other than that of its jurisdiction of incorporation. Neither MLC nor any of the MLC Insurance Subsidiaries is subject to any requirement imposed by a Governmental Entity to maintain speciﬁed capital or surplus amounts or levels or is subject to any restriction on the payment of dividends or other distributions on its shares of capital stock, except for any such requirements or restrictions imposed by applicable insurance Laws of general application.

ARTICLE V

CONDUCT OF BUSINESS OF TURN

5.1    Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated in accordance with Article IX, except as may be required by applicable Law, as expressly permitted or required by this Agreement, as may be set forth in Section 5.1 or Section 5.2 of the TURN Disclosure Letter, or with the prior written consent of MLC, which prior written consent shall not be unreasonably delayed, conditioned or withheld, TURN shall, and shall cause each of its Subsidiaries to, (a) use commercially reasonable efforts to, in all material respects, conduct its business in the ordinary course of business consistent with past practice and TURN’s investment objectives and policies as publicly disclosed and in effect immediately prior to the date of this Agreement (the “TURN Investment Objectives”), and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and existing business relationships in all material respects.

5.2    TURN Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated in accordance with Article IX, except as may be required by applicable Law, as expressly permitted or required by this Agreement or as set forth in Section 5.2 of the TURN Disclosure Letter, TURN shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of MLC (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a)    Issue, deliver, sell or grant, encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)    (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends payable by any direct or indirect wholly owned Subsidiary of TURN to TURN or another direct or indirect wholly owned Subsidiary of TURN; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire by tender offer or otherwise, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)    Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business consistent with past practice and the TURN Investment Objectives, (ii) encumbrances required to secure Indebtedness of TURN or any of its Subsidiaries outstanding as of the date of this Agreement pursuant to the terms of such Indebtedness as in effect as of the date of this Agreement or (iii) of obsolete equipment.

(d)    Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments of any kind, except for (i) subject to the requirements of clause (ii) that follows, if applicable, any such acquisition or investment conducted in the ordinary course of business consistent with past practice and the TURN Investment Objectives or (ii) any investment (x) in liquid, “Level 1” securities (as determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820),” issued by the Financial Accounting Standards Board) traded on a national securities exchange where the size of the position is no more than 12.5% of the daily average float for such security measured based on daily weighted average over the immediately preceding 20 trading days and (y) that is not an existing portfolio company of BC Partners Advisors L.P. (“BC Partners”) or any of Affiliates (including for this purpose any of its or their managed or advised funds or vehicles) to the extent that such investment would reasonably be expected to limit BC Partners or any of its Affiliates from entering into transactions with such portfolio company based on the requirements and limitations of the Investment Company Act.

(e)    Amend, alter or otherwise modify the TURN Charter, the TURN Bylaws or any other governing documents of TURN or any governing documents of TURN’s Subsidiaries.

(f)    Implement or adopt any material change in TURN’s Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)    Except as may be required by applicable Law or the terms of any TURN Company Plan as in effect as of the date of this Agreement and listed on Section 3.16(a) of the TURN Disclosure Letter, (i) hire or terminate (other than for cause), or provide notice of termination to any employee, officer, director, independent contractor or consultant of TURN or any of its Subsidiaries; (ii) establish, amend, become a party to, commit to adopt or terminate any TURN Company Plan or any arrangement that would be a TURN Company Plan if it were in effect on the date hereof; (iii) grant any increase in the base salary, hourly wage, severance entitlements or other compensation or benefits to any employee, officer, director or other individual service provider of TURN or any of its Subsidiaries; or (iv) enter into any labor or collective bargaining agreement.

(h)    Make, change or revoke any material election in respect of Taxes, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file or amend any material Tax Returns or file claims for material Tax refunds, enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Entity with respect to any Tax, waive or extend any statute of limitations period in respect of a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in a material Tax Liability; provided, however, that nothing in this Section 5.2(h) shall be construed to relate to or affect in any manner the determination of whether TURN is taxed as a regulated investment company (RIC) or as a C corporation under the Code for any tax year during the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated in accordance with Article IX, which shall be left to the sole determination of TURN.

(i)    Take or agree to take any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(j)    Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for draw-downs with respect to financing arrangements existing as of the date of this Agreement that are identified on Section 5.2(j) of the TURN Disclosure Letter.

(k)    Make or agree to make any capital expenditure.

(l)    Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which TURN or any of its Subsidiaries has made or makes an investment that is, would or should be reflected in TURN’s schedule of investments included in its periodic reports that are filed with the SEC or that are in the ordinary course of business, consistent with past practice and the TURN Investment Objectives and comply with subclause (ii) of Section 5.2(d)).

(m)    Enter into any Contract that would otherwise constitute a TURN Material Contract or TURN Client Agreement had it been entered into prior to the date of this Agreement.

(n)    Terminate, cancel, renew or agree to any material amendment of, change in or waiver under any TURN Material Contract, other than any termination or renewal that occurs automatically pursuant to the terms of the TURN Material Contract.

(o)    Settle, cancel, waive, release or otherwise compromise any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice, in an amount not in excess of $25,000 in the aggregate (after reduction by any insurance proceeds actually received or that would reasonably be expected to be received); (ii) would not impose any material restriction on the conduct of the business of TURN or any of its Subsidiaries or, after the Effective Time, New Parent or any of its Subsidiaries, and (iii) would not admit liability, guilt or fault.

(p)    (i) Pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of such outstanding Indebtedness of TURN or its Subsidiaries as in effect as of the date of this Agreement or otherwise incurred in accordance with the terms of this Agreement or (ii) cancel any material Indebtedness.

(q)    Merge or consolidate TURN or any of its Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person (other than transactions solely by or among TURN and its Subsidiaries), or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of TURN or any of its Subsidiaries.

(r)    Enter into any Contract with any Affiliate, unless such Contract terminates at or prior to the Effective Time without any continuing liabilities or obligations thereafter on the part of TURN, New Parent, MLC or their respective Affiliates.

(s)    Terminate, cancel or let lapse any material TURN Insurance Policy (other than in connection with the earlier or concurrent replacement thereof with a policy having no less favorable coverage and other material terms to TURN and its Subsidiaries than the TURN Insurance Policy so terminated, canceled or lapsed) or fail to file any material claim under any TURN Insurance Policy in a timely manner as required by any such TURN Insurance Policy.

(t)    Agree to take, make any commitment to take, or adopt any resolution authorizing any of the actions prohibited by this Section 5.2.

5.3    Acknowledgement. Nothing contained in this Agreement shall give MLC, directly or indirectly, any right to control or direct the operations of TURN or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of TURN and its Subsidiaries, on the one hand, and MLC and its Subsidiaries, on the other hand, shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

ARTICLE VI

CONDUCT OF BUSINESS OF MLC

6.1    Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated in accordance with Article IX, except as may be required by applicable Law, as expressly permitted or required by this Agreement, as may be set forth in Section 6.1 or Section 6.2 of the MLC Disclosure Letter, or with the prior written consent of TURN, which prior written consent shall not be unreasonably delayed, conditioned or withheld, MLC shall, and shall cause each of its Subsidiaries to, (a) use commercially reasonable efforts to, in all material respects, conduct its business in the ordinary course of business consistent with past practice and MLC’s investment objectives and policies as publicly disclosed and in effect immediately prior to the date of this Agreement (the “MLC Investment Objectives”), and (b) use commercially reasonable efforts to maintain and preserve intact its business organization and existing business relationships.

6.2    MLC Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated in accordance with Article IX, except as may be required by applicable Law, as expressly permitted or required by this Agreement or as set forth in Section 6.2 of the MLC Disclosure Letter, MLC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the prior written consent of TURN (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a)    Issue, deliver, sell or grant, encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)    (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends (x) paid in the ordinary course of business consistent with past practice (including MLC’s quarterly dividend) or (y) payable by any direct or indirect wholly owned Subsidiary of MLC to MLC or another direct or indirect wholly owned Subsidiary of MLC; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire by tender offer or otherwise, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)    Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its material assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (i) in the ordinary course of business consistent with past practice and the MLC Investment Objectives, (ii) encumbrances required to secure Indebtedness of MLC or any of its Subsidiaries outstanding as of the date of this Agreement pursuant to the terms of such Indebtedness as in effect as of the date of this Agreement or (iii) obsolete equipment.

(d)    Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments of any kind, except for any such acquisition or investment conducted in the ordinary course of business consistent with past practice and the MLC Investment Objectives.

(e)    Amend, alter or otherwise modify the articles, bylaws or any other governing documents of MLC or any governing documents of its Subsidiaries.

(f)    Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, IFRS, GAAP, the SEC, Canadian Securities Authorities, Cboe Canada or applicable regulatory requirements.

(g)    Make, change or revoke any material election in respect of Taxes, change any annual Tax accounting period, adopt or change any material method of Tax accounting, file or amend any material Tax Returns or file claims for material Tax refunds, enter into any material “closing agreement” as described in Section 7121 of the Code (or any similar Law) with any Governmental Entity with respect to any Tax, waive or extend any statute of limitations period in respect of a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), settle any material Tax claim, audit or assessment, or surrender any right to claim a material Tax refund, offset or other reduction in a material Tax Liability.

(h)    Take or agree to take any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(i)    Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, in each case, in excess of $5,000,000 in the aggregate, except for draw-downs with respect to financing arrangements existing as of the date of this Agreement that are identified on Section 6.2(i) of the MLC Disclosure Letter.

(j)    Make or agree to make any capital expenditure, other than in the ordinary course of business consistent with past practice.

(k)    Enter into any new line of business outside of the asset management, insurance or receivable servicing space (it being understood that this prohibition does not apply to any portfolio companies in which MLC or any of its Subsidiaries has made or makes an investment that is, would or should be reflected in MLC’s schedule of investments included in its periodic reports that are filed under applicable Canadian Securities Laws or that are in the ordinary course of business, consistent with past practice and the MLC Investment Objectives).

(l)    Settle, cancel, waive, release or otherwise compromise any Proceeding against it, except for Proceedings (x) that (i) are settled in the ordinary course of business consistent with past practice, in an amount not in excess of $25,000 in the aggregate (after reduction by any insurance proceeds actually received or that would reasonably be expected to be received); (ii) would not impose any material restriction on the conduct of the business of MLC or any of its Subsidiaries or, after the Effective Time, New Parent or any of its Subsidiaries, and (iii) would not admit liability, guilt or fault or (y) that are related to the business or assets of Ability Insurance Company.

(m)    (i) Pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of such outstanding Indebtedness of MLC or its Subsidiaries as in effect as of the date of this Agreement or (ii) cancel any material Indebtedness.

(n)    Except for transactions solely by or among MLC and its Subsidiaries, merge, amalgamate or consolidate MLC or any of its Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of MLC or any of its Subsidiaries.

(o)    Terminate, cancel or let lapse any material MLC Insurance Policy (other than in connection with the earlier or concurrent replacement thereof having no less favorable coverage and other material terms to MLC and its Subsidiaries than the MLC Insurance Policy so terminated, canceled or lapsed) or fail to file any material claim under any MLC Insurance Policy in a timely manner as required by any such MLC Insurance Policy.

(p)    Enter into any Contract with any Affiliate, unless (i) such Contract terminates at or prior to the Effective Time without any continuing liabilities or obligations thereafter on the part of TURN, New Parent,

MLC or their respective Affiliates or (ii) such Contract is materially similar in scope and amount to other existing Contracts between MLC or its Subsidiaries and their respective Affiliates.

(q)    Agree to take, make any commitment to take, or adopt any resolution authorizing any of the actions prohibited by this Section 6.2.

6.3    Acknowledgement. Nothing contained in this Agreement shall give TURN, directly or indirectly, any right to control or direct the operations of MLC or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of MLC and its Subsidiaries, on the one hand, and TURN and its Subsidiaries, on the other hand, shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1    Access to Information.

(a)    Without limitation of Section 2.6(c), until the Effective Time or the earlier termination of this Agreement in accordance with Article IX, and upon reasonable notice, except as may otherwise be restricted by applicable Law, each of MLC and TURN shall, and each shall cause its Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other Party, reasonable access, during normal business hours, to its properties, books, Contracts, and records for the purpose of preparing for Closing and any related post-Closing integration and, during such period, such Party shall, and shall cause its Subsidiaries to, make available to the other Party all other information concerning its business and properties as the other Party may reasonably request in connection therewith; provided, that the foregoing shall not require MLC or TURN, as applicable, to afford access to or to disclose any information to the extent that such disclosure, in such Party’s reasonable judgment, would violate any confidentiality or other contractual or legal obligations to which such Party is subject if after using its commercially reasonable efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either MLC or TURN may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or other legal privilege from disclosure under any circumstances in which such privilege may be jeopardized by such disclosure or access.

(b)    Any information exchanged pursuant to this Section 7.1 shall be deemed Confidential Information and held by the receiving Party in accordance with Section 7.19.

(c)    No investigation by a Party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other Party set forth in this Agreement.

7.2    Reasonable Best Efforts. Subject to the right of MLC to take any action that constitutes a MLC Adverse Recommendation Change as expressly permitted pursuant to Section 7.9, and the right of TURN to take any action that constitutes a TURN Adverse Recommendation Change as expressly permitted pursuant to Section 7.10, and except as otherwise set forth in Section 7.3 with respect to Required Filings, the Parties shall use reasonable best efforts to take or cause to be taken all actions, to do or cause to be done and to assist, and reasonably cooperate with the other Parties in doing all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Transactions, including: (i) taking the steps set forth in Article I and Article II to consummate the Transactions, (ii) causing the conditions precedent set forth in Article VIII to be satisfied; (iii) obtaining applicable consents, waivers or approvals of any third-parties, including any Governmental Entities; (iv) defending any Proceeding, whether judicial or administrative, challenging this Agreement, the Transactions or the performance by the Parties of their obligations hereunder; and (v) executing and delivering such instruments, and taking such other actions, as the Parties may reasonably require in order to carry out the intent of the this Agreement. In furtherance (but not in limitation) of the foregoing and subject to applicable Law, MLC and TURN each shall consult the other on all the information that appears in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties shall reasonably consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each Party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions.

7.3    Regulatory Matters.

(a)    The Parties shall use reasonable best efforts to, as promptly as practicable following the date of this Agreement, obtain consents or approvals from, or make any notice filings or registrations with, any applicable Governmental Entity as may be required in connection with consummation of the Transactions. Without limiting the foregoing, as promptly as practicable following the date of this Agreement, the Parties shall use reasonable best efforts to:

(i)    prepare and file with the SEC and Cboe Canada the Registration Statement and Joint Proxy Statement/Prospectus (which shall constitute a management information circular of MLC to be delivered to shareholders of MLC in connection with obtaining approval of the MLC Matters by the shareholders of MLC) together with any other documents required by Law in connection with the MLC Shareholders Meeting and the Arrangement; provided that notwithstanding the foregoing obligation with respect to the preparation and filing of the Registration Statement and Joint Proxy Statement/Prospectus and such other documents, the Parties acknowledge and agree that it is anticipated that the historical IFRS financial statements of MLC, which are expected to be needed for purposes of the initial filing with the SEC of the Registration Statement and Joint Proxy Statement/Prospectus, will need to be converted to GAAP financial statements, which are anticipated to be available on or about April 1, 2025, and MLC shall use its reasonable best efforts to effectuate such conversion as soon as reasonably practicable following the Effective Time;

(ii)    in respect of MLC, make application to the Ontario Securities Commission requesting the consent of the Ontario Securities Commission in respect of the MLC Domestication pursuant to the OBCA;

(iii)    in respect of MLC, make application in a manner reasonably acceptable to TURN for a hearing before the Court pursuant to Section 182 of the OBCA seeking the Interim Order and, in cooperation with TURN, proceed with such application and diligently pursue obtaining the Interim Order, which must provide, among other things:

(A)    for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the MLC Shareholders Meeting and for the manner in which such notice is to be provided;

(B)    that the required level of approval for the MLC Resolutions shall be (i) two-thirds of the votes cast on such resolution by MLC shareholders present in person or represented by proxy at the MLC Shareholders Meeting, and (ii) if required, a majority of the votes cast on such resolution by MLC shareholders present in person or represented by proxy at the MLC Shareholders Meeting excluding for this purpose votes attached to MLC Common Shares held by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101;

(C)    that, in all other respects, the terms, restrictions and conditions of the MLC Constating Documents, including quorum requirements and all other matters, shall apply in respect of the MLC Shareholders Meeting;

(D)    for the grant of Dissent Rights to those MLC shareholders who are registered MLC shareholders as contemplated in the Plan of Arrangement;

(E)    for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(F)    that the MLC Shareholders Meeting may be adjourned or postponed from time to time by MLC in accordance with the terms of this Agreement without the need for additional approval of the Court;

(G)    confirmation of the record date for the MLC shareholders entitled to receive notice of and to vote at the MLC Shareholders Meeting and that the record date will not change in respect or as a consequence of any adjournment(s) or postponement(s) of the MLC Shareholders Meeting, unless required by the Court; and

(H)    for such other matters as MLC or TURN may reasonably require, subject to obtaining the prior consent of the other, such consent not to be unreasonably delayed, conditioned or withheld;

(iv)    in respect of MLC, if the Interim Order is obtained and the MLC Resolutions are passed at the MLC Shareholders Meeting as provided for in the Interim Order, take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue obtaining the Final Order pursuant to Section 182 of the OBCA, as soon as reasonably practicable, but in any event submitting not later than three Business Days after the MLC Resolution is passed at the MLC Shareholders Meeting;

(v)    in respect of MLC, make application to the Ontario Ministry by filing a Form 5265E – Authorization to Continue Out of BCA, Business Corporations Act;

(vi)    in respect of MLC, prepare and file a notice to the Minister of Innovation, Science and Economic Development of the completion of the Transactions to be provided under the Investment Canada Act;

(vii)    in respect of MLC, if required, cause the filing by Crown Private Credits Partners Inc. pursuant to Section 11.10 of National Instrument 31-103 – Registration Requirements to be made;

(viii)    in respect of MLC, make application to obtain a consent to the Transactions from the Nebraska Department of Insurance;

(ix)    prepare and file articles of merger or equivalent instruments in connection with the Mergers; and

(x)    prepare and file any applications, notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), to the extent applicable.

(b)    Each of MLC and TURN shall cooperate with the other in the preparation of the Registration Statement, Joint Proxy Statement/Prospectus and such other documents described in Section 7.3(a)(i),

and any other filing or application required to be made by either Party in connection with the Transactions (collectively, the “Required Filings”). In furtherance of Section 7.4(a), MLC shall, as promptly as practicable after the Joint Proxy Statement/Prospectus is declared effective by the SEC and after obtaining the Interim Order, cause the Joint Proxy Statement/Prospectus to be filed and sent to each MLC shareholder and other Persons as required by the Interim Order and Law. Each of MLC and TURN shall also use its reasonable best efforts to obtain any necessary consents from any of its respective auditors and any other advisors to the use of any financial or other expert information required to be included in the Required Filings or in any other disclosure document required by Law and to the identification in the Required Filings or such disclosure document of each such advisor. Each Party shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Required Filings and shall provide the other with a draft of any such Required Filing a reasonable period in advance of its filing to allow the other Party to review and comment on such Required Filing, and the filing Party shall incorporate into such Required Filing any reasonable comments provided by the other Party in good faith. To the extent permitted by Law and reasonably practicable, and unless otherwise requested by the applicable Governmental Entity, each Party agrees to provide the other Parties the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such Party or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, concerning this Agreement or any of the Transactions.

(c)    Prior to the Effective Time, subject to applicable Law, each Party hereto shall promptly notify the other Party in writing (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to any Required Filing and (ii) after the receipt by such Party of any comments on such Required Filing by the applicable Governmental Entity.

(d)    Subject to applicable Law, each of MLC and TURN shall promptly advise the other upon receiving any material communication from any Governmental Entity in respect of any Required Filing.

7.4    Shareholder Approvals; Court and Arrangement Matters.

(a)    As of the date of this Agreement, the board of directors of MLC has adopted resolutions (i) authorizing, approving and adopting this Agreement and the Transactions, (ii) declaring this Agreement, the Transactions and the other MLC Matters advisable and in the best interests of MLC and the shareholders of MLC, (iii) directing that this Agreement and the MLC Matters be submitted to the shareholders of MLC entitled to vote thereon and (iv) recommending that the shareholders of MLC adopt this Agreement and authorize and approve the MLC Matters (the foregoing clauses (ii) and (iv), the “MLC Recommendation”). Notwithstanding anything to the contrary in Section 7.9, MLC shall submit to its shareholders the MLC Resolutions on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by the shareholders of MLC in order to carry out the Transactions. In furtherance of that obligation, MLC shall take, in accordance with applicable Law, the Interim Order and the MLC Constating Documents, all actions necessary to send a notice as promptly as practicable following the later of (i) the date on which the SEC declares effective the Registration Statement of which the Joint Proxy Statement/Prospectus forms a part and (ii) the date the Interim Order is issued, to convene the MLC Shareholders Meeting, as promptly as practicable thereafter, to consider and vote upon approval of the MLC Resolutions, on the terms and conditions set forth in this Agreement, as well as any other such matters. The record date for the MLC Shareholders Meeting shall be determined in prior consultation with and subject to the prior written approval of TURN (which prior written approval shall not be unreasonably delayed, conditioned or withheld). MLC shall use reasonable best efforts to obtain from MLC’s shareholders the vote required to approve the MLC Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 7.9, by providing to MLC’s shareholders the MLC board of directors’ recommendation of the MLC Resolutions and including such recommendation in the Joint Proxy Statement/Prospectus and by postponing or adjourning the MLC Shareholders Meeting on one or more occasions as would reasonably be deemed necessary to obtain a quorum or solicit additional proxies in order to achieve the MLC Requisite Vote; provided, that MLC shall not postpone or adjourn the MLC Shareholders Meeting for any other reason without the prior written consent of TURN (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing, MLC’s obligations pursuant to this Section 7.4(a) (including its obligation to submit to its shareholders the MLC Resolutions and any other matters required to be approved or adopted by its shareholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to MLC, its Representatives or its shareholders of any Takeover Proposal (including any MLC Superior Proposal), (ii) MLC effecting a Takeover Approval or delivering a Notice of a MLC Superior Proposal or (iii) a MLC Adverse Recommendation Change (but shall cease, for the avoidance of doubt, upon the valid termination of this Agreement).

(b)    The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement. The Articles of Arrangement shall implement the Plan of Arrangement. The Articles of Arrangement shall include the Plan of Arrangement. MLC shall send the Articles of Arrangement to the OBCA Director prior to the Effective Time.

(c)    In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, MLC shall diligently pursue, and cooperate with TURN in diligently pursuing, the Interim Order and the Final Order, and MLC will provide TURN and its legal counsel with reasonable opportunity to review and comment upon drafts of all materials to be filed with the Court in connection with the Arrangement prior to the service and filing of such materials, and will reasonably consider any such comments proposed by TURN and its legal counsel in good faith. MLC will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement, provided that no modification or amendment to such filed or served materials that expands or increases TURN’s or New Parent’s obligations, or diminishes or limits TURN’s or New Parent’s rights under this Agreement shall be made without TURN’s prior written consent. MLC will also provide legal counsel to TURN with copies of any notice and evidence served on MLC or its legal counsel in respect of the application for the Final Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or Final Order. MLC will oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, TURN.

(d)    As of the date of this Agreement, the board of directors of TURN has adopted resolutions (i) authorizing, approving and adopting this Agreement and the Transactions, (ii) declaring this Agreement and the Transactions advisable and in the best interests of TURN and the shareholders of TURN, (iii) directing that this Agreement and the TURN Matters be submitted to the shareholders of TURN entitled to vote thereon and (iv) recommending that the shareholders of TURN adopt this Agreement and authorize and approve the TURN Matters (the foregoing clauses (ii) and (iv), the “TURN Recommendation”). Notwithstanding anything to the contrary in Section 7.10, TURN shall submit to its shareholders the TURN Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by the shareholders of TURN in order to carry out the Transactions. In furtherance of that obligation, TURN shall take, in accordance with applicable Law and the TURN Charter and the TURN Bylaws, all actions necessary to send a notice as promptly as practicable following the date on which the SEC declares effective the Registration Statement of which the Joint Proxy Statement/Prospectus forms a part, to convene the TURN Shareholders Meeting, as promptly as practicable thereafter, to consider and vote upon approval of the TURN Matters, on the terms and conditions set forth in this Agreement, as well as any other such matters. The record date for the TURN Shareholders Meeting shall be determined in prior consultation with and subject to the prior written approval of MLC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). TURN shall use reasonable best efforts to obtain from TURN’s shareholders the vote required to approve the TURN Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 7.10, by providing to TURN’s shareholders the TURN board of directors’ recommendation of the TURN Matters and including such recommendation in the Joint Proxy Statement/Prospectus and by postponing or adjourning the TURN Shareholders Meeting on one or more occasions as would reasonably be deemed necessary to obtain a quorum or solicit additional proxies in order to achieve the TURN Requisite Vote; provided, that TURN shall not postpone or adjourn the TURN Shareholders Meeting for any other reason without the prior written consent of MLC (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing, TURN’s obligations pursuant to this Section 7.4(d) (including its obligation to submit to its shareholders the TURN Matters and any other matters required to be approved or adopted by its shareholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to TURN, its Representatives or its shareholders of any Takeover Proposal (including any TURN Superior Proposal), (ii) TURN effecting a Takeover Approval or delivering a Notice of a TURN Superior Proposal or (iii) a TURN Adverse Recommendation Change (but shall cease, for the avoidance of doubt, upon the valid termination of this Agreement).

7.5    New Parent Nasdaq Listing. The Parties shall, and shall cause New Parent to, use reasonable best efforts to cause the shares of New Parent Common Stock to be issued as Merger Consideration under this Agreement to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

7.6    Indemnification; Directors’ and Officers’ Insurance.

(a)    The Parties agree that all rights to indemnification, advancement of expenses, and exculpation by MLC or TURN, as applicable, now existing in favor of each Person who (i) is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of MLC or TURN, as applicable, or any of their respective Subsidiaries, or (ii) is now serving, or has served at any time prior to the date of this Agreement or who serves or agrees to serve prior to the Effective Time, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of MLC or TURN (each Person described by clause (i) or (ii), an “Indemnified Party”) as such rights are provided in the organizational documents of MLC or TURN, as applicable, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date of this Agreement to the extent disclosed in Section 7.6 of the MLC Disclosure Letter or Section 7.6 of the TURN Disclosure Letter, as applicable, shall be assumed by New Parent, without further action, at the Effective Time and shall survive the Mergers and shall remain in full force and effect in accordance with their terms; provided that, for the avoidance of doubt, notwithstanding such assumption, each of MLC and TURN, as applicable, shall retain such obligations on a joint and several basis with New Parent. For a period of six years from the Effective Time, New Parent shall maintain in effect (and cause TURN and MLC, as applicable, to maintain in effect) the exculpation, indemnification, and advancement of expenses provisions of their respective organizational documents as in effect as of the date of this Agreement with respect to acts or omissions by any Indemnified Party occurring prior to the Effective Time, and shall not amend, repeal, or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b)    Prior to the Effective Time, MLC shall obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of each of MLC’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time with coverage and amounts not less than, and terms and conditions that are no less advantageous to the insureds as, MLC’s existing policies with respect to matters existing or occurring at or prior to the Effective Time.

(c)    Prior to the Effective Time, TURN shall obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of each of TURN’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time with coverage and amounts not less than, and terms and conditions that are no less advantageous to the insureds as, TURN’s existing policies with respect to matters existing or occurring at or prior to the Effective Time.

(d)    Notwithstanding anything contained in this Agreement to the contrary, this Section 7.6 shall survive the Effective Time for a period of six (6) years after the Effective Time and shall be binding, jointly and severally, on all successors and assigns of New Parent, TURN and MLC. In the event that New Parent, TURN, MLC or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns thereof shall succeed to the obligations set forth in this Section 7.6.

(e)    The Indemnified Parties to whom this Section 7.6 apply are intended to be third-party beneficiaries of this Section 7.6, and the provisions of this Section 7.6 are intended to be for the benefit of such Indemnified Parties and their respective successors, heirs, executors, trustees, fiduciaries, administrators, agents or representatives.

7.7    Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of MLC and TURN. Thereafter, so long as this Agreement is in effect, MLC and TURN each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, or the Transactions, except as may be required by applicable Law or the rules and regulations of the Nasdaq and Cboe Canada and, to the extent practicable, before such press release or disclosure is issued or made, MLC or TURN, as applicable, shall have used commercially reasonable efforts to advise the other Party of, and consult with the other Party regarding, the text of such disclosure; provided, that either MLC or TURN may make any public statement (including in response to questions by analysts, investors or those attending industry conferences or financial analyst conference calls), so long as any such statements are consistent with, and do not include information (other than immaterial information) not included in, previous press releases, public disclosures or public statements made in compliance with this Section 7.7.

7.8    No Solicitation.

(a)    Each of MLC and TURN shall, and each shall cause its respective Subsidiaries, and its and their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person that may be ongoing with respect to, or that are intended to or would reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to MLC or TURN, as applicable, to the extent contemplated by any applicable confidentiality agreement binding on such Person) of all confidential information previously furnished to any Person (other than MLC, TURN or their respective Affiliates or Representatives) with respect thereto. Prior to the Effective Time, subject to Section 7.9 in the case of MLC and Section 7.10 in the case of TURN, each of MLC and TURN shall not, shall cause its respective Subsidiaries and its and their respective officers and directors not to, and shall direct their respective other Representatives not to: (i) directly or indirectly solicit, initiate, knowingly facilitate or knowingly encourage or take any other action (including by providing information) designed to, or which would reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its shareholders) with respect to any Takeover Proposal (other than discussions solely to clarify whether a proposal or offer constitutes a Takeover Proposal); (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement, other than an Acceptable Confidentiality Agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that would reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Mergers or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than MLC, TURN or their respective Affiliates or Representatives) any non-public information with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal (other than to state that the terms of this Agreement prohibit such negotiations or discussions, or discussions solely to clarify whether a proposal or offer constitutes a Takeover Proposal); (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than MLC, TURN or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MLC or TURN, other than, with respect to this clause (y), a waiver of a standstill or similar agreement to allow a third party to make a private Takeover Proposal to the board of directors of MLC or TURN, as applicable.

(b)    Each of MLC and TURN shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other Party in writing of any request for information in connection with, or any receipt of, a Takeover Proposal and the material terms and conditions of such request or Takeover Proposal (including the identity of the Person (or group of Persons) making such request or Takeover Proposal) and (ii) provide to the other Party copies of any written materials received by MLC or TURN, as applicable, or their respective Representatives in connection with any of the foregoing. Each of MLC and TURN agrees that it shall keep the other Party reasonably informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments thereof) of any such request or Takeover Proposal and keep the other Party reasonably informed on a reasonably current basis of any information requested of or provided by MLC or TURN and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.9    MLC Takeover Proposals.

(a)    If on or after the date of this Agreement and at any time prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters: (x) MLC receives a bona fide unsolicited Takeover Proposal (under circumstances in which MLC has complied in all material respects with the provisions of Sections 7.8(a) and (b)); and (y) the board of directors of MLC shall have determined in good faith, after consultation with its outside legal counsel and its financial advisors, that such Takeover Proposal constitutes or is reasonably likely to result in a MLC Superior Proposal, then, subject to compliance with this Section 7.9(a), MLC may:

(i)    engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if MLC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) (an “Acceptable Confidentiality Agreement”) and (B) provides TURN a copy of all such information that has not previously been delivered to TURN substantially simultaneously with delivery to such Person or such Person’s Representatives and Affiliates; and

(ii)    after fulfilling its obligations under Section 7.9(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

Subject to and solely after complying with Section 7.9(b), if on or after the date of this Agreement and at any time prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters, the board of directors of MLC shall have determined, after consultation with its outside legal counsel that continued recommendation of the MLC Matters to MLC’s shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of MLC under applicable Law as a result of an MLC Superior Proposal, MLC may (A) withdraw or qualify (or modify or amend in a manner adverse to TURN), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to TURN), the MLC Recommendation and (B) take any action or make any statement, filing or release, in connection with the MLC Shareholders Meeting or otherwise, inconsistent with the MLC Recommendation (any action described in clause (A) and (B) referred to collectively with any Takeover Approval as an “MLC Adverse Recommendation Change”).

(b)    Upon any determination that a Takeover Proposal constitutes a MLC Superior Proposal, MLC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to TURN a written notice (a “Notice of a MLC Superior Proposal”) (i) advising TURN that the board of directors of MLC has received a MLC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such MLC Superior Proposal, including the amount per share or other consideration that the shareholders of MLC will receive in connection with the MLC Superior Proposal and including (to the extent available) a copy of the definitive written agreement or other materials with respect to such MLC Superior Proposal (unless previously provided to TURN) and (iii) identifying the Person making such MLC Superior Proposal. MLC shall, and shall cause its Representatives to, cooperate and negotiate in good faith with TURN and its Representatives (to the extent TURN desires to negotiate) during the five (5) calendar day period following TURN’s receipt of the Notice of a MLC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such MLC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable MLC to determine that such MLC Superior Proposal is no longer a MLC Superior Proposal and proceed with the MLC Recommendation without a MLC Adverse Recommendation Change. If thereafter the board of directors of MLC determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and financial advisors and after giving effect to any proposed adjustments to the terms of this Agreement that such MLC Superior Proposal remains a MLC Superior Proposal and the failure to make such MLC Adverse Recommendation Change would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of MLC under applicable Law, and MLC has complied in all material respects with Section 7.8, Section 7.9(a) above and this Section 7.9(b), MLC may enter into a definitive agreement with respect to such MLC Superior Proposal and terminate this Agreement pursuant to Section 9.1(c)(ii) or effect an MLC Adverse Recommendation Change.

(c)    Other than as permitted by Section 7.9(b) or Section 7.9(d), neither MLC nor the board of directors of MLC shall make any MLC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no MLC Adverse Recommendation Change shall change the approval of the MLC Matters or any other approval of the board of directors of MLC, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)    Other than in connection with a Takeover Proposal, nothing in this Agreement shall prohibit or restrict MLC’s board of directors from taking any action described in clause (A) of the definition of MLC Adverse Recommendation Change, at any time prior to the time at which the MLC Requisite Vote is obtained in respect of the MLC Matters, in response to an MLC Intervening Event (a “MLC Intervening Event Recommendation Change”) if (A) prior to effecting any such MLC Intervening Event Recommendation Change, MLC promptly notifies TURN, in writing, at least five (5) calendar days (the “MLC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a MLC Adverse Recommendation Change or a MLC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) MLC shall, and shall cause its Representatives to, during the MLC Intervening Event Notice Period, negotiate with TURN and its Representatives in good faith (to the extent TURN desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would not permit MLC’s board of directors to make a MLC Intervening Event Recommendation Change in respect of the specific MLC Intervening Event set out in the notice delivered to TURN, and (C) MLC’s board of directors (or a committee thereof) determines, after consulting with outside legal counsel and its financial advisor, that the failure to effect such a MLC Intervening Event Recommendation Change, after taking into account any adjustments made by TURN during the MLC Intervening Event Notice Period, would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of MLC under applicable Law.

(e)    Nothing contained in this Agreement shall be deemed to prohibit MLC from making any disclosure with respect to any Takeover Proposal solely to the extent that outside legal counsel for MLC advises that such disclosure is required under applicable Law; provided, however, that any such disclosure shall be deemed to be a MLC Adverse Recommendation Change unless the board of directors of MLC expressly publicly reaffirms the MLC Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by TURN.

7.10    TURN Takeover Proposals.

(a)    If on or after the date of this Agreement and at any time prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters: (x) TURN receives a bona fide unsolicited Takeover Proposal (under circumstances in which TURN has complied in all material respects with the provisions of Sections 7.8(a) and (b)); and (y) the board of directors of TURN shall have determined in good faith, after consultation with its outside legal counsel and its financial advisors, that such Takeover Proposal constitutes or is reasonably likely to result in a TURN Superior Proposal, then, subject to compliance with this Section 7.10(a), TURN may:

(i)    engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if TURN (A) receives from such Person an executed Acceptable Confidentiality Agreement and (B) provides MLC a copy of all such information that has not previously been delivered to MLC substantially simultaneously with delivery to such Person or such Person’s Representatives or Affiliates; and

(ii)    after fulfilling its obligations under Section 7.10(b) below, effect a Takeover Approval.

Subject to and solely after complying with Section 7.10(b), if on or after the date of this Agreement and at any time prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters, the board of directors of TURN shall have determined, after consultation with its outside legal counsel that continued recommendation of the TURN Matters to TURN’s shareholders would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of TURN under applicable Law as a result of a TURN Superior Proposal, TURN may (A) withdraw or qualify (or modify or amend in a manner adverse to MLC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MLC), the TURN Recommendation and (B) take any action or make any statement, filing or release, in connection with the TURN Shareholders Meeting or otherwise, inconsistent with the TURN Recommendation (any action described in clause (A) and (B) referred to collectively with any Takeover Approval as a “TURN Adverse Recommendation Change”).

(b)    Upon any determination that a Takeover Proposal constitutes a TURN Superior Proposal, TURN shall promptly provide (and in any event within twenty-four (24) hours of such determination) to MLC a written notice (a “Notice of a TURN Superior Proposal”) (i) advising MLC that the board of directors of TURN has received a TURN Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such TURN Superior Proposal, including the amount per share or other consideration that the shareholders of TURN will receive in connection with the TURN Superior Proposal and including (to the extent available) a copy of the definitive written agreement or other materials with respect to such TURN Superior Proposal (unless previously provided to MLC) and (iii) identifying the Person making such TURN Superior Proposal. TURN shall, and shall cause its Representatives to, cooperate and negotiate in good faith with MLC and its Representatives (to the extent MLC desires to negotiate) during the five (5) calendar day period following MLC’s receipt of the Notice of a TURN Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such TURN Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable TURN to determine that such TURN Superior Proposal is no longer a TURN Superior Proposal and proceed with a TURN Recommendation without a TURN Adverse Recommendation Change. If thereafter the board of directors of TURN determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and financial advisors and after giving effect to any proposed adjustments to the terms of this Agreement that such TURN Superior Proposal remains a TURN Superior Proposal and the failure to make such TURN Adverse Recommendation Change would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of TURN under applicable Law, and TURN has complied in all material respects with Section 7.8, Section 7.10(a) above and this Section 7.10(b), TURN may enter into a definitive agreement with respect to such TURN Superior Proposal and terminate this Agreement pursuant to Section 9.1(d)(ii) or effect a TURN Adverse Recommendation Change.

(c)    Other than as permitted by Section 7.10(b) or Section 7.10(d), neither TURN nor the board of directors of TURN shall make any TURN Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no TURN Adverse Recommendation Change shall change the approval of the TURN Matters or any other approval of the board of directors of TURN, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)    Other than in connection with a Takeover Proposal, nothing in this Agreement shall prohibit or restrict TURN’s board of directors from taking any action described in clause (A) of the definition of TURN Adverse Recommendation Change, at any time prior to the time at which the TURN Requisite Vote is obtained in respect of the TURN Matters, in response to a TURN Intervening Event (a “TURN Intervening Event Recommendation Change”) if (A) prior to effecting any such TURN Intervening Event Recommendation Change, TURN promptly notifies MLC, in writing, at least five (5) calendar days (the “TURN Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a TURN Adverse Recommendation Change or a TURN Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) TURN shall, and shall cause its Representatives to, during the TURN Intervening Event Notice Period, negotiate with MLC and its Representatives in good faith (to the extent MLC desires to negotiate) to make such adjustments in the terms and conditions of this Agreement as would not permit TURN’s board of directors to make a TURN Intervening Event Recommendation Change in respect of the specific TURN Intervening Event set out in the notice delivered to MLC, and (C) TURN’s board of directors (or a committee thereof) determines, after consulting with outside legal counsel and its financial advisor, that the failure to effect such a TURN Intervening Event Recommendation Change, after taking into account any adjustments made by MLC during the TURN Intervening Event Notice Period, would be reasonably likely to be inconsistent with the standard of conduct and duties applicable to the directors of TURN under applicable Law.

(e)    Nothing contained in this Agreement shall be deemed to prohibit TURN from making any disclosure with respect to any Takeover Proposal solely to the extent that outside legal counsel for TURN advises that such disclosure is required under applicable Law; provided, however, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a TURN Adverse Recommendation Change unless the board of directors of TURN expressly publicly reaffirms the TURN Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by MLC.

7.11    Takeover Statutes. Neither MLC nor TURN will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statute. Each of MLC and TURN shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.12    Equityholder Litigation. Each of the Parties to this Agreement shall (a) promptly notify the other Parties in writing of any Proceeding by any of such Party’s equityholders against such Party, its Affiliates or any of their respective directors, officers or employees, in each case based upon, arising out of or relating to this Agreement or the Transactions or any request or demand from an equityholder to enter into any kind of settlement or similar accommodation agreement of any kind, (b) reasonably cooperate and consult with the other Parties in connection with the defense and settlement of any such Proceeding or request or demand, (c) keep the other Parties reasonably informed of any material developments in connection with any such Proceeding or request or demand and (d) not settle any such Proceeding or request or demand without the prior written consent of each of the other Parties (such consent not to be unreasonably delayed, conditioned or withheld).

7.13    Section 16 Matters. Prior to the Effective Time, the board of directors of each of TURN and New Parent (or committees thereof) shall take all such steps as may be required to cause any (a) dispositions of TURN Common Stock (including derivative securities with respect to TURN Common Stock) and (b) acquisitions of New Parent Common Stock, in each case, resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from liability pursuant to Rule 16b-3 promulgated under the Exchange Act to the fullest extent permitted by applicable Law.

7.14    No Other Representations or Warranties. The Parties hereto acknowledge and agree that except for the representations and warranties of TURN in Article III or in the certificate to be delivered at Closing pursuant to Section 8.2(d) and the representations and warranties of MLC in Article IV or in the certificate to be delivered at Closing pursuant to Section 8.3(d), none of TURN, MLC, any of their respective Subsidiaries or any other Person acting on behalf of the foregoing makes any representation or warranty, express or implied.

7.15    Deregistration; Delisting.

(a)    Following the Effective Time, New Parent shall cause TURN to deregister as an investment company under the Investment Company Act by filing an application on Form N-8F on the basis that TURN qualifies for an exclusion from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act and therefore has abandoned its registration under the Investment Company Act, or such other basis as MLC and TURN shall mutually agree upon.

(b)    Prior to the Closing Date, TURN shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and the rules and policies of Nasdaq to enable the delisting of the TURN Common Stock therefrom.

(c)    Prior to the Closing Date, MLC shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law and the rules and policies of the Cboe Canada to enable the delisting of the MLC Common Shares therefrom.

(d)    MLC shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable under applicable Law to cause MLC to cease being a reporting issuer as promptly as practicable following the Effective Time.

7.16    Board of Directors of New Parent. TURN, as the sole stockholder of New Parent immediately prior to the Effective Time, shall take all action so that, immediately after the Effective Time, the New Parent board of directors is comprised of seven members, consisting of the Persons listed on Exhibit B.

7.17    Tax Matters.

(a)    Tax Treatment of Mergers. Unless otherwise required by applicable Law or administrative action, each of New Parent, TURN, MLC, TURN Merger Sub and MLC Merger Sub shall use its reasonable best efforts to cause the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”), including by not taking any action that such Party knows is reasonably likely to prevent such qualification. Each of New Parent, TURN, MLC, TURN Merger Sub and MLC Merger Sub shall (i) promptly notify the other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity and (ii) file all Tax Returns and other informational returns on a basis consistent with the Intended Tax Treatment unless (A) otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar state, local or non-U.S. Law) or a change in applicable Law or (B) neither Proskauer Rose LLP nor Dechert LLP is able to deliver a Registration Statement Tax Opinion. Furthermore, each Party agrees to act in a manner consistent with the Parties’ intention that the MLC Merger be treated, for Canadian federal income tax purposes, as a tax-deferred “foreign merger” as defined in subsection 87(8.1) of the Tax Act.

(b)    Transfer Taxes. All transfer, documentary, sales, use, real property, stamp, stamp duty reserve tax, registration, value added or other similar Taxes (including any fees, costs and associated penalties and interest associated therewith) (“Transfer Taxes”) incurred in connection with this Agreement shall be borne by New Parent. The Parties shall cooperate in filing all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and New Parent shall timely pay (or cause to be timely paid) to the applicable Governmental Entity such Transfer Taxes.

(c)    Tax Opinions. TURN shall use its reasonable best efforts to cause Proskauer Rose LLP to issue a Registration Statement Tax Opinion in form and substance as set forth in Exhibit A-1. MLC shall use its reasonable best efforts to cause Dechert LLP to issue a Registration Statement Tax Opinion in form and substance as set forth in Exhibit A-2.

(d)    Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of TURN and MLC shall execute and deliver to Proskauer Rose LLP and Dechert LLP (or such other counsel designated by TURN or MLC, as applicable) customary tax representation letters as may be reasonably necessary or appropriate to enable Proskauer Rose LLP and Dechert LLP, as applicable, to deliver a Registration Statement Tax Opinion.

7.18    Disclosed Canadian Personal Information. The Parties confirm that the Disclosed Canadian Personal Information is necessary for the Parties to determine whether to proceed with the Transactions and, if the determination is made to proceed with the Transactions, to complete them. The Parties shall: (i) not use or disclose any Disclosed Canadian Personal Information except as required to (A) determine whether to proceed with the Transactions, (B) perform their obligations and exercise their rights under this Agreement, (C) consummate the Transactions, or (D) comply with applicable Laws; (ii) safeguard all Disclosed Canadian Personal Information using security safeguards appropriate to the sensitivity of the information; and (iii) within a reasonable period following a decision by either or both Parties not to proceed with the Transactions, destroy or return all Disclosed Canadian Personal Information.
7.19    Confidentiality. Each Party shall, and shall cause its respective Subsidiaries and its and their respective Representatives to, keep any confidential or proprietary information supplied or otherwise provided by or on behalf of any other Party, confidential (“Confidential Information”) and to use, and cause its respective Subsidiaries and its and their respective Representatives to use, the Confidential Information only in connection with the Transactions; provided, however, that the term “Confidential Information” does not include information that (a) is or becomes generally available to the public at or before the time of disclosure by such Party other than as a result of an action or inaction, directly or indirectly, by such Party or such Party’s Subsidiaries or its or their Representatives in breach of this Agreement, (b) is or becomes available to such Party or its Subsidiaries or its or their Representatives on a non-confidential basis from a source other than any of the Parties hereto or any of their respective Representatives (provided, that such source is not known by such Party, after reasonable inquiry, to be bound by a confidentiality agreement with or other obligation of confidentiality to any Person) or (c) is independently developed by such Party or its Subsidiaries or its or their Representatives without use or reference to any Confidential Information; provided, further, however, that nothing herein shall prevent any Party hereto from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any Governmental Entity having jurisdiction over such Party, (iii) to the extent required by applicable Law or stock exchange or listing requirements, (iv) to the extent necessary in connection with the exercise of any remedy hereunder or any document executed or delivered in connection herewith and (v) to such Party’s Affiliates and its and their respective Representatives, who in each case, have a reasonable need to know such Confidential Information in connection with the Transactions in each case on a confidential basis; it being acknowledged and agreed that such disclosing Party shall be responsible for any act or omission by such Party’s Subsidiaries or Affiliates and their respective Representatives which, if they were the acts or omissions of such disclosing Party, would be deemed a breach of such disclosing Party’s obligations under this Section 7.19. If the Transactions are consummated, this Section 7.19 shall terminate upon the Closing.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1    Conditions to Each Party’s Closing Obligations. The respective obligations of the Parties to effect the Mergers shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a)    Shareholder Approvals. (i) The MLC Matters shall have been approved by the MLC Requisite Vote, and (ii) the TURN Matters shall have been approved by the TURN Requisite Vote.

(b)    No Injunctions, Restraints or Litigation; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(c)    Regulatory and Other Approvals. All Regulatory Approvals set forth on Section 8.1(c) of the MLC Disclosure Letter and Section 8.1(c) of the TURN Disclosure Letter shall have been obtained and shall remain in full force and effect and any statutory waiting periods required pursuant to any Law in respect thereof shall have expired.

(d)    Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC.

(e)    Nasdaq Listing. The shares of New Parent Common Stock to be issued under this Agreement in connection with the Mergers shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(f)    40 Act Closing Date Plan. The 40 Act Closing Date Plan, if applicable, shall have been mutually agreed by MLC and TURN and shall be implemented contemporaneously with the Closing.

(g)    Domestication of MLC. The MLC Domestication shall have occurred or shall be occurring on the Closing Date prior to the Effective Time.

8.2    Conditions to MLC’s Closing Obligations. The obligations of MLC to effect the Mergers are also subject to the satisfaction or waiver by MLC, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties of TURN. (i) The representations and warranties of TURN contained in Article III (except for the TURN Fundamental Representations) shall be true and correct in all respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date), without regard (except for the representation and warranty set forth in Section 3.10(i)) to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications (it being understood by the Parties that any such representations and warranties that are so qualified shall be read as if such qualifications were not included therein), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to TURN, (ii) the TURN Fundamental Representations (except for the TURN Fundamental Representations contained in Section 3.3) shall be true and correct in all material respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date) without regard to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications (it being understood by the Parties that any such representations and warranties that are so qualified shall be read as if such qualifications were not included therein) and (iii) the TURN Fundamental Representations contained in Section 3.3 shall be true and correct in all respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date), except for inaccuracies, individually or in the aggregate, that are de minimis in nature.

(b)    Performance of Covenants of TURN. TURN shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)    Absence of TURN Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect with respect to TURN that is continuing.

(d)    Closing Certificate. TURN shall have delivered a certificate signed by a duly authorized executive officer of TURN, dated as of the Closing Date, certifying the fulfillment of the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c).

(e)    Termination of Certain Contracts. TURN shall have terminated the Contracts set forth on Section 8.2(e) of the TURN Disclosure Letter.

(f)    Registration Statement Tax Opinion. MLC shall have received the opinion of its counsel, Dechert LLP (or another nationally recognized Tax counsel reasonably satisfactory to TURN), in form and substance as set forth in Exhibit A-2, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange described in Section 351 of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of TURN and MLC.

(g)    New Parent Board. The board of directors of New Parent has been appointed in accordance with all requirements of Section 7.16 and Exhibit B.

8.3    Conditions to TURN’s Obligations. The obligations of TURN to effect the Mergers are also subject to the satisfaction or waiver by TURN, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties of MLC. (i) The representations and warranties of MLC contained in Article IV (except for the MLC Fundamental Representations) shall be true and correct in all respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all respects as of such date), without regard (except for the representation and warranty set forth Section 4.9(i)) to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications (it being understood by the Parties that any such representations and warranties that are so qualified shall be read as if such qualifications were not included therein), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to MLC, (ii) the MLC Fundamental Representations (except for the MLC Fundamental Representations contained in Section 4.2) shall be true and correct in all material respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date) without regard to any qualifications in such representations or warranties based on “material,” “Material Adverse Effect” or similar qualifications (it being understood by the Parties that any such representations and warranties that are so qualified shall be read as if such qualifications were not included therein) and (iii) the MLC Fundamental Representations contained in Section 4.2 shall be true and correct in all respects as of the date hereof and as of the Closing (other than any such representation or warranty that speaks only as of the date hereof or any other specific date, in which case such representation or warranty must have been true and correct in all material respects as of such date), except for inaccuracies, individually or in the aggregate, that are de minimis in nature.

(b)    Performance of Covenants of MLC. MLC shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)    Absence of MLC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect with respect to MLC that is continuing.

(d)    Closing Certificate. MLC shall have delivered a certificate signed by a duly authorized executive officer of MLC, dated as of the Closing Date, certifying the fulfillment of the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c).

(e)    Registration Statement Tax Opinion. TURN shall have received the opinion of its counsel, Proskauer Rose LLP (or another nationally recognized Tax counsel reasonably satisfactory to MLC), in form and substance as set forth in Exhibit A-1, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will, taken together, qualify as an exchange described in Section 351 of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of TURN and MLC.

(f)    Dissenting MLC Shareholders. The period during which holders of MLC Common Shares can exercise their Dissent Rights shall have expired, and the holders of MLC Common Shares representing not more than ten percent (10%) of the issued and outstanding MLC Common Shares shall have exercised (and not subsequently withdrawn or waived) such rights.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the MLC Matters by the shareholders of MLC or the TURN Matters by the shareholders of TURN (except as otherwise specified below):

(a)    by mutual consent of MLC and TURN in a written instrument authorized by the board of directors of each of MLC and TURN;

(b)    by either MLC or TURN, if:

(i)    a final, non-appealable injunction, Order or Law is entered that prohibits or restrains the consummation of the Transactions; provided, that the right to terminate this Agreement under this clause (b)(i) shall not be available to any Party who is in material breach

(including in the case of TURN, if New Parent, TURN Merger Sub or MLC Merger Sub is in material breach) of any of its representations, warranties, covenants or other agreements in this Agreement that was the primary cause of, or primarily resulted in, such final, non-appealable injunction, Order or Law being threatened or entered, unless such breach was primarily or principally caused by the other Party’s breach (including New Parent’s, TURN Merger Sub’s or MLC Merger Sub’s breach, in the case of MLC) of any of its representations, warranties, covenants or other agreements in this Agreement;

(ii)    the Closing has not occurred on or before October 31, 2025 (the “Termination Date”); provided, that the Termination Date shall be automatically extended by sixty (60) days in the event the Closing has not occurred due to either a (x) Regulatory Approval or (y) the MLC Matters shall have not been approved by the MLC Requisite Vote or the TURN Matters shall not have been approved by the TURN Requisite Vote; provided, further, that the right to terminate this Agreement under this clause (b)(ii) shall not be available to any Party who is in material breach (including in the case of TURN, if New Parent, TURN Merger Sub or MLC Merger Sub is in material breach) of any of its representations, warranties, covenants or other agreements in this Agreement that was the primary cause of, or primarily resulted in, the failure of any conditions set forth in Article VIII to be satisfied, unless such breach was primarily or principally caused by the other Party’s breach (including New Parent’s, TURN Merger Sub’s or MLC Merger Sub’s breach, in the case of MLC) of any of its representations, warranties, covenants or other agreements in this Agreement;

(iii)    the shareholders of TURN shall have failed to approve the TURN Matters by the TURN Requisite Vote of TURN’s shareholders at a duly held meeting of TURN’s shareholders or at any adjournment or postponement thereof taken in accordance with this Agreement at which the TURN Matters have been voted upon; or

(iv)    the shareholders of MLC shall have failed to approve the MLC Matters by the MLC Requisite Vote of MLC’s shareholders at a duly held meeting of MLC’s shareholders or at any adjournment or postponement thereof taken in accordance with this Agreement at which the MLC Matters have been voted upon.

(c)    by MLC, if:

(i)    there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of TURN, New Parent, TURN Merger Sub or MLC Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) or (b), and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of written notice thereof by MLC to TURN; provided, that the right to terminate this Agreement under this clause (c)(i) shall not be available to MLC if MLC is then in material breach of any of its representations, warranties or covenants contained in this Agreement, unless such breach was primarily or principally caused by TURN’s, New Parent’s, TURN Merger Sub’s or MLC Merger Sub’s breach of any of its respective representations, warranties, covenants or other agreements in this Agreement.

(ii)    at any time prior to the time the MLC Requisite Vote with respect to the MLC Matters is obtained, (A) MLC is not in material breach of Section 7.8 or Section 7.9, (B) the board of directors of MLC authorizes MLC to enter into, and MLC enters into, a definitive Contract with respect to a MLC Superior Proposal and (C) MLC complies with Section 9.2(a);

(iii)    TURN, New Parent, TURN Merger Sub or MLC Merger Sub breaches, in any material respect, its obligations under Sections 7.8 or 7.10 and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within 10 days after the giving of written notice thereof by MLC to TURN; or

(iv)    prior to obtaining the TURN Requisite Vote in respect of the TURN Matters, (A) a TURN Adverse Recommendation Change and/or Takeover Approval with respect to TURN shall have occurred, (B) TURN shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of TURN’s board of directors that TURN’s shareholders vote in favor of the TURN Matters, (C) a Takeover Proposal with respect to TURN is publicly announced and TURN fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of TURN’s board of directors that TURN’s shareholders vote in favor of the TURN Matters, or (D) a tender or exchange offer relating to any shares of TURN Common Stock shall have been commenced by a third-party and TURN shall not have sent to its shareholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that TURN’s board of directors recommends rejection of such tender or exchange offer; provided, that, if an event permitting termination pursuant to this Section 9.1(c)(iv) has occurred, MLC’s right to terminate this Agreement pursuant to this Section 9.1(c)(iv) shall expire at 5:00 pm (New York City time) on the tenth (10th) Business Day following the date on which TURN provides written notice to MLC specifying the occurrence of such event.

(d)    by TURN, if:

(i)    there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MLC, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a) or (b), and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within thirty (30) days after the giving of written notice thereof by TURN to MLC; provided, that the right to terminate this Agreement under this clause (d)(i) shall not be available to TURN if TURN, New Parent, TURN Merger Sub or MLC Merger Sub is then in material breach of any of its representations, warranties or covenants contained in this Agreement, unless such breach was primarily or principally caused by MLC’s breach of any of its representations, warranties, covenants or other agreements in this Agreement.

(ii)    at any time prior to the TURN Requisite Vote with respect to the TURN Matters is obtained, (A) none of TURN, New Parent, TURN Merger Sub or MLC Merger Sub is in material breach of Sections 7.8 or 7.10, (B) the board of directors of TURN authorizes TURN, to enter into, and TURN enters into, a definitive Contract with respect to a TURN Superior Proposal and (C) TURN complies with Section 9.2(a);

(iii)    MLC breaches, in any material respect, its obligations under Section 7.8 or Section 7.9 and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within ten (10) days after the giving of written notice thereof by TURN to MLC; or

(iv)    prior to obtaining the MLC Requisite Vote in respect of the MLC Matters, (A) a MLC Adverse Recommendation Change and/or Takeover Approval with respect to MLC shall have occurred, (B) MLC shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of MLC’s board of directors that MLC’s shareholders vote in favor of the MLC Matters, (C) a Takeover Proposal with respect to MLC is publicly announced and MLC fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of MLC’s board of directors that MLC’s shareholders vote in favor of the MLC Matters, or (D) a tender or exchange offer or take-over bid relating to any MLC Common Shares shall have been commenced by a third-party and MLC shall not have sent to its shareholders, within ten (10) Business Days after the commencement of such tender or exchange offer or take-over bid, a statement disclosing that MLC’s board of directors recommends rejection of such tender or exchange offer or take-over bid; provided, that, if an event permitting termination pursuant to this Section 9.1(d)(iv) has occurred, TURN’s right to terminate this Agreement pursuant to this Section 9.1(d)(iv) shall expire at 5:00 pm (New York City time) on the tenth (10th) Business Day following the date on which MLC provides written notice to TURN specifying the occurrence of such event.

The Party desiring to terminate this Agreement pursuant to clause (b), (c) or (d) of this Section 9.1 shall give written notice of such termination to the other Party in accordance with Section 11.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2    Expense Reimbursement.

(a)    If this Agreement is validly terminated (i) by either Party pursuant to Section 9.1(b)(iii), (ii) by MLC pursuant to Section 9.1(c)(iii) or (iv) or (iii) by TURN pursuant to Section 9.1(d)(ii), then TURN shall, no later than two (2) Business Days after the date MLC delivers supporting documentation, pay to MLC an amount equal to the documented third-party fees and expenses of MLC, including the documented fees and expenses of counsel and other professionals retained by MLC that were incurred in connection with the negotiation, preparation and performance of this Agreement and the other documents and agreements contemplated hereby (the “MLC Expense Reimbursement”); provided, that the MLC Expense Reimbursement shall not exceed $1,000,000 in the aggregate (the “Expense Reimbursement Cap”).

(b)    If this Agreement is validly terminated (i) by either Party pursuant to Section 9.1(b)(iv), (ii) by TURN pursuant to Section 9.1(d)(iii) or (iv) or (iii) by MLC pursuant to Section 9.1(c)(ii), then MLC shall, no later than two (2) Business Days after the date TURN delivers supporting documentation, pay to TURN an amount equal to the reasonable and documented third-party fees and expenses of TURN, including the reasonable and documented fees and expenses of counsel and other professionals retained by TURN that were incurred in connection with the negotiation, preparation and performance of this Agreement and the other documents and agreements contemplated hereby (the “TURN Expense Reimbursement”); provided, that the TURN Expense Reimbursement shall not exceed the Expense Reimbursement Cap.

(c)    The Parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each Party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 are in consideration for the disposition of the affected Party’s rights under this Agreement and constitute liquidated damages (and do not constitute a penalty). If TURN fails to pay any amounts due to MLC pursuant to this Section 9.2 within the time periods specified in this Section 9.2 or MLC fails to pay TURN any amounts due to TURN pursuant to this Section 9.2 within the time periods specified in this Section 9.2, TURN or MLC, as applicable, shall pay, in addition to the amounts payable under Section 9.2(a) or Section 9.2(b), as applicable, reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by MLC or TURN, as applicable, in connection with any Proceeding to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

9.3    Effect of Termination. Except as set forth in Section 9.2, in the event of the valid termination of this Agreement by either MLC or TURN as provided in Section 9.1, this Agreement shall forthwith become void and have no further force or effect, and none of MLC, TURN, New Parent, TURN Merger Sub, MLC Merger Sub, any of their respective Affiliates or Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions; provided, however, that (a) paragraphs 3, 4, 5 and 6 of that certain letter agreement, dated as of November 7, 2024, by and between MLC and TURN, shall survive any termination of this Agreement in accordance with their respective terms, (b) Section 7.14, Section 7.19, this Article IX and Article XI (including, in each case, any applicable definitions) of this Agreement shall survive any termination of this Agreement and (c) nothing herein shall relieve any Party from any liabilities for damages incurred or suffered by another Party arising out of (x) the willful or intentional material breach by such Party of any provision of this Agreement prior to such termination, including such Party’s refusal to consummate the Closing when such Party was obligated to do so under this Agreement, or (y) any knowing and intentional common law fraud under New York Law by a Party arising prior to such termination in the making of the express representations and warranties set forth in this Agreement, including in the certificate to be delivered pursuant to Section 8.2(d) or Section 8.3(d) (which, for the avoidance of doubt, shall not include equitable fraud, promissory fraud or any tort (including a claim for fraud) based on negligence or recklessness). If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Entity or other Person to which they were made.

9.4    Fees and Expenses. Subject to Section 9.2, except as otherwise expressly provided herein (including for the avoidance of doubt in the definition of “TURN Transaction Expenses” with respect to each Party bearing its portion of Shared Expenses), all fees and expenses incurred in connection with the Mergers, this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated.

ARTICLE X

CERTAIN DEFINITIONS

10.1    Certain Defined Terms. For purposes of this Agreement, capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings set forth below:

“40 Act Closing Date Plan” means, to the extent necessary in connection with Closing, to avoid having New Parent be deemed an investment company under the Investment Company Act (i.e., to avoid New Parent failing the “40% test” in Section 3(a)(1)(C) of the Investment Company Act), ensuring that, following Closing, the fair value of MLC equates to 60% or more of New Parent’s total assets (exclusive of cash and “government securities” (as defined in Section 2(a)(16) of the Investment Company Act) and that the fair value of TURN equates to less than 40% of New Parent’s total assets (exclusive of cash and government securities)), a mutually agreed plan between TURN and MLC pursuant to which TURN would, in connection with Closing, either (1) convert certain investment assets to cash and distribute the cash to New Parent, which cash New Parent would in turn contribute to MLC or one of its Subsidiaries, in connection with Closing or (2) distribute in kind certain investment assets to New Parent, which assets New Parent would in turn contribute on a cashless basis to MLC or one of its Subsidiaries, in connection with Closing. The assets to be liquidated or distributed in kind by TURN will be subject to regulatory, tax and other considerations and mutual agreement of TURN and MLC, with each of MLC and TURN required to act reasonably in connection with such determination and the 40 Act Closing Date Plan to the extent required to be implemented.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the term “controlled” has a meaning correlative thereto. Notwithstanding the foregoing, none of BC Partners or its Affiliates shall be deemed an Affiliate of MLC for purposes of Sections 4.17, 4.18 and 6.2.

“Anti-Spam Laws” means An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-television and Telecommunications Commissions Act, the Competition Act, the Personal Information Protection and Electronic Documents Act and the Telecommunications Act (Canada) and any other Laws governing spam or electronic communications.

“Arrangement” means the arrangement of MLC under the provisions of Section 182 of the OBCA, on the terms and conditions set forth in the Plan of Arrangement as amended or varied from time to time in accordance with the terms of this Agreement and the Plan of Arrangement or at the direction of the Court in the Final Order (with the prior written consent of MLC and TURN, each acting reasonably).

“Articles of Arrangement” means the articles of arrangement of MLC in respect of the Arrangement, required by the OBCA to be sent to the OBCA Director after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to MLC and TURN, each acting reasonably.

“Benefit Plan Investor” has the meaning defined by regulations issued by the U.S. Department of Labor and Section 3(42) of ERISA.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York or Toronto, Ontario, Canada.

“Canadian Securities Authorities” means the Ontario Securities Commission and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada.

“Canadian Securities Laws” means the Securities Act (Ontario) and any other applicable Canadian provincial or territorial securities Laws, rules and regulations and published policies thereunder.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the OBCA Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Closing MLC Net Asset Value” means an amount, as finally determined in accordance with Section 2.6(a), equal to the following: (i) the MLC Net Asset Value, minus (ii) the aggregate amount of cash dividends or in kind distributions (other than distributions of MLC Common Shares), if any, paid by MLC to its stockholders during the period beginning on the date of this Agreement through the Determination Date for calculating Closing MLC Net Asset Value (the “Measurement Period”), excluding, for the avoidance of doubt, MLC Common Shares issued in the MLC Domestication, plus (iii) to the extent permitted under Section 6.2(a) (giving effect for the avoidance of doubt to the first paragraph of Section 6.2), the value ascribed by MLC to any new capital stock actually issued by MLC during the Measurement Period in exchange for cash contributions (including cash contributed in connection with any exercise of Warrants) or other assets actually received (including by way of any acquisition, however structured) during the Measurement Period, including for purposes of this clause (iii) new capital stock issued in connection with any acquisition, but excluding for purposes of this clause (iii), for the avoidance of doubt, (x) any equity issued as compensation to directors, officers, employees, contractors, service providers, any Affiliate of BC Partners or any Affiliate of MLC or any such equity the vesting of which occurs in connection with the Transaction or otherwise and (y) MLC Common Shares issued in the MLC Domestication.

“Closing TURN Net Asset Value” means an amount, as finally determined in accordance with Section 2.6(b), equal to the following: (i) the TURN Net Asset Value, minus (ii) TURN Transaction Expenses to the extent the same did not otherwise reduce on a dollar-for-dollar basis the calculation of TURN Net Asset Value, plus (iii)

the amount of TURN Change of Control Severance Payments included in Turn Transaction Expenses pursuant to the foregoing clause (ii).

“Code” means the Internal Revenue Code of 1986.

“Combined Closing NAV” means the sum of (i) the Closing TURN Net Asset Value, plus (ii) the Closing MLC Net Asset Value.

“Commercially Available Software” means software that is commercially available, has not been materially modified or customized by a third party for TURN or MLC (as applicable) or any of its Subsidiaries, and licensed non-exclusively to TURN or MLC (as applicable) or any of its Subsidiaries on substantially standard terms.

“Company Data” means all data and information, including Personal Information, whether in electronic or any other form or medium, that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of or otherwise held by or on behalf of TURN or MLC (as applicable) or any of its Subsidiaries.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Subsidiaries is a party or by which any of them may be bound.

“Court” means the Ontario Superior Court of Justice (Commercial List).

“Data Security Breach” means any accidental or unlawful unauthorized access to, acquisition of, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise, or unauthorized Processing of Company Data, including Personal Information, in the possession or control of TURN or MLC (as applicable) or any of its Subsidiaries, or any other act or omission that compromises the security, integrity, or confidentiality of information, including Personal Information.

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement.

“Disclosed Canadian Personal Information” means Personal Information subject to Canadian Privacy and Data Security Laws that a Party receives from the other Party in connection with this Agreement.

“Employee Benefit Plans” means any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement.

“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any Person, any entity that would be deemed a “single employer” with such Person under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Shares” means (a) with respect to the TURN Merger, shares of TURN Common Stock owned by TURN, New Parent, TURN Merger Sub or any of their respective direct or indirect wholly owned Subsidiaries or (b) with respect to the MLC Merger, MLC Common Shares owned by MLC, New Parent, MLC Merger Sub or any of their respective direct or indirect wholly owned Subsidiaries.

“Executive” means, with respect to any entity, such entity’s principal executive officer and his or her direct reports, or any C-suite employee of such entity.

“Executive Mandatory Retirement Benefit” means the Harris & Harris Group, Inc. Executive Mandatory Retirement Benefit Plan.

“Final Order” means the order made after application to the Court approving the Arrangement, in form and substance acceptable to MLC and TURN, each acting reasonably, as such order may be amended, supplemented, varied or modified by the Court (with the consent of both MLC and TURN, each acting reasonably) or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such amendment is acceptable to MLC and TURN, each acting reasonably).

“FINRA” means the Financial Industry Regulatory Authority.

“Generative AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

“Governmental Entities” means any federal, state, provincial, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any stock exchange, any quasi-governmental body, any self-regulatory agency (including FINRA), any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Hazardous Substance” means any material, substance or waste regulated as “hazardous”, “toxic” a “pollutant” or “contaminant” and for which liability or standards of conduct are imposed under Environmental Laws, including petroleum, oil, petroleum products or byproducts, asbestos or asbestos containing materials, per- and polyfluoroalkyl substances, mold, radiation or polychlorinated biphenyls.

“IFRS” means International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

“Indebtedness” mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into the in the ordinary course of business.

“Indentures” means, together, (i) the Warrant Indenture, dated as of January 26, 2024, between MLC and Odyssey Trust Company and (ii) the Warrant Indenture, dated as of October 19, 2018, between Marret Resource Corp. and Computershare Trust Company of Canada.

“Independent Director” means, with respect to TURN, each director who is not an “interested person” of TURN as defined in the Investment Company Act. With respect to MLC, “independent director” as defined in Nasdaq Listing Rule 5605(a)(2).

“Intellectual Property Rights” means any and all intellectual and industrial property rights and other similar proprietary rights, in any jurisdiction throughout the universe, whether registered or unregistered, including all rights pertaining to or deriving from: (a) utility and design patents and patent applications (collectively, “Patents”); (b) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (c) copyrights and works of authorship, whether or not copyrightable (collectively, “Copyrights”); (d) computer software and firmware, including data files, source code, object code and software-related specifications and documentation (collectively, “Software”); (e) trademarks, trade names, service marks, certification marks, service names, brands, trade dress and logos, and the goodwill associated therewith (collectively, “Trademarks”); (f) trade secrets, non-public information, confidential information, know-how, data, business information and technical information (including formulas, techniques and processes), and rights to limit the use or disclosure thereof by any Person (collectively, “Proprietary Information”); (g) mask works; (h) domain names; and (i) proprietary databases and data compilations, in each case including all registrations and applications to register any of the foregoing and all documentation relating to the foregoing.

“Interim Order” means the interim order of the Court made pursuant to the OBCA in a form acceptable to MLC and TURN, each acting reasonably, providing for, among other things, the calling and the holding of the MLC Shareholders Meeting and the MLC Domestication, as such order may be amended, supplemented or varied by the Court (with the consent of both MLC and TURN, each acting reasonably).

“Inventor” means any Person that, in whole or part, invents, authors, conceives, reduces to practice, creates, develops or otherwise contributes to the development of Intellectual Property Rights for TURN or MLC (as applicable) or any of its Subsidiaries.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“IPR Registration Authority” means any U.S. or non-U.S. Governmental Entity or other public or quasi-public legal authority (including domain name registrars) that has authority for registering or recording Intellectual Property Rights, including assignments or, where applicable, licenses thereof.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) in the case of TURN, the actual knowledge of Kevin M. Rendino and Daniel B. Wolfe, after reasonable inquiry, and (b) in the case of MLC, the actual knowledge of Ted Goldthorpe, Matthias Ederer, Henry Wang and Nikita Klassen, after reasonable inquiry.

“Laws” means any federal, state, provincial, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liabilities” means any and all debts, liabilities, claims, demands, expenses, leases, commitments, losses, and obligations, whether primary or secondary, direct or indirect, accrued or fixed, absolute or contingent, known or unknown, matured or unmatured, liquidated or unliquidated, or determined or determinable, including those arising under any Law or Proceeding and those arising under any Contract.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Malicious Code” means any computer code or any other procedures, routines or mechanisms which: (a) disrupts, disables, harms or impairs in any material way Software’s operation, including any clock, timer, counter, or other limiting or disabling code, design, routine, or any viruses, Trojan horses, or other disabling or disruptive codes or commands that would cause such Software to be erased, made inoperable, or otherwise rendered incapable of performing in accordance with its performance specifications and descriptions or otherwise limit or restrict any Person’s ability to use such Software, including after a specific or random number of years or copies, (b) causes Software to damage or corrupt any data, storage media, programs, equipment or communications of a Person or its clients, or otherwise interfere with the Person’s operations in any material way or (c) permits any third party to access any Software to cause any material disruption, disablement, harm, impairment, damage erasure or corruption, including any back doors, time bombs, worms, drop dead devices or other undocumented access mechanism allowing unauthorized access to, and viewing, manipulation, modification, or other changes to, such Software.

“Material Adverse Effect” means any event, change, circumstance, effect, development, condition or occurrence (an “Effect”), that, individually or together with any one or more event, changes, circumstances, effects, developments, conditions or occurrences, has, has had or would reasonably be expected to have (a) a material adverse effect on the business, assets, liabilities, financial condition or results of operations of, in the case of TURN, TURN and its Subsidiaries, taken as a whole, or, in the case of MLC, MLC and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of, in the case of TURN, TURN, New Parent, TURN Merger Sub or MLC Merger Sub or, in the case of MLC, MLC, to consummate the Transactions prior to the Termination Date; provided, however, that, solely with respect to clause (a), a Material Adverse Effect shall not include and, in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur, shall be deemed not to include any Effect to the extent resulting from or arising out of: (i) changes in the economic or securities, credit, financial or other capital market conditions generally (including changes in interest rates or changes in prices of debt or equity securities); (ii) a change or condition affecting the industries in which TURN or its Subsidiaries, or MLC or its Subsidiaries, as applicable operate generally; (iii) any changes or proposed changes after the date hereof in Laws or accounting regulations or principles (including GAAP and IFRS) or their respective interpretation or enforcement; (iv) any change after the date hereof in general political, regulatory, legislative or business conditions, acts of terrorism or war or the worsening thereof, including protests, riots or the engagement by the United States of America or any other country in hostilities, whether or not pursuant to a declaration of a national emergency or war, cybercrime, cyberterrorism or civil unrest; (v) disease outbreak or any other pandemic or the worsening thereof (including the impact on economies generally and the results of any actions taken by Governmental Entity in response thereto), earthquakes, hurricanes, or other natural disasters or acts of God; (vi) any failure, in and of itself, by, in the case of TURN, TURN or any of its Subsidiaries, or, in the case of MLC, MLC or any of its Subsidiaries, to meet any internal forecast or projection (provided that the underlying causes of such failures or decline may, unless otherwise excluded by another clause in this definition of “Material Adverse Effect,” be taken into account and shall not be excluded in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur); (vii) the taking of any action required to comply with this Agreement or to which the other Party has provided its express written consent or the failure to take any action prohibited by this Agreement; (viii) changes in the trading price or trading volume of TURN Common Stock or MLC Common Share, in and of itself; and (ix) the negotiation, execution or performance of this Agreement or any agreement ancillary hereto, the announcement of this Agreement and the Transactions and the identity of, or any facts or circumstances related to the other Party; provided, however, that the exceptions in (i), (ii), (iii), (iv) and (v) shall not apply to the extent that such effect disproportionately impacts in the case of TURN, TURN and its Subsidiaries, taken as a whole or in the case of MLC, MLC and its Subsidiaries, taken as a whole, relative to other similarly situated industry participants (in which case, only such incremental disproportionate impact may be taken into account in determining whether there was or has been a Material Adverse Effect).

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“MLC Common Shares” means, prior to giving effect to the MLC Domestication, common shares in the capital of MLC and, after giving effect to the MLC Domestication, units representing membership interests of MLC.

“MLC Constating Documents” means the certificate and articles of amalgamation of MLC, as amended, and the by-laws of MLC as the same is amended, restated, supplemented or otherwise modified from time to time.

“MLC Domestication” means the continuance of MLC pursuant to the OBCA from a corporation existing under and governed by the OBCA to a limited liability company existing under and governed by the Act, as contemplated in the Plan of Arrangement, that will file IRS Form 8832 to elect to be treated as a corporation for U.S. federal income tax purposes; provided, that, prior to obtaining the approval of the shareholders of MLC with respect to the MLC Matters, MLC may, at its option and upon prior written approval of TURN (not to be unreasonably conditioned, delayed or withheld), cause the continuance of MLC to a corporation incorporated under and governed by the Delaware General Corporation Law.

“MLC Exchange Ratio” means the product of:
(i)     the quotient of (x) one, divided by (y) the Outstanding MLC Shares, multiplied by:
(ii)     the product of (x) New Parent Shares for Issuance, multiplied by (y) the MLC NAV Multiplier.

“MLC Fundamental Representations” means, collectively, the representations and warranties contained in (i) the first sentence of Section 4.1(a), (ii) Section 4.1(b), (iii) the first and fourth sentences of Section 4.2, (iv) the first two sentences and the last sentence of Section 4.4(a), and (v) Section 4.8.

“MLC Intervening Event” means with respect to MLC, any event, change or development first occurring or arising after the date hereof that is material to MLC and its Subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, any member of MLC’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken MLC (or to be refrained from being taken by MLC) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an MLC Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third-party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of this MLC Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the MLC Common Shares (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an MLC Intervening Event has occurred); (c) changes in general economic, social or political conditions or the financial markets in general; or (d) general changes or developments in the industries in which MLC and its Subsidiaries operate, including general changes in Law after the date hereof across such industries.

“MLC IPR” means any and all Intellectual Property Rights owned or purported to be owned, in whole or part, by MLC or any of its Subsidiaries.

“MLC IPR Agreements” means agreements under which: (a) MLC or any of its Subsidiaries has been granted any license or other rights (including rights granted on a service basis) under any Intellectual Property Rights owned by any Person that are material to the business of MLC or any of its Subsidiaries (“MLC In-Bound Licenses”); (b) MLC or any of its Subsidiaries has granted to any other Person any material license or other right under any material MLC IPR (“MLC Out-Bound Licenses”); or (c) any Intellectual Property Right is or has been developed by a third party for MLC or any of its Subsidiaries or assigned to MLC or any of its Subsidiaries by any other Person, in each case, that is material to the business of MLC or any of its Subsidiaries (“MLC Development Agreements”).
“MLC Key Shareholders” means holders of at least nineteen and a half percent (19.5)% of the issued and outstanding MLC Common Shares.

“MLC Matters” means (i) the authorization, adoption and approval of this Agreement and the MLC Merger and (ii) the MLC Domestication.

“MLC NAV Multiplier” means the difference of (i) one (1) minus (ii) the TURN NAV Multiplier.

“MLC Net Asset Value” means $67,410,000.

“MLC Personnel” means a natural person who is an employee, individual independent contractor or self-employed individual employed, retained or engaged by MLC or any of its Subsidiaries.

“MLC Registered IPR” means any and all MLC IPR that is registered or recorded with an IPR Registration Authority, including: (a) Patents (including utility and design patents); (b) Trademarks; (c) Copyrights; (d) mask works; and (e) domain name registrations, in each case including all issuances, registrations, recordations and applications for any of the foregoing.

“MLC Resolutions” means the special resolution approving the MLC Matters to be considered at the MLC Shareholders Meeting by MLC shareholders. The MLC resolutions related to the Plan of Arrangement shall be substantially in the form attached as Exhibit D.

“MLC Superior Proposal” means a bona fide written Takeover Proposal that was not solicited in violation of this Agreement, made by a third-party that would result in such third-party becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of MLC or more than 50% of the assets of MLC on a consolidated basis (a) on terms which MLC’s board of directors determines in good faith to be superior for the shareholders of MLC (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Mergers (after giving effect to the payment of the MLC Expense Reimbursement and any alternative proposed by TURN in accordance with Section 7.9), and (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror, that MLC’s board of directors deems relevant) in accordance with its terms.

“MLM Client” means any Person with whom MLC or one of its Subsidiaries has entered into a MLM Client Agreement.

“MLM Client Agreement” means any investment advisory, investment sub-advisory or investment management Contract or other similar document entered into by MLC or any one of its Subsidiaries with any Person.

“MLM Funds” means those vehicles pursuant to which MLM is contractually obligated to provide investment advisory services.

“Nasdaq” means the Nasdaq Global Market.

“New Parent Common Stock” means the common stock of New Parent, par value $.001 per share.

“New Parent Shares for Issuance” means 13,000,000 or such other number as may be mutually agreed in writing by TURN and MLC.

“OBCA” means the Business Corporations Act (Ontario).

“OBCA Director” means the director appointed pursuant to section 278 of the OBCA.

“Ontario Ministry” means the Ontario Ministry of Government and Consumer Services.

“Open Source Software” means all Software or other materials that are subject to “open source” or similar license terms that is distributed as “free software,” “open source software” or under a similar licensing or distribution terms, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, MIT licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License, and any license listed at www.opensource.org.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Outstanding MLC Shares” means the number of MLC Common Shares issued and outstanding as of immediately prior to the Effective Time.

“Outstanding TURN Shares” means the number of shares of TURN Common Stock issued and outstanding as of immediately prior to the Effective Time.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Liens” means (i) any restriction on transfer arising under applicable securities Laws, (ii) Liens for Taxes not yet delinquent or for Taxes being contested in good faith, (iii) purchase money Liens, (iv) mechanics Liens and similar Liens for labor, materials, or supplies arising in the ordinary course of business for amounts not yet payable and that are not resulting from a breach, default or violation of any Contract or Law, (v) zoning, building codes, and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated in any material respect by the current use and operation of such real property, (vi) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business, and (vii) customary Liens of lessors, lessees, sublessor, sublessees, licensors or licensees arising under lease arrangements or license arrangements.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Personal Information” means (a) all information identifying, or that alone or in combination with other information allows for the identification of, an individual; and (b) any information that is defined as “personal information” or “personal data” under applicable Privacy and Data Security Laws.

“Plan Assets” has the meaning set forth in the U.S. Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan of Arrangement” means the plan of arrangement, substantially in the form attached as Exhibit C, as amended, modified or supplemented from time to time in accordance with either (i) this Agreement and the Plan of Arrangement; or (ii) at the direction of the Court in the Final Order, which Plan of Arrangement, for greater certainty, shall only be in respect of the MLC Domestication and not in respect of any other MLC Matter.

“Previously Disclosed” means information (i) with respect to TURN, (A) set forth by TURN in the TURN Disclosure Letter or (B) previously disclosed since the Applicable Date in any TURN SEC Report, and (ii) with respect to MLC, (A) set forth by MLC in the MLC Disclosure Letter or (B) previously disclosed since the Applicable Date in any MLC Report.

“Privacy Agreements” means any contracts, commitments, obligations or responsibilities to affiliated and unaffiliated third parties, including individuals, governing the Processing of Personal Information, into which TURN or MLC (as applicable) or any of its Subsidiaries has entered or is otherwise bound.

“Privacy and Data Security Laws” means any Laws (including Anti-Spam Laws) with which TURN or MLC (as applicable) or any of its Subsidiaries is required to comply relating to anti-spam or the privacy, Processing or security of Personal Information, including regarding data breach disclosure and notification.

“Privacy Commitments” means any and all (a) applicable Privacy and Data Security Laws, (b) Privacy Policies, (c) Privacy Agreements, and (d) the rules of any applicable self-regulatory organizations in which TURN or MLC (as applicable) or any of its Subsidiaries is a member.

“Privacy Policy” means each publicly-posted written statement made by TURN or MLC (as applicable) or any of its Subsidiaries related to the Processing of Personal Information, including website or mobile app privacy policies or notices and notices or policies related to the privacy of employees, individual contractors, temporary workers, and job applicants.

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Processing” (or its conjugates) means any operation or set of operations that is performed upon data, including Personal Information, whether or not by automatic means, such as collection, recording, organization, structuring, transfer, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or instruction, training or other learning relating to such data or combination of data, including Personal Information.
“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from, any Governmental Entity.

“Retiree Medical Benefit Plan” means the Harris & Harris Group, Inc. Retiree Medical Benefit Plan.
“Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, Kherson, so-called Luhansk People’s Republic and Zaporizhzhia regions of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of Sanctions, including: (a) any Person listed on any Sanctions-related list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (b) any Person operating, organized or resident in a Sanctioned Country; (c) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or controlled by a Person or Persons described in clauses (a) or (b); or (d) any Person otherwise the subject or target of Sanctions.

“Sanctions” means all economic or trade sanctions administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, HM’s Department of the Treasury or any other applicable sanctions authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“SEDAR+” means the System for Electronic Data Analysis and Retrieval maintained on behalf of the Canadian Securities Authorities.

“Shared Expenses” means, collectively, (a) all filing fees payable in connection with the notifications, filings, registrations, submissions and other materials required to satisfy the closing condition in Section 8.1(c), (b)

the fees and expenses of the Paying and Exchange Agent and (c) all registration and other filing fees payable to the SEC, Canadian securities regulators or Cboe Canada in respect of, and all legal, accounting, proxy solicitation and financial printer fees, costs and expenses incurred by or on behalf of a Party in connection with, the preparation, filing and revision of, in each case, the Registration Statement and Joint Proxy Statement/Prospectus (including for the avoidance of doubt with respect to the information included therein so that the Joint Proxy Statement/Prospectus constitutes a management information circular of MLC) in respect of the Mergers and the other Transactions, excluding any fees and expenses incurred in connection with the preparation of any financial statements of MLC.

“Subsidiary” when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than MLC or TURN or any of their respective Affiliates) (a) with respect to a merger, arrangement, amalgamation, consolidation, tender offer, exchange offer, take-over bid, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MLC or TURN, as applicable, or any of such Party’s respective Subsidiaries, as applicable (excluding any internal reorganization involving only MLC or TURN, as applicable, and/or one or more of their respective Subsidiaries), or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MLC or TURN, as applicable (based on the most recent publicly disclosed financial statements of the applicable Party), and such Party’s respective Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MLC or TURN, as applicable, in each case other than the Mergers and the other Transactions (including shares held by the acquiring party on or before the date of this Agreement).

“Tax” includes: (a) any tax, assessment, fee, or other governmental charge imposed by any Governmental Entity, including any United States, Canadian, foreign, federal, state, provincial or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, environmental tax (including taxes under Section 59A of the Code), profits tax, severance tax, personal property tax, real property tax, sales tax, license tax, goods and services tax, harmonized sales tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, employer health tax, social security (or similar) tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, any amounts or refunds owing under section 125.7 of the Tax Act, employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions, or other charge, levy, duty or assessment in the nature of or similar to a tax of any kind whatsoever; (b) any interest, fine, penalty, late filing fees or addition to tax imposed by or due to a Governmental Entity; and (c) any liability in respect of any item described in clauses (a) or (b) above, regardless of whether such liability arises by reason of a contract, assumption, operation of a legal requirement, imposition of transferee or successor liability or otherwise and, in the case of each of clauses (a), (b), and (c), regardless of whether any item described therein is disputed or not.

“Tax Act” means the Income Tax Act (Canada), as amended.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) supplied or required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Transactions” means the transactions contemplated by this Agreement, including the MLC Domestication, the 40 Act Closing Date Plan and the Mergers.

“TURN Change of Control Severance Payments” means any payments due at or in connection with the Closing under the Change in Control and Severance Agreements listed in Section 3.19 of the TURN Disclosure Letter, including the employer’s portion of all payroll, employment, unemployment and similar Taxes applicable to any such amounts payable under such Change in Control and Severance Agreements.

“TURN Client” means any Person with whom TURN or one of its Subsidiaries has entered into a TURN Client Agreement.

“TURN Client Agreement” means any investment advisory, investment sub-advisory or investment management Contract or other similar document entered into by TURN or any one of its Subsidiaries with any Person.

“TURN Exchange Ratio” means the product of:
(i) the quotient of (x) one, divided by (y) the Outstanding TURN Shares, multiplied by:
(ii) the product of (x) New Parent Shares for Issuance, multiplied by (y) the TURN NAV Multiplier.

“TURN Fundamental Representations” means, collectively, the representations and warranties contained in (i) the first sentence of Section 3.1(a), (ii) Section 3.1(b), (iii) Section 3.2, (iv) the first and fourth sentences of Section 3.3, (v) the first two sentences and the last sentence of Section 3.5(a), and (vi) Section 3.9.

“TURN Intervening Event” means with respect to TURN, any event, change or development first occurring or arising after the date hereof that is material to TURN and its Subsidiaries, taken as a whole, that was not known to, or reasonably foreseeable by, any member of TURN’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken TURN (or to be refrained from being taken by TURN) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an TURN Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third-party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of this TURN Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the TURN Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an TURN Intervening Event has occurred); (c) changes in general economic, social or political conditions or the financial markets in general; or (d) general changes or developments in the industries in which TURN and its Subsidiaries operate, including general changes in Law after the date hereof across such industries.

“TURN IPR” means any and all Intellectual Property Rights owned or purported to be owned, in whole or part, by TURN or any of its Subsidiaries.

“TURN IPR Agreements” means agreements under which: (a) TURN or any of its Subsidiaries has been granted any license or other rights (including rights granted on a service basis) under any Intellectual Property Rights owned by any Person that are material to the business of TURN or any of its Subsidiaries (“TURN In-Bound Licenses”); (b) TURN or any of its Subsidiaries has granted to any other Person any material license or other right under any material TURN IPR (“TURN Out-Bound Licenses”); or (c) any Intellectual Property Right is or has been developed by a third party for TURN or any of its Subsidiaries or assigned to TURN or any of its Subsidiaries by any other Person, in each case, that is material to the business of TURN or any of its Subsidiaries (“TURN Development Agreements”).

“TURN Key Shareholders” means holders of at least nineteen and a half percent (19.5)% of the issued and outstanding shares of TURN Common Stock.

“TURN Matters” means (i) the adoption of this Agreement and (ii) the deregistration of TURN under the Investment Company Act pursuant to Section 7.15.

“TURN NAV Multiplier” means the quotient (rounded to the nearest fourth decimal place, with 0.00005 rounding up) of (i) the Closing TURN Net Asset Value, divided by (ii) the Combined Closing NAV.

“TURN Net Asset Value” means the net asset value of TURN, calculated using the same assumptions and methodologies, and applying the same categories of adjustments to net asset value, historically used by TURN in calculating the net asset value of TURN that has been publicly reported by TURN in its financial statements; provided that, notwithstanding anything in this Agreement to the contrary, the TURN Net Asset Value shall be calculated (i) without taking into account any conversion of TURN investment assets to cash, any subsequent distribution of such cash by TURN to New Parent or any of its Subsidiaries or any distribution in kind of TURN investment assets to New Parent or any of its Subsidiaries, in each case, as required to implement the mutually agreed 40 Act Closing Date Plan, if applicable, and (ii) to the extent not settled prior to the Determination Date (such settlement to be documented in a form reasonably acceptable to MLC) and reflected in the Closing TURN Net Asset Value, to include all current and future Liabilities under the Retiree Medical Benefit Plan, in an amount equal to the figure actuarially determined and included in TURN’s Annual Report on Form N-CSR for the year ending December 31, 2024, net of any payments made under such plan through the Determination Date and reflected in the Closing TURN Net Asset Value.

“TURN Personnel” means a natural person who is an employee, individual independent contractor or self-employed individual employed, retained or engaged by TURN or any of its Subsidiaries.

“TURN Registered IPR” means any and all TURN IPR that is registered or recorded with an IPR Registration Authority, including: (a) Patents (including utility and design patents); (b) Trademarks; (c) Copyrights; (d) mask works; and (e) domain name registrations, in each case including all issuances, registrations, recordations and applications for any of the foregoing.

“TURN Superior Proposal” means a bona fide written Takeover Proposal that was not solicited in violation of this Agreement, made by a third-party that would result in such third-party becoming the beneficial owner, directly or indirectly, of more than 50% of the total voting power of TURN or more than 50% of the assets of TURN on a consolidated basis (a) on terms which TURN’s board of directors determines in good faith to be superior for the shareholders of TURN (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Mergers (after giving effect to the payment of the TURN Expense Reimbursement and any alternative proposed by MLC in accordance with Section 7.10), and (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror, that TURN’s board of directors deems relevant) in accordance with its terms.

“TURN Transaction Expenses” means the aggregate amount of all unpaid fees, costs, expenses and other amounts incurred or otherwise payable, directly or indirectly, by TURN, New Parent, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries in connection with, arising from or related to (a) the negotiation, preparation, execution or delivery of this Agreement or the consummation of the Transactions, including all legal, accounting, proxy solicitation, financial printer, investment banking and financial advisory fees, costs and expenses of TURN, New Parent, TURN Merger Sub, MLC Merger Sub or any of their respective Subsidiaries, in each case other than to the extent constituting Shared Expenses; (b) all performance awards, deferred compensation, bonuses, including transaction bonuses and stay bonuses, change of control payments, retention payments, termination, severance or other bonuses or payments that are triggered or accelerated or otherwise due or payable in connection with or incident to (whether at or after Closing) the consummation of the Transactions (including for the avoidance of doubt all retention bonus payments payable to each of Kevin M. Rendino and Daniel B. Wolfe and any TURN Change of Control Severance Payments), including any gross-up or similar payments for Taxes, (c) the employer’s portion of all payroll, employment, unemployment and similar Taxes applicable to any amounts set forth in the preceding subclause (b), (d) one hundred percent (100%) of (i) Transfer Taxes associated with the TURN Merger and (ii) the costs of obtaining a six (6) year tail insurance policy for director and officer liability for TURN; and (e) fifty percent (50%) of all Shared Expenses.

“Warrants” means the warrants issued pursuant to the Indentures.

10.2    Table of Defined Terms.

Acceptable Confidentiality Agreement	A-60
Acceptable Courts	A-91
Agreement	A-1
Applicable Date	A-14
Bankruptcy and Equity Exception	A-13
Certificate of Merger	A-7
Certificates of Merger	A-7
Closing	A-7
Closing Date	A-7
Court	A-74
De-Registration Date	A-28
Determination Date	A-9
Disqualification Event	A-45
Effective Time	A-7
Exchange Fund	A-9
Expense Reimbursement Cap	A-71
Fair Value Measurement	A-16
Fair Value Measurements and Disclosures (Topic 820)	A-49
Federal Securities Laws	A-17
GAAP	A-14
HSR Act	A-55
Indemnified Party	A-58
Intended Tax Treatment	A-64
Joint Proxy Statement/Prospectus	A-14
Leased Real Property	A-27
Level 1	A-49
Material Adverse Effect	A-66
Material Compliance Matters	A-17
Merger Agreement	A-5
Mergers	A-5
MLC	A-5
MLC Adverse Recommendation Change	A-60
MLC Articles	A-29
MLC Balance Sheet	A-32
MLC Bylaws	A-29
MLC Capitalization Date	A-30

MLC Company Plan	A-37
MLC Company Plans	A-37
MLC Disclosure Letter	A-91
MLC Expense Reimbursement	A-71
MLC Insurance Policy	A-41
MLC Interim Balance Sheet	A-32
MLC Intervening Event Notice Period	A-61
MLC Intervening Event Recommendation Change	A-61
MLC Investment Assets	A-44
MLC Investment Objectives	A-51
MLC IT Infrastructure	A-43
MLC Leased Real Property	A-44
MLC Material Contracts	A-40
MLC Merger Sub	A-5
MLC NAV Statement	A-9
MLC Recommendation	A-56
MLC Requisite Vote	A-31
MLC Rights	A-30
MLC Reports	A-32
MLC Shareholders Meeting	A-30
MLC Software	A-43
MLC Voting Debt	A-30
MLM	A-45
Money Laundering Laws	A-18
New Parent	A-5
Non-Party Affiliates	A-92
Notice of a MLC Superior Proposal	A-61
Notice of a TURN Superior Proposal	A-62
NYBCL	A-6
Parties	A-5
Party	A-5
Paying and Exchange Agent	A-9
Plan Asset Funds	A-47
Plan of Arrangement	A-80
QPAM	A-47
QPAM Exemption	A-29
Registration Statement	A-14
Representatives	A-59
Required Filings	A-56
Rights	A-12
Sarbanes-Oxley Act	A-15
Takeover Approval	A-60
Takeover Statutes	A-18
Tax Act	A-5, A-82

Termination Date	A-69
Transfer Taxes	A-65
TURN	A-5
TURN Adverse Recommendation Change	A-62
TURN Balance Sheet	A-15
TURN Bylaws	A-12
TURN Capitalization Date	A-12
TURN Certificate of Merger	A-7
TURN Charter	A-12
TURN Client Accounts	A-29
TURN Company Plan	A-20
TURN Company Plans	A-20
TURN Disclosure Letter	A-91
TURN Expense Reimbursement	A-71
TURN Insurance Policy	A-24
TURN Interim Balance Sheet	A-15
TURN Intervening Event Notice Period	A-63
TURN Intervening Event Recommendation Change	A-63
TURN Investment Assets	A-27
TURN Investment Objectives	A-48
TURN IT Infrastructure	A-26
TURN Material Contracts	A-23
TURN Merger	A-5
TURN Merger Sub	A-5
TURN NAV Statement	A-10
TURN Recommendation	A-57
TURN Requisite Vote	A-13
TURN SEC Reports	A-14
TURN Shareholders Meeting	A-13
TURN Software	A-26
TURN Transaction Expenses	A-72
USA PATRIOT Act	A-18
Voting Debt	A-12

ARTICLE XI

GENERAL PROVISIONS

11.1    Non-survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for (a) those covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part at or after the Effective Time, which shall survive the Effective Time in accordance with their respective terms, and (b) Section 7.14 and Article XI shall survive the Effective Time.

11.2    Amendments. At any time prior to the Effective Time, this Agreement (including the Plan of Arrangement, it being acknowledged and agreed that in connection with any amendment, supplement or modification of the Plan of Arrangement, no approval required by this Section 11.2 shall be unreasonably delayed, conditioned or withheld by any of TURN, New Parent, TURN Merger Sub or MLC Merger Sub) may be amended, supplemented or modified only by an instrument in writing signed on behalf of each of the Parties, with such action taken or authorized by their respective boards of directors, at any time before or after obtaining the MLC Requisite Vote in respect of the MLC Matters or the TURN Requisite Vote in respect of the TURN Matters; provided, however, that after obtaining the MLC Requisite Vote in respect of the MLC Matters or the TURN Requisite Vote in respect of the TURN Matters, there may not be any amendment, supplement or modification of this Agreement that requires approval by the shareholders of MLC or TURN, respectively, unless such approval shall have been obtained.

11.3    Extension; Waiver. At any time prior to the Effective Time, each of TURN and MLC, by action taken or authorized by its board of directors, may, to the extent legally allowed, (a) in the case of TURN, extend the time for the performance of any of the obligations or other acts of MLC, and in the case of MLC, extend the time for the performance of any of the obligations or other acts of TURN, New Parent, TURN Merger Sub or MLC Merger Sub, (b) in the case of TURN, waive any inaccuracies in the representations and warranties of MLC contained in this Agreement, and in the case of MLC, waive any inaccuracies in the representations and warranties of TURN contained in this Agreement or (c) in the case of TURN, waive compliance by MLC with any of the agreements or conditions contained in this Agreement, and in the case of MLC, waive compliance by TURN, New Parent, TURN Merger Sub or MLC Merger Sub with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of TURN or MLC, and such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such right, power or privilege, and no single or partial exercise thereof shall preclude any other or further exercise thereof. No provision of this Agreement shall be waived or modified at or following the Effective Time.

11.4    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (a) when delivered by hand (providing proof of delivery), (b) on the date sent via email (provided, that, the sender does not promptly receive any “bounce back” or notice of non-delivery), (c) on the fifth Business Day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed with return receipt requested, or (d) one Business Day after mailing if mailed to the Party to whom notice is to be given by nationally recognized overnight carrier service prior to the deadline for next-day delivery. Such communications must be sent to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to MLC, to:

Mount Logan Capital Inc.
650 Madison Avenue, 3rd Floor
New York, NY 10022
Attention:    Steven Wayne
                       Olivier Fioroni
                    Nikita Klassen
Email:           Steven.Wayne.oa@bcpartners.com
                       Olivier.Fioroni@bcpartners.com
                       Nikita.Klassen@bcpartners.com

with a copy, which will not constitute notice, to:

Dechert LLP 3 Bryant Park 1095 Avenue of the Americas New York, NY 10036 Attention: Kenneth E. Young, Esq. Stephen R. Pratt, Esq. Email: Ken.Young@dechert.com; Stephen.Pratt@dechert.com

If to TURN, New Parent, TURN Merger Sub or MLC Merger Sub, to:

180 Degree Capital Corp. 7 North Willow Street, Suite 4B Montclair, NJ 07042 Attention: Daniel Wolfe Email: daniel@180degreecapital.com with a copy, which will not constitute notice, to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attention:     John J. Mahon, Esq.
    Joshua A. Apfelroth, Esq.
    Michael E. Ellis, Esq.
Email:     jmahon@proskauer.com
    japfelroth@proskauer.com
    mellis@proskauer.com

11.5    Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words

“without limitation.” Whenever the word “or” is used in this Agreement, it shall be deemed to not be exclusive and shall have the meaning represented by the term “and/or,” unless the context otherwise requires. The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto, including the TURN Disclosure Letter and MLC Disclosure Letter, shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to any statute, regulation or provision of Law shall be deemed to include a reference to any amendment, modification, replacement, or successor statute, regulation or provision of such Law, as well as any rules or regulations promulgated thereunder, unless expressly stated otherwise. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. References to “days” shall mean “calendar days” unless expressly stated otherwise. The Parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.6    Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, then (a) the Parties shall amend or otherwise modify this Agreement to replace such term, provision, covenant or restriction with a valid and enforceable term, provision, covenant or restriction that gives effect to the original intent of the Parties in executing this Agreement and (b) the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated as a result thereof.

11.7    Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the formation of a contract and each Party hereto forever waives any such defense.

11.8    Entire Agreement. This Agreement (including all exhibits, annexes and schedules referred to in this Agreement or attached to this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

11.9    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement, and all claims or Proceedings based upon, arising out of or relating to this Agreement or the Transactions, shall be governed and construed in accordance with the Laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction; provided, that (i) in advance of the MLC Domestication, the Laws of the Province of Ontario, Canada shall govern MLC’s obligations related to the Arrangement and to obtaining any vote of the MLC shareholders with respect to the MLC Matters and the fiduciary obligations of the members of the board of directors of MLC, and (ii) from and after the MLC Domestication, the Laws of the State of Delaware shall govern the fiduciary obligations of the members of the board of directors or board of managers, as applicable, if any, of MLC and the MLC Merger. The Parties agree that any Proceeding brought by any Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought exclusively in (x) any court of the State of New York sitting in the borough of Manhattan, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York, and, in each case, the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). Each of the Parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or otherwise based upon, arising out of or relating to, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each Party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. Each Party (a) certifies that no representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.9.

11.10    Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by merger, operation of law or otherwise) without the prior written consent of the other Parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.6 and Section 11.14, this Agreement is not intended to and does not confer upon any Person, other than the Parties hereto, any rights or remedies.

11.11    Remedies Cumulative. Except as otherwise provided in this Agreement, (a) any and all remedies expressly conferred upon a Party to this Agreement will be cumulative with, and not exclusive of, any other remedy arising under this Agreement, at Law, or in equity and (b) the exercise by a Party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

11.12    Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Acceptable Court without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other Party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Notwithstanding anything to the contrary contained in this Agreement, to the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to enforce specifically any provision that expressly survives termination of this Agreement), the Termination Date shall automatically be extended to the earlier of (a) six (6) months from the Termination Date and (b) the twentieth (20th) Business Day following the resolution of such Proceeding (provided, that the Parties acknowledge and agree that the applicable court presiding over such Proceeding may establish a different time period).

11.13    Disclosure Letter. Contemporaneously with the execution of this Agreement, each of TURN and MLC have delivered to the other Party a disclosure letter (the “TURN Disclosure Letter” and the “MLC Disclosure

Letter”, respectively; each, a “Disclosure Letter”). Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty in the Disclosure Letter shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Letter shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Letter shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections or subsections. No disclosure in the Disclosure Letters shall be construed as an admission or indication to any Person, other than as expressly set forth in this Agreement. No disclosure in the Disclosure Letters relating to any possible breach or violation of any agreement or applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

11.14    Non-Recourse. All Proceedings (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as Parties hereto. No Person who is not a named Party to this Agreement, including any past, present or future direct or indirect, equityholders, controlling Persons, directors, officers, employees, agents, incorporators, representatives, Affiliates, members, managers, general or limited partners, lender, financing source or assignees (and any former, current or future equityholder, controlling Person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, or assignee of any of the foregoing) of any named Party to this Agreement (“Non-Party Affiliates”), shall have any Liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any Liabilities arising under, in connection with or related to this Agreement or for any claim or Proceeding based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each Party waives and releases all such Liabilities against any such Non-Party Affiliate. The provisions of this Section 11.14 are intended to be for the benefit of, and shall be enforceable by, each of the Non-Party Affiliates and such Person’s estate, heirs and representatives.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MOUNT LOGAN CAPITAL INC.

By: /s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: CEO

180 DEGREE CAPITAL CORP.

By: /s/ Kevin M. Rendino
Name: Kevin M. Rendino
Title: Chief Executive Officer

YUKON NEW PARENT, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

POLAR MERGER SUB, INC.

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

MOOSE MERGER SUB, LLC

By: /s/ Daniel B. Wolfe
Name: Daniel B. Wolfe
Title: President

Annex A
TURN NAV Multiplier Adjustment Mechanism
Pursuant to Section 2.7(b) of the Agreement, to the extent that the TURN NAV Multiplier would reasonably be expected to be greater than 50% or if any TURN shareholder (individually or together with its Affiliates) would reasonably be expected to own 25% or more of the issued and outstanding shares of New Parent Common Stock immediately after the Effective Time, the Parties shall reasonably cooperate to implement the following procedures, which shall be effected prior to the Effective Time:

1.    TURN shall promptly propose, by written notice to MLC (the “Proposed Distribution Notice”), assets of TURN that will be subject to in-kind distribution to TURN’s shareholders prior to the Effective Time so that the TURN NAV Multiplier will be under 50% or, if applicable, no TURN shareholder will be over the threshold specified above, in each case, as of the Effective Time.

2.    MLC shall have the right to approve in advance in writing (such approval not to be unreasonably conditioned, delayed or withheld) any such in-kind distributions set forth in the Proposed Distribution Notice.

3.    If MLC does not approve any such in-kind distribution pursuant to item 2 above, TURN shall promptly propose additional assets that will be subject to in-kind distributions in accordance with item 1, as necessary, and MLC shall again have the right to approve such distributions, in accordance with item 2.

4.    The Closing TURN Net Asset Value will be adjusted to reflect the attributes of the in-kind distributions on which the Parties have agreed pursuant to items 1-3 above (both with respect to the reduction in TURN assets and any increase in TURN Liabilities in connection therewith, including corporate-level taxes, it being agreed that MLC and TURN will reasonably cooperate to select assets that create tax efficiencies at the corporate level).

A-Annex A-1

Exhibit A-1
Registration Statement Tax Opinion to TURN
[See Attached.]

Annex A-A-1-1

January 16, 2025

Ladies and Gentlemen:

You have requested our opinion in connection with the proposed reorganization of 180 Degree Capital Corp., a New York corporation ("TURN"), and Mount Logan Capital Inc., a Delaware corporation ("MLC"), pursuant to the Agreement and Plan of Merger, dated as of January 16, 2025 (the "Merger Agreement"), among TURN, MLC, Yukon New Parent, Inc., a Delaware corporation ("New Parent"), Polar Merger Sub, Inc., a New York corporation ("TURN Merger Sub") and Moose Merger Sub, Inc., a Delaware limited liability company ("MLC Merger Sub"). In the Reorganization (as defined below), TURN Merger Sub will merge with and into TURN with TURN surviving (the "TURN Merger"), after which MLC will merge with and into MLC Merger Sub with MLC surviving (the "MLC Merger", and together with the TURN Merger, the "Reorganization"). The parties may subsequently choose to merge TURN and MLC.

In connection with this opinion, we have examined the Merger Agreement, certain public filings of TURN made with the U.S. Securities and Exchange Commission, and the representation of TURN addressed to us, dated as of the date hereof and the representation letter of MLC addressed to us, dated as of the date hereof (together, the "Representation Letters"). In rendering this opinion we have assumed (i) that the facts, representations and information contained in the Merger Agreement are true, complete, and correct and will remain true, complete, and correct at all times up to and including the Effective Time, (ii) that the representations made by TURN and MLC in the Representation Letters are true, complete, and correct and will remain true, complete, and correct up to and including the Effective Time and (iii) that any representations made in such Representation Letters or the Merger Agreement that are qualified by knowledge or qualifications of like import are true, complete, and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualifications, and we have relied on each of such representations. In addition, our opinion set forth below assumes (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and the authenticity of all documents we have examined, (iii) the authenticity of any document submitted to us as originals, (iv) the conformity to the originals of all copies of documents submitted to us, (v) the authenticity of the originals of such copies, (vi) the accuracy of the representations of each party to the Merger Agreement, (vii) the accuracy of the oral or written statements and representations of officers and other representatives of TURN and MLC, (viii) the due authority, execution and delivery by each of the parties to the Merger Agreement, (ix) that the Merger Agreement constitutes the legal, valid, and binding obligation of each of the parties thereto, (x) that each of the representations set forth in the Representation Letters is and will remain true, complete, and correct and (xi) that each of the parties to the Merger Agreement will perform all of its obligations in the manner described therein. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, under presently applicable United States

Beijing | Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Paris | São Paulo | Washington, DC

Annex A-A-1-2

Proskauer
180 Degree Capital Corp.
January 16, 2025
Page 2

federal income tax law, that the Reorganization will be treated as a transfer to corporation controlled by transferors within the meaning of Section 351 of the Code.

This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including those described as above. The opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only our best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

Very truly yours,

Annex A-A-1-3

Exhibit A-2
Registration Statement Tax Opinion to MLC
[See Attached.]

Annex A-A-2-1

Dechert LLP

Three Bryant Park
1095 Avenue of the Americas
New York, NY 10036-6797
+1 212 698 3500 Main
+1 212 698 3599 Fax
www.dechert.com

January 16, 2025

Ladies and Gentlemen:

You have requested our opinion in connection with the proposed reorganization of 180 Degree Capital Corp., a New York corporation ("TURN"), and Mount Logan Capital Inc., a Delaware corporation ("MLC"), pursuant to the Agreement and Plan of Merger, dated as of January 16, 2025 (the "Merger Agreement"), among TURN, MLC, Yukon New Parent, Inc., a Delaware corporation ("New Parent"), Polar Merger Sub, Inc., a New York corporation ("TURN Merger Sub") and Moose Merger Sub, LLC, a Delaware limited liability company ("MLC Merger Sub"). In the Reorganization (as defined below), TURN Merger Sub will merge with and into TURN with TURN surviving (the "TURN Merger"), after which MLC will merge with and into MLC Merger Sub with MLC surviving (the "MLC Merger", and together with the TURN Merger, the "Reorganization"). The parties may subsequently choose to merge TURN and MLC.

In connection with this opinion, we have examined the Merger Agreement, certain public filings of TURN made with the U.S. Securities and Exchange Commission, and the representation of TURN addressed to us, dated as of the date hereof and the representation letter of MLC addressed to us, dated as of the date hereof (together, the "Representation Letters"). In rendering this opinion we have assumed (i) that the facts, representations and information contained in the Merger Agreement are true, complete, and correct and will remain true, complete, and correct at all times up to and including the Effective Time, (ii) that the representations made by TURN and MLC in the Representation Letters are true, complete, and correct and will remain true, complete, and correct up to and including the Effective Time and (iii) that any representations made in such Representation Letters or the Merger Agreement that are qualified by knowledge or qualifications of like import are true, complete, and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualifications, and we have relied on each of such representations. In addition, our opinion set forth below assumes (i) the genuineness of all signatures, (ii) the legal capacity of natural persons and the authenticity of all documents we have examined, (iii) the authenticity of any document submitted to us as originals, (iv) the conformity to the originals of all copies of documents submitted to us, (v) the authenticity of the originals of such copies, (vi) the accuracy of the representations of each party to the Merger Agreement, (vii) the accuracy of the oral or written statements and representations of officers and other representatives of TURN and MLC, (viii) the due authority, execution and delivery by each of the parties to the Merger Agreement, (ix) that the Merger Agreement constitutes the legal, valid, and binding obligation of each of the parties thereto, (x) that each of the representations set forth in the Representation Letters is and will remain true, complete, and correct and (xi) that each of the parties to the Merger Agreement will perform all of its obligations in the manner described therein. Any capitalized terms used but not defined herein shall have the meaning given to such terms in the Merger Agreement.

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, under presently applicable United States federal income tax law, that the Reorganization will be treated as a transfer to corporation controlled by transferors within the meaning of Section 351 of the Code.

Annex A-A-2-2

January 16, 2025

Dechert LLP

This opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences of the Reorganization. In particular, we express no opinion on (i) the effect of the Reorganization and the transactions contemplated by the Merger Agreement on the Warrants and (ii) the consequences of the Reorganization and the transactions contemplated by the Merger Agreement on any shareholder of MLC that holds Warrants, with respect to their Warrants. The opinion herein is based on current authorities and upon facts and assumptions as of the date of this opinion, including those described as above. The opinion is subject to change in the event of a change in the applicable law or change in the interpretation of such law by the courts or by the Internal Revenue Service, or a change in any of the facts and assumptions upon which it is based. There is no assurance that legislative or administrative changes or court decisions may not be forthcoming that would significantly modify the statements and opinions expressed herein. Any such changes may or may not be retroactive with respect to transactions prior to the date of such changes. This opinion represents only our best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the positions set forth above will be sustained by a court, if contested.

Very truly yours,

Annex A-A-2-3

Exhibit B
New Parent, MLC and TURN Officers and Directors
The New Parent board of directors, which shall be a classified board, unless otherwise mutually agreed by MLC and TURN, shall be comprised of the following, to the extent such Persons qualify and are willing and able to serve:
•Ted Goldthorpe;
•Four (4) directors who qualify as “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2) (each such qualifying director, an “Independent Directors”) designated in writing by MLC;
•One (1) Independent Director designated in writing by TURN; and
•One (1) Independent Director mutually agreed in writing by MLC and TURN.
If any individual designated by TURN or MLC fails to qualify or otherwise refuses or is unable to serve, TURN or MLC as applicable, shall be entitled to designate an alternative individual. If Ted Goldthorpe fails to qualify or otherwise refuses or is unable to serve, MLC shall be entitled to designate an alternative individual.
Officers of New Parent and officers and directors or managers, as applicable, of each of MLC and TURN from and after the Effective Time will be designated by MLC prior to the Effective Time in accordance with Section 1.7.

Annex A-B-1

Exhibit C
Plan of Arrangement
[See Attached.]

Annex A-C-1

PLAN OF ARRANGEMENT UNDER SECTION 182
OF THE BUSINESS CORPORATIONS ACT (ONTARIO)
ARTICLE I
INTERPRETATION
1.1.Definitions

In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
“Act” means the Delaware Limited Liability Company Act;
“Arrangement”, “herein”, “hereof”, “hereto”, “hereunder” and similar expressions mean and refer to the arrangement of the Company under the provisions of section 182 of the OBCA, on the terms and conditions set forth in this Plan of Arrangement as supplemented, modified, varied or amended from time to time in accordance with the terms of the Merger Agreement and Section 4.1 or at the direction of the Court in the Final Order (with the prior written consent of the Company and TURN, each acting reasonably), and not to any particular article, section or other portion thereof;
“Arrangement Resolution” means the special resolution approving the Arrangement to be considered at the Meeting by Shareholders;
“Articles of Arrangement” means the articles of arrangement of the Company in respect of the Arrangement, required by the OBCA to be sent to the OBCA Director after the Final Order is made, which shall include this Plan of Arrangement and otherwise be in a form and content satisfactory to MLC and TURN, each acting reasonably;
“Certificate of Arrangement” means the certificate of arrangement issued by the OBCA Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;
“Code” has the meaning set forth in Section 2.4;
“Common Share” means a common share in the capital of the Company;
“Company” means Mount Logan Capital Inc., a corporation existing under the OBCA;
“Company Delaware DEUs” has the meaning set forth in Section 2.2;
“Company Delaware RSUs” has the meaning set forth in Section 2.2;
“Company Delaware Units” has the meaning set forth in Section 2.2;
“Company DEUs” has the meaning set forth in Section 2.2;
“Company RSUs” has the meaning set forth in Section 2.2;
“Company Warrants” has the meaning set forth in Section 2.2;
“Continuance” or “Delaware Domestication” means the continuance of the Company out from the jurisdiction of the OBCA and the substantially concurrent domestication of the Company in the State of Delaware pursuant to the provisions of Section 18-212 of the Act;
“Court” means the Ontario Superior Court of Justice (Commercial List);
Annex A-C-2

“Delaware Secretary of State” means the Secretary of State of the State of Delaware;
“Dissent Rights” has the meaning set forth in Section 3.1;
“Dissent Shares” has the meaning set forth in Section 3.1;
“Dissenting Shareholders” means registered Shareholders who validly exercise their Dissent Rights and who have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights;
“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement;
“Effective Time” means 30 minutes prior to the effective time of the merger of MLC Merger Sub with and into MLC Delaware as set forth in the certificate of merger that shall be filed by MLC Merger Sub and MLC with the Delaware Secretary of State on the Effective Date;
“Final Order” means the order made after the application to the Court pursuant to section 182 of the OBCA, in form and substance acceptable to the Company and TURN, each acting reasonably, after being informed of the intention to rely upon the Section 3(a)(10) Exemption and after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement as such order may be amended, affirmed, modified, supplemented or varied by the Court (with the consent of both the Company and TURN, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended on appeal (provided that any such affirmation, amendment, modification, supplement or variation is acceptable to the Company and TURN, each acting reasonably) on appeal;
“Governmental Entities” means any federal, state, provincial, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any stock exchange, any quasi-governmental body, any self-regulatory agency (including the Financial Industry Regulatory Authority), any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing;
“Interim Order” means the interim order of the Court made after application to the Court pursuant to section 182 of the OBCA in a form acceptable to MLC and TURN, each acting reasonably, after being informed of the intention to rely upon the Section 3(a)(10) Exemption, providing for, among other things, the calling and holding of the Meeting, as such order may be amended, supplemented or varied by the Court (with the consent of both the Company and TURN, each acting reasonably);
“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances;
“Joint Proxy Statement/Prospectus” means the Preliminary Joint Proxy Statement/Prospectus to be jointly prepared by the Company and TURN and forwarded as part of the proxy solicitation materials to Shareholders in respect of the Meeting;
“Meeting” means the special meeting of the Shareholders to be called and held in accordance with the Interim Order to consider and vote on the Arrangement Resolution and on the other matters set out in the Joint Proxy Statement/Prospectus, and any adjournment or postponement thereof in accordance with the terms of the Merger Agreement;
“Merger Agreement” means the agreement and plan of merger among the Company, 180 Degree Capital Corp., Yukon New Parent, Inc., Polar Merger Sub, Inc., and MLC Merger Sub, dated January 16, 2025, as it may from time to time be amended, modified or supplemented;
“MLC Delaware” means the Company upon and following the Continuance under the Act;
“MLC Merger Sub” means Moose Merger Sub, LLC, a limited liability company formed under the Act;
Annex A-C-3

“OBCA” means the Business Corporations Act (Ontario) as amended, including the regulations promulgated thereunder;
“OBCA Director” means the director appointed pursuant to section 278 of the OBCA;
“Section 3(a)(10) Exemption” means the exemption from registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof;
“Shareholders” means the holders from time to time of Common Shares;
“Taxes” includes: (a) any tax, assessment, fee, or other governmental charge imposed by any Governmental Entity, including any United States, Canadian, foreign, federal, state, provincial or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, environmental tax (including taxes under Section 59A of the Code), profits tax, severance tax, personal property tax, real property tax, sales tax, license tax, goods and services tax, harmonized sales tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, employer health tax, social security (or similar) tax, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, any amounts or refunds owing under section 125.7 of the Tax Act, employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions, or other charge, levy, duty or assessment in the nature of or similar to a tax of any kind whatsoever; (b) any interest, fine, penalty, late filing fees or addition to tax imposed by or due to a Governmental Entity; and (c) any liability in respect of any item described in clauses (a) or (b) above, regardless of whether such liability arises by reason of a contract, assumption, operation of a legal requirement, imposition of transferee or successor liability or otherwise and, in the case of each of clauses (a), (b), and (c), regardless of whether any item described therein is disputed or not;
“TURN” means 180 Degree Capital Corp., a corporation organized under the Laws of the State of New York; and
“U.S. Securities Act” means the United States Securities Act of 1933.
1.2.Sections and Headings

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section refers to the specified section of this Plan of Arrangement.
1.3.Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.
1.4.Date for any Action

In the event that any date on or by which any action is required or permitted to be taken hereunder is not a business day, such action shall be required or permitted to be taken on or by the next succeeding day which is a business day.
1.5.Statutory References

Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.
Annex A-C-4

ARTICLE II
ARRANGEMENT
1.
1.1.Binding Effect

The Arrangement shall be effective as of, and be binding at and after, the Effective Time on the Company, all registered and beneficial owners of securities of the Company, including the Common Shares, the Company RSUs and Company Warrants, any Dissenting Shareholders, the registrar and transfer agent of the Company and all other applicable persons, without any further act or formality required on the part of any person.
1.2.Arrangement

At the Effective Time each of the following events shall occur and shall be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective as at five minute intervals starting at the Effective Time:
(1)each Dissent Share in respect of which Dissent Rights have been validly exercised and not withdrawn or deemed to be withdrawn shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Liens, to the Company and such Dissent Share shall be cancelled, and in exchange such holder shall be entitled to be paid by the Company the fair value of such Dissent Share (less, for greater certainty, any applicable withholding or other taxes) in accordance with Section 3.1;
(2)the Delaware Domestication shall be effective, and the Company shall be domesticated in the State of Delaware and shall continue as a limited liability company under the Act in accordance with the following:
(a)the name of MLC Delaware shall be “Mount Logan Capital Intermediate LLC”;
(b)there shall be filed with the Delaware Secretary of State the Certificate of Limited Liability Company Domestication and Certificate of Formation, each in a form to be mutually agreed between the Company and TURN, each acting reasonably;
(c)the limited liability company operating agreement of MLC Delaware shall be in a form mutually agreed between the Company and TURN, each acting reasonably;
(d)the registered office of MLC Delaware shall be located at 108 W 13th Street, Suite 100, Wilmington, Delaware 19801;
(e)the number of managers on the board of managers of MLC Delaware shall initially be set at six (6);
(f)the authorized capital of MLC Delaware shall consist of an unlimited number of units (the “Company Delaware Units”);
(g)each issued and outstanding Common Share (for greater certainty, other than those Common Shares, if any, transferred pursuant to subsection 2.2(a) above) will continue to be outstanding and will for all purposes be deemed to be one issued and outstanding Company Delaware Unit, without any action required on the part of the Company or the holders thereof;
(h)each outstanding common share purchase warrant of the Company entitling the holder thereof to acquire, upon due exercise, Common Shares upon payment of the applicable exercise price (a “Company Warrant”) will for all purposes be deemed to be a common share purchase warrant of
Annex A-C-5

MLC Delaware (a “Company Delaware Warrant”), exercisable to receive an equal number of Company Delaware Units in accordance with the terms thereof;
(i)each outstanding restricted share unit of the Company entitling the holder thereof to receive, in accordance with the terms thereof, a Common Share (a “Company RSU”) will for all purposes be deemed to be a restricted share unit of MLC Delaware (a “Company Delaware RSU”) entitling the holder thereof to receive, in accordance with the terms thereof, a Company Delaware Unit;
(j)each outstanding dividend equivalent unit of the Company entitling the holder thereof to receive, in accordance with the terms thereof, a Common Share (a “Company DEU”) will for all purposes be deemed to be a dividend equivalent unit of MLC Delaware (a “Company Delaware DEU”) entitling the holder thereof to receive, in accordance with the terms thereof, a Company Delaware Unit;
(k)the property of the Company continues to be the property of MLC Delaware;
(l)MLC Delaware continues to be liable for the obligations of the Company;
(m)any existing cause of action, claim or liability to prosecution of the Company is unaffected;
(n)any civil, criminal or administrative action or proceeding pending by or against the Company may be continued to be prosecuted by or against MLC Delaware; and
(o)a conviction against the Company may be enforced against MLC Delaware or a ruling, order or judgment in favor of or against the Company may be enforced by or against MLC Delaware.
1.3.MLC Delaware Securities Registers

MLC Delaware shall make the appropriate entries in its securities registers to reflect the matters referred to under Section 2.2.
1.4.U.S. Federal Income Tax Treatment

For U.S. federal income tax purposes, the Continuance is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and the Company and MLC Delaware are parties to such reorganization within the meaning of Section 368(b) of the Code. This Plan of Arrangement is being adopted as a “plan of reorganization” within the meaning of Section 368(a) of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.
ARTICLE III
DISSENTING SHAREHOLDERS
2.
2.1.Dissenting Shareholders

Each registered Shareholder as of the record date of the Meeting shall have the right to dissent with respect to the Arrangement (“Dissent Rights”) pursuant to and in accordance with section 185 of the OBCA, as modified by the Interim Order, the Final Order and this Section 3.1 in respect of all (but not less than all) Common Shares held by such registered Shareholder (each such Common Share, a “Dissent Share”); provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by the Company not later than 5:00 p.m. (Toronto time) two business days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time). A Dissenting Shareholder shall, at the time of completion of the steps set forth in subsection 2.2(a), cease to have any
Annex A-C-6

rights as a Shareholder and shall only be entitled to be paid the fair value of the holder’s Dissent Shares (less, for greater certainty, any applicable withholding or other Taxes), and will not be entitled to any other payment or consideration. A Dissenting Shareholder who for any reason is not entitled to be paid the fair value of the holder’s Common Shares shall be treated as if the Shareholder had participated in the Arrangement on the same basis as a non-dissenting Shareholder, notwithstanding subsection 185(6) of the OBCA. Notwithstanding the foregoing, in no case will the Company or any other person be required to recognize such holders as holders of Common Shares or Company Delaware Units after the completion of the steps set forth in subsection 2.2(a), and each Dissenting Shareholder will cease to be entitled to the rights of a shareholder in respect of the Common Shares in relation to which such Dissenting Shareholder has exercised Dissent Rights and the central securities register of the Company will be amended to reflect that such former holder is no longer the holder of such Common Shares as and from the completion of the steps in subsection 2.2(a). Notwithstanding anything to the contrary contained in Part XIV of the OBCA, the fair value of the Common Shares shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the Shareholders at the Meeting. For greater certainty, in addition to any other restrictions in subsection 185(6) of the OBCA, any person who (a) has voted or instructed a proxyholder to vote in favor of the Arrangement, (b) is not the registered holder of those Common Shares in respect of which Dissent Rights are sought to be exercised; (c) has not strictly complied with the procedures for exercising Dissent Rights; or (d) has withdrawn its exercise of Dissent Rights prior to the Effective Time, shall not be entitled to dissent with respect to the Arrangement.
ARTICLE IV
AMENDMENT AND TERMINATION
3.
3.1.Amendment

The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time; provided, that any such amendment, modification or supplement must be: (a) filed with the Court if made after receipt of the Interim Order and, if made following the Meeting, approved by the Court, (b) consented to by TURN in accordance with the Merger Agreement, and (c) communicated to Shareholders in the manner required by the Court (if so required).
Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting (provided that TURN shall have consented thereto in accordance with the Merger Agreement) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.
Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by the Company and TURN (in each case, acting reasonably), and (b) if required by the Court or applicable law, it is consented to by the Shareholders.
3.2.Withdrawal of Plan of Arrangement

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Merger Agreement.
3.3.Effect of Termination

Upon the withdrawal of this Plan of Arrangement pursuant to Section 4.2, no party, including but not limited to the Company, shall have any liability or further obligations hereunder.
Annex A-C-7

ARTICLE V
TREATMENT OF SECURITIES
4.
4.1.Share Certificates

After the completion of the Arrangement, former registered holders of Common Shares (for greater certainty, other than those Common Shares, if any, transferred pursuant to subsection 2.2(a) above) shall be deemed to be registered holders of Company Delaware Units in accordance with Section 2.2(b)(vii) and any share certificates or Direct Registration System (DRS) advice formerly representing the Common Shares or the shares in the capital of any predecessor of the Company shall be deemed to be cancelled and shall cease to represent a right or claim of any kind or nature, other than the right of the registered holder of the Common Shares represented by such certificate to receive Company Delaware Units that such holder is entitled to receive in accordance with Section 2.2(b)(vii).
4.2.Company Warrants, Company RSUs and Company DEUs
(1)After the completion of the Arrangement, former holders of Company Warrants exercisable for Common Shares shall be deemed to be holders of Company Delaware Warrants entitled to receive an identical number of Company Delaware Units upon due exercise of the Company Delaware Warrants in accordance with the terms thereof. Any certificate evidencing Company Warrants exercisable for Common Shares prior to the completion of the Arrangement will thereafter evidence and be deemed to evidence Company Delaware Warrants exercisable in accordance with their terms for Company Delaware Units and no new warrant certificates evidencing the Company Delaware Warrants shall be required to be issued.
(2)After the completion of the Arrangement, former holders of Company RSUs and Company DEUs, each entitling the holder thereof to receive Common Shares in accordance with the terms thereof, shall be deemed to be holders of Company Delaware RSUs and Company Delaware DEUs, respectively, entitling them to receive an identical number of Company Delaware Units in accordance with the terms of the Company Delaware RSUs and Company Delaware DEUs. Any certificate or award agreement evidencing Company RSUs or Company DEUs prior to the completion of the Arrangement will thereafter evidence and be deemed to evidence Company Delaware RSUs and Company Delaware DEUs, respectively, entitling the holder to receive Company Delaware Units in accordance with the terms thereof, and no new certificates or award agreements evidencing the Company Delaware RSUs or Company Delaware DEUs shall be required to be issued.
4.3.Withholding Rights

The Company will be entitled to deduct and withhold from any amounts payable or otherwise deliverable to any person pursuant to this Plan of Arrangement (including, for greater certainty, Shareholders, holders of Company Warrants and Company Dissenting Shareholders), such Taxes or other amounts as the Company is required or permitted to deduct or withhold in connection with such payment or delivery under the Income Tax Act (Canada), the Code, or any other provisions of any applicable law. To the extent that amounts so deducted and withheld are remitted to the appropriate Governmental Entity, such deducted, withheld and remitted amounts shall be treated for all purposes of this Plan of Arrangement as having been paid to such person in respect of which such deduction, withholding and remittance was made. If applicable, the Company is hereby authorized to sell or dispose (on behalf of the applicable person in respect of which such deduction, withholding and remittance is to be made) of such portion of Common Shares or Company Delaware Units payable as consideration hereunder, if any, or any property received in substitution therefor, as is necessary to provide sufficient funds to enable it to implement such deduction, withholding and remittance, and the Company will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale.
4.4.Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all
Annex A-C-8

Common Shares, Company RSUs and Company Warrants issued or outstanding prior to the Effective Time, (b) the rights and obligations of holders of Common Shares, Company RSUs and Company Warrants (whether registered or beneficial), the Company and any transfer agent therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares, Company RSUs or Company Warrants shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.
ARTICLE VI
FURTHER ASSURANCES
6.1    Further Assurances
Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.
Annex A-C-9

Exhibit D
MLC Resolutions
RESOLVED AS A SPECIAL RESOLUTION THAT:

1.    The arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) of Mount Logan Capital Inc. (“MLC”), pursuant to the agreement and plan of merger (as it may from time to time be amended, modified or supplemented, the “Merger Agreement”) among MLC, 180 Degree Capital Corp., Yukon New Parent, Inc., Polar Merger Sub, Inc., and Moose Merger Sub, LLC dated January 16, 2025, all as more particularly described and set forth in the Preliminary Joint Proxy Statement/Prospectus of MLC dated [month day], 2025 (the “Joint Proxy Statement/Prospectus”), accompanying the notice of this meeting (as the Arrangement may be modified or amended in accordance with its terms), providing for[, among other things,] the domestication of MLC from the Province of Ontario to the State of Delaware, and all transactions contemplated thereby are hereby authorized, approved and adopted.
2.    The plan of arrangement of MLC (as it has been or may be amended, modified or supplemented in accordance with the Merger Agreement and its terms (the “Plan of Arrangement”)), the full text of which is set out in Exhibit E to the Joint Proxy Statement/Prospectus, is hereby authorized, approved and adopted.
3.    MLC be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Merger Agreement and the Plan of Arrangement (as they may be amended, modified or supplemented and as described in the Joint Proxy Statement/Prospectus).
4.    Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of MLC or that the Arrangement has been approved by the Court, the directors of MLC are hereby authorized and empowered to, at their discretion, without notice to or approval of the shareholders of MLC: (i) amend, modify or supplement the Merger Agreement or the Plan of Arrangement to the extent permitted by the Merger Agreement; and (ii) subject to the terms of the Merger Agreement, not to proceed with the Arrangement and related transactions.
5.    Any officer or director of MLC is hereby authorized and directed for and on behalf of MLC to execute and deliver for filing with the Director under the OBCA articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Merger Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.
6.    Any officer or director of MLC is hereby authorized and directed for and on behalf of MLC to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.
Annex A-D-1

ANNEX B - OPINION OF FENCHURCH US ADVISORY LLC

[See Attached.]

Fenchurch Advisory

Fenchurch Advisory Partners US LP.
280 Park Avenue
New York, NY 10017

Email: Fenchurch@fenchurchadvisory.com

January 16, 2025

Special Committee of the Board of Directors (the "Special Committee")
c/o 180 Degree Capital Corporation
7 N. Willow Street, Suite 4B
Montclair, NJ 07042

Ladies and Gentlemen:

In connection with preparing our opinion, you have directed us to base our analyses and our opinion on (i) financial information, dated as of January 10, 2025, regarding the net asset value of TURN (which value was approximately $45,157,000), (ii) the MLC Net Asset Value (as defined in the Agreement), (iii) an adjustment to TURN's net asset value based on estimated Transaction expenses of approximately $2,515,000 and (iv) the number of issued and outstanding shares, as of January 10, 2025, of TURN Common Stock (which number was 10,000,141) (such information described in foregoing clauses (i)-(iv), the "January Exchange

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning TURN and MLC and the industries in which they operate; (iii) compared the financial and operating performance of TURN and MLC with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of TURN Common Stock and MLC Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses, estimates and forecasts relating to TURN and MLC, including projections for fiscal years 2024 through 2029 relating to MLC that were prepared by management of MLC and approved for our use by the Special Committee (collectively, the "MLC Projections"); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with the Special Committee, TURN's management, MLC's management and representatives of BC Partners Advisors L.P., an affiliate of MLC ("BC Partners"), with respect to certain aspects of the Transaction, and the past and current business operations of TURN and MLC, the financial condition and future prospects and operations of TURN and MLC, the effects of the Transaction on the financial condition and future prospects of TURN and MLC, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, with your consent, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us or otherwise reviewed by or for us. We have also, with your consent, based our analyses with respect to MLC solely on MLC's asset management business, and we have not attributed, with your consent, any value to the spread-related earnings of MLC's insurance business. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter, dated as of October 11, 2024, with the Special Committee, we are not in any respect responsible for the accuracy or completeness of, and have not undertaken any obligation or responsibility to independently verify, such information, nor have we been furnished with any such verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities of TURN or MLC (other than the January Exchange Ratio Information) or the investment portfolio of TURN or MLC, nor have we evaluated the solvency of TURN or MLC under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us (including the MLC Projections), we have assumed, with your consent, that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by TURN's management (in the case of any analyses and forecasts provided to us by TURN's management) and MLC's management (in the case of the MLC Projections and any other analyses and forecasts provided to us by MLC's management) to the expected future results of operations and financial condition of TURN and MLC, respectively. We express no view as to such analyses or forecasts (including the MLC Projections), or the assumptions on which they were based. We have also assumed, with your consent, that the Transaction and the

2

We have acted as financial advisor to the Special Committee with respect to the proposed Transaction and will receive a fee from TURN for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. No portion of our fee is contingent upon the conclusion expressed in this opinion. In addition, TURN has agreed to indemnify us for certain liabilities arising out of our engagement. We are an independently-managed affiliate of a multinational banking group. During the two years preceding the date of this letter, the commercial banking division of such group has provided project financing to affiliates of BC Partners for which it has received fees totaling approximately $2,653,000 during such period and may receive additional fees in the future. Except with respect to the Transaction, we have not advised, or received fees from, TURN during this period.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the January Exchange Ratio is fair, from a financial point of view, to the holders of TURN Common Stock, other than Excluded Shares (as defined in the Agreement). For the avoidance of doubt, we express no opinion as to the TURN Exchange Ratio (as defined in the Agreement).

The issuance of this opinion has been authorized by Fenchurch Advisory Partners US LP.

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This letter is provided to the Special Committee (in their capacity as such) in connection with and for the purposes of their evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of TURN as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; provided, that, notwithstanding the foregoing, this opinion may be reproduced in full in any proxy or information statement filed with the U.S. Securities and Exchange Commission and/or mailed to shareholders of TURN, subject to our prior review and approval (such approval not to be unreasonably withheld, conditioned or delayed).

* * *

Very truly yours,

Fenchurch Advisory US LP

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ANNEX C - FORM OF VOTING AGREEMENT - MOUNT LOGAN CAPITAL SHAREHOLDER

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025, by and between Mount Logan Capital Inc., a corporation organized under the Laws of Ontario, Canada (“MLC”), 180 Degree Capital Corp., a New York corporation (the “TURN”) and [●] (“Shareholder” and, together with MLC and TURN, the “Parties”), a shareholder of MLC. Unless otherwise indicated in this Agreement, capitalized words and phrases in this Agreement shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Shareholder is the legal and beneficial owner of, or the beneficial owner exercising control or direction over of, the number of common shares of MLC (collectively, the “MLC Common Shares”) set forth opposite Shareholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, MLC, TURN, Yukon New Parent, Inc., a Delaware corporation and wholly-owned subsidiary of TURN (“New Parent”), Polar Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and [MLC Merger Sub], Inc., a Delaware corporation and wholly-owned subsidiary of New Parent (“MLC Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, (i) TURN Merger Sub will merge with and into TURN with TURN surviving the merger (the “TURN Merger”) and (ii) MLC Merger Sub will merge with and into MLC with MLC surviving the merger (the “MLC Merger” and, together, the “Mergers”);

WHEREAS, adoption of the Merger Agreement and the approval of the other MLC Matters by the requisite shareholders of MLC is a condition to the consummation of the Mergers;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Shareholder has determined to vote in favor of the MLC Matters and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce TURN and MLC to enter into the Merger Agreement, TURN and MLC has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all MLC Common Shares, now or hereafter “beneficially owned” by Shareholder, including shares acquired pursuant to the MLC Domestication (the “Covered Securities”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto agree as follows:

ARTICLE 1

Voting Agreement; Grant of Proxy

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.04, Shareholder shall (x) attend each meeting (whether annual or special and each adjourned or postponed meeting and including the MLC Shareholders Meeting) of the shareholders of MLC concerning proposals related to the Mergers, the Merger Agreement, the MLC Matters, any Takeover Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the MLC Common Shares owned (whether beneficially or of record) as at the record date of any such meeting by Shareholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by MLC for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all MLC Common Shares (including any shares of MLC Common Share that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership, including shares acquired pursuant to the MLC Domestication, after the date of this Agreement and prior to the record date of any meeting of the shareholders of MLC as contemplated in this Section 1.01 (the “New MLC Common Shares”), as applicable) owned (whether beneficially or of record) at such time by Shareholder:

(a) with respect to each meeting at which a vote of Shareholder on adoption of the Merger Agreement or other MLC Matters is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Takeover Proposal, without regard to the terms of such Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of any Merger Proposal or in competition or inconsistent with the Mergers and the other transactions or matters contemplated by the Merger Agreement (including any Merger Proposal);

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Mergers or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Shareholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of MLC contained in the Merger Agreement, or of Shareholder contained in this Agreement; and

(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Mergers (clauses (a) through (e) of this Section 1.01, the “Required Votes”).

Section 1.02 Solicitation. Shareholder further agrees that, until the termination of this Agreement, Shareholder will not (a) solicit proxies, or act jointly or in concert with any other person in the solicitation of proxies, in connection with either any proposal against the Merger Agreement and the Mergers or any Takeover Proposal, (b) subject to Section 5.17, initiate a shareholders’ vote with respect to any Takeover Proposal, or (c) act jointly or in concert with any person with respect to any voting securities of MLC with respect to any Takeover Proposal.

Section 1.03 Irrevocable Proxy.

(a) Shareholder hereby revokes any and all previous proxies or voting instructions granted by Shareholder with respect to MLC Common Shares owned (whether beneficially or of record) by it as of the date of this Agreement that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement. By entering into this Agreement, Shareholder hereby irrevocably grants to, and appoints, TURN, MLC and any designee of TURN or MLC (determined in TURN’s or MLC’s sole discretion) as Shareholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Shareholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.04) any Covered Securities owned (whether beneficially or of record) by Shareholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01; provided that the Shareholder’s grant of the proxy contemplated by this Section 1.03 shall be effective if, and only if, the Shareholder has not delivered to MLC prior to the meeting at which any of the matters described in Section 1.01 are to be considered, a copy of a duly executed irrevocable proxy card or voting instruction form directing that the shares of MLC Common Shares of the Shareholder be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle TURN or MLC or its designee to vote on the matters specified by Section 1.01, and the Shareholder shall retain the authority to vote on all other matters; provided further that such proxy shall cease to be valid one year following the date upon which it becomes effective in accordance with this Agreement.

(b) The proxy granted by Shareholder pursuant to this Section 1.03, if it becomes effective, except upon the termination of this Agreement in accordance with Section 5.04, is irrevocable and is granted in consideration of TURN and MLC entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Shareholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.04, is intended to be irrevocable. Shareholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.04, to vote its MLC Common Shares (including any New MLC Common Shares) in accordance with Section 1.01(a) through Section 1.01(e) above. The Parties agree that the foregoing is a voting agreement.

ARTICLE 2

Representations and Warranties of Shareholder

Shareholder represents and warrants to TURN and MLC that:

Section 2.01 Authorization.

(a) Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Shareholder, the performance by Shareholder of his, her or its covenants and obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Shareholder (to the extent Shareholder is not a natural person), and no additional proceedings or actions on the part of Shareholder are necessary to authorize the execution and delivery of this Agreement, the performance by Shareholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by TURN and MLC, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Shareholder’s spouse (if Shareholder is a natural person) is necessary under any community property or other applicable Laws for Shareholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Shareholder, or (iii) result in the creation of any Lien upon the Covered Securities.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of Shareholder, threatened against Shareholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by TURN and MLC of its rights under this Agreement or the ability of Shareholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, Shareholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Covered Securities; or

(b) deposited any of his, her or its Covered Securities into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Covered Securities (or any other agreement or arrangement with respect to the voting of such Covered Securities).

Section 2.05 Ownership. As of the date hereof, (a) Shareholder owns (whether beneficially or of record) those shares of MLC Common Shares set forth opposite Shareholder’s name on Exhibit A and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times until the termination of this Agreement (in accordance with its terms) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Covered Securities that may exist pursuant to applicable Laws, under MLC’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Covered Securities held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Covered Securities, and (c) Shareholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Covered Securities, owned (whether beneficially or of record) by Shareholder.

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Shareholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission payable by TURN or MLC in connection with this Agreement.

Section 2.07 Acknowledgement. Shareholder understands and acknowledges that TURN and MLC are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement and the accuracy of the representations and warranties of Shareholder contained herein.

ARTICLE 3

Representations and Warranties of TURN and MLC

TURN and MLC each severally (and not jointly or jointly and severally) represent and warrant to Shareholder that:

Section 3.01 Authorization.

(a) Such Party has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by such Party has been duly authorized by all necessary corporate action on the part of such Party, and no other corporate proceedings on the part of such Party are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any Law or (b) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Party.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of such Party, threatened against such Party or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Shareholder of its rights under this Agreement or the ability of such Party to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.04 No Other Representations. Shareholder hereby acknowledges and agrees that, except for the representations and warranties of TURN and MLC expressly set in Article 3 of this Agreement, none of MLC, TURN, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and neither Shareholder or any other Person has relied on, any representation or warranty regarding the Shareholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Shareholder into this Agreement.

ARTICLE 4
Covenants of Shareholder

Shareholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Covered Securities. Shareholder shall not, without the prior written consent of TURN and MLC, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Securities or deposit any Covered Securities in a voting trust in a manner that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Shareholder from voting the Covered Securities owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 No Transfer of Covered Securities.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.04, except as consented to in advance in writing by each of TURN and MLC, Shareholder agrees not to, directly or indirectly, sell, transfer, assign, encumber, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities, other than to a Permitted Transferee (as defined below), or enter into any contract, option, hedging arrangement or other arrangement, commitment or understanding with respect to the direct or indirect Transfer of, any Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities; provided that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides TURN and MLC with the ability to enforce the obligations of Shareholder and the Permitted Transferee with respect to the Covered Securities (including causing the Covered Securities to vote in accordance with the Required Votes); and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to TURN and MLC pursuant to Section 5.05.

(b) From and after the date of this Agreement, until the termination of this Agreement in accordance with its terms, Shareholder agrees not to request MLC to register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Securities or any certificate or uncertificated interest representing any of Shareholder’s Covered Securities, except as permitted by, and in accordance with, this Agreement. Shareholder agrees to authorize and request MLC to notify MLC’s transfer agent that there is a stop transfer order with respect to all of its shares of Covered Securities and that this Agreement places limits on the voting of its shares of Covered Securities; provided that, in the event of a Transfer permitted by this Section 4.02, TURN, MLC and Shareholder shall inform MLC that it can direct the transfer agent to transfer the shares of Covered Securities underlying the permitted Transfer to the transferee on the books of MLC.

(c) Any attempted Transfer of Covered Securities in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Shareholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Shareholder (if Shareholder is a natural person), (iii) any trust, the beneficiaries of which include only Shareholder and his or her family members (including the persons named in clause (ii)) (if Shareholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Shareholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Shareholder is a natural person), (v) if Shareholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Covered Securities, (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto and (vii) in the event that Shareholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Covered

Securities to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03 Additional Covered Securities. Shareholder agrees that any Covered Securities (or other voting securities of MLC or any other securities exchangeable for, or convertible into, any voting securities of MLC) that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Covered Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as the Covered Securities currently owned by Shareholder (it being understood, for the avoidance of doubt, that any such New Covered Securities shall be subject to the terms of this Agreement as though owned by Shareholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Covered Securities is acquired).

Section 4.04 No Solicitation. Shareholder hereby agrees that, during the term of this Agreement, Shareholder shall not take any action, in his, her or its capacity as a shareholder of MLC, that MLC otherwise is then-prohibited from taking under Section 7.8 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent MLC is permitted to take certain actions set forth in Section 7.8 of the Merger Agreement with respect to a Takeover Proposal, Shareholder in his or her capacity as an officer or director of MLC, if Shareholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement. For greater certainty, TURN and MLC agree and acknowledge that Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of MLC and that the provisions of this Agreement shall not be deemed or interpreted to bind Shareholder in his or her capacity as a director or officer of MLC or any of MLC’s subsidiaries. As such, nothing in this Agreement is intended to or shall be interpreted to limit or restrict Shareholder or any person from properly fulfilling his or her fiduciary duties as a director or officer of MLC or any of its subsidiaries, irrespective of whether any other provision of this Agreement explicitly references this Section 4.04.

Section 4.05 Disclosure. Shareholder hereby consents to and authorizes the publication and disclosure by TURN and MLC in the Joint Proxy Statement/Prospectus, Management Circular or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Shareholder’s identity and ownership, this Agreement and the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided that TURN and MLC shall (with respect to any of its disclosures) give Shareholder and his, her or its legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Shareholder hereby consents to the filing of this Agreement by TURN and MLC in the Joint Proxy Statement/Prospectus, Management Circular or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby without any prior review by Shareholder or its legal counsel). As promptly as practicable after obtaining knowledge thereof, Shareholder shall notify TURN and MLC of any required corrections with respect to such information previously supplied by Shareholder to TURN or MLC hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Shareholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Mergers or MLC Domestication that such Shareholder may have with respect to the Covered Securities or any other securities MLC or any of its Subsidiaries or any other securities exchangeable for, or convertible into, any voting securities of the MLC or any of its Subsidiaries.

Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Covered Securities, the terms “Covered Securities”, “New Covered Securities”, “MLC Common Share” and “New MLC Common Share” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.

ARTICLE 5

Miscellaneous

Section 5.01 Definitional and Interpretative Provisions.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(c) Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(d) Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(e) Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(f) The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

(g) The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(i) Any reference to a Party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(j) The word “breach” means (i) in the context of a breach of a representation and warranty, that such representation and warranty is not true and correct and (ii) in the context of a breach of a covenant or other obligation by a Party, that such Party has not complied with or performed such covenant or other obligation.

Section 5.02 Further Assurances.

(a) TURN, MLC and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Party to this Agreement.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.04 Termination. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written consent of TURN, MLC and Shareholder and (iii) the consummation of the Mergers; provided that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any Party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any Party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Sections 5.02 and 5.03) shall survive any termination of this Agreement. The representations, warranties and covenants contained herein shall not survive the termination of this Agreement.

Section 5.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to TURN and MLC in accordance with Section 11.4 of the Merger Agreement and to Shareholder at its address set forth in Exhibit A attached hereto (or at such other address for a Party as shall be specified by like notice). Shareholder shall be required to give each of TURN and MLC prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Shareholder set forth in this Agreement that would prevent or delay the performance by Shareholder of its obligations under this Agreement in any material respect.

Section 5.06 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto, except that TURN and MLC may transfer or assign its rights and obligations to any Affiliate of TURN or MLC, as applicable.

Section 5.08 Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of TURN, MLC or the Shareholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 5.09 Jurisdiction. Each of the Parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York, and, in each case, the appellate courts to which orders and judgments therefore may be appealed, in any Proceeding based upon, arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York. Each of the Parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 5.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.05. However, nothing in this Agreement will affect the right of any Party to this Agreement to serve process on any other Party in any other manner permitted by Law.

Section 5.10 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Counterparts; Effectiveness. This Agreement and any signed agreement or instrument entered into in connection with this Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the formation of a contract and each Party hereto forever waives any such defense.

Section 5.12 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the Mergers are consummated as originally contemplated to the fullest extent possible.

Section 5.13 Remedies Cumulative; Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party hereto failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.14 Entire Agreement. This Agreement, the documents, instruments and agreements delivered in connection with the Mergers, including the Exhibit, constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder.

Section 5.15 No Third-Party Beneficiaries. Each of TURN, MLC and Shareholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

Section 5.16 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TURN or MLC any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities beneficially owned by Shareholder. All rights, ownership and economic benefits of and relating to such Covered Securities shall remain vested in and belong to Shareholder, and TURN and MLC shall not have any authority to direct Shareholder in the voting or disposition of such Covered Securities except as otherwise provided herein.

Section 5.17 Capacity. Shareholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Covered Securities and nothing herein shall limit, restrict or otherwise affect any actions taken by Shareholder in his or her capacity as director, officer or employee of MLC (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing MLC or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Shareholder, in his or her capacity as a director or officer of MLC or any of its Subsidiaries (if applicable), from exercising Shareholder’s fiduciary duties as a director or officer of MLC or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Mount Logan Capital Inc.

By:
Name:
Title:

180 Degree Capital Corp.

By:
Name:
Title:

[Shareholder]

Exhibit A
Shareholder Information

Shareholder	Shares of MLC Common Share	Notice Address
[●]	[●]	[●]

ANNEX D - FORM OF VOTING AGREEMENT - 180 DEGREE CAPITAL SHAREHOLDER

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●], 2025, by and between Mount Logan Capital Inc., a corporation organized under the Laws of Ontario, Canada (“MLC”), 180 Degree Capital Corp., a New York corporation (the “TURN”) and [●] (“Shareholder” and, together with MLC and TURN, the “Parties”), a shareholder of TURN. Unless otherwise indicated in this Agreement, capitalized words and phrases in this Agreement shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, Shareholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, $0.03 par value per share, of TURN (collectively, the “TURN Common Stock”), set forth opposite Shareholder’s name on Exhibit A;

WHEREAS, concurrently with the execution and delivery of this Agreement, MLC, TURN, Yukon New Parent, Inc., a Delaware corporation and wholly-owned subsidiary of TURN (“New Parent”), Polar Merger Sub, Inc., a New York corporation and wholly-owned subsidiary of New Parent (“TURN Merger Sub”), and [MLC Merger Sub], Inc., a Delaware corporation and wholly-owned subsidiary of New Parent (“MLC Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, (i) TURN Merger Sub will merge with and into TURN with TURN surviving the merger (the “TURN Merger”) and (ii) MLC Merger Sub will merge with and into MLC with MLC surviving the merger (the “MLC Merger” and, together, the “Mergers”);

WHEREAS, adoption of the Merger Agreement and the approval of the other TURN Matters by the requisite shareholders of TURN is a condition to the consummation of the Mergers;

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Shareholder has determined to vote in favor of the TURN Matters and in furtherance thereof has agreed to enter into this Agreement; and

WHEREAS, in order to induce TURN and MLC to enter into the Merger Agreement, TURN and MLC has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all TURN Common Stock, now or hereafter “beneficially owned” by Shareholder (the “Covered Securities”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereto agree as follows:

ARTICLE 1

Voting Agreement; Grant of Proxy

Section 1.01 Voting Agreement. From the date hereof until the termination of this Agreement in accordance with Section 5.04, Shareholder shall (x) attend each meeting (whether annual or special and each adjourned or postponed meeting and including the TURN Shareholders Meeting) of the shareholders of TURN concerning proposals related to the Mergers, the Merger Agreement, the TURN Matters, any Takeover Proposal or any other transaction contemplated by the Merger Agreement or at which any matter set forth in this Section 1.01 is being considered, however called, or otherwise cause all of the TURN Common Stock owned (whether beneficially or of record) as at the record date of any such meeting by Shareholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by TURN for written consent, if any, and (y) vote or cause to be voted (including by proxy or written consent, if applicable, with respect to) all TURN Common Stock (including any shares of TURN Common Stock that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership after the date of this Agreement and prior to the record date of any meeting of the shareholders of TURN as contemplated in this Section 1.01 (the “New TURN Common Stock”), as applicable) owned (whether beneficially or of record) at such time by Shareholder:

(a) with respect to each meeting at which a vote of Shareholder on adoption of the Merger Agreement or other TURN Matters is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal), and in favor of any other transactions or matters expressly contemplated by the Merger Agreement;

(b) against any Takeover Proposal, without regard to the terms of such Takeover Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of any Merger Proposal or in competition or inconsistent with the Mergers and the other transactions or matters contemplated by the Merger Agreement (including any Merger Proposal);

(c) against any other action, agreement or transaction that is intended, or that would or would reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the Mergers or any of the other transactions expressly contemplated by the Merger Agreement or the performance by Shareholder of his, her or its obligations under this Agreement;

(d) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of TURN contained in the Merger Agreement, or of Shareholder contained in this Agreement; and
(e) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Mergers (clauses (a) through (e) of this Section 1.01, the “Required Votes”).

Section 1.02 Solicitation. Shareholder further agrees that, until the termination of this Agreement, Shareholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in connection with either any proposal against the Merger Agreement and the Mergers or any Takeover Proposal, (b) subject to Section 5.17, initiate a shareholders’ vote with respect to any Takeover Proposal, or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of TURN with respect to any Takeover Proposal.

Section 1.03 Irrevocable Proxy.

(a) Shareholder hereby revokes any and all previous proxies or voting instructions granted by Shareholder with respect to TURN Common Stock owned (whether beneficially or of record) by it as of the date of this Agreement that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement. By entering into this Agreement, Shareholder hereby irrevocably grants to, and appoints, TURN, MLC and any designee of TURN or MLC (determined in TURN’s or MLC’s sole discretion) as Shareholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Shareholder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) (until the termination of this Agreement in accordance with Section 5.04) any Covered Securities owned (whether beneficially or of record) by Shareholder solely to the extent, and in the manner, expressly set forth with respect to the Required Votes in Section 1.01; provided that the Shareholder’s grant of the proxy contemplated by this Section 1.03 shall be effective if, and only if, the Shareholder has not delivered to TURN prior to the meeting at which any of the matters described in Section 1.01 are to be considered, a copy of a duly executed irrevocable proxy card or voting instruction form directing that the shares of TURN Common Stock of the Shareholder be voted in accordance with the Required Votes; provided, further, that any grant of such proxy shall only entitle TURN or MLC or its designee to vote on the matters specified by Section 1.01, and the Shareholder shall retain the authority to vote on all other matters.

(b) The proxy granted by Shareholder pursuant to this Section 1.03, if it becomes effective, except upon the termination of this Agreement in accordance with Section 5.04, is irrevocable and is granted in consideration of TURN and MLC entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Shareholder hereby affirms that such irrevocable proxy, if it becomes effective, is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5.04, is intended to be irrevocable. Shareholder agrees, subject to this Section 1.03 and unless and until this Agreement is terminated in accordance with Section 5.04, to vote its TURN Common Stock (including any New TURN Common Stock) in accordance with Section 1.01(a) through Section 1.01(e) above. The Parties agree that the foregoing is a voting agreement.

ARTICLE 2

Representations and Warranties of Shareholder

Shareholder represents and warrants to TURN and MLC that:

Section 2.01 Authorization.

(a) Shareholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his, her or its covenants and other obligations hereunder. The execution and delivery of this Agreement by Shareholder, the performance by Shareholder of his, her or its covenants and obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of Shareholder (to the extent Shareholder is not a natural person), and no additional proceedings or actions on the part of Shareholder are necessary to authorize the execution and delivery of this Agreement, the performance by Shareholder of his, her or its covenants or other obligations hereunder, or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery by TURN and MLC, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity. No consent of Shareholder’s spouse (if Shareholder is a natural person) is necessary under any community property or other applicable Laws for Shareholder to enter into, and perform, his or her obligations under this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any Law, (ii) require any consent or other action by any person under any provision of any agreement or other instrument binding on Shareholder, or (iii) result in the creation of any Lien upon the Covered Securities.

Section 2.03 Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of Shareholder, threatened against Shareholder or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by TURN and MLC of its rights under this Agreement or the ability of Shareholder to fully perform his, her or its covenants and obligations pursuant to this Agreement.

Section 2.04 No Inconsistent Agreements. Except for this Agreement, Shareholder has not:

(a) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of his, her or its Covered Securities; or

(b) deposited any of his, her or its Covered Securities into a separate voting trust or entered into a voting agreement with respect to any of his, her or its Covered Securities (or any other agreement or arrangement with respect to the voting of such Covered Securities).

Section 2.05 Ownership. As of the date hereof, (a) Shareholder owns (whether beneficially or of record) those shares of TURN Common Stock set forth opposite Shareholder’s name on Exhibit A and has (and, other than in connection with Transfers (as defined below) to Permitted Transferees (as defined below) in accordance with the terms hereof), will have at all times until the termination of this Agreement (in accordance with its terms) sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1 hereof, and sole power to agree to all of the matters set forth in this Agreement, free and clear of any adverse claim or other Liens (other than such Liens created by this Agreement, Liens applicable to the Covered Securities that may exist pursuant to applicable Laws, under TURN’s organizational documents or customary Liens pursuant to the terms of any custody or similar agreement applicable to the Covered Securities held in brokerage accounts (collectively, “Permitted Liens”)), (b) no person other than Shareholder has any right to direct or approve the voting or disposition of any of the Covered Securities, and (c) Shareholder has not entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below) with respect to any of the Covered Securities, owned (whether beneficially or of record) by Shareholder.

Section 2.06 Broker Fees. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Shareholder who is entitled to any financial advisor’s, brokerage, finder’s or other fee or commission payable by TURN or MLC in connection with this Agreement.

Section 2.07 Acknowledgement. Shareholder understands and acknowledges that TURN and MLC are entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement and the accuracy of the representations and warranties of Shareholder contained herein.

ARTICLE 3

Representations and Warranties of TURN and MLC

TURN and MLC each severally (and not jointly or jointly and severally) represent and warrant to Shareholder that:

Section 3.01 Authorization.

(a) Such Party has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by such Party has been duly authorized by all necessary corporate action on the part of such Party, and no other corporate proceedings on the part of such Party are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by Shareholder, constitutes a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and by general principles of equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any Law or (b) require any consent or other action by any person under any provision of any agreement or other instrument binding on such Party.

Section 3.03 Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of such Party, threatened against such Party or any of its Affiliates or (b) material orders, writs, judgments, injunctions, decrees or awards of any kind or nature that, in the case of either clause (a) or (b), would prevent, seek to prevent or materially delay, hinder, or impair the exercise by Shareholder of its rights under this Agreement or the ability of such Party to fully perform its covenants and obligations pursuant to this Agreement.

Section 3.04 No Other Representations. Shareholder hereby acknowledges and agrees that, except for the representations and warranties of TURN and MLC expressly set in Article 3 of this Agreement, none of MLC, TURN, their respective Affiliates, any Representative of any of the foregoing or any other Person has made, and neither Shareholder or any other Person has relied on, any representation or warranty regarding the Shareholder, the sufficiency of the representations and warranties set forth herein or any other matter in connection with the entry by Shareholder into this Agreement.

ARTICLE 4

Covenants of Shareholder

Shareholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Covered Securities. Shareholder shall not, without the prior written consent of TURN and MLC, directly or indirectly, (i) grant any proxies, consents or powers of attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Securities or deposit any Covered Securities in a voting trust in a manner that may conflict or be inconsistent with the obligations of Shareholder set forth in this Agreement, or (ii) create or permit to exist any Lien (other than Permitted Liens), or take or agree to take any other action, that would or would reasonably be expected to prevent Shareholder from voting the Covered Securities owned (whether beneficially or of record) by it in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement.

Section 4.02 No Transfer of Covered Securities.

(a) During the period beginning on the date hereof and ending as of the termination of this Agreement in accordance with Section 5.04, except as consented to in advance in writing by each of TURN and MLC, Shareholder agrees not to, directly or indirectly, sell, transfer, assign, encumber, tender in any tender or exchange offer, pledge, hypothecate, exchange or otherwise dispose of (including by merger, special purpose business combination, consolidation, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily (“Transfer”) the Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities, other than to a Permitted Transferee (as defined below), or enter into any contract, option, hedging arrangement or other arrangement, commitment or understanding with respect to the direct or indirect Transfer of, any Covered Securities or any other securities exchangeable for, or convertible into, Covered Securities; provided that, a Transfer may be made to a Permitted Transferee only if (i) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement as if they were a party hereto; (ii) such written instrument expressly provides TURN and MLC with the ability to enforce the obligations of Shareholder and the Permitted Transferee with respect to the Covered Securities (including causing the Covered Securities to vote in accordance with the Required Votes); and (iii) prompt notice of such Transfer to such Permitted Transferee is delivered to TURN and MLC pursuant to Section 5.05.

(b) From and after the date of this Agreement, until the termination of this Agreement in accordance with its terms, Shareholder agrees not to request TURN to register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Securities or any certificate or uncertificated interest representing any of Shareholder’s Covered Securities, except as permitted by, and in accordance with, this Agreement. Shareholder agrees to authorize and request TURN to notify TURN’s transfer agent that there is a stop transfer order with respect to all of its shares of Covered Securities and that this Agreement places limits on the voting of its shares of Covered Securities; provided that, in the event of a Transfer permitted by this Section 4.02, TURN, MLC and Shareholder shall inform TURN that it can direct the transfer agent to transfer the shares of Covered Securities underlying the permitted Transfer to the transferee on the books of TURN.

(c) Any attempted Transfer of Covered Securities in violation of this Section 4.02 shall be null and void.

(d) A “Permitted Transferee” means, with respect to Shareholder, (i) to any person by will or the laws of intestacy, (ii) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild of the spouse of any child, adopted child, grandchild or adopted grandchild of Shareholder (if Shareholder is a natural person), (iii) any trust, the beneficiaries of which include only Shareholder and his or her family members (including the persons named in clause (ii)) (if Shareholder is a natural person), (iv) any partnership or limited liability company, all partners or members of which include only Shareholder and his or her family members (including the persons named in clause (ii)) and any trust named in clause (iii) (if Shareholder is a natural person), (v) if Shareholder is an entity, any of its partners (including limited or general partners), members, stockholders and affiliates in connection with a pro rata distribution of such Covered Securities, (vi) an entity qualified as a 501(c)(3) charitable organization, in connection with a bona fide gift or gifts thereto and (vii) in the event that Shareholder is a natural person, to any person by operation of law pursuant to a qualified domestic order, divorce settlement, divorce decree or similar separation agreement. For the avoidance of doubt, a Permitted Transferee may Transfer Covered Securities to its own Permitted Transferees in accordance with the terms and subject to the conditions of this Section 4.02.

Section 4.03 Additional Covered Securities. Shareholder agrees that any Covered Securities (or other voting securities of TURN or any other securities exchangeable for, or convertible into, any voting securities of TURN) that Shareholder purchases or with respect to which Shareholder otherwise acquires or holds record or beneficial ownership after the date of this Agreement and prior to the termination of this Agreement (“New Covered Securities”) shall be subject to the terms and conditions of this Agreement to the same extent as the Covered

Securities currently owned by Shareholder (it being understood, for the avoidance of doubt, that any such New Covered Securities shall be subject to the terms of this Agreement as though owned by Shareholder on the date hereof, and the representations and warranties in Article 2 above shall be true and correct as of the date that beneficial ownership of such New Covered Securities is acquired).

Section 4.04 No Solicitation. Shareholder hereby agrees that, during the term of this Agreement, Shareholder shall not take any action, in his, her or its capacity as a shareholder of TURN, that TURN otherwise is then-prohibited from taking under Section 7.8 of the Merger Agreement. Notwithstanding anything to the contrary in this Agreement, solely to the extent TURN is permitted to take certain actions set forth in Section 7.8 of the Merger Agreement with respect to a Takeover Proposal, Shareholder in his or her capacity as an officer or director of TURN, if Shareholder is an officer or director, will be free to participate in any discussions or negotiations regarding such actions in accordance with and subject to the provisions of the Merger Agreement. For greater certainty, TURN and MLC agree and acknowledge that Shareholder is bound hereunder solely in his, her or its capacity as a securityholder of TURN and that the provisions of this Agreement shall not be deemed or interpreted to bind Shareholder in his or her capacity as a director or officer of TURN or any of TURN’s subsidiaries. As such, nothing in this Agreement is intended to or shall be interpreted to limit or restrict Shareholder or any person from properly fulfilling his or her fiduciary duties as a director or officer of TURN or any of its subsidiaries, irrespective of whether any other provision of this Agreement explicitly references this Section 4.04.

Section 4.05 Disclosure. Shareholder hereby consents to and authorizes the publication and disclosure by TURN and MLC in the Joint Proxy Statement/Prospectus or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, of Shareholder’s identity and ownership, this Agreement and the nature of Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such disclosure; provided that TURN and MLC shall (with respect to any of its disclosures) give Shareholder and his, her or its legal counsel a reasonable opportunity to review and comment on such disclosures prior to any such disclosures being made public (provided, that by executing this Agreement, Shareholder hereby consents to the filing of this Agreement by TURN and MLC in the Joint Proxy Statement/Prospectus, Management Circular or other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby without any prior review by Shareholder or its legal counsel). As promptly as practicable after obtaining knowledge thereof, Shareholder shall notify TURN and MLC of any required corrections with respect to such information previously supplied by Shareholder to TURN or MLC hereunder, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.06 Appraisal and Dissenter’s Rights. Shareholder hereby irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Mergers that such Shareholder may have with respect to the Covered Securities or any other securities TURN or any of its Subsidiaries or any other securities exchangeable for, or convertible into, any voting securities of the TURN or any of its Subsidiaries.

Section 4.07 Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Covered Securities, the terms “Covered Securities”, “New Covered Securities”, “TURN Common Stock” and “New TURN Common Stock” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction, as applicable.

ARTICLE 5

Miscellaneous

Section 5.01 Definitional and Interpretative Provisions.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section”

refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive.

(b) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(c) Words denoting natural Persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(d) Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, terms defined in the singular have a comparable meaning when used in the plural and vice versa, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(e) Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(f) The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party.

(g) The words “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h) All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(i) Any reference to a Party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(j) The word “breach” means (i) in the context of a breach of a representation and warranty, that such representation and warranty is not true and correct and (ii) in the context of a breach of a covenant or other obligation by a Party, that such Party has not complied with or performed such covenant or other obligation.

(k) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the SEC under the Exchange Act.

Section 5.02 Further Assurances.

(a) TURN, MLC and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Party to this Agreement.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.04 Termination. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement, (ii) the mutual written consent of TURN, MLC and Shareholder and (iii) the consummation of the Mergers; provided that, notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any Party hereto of liability for any breach prior to such termination. Subject to the foregoing, upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any Party hereto. Notwithstanding the preceding sentence, Article 5 of this Agreement (except for Sections 5.02 and 5.03) shall survive any termination of this Agreement. The representations, warranties and covenants contained herein shall not survive the termination of this Agreement.

Section 5.05 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered to TURN and MLC in accordance with Section 11.4 of the Merger Agreement and to Shareholder at its address set forth in Exhibit A attached hereto (or at such other address for a Party as shall be specified by like notice). Shareholder shall be required to give each of TURN and MLC prompt (and in any event within 24 hours) written notice of any breaches of any representation, warranty, covenant or agreement of Shareholder set forth in this Agreement that would prevent or delay the performance by Shareholder of its obligations under this Agreement in any material respect.

Section 5.06 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 5.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties hereto, except that TURN and MLC may transfer or assign its rights and obligations to any Affiliate of TURN or MLC, as applicable.

Section 5.08 Governing Law. This Agreement and all Proceedings (whether based on Contract, tort or otherwise) based upon, arising out of, or related to this Agreement, the Transactions, or the actions of TURN, MLC or the Shareholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 5.09 Jurisdiction. Each of the Parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York, and, in each case, the appellate courts to which orders and judgments therefore may be appealed, in any Proceeding based upon, arising out of or relating to this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any court of the State of New York sitting in New York County, or (y) if such state court lacks subject matter jurisdiction, the United States District Court for Southern District of New York. Each of the Parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced by a court of competent jurisdiction in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 5.09 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.05. However, nothing in this Agreement will affect the right of any Party to this Agreement to serve process on any other Party in any other manner permitted by Law.

Section 5.10 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Counterparts; Effectiveness. This Agreement and any signed agreement or instrument entered into in connection with this Agreement may be executed in two or more counterparts, each such counterpart being deemed to be an original instrument and all such counterparts together constituting the same agreement and, to the extent signed and delivered by means of a facsimile machine or telecopy, by email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or electronic signature complying with the U.S. federal ESIGN Act of 2000 to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or telecopy, email delivery of a “.pdf” or “.jpg” format data file or by any electronic signature complying with the U.S. federal ESIGN Act of 2000 as a defense to the formation of a contract and each Party hereto forever waives any such defense.

Section 5.12 Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the Mergers are consummated as originally contemplated to the fullest extent possible.

Section 5.13 Remedies Cumulative; Specific Performance. The Parties hereto agree that irreparable damage would occur, and that the Parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including any party hereto failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Section 5.14 Entire Agreement. This Agreement, the documents, instruments and agreements delivered in connection with the Mergers, including the Exhibit, constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder or thereunder.

Section 5.15 No Third-Party Beneficiaries. Each of TURN, MLC and Shareholder agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

Section 5.16 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in TURN or MLC any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities beneficially owned by Shareholder. All rights, ownership and economic benefits of and relating to such Covered Securities shall remain vested in and belong to Shareholder, and TURN and MLC shall not have any authority to direct Shareholder in the voting or disposition of such Covered Securities except as otherwise provided herein.

Section 5.17 Capacity. Shareholder is entering into this Agreement solely in his, her or its capacity as the record holder or beneficial owner of the Covered Securities and nothing herein shall limit, restrict or otherwise affect any actions taken by Shareholder in his or her capacity as director, officer or employee of TURN (if applicable) (including from acting in such capacity or voting in such capacity in his or her sole discretion on any matter, including causing TURN or any of its Subsidiaries to exercise rights under the Merger Agreement (in accordance with the terms thereof)), and no such actions or omissions shall be deemed a breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit, limit or restrict Shareholder, in his or her capacity as a director or officer of TURN or any of its Subsidiaries (if applicable), from exercising Shareholder’s fiduciary duties as a director or officer of TURN or any of its Subsidiaries, in each cash, however, in accordance with the applicable terms of the Merger Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Mount Logan Capital Inc.

By:
Name:
Title:

180 Degree Capital Corp.

By:
Name:
Title:

[Shareholder]

Exhibit A
Shareholder Information

Shareholder	Shares of TURN Common Stock	Notice Address
[●]	[●]	[●]